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SMART FINANCIAL STATEMENTS

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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LECG CORPORATION
(Name of Registrant as Specified In Its Charter)
n/a
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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November 17, 2009

To our Stockholders:

        You are cordially invited to attend the 2009 Annual Meeting of Stockholders of LECG Corporation ("LECG"). The meeting will be held on December 22, 2009, at 2 p.m. local time at LECG's corporate offices located at 2000 Powell Street, Suite 600, Emeryville, California, 94608. The meeting will commence with a discussion and voting on the matters set forth in the accompanying Notice of Annual Meeting of Stockholders followed by presentations and a report on LECG's 2008 performance.

        As we announced on August 17, 2009, LECG and Smart Business Holdings, Inc. ("Smart") entered into an Agreement and Plan of Merger, dated as of August 17, 2009 (as amended by Amendment No. 1 to Agreement and Plan of Merger dated as of September 25, 2009 and as it may be further amended from time to time, the "Merger Agreement"), which provides for a two-step merger in which Smart will merge with and into a wholly-owned subsidiary of LECG (the "Merger") and LECG will issue 10,927,869 shares of LECG common stock, representing approximately 25% of LECG's voting stock, to the stockholders of Smart. Also on August 17, 2009, LECG entered into a Stock Purchase Agreement (the "Stock Purchase Agreement") with Smart's majority stockholder, Great Hill Equity Partners III, LP, and Great Hill Investors, LLC (together, the "Great Hill Entities"), which provides for the purchase by these two investment funds (the "Investment") of approximately $25,000,000 of newly designated Series A Convertible Redeemable Preferred Stock of LECG (the "Series A Preferred Stock"), representing approximately 15% of LECG's voting stock. In total, the Great Hill Entities would hold Common Stock and Series A Preferred Stock representing approximately 40% of the voting power of LECG stock after the Merger and the Investment. Our stockholders will not receive any consideration in connection with the Merger or the Investment.

        Our board of directors, by a vote of five in favor, one against, and two abstentions, has approved and declared advisable the Merger Agreement and the transactions contemplated by the Merger Agreement and has determined that the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Merger, are fair to, and in the best interests of our company and our stockholders.

        Our board of directors, by a vote of seven in favor and one abstention, has also approved and declared advisable the Stock Purchase Agreement and the transactions contemplated by the Stock Purchase Agreement and has determined that the Stock Purchase Agreement, the transactions contemplated by the Stock Purchase Agreement, including the Investment, and the adoption of the Second Amended and Restated Certificate of Incorporation (the "Amended Charter") are fair to, and in the best interests of our company and our stockholders.

        We are asking you to vote to (i) approve the Merger and the issuance of our common stock pursuant thereto, (ii) approve the Investment and the issuance of the Series A Preferred Stock pursuant thereto, and (iii) approve the Amended Charter at our 2009 Annual Meeting of Stockholders. At this meeting, you also will be asked to vote on the election of our directors and other annual meeting matters.

        Our board of directors, by a majority vote, recommends that our stockholders vote (i) "FOR" the proposal to approve the Merger and the issuance of our common stock pursuant thereto, (ii) "FOR" the proposal to approve the Investment and the issuance of the Series A Preferred Stock pursuant thereto, (iii) "FOR" the proposal to approve the Amended Charter, and (iv) "FOR" each of the other proposals described in the accompanying proxy statement.

        The Notice of Annual Meeting of Stockholders and a proxy statement, which more fully describe the formal business to be conducted at the meeting, follow this letter. Our Annual Report on Form 10-K is also enclosed herewith for your information.

        Your vote is very important.    It is a condition of the Merger that the majority of the votes cast on the proposal to approve the Merger at the annual meeting (provided that the total votes cast on the proposal represents over 50% in interest of all LECG common stock entitled to vote on the proposal at the annual meeting) are in favor of the Merger and the issuance of our common stock in connection therewith. Furthermore, it is a condition of the Investment that the affirmative vote of the holders of a majority of the votes cast at the annual meeting (provided that the total votes cast on the proposal represents over 50% in interest of all LECG common stock entitled to vote on the proposal at the annual meeting) approve the Investment and the issuance of the Series A Preferred Stock pursuant thereto. In addition, the election of the nominees to our board of directors set forth in this proxy statement is a condition to completion of the Merger. Furthermore, the closing of the Merger and the closing of the Investment are each conditioned on the other closing. Therefore, we will be unable to complete the transactions described in this proxy statement unless we receive a successful vote on all matters related to the Merger, the Investment and the election of the nominees recommended by a majority of our board of directors. Approval of the other matters at the annual meeting is not a condition to completion of the Merger or the Investment. Whether or not you expect to attend the meeting in person, your vote is very important and we urge you to submit your proxy as promptly as possible (1) through the internet, (2) by telephone or (3) by marking, signing and dating the enclosed proxy card and returning it in the postage-paid envelope provided. If you have any questions about the Merger, the Investment or any of the other matters described in the accompanying proxy statement or if you need assistance voting your shares, please call Laurel Hill Advisory Group, LLC, which is assisting us with the solicitation of proxies, toll-free at (888) 742-1305.

        The obligations of LECG and Smart to complete the Merger are subject to several conditions as set forth in the Merger Agreement, including that the Merger and the Investment close at substantially the same time, and as are more fully summarized in the accompanying proxy statement. A copy of the Merger Agreement, the Stock Purchase Agreement and the Second Amended and Restated Certificate of Incorporation are attached to the accompanying proxy statement as Annexes A, B and C, respectively. More information about LECG, Smart, the annual meeting, the Merger, the Investment and the other proposals for your consideration at the meeting is contained in the accompanying proxy statement. You are encouraged to read carefully the accompanying proxy statement in its entirety including the section titled "Risk Factors" beginning on page 22 and all of the Annexes to the proxy statement.

        On behalf of our board of directors, thank you for your continued support.

Sincerely,

Garrett F. Bouton Chairman of the Board

        Neither the SEC nor any state securities commission has approved or disapproved of the Merger or the Investment described in the accompanying proxy statement or the securities to be issued pursuant to the Merger and the Investment described in the accompanying proxy statement or determined if the accompanying proxy statement is accurate or adequate. Any representation to the contrary is a criminal offense.

        The accompanying proxy statement is dated November 17, 2009 and is first being mailed to the stockholders of LECG on or about November 18, 2009.

 ADDITIONAL INFORMATION

        If you have any questions about the Merger, the Investment, the other meeting matters or the proxy statement, would like additional copies of the proxy statement or the other materials delivered with the proxy statement, need to obtain proxy cards, or other information related to the proxy solicitation, you may contact Laurel Hill Advisory Group, LLC, LECG's proxy solicitor, at the address and telephone number listed below. You will not be charged for any of these documents that you request.

100 Wall Street, 22nd Floor
New York, NY 10005
Toll Free (888) 742-1305

        In order to receive timely delivery of the documents in advance of the annual meeting of stockholders, you must request the information no later than December 12, 2009.

        For more information, see "Where You Can Find Additional Information" on page 183 of the accompanying proxy statement.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held On December 22, 2009

TO OUR STOCKHOLDERS:

        We are pleased to invite you to attend the 2009 Annual Meeting of Stockholders of LECG Corporation ("LECG"), which will be held on December 22, 2009, at 2 p.m. local time, at LECG's corporate offices located at 2000 Powell Street, Suite 600, Emeryville, California, 94608, for the following purposes:

  1.
  To consider and vote on a proposal to approve (i) a two-step merger in which Smart Business Holdings, Inc. ("Smart") will merge with and into a wholly-owned subsidiary of LECG (the "Merger") and (ii) the issuance of LECG common stock pursuant thereto, as provided for in the Agreement and Plan of Merger, dated as of August 17, 2009 (as amended by Amendment No. 1 to Agreement and Plan of Merger dated as of September 25, 2009 and as it may be further amended from time to time, the "Merger Agreement"), a copy of which is attached as Annex A to the proxy statement accompanying this notice, by and among LECG, Smart, Red Sox Acquisition Corporation, a wholly-owned subsidiary of LECG, and Red Sox Acquisition LLC, a wholly-owned subsidiary of LECG;

  2.
  To consider and vote on a proposal to approve the issuance to and purchase by (the "Investment") Great Hill Equity Partners III, LP, a Delaware limited partnership ("Great Hill III"), and Great Hill Investors, LLC, a Massachusetts limited liability company ("Great Hill Investors" and together with Great Hill III, the "Great Hill Entities"), of shares of LECG Series A Convertible Redeemable Preferred Stock (the "Series A Preferred Stock") pursuant to the Stock Purchase Agreement, dated as of August 17, 2009 (the "Stock Purchase Agreement"), by and among LECG and the Great Hill Entities, a copy of which is attached as Annex B to the proxy statement accompanying this notice;

  3.
  To consider and vote on a proposal to approve the Second Amended and Restated Certificate of Incorporation of LECG, a copy of which is attached as Annex C to the proxy statement accompanying this notice (the "Amended Charter");

  4.
  To elect seven nominees to the LECG board of directors, each to hold office until the earliest of LECG's 2010 annual meeting of stockholders, his or her removal, or his or her resignation;

  5.
  To ratify the appointment of Deloitte & Touche LLP as LECG's independent registered public accounting firm for 2009;

  6.
  To approve the adjournment of the annual meeting, if necessary, to solicit additional proxies if there are not sufficient votes to (i) approve the Merger and the issuance of LECG common stock pursuant thereto, (ii) approve the Investment and the issuance of the Series A Preferred Stock pursuant thereto, and (iii) approve the Amended Charter, at the time of the annual meeting; and

  7.
  To transact such other business as may properly come before the annual meeting.

        Please refer to the accompanying proxy statement with respect to the business to be transacted at the meeting. Our board of directors, by a majority vote, has determined that the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Merger and the issuance of our common stock in connection therewith, are advisable and are fair to, and in the best interests of LECG and its stockholders, and recommends that LECG stockholders vote "FOR" the proposal to approve the Merger and the issuance of LECG common stock pursuant thereto. Our board of directors, by a majority vote, has determined that the Stock Purchase Agreement and the transactions contemplated by the Stock Purchase Agreement, including the Amended Charter and the Investment, are advisable and are fair to, and in the best interests of, LECG and its stockholders, and recommends that LECG's stockholders vote "FOR" the proposal to approve the Investment and the issuance of the Series A Preferred Stock pursuant thereto and "FOR" the proposal to approve the Amended Charter. In addition, our board of directors recommends that you vote (i) "FOR" the proposal to adjourn the meeting, if necessary, to permit further solicitation of proxies for the approval of the Merger and the issuance of LECG common stock pursuant thereto, or approval of the Investment and the issuance of Series A Preferred Stock pursuant thereto, or approval of the Amended Charter, (ii) "FOR" the election of each of our nominees for director as proposed herein, and (iii) "FOR" the ratification of the selection by our audit committee of Deloitte & Touche LLP as our independent registered public accounting firm for 2009.

        Our board of directors has fixed the close of business on November 9, 2009 as the record date for the determination of the stockholders who are entitled to receive notice of, and to vote at, the meeting or at any adjournment or postponement of the annual meeting. A complete list of the names of LECG's stockholders of record will be available at the annual meeting and for 10 days prior to the annual meeting for any purpose germane to the annual meeting during regular business hours at 2000 Powell Street, Suite 600, Emeryville, California, 94608.

        Only holders of record of LECG common stock at the close of business on the record date are entitled to vote at the annual meeting.

By order of the board of directors,

Deanne M. Tully General Counsel and Secretary

Emeryville, California
November 17, 2009

 YOUR VOTE IS IMPORTANT!

        WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON, WE URGE YOU TO SUBMIT YOUR PROXY AS PROMPTLY AS POSSIBLE (1) THROUGH THE INTERNET, (2) BY TELEPHONE OR (3) BY MARKING, SIGNING AND DATING THE ENCLOSED PROXY CARD AND RETURNING IT IN THE POSTAGE-PAID ENVELOPE PROVIDED. You may revoke your proxy at any time before the annual meeting. If your shares are held in the name of a bank, broker or other nominee, please follow the instructions on the voting instruction card furnished to you by such record holder.

        The accompanying proxy statement provides a detailed description of the Merger, the Merger Agreement, the Investment, the Stock Purchase Agreement, the Amended Charter and the other matters to be considered at the annual meeting. We urge you to read the accompanying proxy statement, including the documents delivered along with the proxy statement, and its annexes carefully and in their entirety. In particular the Merger Agreement and the Stock Purchase Agreement attached as annexes to the proxy statement are the legally binding documents governing the terms of the Merger and the Investment and they supersede any contrary information which may be set forth in the descriptions thereof in the proxy statement. If you have any questions concerning the Merger, the Investment, the other meeting matters or the accompanying proxy statement, would like additional copies of the accompanying proxy statement or need help voting your shares, please contact LECG's proxy solicitor:

Laurel Hill Advisory Group, LLC
100 Wall Street, 22nd Floor
New York, NY 10005
Toll Free: (888) 742-1305

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE MEETING OF STOCKHOLDERS TO BE HELD ON DECEMBER 22, 2009: A complete set of proxy materials relating to our annual meeting is available on the internet. These materials, consisting of the Notice of Annual Meeting, Proxy Statement, Proxy Card and Annual Report, may be viewed at www.lecg.com/2009proxymaterials/.

i

QUESTIONS AND ANSWERS ABOUT THE MERGER, THE INVESTMENT, THE AMENDED CHARTER AND THE ANNUAL MEETING

        The following are some questions that you, as a stockholder of LECG, may have regarding the Merger, the Investment and the other matters being considered at LECG's 2009 Annual Meeting of Stockholders, which is referred to herein as "the meeting," and the answers to those questions. You are urged to carefully read this proxy statement (including the annexes hereto) and the other documents referred to in this proxy statement in their entirety because the information in this section does not provide all of the information that might be important to you with respect to the Merger, the Investment, the Charter Amendment and the other matters being considered at the meeting. In particular the Merger Agreement and the Stock Purchase Agreement attached as annexes to the proxy statement are the legally binding documents governing the terms of the Merger and the Investment and they supersede any contrary information which may be set forth in the descriptions thereof set forth below. Additional important information is contained in the annexes to, and the documents delivered along with this proxy statement. In this proxy statement, unless stated to the contrary, the terms "the company," "LECG," "we," "our," "ours," and "us," and any deviation thereof, refer to LECG Corporation and its subsidiaries.

 The Merger and the Investment

Q:    What are the proposed transactions?

A:    We are proposing to acquire Smart pursuant to a two-step merger. Upon completion of the Merger, Smart would be merged with and into a wholly-owned subsidiary of LECG. In conjunction with the acquisition of Smart, we are proposing to issue and sell newly designated Series A Preferred Stock to the Great Hill Entities in exchange for approximately $25 million in cash. In order to effect the Investment as currently contemplated by the Stock Purchase Agreement, we will need our stockholders to adopt the Amended Charter; however, it is possible for us to effect the Investment on substantially the same terms without stockholder approval of the Amended Charter. For example, we could agree to an amendment to the Stock Purchase Agreement with the Great Hill Entities which would reduce the number of shares of Series A Preferred Stock being issued, increase the price per share, and make conforming changes to the ratio at which the Series A Preferred Stock converts into common stock. Assuming our stockholders adopt the Amended Charter, upon completion of the Investment, the Great Hill Entities will collectively own all 6,313,131 shares of our outstanding Series A Preferred Stock, and such shares will initially be convertible on a one-for-one basis for our common stock. The Merger and the Investment are expected to close at substantially the same time and, upon completion of both the Merger and the Investment, the Great Hill Entities will collectively own approximately 40% of our voting stock.

Q:    Why are you asking for LECG stockholders to approve the Merger and the issuance of LECG common stock pursuant thereto and the Investment and the issuance of Series A Preferred Stock pursuant thereto?

A:    Pursuant to the Merger Agreement, 10,927,869 shares of our common stock, representing approximately 25% of our outstanding common stock after giving effect to both the Merger and the Investment, will be issued to the Great Hill Entities. After giving effect to the shares of Series A Preferred Stock that the Great Hill Entities will acquire pursuant to the Investment, the Great Hill Entities will collectively hold approximately 40% of LECG's voting stock as of the closing of the Merger and Investment. The Merger and the Investment are significant transactions for LECG and our existing stockholders will experience significant dilution as a result of these transactions. Furthermore, NASDAQ Rule 5635 requires stockholder approval for the issuance of more than 20% of a company's outstanding common stock in connection with the acquisition of stock or assets of another company. For all of these reasons, we are asking you to (i) approve the Merger and the issuance of our common stock pursuant thereto, (ii) approve the Investment and the issuance of the Series A Preferred Stock pursuant thereto, and (iii) approve the Amended Charter.

 Q:    What is the purpose of the proposed Merger?

A:    After evaluating a number of strategic alternatives, our board of directors determined that acquiring Smart creates a unique and important opportunity to expand the combined company's client base, to realize economies of scale and efficiencies in providing services to the combined company's clients and provides a platform from which a number of growth opportunities into related markets and industries may be possible.

Please see "LECG's Reasons for the Merger" beginning on page 62 and "LECG's Reasons for the Investment" beginning on page 97 for a discussion of some of the reasons and the expected benefits of the Merger and the Investment.

Q:    What will it cost LECG to acquire Smart?

A:    Pursuant to the Merger Agreement, we have agreed to issue 10,927,869 shares of our common stock as the entire consideration for the Merger. No cash is being paid as consideration for the Merger.

Q:    Who will receive the LECG shares issuable pursuant to the Merger Agreement?

A:    Pursuant to the Merger Agreement and Smart's certificate of incorporation, the Great Hill Entities will receive all of the shares of common stock issuable by LECG pursuant to the Merger Agreement. We have also committed, pursuant to the Merger Agreement, to grant options to purchase up to 500,000 shares of our common stock to certain employees of Smart that remain employed by us or one of our affiliated entities following the Merger.

Q:    Is there a break-up fee under the Merger Agreement?

A:    Yes, under certain circumstances, we may be required to pay Smart a break-up fee of $2.9 million. In addition, under certain circumstances we may have to reimburse Smart for up to $800,000 of its expenses incurred in connection with the proposed Merger, though any such amounts will reduce any break-up fee we may be required to pay. Furthermore, we will pay the legal and accounting fees and expenses of Great Hill III in the event the Merger closes.

Q:    Will LECG stockholders receive anything in connection with the Merger or the Investment?

A:    No, our stockholders will not receive any of the proceeds in connection with the Merger or the Investment. Following the closing of the Merger, our stockholders will continue to hold the shares they held immediately prior to the Merger, although our existing stockholders will experience dilution as a result of the issuance of 10,927,869 new shares of our common stock pursuant to the Merger and the issuance of 6,313,131 shares of our Series A Preferred Stock pursuant to the Investment. Furthermore, we have no current intention of paying a cash dividend or other distribution to our stockholders.

Q:    Why should I vote in favor of the Merger and the Investment?

A:    Our board of directors believes that the Merger is in the best interests of our company and our stockholders. We believe that the acquisition of Smart will form a platform from which the combined company's business may grow. In addition, the Merger will occur concurrently with an investment of approximately $25 million from the Great Hill Entities into LECG as described elsewhere in this proxy statement. If the Merger does not occur, the Great Hill Entities will not provide us with this equity investment, which will provide much needed working capital for the company to execute on its business plan.

 Q:    When will the Merger and the Investment close?

A:    Assuming that (i) a sufficient number of our stockholders approve the Merger and the issuance of our common stock pursuant thereto, (ii) a sufficient number of our stockholders approve the Investment and the issuance of our Series A Preferred Stock pursuant thereto, (iii) a sufficient number of our stockholders approve the Amended Charter, (iv) any applicable antitrust waiting periods expire or are terminated and (v) the other closing conditions described in the Merger Agreement and the Stock Purchase Agreement occur as currently expected by LECG's management, we believe that the closing of the Merger and the Investment will occur in the fourth calendar quarter of 2009 or the first calendar quarter of 2010.

Q:    What will happen if the Merger and the Investment are not approved?

A:    If our stockholders do not approve the Merger and the issuance of our common stock pursuant thereto and the Investment and the issuance of our Series A Preferred Stock pursuant thereto, we will not be able to acquire Smart. In addition, we will be required to reimburse Smart for its transaction expenses, up to $800,000 (and in some situations we may have to pay a $2.9 million break-up fee to Smart) pursuant to the terms of the Merger Agreement. Finally, the Great Hill Entities will not be obligated to provide us with the $25 million preferred stock investment, because one of the closing conditions for the Investment is the successful closing of the Merger. We believe, based upon a review of recently completed private investments in public equity (PIPE) transactions, that alternative sources of equity financing that we might seek would either not be available or would be available on less favorable terms than the Investment.

The Charter Amendment

Q:    What is the Charter Amendment?

A:    We are amending our Certificate of Incorporation to increase the number of shares of preferred stock that we are authorized to issue so that we will have a sufficient number of authorized but unissued shares of our preferred stock to complete the Investment. However, if the Amended Charter is not approved by our stockholders, we may be able to enter into an amendment to the Stock Purchase Agreement which might reduce the number of shares of Series A Preferred Stock being issued to the Great Hill Entities to a number of shares that is less than the current 5 million shares of preferred stock we are authorized to issue under our current Certificate of Incorporation. For example, we may provide that the smaller number of shares of Series A Preferred Stock to be issued to the Great Hill Entities be priced at a higher price than the current $3.96 per share, with a commensurate adjustment to the ratio at which the Series A Preferred Stock converts into our common stock. Any such amendment to the Stock Purchase Agreement would be more costly to LECG and would result in more of a diversion from our management's attention, as compared to proceeding as planned with the Amended Charter. Therefore, our board of directors, by a majority vote, has recommended that our stockholders approve the Amended Charter.

Q:    Why are you asking for LECG stockholders to approve the Amended Charter?

A:    Delaware law requires that we obtain approval from our stockholders in order to amend our Certificate of Incorporation.

Q:    What will happen if the Amended Charter is not approved?

A:    If the Amended Charter is not approved and we do not file the Amended Charter with the Secretary of State of the State of Delaware, we will have an insufficient number of authorized but unissued shares of our preferred stock to complete the Investment on the terms contemplated by the Stock Purchase Agreement. We could, however, enter into an amendment to the Stock Purchase

Agreement and complete the Investment on revised, but economically equivalent terms, as discussed above.

The Annual Meeting

Q:    Why am I receiving this proxy statement?

A:    We are soliciting proxies for our 2009 Annual Meeting of Stockholders. You are receiving a proxy statement because you owned shares of LECG common stock on November 9, 2009, the "record date," and that entitles you to vote at the meeting. Our board of directors is soliciting proxies to vote on (i) the approval of the Merger and the issuance of our common stock pursuant thereto, (ii) the approval of the Investment and the issuance of our Series A Preferred Stock pursuant thereto, and (iii) the approval of the Amended Charter, at our 2009 Annual Meeting of Stockholders, as well as the other matters set forth in the notice of the meeting and described elsewhere in this proxy statement, and your proxy will be used at the meeting or at any adjournment or postponement of the meeting.

Q:    How does this annual meeting differ from LECG's typical annual meeting?

A:    In addition to the annual opportunity to vote on the election of directors and the ratification of the appointment of our independent registered public accounting firm, this year our stockholders will also be asked to vote on (i) the approval of the Merger and the issuance of our common stock pursuant thereto, (ii) the approval of the Investment and the issuance of our Series A Preferred Stock pursuant thereto, and (iii) the approval of the Amended Charter.

Q:    What am I being asked to vote on?

A:    Our stockholders are being asked to vote on the following proposals:

        Proposal 1:    Approval of the Merger and the issuance of our common stock pursuant thereto;

        Proposal 2:    Approval of the Investment and the issuance of our Series A Preferred Stock pursuant thereto;

        Proposal 3:    Approval of the Amended Charter;

        Proposal 4:    Election of seven nominees to the LECG board of directors, each to hold office until the earliest to occur of our 2010 annual meeting of stockholders, his or her removal, or his or her resignation;

        Proposal 5:    Ratification of the appointment of Deloitte & Touche LLP as LECG's independent registered public accounting firm for 2009; and

        Proposal 6:    Approval of the adjournment of the meeting, if necessary, to solicit additional proxies if there are not sufficient votes to (i) approve the Merger and the issuance of our common stock pursuant thereto, (ii) approve the Investment and the issuance of our Series A Preferred Stock pursuant thereto, and (iii) approve the Amended Charter, at the time of the meeting.

The consummation of the actions contemplated by Proposals 1 and 2, even if approved by our stockholders, will not occur unless the other closing conditions set forth in the Merger Agreement and the Stock Purchase Agreement are satisfied.

Q:    Are there any other matters to be addressed at the meeting?

A:    We know of no other matters to be brought before the meeting, but if other matters are brought before the meeting or at any adjournment or postponement of the meeting, the officers named in your proxy intend to take such action as in their judgment is in the best interest of our company and our stockholders.

Q:    What is a proxy and how do I vote?

A:    A proxy is a legal designation of another person to vote your shares on your behalf. If a broker, bank or other nominee is the holder of record of shares that you beneficially own, you will receive instructions from them that you must follow in order to have your shares voted. If a bank, broker or other nominee holds your shares and you wish to attend the meeting and vote in person, you must obtain a "legal proxy" from the record holder of the shares giving you the right to vote the shares.

If you hold your shares in your own name as a holder of record, you may instruct the proxy holders how to vote your common stock by completing and executing a proxy by means of any of the three voting methods described in these proxy materials (by telephone, over the internet, or by signing, dating and mailing a proxy card). Of course, you may also choose to attend the meeting and vote your shares in person.

The proxy holders will vote your shares in accordance with your instructions on your completed proxy as submitted. If you complete and deliver a proxy without giving specific voting instructions, your shares will be voted (i) "FOR" the approval of the Merger and the issuance of our common stock pursuant thereto, (ii) "FOR" the approval of the Investment and the issuance of our Series A Preferred Stock pursuant thereto, (iii) "FOR" the approval of the Amended Charter, (iv) "FOR" each of the nominees for director, (v) "FOR" each of the other proposals set forth herein, as recommended by a majority vote of our board of directors and (vi) as the proxy holders may determine in their discretion with respect to any other matters that properly come before the annual meeting.

Q:    How do I vote via the internet or by telephone?

A:    Stockholders whose shares are registered in the name of a bank or brokerage firm may be eligible to vote electronically through the internet or by telephone. Many banks and brokerage firms participate in the Broadridge Financial Solutions, Inc. ("Broadridge") online and telephone program. This program provides eligible stockholders the opportunity to vote via the internet or by telephone. Voting forms provided by your broker will provide instructions for stockholders whose banks or brokerage firms participate in Broadridge's online and telephone proxy voting program.

Registered stockholders may vote electronically through the internet or by telephone by following the instructions included with their notice of internet availability or their proxy card. A stockholder not wishing to vote electronically through the internet or by telephone or whose form does not reference internet or telephone voting information should complete and return the enclosed paper proxy card if you are a registered stockholder or the paper proxy card provided by your broker if your shares are held in "street name". Signing and returning the proxy card or submitting the proxy via the internet or by telephone does not affect the right to vote in person at the annual meeting.

Q:    When is this proxy statement being mailed?

A:    This proxy statement and the proxy card are first being sent to our stockholders on or about November 18, 2009.

Q:    When and where will the meeting be held?

A:    The meeting will be held at our corporate offices located at 2000 Powell Street, Suite 600, Emeryville, California, 94608, on December 22, 2009, at 2 p.m., local time.

 Q:    Who is entitled to vote at the meeting and how many shares may be voted at the meeting?

A:    All holders of our common stock who held shares at the close of business on the "record date" (November 9, 2009) are entitled to receive notice of and to vote at the meeting provided that such shares remain outstanding on the date of the meeting. As of the close of business on the record date, there were 25,867,515 shares of LECG common stock outstanding and entitled to vote at the meeting, and such shares were held by approximately 87 holders of record. Each share of common stock is entitled to one vote.

Q:    As a LECG stockholder, why am I electing LECG directors and ratifying the appointment of an independent registered public accounting firm for LECG when I am being asked to approve the Merger and the issuance of LECG common stock pursuant thereto, approve the Investment and the issuance of LECG preferred stock pursuant thereto and approve the Amended Charter?

A:    We have determined to observe the requirement to hold the meeting to elect the members of our board of directors and ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2009 in connection with the other required votes related to the Merger and the Investment. The Merger and the Investment are important corporate events and we are considering these proposals together with the regular annual meeting proposals in part to avoid the expense and diversion of management's attention that would be required if we held two separate stockholder meetings in 2009 to address the regular annual meeting proposals separately from the significant corporate transaction proposals. The LECG directors elected at the meeting will serve as directors of LECG following the meeting through the earliest of our 2010 annual meeting of stockholders, his or her removal or his or her resignation. The election of all seven nominees for director is also a condition to completion of the Merger. The ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm is not a condition to completion of the Merger or the Investment.

Q:    Why is my vote important?

A:    If you do not submit a proxy or vote in person at the meeting, it will be more difficult for us to obtain the necessary quorum to hold the meeting. In addition, your failure to submit a proxy or to vote in person will have the same effect as a vote against the approval of the Amended Charter. If you hold your shares through a broker, your broker will not be able to cast a vote on the approval of the Merger and the issuance of our common stock pursuant thereto, approval of the Investment and the issuance of the Series A Preferred Stock pursuant thereto, or approval of the Amended Charter without instructions from you. Our board of directors, by a majority vote, recommends that you vote (i) "FOR" the approval of the Merger and the issuance of our common stock pursuant thereto, (ii) "FOR" the approval of the Investment and the issuance of the Series A Preferred Stock pursuant thereto, (iii) "FOR" the approval of the Amended Charter and (iv) "FOR" the nominees for director.

 Q:    What constitutes a quorum for the annual meeting?

A:    The annual meeting will be held if a majority of the outstanding common stock entitled to vote is present or represented at the meeting. If you have returned valid proxy instructions or attend the meeting in person, your common stock will be counted for the purpose of determining whether there is a quorum, even if you wish to abstain from voting on some or all matters at the meeting.

Q:    How many votes are required for the approval of each item?

A:    The following are the vote requirements for the various proposals:

        Proposals 1 and 2:    Approval of the Merger and the issuance of LECG common stock pursuant thereto and Approval of the Investment and the issuance of the Series A Preferred Stock pursuant

thereto.    The approval of the Merger and the issuance of LECG common stock pursuant thereto and approval of the Investment and the issuance of LECG Series A Preferred Stock pursuant thereto requires the affirmative vote of the holders of a majority of the votes cast at the annual meeting (provided that quorum is present at the meeting) on each of those proposals.

        Proposal 3:    Approval of the Amended Charter.    The approval of the Amended Charter requires the affirmative vote of the holders of a majority of our shares outstanding as of the record date.

        All Other Matters:    All other matters on the agenda will be decided by the affirmative vote of the holders of a majority of the shares present in person or represented by proxy at the meeting (provided that quorum is present at the meeting).

Q:    How will abstentions be counted?

A:    Shares that are voted "WITHHELD" or "ABSTAIN" are treated as being present for purposes of determining the presence of a quorum and as entitled to vote on a particular proposal at the annual meeting. If you hold your common stock through a bank, broker or other nominee, the broker may be prevented from voting shares held in your account on some proposals (a "broker non-vote") unless you have given voting instructions to the bank, broker or nominee. Shares that are subject to a broker non-vote are counted for purposes of determining whether a quorum exists but not for purposes of determining whether a proposal has passed. If you abstain from voting on any proposal other than to approve the Amended Charter, ratify the selection of our independent registered accounting firm, or to adjourn the meeting to solicit additional proxies, you will effectively not vote on that matter at the meeting. Abstentions are not considered to be votes cast under our bylaws or under the laws of Delaware (our state of incorporation) and will have no effect on the outcome of the vote for the proposals other than the approval of the Amended Charter, the ratification of the selection of our independent registered accounting firm or the adjournment of the meeting to solicit additional proxies. For the proposal to approve the Merger and the issuance of our common stock pursuant thereto, abstentions have no effect on the outcome of the proposal. For the proposal to approve the Investment and the issuance of the Series A Preferred Stock pursuant thereto, abstentions have no effect on the outcome of the proposal. For the proposal to approve the Amended Charter, abstentions have the same effect as a vote against the approval of the Amended Charter. For the proposal to elect the nominees to our board of directors named in this proxy statement, abstentions have no effect on the outcome of the proposal. For the proposal to ratify the selection of our independent registered public accounting firm and the proposal to adjourn the meeting to solicit additional proxies, abstentions are treated as present and entitled to vote at the meeting and therefore have the same effect as a vote against the matter.

 Q:    How will my shares be represented at the meeting?

A:    At the meeting, the individuals named in your proxy card will vote your shares in the manner you requested if you correctly submitted your proxy. If you sign your proxy card and return it without indicating how you would like to vote your shares, your proxy will be voted as our board of directors, by a majority vote, recommends, which is:

  •
  FOR the approval of the Merger and the issuance of our common stock pursuant thereto;

  •
  FOR the approval of the Investment and the issuance the Series A Preferred Stock pursuant thereto;

  •
  FOR the approval of the Amended Charter;

  •
  FOR the election to our board of directors of each of the nominees for director named in this proxy statement;

  •
  FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2009; and

  •
  FOR the approval of the adjournment of the meeting, if necessary to solicit additional proxies if there are not sufficient votes to adopt the forgoing proposals at the time of the meeting.

Q:    What are the material United States federal income tax consequences of the Merger to existing LECG stockholders?

A:    Existing LECG stockholders will not recognize any gain or loss for United State federal income tax purposes as a result of the Merger.

Q:    What happens if I sell my shares after the record date but before the meeting?

A:    The record date of the meeting is earlier than the date of the meeting and the date that the Merger and the Investment are expected to be completed. If you transfer your LECG shares after the record date but before the date of the meeting, you will retain your right to vote at the meeting (provided that such shares remain outstanding on the date of the meeting).

Q:    What do I do if I receive more than one proxy statement or set of voting instructions?

A:    If you hold shares directly as a record holder and also in "street name," or otherwise through a nominee, you may receive more than one proxy statement and/or set of voting instructions relating to the meeting. These should each be voted and/or returned separately in order to ensure that all of your shares are voted at the meeting.

Q:    If my LECG shares are held in street name by my broker, will my broker automatically vote my shares for me?

A:    No.    If your shares are held in an account at a broker, you must instruct the broker on how to vote your shares. If you do not provide voting instructions to your broker, your shares will not be voted on any proposal on which your broker does not have discretionary authority to vote. This is called a "broker non-vote." In these cases, the broker can register your shares as being present at the meeting for purposes of determining the presence of a quorum but will not be able to vote on those matters for which specific authorization is required.

Q:    Can I revoke my proxy?

A:    Yes.    You may revoke your proxy at any time before the meeting. Simply attending the meeting will not revoke your proxy. To revoke your proxy instructions if you are a holder of record, you must either (i) advise our Corporate Secretary in writing before the proxy holders vote your shares, (ii) deliver proxy instructions bearing a later date, or (iii) attend the meeting, affirmatively revoke your proxy and vote your shares in person. If your shares are held by a bank, broker or other nominee and you wish to revoke or change your vote, you must follow the instructions provided by the bank, broker or nominee.

Q:    Do I have dissenters' or appraisal rights in connection with any of the proposals described in this proxy statement?

A:    No.    LECG stockholders are not entitled to dissenters' or appraisal rights with respect to the approval of the Merger, the Investment, the Amended Charter or the other proposals described in this proxy statement.

 Q:    Who may attend the annual meeting?

A:    Our stockholders (or their authorized representatives) and our invited guests may attend the meeting. Verification of stock ownership will be required at the meeting. If you own your shares in your own name or hold them through a broker (and can provide documentation showing ownership such as a letter from your broker or a recent account statement) at the close of business on the record date (November 9, 2009), you will be permitted to attend the meeting. Stockholders may call the LECG Office of the Corporate Secretary at (510) 985-6700 to obtain directions to LECG's corporate offices located at 2000 Powell Street, Suite 600, Emeryville, California, 94608.

Q:    Will cameras and recording devices be permitted at the meeting?

A:    No.    Stockholders are not permitted to bring cameras or recording equipment into the meeting room.

Q:    Will a proxy solicitor be used?

A:    Yes.    We have hired Laurel Hill Advisory Group, LLC to assist in the solicitation of proxies for the meeting and we estimate we will pay them a fee of approximately $7,000 for their services in connection therewith. We have also agreed to reimburse Laurel Hill Advisory Group, LLC, for reasonable out-of-pocket expenses and disbursements incurred in connection with the proxy solicitation and to indemnify them against certain losses, costs and expenses. In addition, our officers and employees may solicit proxies by telephone or in person, but no additional compensation will be paid to them.

Q:    Who should I call with questions?

A:    Our stockholders should call Laurel Hill Advisory Group, LLC, our proxy solicitor, toll-free at 1-888-742-1305, and banks and brokers may call collect at 1-917-338-3181 with any questions about the Merger, the Investment and the other matters to be voted on at the meeting, or to obtain additional copies of this proxy statement, the materials delivered with this proxy statement or additional proxy cards.

SUMMARY

        This summary highlights selected information from this proxy statement. It does not contain all of the information that may be important to you. We encourage you to read this proxy statement carefully and in its entirety, including all of the annexes and the other documents delivered with this proxy statement, to fully understand the proposals. See "Where You Can Find Additional Information" on page 183.

The Companies

  LECG Corporation (see page 108)
  2000 Powell Street, Suite 600
  Emeryville, CA 94608
  (510) 985-6700

        LECG provides expert services through its highly credentialed experts and professional staff whose skills and qualifications provide LECG the opportunity to address complex, unstructured business and public policy problems. LECG delivers independent expert testimony and original authoritative studies in both adversarial and non-adversarial environments. It conducts economic, financial, accounting and statistical analyses to provide objective opinions and strategic advice to legislative, judicial, regulatory and business decision makers. Its skills include electronic discovery, forensic accounting, data collection, econometric modeling and other types of statistical analyses, report preparation and oral presentation at depositions. LECG experts are renowned academics, former senior government officials, experienced industry leaders, technical analysts and seasoned consultants. Its clients include Fortune Global 500 corporations, major law firms and local, state and federal governments and agencies in the United States and other countries throughout the world.

  Smart Business Holdings, Inc. (see page 129)
  80 Lancaster Avenue
  Devon, PA 19333
  (610) 254-0700

        Smart is privately held. Founded in 1988, it provides business advisory, consulting, accounting, compensation and benefits, tax, and transaction advisory services. Smart's principal stockholder is Great Hill III. Smart will be the surviving corporation in the first step of the Merger but will merge with and into Red Sox Acquisition LLC in the second step of the Merger, with Red Sox Acquisition being the surviving company.

  Great Hill Partners, LLC
  1 Liberty Square
  Boston, MA 02109
  (617) 790-9400

        Great Hill Partners, LLC is a private equity firm with $2.7 billion in capital under management and focuses on investing in growth companies operating in the business and consumer services, media, transaction processing and software industries. Great Hill Partners and its affiliates, including the Great Hill Entities, target equity investments of $50 million to $150 million.

  Great Hill Equity Partners III, LP
  1 Liberty Square
  Boston, MA 02109
  (617) 790-9400

        Great Hill III is an affiliated fund of Great Hill Partners, LLC and the principal stockholder of Smart.

  Great Hill Investors, LLC
  1 Liberty Square
  Boston, MA 02109
  (617) 790-9400

        Great Hill Investors is an affiliated fund of Great Hill Partners, LLC and a minority stockholder of Smart.

  Red Sox Acquisition LLC
  c/o LECG Corporation
  2000 Powell Street, Suite 600
  Emeryville, CA 94608
  (510) 985-6700

        Red Sox Acquisition LLC is a newly formed Delaware limited liability company and wholly-owned subsidiary of LECG organized for the sole purpose of completing the Merger. It has engaged in no business activities, and it has no assets or liabilities of any kind, other than those incidental to its formation and those incurred in connection with entering into the Merger Agreement. Red Sox Acquisition LLC will be the surviving corporation of the second step of the Merger and will remain a wholly-owned subsidiary of LECG following the Merger. LECG expects to change Red Sox Acquisition LLC's name to "Smart Business Holdings, LLC" in connection with the closing of the Merger.

  Red Sox Acquisition Corporation
  c/o LECG Corporation
  2000 Powell Street, Suite 600
  Emeryville, CA 94608
  (510) 985-6700

        Red Sox Acquisition Corporation is a newly formed Delaware corporation and wholly-owned subsidiary of LECG organized for the sole purpose of completing the Merger. It has engaged in no business activities, and it has no assets or liabilities of any kind, other than those incidental to its formation and those incurred in connection with entering into the Merger Agreement. Red Sox Acquisition Corporation will merge with and into Smart and will not survive the first step of the Merger.

Summary of the Merger (see page 55)

        The Merger will be accomplished in two steps: first, Red Sox Acquisition Corporation will merge with and into Smart with Smart continuing as the surviving company. Immediately after the completion of this first step of the Merger, Smart will merge with and into Red Sox Acquisition LLC, with Red Sox Acquisition LLC continuing as the surviving company. We expect that promptly following the second step, Red Sox Acquisition LLC will change its name to "Smart Business Holdings, LLC". As consideration for the Merger, LECG will issue a total of 10,927,869 shares of LECG common stock to the Great Hill Entities, which own an aggregate of 82% of the common stock and all of the preferred stock of Smart. The remaining 18% of the common stock of Smart is held by current and former employees of Smart. In accordance with Smart's certificate of incorporation and the Merger Agreement, all of the merger consideration will be allocated to the Great Hill Entities in exchange for shares of redeemable preferred stock of Smart held by them. In connection with the Merger, each outstanding share of Smart's redeemable preferred stock will be exchanged for 176.57 shares of LECG's common stock. Smart's certificate of incorporation provides for a liquidation preference in favor of the preferred stock of Smart, pursuant to which the holders of preferred stock of Smart are entitled to receive approximately $64.7 million in cash or assets upon the occurrence of a change in control, which would include the Merger, before any proceeds are distributed to the holders of common stock of Smart. For purposes of allocating the value to be received by Smart stockholders in the Merger, the determination was made at the time the holders of Smart's preferred stock and common stock voted to approve the Merger and the preferred stockholders waived their right to receive their full liquidation preference in cash. At that time, the aggregate value of the shares of LECG common stock to be issued in the Merger was less than $40 million, based on the closing trading price per share of LECG common stock of $3.65 as of August 14, 2009, which was significantly less than the preferred stock liquidation preference. As a result, pursuant to Smart's certificate of incorporation and the Merger Agreement, no merger consideration will be payable by LECG to the holders of Smart's common stock or holders of options, warrants or other rights to purchase Smart's common stock.

        We have attached the Merger Agreement to this proxy statement as Annex A. The Merger Agreement describes the terms of the Merger. We encourage you to read the Merger Agreement, because it is the legal document that governs the Merger and its exact language prevails over the more general, abbreviated descriptions in this proxy statement.

        LECG stockholders are not third party beneficiaries under the Merger Agreement or any agreements entered into in connection with Merger and for this and other reasons discussed elsewhere in this proxy statement, including in the more detailed summary of the Merger Agreement beginning on page 75, you should not rely on specific representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of LECG, Smart, the Great Hill Entities or any of their respective affiliates. LECG is not currently aware of specific material facts that contradict such representations or warranties that have not otherwise been disclosed in this proxy statement or in LECG's other reports filed with the SEC, and LECG will file corrective disclosures with the SEC if it becomes aware of any such specific material facts.

        Our board of directors, by a vote of five in favor, one against, and two abstentions, has determined that the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Merger and the issuance of our common stock in connection therewith, are advisable and are fair to, and in the best interests of LECG and its stockholders and recommends that LECG stockholders vote "FOR" the proposal to approve the Merger and the issuance of LECG common stock pursuant thereto.

Summary of the Investment (see page 97)

        In connection with the Merger and pursuant to the Stock Purchase Agreement, the Great Hill Entities will purchase 6,313,131 shares of Series A Preferred Stock at a price of $3.96 per share, for an aggregate purchase price of approximately $25 million. Following the closing of the Merger and the Investment, the Great Hill Entities will together hold shares of LECG common stock and Series A Preferred Stock representing approximately 40% of the outstanding voting power of LECG. In addition, as of the closing of the Merger and the Investment, the Great Hill Entities will have two designees to the LECG board of directors, and Mr. Steve Samek, the current Chief Executive Officer of Smart who had been appointed by the Smart board of directors with the support of the Great Hill Entities, will become the Chief Executive Officer of LECG and will become a member of our board of directors. Therefore, the Great Hill Entities will have the power to influence LECG business strategy following the closing of the Merger and the Investment.

        We have attached the Stock Purchase Agreement to this proxy statement as Annex B. The Stock Purchase Agreement describes the terms of the Investment. We encourage you to read the Stock Purchase Agreement because it is the legal document that governs the Investment and its exact language prevails over the more general, abbreviated descriptions in this proxy statement.

        LECG stockholders are not third party beneficiaries under the Stock Purchase Agreement or any agreements entered into in connection with the Investment.

        Our board of directors, by a vote of seven in favor and one abstention, has determined that the Stock Purchase Agreement and the transactions contemplated by the Stock Purchase Agreement, including the Amended Charter and the Investment, are advisable and are fair to, and in the best interests of, LECG and its stockholders and recommends that LECG stockholders vote "FOR" the proposal to approve the Investment and the issuance of the Series A Preferred Stock pursuant thereto and "FOR" the proposal to approve the Amended Charter.

Option Grants to Smart Employees (see page 76)

        Pursuant to the Merger Agreement, LECG has committed to grant options to purchase up to 500,000 shares of LECG common stock to certain employees of Smart that remain employed by LECG affiliated entities following the closing of the Merger. The options will be granted under LECG's stock option plan effective upon the closing of the Merger and the Investment. LECG expects that the exercise price for these stock options will be the fair market value of LECG's common stock on the date such options are granted following the closing date.

Opinion of LECG's Financial Advisor (see page 66)

        In connection with the Merger, LECG's board of directors received an oral opinion, which was confirmed by a written opinion, dated August 17, 2009, of LECG's financial advisor, William Blair & Company ("William Blair"), as to the fairness, from a financial point of view and as of the date of the opinion, to LECG of the merger consideration to be paid by LECG to Smart's stockholders in the Merger. The full text of William Blair's written opinion, dated August 17, 2009, which describes the assumptions made, procedures followed, matters considered and limitations on the review undertaken, is attached to this proxy statement as Annex D. William Blair's opinion was provided to LECG's board of directors in connection with its evaluation of the merger consideration to be paid by LECG from a financial point of view and does not address any other aspect of the Merger or any related transaction, including the Investment. William Blair's opinion does not address the underlying business decision of LECG to effect the Merger or any related transaction, including the Investment, the relative merits of the Merger or any related transaction as compared to any alternative business strategies that might exist for LECG or the effect of any other transaction in which LECG might engage and does not constitute a recommendation to any stockholder as to how such stockholder should vote or act with respect to any matters relating to the Merger.

LECG's Reasons for the Merger (see page 62) and LECG's Reasons for the Investment (see page 97)

        In reaching its decision to approve the Merger and the issuance of LECG common stock pursuant thereto, the Merger Agreement, the Amended Charter, and the Investment and the issuance of the Series A Preferred Stock pursuant thereto, the LECG board of directors consulted with LECG's senior management team, as well as LECG's outside advisors, and considered a number of factors, including the following material factors which a majority of the LECG board of directors viewed as supporting its decision:

  •
  the acquisition of Smart may provide LECG with (a) an increase in revenues and profits, (b) cost saving synergies, (c) a cash investment from a new investment partner that will have representation on the board of directors, and (d) new seasoned executive leadership to join the existing management team;

  •
  the acquisition of Smart may enhance the LECG operating platform, providing an opportunity for LECG to better grow and compete from a position of strength;

  •
  the creation of larger sales and services organizations, greater marketing resources and financial strength may present improved opportunities for marketing the products and services of the combined company;

  •
  the experience, financial resources, size and breadth of product and service offerings of the combined company may allow the combined company to respond more quickly and effectively to client needs, technological change, increased competition and shifting market demand; and

  •
  LECG's belief that the Investment is the least expensive way of raising capital given the current economic climate.

        In view of the wide variety of factors considered by the LECG board of directors in connection with its evaluation of the Merger and the Investment and the complexity of these matters, the LECG board of directors did not consider it practical, and did not attempt, to quantify, rank or otherwise assign relative weights to the specific factors it considered in reaching its decision. Rather, the LECG board of directors made its recommendation based on the totality of information presented to, and the investigation conducted by, it. In considering the factors discussed above, individual directors may have given different weights to different factors. As a result of the foregoing analysis, a majority of the members of LECG's board of directors believes that the Merger and the Investment are fair to, and in the best interests of LECG and its stockholders.

Overview of the Merger Agreement

  Merger Consideration (see page 76)

        In consideration of the Merger, LECG will issue a total of 10,927,869 new shares of LECG common stock to Smart stockholders, all of which will be issued to the Great Hill Entities.

  Conditions to Completion of the Merger (see page 88)

        Consummation of the Merger is subject to a number of conditions, including among others, the following:

  •
  LECG's stockholders shall have approved the Merger, as well as the Amended Charter;

  •
  Smart's stockholders shall have approved the Merger, which they have already done;

  •
  there shall not have been any "material adverse effect", as defined in the Merger Agreement, on LECG or Smart;

  •
  all of the representations and warranties made by the parties to the Merger Agreement and related transaction documents shall remain true and correct, except where the failure of such representations and warranties to be true and correct, individually or in the aggregate, would not reasonably be expected to have a "material adverse effect" on LECG or Smart, as the case may be;

  •
  each of LECG and Smart shall have complied with all pre-closing covenants in all material respects;

  •
  the Investment shall have closed prior to or concurrently with the closing of the Merger;

  •
  the parties shall have received all regulatory approvals, including antitrust approvals in connection with the Merger and related transactions;

  •
  the aggregate amount of "net indebtedness" of LECG shall not exceed $28,000,000;

  •
  the aggregate amount of "net indebtedness" of Smart shall not exceed $42,000,000;

  •
  the size of LECG's board of directors shall be set at seven, and the seven directors nominated in this proxy statement shall have been elected at the meeting;

  •
  the Chief Executive Officer of LECG shall be Steve Samek;

  •
  the Committee of the Independent Directors of LECG and Smart shall have received tax opinions from their respective legal counsel;

  •
  LECG and Smart shall have received the required consents from their respective lenders or, alternatively, arrangements mutually acceptable to LECG and Smart shall have been made to repay the indebtedness under such credit facilities concurrently with closing of the Merger;

  •
  the LECG shares of common stock to be issued to the Great Hill Entities, as Smart's preferred stockholders, in connection with the Merger shall be exempt from the registration requirements under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to Regulation D promulgated under the Securities Act ("Regulation D"); and

  •
  no temporary restraining order, preliminary or permanent injunction or other order shall have been issued by any governmental authority or other legal or regulatory restraint or prohibition preventing the consummation of the Merger and the other transactions contemplated by the Merger Agreement.

  Indemnification (see page 85)

        After the closing of the Merger, Great Hill III shall indemnify LECG for losses as a result of a breach of the representations by Smart relating to Smart's financial statements and LECG shall indemnify Great Hill III for losses as a result of a breach of the representations by LECG relating to the shares to be issued in the Merger and its financial statements. Indemnification claims are to be paid and resolved only through the surrender by Great Hill III or the issuance by LECG, as the case may be, of shares of LECG common stock, subject to a deductible of 303,030 shares of LECG common stock (which is equal to $1,000,000 based on the deemed value of $3.30 per share as set forth in the Merger Agreement and which the indemnified party may only recover amounts in excess of) and an aggregate maximum indemnification liability of 1,092,787 shares of LECG common stock (or $3,606,197 based on the deemed value of $3.30 per share value as set forth in the Merger Agreement). The representations that are subject to indemnification survive for 12 months after the closing of the Merger. If indemnification claims are made against LECG following the closing of the Merger, LECG could be required to issue up to a maximum of 1,092,787 additional shares of its common stock to Great Hill III in satisfaction of those claims.

  No Solicitation (see page 89)

        Each of Smart and LECG agreed that, subject to specified exceptions, Smart and LECG shall not, nor shall either of them authorize or permit any of their respective subsidiaries or any of their or their subsidiaries' respective officers, directors, employees, financial advisors, representatives, agents, or affiliates to, directly or indirectly:

  •
  solicit, initiate, facilitate or knowingly encourage any inquiry, proposal or offer from any third party in respect of, or that reasonably may be expected to lead to, a "company alternative transaction proposal" or "parent alternative transaction proposal", as the case may be, each as defined in the Merger Agreement and generally meaning a transaction with a third party that is competitive to the pending Merger;

  •
  participate in any discussions or negotiations or enter into any agreement with, or provide any non-public information to, or otherwise cooperate with, any third party in respect of, or that reasonably may be expected to lead to, a company alternative transaction proposal or parent alternative transaction proposal, as the case may be; or

  •
  accept any company alternative transaction proposal or parent alternative transaction proposal, as the case may be.

  Termination of the Merger Agreement (see page 92)

        Before the Merger is completed, and whether or not the Merger Agreement has been approved by the LECG or Smart stockholders, LECG and Smart can mutually agree to terminate the Merger Agreement.

        Also, either party can terminate the Merger Agreement if:

  •
  the closing of the Merger shall not have occurred by February 10, 2010, provided that this right to terminate the Merger Agreement shall not be available to any party whose breach of the Merger Agreement has been the principal reason resulting in the failure of the closing of the Merger to occur on or before February 10, 2010;

  •
  there is a final, non-appealable order in effect preventing the closing of the Merger or the other transactions contemplated by the Merger Agreement;

  •
  there is any law or order that would make the closing of the Merger or any of the other transactions contemplated by the Merger Agreement illegal;

  •
  the LECG stockholders do not approve the transactions contemplated by the Merger Agreement at the LECG stockholder meeting; or

  •
  the other party has breached any of its representations, warranties or covenants such that the closing conditions could not be satisfied by the breaching party and such breach is not cured within 30 days after being notified of such breach.

        In addition, Smart can terminate the Merger Agreement if any of the following events occur: (i) LECG's board of directors changes its recommendation with respect to the Merger for any reason; (ii) LECG shall have entered into any agreement (other than a confidentiality agreement) relating to a "parent alternative transaction" (as defined in the Merger Agreement); (iii) LECG fails to include the recommendation of its board of directors with respect to the Merger in this proxy statement; (iv) a third party tender offer is launched for LECG prior to LECG's stockholder approval of the Merger and the issuance of LECG common stock pursuant thereto and the LECG board of directors does not recommend that its stockholders reject such third party tender offer within 10 business days following the launching of such third party tender offer; (v) LECG fails to publicly reaffirm the LECG board of directors recommendation of the Merger within 10 days of Smart's request to do so following a Parent Alternative Transaction Proposal; or (vi) LECG publicly announces its intention to do any of the foregoing.

        LECG may also terminate the Merger Agreement (a) if any of the triggering events listed in the previous paragraph occurs or (b) at any time prior to obtaining its stockholders' approval of the Merger and the issuance of LECG common stock pursuant thereto if the LECG board of directors has approved in good faith a "parent alternative transaction proposal" (as defined in the Merger Agreement) that the LECG board of directors believes is in the best interest of LECG and its stockholders after reflecting the consequences of terminating the Merger Agreement, including the payment of the termination fee described below.

  Termination Fees and Expenses (see page 93)

        LECG is required to pay Smart a $2.9 million termination fee if (a) one of the triggering events described above occurs and the Merger Agreement is terminated by either Smart or LECG, (b) LECG terminates the Merger Agreement after its board of directors determines that it is in the best interests of LECG and its stockholders for LECG to accept a parent alternative transaction proposal, (c) (i) a parent alternative transaction proposal has been made to LECG, (ii) the LECG stockholders fail to approve the Merger and the issuance of LECG common stock pursuant thereto and proposals related to the Merger described in this proxy statement, (iii) the Merger Agreement is terminated by either Smart or LECG due to the failure of the LECG stockholder vote, and (iv) LECG enters into a definitive agreement to effectuate any parent alternative transaction proposal within 12 months of the termination of the Merger Agreement.

        LECG and Smart will each pay their own expenses incurred in connection with the Merger Agreement and the transactions contemplated thereby; however, LECG and Smart will share equally the fees and expenses (other than attorneys' and accountants' fees) incurred in connection with the printing and filing of this proxy statement (or any amendments or supplements hereto) and the Hart-Scott-Rodino Antitrust Improvements Act of 1976 ("HSR Act") filing fee. If the Merger is consummated, LECG will pay the legal and accounting fees and expenses of the Great Hill Entities in connection with the Merger and the other transactions contemplated by the Merger Agreement. In addition to the above, if the LECG stockholders fail to approve the Merger and the issuance of LECG common stock pursuant thereto and the other transactions contemplated by the Merger Agreement at the LECG stockholder meeting, LECG will reimburse Smart's transaction expenses up to $800,000.

Overview of the Stock Purchase Agreement

  Stock Purchase Agreement with certain Smart Stockholders (see page 98)

        Concurrently with the execution of the Merger Agreement, LECG and the Great Hill Entities entered into a Stock Purchase Agreement, pursuant to which LECG will issue 6,313,131 shares of Series A Preferred Stock to the Great Hill Entities at a price of $3.96 per share for an aggregate purchase price of approximately $25 million. Upon the closing of the Merger and the Investment, the Great Hill Entities will together hold LECG common stock and Series A Preferred Stock representing approximately 40% of the outstanding voting power of LECG.

        Upon consummation of the Merger and the Investment, it is currently expected that Great Hill III and Great Hill Investor will each beneficially own more than 5% of the outstanding shares of LECG common stock upon consummation of the Merger and the Investment. The Investment is subject to certain conditions, including the substantially concurrent closing of the Merger.

Overview of other Related Agreements

  Voting Agreements (see page 107)

        Concurrently with the execution of the Merger Agreement, Smart entered into voting agreements (collectively, the "Voting Agreements") with certain directors and executive officers of LECG, pursuant to which such signatories have agreed to vote in favor of the Merger and related matters when presented for approval by the LECG stockholders. The Voting Agreements apply to all shares of LECG common stock held by the signatories, which in the aggregate represents less than 2% of the outstanding shares. The Voting Agreements also restrict transfers of shares by the signatories.

  Governance Agreement (see page 106)

        It is a condition to the closing of the Merger that LECG and the Great Hill Entities enter into a governance agreement (the "Governance Agreement") as of the closing date of the Merger Agreement. The Governance Agreement provides for the designation of nominees to LECG's board of directors and restricts the Great Hill Entities' voting related to the same. Pursuant to the Governance Agreement, the Great Hill Entities may designate two nominees to LECG's board of directors. In addition, pursuant to the Governance Agreement, the Great Hill Entities have agreed to certain standstill restrictions with respect to future acquisitions of LECG common stock and have been granted preemptive rights with respect to future issuances of LECG common stock.

  Stockholders Agreement (see page 106)

        It is a condition to the closing of the Merger that LECG and the Great Hill Entities enter into a stockholders agreement (the "Stockholders Agreement") as of the closing date of the Merger Agreement. The Stockholders Agreement provides the Great Hill Entities with certain demand and piggy-back registration rights related to the shares of LECG common stock they will receive in connection with the Merger and upon conversion of the shares of the Series A Preferred Stock they will receive in connection with the Investment.

Risk Factors (see page 22)

        The Merger and the Investment, including the possibility that the Merger and the Investment may not be consummated, pose a number of risks to LECG and its stockholders (including, if the Merger is completed, the Great Hill Entities receiving LECG common stock). In addition, both LECG and Smart are subject to various risks associated with their businesses and their industries. The combined business will also be subject to these and other risks. We encourage you to read carefully the section of this proxy statement entitled "Risk Factors".

The LECG Board of Directors After the Merger (see page 88)

        It is a condition to the closing of the Merger that the nominees to the LECG board of directors set forth herein make up LECG's board of directors at the time of the closing of the Merger.

LECG Management After the Merger (see page 88)

        Steve Samek, the current Chief Executive Officer of Smart, has been designated to become the Chief Executive Officer of LECG after the Merger, and it is expected that Steven Fife will continue as the Chief Financial Officer of LECG.

LECG Per Share Market Price Information (see page 40)

        The stock of LECG is listed on the NASDAQ Global Select Market. On August 14, 2009, the last trading day before Smart and LECG announced the execution of the Merger Agreement, the closing price of LECG's common stock was $3.65 per share. On November 9, 2009, the latest practicable date before the date of this proxy statement, the closing price of LECG's common stock was $3.50 per share.

Voting by LECG Directors and Executive Officers (see page 107)

        On November 9, 2009, the record date set by the LECG board of directors for the annual meeting, the directors and executive officers of LECG and their affiliates owned and were entitled to vote 944,818 shares of LECG common stock, or approximately 3.7% of the shares of LECG common stock outstanding on that date. Directors holding 127,583 shares of LECG common stock signed Voting Agreements in connection with the Merger and Investment.

Government and Regulatory Matters (see page 86)

        LECG and Smart are required to obtain approvals and clearances from antitrust regulatory authorities in the United States to consummate the Merger. LECG and Smart filed notification and report forms under the HSR Act with regulatory authorities in the United States and received early termination of the waiting period under the HSR Act from the FTC on October 19, 2009.

LECG will List Shares of LECG Common Stock Issued to Smart Stockholders on the NASDAQ Global Select Market (see page 74)

        LECG has agreed to use its reasonable best efforts to cause the shares of LECG common stock to be issued to the Great Hill Entities pursuant to the Merger Agreement to be authorized for listing on the NASDAQ Global Select Market, subject to notice of issuance. The listing of the shares on the NASDAQ Global Select Market (subject to notice of issuance) is a condition to each company's obligation to complete the Merger.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

        This proxy statement (including information included in the documents accompanying this proxy statement) includes "forward-looking statements" (as that term is defined under Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and/or the United States Private Securities Litigation Reform Act of 1995). There are forward-looking statements throughout this proxy statement, including, without limitation, under the headings "Questions and Answers about the Annual Meeting" and "Risk Factors" and in statements containing words such as "expect," "estimate," "project," "budget," "forecast," "anticipate," "contemplate," "intend," "plan," "may," "will," "could," "should," "would," "believes," "predicts," "potential," "continue," and similar expressions which are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, Smart's and LECG's expectations with respect to the synergies, costs and charges, capitalization and anticipated financial impacts of the Merger and the Investment and related transactions.

        These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside Smart's and LECG's control and difficult to predict. Factors that may cause such differences include, but are not limited to:

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  the ability of LECG and Smart to satisfy all conditions precedent to the completion of the Merger and Investment;

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  the ability of LECG and Smart to integrate their operations successfully;

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  the timing of the integration of LECG and Smart necessary to achieve enhanced earnings or realize cost savings;

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  the retention of existing, and continued attraction of additional clients;

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  the retention and continued attraction of key employees of LECG and Smart, particularly LECG senior professionals known as "experts";

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  any unsolicited offer by another company to acquire the assets or capital stock of LECG or Smart;

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  unexpected costs or unexpected liabilities related to the Merger, or the effects of purchase accounting that may different from our current expectations;

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  unexpected costs or unexpected liabilities related to the Investment;

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  the effects of uncertainty surrounding the Merger and Investment that may cause the business of LECG to suffer;

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  other economic, business and competitive factors;

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  the costs and other effects of legal proceedings;

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  the impact on the trading price of LECG common stock caused by the resales in the public market of shares of LECG common stock received by the Great Hill Entities in the Merger;

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  the impact of the trading price of LECG common stock caused by the issuance of the Series A Preferred Stock in accordance with the Stock Purchase Agreement;

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  the ability of the Great Hill Entities and their affiliates to exert significant influence over corporate decisions as a result of its ownership of LECG common stock following the Merger and Investment and their rights to designate two nominees for election as directors in the combined entity;

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  changes in accounting policies, practices or their interpretation;

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  the ability of LECG and Smart to obtain from LECG's and Smart's bank creditors consent to the Merger and the Investment; and

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  the factors described in LECG's reports filed with the SEC.

        LECG cautions that the foregoing list of factors is not exclusive. Additional information concerning these and other risk factors is discussed under the heading "Risk Factors" and elsewhere in this proxy statement and in documents accompanying this proxy statement, including, LECG's Annual Report on Form 10-K for the fiscal year ended December 31, 2008 which was filed with the SEC on March 31, 2009, as amended by Amendment No. 1 as filed with the SEC on April 29, 2009, including under Part I, Item IA in LECG's Annual Report on Form 10-K for the year ended December 31, 2008. All subsequent written and oral forward-looking statements concerning Smart, LECG, the meeting, the Merger, the Investment the related transactions or other matters attributable to Smart or LECG or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements above. These forward-looking statements speak only as of the date on which the statements were made and Smart and LECG expressly disclaim any obligation to release publicly any updates or revisions to any forward-looking statement included in this proxy statement or elsewhere, whether written or oral, relating to the matters discussed in this proxy statement.

RISK FACTORS

        In addition to the other information included in documents delivered with this proxy statement, you should carefully consider the risk factors described below in evaluating whether to approve the Merger and the issuance of LECG common stock pursuant thereto, approve the Investment and the issuance of Series A Preferred Stock pursuant thereto, and approve the Amended Charter.

LECG may fail to realize some or all of the anticipated benefits of the Merger, which may adversely affect the value of LECG's common stock.

        The success of the Merger will depend, in part, on LECG's ability to realize the anticipated benefits and cost savings from combining the businesses of Smart and LECG. However, to realize these anticipated benefits and cost savings, LECG must successfully combine the businesses of Smart and LECG. If LECG is not able to achieve these objectives within the anticipated time frame, or at all, the anticipated benefits and cost savings of the Merger may not be realized fully or at all or may take longer to realize than expected and the value of LECG's common stock may be adversely affected.

        Smart and LECG have operated and, until the completion of the Merger, will continue to operate, independently. It is possible that the integration process could result in the loss of key employees, including experts, consultants, other professionals and other senior management, result in the disruption of each company's ongoing businesses or identify inconsistencies in standards, controls, procedures and policies that adversely affect LECG's ability to maintain relationships with clients, experts, contractors, creditors, lessors, landlords, or to otherwise achieve the anticipated benefits of the Merger.

        Specifically, risks in integrating the operations of Smart into LECG's operations in order to realize the anticipated benefits of the Merger include, among other things:

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  failure of clients to accept new products or services or to continue as clients of the combined company;

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  failure to successfully manage relationships with expert witnesses, consultants and other professionals, which could result in the loss of key revenue generating experts;

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  the loss of other key employees;

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  failure to effectively coordinate sales and marketing efforts to communicate the capabilities of the combined company;

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  failure to combine product and service offerings quickly and effectively;

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  failure to successfully develop new products and services on a timely basis that address the market opportunities of the combined company;

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  failure to compete effectively against companies already serving the broader market opportunities expected to be available to the combined company;

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  unexpected revenue attrition; and

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  failure to successfully integrate and harmonize financial reporting and information technology systems of LECG and Smart.

        Integration efforts between the two companies will also divert management attention and resources. An inability to realize the full extent of, or any of, the anticipated benefits of the Merger, as well as any delays encountered in the integration process, could have an adverse effect on LECG's business and results of operations, which may affect the value of the shares of LECG's common stock after the completion of the Merger.

        In addition, the actual integration may result in additional and unforeseen expenses, and the anticipated benefits of the integration plan may not be realized. Actual cost synergies, if achieved at all, may be lower than LECG expects and may take longer to achieve than anticipated. If LECG is not able to adequately address these challenges, LECG may be unable to successfully integrate Smart's operations into its own, or to realize the anticipated benefits of the integration of the two companies.

The market price of LECG common stock after the Merger may be affected by factors different from those affecting the shares of LECG currently.

        The businesses of Smart differ from those of LECG in important respects and, accordingly, the results of operations of the combined company and the market price of LECG's common stock following the Merger may be affected by factors different from those currently affecting the independent results of operations of Smart and LECG. For a discussion of LECG's businesses and of certain factors to consider in connection with those businesses, see the documents accompanying this proxy statement, including LECG's Annual Report on Form 10-K.

Failure to complete the Merger could negatively impact the stock price and the future business and financial results of LECG.

        If the Merger is not completed, the ongoing businesses of Smart and LECG may be adversely affected and, without realizing any of the benefits of having completed the Merger, Smart and LECG will be subject to a number of risks, including the following:

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  LECG may be required to pay Smart a termination fee of up to $2,900,000 if the Merger is terminated under certain circumstances (plus, in certain circumstances relating to a change in recommendation by the LECG board of directors, LECG also would be obligated to reimburse Smart for up to $800,000 of Smart's actual expenses incurred in connection with the Merger), all as described in the Merger Agreement and summarized in this proxy statement;

  •
  Smart and LECG will be required to pay certain costs relating to the Merger, whether or not the Merger is completed;

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  under the Merger Agreement, LECG is subject to certain restrictions on the conduct of its business prior to completing the Merger which may affect its ability to execute certain of its business strategies;

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  matters relating to the Merger (including integration planning) may require substantial commitments of time and resources by Smart and LECG management, which could otherwise have been devoted to other opportunities that may have been beneficial to Smart and LECG as independent companies, as the case may be; and

  •
  if the Merger does not occur, the Great Hill Entities will not provide the Investment and LECG would likely need to raise additional capital at less favorable terms.

        Smart and LECG also could be subject to litigation related to any failure to complete the Merger or related to any enforcement proceeding commenced against Smart or LECG to perform their respective obligations under the Merger Agreement. If the Merger is not completed, these risks may materialize and may adversely affect LECG's business, financial results and stock price.

As of September 30, 2009, Smart and LECG together have a combined amount of approximately $57 million in outstanding obligations under their respective credit agreements, which will become due and payable in full if they fail to obtain the consent of their lenders to the Merger and the Investment.

        Pursuant to LECG's credit agreement by and among LECG, Bank of America NA and certain other parties, the lenders may call all amounts outstanding thereunder due in the event any party acquires more than 30% of the outstanding voting stock of LECG. Because, in connection with the Merger and the Investment, the Great Hill Entities will acquire approximately 40% of the outstanding voting stock of LECG, LECG must obtain the consent of its lender to the Merger and the Investment in order to avoid the approximately $16 million in obligations outstanding, as of September 30, 2009, under its credit agreement coming immediately due and payable in full as of the closing of the Merger.

        Pursuant to Smart's credit agreement by and among Smart, Bank of Montreal and certain other parties, the lenders may call all amounts outstanding thereunder due in the event of a merger of Smart. Because LECG is acquiring all of the outstanding voting stock of Smart in connection with the Merger, Smart must obtain the consent of its lender to the Merger in order to avoid the approximately $41 million in obligations outstanding, as of September 30, 2009, under the Smart credit agreement coming immediately due and payable in full as of the closing of the Merger.

        As of the date of this proxy statement, neither lender consent referred to above has been obtained. If either LECG or Smart fail to obtain their respective lenders' consent referred to above, the combined company would be substantially impaired by the need to repay all outstanding amounts under either or both of the credit agreements. Given the current economic climate and in particular the limited availability of credit, in the event either or both of the lender consents referred to above are not obtained, LECG may not be able to refinance this outstanding indebtedness or otherwise obtain alternative financing to repay the amounts that will have accelerated as of the closing of the Merger under the LECG and Smart credit agreements on favorable terms or at all.

LECG will incur significant transaction and Merger-related costs in connection with the Merger and the Investment.

        LECG expects to incur a number of non-recurring costs associated with combining the operations of the two companies. The substantial majority of non-recurring expenses resulting from the Merger and the Investment will be comprised of transaction costs related to the Merger and the Investment, facilities and systems consolidation costs and employment-related costs, including severance and other employee separation costs. LECG will also incur transaction fees and costs related to formulating integration plans. Transaction costs incurred by LECG through September 30, 2009 totaled approximately $1.0 million and an additional $2.0 million is expected to be incurred to consummate the Merger and the Investment. LECG is still in the process of quantifying systems integration and exit activity related costs, but this amount could ultimately total several million dollars. Additional unanticipated costs may be incurred in the integration of the two companies' businesses. Although LECG expects that the elimination of duplicative costs, as well as the realization of other efficiencies related to the integration of the businesses, should allow LECG to offset incremental transaction and Merger-related costs over time, this net benefit may not be achieved in the near term, or at all.

The Merger may not be accretive and may cause dilution to LECG's earnings per share, which may negatively affect the market price of LECG's common stock.

        LECG currently anticipates that the Merger will be accretive to earnings per share during the first full calendar year after the Merger. This expectation is based on preliminary estimates which may materially change. LECG could also encounter additional transaction and integration-related costs or other factors such as the failure to realize all of the benefits anticipated in the Merger. All of these factors could cause dilution to LECG's earnings per share or decrease or delay the expected accretive effect of the Merger and cause a decrease in the price of LECG's common stock.

Smart, LECG and, subsequently, the combined company must continue to retain, motivate and recruit executives, experts and other key employees, which may be difficult in light of uncertainty regarding the Merger, and failure to do so could negatively affect the combined company.

        For the Merger to be successful, during the period before the Merger is completed, both Smart and LECG must continue to retain, motivate and recruit executives, experts and other key employees. The combined company also must be successful at retaining key employees following the completion of the Merger. Experienced experts and executives are in high demand and competition for their talents can be intense. Employees of both Smart and LECG may experience uncertainty about their future role with the combined company until, or even after, strategies with regard to the combined company are announced or executed. These potential distractions of the Merger may adversely affect the ability of Smart, LECG or the combined company to attract, motivate and retain executives, experts and other key employees and keep them focused on applicable strategies and goals. A failure by Smart, LECG or the combined company to retain and motivate executives, experts and other key employees during the period prior to or after the completion of the Merger could have a material and adverse impact on the business of Smart, LECG or the combined company.

The Merger and the Investment will be dilutive to LECG's existing stockholders.

        Pursuant to the Merger Agreement and the Stock Purchase Agreement, LECG will be issuing approximately 17.2 million new shares of capital stock to the Great Hill Entities, which will represent approximately 40% of the total outstanding voting power of all LECG stockholders following the closing of the Merger and the Investment. The issuance of these shares will cause immediate and significant dilution to existing LECG stockholders. An additional approximately 1.1 million new shares of LECG common stock may also be issued to Great Hill III to satisfy certain indemnification obligations described in the Merger Agreement and LECG has agreed to grant the Great Hill Entities pre-emptive rights for certain future new issuances of its capital stock. Further, the holders of the Series A Preferred Stock to be issued pursuant to the Investment are entitled to receive cumulative dividends at a rate of 7.5% per share per annum (subject to potential increase as described in the section titled "Summary of Certificate of Designations" in this proxy statement), which may be paid in additional shares of LECG capital stock, which will further dilute LECG's current stockholders.

LECG's existing stockholders will not receive any of the proceeds from the Investment.

        The net proceeds from the sale of the Series A Preferred Stock being issued in the Investment will be paid directly to LECG. LECG currently anticipates that it will retain $21 million of the net cash proceeds for working capital and general corporate purposes, and will use $4 million for the payment of transaction fees and expenses incurred in connection with the Merger and the Investment. LECG's management could spend or invest the net proceeds from the sale of the Series A Preferred Stock in ways with which LECG stockholders may not agree. The Investment and use of the proceeds from the Investment may not yield a favorable return to LECG.

LECG's obligation to pay a termination fee under certain circumstances and the restrictions on its ability to solicit or engage in negotiations with respect to other acquisition proposals may discourage other transactions which may be favorable to LECG stockholders.

        Until the Merger is completed or the Merger Agreement is terminated, with limited exceptions, the Merger Agreement prohibits LECG from entering into, soliciting or engaging in negotiations with respect to acquisition proposals or other business combinations with a party other than Smart. LECG has agreed to pay Smart a termination fee of $2.9 million under specified circumstances. These provisions could discourage other companies from proposing alternative transactions which may be more favorable to LECG stockholders than the Merger and the Investment.

Because following the closing of the Merger and the Investment, the Great Hill Entities will hold a significant interest in LECG voting stock, the influence of LECG's other public stockholders over the election of directors and significant corporate actions may be more limited than it would be if there were no stockholder owning such a significant percentage of LECG's outstanding voting stock.

        As of the closing of the Merger and the Investment, the Great Hill Entities will own approximately 40% of LECG's outstanding voting stock and will have designated two of the members of the LECG board of directors. Although the Governance Agreement imposes limits on the Great Hill Entities regarding taking specified actions related to the acquisition of additional shares of LECG capital stock and the removal of directors (all as described in the section titled "Governance Agreement" beginning on page 106), the Great Hill Entities will nonetheless still be able to exert significant influence over the outcome of a range of corporate matters, including significant corporate transactions requiring a stockholder vote, such as a merger or a sale of the combined company or its assets. This concentration of ownership and influence in management and board decision-making could also harm the price of LECG common stock following completion of the Merger by, among other things, discouraging a potential acquirer from seeking to acquire shares of LECG common stock (whether by making a tender offer or otherwise) or otherwise attempting to obtain control of the combined company.

Sales of LECG common stock by the Great Hill Entities or issuances of shares of common stock by LECG in connection with future acquisitions or otherwise could cause the price of LECG's common stock to decline.

        If the Great Hill Entities sell a substantial number of their shares of LECG common stock in the future, the market price of LECG's common stock could decline. The perception among investors that these sales may occur could produce the same effect. The Great Hill Entities have rights, subject to specified conditions, to require LECG to file registration statements covering shares of common stock held by them or to include shares of common stock held by them in registration statements that LECG may file. By exercising their registration rights and selling a large number of shares of LECG common stock, the Great Hill Entities could cause the price of LECG common stock to decline. Furthermore, if LECG were to include common stock held by the Great Hill Entities in a registration statement initiated by LECG, those additional shares could impair our ability to raise needed capital by depressing the price at which LECG could sell its common stock.

        One component of LECG's business strategy is to make acquisitions. In the event of any future acquisitions, LECG could issue additional shares of common stock, which would have the effect of diluting existing LECG stockholders' percentage ownership of LECG common stock and could cause the price of LECG common stock to decline.

Smart's Sarbanes-Oxley Compliance Business May Decline.

        The demand for Smart's services related to Sarbanes-Oxley or other regulatory compliance may decline. A key component of Smart's business includes services related to Sarbanes-Oxley and other regulatory compliance. There can be no assurance that there will be ongoing demand for these services.

A reversal of or decline in the current trend of businesses utilizing third-party service providers may have a material adverse effect on Smart's business, financial condition and results of operations.

        Smart's business and growth depend in part on the trend toward businesses utilizing third-party service providers. We can give you no assurance that this trend will continue. Current and potential customers of Smart may elect to perform such services with their own employees. A significant reversal of, or a decline in, this trend would have a material adverse effect on Smart's business, financial condition and results of operations.

Restrictions imposed by state accountancy authority conflict of interest rules may limit Smart's ability to provide services to Smart and Associates, LLP.

        Restrictions imposed by state accountancy laws and regulations preclude Smart from rendering audit and attest services (other than internal audit services). As such, Smart and Smart and Associates, LLP, an affiliate of Smart ("Smart LLP"), have entered into an agreement under which audit and attest services may be provided to Smart's clients by Smart LLP. Under this agreement, Smart pays for all the direct and indirect overhead costs of Smart LLP and in exchange Smart LLP pays Smart a management fee.

        While currently state accountancy conflict rules generally only apply to public companies, which Smart LLP does not provide audit or attest services for, there can be no assurance that state accountancy authorities will not extend current restrictions on the profession to include private companies. To the extent that Smart LLP is affected by any such change in state conflict of interest rules, Smart may experience a decline in fee revenue from the management fee which Smart LLP currently pays to Smart.

Risks Relating to LECG

We are dependent on retaining our experts to keep our existing clients and ongoing and future projects, and our financial results and growth prospects could suffer if we are unable to successfully attract and retain our experts and professional staff.

        Many of our clients are attracted to us by their desire to engage individual experts, and the ongoing relationship with our clients is often managed primarily by our individual experts. If an expert terminates his or her relationship with us, it is probable that most of the clients and projects for which that expert is responsible will continue with the expert, and the clients will terminate or significantly reduce their relationship with us. We generally do not have non-competition agreements with any of our experts, unless the expert came to us through an acquisition of a business. Consequently, experts can generally terminate their relationship with us at any time and immediately begin to compete against us. Our top five experts accounted for 11% and 13% of our revenues for the nine months ended September 30, 2009 and 2008, respectively. If any of these individuals or our other experts terminate their relationship with us or compete against us, it could materially harm our business and financial results. Dr. Teece was one of LECG's top five experts in the first nine months of 2009, in 2008 and in previous years; his employment as an expert terminated on August 12, 2009. The terms of Dr. Teece's termination and his future relationship, if any, with LECG are being negotiated.

        In addition, if we are unable to attract, develop, and retain highly qualified experts, professional staff and administrative personnel, our ability to adequately manage and staff our existing projects and obtain new projects could be impaired, which would adversely affect our business, our financial results and our prospects for growth. Qualified professionals are in great demand, and we face significant competition for both experts and professional staff with the requisite credentials and experience. Our competition comes from other consulting firms, research firms, governments, universities and other similar enterprises. Many of these competitors may be able to offer greater compensation and benefits or more attractive lifestyle choices, career paths or geographic locations than we do. Increasing competition for these professionals may also significantly increase our labor costs, which could negatively affect our margins and results of operations. The loss of services from, or the failure to recruit, a significant number of experts, professional staff or administrative personnel could harm our business, including our ability to secure and complete new projects.

Our financial results could suffer if we are unable to achieve or maintain high utilization and billing rates for our professional staff.

        Our profitability depends to a large extent on the utilization of our professional staff and the billing rates we are able to charge for their services. Utilization of our professional staff is affected by a number of factors, including:

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  the number and size of client engagements;

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  our experts' use of professional staff to perform the projects they obtain from clients and the nature of specific client engagements, some of which require greater professional staff involvement than others;

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  the timing of the commencement, completion and termination of projects, which in many cases is unpredictable;

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  our ability to transition our professional staff efficiently from completed projects to new engagements;

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  our ability to forecast demand for our services and thereby maintain an appropriate level of professional staff; and

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  conditions affecting the industries in which we practice as well as general economic conditions.

        The billing rates of our professional staff that we are able to charge are also affected by a number of additional factors, including:

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  the quality of our expert services;

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  the market demand for the expert services we provide;

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  our competition and the pricing policies of our competitors; and

  •
  general economic conditions.

        Forecasting demand for our services and managing staffing levels and transitions in the face of the uncertainties in engagement demand is quite difficult, especially during the current U.S. and European economic slow-down. If we are unable to achieve and maintain high utilization as well as maintain or increase the billing rates for our billable professional staff, our financial results could suffer materially.

We rely on our credit facility to provide us with sufficient working capital to operate our business.

        Historically, we have relied upon our revolving credit facility to provide us with adequate working capital to operate our business. The current economic downturn adds uncertainty to our revenue levels and cash flow from operations, which may increase our dependence on our revolving credit facility, but also increases the likelihood we may fall out of compliance with our debt covenants. Non-compliance with those covenants could result in our lenders restricting or terminating our borrowing ability, accelerating the time for repayment of outstanding borrowings, or increasing the cost of borrowing under the revolving credit facility. If our lenders reduce or terminate our access to amounts under our revolving credit facility, we may not have sufficient capital to fund our operating needs and/or we may need to secure additional financing to fund our working capital requirements or to repay outstanding debt under our revolving credit facility. Lenders may be less flexible and willing to provide waivers or to extend credit in the current economic downturn than they have been historically. We cannot be certain that we will be successful in complying with our covenants or maintaining the availability to us of amounts under our revolving credit facility or, if necessary, that we will be able to raise additional capital, or that any amount, if raised, will be sufficient to meet our cash requirements. Also, if we are not able to maintain our borrowing availability under our revolving credit facility and/or raise additional capital when needed, we may be forced to curtail our operations.

        See "Risk Factors—As of September 30, 2009, Smart and LECG together have a combined amount of approximately $57 million in outstanding obligations under their respective credit agreements, which will become due if they fail to obtain the consent of their lenders to the Merger and the Investment" above.

Recent turmoil in the credit markets and in the financial services industry may impact our ability to collect receivables on a timely basis and may negatively impact our cash flow.

        Recently, the credit markets and the financial services industry have been experiencing a period of unprecedented turmoil and upheaval. While the ultimate outcome of these events cannot be predicted, they could adversely impact the availability of financing and working capital to our clients and therefore adversely impact our ability to collect amounts due from such clients or cause them to terminate their contracts with us completely.

Our client projects may be terminated or initiated suddenly, which may negatively impact our financial results.

        Our projects generally center on decisions, disputes, proceedings or transactions in which clients are seeking expert advice and opinions. Our projects can terminate suddenly and without advance notice to us. Our clients may decide at any time to settle their disputes or proceedings, to abandon or defer their transactions or to take other actions that result in the early termination of a project. Our clients are ordinarily under no contractual obligation to continue using our services. If an engagement is terminated unexpectedly, or even upon the planned completion of a project, our professionals working on that engagement may be underutilized until we assign and transition them to other projects. The termination, deferral or significant reduction in the scope of a single large engagement could negatively impact our results of operations in a given reporting period.

        Conversely, projects may be initiated or expanded suddenly, and we may not be able to adequately manage the demands placed upon our experts and staff when that occurs. This could result in inefficiencies and additional time spent on engagements by our experts and staff that we may not be able to bill and collect. For example, in 2006 and 2007 we experienced a significant increase in work performed that we considered uncollectible, a part of which was the result of our failure to successfully manage certain engagements. If we are unable to successfully manage the requirements and time spent by experts and staff on engagements, our financial results may be adversely impacted.

Our ability to maintain and attract new business depends upon our reputation, the professional reputation of our experts and the quality of our services on client projects.

        Our ability to secure new projects depends heavily upon our reputation and the individual reputations of our experts. Any factor that diminishes our reputation or that of our experts could make it substantially more difficult for us to attract new projects and clients. Similarly, because we obtain many of our new projects from clients that we have worked with in the past or from referrals by those clients, any client that is dissatisfied with the quality of our work or that of our experts could seriously impair our ability to secure additional new projects and clients.

        In litigation, we believe that there has been an increase in the frequency of challenges made by opposing parties to the qualifications of experts. In the event a court or other decision-maker determines that an expert is not qualified to serve as an expert witness in a particular matter, then this determination could harm the expert's reputation and ability to act as an expert in other engagements which could in turn harm our business reputation and our ability to obtain new engagements.

The implementation of our 2009, 2008 and 2007 restructuring activities, which involved workforce reductions and office closures, may not successfully achieve improved long-term operating results.

        In the second and third quarters of 2009, the fourth quarter of 2008, and in 2007 we implemented a number of restructuring actions intended to better align our cost structure with current business levels and market conditions. In connection with the restructuring actions, we incurred charges totaling $5.5 million during the second and third quarters of 2009, $6.4 million during the fourth quarter of 2008 and $10.7 million during 2007, respectively. These charges included one-time termination benefits, write-offs of unearned signing bonuses, lease termination costs and other costs. As a result of these restructuring actions, our fee-generating head count was reduced, and the employment of some experts and professional staff with unique skills was terminated. In the future, other experts and employees may leave our company voluntarily due to the uncertainties associated with our business environment and their job security, and we have experienced and may continue to experience morale issues. In addition, we may lose revenue and miss opportunities to generate revenue and we may not achieve the improved longer-term operating results that we anticipated. Any of these consequences may harm our business and our future results of operations.

Our estimated restructuring accruals may not be adequate.

        While our management uses all available information to estimate restructuring charges, particularly facilities costs, our estimated accruals for restructuring related to our 2009 and 2008 activities and the 2007 value recovery plan may prove to be inadequate. If our actual sublease revenues or the results of our exiting negotiations differ from our assumptions, we may have to record additional charges, which could materially affect our results of operations, financial position and cash flow.

Impairment charges could reduce our results of operations.

        In accordance with the provisions of Financial Accounting Standards Board Accounting Standard Codification 350, Intangible—Goodwill and Other, we test goodwill and other intangible assets with indefinite useful lives for impairment on an annual basis or on an interim basis if an event occurs that might reduce the fair value of the reporting unit below its carrying value. We conduct testing for impairment during the fourth quarter of each year using an October 1st measurement date. Various uncertainties, including changes in business trends, deterioration in the political environment, continued adverse conditions in the capital markets or changes in general economic conditions, could impact the expected cash flows to be generated by an intangible asset or group of intangible assets, and may result in an impairment of those assets. For example, we recorded a goodwill impairment charge of $118.8 million and other impairment charges of $5.4 million for the year ended December 31, 2008. Although any such impairment charge would be a non-cash expense, further impairment of our intangible assets could materially increase our expenses and reduce our results of operations.

Changes in our effective tax rate may harm our results of operations.

        A number of factors may cause our future effective tax rates to be volatile and unpredictable, including:

  •
  the jurisdictions in which profits are determined to be earned and taxed;

  •
  the resolution of issues arising from tax audits with various tax authorities;

  •
  changes in the valuation of our deferred tax assets and liabilities;

  •
  adjustments to estimated taxes upon finalization of various tax returns;

  •
  increases in expenses not deductible for tax purposes, including impairments of goodwill;

  •
  changes in available tax credits or limitations on our ability to utilize foreign tax credits;

  •
  changes in share-based compensation;

  •
  changes in tax laws or the interpretation of such tax laws, and changes in generally accepted accounting principles; and

  •
  the repatriation of non-U.S. earnings for which we have not previously provided for U.S. taxes.

        Any significant change in our future effective tax rates could reduce net income or negatively impact earnings for future periods.

If we are unable to manage the growth of our business successfully, our financial results and business prospects could suffer.

        Over the past several years we experienced significant growth in the number of our experts and professional staff. We also expanded our practice areas and opened offices in new locations. We may not be able to successfully manage a significantly larger and more geographically diverse workforce as we increase the number of our experts and professional staff and expand our practice areas. In 2009, 2008 and 2007, we recognized restructuring charges of $5.5 million, $6.4 million and $10.7 million, respectively, primarily related to the termination of experts and professional staff who were generally direct hires in new practice areas during the past three years. We also closed 11 facilities from 2007 to 2009. From 2006 to 2008, we experienced increased and sometimes unplanned selling, general and administrative costs.

        In addition, growth increases the demands on our management, our internal systems, procedures and controls. To successfully manage growth and maintain our capability of complying with existing and new regulatory requirements, we must add administrative staff and periodically update and strengthen our operating, financial and other systems, procedures and controls, which will increase our costs and may reduce our profitability. There are certain key personnel that have developed over time a deep institutional knowledge of, and have helped shape and implement our expert compensation models, including developing the financial and operational support systems and contractual agreements necessary to administer their complexities. This institutional knowledge has been an essential element in our ability to respond to the demands imposed by our growth.

        In 2006, we reported a material weakness in connection with the calculation of certain complex, non-standard compensation arrangements and business acquisition performance-based agreements. At December 31, 2007, we had remediated that material weakness. However, as we acquire new businesses in the future we will need to properly and timely manage the accounting for the acquisition and compensation arrangements, and integrate their financial reporting systems into ours, including our disclosure controls and procedures. We may be unable to successfully implement changes and make improvements to our information and control systems in an efficient or timely manner and we may discover additional deficiencies in our existing systems and controls. Any failure to successfully manage growth, retain key administrative personnel, and maintain adequate internal disclosure controls and procedures or controls over financial reporting, could result in the identification of additional material weaknesses in our controls which could harm our financial results and business prospects.

Additional hiring and acquisitions could disrupt our operations, increase our costs or otherwise harm our business.

        A portion of our business strategy is dependent in part upon our ability to grow by hiring individuals or groups of experts and by acquiring other expert services firms. However, we may be unable to identify, hire, acquire or successfully integrate new experts and consulting practices without substantial expense, delay or other operational or financial problems. And, we may be unable to achieve the financial, operational and other benefits we anticipate from any hiring or acquisition.

Hiring additional experts or acquiring other expert services firms could also involve a number of additional risks, including:

  •
  the diversion of management's and key senior experts' time, attention and resources, especially since key senior experts involved in the recruiting and acquisition process also provide consulting services that account for a significant amount of our revenues;

  •
  loss of key acquisition related personnel;

  •
  the incurrence of significant signing and performance bonuses, which could adversely impact our profitability and cash flow, or result in the later write-off of unearned portions of such bonus, which could adversely impact our profitability;

  •
  additional expenses associated with the amortization, impairment or write-off of acquired intangible assets, which could adversely impact our profitability;

  •
  potential assumption of debt to acquire businesses;

  •
  potential impairment of existing relationships with our experts, professionals and clients;

  •
  the creation of conflicts of interest that require us to decline engagements that we otherwise could have accepted;

  •
  increased costs to improve, coordinate or integrate managerial, operational, financial and administrative systems;

  •
  increased costs associated with the opening and build-out of new offices, redundant offices in the same city where consolidation is not immediately possible or office closures where consolidation is possible, which would result in the immediate recognition of expense associated with the abandoned lease;

  •
  dilution to our stockholders as a result of issuing equity securities in connection with hiring new experts or acquiring other expert services firms; and

  •
  difficulties in integrating diverse corporate cultures.

We depend on complex damages and competition policy/antitrust practices, which could be adversely affected by changes in the legal, regulatory and economic environment.

        Our business is heavily concentrated in the practice areas of complex damages and competition policy/antitrust, including mergers and acquisitions. Projects in our complex damages practice area account for 27% and 23% of our billings in the nine months ended September 30, 2009 and 2008, respectively. Projects in our competition policy/antitrust practice area, including mergers and acquisitions, accounted for 16% and 19% of our billings in the nine months ended September 30, 2009 and 2008, respectively. Changes in the federal antitrust laws or the federal regulatory environment, or changes in judicial interpretations of these laws could substantially reduce the need for expert consulting services in these areas. This would reduce our revenues and the number of future projects in these practice areas. In addition, adverse changes in general economic conditions, particularly conditions influencing the merger and acquisition activity of larger companies, could also negatively impact the number and scope of our projects in proceedings before the Department of Justice and the Federal Trade Commission.

Intense competition from economic, business and financial consulting firms could hurt our business.

        The market for expert consulting services is intensely competitive, highly fragmented and subject to rapid change. Many of our competitors are national and international in scope and have significantly greater personnel, financial, technical and marketing resources. We may be unable to compete successfully with our existing competitors or with any new competitors. There are relatively low barriers to entry, and we have faced and expect to continue to face additional competition from new entrants into the economic, business and financial consulting industries. In the litigation and regulatory expert services markets, we compete primarily with economic, business and financial consulting firms and individual academics. Expert services are also available from a variety of participants in the business consulting market, including general management consulting firms, the consulting practices of major accounting firms, technical and economic advisory firms, regional and specialty consulting firms, small consulting companies and the internal professional resources of companies.

Conflicts of interest could preclude us from accepting projects.

        We provide our services primarily in connection with significant or complex decisions, disputes and regulatory proceedings that are often adversarial or involve sensitive client information. Our engagement by a given client may preclude us from accepting projects with that client's competitors or adversaries because of conflicts of interest or other business reasons. As we increase the size of our operations, the number of conflict situations can be expected to increase. Moreover, in many industries in which we provide services, for example the petroleum and telecommunications industries, there has been a continuing trend toward business consolidations and strategic alliances, the impact of which is to reduce the number of companies that may seek our services and to increase the chances that we will be unable to accept new projects as a result of conflicts of interest. If we are unable to accept new assignments for any reason, our business may not grow and our professional staff may become underutilized, which would adversely affect our revenues and results of operations in future periods.

Our engagements could result in professional liability, which could be very costly and hurt our reputation.

        Our projects typically involve complex analysis and the exercise of professional judgment. As a result, we are subject to the risk of professional liability. Many of our projects involve matters that could have a severe impact on a client's business, cause a client to gain or lose significant amounts of money or assist or prevent a client from pursuing desirable business opportunities. If a client questions the quality of our work, the client could threaten or bring a lawsuit to recover damages or contest its obligation to pay our fees. Litigation alleging that we performed negligently or breached any other obligations to a client could expose us to significant liabilities and damage our reputation. We carry professional liability insurance intended to cover many of these types of claims, but the policy limits and the breadth of coverage may be inadequate to cover any particular claim or all claims plus the cost of legal defense. For example, we provide services on engagements in which the amounts in controversy or the impact on a client may substantially exceed the limits of our errors and omissions insurance coverage. If we are found to have professional liability with respect to work performed on such an engagement, we may not have sufficient insurance to cover the entire liability. Defending ourselves in any litigation, regardless of the outcome, is often very costly, could result in distractions to our management and experts and could harm our business and our reputation.

We are subject to additional risks associated with international operations.

        We currently have operations in Argentina, Australia, Belgium, France, Hong Kong, Italy, Mexico, New Zealand, Spain and the United Kingdom. Revenues attributable to activities outside of the United States were 18% and 23% in the nine months ended September 30, 2009 and 2008, respectively. Foreign tax laws can be complex and disputes with foreign tax authority can be lengthy and span multiple years. We have been involved in a tax dispute with the Argentine tax authority since 2007 regarding a potential income tax deficiency related to our 2003 and 2004 tax returns and a withholding tax deficiency in connection with our 2005 withholding tax return totaling approximately $3.3 million, which includes potential interest if our position is not ultimately sustained. We paid this amount and filed an appeal with the tax authorities, objecting to their position and requesting a refund. On April 8,

2009, we were notified that the AFIP had terminated the penalty procedures relating to amounts previously paid for the 2003 and 2004 income tax and 2005 withholding tax deficiencies due to the passage of Argentine National Law No. 26.476 (Tax Moratorium). However, we may still be subject to penalties and interest on a potential underpayment of taxes related to the 2005 withholding tax return. Also, based on the results of the completed audit discussed above, we may receive additional notices for assessments of additional income taxes, penalties, and interest related to our 2005 and 2006 income tax returns and withholding taxes, penalties, and interest payments made to the U.S. parent company to settle intercompany balances from June 2005 to December 2007.

        We may continue to expand internationally and our international revenues may account for an increasing portion of our revenues in the future. In addition to the tax dispute noted above, our international operations carry special financial and business risks, including:

  •
  greater difficulties in managing and staffing foreign operations;

  •
  less stable political and economic environments;

  •
  cultural differences that adversely affect utilization;

  •
  currency fluctuations that adversely affect our financial position and operating results;

  •
  unexpected changes in regulatory requirements, tariffs and other barriers;

  •
  civil disturbances or other catastrophic events that reduce business activity; and

  •
  greater difficulties in collecting accounts receivable.

The occurrence of any one of these factors could have an adverse effect on our operating results.

Our stock price has been and may continue to be volatile.

        The price of our common stock has fluctuated widely and may continue to do so, depending upon many factors, including but not limited to the risk factors listed above and the following:

  •
  the limited trading volume of our common stock on the NASDAQ Global Select Market;

  •
  variations in our quarterly results of operations;

  •
  the hiring or departure of key personnel, including experts;

  •
  our ability to maintain high utilization of our professional staff;

  •
  announcements by us or our competitors;

  •
  the loss of significant clients;

  •
  changes in our reputation or the reputations of our experts;

  •
  acquisitions or strategic alliances involving us or our competitors;

  •
  changes in the legal and regulatory environment affecting businesses to which we provide services;

  •
  changes in estimates of our performance or recommendations by securities analysts;

  •
  inability to meet quarterly or yearly estimates or targets of our performance; and

  •
  market conditions in the industry and the economy as a whole.

The issuance of preferred stock could discourage or prevent an acquisition of our company, even if the acquisition would be beneficial to our stockholders.

        Our board of directors has the authority to issue preferred stock and to determine the preferences, limitations and relative rights of shares of preferred stock and to fix the number of shares constituting any series and the designation of such series, without any further vote or action by our stockholders. The preferred stock could be issued with voting, liquidation, dividend and other rights superior to the rights of our common stock. The potential issuance of preferred stock may make it more difficult for a person to acquire a majority of our outstanding voting stock, and thereby delay or prevent a change in control of us, discourage bids for our common stock over the market price and adversely affect the market price and the relative voting and other rights of the holders of our common stock.

Our charter documents and Delaware law could prevent a takeover that stockholders consider favorable and could also reduce the market price of our stock.

        Our amended and restated certificate of incorporation and our bylaws contain provisions that could delay or prevent a change in control of our company. For example, our charter documents prohibit stockholder actions by written consent.

        In addition, the provisions of Section 203 of Delaware General Corporate Law govern us. These provisions may prohibit large stockholders, in particular those owning 15% or more of our outstanding voting stock, from merging or combining with us. These and other provisions in our amended and restated certificate of incorporation, our bylaws and under Delaware law could reduce the price that investors might be willing to pay for shares of our common stock in the future and result in the market price being lower than it would be without these provisions.

SELECTED HISTORICAL AND UNAUDITED PRO FORMA
CONDENSED COMBINED FINANCIAL DATA

        The following tables present summary historical financial data for LECG and Smart, summary unaudited pro forma condensed combined financial data for LECG and Smart and comparative historical and unaudited pro forma per share data for LECG and Smart.

 Selected Historical Consolidated Financial Data of LECG

        The following selected financial data for the five years ended December 31, 2008 are derived from LECG's audited consolidated financial statements. The financial data for the nine month periods ended September 30, 2009 and 2008 are derived from LECG's unaudited condensed consolidated financial statements. The unaudited condensed consolidated financial statements include all adjustments, consisting of normal recurring accruals, which LECG considers necessary for a fair presentation of the financial position and the results of operations for these periods. Operating results for the nine months ended September 30, 2009 are not necessarily indicative of the results that may be expected for the entire fiscal year ending December 31, 2009.

        The information in this table is based on, and should be read together with, the historical financial information that LECG has presented in its filings with the SEC. See "Where You Can Find Additional Information" on page 183.

	Nine months ended September 30, (unaudited)		Years ended December 31,
	2009	2008	2008	2007	2006	2005	2004
	(in thousands, except per share data)
Statement of operations data:
Revenues	$196,897	$265,751	$335,679	$370,429	$345,285	$278,073	$213,318
Gross profit	46,350	85,633	100,864	123,803	115,402	95,763	71,899
Operating (loss) income	(29,905)	15,877	(126,327)	21,929	35,444	36,577	28,528
(Loss) income from continuing operations before income taxes	(31,981)	14,461	(128,367)	21,554	35,233	37,030	28,654
(Loss) income from continuing operations after income taxes	$(74,929)	$8,591	$(86,687)	$12,801	$20,893	$21,845	$16,912
Discontinued operations:
Income from operations of discontinued subsidiary, net of income taxes	—	—	—	778	574	531	192
Loss on disposal of subsidiary	—	—	—	(2,219)	—	—	—
Net (loss) income	$(74,929)	$8,591	$(86,687)	11,360	21,467	22,376	17,104

Basic earnings per share:
(Loss) income from continuing operations	$(2.94)	$0.34	$(3.42)	$0.51	$0.86	$0.94	$0.77
(Loss) income from discontinued operations	—	—	—	(0.06)	0.02	0.02	0.01

Basic earnings per share	$(2.94)	$0.34	$(3.42)	$0.45	$0.88	$0.96	$0.78

Diluted earnings per share:
(Loss) income from continuing operations	$(2.94)	$0.34	$(3.42)	$0.51	$0.83	$0.89	$0.72
(Loss) income from discontinued operations	—	—	—	(0.06)	0.02	0.02	0.01

Diluted earnings per share	$(2.94)	$0.34	$(3.42)	$0.45	$0.85	$0.91	$0.73

Shares used in calculating earnings per share
Basic	25,515	25,316	25,330	25,117	24,345	23,409	21,905
Diluted	25,515	25,528	25,330	25,499	25,250	24,557	23,429

		As of December 31,
	As of September 30, 2009 (unaudited)
		2008	2007	2006	2005	2004
	(in thousands)
Selected balance sheet data:
Cash and cash equivalents	$7,246	$19,510	$21,602	$26,489	$35,722	$42,082
Total assets	131,412	256,207	359,319	327,153	272,885	214,711
Debt	16,000	—	—	—	—	—
Total stockholders' equity	96,204	168,606	253,490	231,114	195,066	154,387

 Selected Historical Consolidated Financial Data of Smart

        The following selected financial data for the three years ended December 31, 2008 are derived from the audited consolidated financial statements of Smart and its predecessor entity. The financial data as of September 30, 2009 and for the nine month periods ended September 30, 2009 and 2008 and the years ended December 31, 2005 and 2004 are derived from Smart's unaudited consolidated financial statements. The unaudited consolidated financial statements include all adjustments, consisting of normal recurring adjustments, which Smart considers necessary for a fair presentation of the financial position and the results of operations for these periods. Operating results for the nine months ended September 30, 2009 are not necessarily indicative of the results that may be expected for the entire year ending December 31, 2009.

        You should read the following financial information together with the information under the sections titled, "Smart's financial statements" and the related notes to these financial statements, "Smart's Business" and "Smart's Management's Discussion and Analysis of Financial Condition and Results of Operations" appearing elsewhere in this proxy statement. Certain reclassifications have been made to the Smart financials to conform to the LECG presentation.

					Predecessor entity
	Nine months ended September 30, (unaudited)			Period from May 15, 2007 to December 31, 2007	Period from January 1, 2007 to May 14, 2007		Year ended December 31, (unaudited)
			Year ended December 31, 2008			Year ended December 31, 2006
	2009	2008					2005	2004
	(in thousands, except per share data)
Statement of operations data:
Revenues	$78,262	$79,484	$103,790	$70,335	$45,300	$106,350	$78,415	$61,396
Gross profit	22,971	24,795	31,228	23,942	18,292	43,395	39,369	27,444
Operating (loss) income	(917)	(30,875)	(43,676)	331	(712)	12,937	5,232	4,384
(Loss) income from continuing operations before income taxes	(3,706)	(34,667)	(49,570)	(2,838)	(1,721)	10,204	4,938	4,396
(Loss) income from continuing operations after income taxes	(3,728)	(36,648)	(50,185)	(3,076)	(1,721)	10,204	4,938	4,396
Discontinued operations:
(Loss) income from operations of discontinued subsidiary, net of income taxes	—	—	—	—	14	(477)	(144)	(125)

Net (loss) income	$(3,728)	$(36,648)	$(50,185)	$(3,076)	$(1,707)	$9,727	$4,794	$4,271

				Predecessor entity
				As of December 31,
		As of December 31,
	As of September 30, 2009 (unaudited)				2005 (unaudited)	2004 (unaudited)
		2008	2007	2006
	(in thousands)
Selected balance sheet data:
Cash and cash equivalents	$5,713	$9,026	$8,055	$3,493	$3,015	$2,937
Total assets	82,126	85,484	128,350	38,636	27,536	19,925
Debt	42,806	43,473	47,233	7,897	6,476	5,880
Total (deficit) equity	(38,062)	(32,161)	70,205	20,710	13,385	7,963

 Selected Unaudited Pro Forma Condensed Combined Financial Data of LECG and Smart

        The following selected unaudited pro forma condensed combined financial information was prepared using the acquisition method of accounting. For accounting purposes, LECG is considered to be acquiring Smart in the Merger. LECG's and Smart's unaudited pro forma condensed combined balance sheet data assumes that the Merger took place on September 30, 2009 and combines LECG's and Smart's historical balance sheets at September 30, 2009. LECG's and Smart's unaudited pro forma condensed combined statement of operations data assumes that the Merger took place as of the beginning of the periods presented. The unaudited pro forma condensed combined statement of operations data for the year ended December 31, 2008 combines LECG's and Smart's historical statements of operations for the year ended December 31, 2008. The unaudited pro forma condensed combined statement of operations data for the nine months ended September 30, 2009 combines LECG's and Smart's historical statements of operations for the nine months ended September 30, 2009.

        The selected unaudited pro forma condensed combined financial data is presented for illustrative purposes only and is not necessarily indicative of the combined financial position or results of operations of future periods or the results that actually would have been realized had the entities been a single entity during these periods. The selected unaudited pro forma condensed combined financial data as of and for the nine months ended September 30, 2009 and for the year ended December 31, 2008 is derived from the unaudited pro forma condensed combined financial information and should be read in conjunction with that information. Please see the section titled, "Unaudited Pro Forma Condensed Combined Financial Statements" in this proxy statement for more information.

	Nine months ended September 30, 2009	Year ended December 31, 2008
	(in thousands)
Pro forma condensed combined statement of operations data (unaudited):
Revenues	$275,159	$439,469
Gross profit	69,321	132,092
Operating loss	(28,785)	(167,202)
Loss before income taxes	(33,767)	(175,281)
Net loss	(76,737)	(135,276)

As of September 30, 2009
(in thousands)
Pro forma condensed combined balance sheet data (unaudited):
Cash and cash equivalents	$35,938
Total assets	299,869
Debt	57,243
Total stockholders' equity	131,452

Comparative Historical and Unaudited Pro Forma Per Share

        The information below reflects the historical net loss and book value per share of LECG and Smart common stock in comparison with the unaudited pro forma net loss and book value per share after giving effect to the proposed Merger on a purchase basis.

        You should read the tables below in conjunction with the audited and unaudited financial statements of LECG included in its filings with the SEC, the audited and unaudited financial statements of Smart included in this proxy statement and the related notes, and the unaudited pro forma condensed financial information and notes related to such financial statements included elsewhere in this proxy statement. See "Where You Can Find Additional Information" on page 183 and "Unaudited Pro Forma Condensed Combined Financial Statements" beginning on page 42.

        The combined pro forma common share data is presented for illustrative purposes only and is not necessarily indicative of actual or future financial position or results of operations that would have been realized if the proposed Merger had been completed as of the date indicated or will be realized upon completion of the proposed Merger.

LECG

	Nine months ended September 30, 2009	Year ended December 31, 2008
Historical per common share data (unaudited):
Net loss per common share—basic and diluted	$(2.94)	$(3.42)
Book value per share(1)	$3.74	$6.60

SMART

	Nine months ended September 30, 2009	Year ended December 31, 2008
Historical per common share data (unaudited):
Net loss per common share—basic and diluted	$(6.33)	$(53.43)
Book value per share(1)	$(37.03)	$(31.22)
Equivalent pro forma per common share data (unaudited)(2):
Net loss per common share—basic and diluted	$(22.75)	$(40.10)
Book value per share(1)	$38.06	$59.73

LECG and Smart Combined

	Nine months ended September 30, 2009	Year ended December 31, 2008
Combined pro forma per common share data (unaudited):
Net loss per common share—basic and diluted	$(2.14)	$(3.78)
Book value per share(1)	$3.58	$5.63

    (1)
    The book value per share is computed by dividing stockholders' equity (deficit) at the end of the period by the basic number of shares outstanding at the end of the period.

    (2)
    The Smart equivalent pro forma share amounts are calculated by multiplying the LECG and Smart combined pro forma per common share amounts by the exchange ratio in the transactions of 10.63 and 10.61, at September 30, 2009 and December 31, 2008, respectively, of LECG common shares for each Smart common share.

 MARKET PRICE AND DIVIDEND INFORMATION

        LECG's common stock currently trades on the NASDAQ Global Select Market under the symbol "XPRT." The following table sets forth the range of high and low daily closing prices of LECG's common stock for the quarterly periods indicated, as reported by NASDAQ. Such quotations represent inter-dealer prices without retail mark up, mark down or commission and may not necessarily represent actual transactions. Smart is not a public company and its common stock is privately held, and is therefore not presented as a comparison to LECG's common stock price.

	Low	High
For the year ended December 31, 2009
First quarter	$1.61	$7.00
Second quarter	$2.39	$4.15
Third quarter	$3.00	$4.22
Fourth quarter (through November 9, 2009)	$3.31	$3.66
For the year ended December 31, 2008
First quarter	$8.13	$14.62
Second quarter	$8.43	$10.71
Third quarter	$7.40	$10.59
Fourth quarter	$4.00	$7.90
For the year ended December 31, 2007
First quarter	$12.90	$18.55
Second quarter	$14.35	$15.48
Third quarter	$13.34	$16.44
Fourth quarter	$14.38	$17.87
For the year ended December 31, 2006
First quarter	$15.98	$19.27
Second quarter	$16.98	$19.34
Third quarter	$16.00	$19.00
Fourth quarter	$18.15	$19.71

        On August 14, 2009, the last trading day prior to announcement of the Merger, the closing price of LECG common stock was $3.65, for an aggregate implied equity value of LECG of approximately $92.9 million. Accordingly, if the Merger had been consummated on that day, the value attributable to the Smart capital stock would have equaled $39.9 million.

        The following table presents trading information for LECG's common stock for August 14, 2009 and November 9, 2009. November 9, 2009 was the last practicable trading day for which information was available prior to the date of the first mailing of this proxy statement.

LECG Common Stock Close
August 14, 2009	$3.65
November 9, 2009	$3.50

        Because the market price of LECG common stock is subject to fluctuation and the number of shares to effect the transaction is fixed, the market value of the shares of LECG common stock that Smart stockholders will be entitled to receive in the Merger may increase or decrease.

        As of November 9, 2009, there were 87 holders of record of LECG's common stock and there were 30 holders of Smart's common stock.

 Dividends

        LECG has never declared or paid any cash dividends on its common stock and the combined company does not intend to do so in the foreseeable future. Any future determination to pay cash dividends will be at the discretion of LECG's board of directors and will depend upon its financial condition, operating results, capital requirements, any applicable contractual restrictions and such other factors as LECG's board of directors deems relevant.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

        The unaudited pro forma condensed combined balance sheet as of September 30, 2009 set forth below gives effect to the proposed (i) two-step merger in which Smart will merge with and into a wholly-owned subsidiary of LECG and become a wholly-owned subsidiary of LECG (the "Merger") pursuant to the terms of the Agreement and Plan of Merger, dated as of August 17, 2009 and as amended on September 25, 2009, by and among LECG, Smart, Red Sox Acquisition Corporation, a wholly-owned subsidiary of LECG, and Red Sox Acquisition LLC, a wholly-owned subsidiary of LECG, and (ii) sale of LECG's Series A convertible redeemable preferred stock to Great Hill III and Great Hill Investors for approximately $25.0 million in cash pursuant to the terms of the Stock Purchase Agreement, dated as of August 17, 2009, by and among LECG, on one hand, and Great Hill III and Great Hill Investors, on the other hand (the "Investment"), as if these transactions had occurred on September 30, 2009, and combines the historical unaudited consolidated balance sheets of LECG and Smart as of September 30, 2009. The unaudited pro forma condensed combined statements of operations of LECG and Smart set forth below are presented as if the proposed Merger had occurred on January 1st of each period presented, and combine the historical results of LECG and Smart for the nine month period ended September 30, 2009 and for the fiscal year ended December 31, 2008. The historical condensed combined financial statement information has been adjusted to give pro forma effect to events that are (i) directly attributable to the Merger and the Investment, (ii) factually supportable and (iii) with respect to the statements of operations, expected to have a continuing impact on the combined results. The pro forma adjustments include, among other things, adjustments to reflect the issuance of LECG common to effect the Merger, the sale of Series A Preferred Stock for $25.0 million in cash and the amortization of other identified intangible assets.

        The Merger will be accounted for as a business combination under the acquisition method of accounting and LECG is the deemed acquirer and Smart is the deemed acquiree for accounting purposes. The unaudited pro forma condensed combined financial statements were prepared in accordance with the regulations of the SEC. The pro forma adjustments reflecting the completion of the Merger are based upon the acquisition method of accounting in accordance with SFAS 141(R), Business Combinations, and upon the assumptions set forth in the notes to the unaudited pro forma condensed combined financial statements. The unaudited pro forma condensed combined balance sheet has been adjusted to reflect the preliminary allocation of the estimated purchase price to identifiable net assets acquired including an amount for goodwill representing the difference between the purchase price and the estimated fair value of the identifiable net assets. The estimated purchase price was calculated based upon the closing price for LECG common stock of $3.50 on November 9, 2009, which is the last practicable trading day for which information was available prior to the date of the first mailing of this proxy statement. The allocation of the purchase price is dependent upon certain valuation and other studies that are not yet final. The final allocation will be determined after the Merger is completed subject to further adjustments as additional information becomes available and as additional analyses are performed. Accordingly, the pro forma purchase price adjustments shown herein are preliminary. There can be no assurances that the final valuations will not result in material changes to these purchase price allocations. In addition, the estimated purchase price itself is preliminary and will be adjusted based upon the price per share of LECG common stock on the date the Merger is completed. If the closing price of LECG's common stock on the day the Merger closes were to increase or decrease by 10%, 20% and 30% from the November 9, 2009 closing price, the $38.2 million purchase price would increase or decrease by $3.8 million, $7.6 million and $11.5 million, respectively. Accordingly, the final acquisition accounting adjustments and the income from operations may be materially different from the unaudited pro forma adjustments and unaudited condensed combined balance sheet and statements of operations.

        The unaudited pro forma condensed combined financial statements are presented for illustrative purposes only and are not necessarily indicative of the financial condition or results of operations of future periods or the financial condition or results of operations that actually would have been realized had the entities been a single company during the periods presented or the results that the combined company will experience after the merger is completed. The unaudited pro forma condensed combined financial statements do not give effect to the potential impact of current financial conditions, regulatory matters or any anticipated synergies, operating efficiencies or cost savings that may be associated with the Merger. These unaudited pro forma condensed combined financial statements also do not include any integration costs, potential incremental costs related to operating a larger entity or estimated future transaction costs. In addition, these unaudited pro forma consolidated financial statements include no assumptions regarding the use of proceeds from the Investment (other than to pay transaction related expenses), which are presented as additional cash on the unaudited pro forma condensed balance sheets. Accordingly, the actual effect of the Merger and Investment, due to this and other factors, could differ from the pro forma adjustments presented herein.

        The unaudited pro forma condensed combined financial information presented below is based on, and should be read together with, the historical financial information that LECG has presented its filings with the SEC (see "Where You Can Find Additional Information" on page 183) and Smart's financial statements beginning on page FP-17.

LECG CORPORATION AND SUBSIDIARIES
PRO FORMA CONDENSED COMBINED BALANCE SHEETS
SEPTEMBER 30, 2009
(in thousands)
(unaudited)

	LECG	SMART(11)	Pro Forma Adjustments		Pro Forma Combined
Assets
Current assets:
Cash and cash equivalents	$7,246	$5,713	$25,000	(2)	$35,938
			(2,021	)(9)
Restricted cash	—	571	—		571
Accounts receivable, net	86,791	25,181	—		111,972
Prepaid expenses	5,494	1,816	—		7,310
Signing, retention and performance bonuses—	14,499	—	—		14,499
Income taxes receivable	12,450	—	—		12,450
Other current assets	4,392	—	—		4,392
Note receivable—current portion	540	27	—		567

Total current assets	131,412	33,308	22,979		187,699
Property and equipment, net	8,456	5,002	—		13,458
Goodwill	1,800	15,420	(15,420	)(3)	30,450
			28,650	(3)
Other intangible assets, net	3,256	26,693	(26,693	)(3)	28,392
			25,136	(3)
Signing, retention and performance bonuses	21,633	—	—		21,633
Deferred compensation plan assets	9,711	—	—		9,711
Note receivable	1,503	—	—		1,503
Other long-term assets	5,320	1,703	—		7,023

Total assets	$183,091	$82,126	$34,652		$299,869

Liabilities and stockholders' equity
Current liabilities:
Accrued compensation	$36,740	$6,468	$—		$43,208
Accounts payable and other accrued liabilities	10,865	2,699	3,000	(10)	16,564
Payable for business acquisitions—current portion	2,755	—	—		2,755
Debt—current portion	16,000	507	—		16,507
Deferred revenue	2,741	464	—		3,205

Total current liabilities	69,101	10,138	3,000		82,239
Payable for business acquisitions	100	—	—		100
Debt	—	42,299	(1,563	)(9)	40,736
Deferred compensation plan obligations	9,900	351	—		10,251
Deferred rent	6,412	2,282	—		8,694
Other long-term liabilities	1,374	23	—		1,397

Total liabilities	86,887	55,093	1,437		143,417

Commitments and contingencies	—	—	—		—
Redeemable preferred stock	—	65,095	(65,095	)(4)	25,000
			25,000	(2)
Stockholders' equity (deficit)
Common stock	26	1	(1)	(4)	37
			11	(1)
Additional paid-in capital	173,679	27,392	(27,392)	(4)	211,916
			38,237	(1)
Treasury stock	—	(660)	660	(4)	—
Accumulated other comprehensive loss	(554)	(406)	406	(4)	(554)
Accumulated deficit	(76,947)	(64,389)	64,389	(4)	(79,947)
			(3,000)	(10)

Total stockholders' equity (deficit)	96,204	(38,062)	73,310		131,452

Total liabilities and stockholders' equity	$183,091	$82,126	$34,652		$299,869

See notes to unaudited pro forma condensed combined financial statements

LECG CORPORATION AND SUBSIDIARIES

PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2009

(in thousands, except per share data)

(unaudited)

	LECG	SMART(11)	Pro Forma Adjustments		Pro Forma Combined
Fee-based revenues, net	$189,578	$74,191	$—		$263,769
Reimbursable revenues	7,319	4,071	—		11,390

Revenues	196,897	78,262	—		275,159
Direct costs	142,844	50,889	—		193,733
Reimbursable costs	7,703	4,402	—		12,105

Cost of services	150,547	55,291	—		205,838
Gross profit	46,350	22,971	—		69,321
Operating expenses:
General and administrative expenses	55,125	18,820	—		73,945
Depreciation and amortization	3,849	5,068	(3,766	)(7)	6,880
			1,729	(5)
Other impairments	9,939	—	—		9,939
Restructuring charges	5,479	—	—		5,479
Divestiture charges	1,863	—	—		1,863

Operating loss	(29,905)	(917)	2,037		(28,785)
Interest income	122	—	—		122
Interest expense	(1,617)	(2,918)	(117	)(9)	(4,652)
Other expense, net	(581)	129	—		(452)

(Loss) income before income taxes	(31,981)	(3,706)	1,920		(33,767)
Income tax (benefit) expense	42,948	22	—	(8)	42,970

Net (loss) income	(74,929)	(3,728)	1,920		(76,737)

Preferred dividends	—	—	1,406	(6)	1,406

Net (loss) income available to common shares	$(74,929)	$(3,728)	$514		$(78,143)

Earnings per share:
Basic	$(2.94)	—	—		$(2.14)
Diluted	$(2.94)	—	—		$(2.14)
Shares used in calculating earnings per share
Basic	25,515	—	10,928	(6)	36,443
Diluted	25,515	—	10,928	(6)	36,443

See notes to unaudited pro forma condensed combined financial statements

LECG CORPORATION AND SUBSIDIARIES

PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2008

(in thousands, except per share data)

(unaudited)

	LECG	SMART(11)	Pro Forma Adjustments		Pro Forma Combined
Fee-based revenues, net	$322,714	$98,889	$—		$421,603
Reimbursable revenues	12,965	4,901	—		17,866

Revenues	335,679	103,790	—		439,469
Direct costs	221,476	68,269	—		289,745
Reimbursable costs	13,339	4,293	—		17,632

Cost of services	234,815	72,562	—		307,377
Gross profit	100,864	31,228	—		132,092
Operating expenses:
General and administrative expenses	88,021	35,666	—		123,687
Depreciation and amortization	5,939	6,946	(5,176	)(7)	10,014
			2,305	(5)
Goodwill impairment	118,800	26,292	—		145,092
Other impairments	5,358	6,000	—		11,358
Restructuring charges	5,937	—	—		5,937
Divestiture charges	3,136	—	—		3,136

Operating loss	(126,327)	(43,676)	2,871		(167,132)
Interest income	445	—	—		445
Interest expense	(636)	(5,336)	(145	)(9)	(6,117)
Other expense, net	(1,849)	(558)	—		(2,407)

(Loss) income before income taxes	(128,367)	(49,570)	2,726		(175,211)
Income tax (benefit) expense	(41,680)	615	1,088	(8)	(39,977)

Net (loss) income	$(86,687)	$(50,185)	$1,638		$(135,234)

Preferred dividends	—	—	1,875	(6)	1,875

Net (loss) income available to common shares	$(86,687)	$(50,185)	$(237)		$(137,109)

Earnings per share:
Basic	$(3.42)				$(3.78)
Diluted	$(3.42)				$(3.78)
Shares used in calculating earnings per share
Basic	25,330		10,928	(6)	36,258
Diluted	25,330		10,928	(6)	36,258

See notes to unaudited pro forma condensed combined financial statements

LECG CORPORATION AND SUBSIDIARIES

NOTES TO PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS (UNAUDITED)

Note 1: Preliminary Allocation of Purchase Price to Net Assets Acquired (in thousands)

        The estimated purchase price has been allocated to Smart's acquired tangible and identified intangible assets and liabilities assumed based on their estimated fair values as of September 30, 2009:

Cash, cash equivalents and restricted cash	$4,263
Accounts receivable, net	25,181
Prepaid expenses and other current assets	1,843
Property and equipment, net	5,002
Other identified intangible assets, net (finite-lived)	16,136
Other identified intangible assets (indefinite-lived)	9,000
Goodwill	28,650
Other assets	1,703
Accrued compensation	(6,468)
Accounts payable and other accrued liabilities	(2,699)
Debt—current and long-term portion	(41,243)
Deferred compensation plan obligations	(351)
Deferred rent	(2,282)
Other liabilities	(487)

Estimated purchase price to be allocated	$38,248

        The allocation of purchase price set forth above is preliminary and the final determination will be based on (i) the fair values of assets acquired and other identifiable intangibles, (ii) the fair values of liabilities assumed, and (iii) the fair value of the common stock issued to the Great Hill Entities as of the date that the Merger is consummated. The excess purchase price over the fair value of tangible and identified intangible assets acquired and liabilities assumed is allocated to goodwill. At the time of the 2007 recapitalization of Smart by Great Hill Partners, an allocation of the fair value of the company to the tangible assets, other identifiable intangible assets and goodwill was performed in accordance with the requirements of the Financial Accounting Standards Board ("FASB") Accounting Standards Codification ("ASC") 805-Business Combinations. Subsequently, Smart performed an impairment test for its goodwill and other identified intangible assets and recorded an impairment charge related to these assets at December 31, 2008 in accordance with the requirements of FASB ASC 350-Intangibles-Goodwill and Other and FASB ASC 360-Property, Plant and Equipment, which resulted in the assets being carried at the lower of their net book value or fair value. In lieu of performing a detailed valuation of the other identifiable intangible assets and goodwill, we have provided a preliminary allocation of the fair value of Smart to the underlying assets which is consistent with this recent valuation work performed by Smart. The allocation of purchase price will remain preliminary until LECG completes a final valuation of significant identified intangible assets acquired and determines the fair values of other assets acquired and liabilities assumed. The final determination of the allocation of the purchase price is expected to be completed as soon as practicable after consummation of the

LECG CORPORATION AND SUBSIDIARIES

NOTES TO PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS (UNAUDITED) (Continued)

Note 1: Preliminary Allocation of Purchase Price to Net Assets Acquired (in thousands) (Continued)

Merger. The final amounts allocated to the assets acquired and liabilities assumed could be materially different from the amounts presented in the unaudited pro forma condensed combined financial statements.

        We estimate that transaction costs for the Merger and the Investment will be approximately $3.0 million, which will be reflected as an expense in the period the expense is incurred. The transaction costs include fees for legal, financial advisory, accounting, due diligence, tax, valuation, printing and other various services in connection with the transaction.

        For pro forma purposes, the estimated fair value of the other identified intangible assets, which is anticipated to include customer relationships, trade name and covenants not to compete, with a finite life are assumed to be amortized on a straight-line basis over an average seven year estimated life. The acquired indefinite lived assets are not amortized, but are subject to at least annual impairment evaluation.

Note 2: Unaudited Pro Forma Adjustments

        The adjustments to the unaudited pro forma condensed combined balance sheet as of September 30, 2009 and the unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2009 and for the year ended December 31, 2008 are as follows:

  (1)
  To reflect the acquisition of all of the outstanding capital stock of Smart for a total estimated purchase price of approximately $38.2 million. The purchase consideration consists of the issuance of 10,927,869 shares of LECG common stock with a fair value of approximately $38.2 million. The preliminary estimated fair value per share of common stock issued is based on the $3.50 closing price on November 9, 2009, which is the last practicable trading day for which information is available prior to the date of the first mailing of this proxy statement.

  (2)
  To reflect the sale and issuance of 6,313,131 shares of the Series A Preferred Stock to the Great Hill Entities for approximately $25.0 million in cash. This transaction is contingent upon the consummation of the Merger.

  (3)
  Eliminate Smart's historical goodwill and other identified intangible assets, net. Recognition of the excess purchase price over the fair value of net tangible assets acquired has been recorded as goodwill and other identified intangible assets, which is anticipated to include customer relationships, trade name (indefinite-lived) and covenants not to compete, as follows (in thousands):

Other identified intangible assets (finite-lived)	$16,136
Other identified intangible assets (indefinite-lived)	9,000

Total other identified intangible assets	25,136
Goodwill	28,650

Total intangible assets	$53,786

  (4)
  To reflect the elimination of the historical equity (deficit) accounts of Smart.

LECG CORPORATION AND SUBSIDIARIES

NOTES TO PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS (UNAUDITED) (Continued)

Note 2: Unaudited Pro Forma Adjustments (Continued)

  (5)
  To reflect the amortization of other identified intangible assets acquired by LECG in connection with the Merger over a seven year average estimated life.

  (6)
  Basic and diluted pro forma net loss per share has been adjusted to reflect the issuance of 10,927,869 shares of LECG common stock as if the shares had been outstanding for the entire period presented. The effect of the Series A Preferred Stock issued to the Great Hill Entities as potentially dilutive common shares has not been included in the weighted average shares as the effect on earnings per share would be anti-dilutive. Also, net loss available to common shares has been adjusted to reflect a 7.5% annual dividend rate on the Series A Preferred Stock.

  (7)
  Reverse Smart's amortization of other identified intangible assets.

  (8)
  Due to a full valuation allowance recorded against our deferred tax assets in the third quarter of 2009, we have assumed no tax benefit for the September 30, 2009 pro forma adjustments. However, income taxes on the December 31, 2008 pro forma adjustments are provided using LECG's statutory tax rate of 39.9%.

  (9)
  To reflect the settlement of Smart's subordinated promissory note as contractually required upon the consummation of a merger transaction, and to eliminate interest expense related to the subordinated promissory note for the periods presented.

  (10)
  To reflect transaction costs incurred to consummate the Merger and Investment.

  (11)
  Pro forma reclassifications have been made to conform the Smart financial statement line item presentation to the LECG financial statement line item presentation.

THE LECG ANNUAL MEETING

Date, Time and Place

        The annual meeting of stockholders will be held on December 22, 2009, at 2 p.m. local time, at LECG's corporate offices located at 2000 Powell Street, Suite 600, Emeryville, California, 94608. The approximate date on which this proxy statement and the enclosed proxy card will first be sent to our stockholders is November 18, 2009.

Purpose of the Annual Meeting

        At the annual meeting, we will ask our stockholders to consider and vote upon the following proposals: (i) to approve the Merger and the issuance of our common stock pursuant thereto; (ii) to approve the Investment and the issuance of the Series A Preferred Stock pursuant thereto; (iii) to approve the Amended Charter; (iv) to elect to the LECG board of directors each of the nominees for director named in this proxy statement; (v) to ratify of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2009; and (vi) to approve of the adjournment of the meeting, if necessary to solicit additional proxies if there are not sufficient votes to adopt the forgoing at the time of the meeting.

        After careful consideration, a majority of the members of our board of directors has (i) approved and declared advisable the Merger Agreement and the transactions contemplated by the Merger Agreement and determined that the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Merger, are fair to, and in the best interests of, LECG and its stockholders, and (ii) approved and declared advisable the Stock Purchase Agreement and the transactions contemplated by the Stock Purchase Agreement and determined that the Stock Purchase Agreement, the transactions contemplated by the Stock Purchase Agreement, including the Investment, and the approval of the Amended Charter are fair to, and in the best interests of, LECG and its stockholders. Therefore, our board of directors, by a majority vote, recommends that you vote (i) "FOR" the approval of the Merger and the issuance of LECG common stock pursuant thereto, (ii) "FOR" the approval of the Investment and the issuance of the Series A Preferred Stock pursuant thereto, and (iii) "FOR" the approval of the Amended Charter. LECG's board of directors, by a majority vote, further recommends that you vote (i) "FOR" the election of the seven directors identified herein, (ii) "FOR" the ratification of the appointment of Deloitte & Touche LLP as the company's independent registered public accounting firm for the 2009 fiscal year and (iii) "FOR" the adjournment of the annual meeting, if necessary, to facilitate the adoption and approval of the forgoing.

        You are urged to review carefully the information contained in the enclosed proxy statement prior to deciding how to vote your shares at the annual meeting.

Record Date, Voting and Quorum

        Our board of directors fixed the close of business on November 9, 2009 as the record date for the determination of holders of outstanding shares entitled to notice of, and to vote on all matters presented at, the annual meeting. Such stockholders will be entitled to one vote for each share held on each matter submitted to a vote at the annual meeting. As of the record date, there were approximately 25,867,515 shares of our common stock issued and outstanding, and such shares were held by approximately 87 holders of record.

        The required quorum for the transaction of business at the annual meeting is a majority of the votes eligible to be cast by holders of shares of our common stock issued and outstanding on the record date. Shares that are voted "FOR," or "AGAINST" a proposal or marked "ABSTAIN" are treated as being present at the annual meeting for purposes of establishing a quorum and are also treated as shares entitled to vote at the annual meeting with respect to such proposal. "Broker non-votes" are also included for purposes of determining whether a quorum of shares of common stock is present at a meeting. A "broker non-vote" occurs when a nominee holding shares of common stock for the beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.

Required Vote

        On all matters, each share has one vote. The proposal to approve the Merger and the issuance of our common stock pursuant thereto requires the affirmative vote of the holders of a majority of the votes cast on the proposal. With respect to the proposal to approve the Merger and the issuance of our common stock pursuant thereto, neither "broker non-votes" nor abstentions are included in the tabulation of the voting results and, therefore, they do not have the effect of votes "AGAINST" such proposal. The proposal to approve the Investment and the issuance of the Series A Preferred Stock pursuant thereto requires the affirmative vote of the holders of a majority of the votes cast on the proposal. With respect to the proposal to approve the Investment and the issuance of the Series A Preferred Stock pursuant thereto, neither "broker non-votes" nor abstentions are included in the tabulation of the voting results and, therefore, they do not have the effect of votes "AGAINST" such proposal. The proposal to approve the Amended Charter requires the affirmative vote of the holders of a majority of the shares outstanding as of the record date. With respect to the proposal to approve of the Amended Charter, both "broker non-votes" and abstentions would have the same effect as votes "AGAINST" such proposal. With respect to the proposal regarding the election of our directors, neither "broker non-votes" nor abstentions are included in the tabulation of the voting results and, therefore, they do not have the effect of votes "AGAINST" such proposal. The proposal to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal year 2009 requires the affirmative vote of the holders of a majority of the outstanding shares as of the record date that are present in person or represented by proxy at the annual meeting. With respect to the proposal ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal year 2009, and the proposal to adjourn the annual meeting, if necessary, abstentions will have the effect of a vote "AGAINST" those proposals and "broker non-votes" will have no effect on the outcome of the vote.

Voting

        Stockholders may vote their shares:

  •
  by attending the annual meeting and voting their shares of LECG common stock in person;

  •
  by completing the enclosed proxy card, signing and dating it and mailing it in the enclosed post-prepaid envelope;

  •
  by following the instructions for internet voting printed on your proxy card; or

  •
  by using the telephone number printed on your proxy card.

        Our board of directors is asking you to give your proxy to Steven R. Fife and Deanne M. Tully. Giving your proxy to Steven R. Fife and Deanne M. Tully means that you authorize Steven R. Fife and Deanne M. Tully or either of them to vote your shares at the annual meeting in the manner you direct. You may vote "FOR" or "AGAINST" the proposals or abstain from voting. All valid proxies received prior to the annual meeting will be voted at the annual meeting. All shares represented by a proxy will be voted, and where a stockholder specifies by means of the proxy a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the specification so made.

        If no choice is indicated on the proxy, the shares will be voted (i) "FOR" the proposal to approve the Merger and the issuance of LECG common stock pursuant thereto, (ii) "FOR" the proposal to approval of the Investment and the issuance of the Series A Preferred Stock pursuant thereto, (iii) "FOR" the proposal to approve the Amended Charter, (iv) "FOR" the proposal to elect Garrett F. Bouton, Alison Davis, Ruth M. Richardson, Michael E. Dunn, Christopher S. Gaffney, John G. Hayes and Steve Samek to the board of directors until our 2010 annual meeting of stockholders and thereafter until their successors are elected and qualified, (v) "FOR" the proposal to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal year 2009, and (vi) "FOR" the adjournment of the annual meeting, if necessary, to facilitate the adoption and approval of the preceding proposals.

        Stockholders who hold their shares in "street name," meaning the name of a broker or other nominee who is the record holder, must either direct broker or other record holder of their shares to vote their shares or obtain a proxy from the record holder to vote their shares at the annual meeting. Such stockholder will receive instructions from such stockholder's broker or other nominee who is the record holder that the stockholder must follow in order to have such stockholder's shares voted. If a bank, broker or other nominee holds the stockholder's shares and the stockholder wishes to attend the meeting and vote in person, then the stockholder must obtain a "legal proxy" from the broker or other record holder of the shares giving such stockholder the right to vote the shares.

        Stockholders who hold their shares in their own name as a holder of record may instruct the proxy holders how to vote their common stock by completing and executing a proxy by means of any of the three voting methods described in these proxy materials (by telephone, over the internet, or by signing, dating and mailing a proxy card). Of course, such stockholder may also choose to attend the meeting and vote such stockholder's shares in person. The proxy holders will vote such stockholder's shares in accordance with such stockholder's instructions on the completed proxy as submitted.

        Stockholders who have questions or requests for assistance in completing or submitting proxy cards should contact LECG's proxy solicitor, Laurel Hill Advisory Group, LLC, at 1-888-742-1305.

Voting via the Internet or by Telephone

        Stockholders whose shares are registered in the name of a bank or brokerage firm may be eligible to vote electronically through the internet or by telephone. Many banks and brokerage firms participate in the Broadridge online and telephone program. This program provides eligible stockholders the opportunity to vote via the internet or by telephone. Voting forms will provide instructions for stockholders whose banks or brokerage firms participate in Broadridge's online and telephone proxy voting program.

        Registered stockholders may vote electronically through the internet or by telephone by following the instructions included on their proxy card. A stockholder not wishing to vote electronically through the internet or by telephone or whose form does not reference internet or telephone voting information should complete and return the enclosed paper proxy card. Signing and returning the proxy card or submitting the proxy via the internet or by telephone does not affect the right to vote in person at the annual meeting.

Revocability of Proxies

        A stockholder giving a proxy has the power to revoke his or her proxy, at any time prior to the time it is voted, by:

  •
  delivering to our principal offices (Attention: Corporate Secretary) a written instrument that revokes the proxy;

  •
  submitting another properly completed proxy with a later date; or

  •
  attending the annual meeting, affirmatively revoking the proxy and voting in person.

        Simply attending the annual meeting will not constitute revocation of your proxy. If your shares are held in the name of a broker or other nominee who is the record holder, you must follow the instructions of your broker or other nominee to revoke a previously given proxy.

        The form of proxy accompanying this proxy statement confers discretionary authority upon the named proxy holders with respect to amendments or variations to the matters identified in the accompanying Notice of Annual Meeting and with respect to any other matters which may properly come before the annual meeting. As of the date of this proxy statement, management knows of no such amendment or variation or of any matters expected to come before the annual meeting which are not referred to in the accompanying Notice of Annual Meeting.

Attendance at the Annual Meeting

        Only holders of the shares of LECG outstanding common stock, their proxy holders and guests we may invite may attend the annual meeting. If you wish to attend the annual meeting in person but you hold your shares through someone else, such as a broker, you must bring proof of your ownership and photo identification to the annual meeting. For example, you could bring an account statement showing that you beneficially owned shares of LECG common stock as of the record date as acceptable proof of ownership.

Solicitation of Proxies

        In addition to solicitation by mail, our directors, officers and employees may solicit proxies by telephone, other electronic means or in person. These people will not receive compensation for their services, but we will reimburse them for their out-of-pocket expenses. We will bear the cost of printing and mailing proxy materials, including the reasonable expenses of brokerage firms and others for forwarding the proxy materials to beneficial owners of our common stock. We have also retained Laurel Hill Advisory Group, LLC, a proxy solicitation firm, to assist in the solicitation of proxies for a fee of approximately $7,000, plus out-of-pocket expenses.

Proposal to Approve Adjournment of the Annual Meeting

        We are submitting a proposal for consideration at the annual meeting to authorize the named proxies to approve one or more adjournments of the annual meeting if there are not sufficient votes to approve the Merger and the issuance of our common stock pursuant thereto, approve the Investment and the issuance of our Series A Preferred Stock pursuant thereto, or approve the Amended Charter at the time of the annual meeting. Even though a quorum may be present at the annual meeting, it is possible that we may not have received sufficient votes to approve the Merger and the issuance of our common stock pursuant thereto, approve the Investment and the issuance of our Series A Preferred Stock pursuant thereto, or approve the Amended Charter by the time of the annual meeting. In that event, we will determine to adjourn the annual meeting in order to solicit additional proxies. The adjournment proposal relates only to an adjournment of the annual meeting for purposes of soliciting additional proxies to obtain the requisite stockholder approval to approve the Merger and the issuance of our common stock pursuant thereto, approve the Investment and the issuance of our Series A Preferred Stock pursuant thereto, and approve the Amended Charter. Any other adjournment of the annual meeting (e.g., an adjournment required because of the absence of a quorum) would be voted upon pursuant to the discretionary authority granted by the proxy.

        The approval of a proposal to adjourn the annual meeting would require the affirmative vote of the holders of a majority of the shares of our outstanding common stock present in person or by proxy and entitled to vote at the annual meeting. The failure to vote shares of common stock would have no effect on the approval of the adjournment proposal.

        Our board of directors recommends that you vote "FOR" the adjournment proposal so that proxies may be used for that purpose, should it become necessary. Properly executed proxies will be voted "FOR" the adjournment proposal, unless otherwise noted on the proxies. If the annual meeting is adjourned, we are not required to give notice of the time and place of the adjourned meeting unless our board of directors fixes a new record date for the annual meeting.

Other Business

        We are not currently aware of any business to be acted upon at the annual meeting other than the matters discussed in this proxy statement. Under our bylaws, business transacted at the annual meeting is limited to matters relating to the purposes stated in the Notice of Annual Meeting, which is provided at the beginning of this proxy statement. If other matters do properly come before the annual meeting, or at any adjournment of the annual meeting, we intend that shares of our outstanding common stock represented by properly submitted proxies will be voted by and at the discretion of the persons named as proxies on the proxy card. In addition, the grant of a proxy will confer discretionary authority on the persons named as proxies on the proxy card to vote in accordance with their best judgment on procedural matters incident to the conduct of the annual meeting.

WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON, YOU ARE REQUESTED TO COMPLETE, DATE, AND SIGN THE PROXY CARD AND RETURN IT PROMPTLY, OR VOTE BY TELEPHONE OR VIA THE INTERNET BY FOLLOWING THE DIRECTIONS ON THE PROXY CARD. BY RETURNING YOUR PROXY CARD OR VOTING BY PHONE OR THE INTERNET PROMPTLY, YOU CAN HELP US AVOID THE EXPENSE OF FOLLOW-UP MAILINGS TO ENSURE A QUORUM IS PRESENT AT THE ANNUAL MEETING. STOCKHOLDERS WHO ATTEND THE ANNUAL MEETING MAY REVOKE A PRIOR PROXY VOTE AND VOTE THEIR SHARES IN PERSON AS SET FORTH IN THIS PROXY STATEMENT.

PROPOSAL 1: THE MERGER

        The following is a discussion of the Merger and the Merger Agreement, including the background information thereto. This is a summary only and may not contain all of the information that is important to you. A copy of the Merger Agreement is attached to this proxy statement as Annex A. LECG stockholders are urged to read this entire proxy statement, including the Merger Agreement, for a more complete understanding of the Merger.

 Background of the Merger and the Investment

        On February 19, 2007, the board of directors of LECG appointed Michael Jeffery as Chief Executive Officer of LECG, replacing David Teece. Dr. Teece remained employed as an academic Director (LECG's term for its experts) providing professional consulting services and served as Chairman of the board of directors until July 2007, and thereafter continued to be employed by LECG as a Director providing professional consulting services and served as Vice Chairman of the board of directors until August 12, 2009. In May 2007, the board of directors of LECG formed an Independent Directors' Committee (the "Committee") to engage an investment banking firm (the "First Financial Advisor") to advise it with respect to strategic alternatives available to LECG, including the possibility of a business combination with another professional services company and/or the possibility of engaging a private equity firm to take LECG private. The board took this step in part at the suggestion of Dr. Teece that this could be an opportunity to maximize value to the LECG stockholders, and in part to gain a better understanding of what alternatives to remaining an independent, publicly held company might be available. The First Financial Advisor contacted 8 potential strategic buyers and 15 financial sponsors for indications of interest in potentially acquiring LECG. None of the potential strategic buyers submitted indications of interest. Six of the potential financial sponsors submitted indications of interest in acquiring LECG for cash, at prices that ranged from $17.50 to $21.00 per share. All six indications of interest stated that they were not binding offers. Four of those six submissions indicated that they would expect to finance any acquisition with a combination of equity and third-party debt. The remaining two did not specify the source of funds for a potential acquisition. The First Financial Advisor advised the Committee and the board of directors that there had been a "severe correction" in the debt markets and that the supply of transactions seeking debt financing was significantly greater than the demand for such transactions, due to the subprime mortgage crisis. The First Financial Advisor stated that numerous transactions were being restructured, postponed or pulled from the market, and that they expected continued volatility in the debt markets. The board of directors then decided, by a 4-3 vote, that based upon the information and analysis from the First Financial Advisor and the board of directors' review of available strategic alternatives, it was not in the best interests of LECG and its stockholders to pursue a sale of LECG at that time. The majority of the board of directors concluded that the "severe correction" in the debt markets posed a significant risk that, even if a transaction could be negotiated at an acceptable price with any of the financial sponsors that had expressed interest, the completion of such a transaction would be dependent on the sponsor obtaining debt financing in a difficult and highly volatile debt market. The majority of the board of directors concluded that the likelihood of completing such a transaction within the indicated ranges was low, and further concluded that the process of negotiating a transaction that failed to close would itself damage employee morale, make retention of experts and other key employees more difficult and cause disruption to LECG's business. LECG then instructed the First Financial Advisor not to pursue any of the indications of interest.

        In July 2007, the board of directors of LECG appointed Garrett Bouton as Chairman of the board of directors and appointed Dr. Teece as the non-executive Vice Chairman of the board of directors. On November 27, 2007, LECG and Dr. Teece entered into a new employment agreement governing the terms of his employment by LECG. Among other things, this new agreement included a "standstill" provision under which Dr. Teece agreed that he would not, prior to August 1, 2008, (i) directly or indirectly seek or propose to acquire any assets, business or voting securities of LECG if as a result of such acquisition he would be the beneficial owner of more than 20% of LECG's voting securities, (ii) seek or propose a merger, consolidation or recapitalization of LECG, or (iii) solicit proxies with respect to any election of LECG directors or any other matter.

        On August 22, 2008, a private equity firm, (the "First Private Equity Firm") sent the board of directors of LECG a non-binding letter in which the First Private Equity Firm, in partnership with Dr. Teece, proposed to take LECG private through a cash merger of LECG with a new company to be formed by the First Private Equity Firm. We refer to this proposal as the "First Teece Proposal." The First Teece Proposal contemplated an offer price of $10.50 per share of LECG, subject to due diligence and other contingencies.

        During the remainder of August and September 2008, the independent members of the board of directors of LECG considered the First Teece Proposal. In September 2008, the board of directors of LECG formally reconstituted the Committee with authority to (i) take any and all actions that the Committee deemed necessary, advisable or appropriate in connection with a potential transaction, including, without limitation, the consideration and evaluation of a potential transaction with the First Private Equity Firm; (ii) make an initial determination as to whether the First Private Equity Firm's expression of interest should be pursued or rejected; (iii) have any discussions and negotiations with the First Private Equity Firm regarding a potential transaction; (iv) consider, explore, discuss and negotiate any potential transactions with parties other than the First Private Equity Firm; and (v) consider, explore, discuss and negotiate any alternatives to a potential transaction. After the Committee was reconstituted, the Committee engaged a second financial advisor (the "Second Financial Advisor") to advise it with respect to the First Teece Proposal. In meetings of the Committee held on August 31, September 18, October 1 and October 16, 2008, the Committee considered the First Teece Proposal and reviewed other alternatives that might be available to LECG, including the possible combination of LECG with another professional services company, the possibility of a "going private" transaction with a private equity firm other than the First Private Equity Firm, and continuing as a stand-alone company. The Committee decided to pursue discussions with Dr. Teece and the First Private Equity Firm regarding the First Teece Proposal.

        By letter dated October 29, 2008, the First Private Equity Firm withdrew the First Teece Proposal, stating that market conditions, LECG's third quarter results announced on October 27, 2008 and LECG's announcement that it would cease providing guidance for future quarters had made it impossible for the First Private Equity Firm to commit to the price in the First Teece Proposal. The First Private Equity Firm requested that LECG sign a confidentiality agreement and give the First Private Equity Firm access to confidential information to enable it to formulate a revised proposal. In light of the economic and market conditions at that time, the Committee did not authorize LECG to enter into such an agreement.

        On December 8, 2008, the board of directors of LECG received a letter from Dr. Teece describing a proposal by the First Private Equity Firm, in partnership with Dr. Teece, to take LECG private in a cash merger similar in structure to the First Teece Proposal, subject to completion of due diligence and other contingencies. We refer to this proposal as the "Second Teece Proposal." The proposed purchase price of LECG's common stock in the Second Teece Proposal was $7.75 in cash per share (assuming approximately 25.5 million fully-diluted shares were outstanding), financed through up to $50 million in equity to be provided from the First Private Equity Firm, $85 million of senior debt from lenders unaffiliated with the First Private Equity Firm, and the remainder from various co-investors.

        At meetings held on December 11 and 12, 2008, the Committee authorized Mr. Bouton and the management of LECG to enter into negotiations with Dr. Teece and the First Private Equity Firm regarding the Second Teece Proposal. At the same meeting, the Committee also authorized and directed the Second Financial Advisor to contact other possibly interested parties to explore their interest in a potential transaction with LECG. The Committee conditioned its willingness to enter into negotiations with Dr. Teece and the First Private Equity Firm on the execution by Dr. Teece and the

First Private Equity Firm of confidentiality agreements with standstill provisions satisfactory to the Committee, in which Dr. Teece and the First Private Equity Firm would each agree, subject to limited exceptions, not to directly or indirectly acquire voting securities of LECG, make proposals to acquire control of LECG or otherwise seek to control management or the board of directors of LECG (other than in connection with the Second Teece Proposal).

        From December 15, 2009 until February 9, 2009, the Committee, Dr. Teece and the First Private Equity Firm negotiated the terms of confidentiality and standstill agreements.

        On January 30, 2009, the First Private Equity Firm, on behalf of itself and Dr. Teece, submitted a revised proposal to Mr. Bouton, reducing the proposed purchase price to $6.00 in cash per share, which we refer to as the "Third Teece Proposal". The First Private Equity Firm indicated that the revised proposal was based on the review of LECG's disclosures pertaining to its results during the fourth quarter of 2008. On February 9, 2009, the First Private Equity Firm and Dr. Teece each executed confidentiality agreements with LECG that contained standstill provisions prohibiting the First Private Equity Firm and Dr. Teece from taking the types of actions referred to above until the earlier of December 31, 2009 (or August 9, 2009 in the case of private proposals made directly to LECG) or the public announcement of a competing acquisition transaction involving LECG. On March 10, 2009, the First Private Equity Firm sent a letter to Mr. Bouton stating that it was further reducing the proposed purchase price to $3.50 in cash per share (the "Fourth Teece Proposal") and stating that this was due to LECG's worsened financial condition and cash flow profile, key expert departures and the worsening macroeconomic environment.

        During the period from January 2009 to March 2009, representatives of the First Private Equity Firm met with officers of LECG and several of LECG's experts as part of that firm's due diligence investigation of LECG while the Second Teece Proposal, the Third Teece Proposal and the Fourth Teece Proposal were pending. Counsel for the First Private Equity Firm drafted and sent a draft merger agreement to the Second Financial Advisor and Jones Day, counsel for the Committee. Jones Day reviewed the draft merger agreement and prepared a list of important issues raised by the draft merger agreement. The Second Financial Advisor presented this list of issues to the First Private Equity Firm on March 26, 2009. On or about March 30, 2009, the First Private Equity Firm informed the Second Financial Advisor that it was not interested in pursuing the Fourth Teece Proposal any further, at which point negotiations between the Committee and the First Private Equity Firm on the draft merger agreement ceased.

        During the period from February to April 2009, the Second Financial Advisor, on behalf of the Committee, contacted nine professional services companies regarding potential transactions with LECG. Smart was not among the companies contacted. Of those nine companies, three either expressed no interest or did not respond to the inquiry from the Second Financial Advisor. Six of the nine companies expressed some interest in conducting limited due diligence to help them determine whether they would have an interest in further exploring a potential transaction with LECG. Representatives of the Second Financial Advisor and LECG met once each with representatives of six different companies, all of which took place following the execution of confidentiality agreements that LECG had signed with those companies. None of these six companies expressed interest in doing further due diligence or having additional meetings following the initial meetings.

        By letter dated April 3, 2009, Dr. Teece informed Mr. Bouton that Dr. Teece had had discussions with a different private equity firm (the "Second Private Equity Firm") regarding the possibility of working with Dr. Teece to acquire LECG in a going-private transaction. We refer to this proposed transaction as the "Fifth Teece Proposal." Dr. Teece requested the Committee's consent to him exploring the Fifth Teece Proposal, and the Committee gave its consent. From that date until May 21, 2009, representatives of the Second Financial Advisor and LECG met with representatives of the Second Private Equity Firm and Dr. Teece to explore the possibility of such a transaction and to allow the Second Private Equity Firm to pursue its due diligence investigation of LECG and its operations.

On April 6, 2009, the Second Private Equity Firm wrote to Mr. Bouton expressing its strong interest in pursuing an acquisition of LECG, with a potential valuation of $3.50 per share based solely on publicly available information. On April 20, 2009, the Second Private Equity Firm wrote to Mr. Bouton, increasing the potential valuation for a possible transaction to $4.50 per share (the "Sixth Teece Proposal"), based upon non-public information and operating metrics relating to LECG's performance in the first quarter of 2009, which Dr. Teece had shared with the Second Private Equity Firm under a confidentiality agreement between Dr. Teece and that firm.

        The Committee then directed Jones Day to prepare a draft merger agreement for the Sixth Teece Proposal. In connection with the Sixth Teece Proposal, the Second Private Equity Firm entered into a confidentiality agreement with LECG on April 27, 2009, which contained standstill provisions lasting until the earlier of April 30, 2010 (or October 31, 2009 in the case of private proposals made directly to LECG) or the public announcement of a competing acquisition transaction involving LECG. Dr. Teece entered into an amended and restated confidentiality agreement, extending his standstill provisions until the earlier of March 15, 2010 (or August 31, 2009 in the case of private proposals made directly to LECG) or the public announcement of a competing acquisition transaction involving LECG. On April 30, 2009, LECG entered into an exclusivity agreement with the Second Private Equity Firm, agreeing not to solicit any competing acquisition proposals until May 29, 2009. On May 22, 2009, however, representatives of the Second Private Equity Firm informed the Second Financial Advisor that it was no longer interested in pursuing the Sixth Teece Proposal.

        The board and the Committee did not solicit any proposals from Dr. Teece or any of the private equity firms, and Dr. Teece was not acting at the request or on behalf of the Company, the board of directors or the Committee in pursuing the proposals he presented to the board.

        On or about June 1, 2009, Steve Samek, the Chief Executive Officer of Smart contacted Michael Jeffery, the Chief Executive Officer of LECG on an unsolicited basis to express interest in a potential business combination transaction between Smart and LECG, together with a cash investment by the Great Hill Entities. Smart had independently been assessing different strategic options, had identified LECG, and decided that it wanted to explore the potential benefits of a combination with LECG. On June 10, 2009, Mr. Jeffrey and Steven Fife, the Chief Financial Officer of LECG, met with Mr. Samek and Christopher S. Gaffney, a Managing Director of Great Hill Partners, LLC, in New York. On June 16 and 17, 2009, Mr. Samek and Mr. Gaffney met with Mr. Bouton in Aspen, Colorado, to present to Mr. Bouton their vision for a potential business combination of LECG and Smart. On June 19, 2009, Mr. Bouton contacted a representative of William Blair in regard to potentially engaging William Blair as financial advisor to the Committee. On July 6, 2009, the Committee met telephonically, and representatives of William Blair joined the meeting. The Committee reviewed an initial financial presentation relating to a potential business combination with Smart that had been prepared by William Blair. The Committee agreed that it should explore the possibility of such a combination, together with an investment in the combined company by the Great Hill Entities. The Committee also authorized Mr. Bouton to retain William Blair as the Committee's financial advisor for any proposed transaction with Smart and the Great Hill Entities.

        On June 19, 2009, Smart sent LECG and counsel for the Committee a summary of the principal terms of a merger of LECG and Smart and an investment in the combined company by the Great Hill Entities. In meetings and phone calls held between June 19, 2009 and July 29, 2009, Mr. Bouton, and representatives of William Blair and Jones Day negotiated with Smart, the Great Hill Entities and their counsel the principal terms of the Merger and the Investment.

        On July 8, 2009, Jones Day began the legal due diligence review of Smart, and Deloitte & Touche LLP began the accounting due diligence review of Smart on behalf of the Committee.

        On July 13, 2009, the Committee entered into a formal engagement letter with William Blair to advise it on the proposed transaction between Smart and LECG.

        The Committee met on July 22, 2009 in advance of the normally scheduled meetings of the LECG board of directors and other committees on July 23, 2009. Representatives of William Blair and Jones Day attended the meeting, as well as Michael Jeffery and Steven Fife, LECG's Chief Executive Officer and Chief Financial Officer, respectively. Prior to the meeting, a summary of the proposed terms of the transaction had been circulated to the Committee members. At the meeting, Mr. Bouton reviewed with the Committee the history of the Committee's actions since the receipt of the First Teece Proposal to consider different strategic alternatives available to LECG, none of which had come to fruition. The William Blair representatives reviewed the proposed terms of the Merger from a financial point of view, reviewed a presentation that had been distributed to the Committee members of William Blair's financial analysis to date of the proposed transaction, and also discussed with the Committee the proposed terms of the Investment. The Jones Day representatives reviewed with the Committee the proposed terms of both the Merger and the Investment from a legal point of view.

        After the Committee had discussed the proposed transactions, Mr. Samek, as Chief Executive Officer of Smart, and Mr. Gaffney, as representative of the Great Hill Entities, joined the meeting. Mr. Samek described his background and Smart's business. Mr. Gaffney described Great Hill Partners, LLC, its experience investing in professional services organizations and the history of Great Hill Partners, LLC's investment in Smart. The members of the Committee, and Messrs. Samek and Gaffney discussed the potential advantages and possible disadvantages of a combination of Smart with LECG. The Committee unanimously authorized Mr. Bouton to continue negotiations with Smart and the Great Hill Entities, and further authorized Mr. Bouton and management to execute an exclusivity agreement with Smart. The Committee reconvened on July 23, 2009 after the meeting of the full LECG board of directors, and further discussed the potential advantages and disadvantages of the proposed transactions in light of presentations that had been made to the full board of directors at the meeting earlier that day.

        On July 24, 2009, LECG, Smart and Great Hill III entered into an Exclusivity Agreement, which, among other things, prohibited any of the parties from soliciting competing transactions until August 15, 2009.

        Between July 29, 2009 and August 4, 2009, Jones Day and Goodwin Procter LLP, counsel to Smart and the Great Hill Entities, prepared and sent to each other initial drafts of the Merger Agreement, the Governance Agreement, the Stock Purchase Agreement and other related documents.

        On August 5 and 7, 2009, Mr. Bouton, as chairman of LECG's board of directors and chairman of the Committee, met with Dr. Teece and Richard Boulton, respectively, to inform them of the Committee's negotiations with Smart and the Great Hill Entities regarding the transactions.

        Between August 4, 2009 and August 17, 2009, representatives of the Committee, representatives of Smart and the Great Hill Entities and representatives of Jones Day and Goodwin Procter continued negotiating various terms and conditions of the Merger Agreement, Stock Purchase Agreement and related documents, and circulated revised drafts of such documents. Also during this period, representatives of LECG continued their due diligence review of Smart, and members of LECG and Smart management met, with representatives of William Blair attending a portion of the meetings, to discuss integration and communication matters relating to the proposed transactions, and to review a presentation prepared by William Blair regarding the financial profile of the combined entity. Additionally, Mr. Bouton met with certain key experts within LECG to hear their views on the strategic direction of LECG and to discuss the general outline of the proposed transactions while maintaining the confidentiality of the parties involved.

        On August 12, 2009, LECG terminated Dr. Teece's employment, though he remained a member of LECG's board of directors and the Vice Chairman of the board of directors. The terms of Dr. Teece's termination and his future relationship, if any, with LECG are being negotiated.

        On August 14, 2009, the Committee met to consider whether to recommend to the board of directors of LECG that the board of directors approve the proposed Merger Agreement, Stock Purchase Agreement and related documents, and the Merger, the Investment and other transactions contemplated by those agreements and documents. Representatives of Jones Day and William Blair attended these meetings. At the Committee meeting, the representatives of William Blair reviewed with the Committee the proposed terms of the Merger for LECG from a financial point of view. The William Blair representatives also reviewed the proposed terms of the Investment. Following the presentation by William Blair, the representatives of Jones Day reviewed the terms of the Merger Agreement, the Stock Purchase Agreement and the related agreements with the Committee, noting that certain terms of the various agreements were still under negotiation.

        After the presentations from William Blair and Jones Day, the Committee approved a recommendation to the board of directors that the board of directors approve the proposed transactions. Ms. Richardson, Ms. Davis and Messrs. Bouton and Spencer voted in favor of the resolution. Mr. Liebeck abstained from the vote.

        Later that day, following the meeting of the Committee, the Committee presented its recommendation at a meeting of the full board of directors. The William Blair representatives reviewed the proposed terms of the Merger from a financial point of view for LECG. They orally indicated that, subject to subsequent changes in the market price of LECG's common stock, they expected that William Blair would be prepared to give its opinion that the consideration to be paid in the Merger was fair to LECG from a financial point of view. The Jones Day representatives reviewed the proposed terms of the Merger Agreement, the Stock Purchase Agreement and the other transaction documents. The LECG board of directors discussed the proposed transactions and asked the William Blair representatives for some additional information. The board of directors also abolished the position of Vice Chairman of the board of directors at this meeting.

        On August 17, 2009, LECG's board of directors convened a teleconference meeting to further consider and vote upon the Merger, the Investment and the related documents and transactions. Representatives of Jones Day and William Blair also participated in this meeting. The representatives of William Blair presented an analysis of the Merger from a financial point of view based on the closing trading price of LECG's common stock as of August 14, 2009 and rendered William Blair's oral opinion, which was subsequently confirmed in writing, that, based upon and subject to the assumptions and limitations set forth in the written opinion, the aggregate consideration to be paid by LECG in connection with the Merger was fair, from a financial point of view and as of the date of the opinion, to LECG. William Blair was not asked to, and did not, render any opinion with respect to the fairness of consideration paid or received by LECG in connection with the Investment.

        Jones Day then reviewed with the LECG board of directors the outcome of those remaining issues that had been unresolved as of the meeting of the board of directors on August 14, 2009. Following discussion, LECG's board of directors (i) by a vote of five in favor (Ms. Richardson, Ms. Davis and Messrs. Bouton, Spencer and Jeffery), one opposed (Dr. Teece) and two abstentions (Messrs. Liebeck and Boulton), approved and declared advisable the Merger Agreement and the transactions contemplated by the Merger Agreement and determined that the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Merger, are fair to, and in the best interests of, LECG and its stockholders, and (ii) by a vote of seven in favor and one abstention (Dr. Teece), approved and declared advisable the Stock Purchase Agreement and the transactions contemplated by the Stock Purchase Agreement and determined that the Stock Purchase Agreement, the transactions contemplated by the Stock Purchase Agreement, including the Investment, and the adoption of the Amended Charter are fair to, and in the best interests of, LECG and its stockholders.

        During the meetings of the full board of directors of LECG on August 14 and August 17, 2009, Dr. Teece expressed his opposition to the Merger. He abstained from the vote on the Investment.

Dr. Teece stated that he opposed the Merger for the following reasons: (i) his belief that the board of directors had not adequately considered the strategic fit between LECG (which he characterized as a high end expert consulting business) and Smart (which he characterized as a commodity services business), (ii) his belief that the board of directors had not adequately evaluated whether LECG would be able to retain key LECG experts after the announcement of the Merger, (iii) his belief that other capital raising transactions were available to LECG, (iv) his belief that the Committee had not involved enough LECG experts in the analysis of the Smart business and the prospects for the combined company after the Merger and (v) his belief that the Committee should have informed him about the proposed transaction earlier than it did, which would have allowed him additional time to evaluate the Merger.

        Mr. Liebeck abstained from the Committee vote to recommend approval of the Merger and the Investment to the full board of directors. Mr. Liebeck and Mr. Boulton abstained from the board vote approving the Merger; they both voted in favor of the Investment and related resolutions. Mr. Liebeck stated that his abstention was based on his belief that, prior to a vote on the Merger, LECG should undertake additional investigation of the risks and benefits of the Merger. He recommended that the Committee and the board of directors inform LECG's leading experts of the Merger and obtain their support for the Merger, thereby enabling the Committee and the board of directors to better assess the risk that the Merger would have a negative impact on key revenue-generating experts within LECG, which he believed would enable him to make a more informed decision. Mr. Boulton stated that his abstention was based upon his belief that the Committee had not involved enough LECG experts in the analysis of the Smart business and the prospects for the combined company after the Merger and that, consequently, he believed he did not have sufficient information to assess the risks to LECG of experts leaving LECG as a result of the Merger, the potential for conflicts between the LECG client base and the Smart client base and the strategic fit between LECG and Smart. Those directors who voted in favor of the Merger articulated their belief that the risks identified by Messrs. Liebeck and Boulton had been adequately addressed during the process of due diligence and negotiation of the Merger and the Investment.

        Those directors who voted in favor of the Merger also responded to Dr. Teece's reasons for his opposition to the Merger. They stated that (i) they had considered the strategic fit between LECG and Smart, in particular the benefits that Smart's recurring client engagements would provide, (ii) the Committee had explored multiple strategic alternatives in the prior 12 months, including six proposals from Dr. Teece and exploratory meetings with six other potential strategic partners, all in accordance with the authority delegated to the Committee by the board of directors, none of which came to fruition, (iii) the Committee had thoroughly considered both the risk that some experts might leave LECG as a result of the Merger and the prospect that experts who might otherwise leave LECG would be more inclined to remain with LECG as a result of the combined effect of the Merger and the Investment, and believed that the positive impact of the Merger and the Investment on LECG's ability to recruit and retain experts would outweigh the impact of potential departures by some experts, and (iv) Dr. Teece had for at least a year repeatedly expressed his desire to acquire LECG in conjunction with a private equity firm in a "going private" transaction and that, for this reason, the board of directors had delegated to the Committee the principal responsibility for evaluating and recommending to the board of directors various potential transactions, whether led by Dr. Teece or otherwise.

        The Merger Agreement and the Stock Purchase Agreement were executed by LECG, Smart and the Great Hill Entities, as applicable, on August 17, 2009.

        On August 18, 2009, prior to commencement of trading on NASDAQ, LECG issued a press release announcing the execution of the Merger Agreement and the Stock Purchase Agreement.

        Since the announcement of the Merger and the Investment on August 18, 2009 through November 17, 2009, none of LECG's top 50 experts (determined based on revenues originated by such individuals from January 1, 2009 through August 31, 2009) have voluntarily left LECG, nor have any of them informed LECG's management of an intention to do so; however, no assurances can be given that these experts will not in the future choose to leave LECG voluntarily.

LECG's Reasons for the Merger

        LECG's board of directors, by a majority vote, recommends that the LECG stockholder approve the Merger and the issuance of common stock pursuant thereto because the majority of the members of the board believe that the Merger will (i) provide LECG with (a) a substantial increase in revenues and profits that would substantially offset any short-term increase in net losses realized by the combined entity, (b) cost saving synergies, (c) a cash investment from a new investment partner that will have representation on the board of directors, and (d) new seasoned executive leadership; (ii) significantly enhance the LECG operating platform, allowing LECG to better grow and compete from a position of strength; and (iii) create a comprehensive client services platform to help clients of the combined company navigate and succeed in a rapidly changing world. Although the board of directors assessed the benefits and risks of each of the Merger and the Investment, both separately and in conjunction with the other, in an effort to be thorough in its decision-making process, the board of directors recognized and understood that Smart and the Great Hill Entities were only willing to engage in the transactions with LECG if the Merger and the Investment were consummated simultaneously. The board of directors agreed that the simultaneous closing of the Investment and the Merger was integral to the success of the Merger, as the Investment would add a substantial cash infusion at a valuation the board of directors did not believe was otherwise available.

        LECG provides expert services through highly credentialed experts and professional staff whose skills and qualifications provide LECG the opportunity to address complex, unstructured business and public policy problems. LECG delivers independent expert testimony and original authoritative studies in both adversarial and non-adversarial environments. LECG conducts economic, financial, accounting and statistical analyses to provide objective opinions and strategic advice to legislative, judicial, regulatory and business decision makers. LECG skills include electronic discovery, forensic accounting, data collection, econometric modeling and other types of statistical analyses, report preparation and oral presentation at depositions. LECG experts are renowned academics, former senior government officials, experienced industry leaders, technical analysts and seasoned consultants. LECG clients include Fortune Global 500 corporations, major law firms and local, state and federal governments and agencies in the United States and other countries throughout the world. Because LECG is a premium service provider, it does not offer a full array of services to a broad spectrum of clients. With the acquisition of Smart, the majority of the board of directors believes that the combined company will be better able to offer a comprehensive client services platform offering micro and macro services and answers to more client demands from a broader array of clients.

        LECG's projects historically have centered on decisions, disputes, proceedings or transactions in which clients are seeking expert advice and opinions. LECG's projects can terminate suddenly and without advance notice. LECG's clients may decide at any time to settle their disputes or proceedings, to abandon or defer their transactions or to take other actions that result in the early termination of a project. LECG's clients are ordinarily under no contractual obligation to continue using LECG's services. If an engagement is terminated unexpectedly, or even upon the planned completion of a project, LECG's professionals working on that engagement may be underutilized until assigned and transitioned to other projects. The termination, deferral or significant reduction in the scope of a single large engagement could negatively impact results of operations in a given reporting period. A majority of LECG's board of directors believes that Smart's business model, while yielding lower margins than LECG's, is subject to substantially less volatility and will provide the combined company with a more uniform and predictable revenue stream to offset LECG's current cyclical volatility.

        In evaluating the Merger Agreement and the other transactions contemplated thereby, including the Merger, and recommending that LECG's stockholders approve the Merger Agreement, the Merger and the issuance of common stock pursuant thereto, LECG's board of directors consulted with outside legal counsel and financial advisors. LECG's board of directors also consulted with outside legal counsel regarding its fiduciary duties, legal due diligence matters, and the terms of the Merger Agreement and related agreements. Based on these consultations, the factors discussed above and the opinion of William Blair & Company (attached as Annex D), LECG's board of directors by a majority vote concluded that the Merger Agreement and transactions contemplated by the Merger Agreement, including the Merger, were and are fair to and in the best interests of LECG's stockholders and recommended that LECG stockholders approve the Merger and the issuance of common stock pursuant thereto.

        The factors that LECG's board of directors considered in reaching its determination included, but were not limited to, the following:

  •
  Smart's experienced management team;

  •
  the Investment and the mutual conditioning of the Investment and the Merger upon each other;

  •
  the broadened service offerings the combined company will have to offer its clients;

  •
  opportunities for cross-selling as a result of an expanded platform and increased breadth of service offerings to clients, including opportunities for the business process, regulatory compliance, risk management, information technology and infrastructure, tax, and other advisory services professionals from Smart to learn of client needs for expert services and to make client referrals to LECG experts, and vice versa;

  •
  cost saving synergies related to reductions in occupancy, personnel and other general and administrative costs, estimated to be $6.0 million, but discounted to $4.0 million for purposes of analysis;

  •
  historical and current information concerning Smart's and LECG's respective businesses, including trends in financial performance, financial condition, operations and competitive position;

  •
  current financial market conditions, and historical market prices, volatility and trading information with respect to LECG's common stock;

  •
  results of LECG's due diligence investigation of Smart;

  •
  the opportunity for LECG's stockholders to participate in the potential future value of the combined company;

  •
  the belief, after considering numerous potential strategic alternatives over two years, that the Merger and the Investment are more favorable to LECG's stockholders than other alternatives reasonably available to LECG and its stockholders;

  •
  William Blair & Company's opinion, dated August 17, 2009, to LECG's board of directors that, as of that date and based upon and subject to the assumptions and qualifications stated in its opinion, the consideration to be paid by LECG to holders of Smart capital stock pursuant to the Merger Agreement was fair, from a financial point of view, to LECG, as more fully described below under the caption "Opinion of LECG's Financial Advisor"; and

  •
  the terms and conditions of the Merger Agreement, including: (a) the determination that the relative percentage ownership of the combined company by LECG's stockholders and Smart's stockholders is consistent with LECG's perceived valuations of each company at the time LECG's board of directors approved the Merger Agreement; (b) the conditions to the closing of the Merger, including the receipt of stockholder approval, the expiration of the HSR Act waiting period, and the simultaneous closing of the Investment, and the likelihood of those conditions being satisfied; (c) the absence of any terms providing for an adjustment to the number of shares to be issued in connection with the Merger; (d) the fact that the Merger involves no cash merger consideration, even with respect to potential indemnification claims (which would be satisfied in shares of our common stock); and (e) the belief of a majority of LECG's board of directors that the termination fees payable in the circumstances set forth in the Merger Agreement, were reasonable in the context of termination fees that were payable in other comparable transactions and would not be likely to preclude another party from making a superior proposal for LECG.

        In the course of its deliberations, LECG's board of directors also considered a variety of risks and other countervailing factors related to entering into the Merger Agreement, including the following:

  •
  the risk that the Merger might not be completed in a timely manner or at all due to failure to satisfy the closing conditions, a number of which are outside of LECG's control;

  •
  if the Merger is not completed, the potential adverse effect of the public announcement of the Merger on LECG's business, including its key business relationships, LECG's ability to attract and retain executive management, experts and other key employees and LECG's overall competitive position;

  •
  the immediate and substantial dilution of the equity interests and voting power of LECG's existing stockholders upon completion of the Merger and the Investment;

  •
  the ability of the Great Hill Entities to significantly influence the combined company's business strategy after the completion of the Merger and the Investment;

  •
  the risk that the combined company may need additional financing, and be unable to raise such additional capital and that such additional capital, even if available, will be further dilutive to LECG's stockholders and may be at a lower valuation than reflected in the Investment;

  •
  the restrictions that the Merger Agreement imposes on soliciting competing acquisition proposals;

  •
  the fact that LECG would be obligated to pay significant termination fees under certain specified circumstances;

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  the restrictions on the conduct of LECG's business prior to the completion of the Merger, which require LECG to carry on its business in the usual, regular and ordinary course in substantially the same manner as previously conducted, subject to specific additional restrictions;

  •
  the challenges and costs of integrating the administrative and other operations of the two companies, including operations outside of the United States, and the substantial expenses to be incurred in connection with the Merger, including the risks that delays or difficulties in completing the administrative integration, and such other expenses, could adversely affect the combined company's operating results and preclude the achievement of some benefits anticipated from the Merger;

  •
  the possible volatility, at least in the short term, of the trading price of LECG's common stock resulting from the announcement and pendency of the Merger;

  •
  the consents required under both the LECG and Smart credit facilities and the fact that if either or both consents are not obtained from the respective lenders prior to the closing of the Merger, a material amount of indebtedness of the combined company may become immediately due and payable in full;

  •
  the possible loss of key management, important expert witnesses or key professionals or other personnel of LECG; and

  •
  the risk of diverting management's attention from day-to-day operations to implement the Merger and the subsequent integration of the two companies.

        The foregoing information and factors considered by LECG's board of directors are not intended to be exhaustive but are believed to include all of the material factors considered by LECG's board of directors. In view of the variety of factors and the amount of information considered, LECG's board of directors did not find it practicable to, and did not, quantify, rank or otherwise assign relative weights to the specific factors it considered in approving the Merger and Merger Agreement. Although the board of directors was mindful that the Company would incur integration costs as a result of the Merger, it did not quantify those costs because the information required to do so was not available, and such costs were considered to be typical business combination expenses and unlikely to be large or unusual in view of the overall transaction and the expected synergies. The board did not quantify the amount of additional financing that might be needed by the combined company because the need for any additional financing is not yet apparent or likely, and the amount, if any, of additional financing is dependent on information that the Company will not have until after the closings of the Merger and the Investment. In addition, individual members of LECG's board of directors may have given different weights to different factors. LECG's board of directors considered all of these factors as a whole, and overall considered them to be favorable to and to support its determination.

NASDAQ Shareholder Approval Requirements

        LECG is submitting the proposal to approve the Merger, and the issuance of its common stock pursuant thereto, and the Investment, and the issuance of the Series A Preferred Stock pursuant thereto, for shareholder approval pursuant to Rule 5635 of the NASDAQ Marketplace Rules ("NASDAQ Rule 5365"), which contains the qualitative listing requirements applicable to NASDAQ listed companies, such as LECG. Among other items, NASDAQ Rule 5365 requires shareholder approval prior to the issuance of securities in the following circumstances:

  •
  in connection the acquisition of the stock or assets of another company if 20% of more of the common stock of the issuer outstanding before such issuance would be issued in connection with such acquisition transaction; and

  •
  in connection with a transaction other than a public offering involving the sale or issuance by the issuer of common stock (or securities convertible into or exercisable for common stock) equal to 20% or more of the common stock or 20% or more of the voting power outstanding before the issuance for less than the greater of book or market value of the stock.

        Applying these requirements to the Merger and the Investment, LECG is seeking shareholder approval of the following issuances and related transactions in connection with the Merger and the Investment:

  •
  the issuance of 10,927,869 shares of LECG common stock to the Great Hill Entities pursuant to the Merger Agreement plus any additional number of shares of LECG common stock which may be issuable to the Great Hill Entities in the future to satisfy our indemnification obligations set forth in the Merger Agreement; and

  •
  the issuance, at a purchase price that may be less than book or market value, to the Great Hill Entities of 6,313,131 shares of the Series A Preferred Stock plus the shares of LECG common stock which may be issuable upon conversion thereof and any additional shares of capital stock that LECG may issue to the Great Hill Entities from time to time in compliance with the preemptive rights set forth in the Governance Agreement entered into in connection with the Investment.

No Dissenters' Rights

        Under applicable Delaware law, LECG stockholders are not entitled to dissenters' or appraisal rights with respect to the approval of the Merger, the Investment, the Amended Charter or the other proposals described in this proxy statement.

Impact of the Merger and the Investment on Existing LECG Stockholders

        Before voting, each LECG stockholder should consider the fact that the Investment will provide substantial capital that will be critically important to the survival and growth of LECG and that the Merger will result in LECG's acquisition of Smart and the expansion of its business. If the Merger, the Investment and the Amended Charter are approved by LECG stockholders, LECG will at the closing of the transactions issue an aggregate of 10,927,829 shares of LECG common stock and 6,313,131 shares of Series A Preferred Stock, which are initially convertible into LECG common stock on a one-for-one basis. As a result, the Merger and the Investment will have a dilutive effect on current LECG stockholders whose aggregate percentage ownership in LECG will decline significantly as a result of the Merger and the Investment. The number of shares issued pursuant to the Merger and the Investment will increase substantially the number of outstanding shares of LECG voting stock. This means that LECG current stockholders will own a much smaller interest in LECG as a result of the Merger and the Investment. For purposes of example only, a hypothetical LECG stockholder who owned approximately 1.0% of our voting stock outstanding as of August 14, 2009, would own approximately 0.6% of our voting stock outstanding immediately after the closing of the Merger and the Investment. As described more fully elsewhere in this proxy statement, upon the closing of the Merger and the Investment, the Great Hill Entities will own approximately 40% of LECG's outstanding voting stock.

        All shares of common stock issued in connection with the Merger and the common stock issuable upon conversion of the Series A Preferred Stock issued in connection with the Investment will be entitled to registration rights as described elsewhere in this proxy statement. These shares will be available for immediate resale pursuant to any registration statement we are obligated to file with the SEC or in connection with an exemption from registration under Rule 144 of the Securities Act. The market price of LECG's common stock could fall as a result of such resales due to the increased number of shares of common stock available for sale in the public market.

Opinion of LECG's Financial Advisor

        William Blair was retained to act as financial advisor to LECG in connection with the Merger. As part of its engagement, LECG requested that William Blair render a fairness opinion relating to the Merger. On August 17, 2009, William Blair delivered its oral opinion to the board of directors of LECG and subsequently confirmed in writing, that, as of that date and based upon and subject to the assumptions and qualifications stated in its opinion, the consideration to be paid by LECG to holders of Smart capital stock pursuant to the Merger Agreement was fair, from a financial point of view, to LECG.

        William Blair provided the opinion described above for the information and assistance of LECG's board of directors in connection with its consideration of the Merger. William Blair's opinion to LECG's board of directors was one of many factors taken into consideration by LECG's board of directors in making its determination to approve the Merger Agreement. The terms of the Merger Agreement and the merger consideration, however, were determined through negotiations between LECG and Smart and were approved by LECG's board of directors. William Blair provided financial advice to LECG during these negotiations. However, William Blair did not recommend to LECG any specific amount of merger consideration or other form of consideration or that any specific amount of merger consideration or other form of consideration constituted the only appropriate consideration for the proposed merger. William Blair's opinion was reviewed and approved by William Blair's fairness opinion committee. William Blair has consented to the inclusion in this proxy statement of its opinion and the description of its opinion appearing under this subheading "Opinion of LECG's Financial Advisor."

        The full text of William Blair's written opinion, dated August 17, 2009, is attached as Annex D to this document and incorporated into this document by reference. You are urged to read the entire opinion carefully to learn about the assumptions made, general procedures followed, matters considered and limits on the scope of the review undertaken by William Blair in rendering its opinion. William Blair's opinion relates only to the fairness, as of the date of the opinion and from a financial point of view to LECG, of the merger consideration to be paid by LECG in connection with the Merger pursuant to the Merger Agreement, does not address any other aspect of the proposed merger or any related transaction, and does not constitute a recommendation to any stockholder as to how that stockholder should vote at any special meetings. William Blair did not address the merits of the underlying decision by LECG to engage in the Merger and did not express any opinion as to the fairness of any consideration received or amount paid by LECG in connection with the Investment. The following summary of William Blair's opinion is qualified in its entirety by reference to the full text of the opinion. William Blair's opinion was directed to LECG's board of directors for its benefit and use in evaluating the fairness of the merger consideration.

        In connection with its opinion, William Blair examined:

  •
  the terms and conditions set forth in a draft of the Merger Agreement, dated August 17, 2009, and the most recent drafts of any ancillary agreements as of that date, based on the assumption that the Merger would be consummated on the terms described therein, without any waiver or amendment of any material terms or conditions by LECG;

  •
  the audited historical financial statements of LECG for the four years ended December 31, 2008 and of Smart for the three years ended December 31, 2008;

  •
  the unaudited interim financial statements of LECG and Smart, respectively, for the six months ended June 30, 2009 and the six months ended June 30, 2008;

  •
  certain (i) internal business, operating and financial information and forecasts of LECG and Smart prepared by senior management of LECG and Smart, respectively, which are referred to as the "forecasts" throughout this description of William Blair's opinion; (ii) information regarding the strategic, financial and operational benefits anticipated from the Merger and the prospects of LECG (with and without the Merger) prepared by senior management of LECG, which are referred to as the "expected benefits" throughout this description of William Blair's opinion; and (iii) the pro forma impact of the Merger and the Investment on the earnings per share of LECG based on certain pro forma financial information prepared by the senior management of LECG;

  •
  information provided by senior management of LECG regarding the amount and timing of cost savings and related expenses and synergies which senior management of LECG expects will result from the Merger, which are referred to as the "expected synergies" throughout this description of William Blair's opinion;

  •
  information regarding publicly available financial terms of certain other business combinations William Blair deemed relevant;

  •
  the financial position and operating results of Smart compared with those of certain publicly traded companies William Blair deemed relevant;

  •
  current and historical market prices and trading volumes of the common stock of LECG; and

  •
  certain other publicly available information regarding LECG and Smart, respectively.

        William Blair also held discussions with members of the senior management of LECG and Smart to discuss the foregoing, the past and current business operations, and the financial condition and future prospects, of LECG and Smart. William Blair also held discussions with LECG's board of directors, including the committee of independent directors, and legal counsel for LECG's special committee to discuss Smart, the Merger and the results of its analysis and examination, and considered such other matters that it deemed relevant to its inquiry and took into account such accepted financial and investment banking procedures and considerations that it deemed relevant or appropriate.

        In conducting its review and analysis and rendering its opinion, William Blair assumed and relied, without any independent verification, upon the accuracy and completeness of all the information examined by or otherwise reviewed or discussed with William Blair for purposes of its opinion, including, without limitation, the forecasts, the expected benefits and the expected synergies, each as provided by senior management of LECG and Smart, as applicable. William Blair did not make or obtain an independent valuation or appraisal of the assets, liabilities or solvency of LECG or Smart, nor was William Blair furnished with any such valuation or appraisal. William Blair was advised by the senior management of LECG and Smart that the forecasts, the expected benefits and the expected synergies examined by William Blair were reasonably prepared on bases reflecting the best currently available estimates and judgments of the senior management of LECG and Smart, as the case may be. In that regard, William Blair assumed, with the consent of LECG's board of directors, that (1) the forecasts would be achieved and the expected benefits and expected synergies would be realized in the amounts and at the times contemplated thereby, (2) all material assets and liabilities (contingent or otherwise) of LECG and Smart were as set forth in the financial statements or other information made available to William Blair of LECG and Smart, respectively, and (3) the financing arrangement for the continuing entity would not be materially different from the arrangements in effect for LECG and Smart as of the date of the opinion letter. William Blair expressed no opinion with respect to the forecasts, the expected benefits or the expected synergies or the estimates and judgments on which they were based. In rendering its opinion, William Blair assumed that the Merger would be consummated on the terms and conditions set forth in the draft of the Merger Agreement dated August 17, 2009 and the most recent drafts of any ancillary agreements as of that date, without any waiver or amendment of any material terms or conditions by LECG. William Blair relied as to all legal, tax and accounting matters on advice of LECG's management and LECG's third-party legal counsel and tax and accounting advisors.

        William Blair did not express any opinion as to the price at which shares of LECG common stock will trade at any future time or as to the effect of the Merger on the trading price of LECG common stock. The trading price of LECG common stock may be affected by a number of factors, including, but not limited to:

  •
  dispositions of LECG common stock by stockholders within a short period of time after the announcement or effectiveness of the Merger;

  •
  changes in the prevailing interest rates and other factors which generally influence the price of securities;

  •
  adverse changes in the current capital markets;

  •
  the occurrence of adverse changes in the financial condition, business, assets, results of operations or prospects of LECG or of Smart or in the specialty consulting market;

  •
  any necessary actions by or restrictions of federal, state or other governmental agencies or regulatory authorities; and

  •
  timely completion of the Merger on terms and conditions that are acceptable to all parties at interest.

        William Blair's opinion did not address the merits of the underlying decision by LECG to engage in the Merger, the relative merits of the Merger as compared to any alternative business strategies that might exist for LECG or the effect of any other transaction in which LECG might engage. In particular, William Blair was not requested to examine, and accordingly did not express any opinion as to, the fairness of any consideration received or amount paid by LECG in connection with the Investment. William Blair did not consider and expressed no opinion as to the amount or nature of the compensation paid to any of LECG's or Smart's officers, directors or employees (or any class of such persons), whether such payments are made to persons holding such positions before or after the Merger, relative to the compensation to other stockholders. William Blair's opinion was based upon economic, market, financial and other conditions existing on and as could be evaluated as of, and other information disclosed to William Blair as of, the date of such opinion. The opinion noted that subsequent developments might affect its opinion and that William Blair disclaimed any obligation to update, revise or reaffirm its opinion. William Blair's opinion does not constitute a recommendation to any stockholder as to how that stockholder should vote at any special meetings.

        William Blair evaluated LECG's historical and future business prospects and considered the following factors, which were communicated to William Blair by senior management of LECG and which William Blair assumed to be true without further investigation: (1) LECG has amended its current credit agreement multiple times and may face covenant and liquidity issues in the future and if the transactions contemplated hereby are not consummated, LECG will likely need to pursue a private investment in public equity (PIPE) transaction, (2) LECG has announced its current chief executive officer is retiring and LECG is actively looking for a new chief executive officer, (3) the employment of David Teece, co-founder of LECG, ex-officio member of LECG's executive management team, and professional consultant to LECG, was terminated on August 12, 2009, (4) LECG has limited backlog and revenue visibility and (5) LECG has had conversations with several potential buyers about a sale of the company over the last twelve months, none of which have led to a transaction.

        The following is a summary of the material financial analyses performed and material factors considered by William Blair in arriving at its opinion. William Blair performed certain procedures, including each of the financial analyses described below, and reviewed with LECG's board of directors, including the special committee of independent directors and the senior management of LECG the assumptions upon which such analyses were based, as well as other factors. Although the summary does not purport to describe all of the analyses performed or factors considered by William Blair in this regard, it does describe the principal elements of analyses performed by William Blair in arriving at its opinion.

Selected Public Company Analysis

        William Blair reviewed and compared certain financial information relating to Smart to corresponding financial information, ratios and public market multiples for certain publicly traded companies with operations in the specialty consulting and professional services industries that William Blair deemed relevant. The companies selected by William Blair were:

  •
  CBIZ, Inc.

  •
  CRA International, Inc.

  •
  Duff & Phelps Corporation

  •
  Exponent, Inc.

  •
  FTI Consulting, Inc.

  •
  Navigant Consulting, Inc.

  •
  LECG Corporation

  •
  Resources Connection, Inc.

  •
  Robert Half International Inc.

        William Blair selected these companies because they are the publicly traded companies that engage in businesses reasonably comparable to those of Smart. None of the selected companies is identical to Smart. Accordingly, any analysis of the selected publicly traded companies necessarily involved complex considerations and judgments concerning the differences in financial and operating characteristics and other factors that would necessarily affect the analysis of trading multiples of the selected publicly traded companies.

        Among the information William Blair considered was revenue and earnings before interest, taxes, depreciation and amortization (commonly referred to as "EBITDA"). William Blair analyzed the selected companies in terms of the equity market value plus book value of debt, less cash and cash equivalents ("enterprise value") as a multiple of revenue for the latest twelve months of publicly available information, EBITDA for the latest twelve months of publicly available information adjusted to add back certain unusual or non-recurring expenses, 2009 forecast EBITDA adjusted to add back certain unusual or non-recurring expenses and 2010 forecast EBITDA. The operating results and the corresponding derived multiples for Smart and each of the selected companies were based on each company's most recent available publicly disclosed financial information for the last 12 months ("LTM"), 2009 and 2010 forecasts and closing share prices as of August 14, 2009. The enterprise value of the transaction is based on the equity value implied by the merger consideration of 10,927,869 shares of LECG common stock, plus the book value of total debt, less cash and cash equivalents ("net debt" of $32.4 million as of June 30, 2009) assumed to be included in the Merger.

        William Blair then compared the implied transaction multiples for the Merger to the range of trading multiples for the selected companies. Information regarding the multiples from William Blair's analysis of selected publicly traded companies is set forth in the following table.

	Implied Transaction Multiples Based on 8/14/09 Closing Stock Price	Implied Transaction Multiples Based on 20-Day Average as of 8/14/09
Selected Public Company Valuation Multiples
Multiple			Minimum	Median	Mean	Maximum
Enterprise Value/LTM Net Fee Revenue	0.75x	0.74x	0.38x	0.98x	1.21x	2.12x
Enterprise Value/LTM Adjusted EBITDA	12.9x	12.8x	7.0x	9.1x	9.2x	13.0x
Enterprise Value/Adjusted 2009 Estimated EBITDA	6.9x	6.8x	6.8x	8.6x	9.1x	13.3x
Enterprise Value/2010 Estimated EBITDA	6.2x	6.2x	5.6x	7.4x	8.1x	14.5x

Selected M&A Transactions Analysis

        William Blair performed an analysis based on publicly-available information of selected recent business combinations in the specialty consulting and professional services industries consisting of transactions announced and closed since 2003 where financial information was publicly disclosed. In total, William Blair examined 14 transactions with publicly disclosed valuations that were chosen based on William Blair's judgment that they were generally similar, in whole or in part, to the Merger. The selected transactions were not intended to be representative of the entire range of possible transactions in the industry. The 14 transactions examined were (target/acquirer (date announced)):

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  Stockamp & Associates, Inc. / Huron Consulting Group Inc. (July 2008)

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  Attenex Corporation / FTI Consulting, Inc. (June 2008)

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  Chicago Partners, LLC / Navigant Consulting, Inc. (April 2008)

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  First Consulting Group, Inc. / Computer Sciences Corporation (October 2007)

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  Infocrossing, Inc. / Wipro Technologies Ltd. (August 2007)

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  Callaway Partners, LLC / Huron Consulting Group Inc. (July 2007)

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  Constella Group, LLC / SRA International Inc. (June 2007)

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  Dr. Heissmann GmbH / Watson Wyatt Worldwide, Inc. (May 2007)

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  Covansys Corporation / Computer Sciences Corporation (April 2007)

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  Keane, Inc. / Caritor, Inc. (February 2007)

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  Hp3, Inc. / Navigant Consulting, Inc. (November 2006)

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  Competition Policy Associates, Inc. / FTI Consulting, Inc. (November 2005)

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  Superior Consultant Holdings Corporation / Affiliated Computer Services, Inc. (December 2004)

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  Lexecon / FTI Consulting, Inc. (September 2003)

        Although William Blair analyzed the multiples implied by the selected transactions and compared them to the implied transaction multiples of the Merger, none of these transactions or associated target companies is identical to the Merger or Smart. Accordingly, any analysis of the selected transactions necessarily involved complex considerations and judgments concerning the differences in financial and operating characteristics, parties involved and terms of their transactions and other factors that would necessarily affect the implied value of Smart versus the values of the companies in the selected transactions. In addition, William Blair noted that on average the S&P 500 index had declined by approximately 26% since each of the selected transactions were announced.

        William Blair reviewed the consideration paid in the selected transactions in terms of the enterprise value of such transactions as a multiple of LTM revenue and LTM EBITDA. William Blair compared the resulting range of transaction multiples of sales and EBITDA for the selected transactions to the implied transaction multiples for the merger. Information regarding the multiples from William Blair's analysis of selected transactions is set forth in the following table:

Implied Transaction Multiples Based on 20-Day Average as of 8/14/09
Selected Transaction Valuation Multiples
Implied Transaction Multiples as of 8/14/09
Multiple			Minimum	Median	Mean	Maximum
Enterprise Value/LTM Revenue	0.70x	0.69x	0.89x	1.69x	1.82x	3.52x
Enterprise Value/LTM EBITDA	12.9x	12.8x	6.3x	10.4x	10.5x	19.0x
Enterprise Value/Adjusted 2009 Estimated EBITDA	6.9x	6.8x	NA	NA	NA	NA

Discounted Cash Flow Analysis

        William Blair utilized the forecasts provided by the management of Smart to perform a discounted cash flow analysis of Smart's projected future cash flows for the period commencing January 1, 2010 and ending December 31, 2014. Using discounted cash flow methodology, William Blair calculated the present values of the projected free cash flows for Smart (excluding expected synergies). William Blair used terminal value multiples and perpetual growth rates to calculate terminal values. In the terminal value multiple analysis, William Blair assumed terminal value multiples ranging from 7.0x to 9.0x and discount rates ranging from 10% to 14%. William Blair selected the EBITDA terminal value range based on William Blair's review of, among other matters, the current and historical trading multiples of the companies identified above under the subheading "—Selected Public Companies Analysis." In the perpetual growth rate analysis, William Blair assumed perpetual growth rates ranging from 3.5% to 5.5% and discount rates ranging from 10% to 14%. William Blair selected the perpetual growth rate range based on William Blair's review of, among other matters, estimated inflation rates and long-term industry growth rates. William Blair determined the appropriate discount rate range based upon an analysis of the weighted average cost of capital of Smart and other comparable companies that William Blair deemed relevant in its expertise and judgment. William Blair aggregated (1) the present value of the free cash flows over the applicable forecast period with (2) the present value of the range of terminal values. The aggregate present value of these items represented the enterprise value range. An equity value was determined by subtracting the net debt assumed to be included in the transaction from the enterprise value. The range of equity values for Smart (excluding the expected synergies) implied by the discounted cash flow analysis ranged from approximately $83 million to $130 million and $67 million to $191 million using the terminal value multiple and perpetual growth rate methodologies, respectively; as compared to the implied transaction equity value of the Merger of approximately $39.9 million based on the August 14, 2009 closing price of LECG's common stock and $39.1 million based on the 20-day average price as of August 14, 2009.

 Leveraged Acquisition Analysis

        William Blair utilized information included in the forecasts provided by Smart's management to perform an analysis as to the price that could be paid by an acquirer in a leveraged acquisition of Smart. In this analysis, William Blair assumed a capital structure and interest rate representative of the prevailing market for leveraged acquisitions for companies similar to Smart. This analysis assumed (i) a five year holding period commencing January 1, 2010 and ending December 31, 2014; (ii) a targeted internal rate of return to equity investors of approximately 25% to 30%; and (iii) a range of exit multiples of projected 2014 EBITDA of 7.0x to 9.0x. William Blair noted that the assumed EBITDA exit multiple range was based on the range of multiples from the selected public company trading analysis and selected transaction analysis shown above. This analysis indicated that the enterprise value that an acquirer in a leveraged buyout might be willing to pay for Smart ranged from $70.0 to $95.0 million, as compared to the merger consideration of $72.3 million based on the August 14, 2009 closing price of LECG's common stock and $71.5 million based on the 20-day average price of LECG's common stock as of August 14, 2009.

Earnings Accretion/Dilution Analysis

        William Blair analyzed the pro forma impact of the Merger on projected fiscal year 2010 earnings per share of LECG following the Merger, assuming the Merger closes prior to December 31, 2009. William Blair utilized Smart's and LECG's projected earnings for 2010 as set forth in the forecasts provided by the management of Smart and LECG. William Blair's analysis included assumptions regarding, among other matters, various structural considerations, the estimated allocation of purchase price to amortizable intangible assets, the period over which such intangibles would be amortized, and the partial synergies expected to be achieved in 2010 as provided by the management of LECG. William Blair compared the earnings per share of LECG common stock, on a stand-alone basis, to the earnings per share of the common stock of the combined company on a pro forma basis for 2010. The results of the pro forma merger analysis suggested that the transaction would be accretive to LECG on an earnings per share basis in fiscal 2010 assuming achievement of the expected synergies anticipated by LECG management to result from the Merger and excluding one-time costs associated with the Merger. The results of William Blair's analysis are not necessarily indicative of future operating results or financial position. The actual results achieved by LECG may vary from projected results, and the variations may be material.

        In conducting its analysis, William Blair also evaluated a number of other transaction considerations. First, the Merger is facilitating the Investment. Second, Smart has certain attractive tax characteristics that may result in incremental cash tax deductions. Finally, the combined company may be able to create a material amount of synergies.

General

        The preparation of an opinion regarding fairness is a complex analytic process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances, and, therefore, such an opinion is not readily susceptible to partial analysis or summary description. The preparation of an opinion regarding fairness does not involve a mathematical evaluation or weighing of the results of the individual analyses performed, but requires William Blair to exercise its professional judgment, based on its experience and expertise, in considering a wide variety of analyses taken as a whole. Each of the analyses conducted by William Blair was carried out in order to provide a different perspective on the financial terms of the Merger and add to the total mix of information available. William Blair did not form a conclusion as to whether any individual analysis, considered in isolation, supported or failed to support an opinion about the fairness of the consideration to be paid by LECG. Rather, in reaching its conclusion, William Blair considered the results of the analyses in light of each other and ultimately reached its opinion based on the results of all analyses taken as a whole. William Blair did not place particular reliance or weight on any particular analysis, but instead concluded that its analyses, taken as a whole, supported its determination. Accordingly, notwithstanding the separate factors summarized above, William Blair believes that its analyses must be considered as a whole and that selecting portions of its analyses and the factors considered by it, without considering all analyses and factors, may create an incomplete view of the evaluation process underlying its opinion. No company or transaction used in the above analyses as a comparison is directly comparable to LECG, Smart or the Merger. In performing its analyses, William Blair made numerous assumptions with respect to industry performance, business and economic conditions and other matters. The analyses performed by William Blair are not necessarily indicative of future actual values or results, which may be significantly more or less favorable than suggested by such analyses.

Engagement of William Blair

        William Blair is a nationally recognized firm and, as part of its investment banking activities, is regularly engaged in the valuation of businesses and their securities in connection with merger transactions and other types of strategic combinations and acquisitions. William Blair is familiar with LECG, having acted as a financial advisor to LECG in connection with, and having participated in, certain of the negotiations leading to, the Merger Agreement. William Blair has also provided certain investment banking services to Great Hill Partners, LLC or its portfolio companies from time to time, but it is not currently providing any investment banking or other services to Great Hill Partners, LLC, Smart or any other portfolio companies of Great Hill Partners, LLC. In addition, in the ordinary course of its business, William Blair and its affiliates may beneficially own or actively trade shares of common stock and other securities of LECG for its own account and for the accounts of customers, and, accordingly, may at any time hold a long or short position in these securities.

        LECG hired William Blair based on its qualifications and expertise in providing financial advice to companies in general and professional services firms in particular, and on its reputation as a nationally recognized investment banking firm. Pursuant to a letter agreement, dated July 13, 2009, William Blair was paid a retainer fee of $75,000 for its role as financial advisor and an additional $400,000 upon the execution of the Merger Agreement on August 17, 2009. In addition, under the terms of the July 13, 2009 letter agreement, William Blair will receive an additional fee of $525,000 contingent upon consummation of the Merger. LECG has also agreed to reimburse William Blair for all of its out-of-pocket expenses (including fees and expenses of its counsel) reasonably incurred by it in connection with its services and will indemnify William Blair against certain liabilities that may arise out of its engagement, including certain liabilities under the federal securities laws.

Listing on the NASDAQ Global Select Market of LECG Shares Issued Pursuant to the Merger

        LECG has agreed to use its reasonable best efforts to cause the shares of LECG common stock to be issued pursuant to the Merger to be approved for listing on the NASDAQ Global Select Market before the completion of the Merger, subject to notice of issuance.

THE MERGER AGREEMENT

        The following summary describes material provisions of the Merger Agreement. This summary does not purport to be complete and may not contain all of the information about the Merger Agreement that is important to you. This summary is subject to, and qualified in its entirety by reference to, the Merger Agreement, which is attached to this proxy statement as Annex A. You are urged to read the Merger Agreement carefully and in its entirety, as it is the legal document governing the Merger. In the event of any discrepancy between the summary below and the terms of the Merger Agreement, the terms of the Merger Agreement shall control.

        The Merger Agreement summary below is included in this proxy statement only to provide you with information regarding the terms and conditions of the Merger Agreement, and not to provide any other factual information regarding LECG, Smart or their respective businesses. Accordingly, the representations and warranties and other provisions of the Merger Agreement should not be read alone, but instead should be read only in conjunction with the information provided elsewhere in this proxy statement and in the documents delivered along with this proxy statement. See "Where You Can Find Additional Information" on page 183.

        The representations, warranties and covenants contained in the Merger Agreement and described in this proxy statement were made only for purposes of the Merger Agreement and as of specific dates and may be subject to more recent developments, were made solely for the benefit of the parties to the Merger Agreement and may be subject to limitations agreed upon by the contracting parties, including being qualified by reference to confidential disclosures, for the purposes of allocating risk between parties to the Merger Agreement instead of establishing these matters as facts, and may apply standards of materiality in a way that is different from what may be viewed as material by you or by other investors. Accordingly, these representations and warranties alone may not describe the actual state of affairs as of the date they were made or at any other time. The representations and warranties contained in the Merger Agreement do not survive the effective time of the Merger, except for certain representations which survive for 12 months following the effective time. Investors should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of LECG, Smart, Red Sox Acquisition Corporation, or Red Sox Acquisition LLC or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in public disclosures by LECG and Smart. LECG is not currently aware of specific material facts that contradict the representations or warranties in the Merger Agreement that have not otherwise been disclosed in this proxy statement or in LECG's other reports filed with the SEC, and LECG will file corrective disclosures with the SEC if it becomes aware of any such specific material facts.

Structure of the Merger

        The Merger will be accomplished in two steps. The first step of the Merger will involve Red Sox Acquisition Corporation, a newly formed, wholly-owned subsidiary of LECG, merging with and into Smart. Smart will survive the first step of the Merger as a wholly-owned subsidiary of LECG. As soon as practicable following the first step of the Merger described in the preceding sentence, Smart shall merge with and into Red Sox Acquisition LLC, a newly formed, wholly-owned subsidiary of LECG, with Red Sox Acquisition LLC surviving the Merger. LECG expects to change Red Sox Acquisition LLC's name to "Smart Business Holdings, LLC" in connection with the closing of the Merger. The Merger is being accomplished in two steps in order to provide added assurance and protection that it will not result in the recognition of gain or loss to Smart for U.S. federal income tax purposes.

Completion of the Merger

        The Merger will be completed at the time of filing of certificates of merger with the Secretary of State of the State of Delaware or at such later time as may be specified in such certificates of merger with the written consent of LECG and Smart. The closing of the Merger will take place on the date that is 3 business days after the satisfaction or waiver of all of the conditions to completion of the Merger set forth in the Merger Agreement (other than certain conditions that by their nature are to be satisfied on the closing date, but subject to the satisfaction or waiver of each of such conditions), or at such other time as LECG and Smart may agree in writing.

Consideration in the Merger

        The Merger Agreement provides that, upon completion of the Merger, each share of Smart redeemable preferred stock will be converted into the right to receive shares of LECG common stock. Excluding potential issuances or forfeiture of shares discussed below under the heading "Indemnification", 10,927,869 shares of LECG common stock are to be issued to the holders of Smart redeemable preferred stock pursuant to the Merger Agreement. In connection with the Merger, each outstanding share of Smart's redeemable preferred stock will be exchanged for 176.57 shares of LECG's common stock. The Great Hill Entities own all of Smart's outstanding redeemable preferred stock and will be entitled to receive all of the merger consideration pursuant to the Merger Agreement and Smart's certificate of incorporation.

        Smart's certificate of incorporation provides for a liquidation preference in favor of the preferred stock of Smart, pursuant to which the holders of preferred stock of Smart are entitled to receive approximately $64.7 million in cash or assets upon the occurrence of a change in control, which would include the Merger, before any proceeds are distributed to the holders of common stock of Smart. For purposes of allocating the value to be received by Smart stockholders in the Merger, the determination was made at the time the holders of Smart's preferred stock and common stock voted to approve the Merger and the preferred stockholders waived their right to receive their full liquidation preference in cash. At that time, the aggregate value of the shares of LECG common stock to be issued in the Merger was less than $40 million, based on the closing trading price per share of LECG common stock of $3.65 as of August 14, 2009, which was significantly less than the preferred stock liquidation preference. As a result, pursuant to Smart's certificate of incorporation and the Merger Agreement, no merger consideration will be payable by LECG to the holders of Smart's common stock or holders of options, warrants or other rights to purchase Smart's common stock.

        Each share of Smart common stock will automatically be cancelled upon the closing of the Merger and no merger consideration will be delivered or deliverable in exchange therefor because the liquidation preference in favor of the redeemable preferred stock of Smart exceeds the value of the LECG common shares to be issued pursuant to the Merger. Smart's common stockholders are entitled to appraisal rights in connection with the Merger. If any Smart common stockholder validly exercises its appraisal rights, LECG will be obligated to make any payments resulting from the determination by Delaware Court of Chancery of the fair value of the Smart common shares.

        The merger consideration will be adjusted to reflect the effect of any stock split or other like change with respect to Smart capital stock or LECG common stock occurring (or having a record date) after the date of the Merger Agreement and prior to the effective time of the Merger.

Treatment of Smart Stock Options; New LECG Stock Options

        The Merger Agreement provides that Smart shall take all necessary actions to accelerate in full the vesting of all outstanding Smart stock options and then effect the cancellation of all such options, with such cancellation to be effective immediately prior to the effective time of the Merger. No merger consideration shall be issuable to holders of Smart stock options. Under the Merger Agreement, Smart is required to take all actions necessary to terminate the Smart stock option plan and cancel all outstanding options as of immediately prior to the effective time of the Merger.

        Pursuant to the Merger Agreement, LECG has committed to grant options to purchase up to 500,000 shares of LECG common stock to employees of Smart that Smart and LECG have mutually agreed will receive options from LECG and that remain employed by LECG affiliated entities following the Merger. The options will be granted under LECG's stock option plan effective upon the closing of the Merger and the Investment. LECG expects that the exercise price for these stock options will be the fair market value of LECG's common stock on the date such options are granted following the closing of the Merger.

Fractional Shares

        LECG will not issue any fractional shares of common stock in connection with the Merger. Instead, the Merger Agreement provides that each holder of Smart redeemable convertible preferred stock who would otherwise be entitled to receive a fraction of a share of LECG common stock (after aggregating all fractional shares of LECG common stock that would otherwise be received by such Smart stockholder) will be entitled to receive cash, without interest, in an amount equal to such fraction multiplied by $3.30.

Exchange of Smart Stock Certificates for LECG Stock Certificates

        The Merger Agreement provides that at or prior to the closing of the Merger, LECG will enter into an agreement with its transfer agent, or another bank or trust company in the United States that may be appointed by LECG to act as the exchange agent for the Merger, and shall deliver to the exchange agent a number of shares of LECG common stock sufficient to satisfy in full the merger consideration. LECG will mail to each record holder of Smart redeemable convertible preferred stock a letter of transmittal and instructions for surrendering the record holder's Smart stock certificates in exchange for the applicable merger consideration. Holders of Smart redeemable convertible preferred stock who properly surrender their Smart stock certificates in accordance with the exchange agent's instructions and execute a counterpart to the Stockholders Agreement described on page 106 will receive:

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  a certificate representing the number of whole shares of LECG common stock to which such holder is entitled pursuant to the Merger Agreement; and

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  cash in lieu of any fractional share of LECG common stock.

        The Smart stock certificates so surrendered will be canceled. After the effective time of the Merger, outstanding Smart stock certificates representing shares of redeemable convertible preferred stock that have not been surrendered will represent only the right to receive the shares of LECG common stock and cash in lieu of fractional shares enumerated above. Following the completion of the Merger, Smart will not register any transfers of Smart capital stock on its stock transfer books.

Lost, Stolen or Destroyed Stock Certificates

        If any Smart redeemable convertible preferred stock certificate has been lost, stolen or destroyed, LECG may, in its discretion and as a condition precedent to the issuance of any certificate representing LECG common stock in exchange therefor pursuant to the Merger Agreement, require the owner of such certificate to deliver an affidavit claiming that such certificate has been lost, stolen or destroyed and a bond in customary amount as indemnity against any claim that may be made with respect to that certificate against LECG, Smart or the exchange agent.

Representations and Warranties

        The Merger Agreement contains representations and warranties made by LECG, Red Sox Acquisition Corporation, and Red Sox Acquisition LLC and by Smart to, and solely for the benefit of, each other. The assertions embodied in the representations and warranties of Smart contained in the Merger Agreement are qualified by information in a confidential disclosure schedule provided by Smart to LECG in connection with the signing of the Merger Agreement. While LECG and Smart do not believe that this disclosure schedule contains information that the securities laws require the parties to publicly disclose other than information that has already been so disclosed, they do contain information that modifies, qualifies and creates exceptions to the representations and warranties of Smart set forth in the Merger Agreement. You should not rely on the representations and warranties in the Merger Agreement as characterizations of the actual state of facts about LECG or Smart, since they were only made as of the date of the Merger Agreement and, with respect to Smart's representations and warranties, are modified in important part by the underlying disclosure schedules. Moreover, certain representations and warranties in the Merger Agreement were used for the purpose of allocating risk between LECG and Smart rather than establishing matters as facts. In addition, information concerning the subject matter of the representations and warranties may have changed since the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the companies' public disclosures; however, LECG will file corrective disclosures with the SEC if it becomes aware of specific material facts that contradict the representations and warranties contained in the Merger Agreement.

        The representations and warranties of Smart in the Merger Agreement relate to the following subject matters:

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  corporate organization, qualifications to do business, corporate standing and corporate power;

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  capitalization;

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  corporate authority and absence of governmental consents, approvals, orders or authorizations;

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  financial statements;

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  absence of litigation;

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  absence of restrictions on business activity;

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  intellectual property;

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  taxes;

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  employee benefit plans and employee matters;

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  related party transactions;

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  insurance;

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  compliance with applicable laws, including the Foreign Corrupt Practices Act;

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  indebtedness;

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  brokerage, finder's or other finders fees or agents commissions payable by or on behalf of Smart in connection with the Merger;

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  clients;

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  material contracts;

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  real and personal property;

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  the information supplied by Smart in this proxy statement and in the information statement to its stockholders;

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  stockholder vote needed to approve the transactions contemplated by the Merger Agreement;

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  approval by the Smart board of directors; and

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  earn out payments.

        In addition, the Merger Agreement contains representations and warranties of Great Hill III, as the principal stockholder of Smart, relating to:

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  ownership of Smart capital stock;

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  corporate authority and absence of third party consents or approvals;

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  ownership of sufficient shares to provide for the required vote of the holders of Smart capital stock; and

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  access to funds to pay for the shares it is acquiring pursuant to the Investment.

        In addition, the Merger Agreement contains representations and warranties of LECG, Red Sox Acquisition Corporation, and Red Sox Acquisition LLC relating to:

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  corporate organization, qualifications to do business, corporate standing and corporate power;

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  capitalization and the shares to be issued in the Merger;

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  corporate authority and absence of governmental consents, approvals, orders or authorizations;

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  SEC documents and financial statements;

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  absence of litigation;

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  absence of restrictions on business activity;

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  intellectual property;

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  taxes;

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  employee benefit plans and employee matters;

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  related party transactions;

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  insurance;

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  compliance with applicable laws, including the Foreign Corrupt Practices Act;

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  indebtedness;

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  brokerage, other finders' fees or agent commissions payable by or on behalf of LECG in connection with the Merger;

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  clients;

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  material contracts;

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  real and personal property;

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  the information supplied by LECG in this proxy statement and in the information statement to Smart's stockholders;

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  stockholder vote needed to approve the transactions contemplated by the Merger Agreement;

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  approval by the LECG board of directors;

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  arrangements with a financial advisor and receipt of a fairness opinion; and

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  earn out payments.

        Other than the representations regarding Smart and LECG's respective financial statements (and SEC filings in the case of LECG) and LECG's representation regarding the issuance of shares in compliance with applicable securities laws, which shall each survive for 12 months following the closing of the Merger, the representations and warranties contained in the Merger Agreement will not survive the Merger, but they form the basis of certain conditions to LECG's and Smart's obligations to complete the Merger.

Covenants of Smart

        Except as contemplated by the Merger Agreement, Smart has agreed that, until the closing of the Merger or earlier termination of the Merger Agreement, it will, and in certain cases it will cause its subsidiaries to, take the following actions, among others:

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  conduct its business and operations in the ordinary course in substantially the same manner as conducted prior to signing the Merger Agreement, including using commercially reasonable efforts to manage working capital and maintain collections (as a proportion of accounts receivable) and disbursements at historic levels (except to the extent expressly provided otherwise in the Merger Agreement or as consented to in writing by LECG):

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  pay all of its debts and material taxes when due, except to the extent such debts or taxes are being contested in good faith by appropriate proceedings and for which adequate reserves according to GAAP have been established;

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  pay or perform its other obligations when due;

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  use commercially reasonable efforts to (i) preserve intact its present business organizations, (ii) keep available the services of its present officers and key employees, and (iii) preserve its relationships with clients and others having business dealings with it, to the end that its goodwill and ongoing businesses shall be unimpaired at the closing of the Merger;

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  promptly notify LECG of any change, occurrence or event which, individually or in the aggregate with any other changes, occurrences and events, would reasonably be expected to have a material adverse effect on Smart or which is reasonably likely to cause the closing conditions not to be satisfied; and

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  assure that each of the contracts entered into on or after the date of the Merger Agreement by it shall not require the procurement of any consent, waiver or novation or provide for any material change in the obligations of any party in connection with, or terminate as a result of the consummation of, the transactions contemplated by the Merger Agreement.

        Under the Merger Agreement, Smart has also agreed that, until the closing of the Merger or the earlier termination of the Merger Agreement, except as previously disclosed to LECG pursuant to the Merger Agreement, Smart will not, and will ensure that its subsidiaries do not, take any of the following actions (unless LECG consents in writing or as required by applicable law, in which case Smart shall notify LECG before taking such action):

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  cause or permit any amendments to its organizational documents;

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  subject to limited exceptions and other than pursuant to the terms of the Smart redeemable convertible preferred stock, declare or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any of its issued capital stock, or split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or repurchase, redeem or otherwise acquire, directly or indirectly, any shares of its capital stock;

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  except as expressly contemplated by the Merger Agreement, accelerate, amend or change the period of exercisability or vesting of Smart stock options or rights granted under the Smart stock option plan or the vesting of the securities purchased or purchasable under such options or rights, amend or change any other terms, including the exercise price or base value, of such options or rights or authorize cash payments in exchange for any such options or rights or the securities purchased or purchasable under those options or rights or waive or amend the right of repurchase applicable to any issued shares in the capital of Smart;

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  enter into certain contracts, or violate, amend, terminate or otherwise modify or waive any of the terms of any such contracts;

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  terminate any contract with any client, where such termination would reasonably be expected to trigger any payment by Smart to such client pursuant to the express terms of such contract or under applicable law;

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  issue or grant any securities or agree to issue or grant any securities (including the issuance or grant of any awards under the Smart stock option plan or any other compensatory grants), in each case other than the issuance of Smart common stock pursuant to the exercise of Smart stock options issued and outstanding as of the date of the Merger Agreement;

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  subject to limited exceptions, make any loans or advances to, or any investments in or capital contributions to, any person, or forgive or discharge in whole or in part any outstanding loans or advances;

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  other than in the ordinary course of business in connection with the license or sale of any of Smart's products or services to clients, transfer or license to any person any rights to any Smart intellectual property;

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  sell, lease, license or otherwise dispose of or create, extend, grant or issue any encumbrance over any of its properties or assets;

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  subject to limited exceptions, pay, discharge or satisfy, in an amount in excess of $100,000 in the aggregate, any liability (other than in the ordinary course of business and not in violation of the Merger Agreement);

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  other than in the ordinary course of business, make any material capital expenditures or material commitments, material capital additions or material capital improvements or enter into any material capital leases;

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  materially reduce the amount of any insurance coverage provided by existing insurance policies;

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  terminate or waive any right or claim of substantial value;

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  subject to limited exceptions, commence any legal action;

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  acquire or agree to acquire any business or any company, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to its business;

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  adopt or enter into a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization;

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  make any change in accounting or tax principles, practices or policies from those utilized in the preparation of Smart's financial statements;

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  other than in the ordinary course of business, make any write-off or write-down of or made any determination to write-off or write-down any of its assets and properties; or make any material change in its general pricing practices or policies or any material change in its credit or allowance practices or policies;

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  change any election in respect of taxes, file any amendment to a tax return, enter into any closing agreement in respect of taxes, settle any claim or assessment in respect of taxes, or consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of taxes;

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  subject to limited exceptions, increase the salary, wages or other compensation payable or to become payable to or the fringe benefits of its directors, officers or employees by an amount for any individual in excess of $250,000 individually or $1,000,000 in the aggregate;

  •
  subject to limited exceptions, enter into or amend any employment, change in control, consulting or severance agreement with, or establish, adopt, enter into or amend any employee benefit plan, incentive plan, bonus, profit sharing, thrift, stock option, restricted stock, pension, retirement, deferred compensation, employment, change in control, termination or severance plan, agreement, policy or arrangement for the benefit of, any director, officer or employee of Smart;

  •
  subject to limited exceptions, pay any discretionary bonuses to its directors, officers or employees in excess of $250,000 individually or $1,000,000 in the aggregate;

  •
  settle or compromise any pending or threatened suit, action or claim arising out of or in connection with any of the transactions contemplated by the Merger Agreement for an amount in excess of $1,000,000;

  •
  terminate or hire any employees, or encourage any such employees to resign from Smart, or promote any such employees or change the employment status or titles of any such employee, other than in the ordinary course of business consistent with past practice, or for new hires with compensation (including any signing bonus) less than $250,000 per annum, provided that Smart will consult with LECG prior to taking any such actions taken in the ordinary course consistent with past practice; or

  •
  take or agree in writing or otherwise to take, any of the foregoing actions.

Covenants of LECG

        Except as contemplated by the Merger Agreement, LECG has agreed that, until the closing of the Merger or the earlier termination of the Merger Agreement, it will take the following actions, among others:

  •
  conduct its business and operations in the ordinary course in substantially the same manner as conducted prior to signing the Merger Agreement, including using commercially reasonable efforts to manage working capital and maintain collections (as a proportion of accounts receivable) and disbursements at historic levels (except to the extent expressly provided otherwise in the Merger Agreement or as consented to in writing by Smart);

  •
  pay all of its debts and material taxes when due, except to the extent such debts or taxes are being contested in good faith by appropriate proceedings and for which adequate reserves according to GAAP have been established;

  •
  pay or perform its other obligations when due;

  •
  use commercially reasonable efforts to (i) preserve intact its present business organizations, (ii) keep available the services of its present officers and key employees, and (iii) preserve its relationships with clients and others having business dealings with it, to the end that its goodwill and ongoing businesses shall be unimpaired at the closing of the Merger;

  •
  promptly notify Smart of any change, occurrence or event which, individually or in the aggregate with any other changes, occurrences and events, would reasonably be expected to have a material adverse effect on Smart or which is reasonably likely to cause the closing conditions not to be satisfied;

  •
  assure that each of the contracts entered into on or after the date of the Merger Agreement by it shall not require the procurement of any consent, waiver or novation or provide for any material change in the obligations of any party in connection with, or terminate as a result of the consummation of, the transactions contemplated by the Merger Agreement; and

  •
  review each LECG employee benefit plan and the contracts between LECG and any "service provider" (as such term is defined in Section 409A of the Internal Revenue Code, or the "Code") to determine whether such employee benefit plans and contracts are in operational and documentary compliance with Section 409A of the Code, to the extent required by Section 409A of the Code and the regulations and guidance promulgated thereunder; provided that LECG shall consult with Smart about, and keep Smart reasonably apprised of, the status of such review, and will cooperate in good faith with Smart with respect to any efforts that may be necessary to ensure compliance of such employee benefit plans and contracts with Section 409A of the Code.

        Under the Merger Agreement, LECG has also agreed that, until the closing of the Merger or the earlier termination of the Merger Agreement, except as previously disclosed to Smart pursuant to the Merger Agreement, LECG will not, and will ensure that its subsidiaries do not, take any of the following actions (unless Smart consents in writing or as required by applicable law, (in which case LECG shall notify Smart before taking such action):

  •
  except as contemplated by the Merger Agreement, cause or permit any amendments to its organizational documents;

  •
  subject to limited exceptions, declare or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any of its issued capital stock, or split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or repurchase, redeem or otherwise acquire, directly or indirectly, any shares of its capital stock;

  •
  except as expressly contemplated by the Merger Agreement, accelerate, amend or change the period of exercisability or vesting of LECG stock options or rights granted under the LECG stock option plan or the vesting of the securities purchased or purchasable under such options or rights, amend or change any other terms, including the exercise price or base value, of such options or rights or authorize cash payments in exchange for any such options or rights or the securities purchased or purchasable under those options or rights or waive or amend the right of repurchase applicable to any issued shares in the capital of LECG;

  •
  enter into certain contracts, or violate, amend, terminate or otherwise modify or waive any of the terms of any such contracts;

  •
  terminate any contract with any client, where such termination would reasonably be expected to trigger any payment by LECG to such client pursuant to the express terms of such contract or under applicable law;

  •
  issue or grant any securities or agree to issue or grant any securities (including the issuance or grant of any awards under the LECG stock option plan or any other compensatory grants), in each case other than the issuance of LECG common stock pursuant to the exercise of LECG stock options issued and outstanding as of the date of the Merger Agreement;

  •
  subject to limited exceptions, make any loans or advances to, or any investments in or capital contributions to, any person, or forgive or discharge in whole or in part any outstanding loans or advances;

  •
  other than in the ordinary course of business in connection with the license or sale of any of LECG's products or services to clients, transfer or license to any person any rights to any LECG intellectual property;

  •
  sell, lease, license or otherwise dispose of or create, extend, grant or issue any encumbrance over any of its properties or assets;

  •
  subject to limited exceptions, pay, discharge or satisfy, in an amount in excess of $100,000 in the aggregate, any liability (other than in the ordinary course of business and not in violation of the Merger Agreement);

  •
  other than in the ordinary course of business, make any material capital expenditures or material commitments, material capital additions or material capital improvements or enter into any material capital leases;

  •
  materially reduce the amount of any insurance coverage provided by existing insurance policies;

  •
  terminate or waive any right or claim of substantial value;

  •
  subject to limited exceptions, commence any legal action;

  •
  acquire or agree to acquire any business or any company, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to its business;

  •
  adopt or enter into a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization;

  •
  make any change in accounting or tax principles, practices or policies from those utilized in the preparation of Smart's financial statements;

  •
  other than in the ordinary course of business, make any write-off or write-down of or made any determination to write-off or write-down any of its assets and properties; or make any material change in its general pricing practices or policies or any material change in its credit or allowance practices or policies;

  •
  change any election in respect of taxes, file any amendment to a tax return, enter into any closing agreement in respect of taxes, settle any claim or assessment in respect of taxes, or consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of taxes;

  •
  subject to limited exceptions, increase the salary, wages or other compensation payable or to become payable to or the fringe benefits of its directors, officers or employees by an amount for any individual in excess of $250,000 individually or $1,000,000 in the aggregate;

  •
  subject to limited exceptions, enter into or amend any employment, change in control, consulting or severance agreement with, or establish, adopt, enter into or amend any employee benefit plan, incentive plan, bonus, profit sharing, thrift, stock option, restricted stock, pension, retirement, deferred compensation, employment, change in control, termination or severance plan, agreement, policy or arrangement for the benefit of, any director, officer or employee of LECG;

  •
  subject to limited exceptions, pay any discretionary bonuses to its directors, officers or employees in excess of $250,000 individually or $1,000,000 in the aggregate;

  •
  settle or compromise any pending or threatened suit, action or claim arising out of or in connection with any of the transactions contemplated by the Merger Agreement for an amount in excess of $1,000,000;

  •
  terminate or hire any employees, or encourage any such employees to resign from LECG, or promote any such employees or change the employment status or titles of any such employee, other than in the ordinary course of business consistent with past practice, or for new hires with compensation (including any signing bonus) less than $250,000 per annum, provided that LECG will consult with Smart prior to taking any such actions taken in the ordinary course consistent with past practice; or

  •
  take or agree in writing or otherwise to take, any of the foregoing actions.

Mutual Covenants

        The Merger Agreement contains a number of mutual covenants by LECG and Smart, including, among others:

  •
  LECG and Smart agreed to promptly prepare and file this proxy statement. Both parties also agreed to use their reasonable best efforts to respond to SEC comments and have this proxy statement cleared by the SEC as promptly as reasonably practicable, and LECG and Smart agreed to use their reasonable best efforts to obtain all regulatory approvals required by applicable state securities laws in connection with the Merger;

  •
  Smart has agreed to, subject to reasonable opportunity of LECG to review and comment, send an information statement to its stockholders describing the Smart stockholder approval and the dissenters' rights available to minority stockholders;

  •
  Subject to certain exceptions, LECG and Smart have agreed to consult with one another before issuing, and to use their reasonable best efforts to agree upon, any press release or otherwise making any other public statements about the Merger; and

  •
  LECG and Smart have agreed to provide each other with reasonable access to information and to cooperate with each other with respect to any governmental or other required consents.

Indemnification

        After the closing of the Merger, LECG shall indemnify Great Hill III with regard to any breaches of the financial statement representations and warranties and the representations and warranties related to the due authorization and valid issuance of the common stock issued in connection with the Merger made by LECG in the Merger Agreement. Similarly, after the closing of the Merger, Great Hill III shall indemnify LECG with regard to any breaches of the financial statement representations and warranties made by Smart in the Merger Agreement. The period for making such indemnification claims will expire 12 months after the closing of the Merger.

        Before either LECG or the Great Hill III may recover for an indemnification claim relating to breaches of representations and warranties referred to above, it must have incurred more than $1 million of losses as result of such breaches, and then it may only recover for losses in excess of the first $1 million of losses that it has incurred as a result of such breaches.

        All indemnification claims by both LECG and Great Hill III shall be payable only in shares of LECG's common stock valued at $3.30 per share, with LECG issuing additional shares of common stock to Great Hill III or Great Hill III forfeiting shares of common stock received in connection with the Merger. Except with respect to claims for fraud, the aggregate indemnification liability of either party will not exceed an amount equal to 1,092,787 shares of LECG common stock (or $3,606,197 based on a $3.30 per share valuation).

Smart's Officers and Directors

        The Merger Agreement provides that the surviving entity shall fulfill and honor in all respects the obligations of Smart which exist prior to the date of the Merger Agreement to indemnify Smart's present and former directors and officers. The Merger Agreement further provides that for a period of six years from the effective time of the Merger, LECG will cause the surviving corporation in the Merger to maintain in effect the indemnification provisions contained in Smart's charter documents as in effect as of the date of the Merger Agreement, and will not amend, repeal or otherwise modify them in any manner that would adversely affect the rights of any such persons thereunder unless such modification is required by law and then only to the minimum extent required by such law.

        The Merger Agreement further provides that after the effective time of the Merger, LECG shall, to the fullest extent permitted under applicable law, indemnify and hold harmless, each present and former director or officer of Smart, in and to the extent of their capacities as such and not as securityholders, against any costs or expenses (including attorneys' fees), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to the transactions contemplated by the Merger Agreement or otherwise pertaining to any action or omission in his or her capacity as a director or officer of Smart occurring prior to the effective time of the Merger to the same extent as provided in Smart's charter documents for a period of 6 years after the effective time.

        The Merger Agreement provides that, prior to the effective time of the Merger, Smart will purchase a six-year "tail" policy to extend Smart's existing director and officer insurance in an amount not to exceed 300% of the annual premium paid by Smart in 2008 for such existing director and officer insurance coverage (or, if such "tail" policy is not available for less than such amount, Smart will purchase as much coverage as is available for such amount).

Regulatory Approvals

        Each of LECG, Red Sox Acquisition Corporation, Red Sox Acquisition LLC and Smart has agreed to coordinate and cooperate with each other and to use its commercially reasonable efforts to make all filings and submissions required by any governmental body in connection with the Merger and the other transactions contemplated by the Merger Agreement as soon as practicable after the date of the Merger Agreement, including the following:

  •
  the notification and report forms required under the HSR Act; and

  •
  any filings required under applicable securities laws.

        LECG and Smart also agreed to coordinate regarding the response to inquiries or requests from the Federal Trade Commission ("FTC") or the U.S. Department of Justice ("DOJ") or any state attorney general, foreign antitrust or competition authority or other governmental body in connection with antitrust or competition matters and to be jointly responsible for determining the strategy for dealing with the FTC, the DOJ or other governmental authority with responsibility for reviewing the Merger with respect to antitrust or competition issues. LECG and Smart filed notification and report forms under the HSR Act with the DOJ and the FTC, and the FTC granted early termination of the waiting period under the HSR Act with respect to the Merger on October 19, 2009. The termination of the waiting period means the parties have satisfied the regulatory requirements under the HSR Act.

        In addition, LECG and Smart agreed to provide the other with a copy of each proposed filing with or submissions to any governmental body in connection with the transactions contemplated by the Merger Agreement and provide the other an opportunity to review and comment on such filings or submissions.

        Subject to the provisions of the Merger Agreement and upon the terms set forth in the Merger Agreement, each of LECG and Smart has agreed to use its reasonable best efforts to take, or cause to be taken, all actions necessary to complete the Merger and the other transactions contemplated by the Merger Agreement, including using commercially reasonable efforts to:

  •
  obtain each necessary action or nonactions, waivers, consents, orders, approvals and authorizations from governmental authorities; and

  •
  defending any suits, claims, actions, investigations or proceedings, whether judicial or administrative, challenging the Merger Agreement or the consummation of the transactions contemplated by the Merger Agreement, including seeking to have any stay or temporary restraining order entered by any court or other governmental authority vacated or reversed.

        However, notwithstanding anything in the Merger Agreement to the contrary, in no event shall LECG be obligated to (i) divest any of its or any of its subsidiaries' businesses, product lines or assets, or to agree to any divestiture of Smart's or any of Smart's subsidiaries' businesses, product lines or assets, or (ii) take or agree to take any other action or agree to any limitation that individually or in the aggregate would reasonably be expected to be material and adverse to LECG, or LECG and Smart collectively, after the effective time of the Merger. In addition, neither Smart nor any of its subsidiaries shall be required to (i) divest any of their respective businesses, product lines or assets, or (ii) take or agree to take any other action or agree to any limitation that individually or in the aggregate would reasonably be expected to be material and adverse to Smart.

Material Adverse Effect

        Several of the representations, warranties, conditions and termination provisions in the Merger Agreement use the phrase "material adverse effect." The Merger Agreement provides that "material adverse effect" means any effect that either alone or in combination with any other effect is materially adverse in relation to the condition (financial or otherwise), properties, assets, liabilities, business, operations or results of operations of such person and its subsidiaries, taken as a whole, or to the ability of such person to perform its obligations under the Merger Agreement or under any of the ancillary agreements entered into in connection with the Merger or to consummate the transactions contemplated by the Merger Agreement; provided, however, that none of the following shall be deemed to constitute, and none of the following shall be taken into account in determining whether there has been, a material adverse effect: any adverse change, event, development, or effect to the extent arising from:

  •
  changes in the industry in which such person and its subsidiaries operate in general and not specifically relating to such person and its subsidiaries;

  •
  general legal, regulatory, political, business, economic, financial or securities market conditions in the United States or elsewhere;

  •
  the announcement or pendency of the Merger Agreement, any agreement entered into in connection with the Merger or the transactions contemplated by the Merger Agreement, the undertaking and performance or observance of the obligations contemplated by the Merger Agreement or any related agreement or necessary to consummate the transactions contemplated by the Merger Agreement or the consummation of any transactions contemplated by the Merger Agreement (including the Merger and the Investment), including any action or inaction by any person or any of its subsidiaries resulting from the announcement or pendency of the Merger Agreement, any related agreement or any of the other transactions contemplated by the Merger Agreement;

  •
  acts of war, insurrection, sabotage or terrorism;

  •
  earthquakes, hurricanes, tsunamis, tornadoes, floods, mudslides, wild fires or other natural disasters, weather conditions and other force majeure events in the United States or elsewhere;

  •
  any actions taken, or failure to take action, in each case to which the other parties hereto have in writing expressly approved, consented to or requested;

  •
  any legal proceedings made or brought by any person (including a derivative action) challenging for any reason, or arising out of, the Merger or the Investment or in connection with any of the transactions contemplated by the Merger Agreement;

  •
  changes in any laws, GAAP or any accounting rules or regulations of the SEC (or changes in the interpretation of any of the foregoing);

  •
  the failure, in and of itself, by such person to meet any internal or published projections, forecasts or revenue or earnings predictions for any period ending on or after the date of the Merger Agreement); or

  •
  a decline in the market price, or change in trading volume, of any shares of capital stock of such person, if applicable to such person's shares.

Conditions to Completion of the Merger

        The Merger Agreement provides that the obligations of each party to effect the Merger and complete the other transactions contemplated by the Merger Agreement are subject to the satisfaction of each of the following conditions at or prior to the completion of the Merger:

  •
  approval by Smart stockholders, which has already been obtained;

  •
  approval by LECG stockholders;

  •
  no temporary restraining order, preliminary or permanent injunction or other order preventing the completion of the Merger shall have been issued by any governmental authority and no legal requirement shall have been enacted or deemed applicable to the Merger that makes the completion of the Merger illegal;

  •
  all material approvals, waivers and consents have been obtained from all governmental authorities, including the expiration of the waiting period under the HSR Act;

  •
  the Investment shall have closed prior to or concurrently with the closing of the Merger;

  •
  the total number of authorized LECG directors shall be seven, LECG's board of directors shall be comprised of Garrett Bouton, Steve Samek, Christopher S. Gaffney, John G. Hayes and three persons that are designated by LECG's board of directors as "independent directors" under the NASDAQ rules;

  •
  the chief executive officer of LECG shall be Steve Samek;

  •
  the Amended Charter shall have been filed with the Secretary of State of the State of Delaware and become effective; and

  •
  the shares of LECG common stock to be issued in the Merger and to be reserved for issuance upon conversion of any shares of LECG preferred stock to be issued in the Investment shall have been authorized for listing on the NASDAQ Global Market, subject only to official notice of issuance.

        In addition, the Merger Agreement provides that the obligations of Smart to effect the Merger and complete the other transactions contemplated by the Merger Agreement are subject to the satisfaction of each of the following conditions at or prior to the completion of the Merger:

  •
  the representations and warranties of LECG, Red Sox Acquisition Corporation, and Red Sox Acquisition LLC shall be true and correct in all respects (without regard to any qualifications therein as to materiality, or "material adverse effect") both when made and at and as of the closing date of the Merger, as though such representations and warranties were made at and as of the closing date of the Merger, except to the extent that such representations and warranties are made as of a specified date, in which case such representations and warranties shall be true and correct as of the specified date; provided, however, that this condition shall be deemed satisfied unless the failure of any such representations and warranties to be true and correct, individually or in the aggregate, at and as of the dates set forth above, would reasonably be expected to have a material adverse effect on LECG;

  •
  LECG, Red Sox Acquisition Corporation, and Red Sox Acquisition LLC shall have performed and complied in all material respects with all covenants and obligations required by the Merger Agreement to be performed and complied with at or prior to the closing of the Merger;

  •
  receipt of certain closing certificates and other closing deliveries, including either the required consent from LECG's lender or evidence of an arrangement mutually acceptable to LECG and Smart to repay the indebtedness under LECG's credit facility concurrently with closing of the Merger;

  •
  no "material adverse effect" on LECG since the date of the Merger Agreement;

  •
  net LECG indebtedness shall not exceed $28 million;

  •
  LECG shall have delivered to Great Hill III a venture capital operating company letter; and

  •
  Smart shall have received a tax opinion from its outside legal counsel.

        In addition, the Merger Agreement provides that the obligations of LECG to effect the Merger and complete the other transactions contemplated by the Merger Agreement are subject to the satisfaction of each of the following conditions at or prior to the completion of the Merger:

  •
  the representations and warranties of Smart shall be true and correct in all respects (without regard to any qualifications therein as to materiality, or "material adverse effect") both when made and at and as of the closing date, as though such representations and warranties were made at and as of the closing date, except to the extent that such representations and warranties are made as of a specified date, in which case such representations and warranties shall be true and correct as of the specified date; provided, however, that this condition shall be deemed satisfied unless the failure of any such representations and warranties to be true and correct, individually or in the aggregate, at and as of the dates set forth above, would reasonably be expected to have a material adverse effect on Smart;

  •
  Smart shall have performed and complied in all material respects with all covenants and obligations required by the Merger Agreement to be performed and complied with at or prior to the Closing;

  •
  receipt of certain closing certificates and other closing deliveries, including either the required consent from Smart's lender or evidence of an arrangement mutually acceptable to LECG and Smart to repay the indebtedness under Smart's credit facility concurrently with closing of the Merger;

  •
  no "material adverse effect" on Smart since the date of the Merger Agreement;

  •
  net Smart indebtedness shall not exceed $42 million;

  •
  the LECG common stock issued pursuant to the Merger shall be exempt from registration pursuant to Regulation D;

  •
  no more than 5% of any class of Smart shares shall have exercised their dissenters rights;

  •
  the Smart 401(k) plan shall have been terminated (unless directed otherwise by LECG); and

  •
  the Committee shall have received a tax opinion from its outside legal counsel.

Limitation on the Solicitation, Negotiation and Discussion by Smart and LECG of Alternative Acquisition Proposals

        The Merger Agreement contains provisions prohibiting Smart and LECG from seeking or entering into an alternative transaction to the Merger. Under these provisions, subject to the specific exceptions described below, both Smart and LECG have agreed that, from the date of the Merger Agreement until the earlier of the termination of the Merger Agreement or the effective time of the Merger, LECG will not, directly or indirectly (and it will ensure that its subsidiaries do not, directly or indirectly):

  •
  solicit, initiate, facilitate or knowingly encourage any inquiry, proposal or offer from any person (other than LECG or Smart, as the case may be) in respect of, or that reasonably may be expected to lead to, a "company alternative transaction" or a "parent alternative transaction", each as defined in the Merger Agreement;

  •
  participate in any discussions or negotiations or enter into any agreement with, or provide any non-public information to, or otherwise cooperate with, any person (other than LECG or Smart, as the case may be) in respect of, or that reasonably may be expected to lead to, a "company alternative transaction proposal" or a "parent alternative transaction proposal", each as defined in the Merger Agreement; or

  •
  accept any "company alternative transaction proposal" or "parent alternative transaction proposal", as the case may be.

        Under the Merger Agreement, a "company alternative transaction" is any transaction (other than the Merger) involving:

  •
  the sale, license, disposition or acquisition of all or a substantial portion (excluding the provision of services in the ordinary course of business) of the business or assets of Smart or any of its subsidiaries;

  •
  the issuance, disposition or acquisition of (i) any capital stock or other equity security of Smart (other than Smart stock options issued in the ordinary course of business under the Smart stock option plan and any Smart common stock issued upon exercise of Smart stock options), (ii) any option, call, warrant or right (whether or not immediately exercisable) to acquire any capital stock or other equity security of Smart (other than Smart stock options issued in the ordinary course of business under the Smart stock option plan), or (iii) any security, instrument or obligation that is or may become convertible into or exchangeable for any capital stock or other equity security of Smart (other than Smart stock options issued in the ordinary course of business under the Smart stock option plan); in each of clauses (i) through (iii), representing in the aggregate 50% or more of the voting power of Smart; or

  •
  any merger, consolidation, share exchange, business combination, reorganization, recapitalization or similar transaction involving Smart that if consummated would result in any person (other than the Smart stockholders, in substantially similar proportions to immediately prior to such transaction) beneficially owning 50% or more of any class of equity securities of Smart.

        Under the Merger Agreement, a "parent alternative transaction" is any transaction (other than the Merger and the Investment) involving:

  •
  the sale, license, disposition or acquisition of all or a substantial portion (excluding the provision of services in the ordinary course of business) of the business or assets of LECG or any of its subsidiaries;

  •
  the issuance, disposition or acquisition of (i) any capital stock or other equity security of LECG (other than LECG stock options issued in the ordinary course of business under the LECG stock option plan and any LECG common stock issued upon exercise of LECG stock options), (ii) any option, call, warrant or right (whether or not immediately exercisable) to acquire any capital stock or other equity security of LECG (other than LECG stock options issued in the ordinary course of business under the LECG stock option plan), or (iii) any security, instrument or obligation that is or may become convertible into or exchangeable for any capital stock or other equity security of LECG (other than LECG stock options issued in the ordinary course of business under the LECG stock option plan); in each of clauses (i) through (iii), representing in the aggregate 20% or more of the voting power of LECG; or

  •
  any merger, consolidation, share exchange, business combination, reorganization, recapitalization or similar transaction involving LECG that if consummated would result in any person (other than the Smart stockholders, in substantially similar proportions to immediately prior to such transaction) beneficially owning 20% or more of any class of equity securities of LECG.

        Under the Merger Agreement, a "company alternative transaction proposal" or a "parent alternative transaction proposal" means an inquiry, proposal or offer from any person (other than LECG or Smart, as the case may be) that reasonably may be expected to lead to a company alternative transaction or a parent alternative transaction, as the case may be.

        Under the Merger Agreement, both LECG and Smart agreed to immediately cease and cause to be terminated any existing discussions with any third party that relate to any company alternative transaction or parent alternative transaction, as the case may be.

        Under the Merger Agreement, the parties agreed to promptly advise the other, within 24 hours after receipt of any company alternative transaction or parent alternative transaction, as the case may be, including the material terms thereof. Further, the party receiving the alternative transaction proposal must keep the other party fully informed with respect to the status of the proposal and the status and terms of any modifications or proposed modifications thereto. The parties also agreed not to enter into any confidentiality agreement after the date of the Merger Agreement that prohibits the parties from providing this information to the other party.

        Under the Merger Agreement, the parties have agreed to not release or permit the release of any person from, or to waive or permit the waiver of any provision of standstill agreement or similar agreement unless (i) such parties' board of directors determines in good faith, following consultation with its counsel, that failing to take such action would be a breach of the fiduciary duties of the board of directors under applicable law and (ii) prior to taking such action, the party notifies the other party of the intent to do so.

        Furthermore, Smart agreed that its board of directors shall not (x) withdraw or modify, or propose publicly to withdraw or modify, in a manner adverse to LECG, its recommendation in favor of the Merger; (y) approve or recommend, or propose publicly to approve or recommend, any company alternative transaction proposal or (z) enter into any agreement with respect to any company alternative transaction proposal.

        In addition, LECG's board of directors covenanted to not (i) withdraw or modify, or propose publicly to withdraw or modify, in a manner adverse to Smart, the LECG recommendation in favor of the Merger, (ii) approve or recommend, or propose publicly to approve or recommend, any parent alternative transaction proposal, or (iii) enter into any agreement with respect to any parent alternative transaction proposal (other than a confidentiality agreement in compliance with the Merger Agreement). Notwithstanding anything to the contrary contained in the Merger Agreement, at any time after the date of the Merger Agreement and prior to the receipt of the LECG stockholder approval, (x) in response to a bona fide written parent alternative transaction proposal that was not solicited by LECG, LECG's board of directors may cause LECG to enter into an agreement with respect to any "acceptable proposal" (as defined in the Merger Agreement), and (y) LECG's board of directors may withdraw or modify in a manner adverse to Smart the LECG board of director's recommendation in favor of the Merger, but only if and to the extent that, in the case of both clauses (x) and (y), LECG's board of directors has determined in good faith, after consultation with its financial advisors and counsel, that taking any such action would not be a breach of the fiduciary duties of LECG's board of directors under applicable law; provided, however, that, in the case of both clauses (x) and (y), such actions may only be taken at a time that is after (I) the fifth day following Smart's receipt of written notice from LECG, that LECG's board of directors is prepared to take such action, and (II) at the end of such period, LECG's board of directors determines in good faith, after taking into account all amendments or revisions committed to by Smart with respect to any counterproposal and after consultation with its independent financial advisors, that taking such action is in the best interests of LECG and the LECG stockholders assuming the Merger Agreement is terminated pursuant to the terms of the Merger Agreement in connection therewith (including the payment of the termination fee described below). Except to the extent LECG is precluded from doing so pursuant to any such written nondisclosure or confidentiality agreement entered into before the date of the Merger Agreement, any such written notice shall specify the material terms and conditions of such parent alternative transaction proposal, and state that LECG's board of directors intends to take such actions described above. During any such five day period, Smart shall be entitled to deliver to LECG a counterproposal to such parent alternative transaction proposal and LECG shall negotiate in good faith with respect to the terms of any such counterproposal.

        Under the Merger Agreement, an "acceptable proposal" means a parent alternative transaction proposal (with 50% substituted for 20% in the definition of parent alternative transaction proposal) that LECG's board of directors determines in good faith, after consultation with its financial advisors and counsel, and taking into account the legal, financial and regulatory and other aspects of the parent alternative proposal, the person making the parent alternative transaction proposal and the relevant material terms of the parent alternative transaction proposal and the Merger Agreement (including any potential consequences under the Merger Agreement for pursuing the parent alternative transaction proposal, including the possibility of having to pay the termination fee described below), is in the best interests of LECG and the LECG stockholders assuming the Merger Agreement is terminated pursuant to the terms of the Merger Agreement as a result of entering into any agreement with respect to such parent alternative transaction proposal.

        LECG and LECG's board of directors shall not be prohibited from taking and disclosing to LECG's stockholders a position contemplated by Rule 14d-9 or Rule 14e-2(a) promulgated under the Exchange Act, from making a "stop, look and listen" communication pursuant to Rule 14d-9(f) promulgated under the Exchange Act or any substantially similar communication, or from making any other disclosure to LECG's stockholders if, in the determination of LECG's board of directors in good faith after consultation with counsel, the failure to so disclose could constitute a violation of applicable law. Any "stop-look-and-listen" communication by LECG or LECG's board of directors to LECG stockholders pursuant to such Rule 14d-9(f) (or any similar communication to its stockholders that does not involve LECG or LECG's board of directors taking a position) shall not be deemed a modification of the LECG board of directors recommendation in favor of the Merger.

Termination of the Merger Agreement

        Before the Merger is completed, and whether or not the Merger Agreement has been adopted and approved by the LECG or Smart stockholders, LECG and Smart can mutually agree to terminate the Merger Agreement.

        Also, either party can terminate the Merger Agreement if:

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  the closing of the Merger shall not have occurred by February 10, 2010, provided that this right to terminate the Merger Agreement shall not be available to any party whose breach of the Merger Agreement has been the principal reason resulting in the failure of the closing of the Merger to occur on or before February 10, 2010;

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  there is a final, non-appealable order in effect preventing the closing of the Merger or the other transactions contemplated by the Merger Agreement;

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  there is any law or order that would make the closing of the Merger or any of the other transactions contemplated by the Merger Agreement illegal;

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  the LECG stockholders do not approve the transactions at the LECG stockholder meeting; or

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  the other party has breached any of its representations, warranties or covenants such that the closing conditions could not be satisfied by the breaching party and such breach is not cured within 30 days after being notified of such breach.

        In addition, Smart can terminate the Merger Agreement if any of the following "parent triggering events" (as defined in the Merger Agreement) occur: (i) LECG's board of directors changes its recommendation with respect to the Merger for any reason; (ii) LECG shall have entered into any agreement (other than a confidentiality agreement) relating to a parent alternative transaction; (iii) LECG fails to include the recommendation of its board of directors with respect to the Merger in this proxy statement; (iv) a third party tender offer is launched for LECG prior to LECG's stockholder approval of the Merger and the issuance of LECG common stock pursuant thereto and the LECG board of directors does not recommend that its stockholders reject such third party tender offer within 10 business days following the launching of such third party tender offer; (v) LECG fails to publicly reaffirm the LECG board of directors recommendation of the Merger within 10 days of Smart's request to do so following a parent alternative transaction proposal; or (vi) LECG publicly announces its intention to do any of the foregoing.

        LECG may also terminate the Merger Agreement (a) if a parent triggering event occurs or (b) at any time prior to obtaining its stockholders' approval of the Merger and the issuance of LECG common stock pursuant thereto if the LECG board of directors has approved in good faith a parent alternative transaction proposal that the LECG board of directors believes is in the best interest of LECG and its stockholders after reflecting the consequences of terminating the Merger Agreement, including the payment of the termination fee described below.

Termination Fees and Expenses

        LECG is required to pay Smart a $2.9 million termination fee if (a) a parent triggering event occurs and the Merger Agreement is terminated by either Smart or LECG, (b) LECG terminates the Merger Agreement after its board of directors determines that it is in the best interests of LECG and its stockholders for LECG to accept a parent alternative transaction proposal, or (c) (i) a parent alternative transaction proposal has been made to LECG, (ii) the LECG stockholders fail to approve the Merger and the issuance of LECG common stock pursuant thereto, (iii) the Merger Agreement is terminated by either Smart or LECG due to the failure of the successful LECG stockholder vote, and (iv) LECG enters into a definitive agreement to effectuate any parent alternative transaction proposal within 12 months of the termination of the Merger Agreement.

        LECG and Smart will each pay their own expenses incurred in connection with the Merger Agreement and the transactions contemplated thereby, however, LECG and Smart will share equally the fees and expenses (other than attorneys' and accountants' fees) incurred in connection with the printing and filing of this proxy statement (or any amendments or supplements hereto) and the HSR Act filing fee. If the Merger is consummated, LECG will pay the legal and accounting fees and expenses of Great Hill III in connection with the Merger. In addition to the above, if the LECG stockholders fail to approve the Merger and the issuance of LECG common stock pursuant thereto and the other transactions contemplated by the Merger Agreement at the LECG stockholder meeting, LECG may have to reimburse Smart's transaction expenses up to $800,000.

 Amendment and Waiver

        Subject to the provisions of applicable law, LECG and Smart may amend the Merger Agreement by written agreement at any time prior to the closing of the Merger and LECG and Great Hill III may amend the Merger Agreement by written agreement at any time after the closing of the Merger; provided that in each case, an amendment made after receipt of the LECG and Smart stockholder approvals may not alter or change the Merger consideration being offered to the Great Hill Entities or alter or change any term of the Merger Agreement in a manner that would materially and adversely affect the Smart stockholders.

        To the extent legally allowed, LECG, Smart or Great Hill III (and, following the closing of the Merger Agreement, LECG or Great Hill III) may, by a signed written instrument, extend the time for the performance of any obligation of the other parties under the Merger Agreement, waive any inaccuracies in the representations and warranties made by the other parties in the Merger Agreement or waive compliance with any of the other agreements or conditions of the other parties set forth in the Merger Agreement. No delay in exercising any such right shall constitute a waiver of such right and no waiver of any particular breach or default shall be deemed a waiver of any other breach or default of the same or any other provision of the Merger Agreement.

        If LECG were to consider agreeing to a requested amendment to the Merger Agreement or to a waiver of one or more requirements of Smart under the Merger Agreement, LECG would supplement this proxy statement to disclose the amendment or waiver, unless such amendment or waiver would not be expected to have a material adverse effect on LECG or its stockholders. LECG would provide at least five business days for review of any such supplement prior to the date of the annual meeting, and would indicate that investors are permitted to change their votes at any time until the closing of the polls at the annual meeting. LECG will re-solicit the vote of its stockholders, if appropriate, if LECG decided to waive a material condition or to adopt a material amendment to the Merger Agreement that is material and adverse to the interests of the LECG stockholders.

Amendment No. 1 to Merger Agreement

        On September 25, 2009, the parties to the Merger Agreement entered into Amendment No. 1 to Agreement and Plan of Merger (the "Amendment") for the purpose of substituting John G. Hayes for James P. Dougherty as one of the persons who will be a member of LECG's board of directors in the applicable condition to completion of the Merger. The Amendment also provided for a corresponding change to the Governance Agreement.

Interests of Executive Officers, Directors and Director Nominees in the Merger

        Steve Samek, Christopher S. Gaffney and John G. Hayes are nominees for director of LECG pursuant to the Merger Agreement and the Governance Agreement. These individuals are not currently members of the board of directors of LECG and, accordingly, did not participate in the LECG board of directors' consideration of the Merger and the Investment and the recommendations of the LECG board of directors described elsewhere in this proxy statement.

        If the Merger and the Investment are consummated, Mr. Samek will become Chief Executive Officer of LECG. In addition, LECG will grant Mr. Samek an option to purchase 120,000 shares of LECG common stock as part of the up to 500,000 share option pool for certain Smart employees that remain employed by LECG affiliated entities following the Merger.

        Messrs. Gaffney and Hayes are both Managing Partners of Great Hill Partners, LLC, an affiliate of the Great Hill Entities. As noted elsewhere in this proxy statement, the Great Hill Entities will own approximately 40% of the voting stock of LECG following the closing of the Merger and the Investment.

 Material United States Federal Income Tax Consequences of the Merger to Existing LECG Stockholders

        The following is a summary of the material United States federal income tax consequences of the Merger to existing LECG stockholders, but does not purport to be a complete analysis of all potential tax considerations related to the Merger. This summary is based on the provisions of the Code, Treasury regulations promulgated thereunder, judicial authority, published administrative positions of the United States Internal Revenue Service ("IRS") and other applicable authorities, all as in effect on the date of this document, and all of which are subject to change, possibly on a retroactive basis. We have not sought any ruling from the IRS with respect to the statements made and the conclusions reached in this summary and there can be no assurance that the IRS will agree with such statements and conclusions or that, if challenged by the IRS, any court would agree with such statements and conclusions.

        This summary deals only with beneficial owners of shares of common stock in LECG that hold such shares of stock as "capital assets" within the meaning of section 1221 of the Code (generally, property held for investment). This summary does not purport to deal with all aspects of United States federal income taxation that might be relevant to particular holders in light of their personal investment circumstances or status, nor does it address tax considerations applicable to holders that may be subject to special tax rules, such as certain financial institutions, tax-exempt organizations, subchapter S corporations, partnerships or other pass-through entities for United States federal income tax purposes or investors in such entities, insurance companies, broker-dealers, dealers or traders in securities or currencies, certain former citizens or residents of the United States subject to section 877 of the Code and taxpayers subject to the alternative minimum tax. This summary also does not discuss shares of LECG common stock held as part of a hedge, straddle, synthetic security or conversion transaction, or situations in which the "functional currency" of a holder is not the United States dollar. Moreover, the effect of any applicable federal estate or gift, state, local or non-United States tax laws is not discussed.

        The following discussion is not a substitute for careful tax planning and advice. Each holder of shares of LECG common stock should consult its own tax advisors with respect to the application of the United States federal income tax laws to its particular situation, as well as any tax consequences arising under the federal estate or gift tax laws or the laws of any state, local or non-United States taxing jurisdiction or under any applicable tax treaty.

        At the closing of the Merger, Jones Day, counsel to the Committee, will deliver to the Committee its legal opinion, and Goodwin Procter LLP, counsel to Smart, will deliver to Smart its legal opinion, each to the effect that, on the basis of the facts, representations and assumptions set forth in such opinion and the representations and covenants set forth in certificates obtained from officers of LECG and Smart, the Merger will be treated as a reorganization within the meaning of section 368(a) of the Code and each of LECG and Smart will be treated as a party to the reorganization within the meaning of section 368(b) of the Code. These opinions will be based on the law in effect on the date that these opinions are rendered. Any change in currently applicable law, which may or may not be retroactive, or the failure of any factual representation or assumption to be true, correct and complete in all material respects, could affect the validity of the Jones Day opinion and/or the Goodwin Procter LLP opinion. An opinion of counsel represents counsel's best legal judgment and is not binding on the Internal Revenue Service or on any court.

        It is a condition to the respective obligations of LECG and Smart to consummate the Merger that LECG receive the opinion of Jones Day, and that Smart receive the opinion of Goodwin Procter LLP, both to the effect that the Merger will be treated as a reorganization within the meaning of section 368(a) of the Code and each of LECG and Smart will be treated as a party to the reorganization within the meaning of section 368(b) of the Code. In accordance with the tax opinions:

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  LECG stockholders will not recognize any gain or loss for U.S. federal income purposes in the Merger; and

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  neither LECG nor Smart will recognize any gain or loss for U.S. federal income purposes in the Merger;

Required Vote and Board Recommendation

Vote Required	If a quorum is present, the affirmative vote of the holders of a majority of the votes cast on the proposal will be required to approve the Merger and the issuance of LECG common stock pursuant thereto. Neither "broker non-votes" nor abstentions are included in the tabulation of the voting results and, therefore, they do not have the effect of votes "AGAINST" such proposal. The consummation of the Merger is also conditioned on LECG stockholder approval of the Investment as described in Proposal 2, and the concurrent closing of the Investment.

LECG'S BOARD OF DIRECTORS, BY A MAJORITY VOTE, RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE APPROVAL OF THE MERGER AND THE
ISSUANCE OF LECG COMMON STOCK PURSUANT THERETO.

PROPOSAL 2: THE INVESTMENT

        The following is a discussion of the Investment and the Stock Purchase Agreement, including the background information thereto. This is a summary only and may not contain all of the information that is important to you. A copy of the Stock Purchase Agreement is attached to this proxy statement as Annex B. LECG stockholders are urged to read this entire proxy statement, including the Stock Purchase Agreement, for a more complete understanding of the Investment. In the event of any discrepancy between the summary below and the terms of the Stock Purchase Agreement, the terms of the Stock Purchase Agreement shall control.

 Background of the Investment

        Please see the section titled "Background of the Merger and the Investment" in this proxy statement for a discussion of the background of the Investment.

LECG's Reasons for the Investment

        LECG's board of directors, by a majority vote, recommends approving the Investment and the issuance of Series A Preferred Stock pursuant thereto because its directors believe that the Investment will provide necessary capital for maintenance and growth of LECG's business on terms substantially more favorable than those generally available in the current market.

        LECG's total cash and cash equivalents was $7.2 million as of September 30, 2009. Historically, LECG has relied upon its revolving credit facility to provide it with adequate working capital to operate its business. The current economic downturn adds uncertainty to LECG's revenue levels and cash flow from operations, which may increase LECG's dependence on its revolving credit facility, but also increases the likelihood LECG may fall out of compliance with the debt covenants set forth in such credit facility. Non-compliance with those covenants could result in LECG's lenders restricting or terminating LECG's borrowing ability, accelerating the time for repayment of outstanding borrowings, or increasing the cost of borrowing under the revolving credit facility. If LECG's lenders reduce or terminate its access to amounts under the revolving credit facility, LECG may not have sufficient capital to fund its operating needs and/or may need to secure additional financing to fund working capital requirements or to repay outstanding debt under the facility. Lenders may be less flexible and willing to provide waivers or to extend credit in the current economic downturn than they have been historically. LECG cannot be certain that it will be successful in complying with the covenants set forth in the credit facility or maintaining the availability of amounts under the facility or, if necessary, that it will be able to raise additional capital, or that any amount, if raised, will be sufficient to meet its cash requirements or will be on favorable terms. Also, if LECG is not able to maintain its borrowing availability under its revolving credit facility and/or raise additional capital when needed, it may be forced to curtail its operations.

        Many of LECG's clients are attracted to LECG by their desire to engage individual experts, and the ongoing relationship with LECG's clients is often managed primarily by individual experts. If an expert terminates his or her relationship with LECG, it is probable that most of the clients and projects for which that expert is responsible will continue with the expert to another company or firm, and the clients will terminate or significantly reduce their relationship with LECG. LECG's top five experts accounted for 15%, 17% and 17% of revenues in 2008, 2007, and 2006, respectively. If any of these individuals or a group of LECG's other experts terminate their relationship with LECG or compete against LECG, it could materially harm LECG's business and financial results. On August 12, 2009, LECG terminated the employment of Dr. David Teece, whose practice represented approximately 3% of LECG's revenue in 2008. In addition, if LECG is unable to attract, develop, and retain highly qualified experts, professional staff and administrative personnel, its ability to adequately manage and staff existing projects and obtain new projects could be impaired, which would adversely affect its business, financial results and prospects for growth. Qualified professionals in our industry are in great demand, and LECG faces significant competition for both experts and professional staff with the requisite credentials and experience. Competition comes from other consulting firms, research firms, governments, universities and other similar enterprises. Many of these competitors may be able to offer greater compensation and benefits or more attractive lifestyle choices, career paths or geographic locations than LECG does. Increasing competition for these professionals may also significantly increase labor costs, which could negatively affect profit margins and results of operations. The loss of services from, or the failure to recruit, a significant number of experts, professional staff or administrative personnel could harm LECG's business, including its ability to secure and complete new projects.

        In light of LECG's uncertain cash flow and the expenses necessary to maintain and grow its expert base, LECG believes that the Investment will provide the capital resources necessary to enhance its ability to recruit and retain high quality experts, professional staff and administrative personnel for current and future growth efforts.

        Great Hill Partners, LLC is a committed and knowledgeable private equity firm with experience in the expert consulting industry. LECG believes that representatives of Great Hill Partners, LLC will add valuable expertise to LECG's board of directors. As noted in the section titled "Background of the Merger and the Investment", LECG, over the past two years, has explored multiple outside funding opportunities, none of which came to fruition. The terms of the Investment, including the price being paid for the Series A Preferred Stock, the number of shares being issued and the lack of any warrants being issued, are substantially more favorable to LECG than LECG believes are otherwise available under current market situations. Based on these factors, LECG's board of directors, by a majority vote, concluded that the Investment was in the best interests of LECG's stockholders and recommended that LECG stockholders approve the Investment and the issuance of the Series A Preferred Stock pursuant thereto.

Summary of Bylaw Amendment

        At the August 17, 2009 LECG board of directors meeting, LECG's board of directors approved, conditioned upon the closing of the Merger and the Investment, an amendment to LECG's bylaws to provide that any LECG stockholder that holds 20% or more of the outstanding voting power of LECG's voting stock may call a special meeting of LECG's stockholders. Pursuant to the Governance Agreement, the Great Hill Entities have agreed not to exercise this right with respect to the election or removal of members of the LECG board of directors prior to the earlier to occur of the first anniversary of the 2010 LECG annual stockholder meeting and June 30, 2011.

Summary of Stock Purchase Agreement

        The following is a summary of the material terms of the Stock Purchase Agreement. This summary does not purport to describe all the terms of the Stock Purchase Agreement and is qualified by reference to the complete Stock Purchase Agreement, which is attached as Annex B to this proxy statement and incorporated herein by reference. We urge you to read the Stock Purchase Agreement carefully and in its entirety because it, and not the summary set forth in this proxy statement, is the legal document that governs the Investment.

        The terms of the Stock Purchase Agreement are intended to govern the contractual rights and relationships, and allocate risks, between the parties in relation to the Investment.

General

        Under the terms of the Stock Purchase Agreement, the Great Hill Entities have agreed to purchase 6,313,131 shares of the Series A Preferred Stock. Pursuant to the terms of the Stock Purchase

Agreement, immediately prior to or simultaneously with the closing of the Merger, the Great Hill Entities will make a cash payment of approximately $25 million to LECG in exchange for shares of Series A Preferred Stock. All transfer taxes, fees and duties payable under applicable law incurred in connection with the Investment will be borne and paid by LECG. The Series A Preferred Stock will not be publicly traded on an exchange.

Closing

        Closing of the Investment under the Stock Purchase Agreement will occur immediately prior to or simultaneously with the closing of the Merger, and is subject to certain conditions described below.

Representations and Warranties

        The Stock Purchase Agreement contains customary representations and warranties from LECG to the Great Hill Entities, subject in some cases to customary qualifications, relating to, among other things, the following:

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  the shares of Series A Preferred Stock to be issued pursuant to the Stock Purchase Agreement when issued, sold and delivered pursuant to the Stock Purchase Agreement will be duly authorized, validly issued, fully paid and non-assessable and will be free of any encumbrances;

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  the shares of common stock issuable upon a conversion of the Series A Preferred Stock will be duly and validly reserved for issuance, and when issued in accordance with the terms of the Series A Preferred Stock, will be duly authorized, validly issued, fully paid and non-assessable and will be free of any encumbrances; and

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  subject to approval of the Merger and the issuance of LECG common stock pursuant thereto by LECG's stockholders and filing of the certificate of merger with the Secretary of State of the State of Delaware, the actions contemplated by the Stock Purchase Agreement have been duly authorized by all necessary corporate or other action of LECG.

        The Stock Purchase Agreement also contains customary representations and warranties from each Great Hill Entity to LECG, subject in some cases to customary qualifications, relating to, among other things, the following:

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  the shares of the Series A Preferred Stock are purchased for such Great Hill Entity's own account;

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  such Great Hill Entity has had the opportunity to ask questions of and receive answers from LECG;

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  such Great Hill Entity has sufficient investment experience to evaluate its investment;

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  such Great Hill Entity is an "accredited investor" within the meaning of Rule 501 of Regulation D;

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  such Great Hill Entity understands that the shares of the Series A Preferred Stock that it is acquiring are "restricted securities" within the meaning of the federal securities laws;

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  such Great Hill Entity has the requisite power and authority to enter into the Stock Purchase Agreement and the actions contemplated by Stock Purchase Agreement do not conflict with other obligations of such Great Hill Entity; and

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  such Great Hill Entity has not and will not incur liability for brokerage or finders' fees or agents' commissions or investment bankers' fees or any similar charges in connection with the Stock Purchase Agreement or the transactions contemplated by the Stock Purchase Agreement.

 Covenants and Agreements

        Under the Stock Purchase Agreement, LECG has agreed to abide by the following covenants:

  •
  from the date of the Stock Purchase Agreement until such time as neither Great Hill Entity nor any of its affiliates owns any shares of Series A Preferred Stock, LECG will not incur or permit any subsidiary to incur any "indebtedness", as that term is defined in the Stock Purchase Agreement, that would result in LECG having indebtedness in excess of the greater of $75,000,000 or the product of 2.5 and LECG's EBITDA for the most recently completed fiscal year; and

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  for so long as any affiliate of a Great Hill Entity is a member of LECG's board of directors, to maintain insurance coverage from reputable insurers, under an errors and omissions insurance policy, a director and officer liability insurance policy, an employment practices liability insurance policy and such other insurance coverage in such amounts as is customary for companies similarly situated (as determined in good faith by LECG's board of directors), for the benefit of directors, managers and employees to the extent applicable.

Conditions to Completion of the Investment

        The obligations of LECG and the Great Hill Entities to complete the Investment are subject to the Merger closing prior to or concurrently with the Investment.

        In addition, the obligation of the Great Hill Entities to complete the Investment are subject to the satisfaction by LECG or waiver by the Great Hill Entities of the following conditions:

  •
  the representations and warranties of LECG set forth by LECG in the Stock Purchase Agreement shall be true and correct as of the closing of the Investment;

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  LECG shall have performed and complied in all material respects with all covenants and obligations contained in the Stock Purchase Agreement that LECG are required to perform or comply with on or before the closing of the Investment;

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  executing and or delivering to the Great Hill Entities stock certificates representing the shares of Series A Preferred Stock being purchased by the Great Hill Entities;

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  a certificate of the chief executive officer of LECG certifying that certain of LECG's closing obligations have been fulfilled; and

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  the Great Hill Entities shall have received a legal opinion from LECG's legal counsel relating to the Series A Preferred Stock.

        In addition, LECG's obligation to complete the Investment is subject to the satisfaction by each Great Hill Entity or waiver by LECG of the following conditions:

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  the representations and warranties of each Great Hill Entity set forth in the Stock Purchase Agreement shall be true and correct as of the closing of the Investment;

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  each Great Hill Entity shall have performed and complied in all material respects with all covenants and obligations contained in the Stock Purchase Agreement that they are required to perform or comply with on or before the closing of the Investment;

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  each Great Hill Entity shall have delivered the purchase price for the Series A Preferred Stock; and

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  a certificate of an authorized signatory of each Great Hill Entity certifying that certain conditions in the Stock Purchase Agreement have been fulfilled.

Termination

        LECG and the Great Hill Entities may, by mutual written consent, terminate the Stock Purchase Agreement at any time prior to the closing of the Investment.

        In addition, the Stock Purchase Agreement will terminate automatically if the Merger Agreement is terminated for any reason prior to closing of the Merger.

Summary of Certificate of Designations

        Pursuant to the Stock Purchase Agreement and subject to the approval by our stockholders of Proposals 1, 2 and 3 and the filing of the Amended Charter with the Secretary of State of the State of Delaware, LECG's board of directors, pursuant to the authority granted to it in LECG's certificate of incorporation, will create a new series of preferred stock, designated as Series A Preferred Stock, by filing a Certificate of Designations with the Secretary of State of the State of Delaware, to be sold in the Investment. In the event the Amended Charter is not adopted by LECG stockholders but the Merger and the Investment are approved by LECG stockholders and the other relevant closing conditions to the Merger and the Investment are satisfied or waived, LECG may revise the Certificate of Designations in a manner consistent with any amendment to the Stock Purchase Agreement which may be executed to reflect any revised terms of the Investment. For example, the Certificate of Designation may reflect a lower number of authorized shares of Series A Preferred Stock, a corresponding higher liquidation preference and redemption price per share, and a commensurate change in the ratio at which the Series A Preferred Stock is convertible into common stock.

        The preferences, limitations, voting powers and relative rights of the Series A Preferred Stock are contained in the Certificate of Designations, the form of which is attached to this proxy statement as Annex E.

        The following is a summary of the material terms and provisions of the preferences, limitations, voting powers and relative rights of the Series A Preferred Stock as contained in the Certificate of Designations. Stockholders are urged to read the Certificate of Designations in its entirety because that is the legal document which governs the terms of the Series A Preferred Stock. While we believe this summary covers the material terms and provisions of the Series A Preferred Stock and the Certificate of Designations, it may not contain all of the information that is important to you and is qualified in its entirety by reference to Annex E.

Authorized Shares

        The number of authorized shares of the Series A Preferred Stock is initially set at 12,000,000 shares. Shares of the Series A Preferred Stock have a par value of $0.001 per share.

Rank

        The Series A Preferred Stock ranks senior to LECG's common stock with respect to payment of dividends and distribution of assets upon the liquidation, winding-up or dissolution of LECG.

Dividends

        The holders of Series A Preferred Stock are entitled to receive cumulative dividends at a rate of 7.5% per share per annum, subject to increase as described below. These dividends are payable in additional shares of Series A Preferred Stock or, at LECG's option, in cash so long as LECG has sufficient cash to make such distribution without breaching the terms of any contract for borrowed money indebtedness and such cash is legally available therefor. Dividends accrue from the date of issuance of the Series A Preferred Stock and are payable quarterly, in arrears, on the last day of March, June, September and December. Any accrued but unpaid dividends shall compound quarterly.

        Dividends on the Series A Preferred Stock are payable in preference and priority to any payment of any dividend on the common stock. We may not pay or declare a dividend or any other distribution on the common stock (other than dividends or distributions paid in additional shares of common stock) or, subject to limited exceptions, purchase, redeem or otherwise acquire any of our capital stock, unless and until full dividends on the Series A Preferred Stock have been paid or declared and set apart.

        The dividend rate shall increase from 7.5% per annum to 16% per annum if:

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  LECG pays or declares any dividend or any other distribution on the common stock (other than dividends or distributions paid in additional shares of common stock) or, subject to limited exceptions, purchases, redeems or otherwise acquires any of our capital stock, unless and until full dividends on the Series A Preferred Stock have been paid or declared and set apart;

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  LECG incurs or permits any subsidiary to incur, directly or indirectly, any indebtedness for borrowed money that would result in LECG having, as of immediately following the incurrence of such indebtedness, indebtedness in excess of the greater of: (A) $75,000,000 or (B) 2.5 times the amount of LECG's EBITDA for the most recently completed fiscal year for which audited financial statements are available; or

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  LECG does not make full payment of the redemption price, on any required redemption date, in connection with the election by any holder of shares of Series A Preferred Stock to cause LECG to redeem any shares Series A Preferred Stock as described below.

        The holders of a majority of the then outstanding shares of Series A Preferred Stock may, from time to time, waive the increase in the dividend rate with respect to any event and any such waiver will be binding on all holders of shares of Series A Preferred Stock.

Liquidation Preference

        If LECG was to voluntarily or involuntarily dissolve or liquidate, the holders of its Series A Preferred Stock would be entitled to receive, prior and in preference to any distribution of LECG's assets to the holders of it common stock, an amount per share equal to the greater of:

  •
  $3.96 (as adjusted for any stock splits, stock dividends, combinations, recapitalizations or other similar transactions) plus all accrued and unpaid cumulative dividends on such share; or

  •
  the amount which such holder of the Series A Preferred Stock would have received assuming all shares of Series A Preferred Stock had been converted into common stock at the then applicable conversion price immediately prior to any such dissolution or liquidation.

        If LECG has insufficient funds to distribute to the holders of its Series A Preferred Stock, then all of the funds legally available for distribution by LECG shall be distributed pro rata among the holders of the Series A Preferred Stock in proportion to the preferential amount each such holder is entitled to receive.

Deemed Liquidations

        Certain events will also be treated as a liquidation or dissolution of LECG, entitling the holders of Series A Preferred Stock to receive the liquidation payment described above. These events include: (i) a reorganization, consolidation or merger in which we are not the surviving entity; (ii) any other transaction in which the holders of our outstanding capital stock entitled to vote for the election of members of our board of directors immediately prior to such transaction do not hold a majority of the outstanding capital stock of the surviving or resulting entity entitled to vote for the election of members of the board of directors of the surviving or resulting entity; and (iii) any sale, conveyance or transfer of all or substantially all of our assets or business.

 Conversion

        A holder of Series A Preferred Stock has the option to convert each share of Series A Preferred Stock at any time or times from the date of issuance, into shares of common stock at an initial conversion price of $3.96 per share. The conversion price shall be equitably adjusted in the event our common stock is subdivided, combined or consolidated or in the event our common stock is changed into the same or a different number of shares of any other class or classes of stock or other securities or property.

        LECG may also require the conversion of the Series A Preferred Stock, in whole or in part, by sending written notice to the holders of the Series A Preferred Stock at any time after the second anniversary of the first date of issuance of shares of Series A Preferred Stock, if (i) the trading volume of our common stock averages at least 100,000 shares per trading day over the immediately preceding 30 trading day period (as adjusted for stock dividends, combination or splits with respect to our common stock), and (ii) the daily volume-weighted average price of price per share of our common stock for at least 20 of the 30 trading days preceding the date that we send our notice requesting conversion exceeds two times the then current conversion price of the Series A Preferred Stock.

Voting

        Except as otherwise required by law, the holders of Series A Preferred Stock vote (on an as-if converted to common stock basis) on all matters voted on by the holders of our common stock. In addition, the holders of Series A Preferred Stock vote separately as a class in certain circumstances as set forth in further detail below and in the certificate of designations.

Protective Provisions

        For so long as any shares of Series A Preferred Stock remain outstanding, LECG may not, without first obtaining the affirmative vote or written consent of the holders of a majority of the then outstanding shares of its Series A Preferred Stock:

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  alter, amend or repeal any provisions of, or add any provision to the Certificate of Designations, our certificate of incorporation or our bylaws if such action would adversely alter, change or repeal the designations, preferences, rights, privileges or powers of, or the restrictions provided for the benefit of, the Series A Preferred Stock;

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  authorize or designate any class or series of capital stock to rank on parity with the Series A Preferred Stock or any class or series of capital stock having rights on liquidation or as to distributions (including dividends) senior to the Series A Preferred Stock; or authorize or issue any other equity security convertible into or exercisable for any equity security, having preference equal to or over, as to distributions or liquidation preference, the Series A Preferred Stock; or

  •
  increase or decrease the total number of authorized or issued shares of Series A Preferred Stock, other than with respect to an increase in authorized shares of Series A Preferred Stock for the purpose of paying dividends on the outstanding shares of Series A Preferred Stock.

Redemption

        At any time after the seventh anniversary of the first date of issuance of shares of Series A Preferred Stock, a holder of the Series A Preferred Stock may elect, by delivering a redemption notice to LECG, to require LECG to redeem, at such holder's option, some or all of its shares of Series A Preferred Stock.

        The redemption price per share for the Series A Preferred Stock is $3.96 (as adjusted for any stock splits, stock dividends, combinations, recapitalizations or other similar transactions) plus all accrued and unpaid cumulative dividends on such share.

        Unless LECG exercises its partial deferral right described in the following sentence, within 90 days of its receipt of a redemption notice from a holder of Series A Preferred Stock, LECG must redeem all of the shares of Series A Preferred Stock elected to be redeemed by such holder. LECG, however, has the right, at its discretion, to defer for one year from the date of such redemption notice the redemption of 50% of the shares of its Series A Preferred Stock subject to such redemption notice (rounded down to the nearest whole share).

        The holders of a majority of the then outstanding shares of Series A Preferred Stock may, from time to time, waive any aspects of the redemption rights and any such waiver will be binding on all holders of shares of Series A Preferred Stock.

Interests of Executive Officers, Directors and Director Nominees in the Investment

        Steve Samek, Christopher S. Gaffney and John G. Hayes are nominees for director of LECG pursuant to the Merger Agreement and the Governance Agreement. These individuals are not currently members of the board of directors of LECG and, accordingly, did not participate in the LECG board of directors' consideration of the Merger and the Investment and the recommendations of the LECG board of directors described elsewhere in this proxy statement.

        If the Merger and the Investment are consummated, Mr. Samek will become Chief Executive Officer of LECG. In addition, LECG will grant Mr. Samek an option to purchase 120,000 shares of LECG common stock as part of the up to 500,000 share option pool for certain Smart employees that remain employed by LECG affiliated entities following the Merger.

        Messrs. Gaffney and Hayes are both Managing Partners of Great Hill Partners, LLC, an affiliate of the Great Hill Entities. As noted elsewhere in this proxy statement, the Great Hill Entities will own approximately 40% of the voting stock of LECG following the closing of the Merger and the Investment.

Use of Proceeds

        LECG currently anticipates that of the net cash proceeds from the Investment, it will retain $21 million for working capital and general corporate purposes and will use $4 million for the payment of transaction fees and expenses incurred in connection with the Merger and the Investment.

Required Vote and Board Recommendation

Vote Required	If a quorum is present, the affirmative vote of the holders of a majority of the votes cast on the proposal will be required to approve the Investment and the issuance of the Series A Preferred Stock pursuant thereto. Neither "broker non-votes" nor abstentions are included in the tabulation of the voting results and, therefore, they do not have the effect of votes "AGAINST" such proposal.
The consummation of the Investment is also conditioned on LECG stockholder approval of the Merger as described in Proposal 1, and the concurrent closing of the Merger.

LECG'S BOARD OF DIRECTORS, BY A MAJORITY VOTE, RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE APPROVAL OF THE INVESTMENT AND THE ISSUANCE OF THE SERIES A PREFERRED STOCK PURSUANT THERETO.

PROPOSAL 3: THE AMENDED CHARTER

        The following is a discussion of the Amended Charter. This is a summary only and may not contain all of the information that is important to you. A copy of the Amended Charter is attached to this proxy statement as Annex C. LECG stockholders are urged to read this entire proxy statement, including the Amended Charter, for a more complete understanding of the Amended Charter. In the event of any discrepancy between the summary below and the terms of the Amended Charter, the terms of the Amended Charter shall control.

        It is a condition to the Merger and the Investment that LECG's stockholders approve the Amended Charter to provide for a sufficient number of shares of preferred stock to be issuable in the Investment. The amendment of LECG's Certificate of Incorporation requires stockholder approval under Delaware law and LECG's Certificate of Incorporation. However, if the Amended Charter is not approved by our stockholders, we may be able to enter into an amendment to the Stock Purchase Agreement which might reduce the number of shares of Series A Preferred Stock being issued to the Great Hill Entities to a number of shares that is less than the current 5 million shares of preferred stock we are authorized to issue under our current certificate of incorporation. For example, we may provide that the smaller number of shares of Series A Preferred Stock to be issued to the Great Hill Entities be priced at a higher price than the current $3.96 per share, with a commensurate adjustment to the ratio at which the Series A Preferred Stock converts into our common stock. Any such amendment to the Stock Purchase Agreement would be more costly to LECG and would result in more of a diversion from our management's attention, as compared to proceeding as planned with the Amended Charter. Therefore, our board of directors, by a majority vote, has recommended that our stockholders approve the Amended Charter

Summary of Amended Charter

        The Amended Charter increases the authorized capital stock of LECG from 205 million total shares, of which 200 million shares are common stock and 5 million shares are preferred stock, to 215 million total shares, of which 200 million are common stock and 15 million are preferred stock. The Amended Charter makes no other substantive changes to LECG's current certificate of incorporation.

Required Vote and Board Recommendation

Vote Required	The affirmative vote of the holders of a majority of the shares outstanding as of the record date will be required to approve the Amended Charter. Abstentions and broker non-votes will have the effect of a vote "AGAINST" the approval of the Amended Charter.

LECG'S BOARD OF DIRECTORS, BY A MAJORITY VOTE, RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE APPROVAL OF THE AMENDED CHARTER.

SUMMARY OF ADDITIONAL AGREEMENTS

        It is a condition to the closing of the Merger that LECG and the Great Hill Entities enter into a Governance Agreement and Stockholders Agreements, as described below, as of the closing date.

Governance Agreement

        A form of the Governance Agreement that LECG and the Great Hill Entities propose to enter into on the closing date of the Merger is attached hereto as Annex F and is incorporated herein by reference. Pursuant to the Governance Agreement: (a) LECG will agree to solicit proxies in favor of, and the Great Hill Entities will agree to vote in favor of, a slate of directors of LECG consisting of LECG's Chief Executive Officer, two individuals designated by the Great Hill Entities (who are Christopher S. Gaffney and John G. Hayes) and four individuals designated by LECG's current board of directors (who are Garrett Bouton, Alison Davis, Michael E. Dunn, and Ruth M. Richardson) so long as they stand for reelection (b) the Great Hill Entities will agree not to vote for the removal of such slate of LECG directors for one year following the 2010 annual meeting of stockholders; (c) the Great Hill Entities will agree to vote in favor of no less than two "Management Directors" who shall be employees of LECG and who shall be invited to attend LECG board meetings in a non-voting capacity; (d) subject to limited exceptions, the Great Hill Entities will agree not to acquire additional voting stock of LECG for 2 years following the closing of the Merger; and (e) subject to limited exceptions, LECG will grant the Great Hill Entities pre-emptive rights in connection with future equity issuances by LECG in order to maintain the Great Hill Entities' ownership percentage in LECG (which such pre-emptive rights terminate once the Great Hill Entities no longer holds at least 20% of the shares of LECG stock that it held as of the closing of the Merger and the Investment).

Stockholders Agreement

        A form of the Stockholders Agreement that LECG and the Great Hill Entities propose to enter into on the closing date of the Merger and the Investment is attached hereto as Annex G and is incorporated herein by reference

General

        Under the terms of the Stockholders Agreement, the Great Hill Entities shall have the right to cause LECG to register securities held by the Great Hill Entities under certain circumstances, as described in further detail below.

Registration Rights

        Demand Registration.    If LECG receives a written request for registration from the Great Hill Entities covering registrable securities that would have an anticipated aggregate offering price of greater than $1,000,000, then LECG will file a registration statement under the Securities Act covering all the registrable securities that Great Hill requested be registered in the offering. LECG is only obligated to file two demand registration statements for Great Hill pursuant to the Stockholders Agreement.

        Piggyback Registrations.    Subject to certain limitations, LECG shall notify the Great Hill Entities in writing prior to filing a registration statement for purposes of effecting an offering of shares of LECG common stock and give the Great Hill Entities the opportunity to include its registrable securities in the registration statement. If the registration is pursuant to a firmly underwritten public offering, then the rights of the Great Hill Entities are conditioned upon the Great Hill Entities' participation and the inclusion of their registrable securities in such underwriting. If LECG and the Great Hill Entities propose to distribute such securities through the underwriting they shall enter into an underwriting agreement, and if the managing underwriter(s) determine(s) in good faith that marketing factors require a limitation of the number of shares to be underwritten, then the managing underwriter(s) may exclude shares from the registration and the underwriting, with the number of registrable securities, if any, included in the registration and the underwriting being allocated to the Great Hill Entities.

        S-3 Registration.    The Great Hill Entities also have customary S-3 registration rights.

Indemnification

        The Stockholders Agreement provides that LECG will indemnify the Great Hill Entities against claims arising out of or based on any untrue statement of a material fact contained in any registration statement or prospectus or omission of a material fact required to make the registration statement or prospectus not misleading, or any violation by LECG of the Securities Act or any applicable state securities law (other than with respect to information provided by the Great Hill Entities for inclusion in such registration statement).

        The Stockholders Agreement provides that the Great Hill Entities shall indemnify LECG against claims arising out of or based on any untrue statement of a material fact provided by the Great Hill Entities and contained in any registration statement or prospectus or omission of a material fact required to make the registration statement or prospectus not misleading, or any violation by the Great Hill Entities of the Securities Act or any applicable state securities law.

Termination

        The registration rights described above will terminate at such time that in the opinion of LECG's counsel all registrable securities held by the Great Hill Entities may be sold in a three month period without registration pursuant to Rule 144.

Voting Agreements

        Under the terms of the Voting Agreements entered into between Smart and certain executives and directors of LECG, the stockholder that is a party to the agreement agrees to cause the stockholder's shares to be counted as present for purposes of calculating a quorum, to vote their shares in favor of the proposals related to the Merger and the Investment set forth in this proxy statement, to vote their shares against any proposal made in opposition to, or in competition with, the proposals related to the Merger set forth in this proxy statement and to vote against any action or agreement that would result in a breach of any covenant, representation or warranty or other obligation or agreement of LECG contained in the Merger Agreement or of the stockholder contained in the Voting Agreements or that would prevent fulfillment of a condition to LECG and Smart's obligations to consummate the Merger. The Voting Agreements also grant Smart a power of attorney and assign Smart an irrevocable proxy to vote the stockholder's shares with respect to the matters described above. LECG stockholders holding approximately 2% of LECG's outstanding common stock have signed Voting Agreements.

INFORMATION ABOUT LECG

LECG Business

        We provide expert services through our highly credentialed experts and professional staff, whose skills and qualifications provide us the opportunity to address complex, unstructured business and public policy problems. We deliver independent expert testimony and original authoritative studies in both adversarial and non-adversarial situations. We conduct economic, financial, accounting and statistical analyses to provide objective opinions and strategic advice to legislative, judicial, regulatory and business decision makers. Our skills include electronic discovery, forensic accounting, data collection, econometric modeling and other types of statistical analyses, report preparation and oral presentation at depositions. Our experts are renowned academics, former senior government officials, experienced industry leaders, technical analysts and seasoned consultants. Our clients include Fortune Global 500 corporations, major law firms, and local, state and federal governments and agencies in the United States and other countries throughout the world.

        We currently manage our business in two operating segments: Economics Services and Finance and Accounting Services. See Note 16 of Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2008 accompanying this proxy statement for a description of our two operating segments.

Management's Discussion and Analysis of Financial Condition and Results of Operations

        The following Management's Discussion and Analysis of Financial Condition and Results of Operations section should be read in conjunction with the Management's Discussion and Analysis of Financial Condition and Results of Operations section in our Annual Report on Form 10-K for the year ended December 31, 2008, a copy of which accompanies this proxy statement and which is incorporated herein by reference.

2009 Billable headcount

        The following table summarizes the change in the period-end billable headcount since September 30, 2008 and December 31, 2008.

				Change since
				December 31, 2008		September 30, 2008
	September 30, 2009	December 31, 2008	September 30, 2008
				Number	%	Number	%
Economics Services	239	287	298	(48)	(17)%	(59)	(20)%
Finance and Accounting Services	447	496	503	(49)	(10)%	(56)	(11)%

Consolidated	686	783	801	(97)	(12)%	(115)	(14)%

        The decrease in consolidated billable headcount since December 31, 2008 is due to 133 terminations as a result of our second and third quarter 2009 restructuring actions, including 43 involuntary terminations in our Economics segment and 66 involuntary terminations in our Finance and Accounting Services segment, and offset by 36 new hires, net of voluntary attrition.

        The decrease in consolidated billable headcount from September 30, 2008 to September 30, 2009 is primarily due to 168 terminations in connection with our fourth quarter 2008 and our second and third quarter 2009 restructuring activities, including 53 involuntary terminations in our Economics segment and 91 involuntary terminations in our Finance and Accounting Services segment, and offset by 53 new hires, net of voluntary attrition.

        The retention of key experts and the recruitment and hiring of additional experts and professional staff, both through direct hiring and through acquisitions, contributes to the success of our business. Our retention and hiring strategy is designed to promote our competitive advantage, to deepen our existing service offerings and to enter into new service areas when strategic opportunities arise. In connection with our retention and hiring efforts in the nine months ended September 30, 2009 and 2008, we paid signing, retention and performance bonuses of $9.8 million and $15.0 million, respectively, which will be amortized over periods ranging from one to seven years. Amortization of signing, retention and performance bonuses expense was $13.3 million and $12.4 million in the nine months ended September 30, 2009 and 2008, respectively.

Operations

Revenues

        We derive our revenue primarily from professional service fees that are billed at hourly rates on a time and expense basis. Revenue related to these services is recognized when the earnings process is complete and collection is reasonably assured. Revenues are recognized net of amounts estimated to be unrealizable based on several factors, including the historical percentage of write-offs due to fee adjustments for both unbilled and billed receivables.

        Fee-based revenues, net are comprised of:

  •
  fees for the services of our professional staff and subcontractors;

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  fees for the services of our experts and affiliates; and

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  realization allowance.

        Reimbursable revenues are comprised of amounts we charge for services provided by others, and costs that are reimbursable by clients, including travel, document reproduction, subscription data services and other costs.

Cost of services

        Direct costs are comprised of:

  •
  salary, bonuses, employer taxes and benefits of all professional staff and salaried experts;

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  compensation to experts based on a percentage of their individual professional fees;

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  compensation to experts based on specified revenue and gross margin performance targets;

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  compensation to subcontractors and affiliates;

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  fees earned by experts and other business generators as project origination fees;

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  amortization of signing, retention and performance bonuses that are subject to vesting over time; and

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  equity-based compensation.

        Reimbursable costs are costs incurred for services provided by others, and costs that are reimbursable by clients, including travel, document reproduction and subscription data services.

        Hourly fees charged by the professional staff that support our experts, rather than the hourly fees charged by our experts, generate a majority of our gross profit. Most of our experts are compensated based on a percentage of their billings from 30% to 100%, and averaging approximately 72% of their individual billings on particular projects in the nine months ended September 30, 2009 and 2008. Such experts are paid when we have received payment from our clients. We refer to these experts as

"at-risk" experts. Some of our experts are compensated based on a percentage of performance targets such as revenue or gross margin associated with engagements generated by an expert or a group of experts. Experts not on either of these compensation models are compensated under a salary plus performance-based bonus model. We make advance payments, or draws, to many of our non-salaried experts, and any outstanding draws previously paid to experts are deducted from the experts' fee payments. We recognize an estimate of compensation expense for expert advances that we consider may ultimately be unrecoverable. In some cases, we guarantee an expert's draw at the inception of their employment for a period of time, which is typically one year or less. In such cases, if the expert's earnings do not exceed their draws within a reasonable period of time prior to the end of the guarantee period, we recognize an estimate of the compensation expense we will ultimately incur by the end of the guarantee period.

        Because of the manner in which we pay our experts, our gross profit is significantly dependent on the margin on our professional staff services. The number of professional staff and the level of experience of professional staff assigned to a project will vary depending on the size, nature and duration of each engagement. We manage our personnel costs by monitoring engagement requirements and utilization of the professional staff. As an inducement to encourage experts to utilize our professional staff, experts generally receive project origination fees. Such fees are based primarily on a percentage of the collected professional staff fees. Project origination fees can also include a percentage of the collected expert fees for those experts acting in a support role on an engagement. These fees have averaged 10% and 12% of professional staff revenues in the nine months ended September 30, 2009 and 2008, respectively. Experts are generally required to use our professional staff unless the skills required to perform the work are not available through us. In these instances we engage outside individual or firm-based consultants, who are typically compensated on an hourly basis. Both the revenue and the cost resulting from the services provided by these outside consultants are recognized in the period in which the services are performed.

        Hiring and/or retaining experts sometimes involve the payment of upfront cash amounts. In some cases, the payment of a portion of an upfront amount is due at a future date. These types of upfront payments are recognized when the payment is made, the obligation to pay such amount is incurred, or on the execution date of the retention agreement, and are generally amortized over the period for which they are recoverable from the individual expert up to a maximum period of seven years.

        We have also paid or are obligated to pay certain performance bonuses that are subject to recovery of unearned amounts if the expert were to voluntarily leave us, be terminated for cause, or fail to meet certain performance criteria prior to a specified date. Like signing and retention payments, these performance bonuses are amortized over the period for which unearned amounts are recoverable from the individual expert up to a maximum period of seven years, and we recognize such performance bonuses at the time we determine it to be more likely than not that the performance criteria will be met.

        Most of our agreements allow us to recover signing, retention and performance bonuses from the employee if he or she were to voluntarily leave us or be terminated for cause prior to a specified date. However, for the purpose of recognizing expense, we amortize such signing, retention and performance bonuses over the shorter of the contractual recovery period or seven years. If an employee is involuntarily terminated, we generally cannot recover the unearned amount and we write off the unearned amount at the time of termination.

Critical Accounting Policies

Revenue recognition

        Revenue includes all amounts earned that are billed or billable to clients, including reimbursable expenses, and are reduced for amounts related to work performed that are estimated to be unrealizable. Expert revenues consist of revenues generated by experts who are our employees as well as revenues generated by experts who are independent contractors. There is no operating, business or other substantive distinction between our employee experts and our exclusive independent contractor experts.

        Revenues primarily arise from time and expense contracts, which are recognized in the period in which the services are performed. We also enter into certain performance-based contracts for which performance fees are dependent upon a successful outcome, as defined by the consulting engagement. Revenues related to performance-based fee contracts are recognized in the period when the earnings process is complete and we have received payment for the services performed under the contract. Revenues are also generated from fixed price contracts, which are recognized as the agreed upon services are performed. Fixed price and performance-based contracts revenues are not a material component of total revenues.

        We recognize revenue net of an estimate for amounts that will not be collected from the client due to fee adjustments. This estimate is based on several factors, including our historical percentage of fee adjustments and review of unbilled and billed receivables. These estimates are reviewed by management on a regular basis.

Equity-based compensation

        Stock-based compensation arrangements covered by FASB ASC 718, Compensation—Stock Compensation ("FASB ASC 718") currently include stock option grants and restricted stock awards under our 2003 Stock Option Plan and purchases of common stock by our employees at a discount to the market price under our Employee Stock Purchase Plan ("ESPP"). Under FASB ASC 718, the value of the portion of the option or award that is ultimately expected to vest is recognized as expense on a straight line basis over the requisite service periods in our Condensed Consolidated Statements of Operations. Stock-based compensation expense for purchases under the ESPP are recognized based on the estimated fair value of the common stock during each offering period and the percentage of the purchase discount.

        We use the Black-Scholes option valuation model adjusted for the estimated historical forfeiture rate for the respective grant to determine the estimated fair value of our stock-based compensation arrangements on the date of grant ("grant date fair value"), and we expense this value ratably over the service period of the option or performance period of the restricted stock award. Expense amounts are allocated among cost of revenue and general and administrative expenses based on the function of the employee receiving the grant. The Black-Scholes option pricing model requires the input of subjective assumptions. Because our employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models may not provide a reliable single measure of the fair value of our employee stock options or common stock purchased under the ESPP. In addition, management will continue to assess the assumptions and methodologies used to calculate estimated fair value of our stock-based compensation. Circumstances may change and additional data may become available over time, which could result in changes to these assumptions and methodologies, and which could materially impact our fair value determination.

Income taxes

        We account for income taxes in accordance with FASB ASC 740, Income Taxes ("FASB ASC 740"). The objectives of accounting for income taxes are to recognize the amount of taxes payable or refundable for the current year and deferred tax liabilities and assets for the future tax consequences of events that have been recognized in an entity's consolidated financial statements or tax returns. We must assess the likelihood that we will be able to recover our deferred tax assets. If recovery is not likely, we must increase our provision for taxes by recording a valuation allowance against the deferred tax assets that we estimate will not ultimately be recoverable. Judgment is required in assessing the future tax consequences of events that have been recognized in our consolidated financial statements or tax returns. Variations in the actual outcome of these future tax consequences could materially impact our financial position, results of operations or cash flows.

        Effective January 1, 2007, we adopted an accounting principle which addresses the accounting for uncertainty in income taxes recognized in an enterprise's financial statements and requires the use of a two-step approach to recognizing and measuring uncertain tax positions. The first step is to evaluate the tax position for recognition by determining if the weight of available evidence indicates it is "more likely than not" that the position will be sustained on audit, including resolution of related appeals or litigation processes, if any. The second step is to measure the tax benefit as the largest amount which is more than 50% likely to be realized upon ultimate settlement.

        Our deferred tax assets are generally projected to reverse over the next one to thirty-three years. The extended reversal period is the result of significant income tax basis in intangibles which were impaired for financial statement purposes during 2008. Tax amortization from these assets, if not offset with current taxable income, would create a net operating loss with a 20-year carryforward period for federal tax purposes. During the third quarter of 2009, we reviewed our deferred tax assets, as well as projected taxable income, for recovery using the "more likely than not" approach by assessing the available evidence surrounding its recoverability. We considered all available evidence, both positive and negative, including forecasts of future taxable income, tax planning strategies and past operating results which includes a net loss for 2008 and a net loss for the nine months ended September 30, 2009. Even though we project income in future years, based upon past losses, the current economic environment, and the difficulty of accurately projecting income, we determined that it was "more likely than not" that our deferred tax assets may not be realized. Consequently, a full valuation allowance of $53.0 million has been recorded at September 30, 2009, against our deferred tax assets. In future years, if we begin to generate taxable income and our management determines that the deferred tax asset is recoverable, the valuation allowance will be reversed. Any such reversal will result in a tax benefit in the period of reversal.

Goodwill and other intangible assets

        Our goodwill asset relates to accounting for the additional purchase price payment for a 2007 acquisition. FASB ASC 350, Intangible—Goodwill and Other ("FASB ASC 350"), requires that goodwill and intangible assets with indefinite lives not be amortized, but rather tested for impairment at least annually, or whenever events or changes in circumstances indicate the carrying amounts of these assets may not be recoverable. Our annual impairment test is performed during the fourth quarter of each year using an October 1st measurement date.

        Factors that we consider important in determining whether to perform an impairment review on a date other than October 1st, include significant underperformance relative to forecasted operating results, significant negative industry or economic trends, and permanent declines in our stock price and related market capitalization. If we determine that the carrying value of goodwill may not be recoverable, we will assess impairment based on a projection of discounted future cash flows for each reporting unit, or some other fair value measurement such as the quoted market price of our stock and the resulting market capitalization, and then measure the amount of impairment, if necessary, based on the difference between the carrying value of our reporting units assigned goodwill and the implied fair value.

        Other intangible assets that are separable from goodwill and have determinable useful lives are valued separately and amortized over their expected useful lives. Other intangible assets consist principally of customer relationships and non-compete agreements and are generally amortized over six to nine years. We evaluate the recoverability of its other intangible assets over their remaining useful life when changes in events or circumstances warrant an impairment review. If the carrying value of an intangible asset is determined to be impaired and unrecoverable over its originally estimated useful life, we will record an impairment charge to reduce the asset's carrying value to its fair value and then amortize the remaining value prospectively over the revised remaining useful life. We generally determine the fair value of our intangible asset using a discounted cash flow model as quoted market prices for these types of assets is not readily available.

Recently issued accounting standards

        See "Note 1—Basis of presentation and operations" to the Condensed Consolidated Financial Statements, regarding the impact of certain recent accounting pronouncements on our condensed consolidated financial statements.

Results of Operations

        We manage our business in two operating segments: Economics Services and Finance and Accounting Services. The Chief Operating Decision Maker (our CEO) considers the key profit/loss measurement of the two segments to be gross profit and gross margin. As such, only revenue, costs of services and gross margin are presented and discussed at the segment level.

Three and nine months ended September 30, 2009 and 2008

        The following table sets forth the percentage of revenues represented by certain line items in our statement of operations for the three and nine months ended September 30, 2009 and 2008, respectively.

	Three months ended September 30,		Nine months ended September 30,
	2009	2008	2009	2008
Fee-based revenues, net	96.0%	96.7%	96.3%	96.3%
Reimbursable revenues	4.0%	3.3%	3.7%	3.7%

Revenues	100.0%	100.0%	100.0%	100.0%
Direct costs	71.9%	64.5%	72.5%	64.0%
Reimbursable costs	4.0%	3.6%	3.9%	3.8%

Cost of services	75.9%	68.1%	76.5%	67.8%

Gross profit	24.1%	31.9%	23.5%	32.2%
Operating expenses:
General and administrative expenses	27.9%	25.4%	28.0%	24.6%
Depreciation and amortization	2.0%	1.7%	2.1%	1.7%
Other impairment	13.9%	0.0%	5.0%	0.0%
Restructuring charges	6.4%	0.0%	2.8%	0.0%
Divestiture charges	0.2%	0.0%	0.9%	0.0%

Operating (loss) income	(26.3)%	4.8%	(15.3)%	5.9%
Interest income	0.1%	0.1%	0.1%	0.1%
Interest expense	(1.1)%	(0.1)%	(0.8)%	(0.2)%
Other expense, net	(0.2)%	(0.8)%	(0.3)%	(0.5)%

(Loss) income before income taxes	(27.5)%	4.0%	(16.3)%	5.3%
Income tax expense	75.6%	1.6%	21.8%	2.2%

Net (loss) income	(103.1)%	2.4%	(38.1)%	3.1%

Revenues and cost of services

        The following table sets forth the consolidated revenues, cost of services, gross profit and gross margin and certain operating metrics for LECG for the three and nine months ended September 30, 2009 and 2008, respectively.

	Three months ended September 30,				Nine months ended September 30,
	2009	2008	Change		2009	2008	Change
	($ in thousands, except rate amounts)
Fee-based revenues, net	$60,192	$83,221	$(23,029)	(27.7)%	$189,578	$255,751	$(66,173)	(25.9)%
Reimbursable revenues	2,531	2,829	(298)	(10.5)%	7,319	9,880	(2,561)	(25.9)%

Revenues	62,723	86,050	(23,327)	(27.1)%	196,897	265,631	(68,734)	(25.9)%
Direct costs	45,116	55,581	(10,465)	(18.8)%	142,844	169,929	(27,085)	(15.9)%
Reimbursable costs	2,512	3,058	(546)	(17.9)%	7,703	10,069	(2,366)	(23.5)%

Cost of services	47,628	58,639	(11,011)	(18.8)%	150,547	179,998	(29,451)	(16.4)%

Gross profit	$15,095	$27,411	$(12,316)	(44.9)%	$46,350	$85,633	$(39,283)	(45.9)%

Gross margin	24.1%	31.9%		(7.8)%	23.5%	32.2%		(8.7)%
Billable headcount, period average	695	786	(91)	(11.6)%	732	786	(54)	(6.9)%
Average billable rate	$305	$335	$(30)	(9.0)%	$310	$338	$(28)	(8.3)%
Jr./Sr. staff paid utilization rate	68.1%	75.0%		(6.9)%	67.9%	74.3%		(6.4)%
Estimate of unrealizable revenue	3,100	2,754	346	12.6%	8,770	10,860	(2,090)	(19.2)%
% of gross fee-based revenue	4.9%	3.2%		1.7%	4.4%	4.1%		0.3%

  Revenues

        The decrease in fee-based revenues, net for the three months ended September 30, 2009 compared to the same period in 2008 was primarily the result of an 11.6% decrease in average billable headcount and a 9.0% decrease in average billable rate. Average billable headcount decreased by 91 from the third quarter of 2008 to the third quarter of 2009 due primarily to terminations in connection with our 2008 and 2009 restructuring activities and voluntary attrition, net of new hires. The decrease in the average billable rate was caused primarily by decreases of 21% and 11% in the average exchange rates of the British pound sterling and the Eurodollar, respectively. Also contributing to the decrease was a shift in our revenue mix from high rate billable headcount to lower rate billable headcount.

        The decrease in fee-based revenues, net for the nine months ended September 30, 2009 compared to the same period in 2008 was primarily the result of an 8.3% decrease in average billable rate and a 6.9% decrease in average billable headcount. Average billable headcount decreased by 54 from the first nine months of 2008 to the first nine months of 2009 due primarily to terminations in connection with our 2008 and 2009 restructuring activities and voluntary attrition, net of new hires. The decrease in the average billable rate was caused primarily by decreases of 21% and 11% in the average exchange rates of the British pound sterling and the Eurodollar, respectively. Also contributing to the decrease was a shift in our revenue mix from high rate billable headcount to lower rate billable headcount.

        Our estimate of unrealizable revenue as a percentage of gross fee-based revenue recognized increased by 1.7% and by 0.3% for the three and nine months ended September 30, 2009 compared to the same periods in 2008, respectively, due to a higher trailing 12 month write-off percentage, which is the basis for calculating our estimate of unrealizable revenue.

        Reimbursable revenues decreased primarily due to lower out-of-pocket expenses for matters worked on during the three month and nine month periods ended September 30, 2009 compared to the same periods in 2008.

        Revenues from our international operations were $12.0 million in the three months ended September 30, 2009, which represents 19.2% of total revenue as compared to 22.7% of total revenue in the same period of 2008. Revenues from our international operations were $36.0 million in the nine months ended September 30, 2009, which represents 18.3% of total revenue as compared to 22.5% in the same period of 2008. In the three and nine months ended September 30, 2009 our international operations revenue decreased by $7.5 million, or 38.5%, and by $23.8 million, or 39.9%, respectively, as compared to the same periods in 2008. These decreases were due primarily to the decrease in average exchange rates, the divestiture of a portion of our practice in Milan, Italy effective December 31, 2008, the divestiture of our Canadian practice in the second quarter of 2009 and a decrease in business activity in our other European subsidiaries period over period. There was an increase in business activity in Asia Pacific in the nine months ended September 30, 2009 compared to the same period in 2008 due to our expansion into Hong Kong during the fourth quarter of 2008.

  Cost of services

        The decreases in direct costs for each of the three and nine months ended September 30, 2009 compared to the same periods in 2008 resulted from reductions in headcount of 11.6% and 6.9%, respectively, in connection with our 2008 and 2009 restructuring activities and through voluntary attrition. Decreased salary costs for professional staff and decreased compensation earned by at-risk and gross margin model experts, due to lower revenues, were partially offset in each period by increased salary and related costs for newly hired experts on the salary/bonus compensation model. Also offsetting the decrease in direct costs for the three and nine months ended September 30, 2008 compared to the same periods in 2009 was an increase in signing, retention and performance bonus amortization of $0.3 million and $0.7 million, respectively due to the capitalization of bonuses and the resulting additional amortization since September 30, 2008. We granted approximately 0.7 million and 1.2 million restricted stock units to certain experts in September 2009 and May 2008, respectively, under a new equity initiative implemented during the second quarter of 2008, which has resulted in a $0.1 million increases in equity compensation expense for the nine months ended September 30, 2009 compared to the same period in 2008, partially offset by decreases due to employee terminations.

        Reimbursable costs decreased primarily due to fewer matters and lower out-of-pocket expenses for matters worked on during the three month and nine month periods ended September 30, 2009 compared to the same periods in 2008.

  Gross margin

        The 7.8% decrease in our gross margin to 24.1% in the three month period ended September 30, 2009 compared to 32.2% in the same period in 2008 was primarily due to a 27.7% decrease in fee-based revenues, net without a proportional decrease in our direct costs. The decrease in direct costs included a $10.6 million decrease in expert and professional staff compensation due to the 168 terminations as a result of our fourth quarter 2008 and second and third quarter 2009 restructuring activities, which was partially off-set by the increased costs associated with 53 new hires, net of voluntary attrition since September 30, 2008.

        The 8.7% decrease in our gross margin to 23.5% in the nine months ended September 30, 2009 compared to 32.2% in the same period in 2008 was primarily due to a 25.9% decrease in fee-based revenues net, without a proportional decrease in direct costs. The decrease in direct costs included a $27.9 million decrease in expert and professional staff compensation, which includes the decreased costs related to the 168 terminations as a result of our fourth quarter 2008 and second and third quarter 2009 restructuring activities and the increased costs associated with 53 new hires, net of voluntary attrition since September 30, 2008. Also partially offsetting the net decrease was a $0.8 million increase in signing, retention and performance bonus amortization and equity-based compensation.

 Segment results

Economics Services

        The following table sets forth the revenues, cost of services, gross profit and gross margins, and certain operating metrics for our Economic Services segment for the three and nine months ended September 30, 2009 and 2008, respectively.

	Three months ended September 30,				Nine months ended September 30,
	2009	2008	Change		2009	2008	Change
	($ in thousands, except rate amounts)
Fee-based revenues, net	$24,808	$36,658	$(11,850)	(32.3)%	$81,100	$114,280	$(33,180)	(29.0)%
Reimbursable revenues	765	745	20	2.7%	2,379	3,558	(1,179)	(33.1)%

Revenues	25,573	37,403	(11,830)	(31.6)%	83,479	117,838	(34,359)	(29.2)%
Direct costs	18,598	23,525	(4,927)	(20.9)%	58,393	74,557	(16,164)	(21.7)%
Reimbursable costs	752	945	(193)	(20.4)%	2,607	3,818	(1,211)	(31.7)%

Cost of services	19,350	24,470	(5,120)	(20.9)%	61,000	78,375	(17,375)	(22.2)%

Gross profit	$6,223	$12,933	$(6,710)	(51.9)%	$22,479	$39,463	$(16,984)	(43.0)%

Gross margin	24.3%	34.6%		(10.3)%	26.9%	33.5%		(6.6)%
Billable headcount, period average	246	296	(50)	(16.9)%	262	301	(39)	(13.0)%
Average billable rate	$349	$358	$(9)	(2.5)%	$354	$364	$(10)	(2.7)%
Jr./Sr. staff paid utilization rate	64.6%	78.2%		(13.6)%	66.7%	77.7%		(11.0)%
Estimate of unrealizable revenue	$1,138	$1,067	$71	6.7%	$2,772	$4,743	$(1,971)	(41.6)%
% of gross fee-based revenue	4.4%	2.8%		1.6%	3.3%	4.0%		(0.7)%

  Revenues

        The decrease in fee-based revenues, net for the three months ended September 30, 2009 compared to the same period in 2008 was primarily the result of a 16.9% decrease in the average billable headcount, a 13.6% decrease in the staff paid utilization rate and a 2.5% decrease in the average billable rate. Average billable headcount decreased by 50 for the three months ended September 30, 2009 compared to the same period in 2008 due primarily to our 2008 and 2009 restructuring activities and voluntary attrition. The decrease in the average billable rate was caused by a shift to lower billing rate experts, and to a lesser extent, decreases of 21% and 11% in the average exchange rates of the British pound sterling and the Eurodollar, respectively.

        The decrease in fee-based revenues, net for the nine months ended September 30, 2009 compared to the same period in 2008 was primarily the result of a 13.0% decrease in the average billable headcount, an 11.0% decrease in the staff paid utilization rate and a 2.7% decrease in the average billable rate. Average billable headcount decreased by 39 for the nine months ended September 30, 2009 compared to the same period in 2008 due primarily to our 2008 and 2009 restructuring activities and to voluntary attrition. The decrease in the average billable rate was caused by a shift to lower billing rate experts, and to a lesser extent, decreases of 21% and 11% in the average exchange rates of the British pound sterling and the Eurodollar, respectively.

        The $0.1 million increase in our estimate of unrealizable revenue for the three months ended September 30, 2009 was primarily the result of an increase in our historical trailing 12 months write off percentage, which is the basis of our estimate, partially offset by the decrease in our gross fee-based revenue. The $2.0 million decrease in our estimate of unrealizable revenue for the nine months ended September 30, 2009 was primarily due to a decrease in our gross fee-based revenues and a decrease in our historical trailing 12 months write off percentage.

        Reimbursable revenues decreased primarily due to fewer matters and lower out-of-pocket expenses for matters worked on during the nine month period ended September 30, 2009 compared to the same period in 2008.

  Cost of services

        The decrease in direct costs in the three months ended September 30, 2009 compared to the same period in 2008 was due to a $5.0 million, or 24.2%, decrease in expert and professional staff compensation, partially offset by a $0.1 million increase in non-cash compensation, which consists of bonus amortization and stock-based compensation expense. The decrease in expert and professional staff compensation was primarily due to lower billable headcount as a result of our 2008 and 2009 restructuring activities and voluntary attrition, and lower compensation earned by at-risk experts, due to lower revenues. Signing, performance and retention bonus amortization increased $0.2 million due to the capitalization of bonuses and the resulting additional amortization since September 30, 2008. Offsetting this increase was a $0.1 million decrease in equity-based compensation expense due to the termination of certain experts with restricted stock grants since September 30, 2008.

        The decrease in direct costs in the nine months ended September 30, 2009 compared to the same period in 2008 was due to a $16.6 million or 25.0% decrease in expert and professional staff compensation partially offset by a $0.4 million or 5.3% increase in non-cash compensation. The decrease in expert and professional staff compensation was primarily due to lower billable headcount as a result of our 2008 and 2009 restructuring activities and voluntary attrition, and lower compensation earned by at-risk experts. The $0.6 million increase in signing, performance and retention bonus amortization was due to the capitalization of bonuses and the resulting additional amortization since September 30, 2008.

        Reimbursable costs decreased primarily due to fewer matters and lower out-of-pocket expenses for matters worked on during the nine month period ended September 30, 2009 compared to the same period in 2008.

  Gross margin

        The 10.3% decrease in our gross margin to 24.3% in the three months ended September 30, 2009 compared to 34.6% in the same period of 2008 was primarily due to a 32.3% decrease in fee-based revenues, net and a 20.9% decrease in direct costs. The $4.9 million decrease in direct costs reflected a $5.0 million decrease in expert and professional staff compensation partially offset by a net increase of $0.1 million in non-cash compensation.

        The 6.6% decrease in gross margin to 26.9% in the nine months ended September 30, 2009 compared to 33.5% in the same period of 2008 was primarily due to a 29.0% decrease in fee-based revenues net and a 21.7% decrease in direct costs. The $16.2 million decrease in direct costs reflected a $16.6 million decrease in expert and professional staff compensation, partially offset by a net increase of $0.4 million in non-cash compensation.

 Finance and Accounting Services

        The following table sets forth the revenues, cost of services, gross profit and gross margin, and certain operating metrics for our Finance and Accounting Services segment for the three and nine months ended September 30, 2009 and 2008, respectively.

	Three months ended September 30,				Nine months ended September 30,
	2009	2008	Change		2009	2008	Change
	($ in thousands, except rate amounts)
Fee-based revenues, net	$35,384	$46,563	$(11,179)	(24.0)%	$108,478	$141,471	$(32,993)	(23.3)%
Reimbursable revenues	1,766	2,084	(318)	(15.3)%	4,940	6,322	(1,382)	(21.9)%

Revenues	37,150	48,647	(11,497)	(23.6)%	113,418	147,793	(34,375)	(23.3)%
Direct costs	26,518	32,056	(5,538)	(17.3)%	84,451	95,372	(10,921)	(11.5)%
Reimbursable costs	1,760	2,113	(353)	(16.7)%	5,096	6,251	(1,155)	(18.5)%

Cost of services	28,278	34,169	(5,891)	(17.2)%	89,547	101,623	(12,076)	(11.9)%

Gross profit	$8,872	$14,478	$(5,606)	(38.7)%	$23,871	$46,170	$(22,299)	(48.3)%

Gross margin	23.9%	29.8%		(5.9)%	21.0%	31.2%		(10.2)%
Billable headcount, period average	449	490	(41)	(8.4)%	470	486	(16)	(3.3)%
Average billable rate	$280	$319	$(39)	(12.2)%	$283	$320	$(37)	(11.6)%
Jr./Sr. staff paid utilization rate	70.1%	72.9%		(2.8)%	68.6%	72.1%		(3.5)%
Estimate of unrealizable revenue	$1,962	$1,687	$275	16.3%	$5,998	$6,117	$(119)	(1.9)%
% of gross fee-based revenue	5.3%	3.5%		1.8%	5.2%	4.1%		1.1%

  Revenues

        The decrease in fee-based revenues, net for the three months ended September 30, 2009 compared to the same period in 2008 was primarily the result of a 12.2% decrease in the average billable rate and an 8.4% decrease in average billable headcount. The average billable headcount decreased by 41 for the three months ended September 30, 2009 compared to the same period of 2008. This decrease reflects the 91 terminations in connection with our 2008 and 2009 restructuring activities and the divestitures of a portion of our practice in Milan, Italy effective December 31, 2008 and our Canadian practice in the second quarter of 2009 that were offset by 50 new hires during the period between September 30, 2008 and September 30, 2009, net of attrition. The decrease in the average billable rate was caused by decreases of 21% and 11% in the average exchange rates of the British pound sterling and the Eurodollar, respectively, as well as a shift to lower bill rate experts.

        The decrease in fee-based revenues, net for the nine months ended September 30, 2009 compared to the same period in 2008 was primarily the result of an 11.6% decrease in the average billable rate and a 3.3% decrease in average billable headcount. While the average billable headcount decreased by 16 for the nine months ended September 30, 2009 compared to the same period of 2008, the 91 terminations in connection with our 2008 and 2009 restructuring activities and the divestitures of a portion of our practice in Milan, Italy effective December 31, 2008 and our Canadian practice in the second quarter of 2009 were largely offset by new hires during the period between September 30, 2008 and September 30, 2009, net of attrition. The decrease in the average billable rate was caused by decreases of 21% and 11% in the average exchange rates of the British pound sterling and the Eurodollar, respectively, as well as a shift to lower bill rate experts.

        The $0.3 million increase in our estimate of unrealizable revenue for the three months ended September 30, 2009 was primarily the result of an increase in our historical trailing 12 months write off percentage, which is the basis of our estimate, substantially offset by the decrease in our gross fee-based revenue. The $0.1 million decrease in our estimate of unrealizable revenue for the nine months ended September 30, 2009 was primarily due to a decrease in our gross fee-based revenues and a decrease in our historical trailing 12 months write off percentage.

        Reimbursable revenues decreased primarily due to fewer matters and lower out-of-pocket expenses for matters worked on during the three month and nine month periods ended September 30, 2009 compared to the same periods in 2008.

  Cost of services

        The decrease in direct costs for the three months ended September 30, 2009 compared to the same period in 2008 was primarily due to a $5.6 million decrease in expert and professional staff compensation, partially offset by a $0.1 million increase in non-cash bonus amortization. The $5.6 million net decrease in expert and professional staff compensation was primarily due to decreased salary costs related to the 91 terminations resulting from our fourth quarter 2008 and second and third quarter 2009 restructuring activities, offset by the increased costs associated with new hires, net of voluntary attrition since September 30, 2008, as well as decreased compensation earned by at-risk experts due to lower revenues. The $0.1 million increase in signing, performance and retention bonus amortization is primarily due to the payment of additional retention bonuses to certain experts since September 30, 2008, partially offset by decreases due to the terminations of other experts.

        The decrease in direct costs for the nine months ended September 30, 2009 compared to the same period in 2008 was primarily due to a $11.3 million decrease in expert and professional staff compensation and partially offset by a $0.3 million increase in non-cash equity based compensation and bonus amortization. The $11.3 million decrease in expert and professional staff compensation was primarily due to decreased salary costs related to the terminations resulting from our fourth quarter 2008 and second and third quarter 2009 restructuring activities, partially offset by the increased costs associated with new hires, net of voluntary attrition since September 30, 2008, as well as decreased compensation earned by at-risk experts due to lower revenues. The $0.3 million increase in equity-based compensation is primarily due to expense associated with restricted stock grants made to certain experts on May 15, 2008, as well as other grants made since September 30, 2008.

        Reimbursable costs decreased primarily due to fewer matters and lower out-of-pocket expenses for matters worked on during the three month and nine month periods ended September 30, 2009 compared to the same periods in 2008.

  Gross margin

        The 5.9% decrease in the gross margin to 23.9% in the three months ended September 30, 2009 from 29.8% in the same period of 2008 is primarily due to a 24.0% decrease in fee-based revenues, net with a 17.3% decrease in direct costs. The $5.5 million decrease in direct costs includes a $5.6 million decrease in expert and professional staff compensation related to the 91 terminations in the fourth quarter 2008 and second and third quarter 2009, partially offset by the increased costs associated with new hires, net of voluntary attrition, since September 30, 2008. Also, there was a $0.1 million increase in signing, retention and performance bonus amortization.

        The 10.2% decrease in the gross margin to 21.0% in the nine months ended September 30, 2009 from 31.2% in the same period of 2008 is primarily due to a 23.3% decrease in fee-based revenues, net with an 11.5% decrease in direct costs. The $10.9 million decrease in direct costs includes an $11.3 million net decrease in expert and professional staff compensation, which includes the decreased costs related to the 91 termination as a result of our fourth quarter 2008 and second and third quarter 2009 restructuring activities partially offset by the increased costs associated with new hires, net of voluntary attrition, since September 30, 2008. Also, there was a $0.3 million increase in equity based compensation.

 Operating expenses

        The following table sets forth our operating expenses for the three and nine months ended September 30, 2009 and 2008, respectively:

	Three months ended September 30,				Nine months ended September 30,
	2009	2008	Change		2009	2008	Change
	($ in thousands)
General and administrative expenses	$17,518	$21,831	$(4,313)	(19.8)%	$55,125	$65,297	$(10,172)	(15.6)%
Depreciation and amortization	1,239	1,498	(259)	(17.3)%	3,849	4,459	(610)	(13.7)%
Other impairments	8,719	—	8,719	—	9,939	—	9,939	—
Restructuring charges	4,019	—	4,019	—	5,479	—	5,479	—
Divestiture charges	124	—	124	—	1,863	—	1,863	—

Total operating expenses	$31,619	$23,329	$8,290	35.5%	$76,255	$69,756	$6,499	9.3%

        Our general and administrative expenses are comprised of compensation costs for our administrative staff, including salaries, bonuses, benefit costs and equity-based compensation; facility costs; legal, accounting and financial advisory fees; recruiting and training costs; marketing and advertising costs; travel expenses incurred by management; costs related to computers, telecommunications and supplies; and other operating expenses.

        Our results for the three and nine months ended September 30, 2009 include a $2.8 million stock-based compensation expense recovery related to previously recognized expense on the unvested portion of certain 7-year cliff vesting options due to the termination of employment of one of our experts in August 2009. Offsetting this expense recovery was the accelerated expense of $0.6 million related to the voluntary surrender of stock options to purchase approximately 192,000 shares of common stock previously granted.

        In response to the ongoing economic downturn, we continued implementing cost cutting measures to reduce our general and administrative expenditures. We eliminated 20 administrative staff positions during the three months ended September 30, 2009, for a total of 78 positions eliminated since September 30, 2008. We implemented salary reductions and eliminated certain employee benefits, reduced our office space in four locations, and further reduced discretionary spending. As a result of our 2008 and 2009 cost cutting measures and headcount reductions, our general and administrative expenses decreased as follows from the third quarter of 2008 to the same period in 2009: a $0.6 million, or 7.3%, decrease in base compensation and benefit costs; a $1.2 million, or 89.7%, decrease in recruiting expenses due to decreased hiring activities; a $0.7 million, or 43.7%, decrease in marketing costs, including events and conferences; and a $0.7 million decrease in consulting, temporary staff fees and other outside services. These decreases were partially offset by $0.9 million of acquisition costs related to the proposed SMART merger.

        The decrease in general and administrative expenses for the nine months ended September 30, 2009 compared to the same period in 2008 resulting from cost cutting measures and headcount reductions were as follows: a $1.6 million, or 6.9%, decrease in base compensation and benefit costs; a $2.5 million, or 69.3%, decrease in recruiting expenses due to decreased hiring activities; a $1.0 million, or 50.9%, reduction in travel expenses for corporate and business development purposes; a $1.9 million, or 35.4%, decrease in marketing costs, including events and conferences; a $0.8 million decrease in consulting, temporary staff and other outside services; and a $0.9 million reduction in communication, supplies, computer expenses and other operating expenses. These reductions were partially offset by $0.9 million of acquisition costs related to the proposed merger.

        The decrease in depreciation and amortization for the three and nine months ended September 30, 2009 compared to the same periods in 2008 was primarily due to the impairment of certain intangible assets recognized in the fourth quarter of 2008.

        In the three months ended September 30, 2009, we recognized other impairment charges totaling $8.7 million, of which $5.9 related to the write-off of unearned bonuses for certain experts terminated during the period, $1.4 million of net charges related to the impairment of two specific client receivables which have been the subject of arbitration proceedings for over a year, $0.9 million related to certain prepaid expenses which we considered unrecoverable, and $0.5 million related to other asset write-offs. We determined that the two specific client receivables were impaired based primarily on the length of time these amounts have been outstanding and the lack of favorable developments in the arbitration proceedings. The impairment charge represents the gross amount of these receivables, net of recoveries from the at-risk experts who originally worked on these matters.

        In the second quarter of 2009, we recognized other impairment charges totaling $1.2 million, of which $1.1 million was related to certain prepaid costs which we considered unrecoverable and $0.1 million was related to other asset write-offs, bringing the total impairment charges for the nine months ended September 30, 2009 to $9.9 million, compared to zero in the same period of 2008.

        In the three months ended September 30, 2009, we executed restructuring actions intended to further rationalize our cost structure with current business and market conditions. These actions included a workforce reduction of 71 billable headcount and 20 administrative staff, as well as an adjustment to the compensation structure of 36 of our billable headcount and 9 administrative staff and the elimination of certain employee benefits. The workforce reduction was mostly composed of involuntary terminations, but also included voluntary terminations that were not replaced. We also reduced our office space in four locations. Net restructuring charges in the three months ended September 30, 2009 totaled $4.0 million and was composed of $1.0 million of one-time terminations benefits, primarily severance payments, $1.0 million of write-offs of draw deficits and unearned signing and retention bonuses of involuntary terminated employees, and $2.0 million of lease termination costs.

        Restructuring charges in the nine months ended September 30, 2009 totaled $5.5 million and was composed of $2.2 of one time termination benefits, primarily severance payments, $1.3 million related to the write-off of draw deficits and unearned signing and retention bonuses of involuntarily terminated employees, and $2.0 of lease termination. Our 2009 restructuring actions include a workforce reduction of 133 billable headcount and 41 administrative staff, as well as adjustments to the compensation structure of 45 of our billable headcount and 30 administrative staff and the suspension of certain benefits. The workforce reduction was mostly composed of involuntary terminations, but also included voluntary terminations that were not replaced. We also reduced our office space in four locations.

        In the nine months ended September 30, 2009, divestiture charges of $1.9 million included a loss on divestiture of our Canadian practice of $1.7 million and $0.2 million of transaction costs related to the February 2009 divestiture of a portion of our practice in Milan, Italy. On May 31, 2009, we executed a sales agreement to transfer most of the assets of our Canadian subsidiary, net of certain liabilities totaling $1.7 million, to a former employee for $0.6 million in cash. We paid severance to terminated Canadian employees and transaction costs totaling $0.7 million during the nine months ended September 30, 2009 which was recorded as divestiture charges. The cash flows from our Canadian practice were not material to our consolidated revenues, gross profit, or results of operations.

 Interest income, interest expense and other expenses, net

        The following table sets forth our interest income, interest expense and other expense, net for the three and nine months ended September 30, 2009 and 2008, respectively.

	Three months ended September 30,				Nine months ended September 30,
	2009	2008	Change		2009	2008	Change
	($ in thousands)
Interest income	$32	$113	$(81)	(71.7)%	$122	$350	$(228)	(65.1)%
Interest expense	(659)	(122)	(537)	440.2%	(1,617)	(533)	(1,084)	203.4%
Other expense, net	(135)	(716)	581	(81.1)%	(581)	(1,233)	652	(52.9)%

        The increase in interest expense in the three month and nine month periods ended September 30, 2009 compared to the same periods in 2008 is due to higher borrowings on our line of credit and a higher interest rate as well as increased loan fee amortization costs due to amendments made to our line of credit in the first quarter of 2009. Our interest income decreased due to lower cash balances in interest bearing accounts. The decrease in other expense in the three and nine months ended September 30, 2009 compared to the same periods in 2008 is primarily due to lower net mark-to-market losses on our deferred compensation plan assets and liabilities.

Income taxes

        Our income tax benefit or expense for the three and nine months ended September 30, 2009 and 2008, respectively, is as follows:

	Three months ended September 30,				Nine months ended September 30,
	2009	2008	Change		2009	2008	Change
	($ in thousands)
Income tax expense	$47,393	$1,362	$46,031	3379.7%	$42,948	$5,870	$37,078	631.7%

        We account for income taxes in accordance with FASB ASC 740, Accounting for Income Taxes. Our estimated annual tax rate is determined based on estimated worldwide pre-tax income, permanent differences and tax credits, and is reviewed quarterly to determine if actual results and our forecast of annual pre-tax income require a modification to the estimated rate.

        Our deferred tax assets an generally projected to reverse over the next one to thirty-three years. The extended reversal period is the result of significant income tax basis in intangibles which were impaired for financial statement purposes during 2008. Tax amortization from these assets, if not offset with current taxable income, would create a net operating loss with a 20-year carryforward period for federal tax purposes. During the third quarter of 2009, we reviewed our deferred tax assets, as well as projected taxable income, for recovery using the "more likely than not" approach by assessing the available evidence surrounding its recoverability. We considered all available evidence, both positive and negative, including forecasts of future taxable income, tax planning strategies and past operating results which includes a net loss for the year ended December 31, 2008 and a net loss for the nine months ended September 30, 2009. Even though we project income in future years, based upon past losses, the current economic environment, and the difficulty of accurately projecting income, we determined that it was "more likely than not" that our deferred tax assets may not be realized. Consequently, a full valuation allowance of $53.0 million has been recorded for the nine month period ended September 30, 2009, against our deferred tax assets. In future years, if we begin to generate taxable income and our management determines that the deferred tax asset is recoverable, the valuation allowance will be reversed. Any such reversal will result in a tax benefit in the period of reversal.

        We estimate that our annual effective tax rate for 2009, excluding non-recurring income tax charge of $53.0 million during the current period, will be 32.0%, which is a decrease from the prior year estimated effective tax rate of 40.6%. The change in the income tax (benefit) expense from the three months ended September 30, 2009 compared to the same period in 2008 is primarily due to the net loss from operations during the three month and nine month periods ended September 30, 2009 and a change in our estimated 2009 effective tax rate. The primary reason for this rate change is due to a projected loss for the year in Canada due to the $1.7 million divestiture charge for which no tax benefit is being taken, as we do not expect future operating income in Canada. Also contributing to the change in our estimated rate is the anticipated impact of permanent items on our revised 2009 operating forecast and the expected utilization of foreign tax credits.

Liquidity and Capital Resources

        Our current sources of liquidity are our cash on hand, cash generated by operations, including the timely collection of our billed receivables, and our revolving credit facility (the "Facility"). As of September 30, 2009, we had $7.2 million in cash and cash equivalents, primarily held in money market accounts. Our primary financing need will continue to be funding our operations, including our payroll related costs, current operating lease commitments, performance bonuses, performance-based purchase price payments related to prior acquisitions, and funding retention and signing bonuses and strategic acquisitions. Important elements of our business include the retention of key experts, the recruitment of additional experts and professional staff, our expansion into new geographic and service areas and the completion of our proposed merger with SMART. We expect to continue to recruit and hire experts and professional staff in order to deepen our existing service offerings through a mix of individual hires, group hires and acquisitions.

Revolving credit facility

        As of September 30, 2009, we had $16.0 million in outstanding borrowings under our Facility and $1.6 million in outstanding letters of credit. The effective interest rate was 6.25%. As of September 30, 2009, the Facility provided for maximum borrowings up to $100 million, of which $25 million was available for letters of credit. Borrowings under the Facility are guaranteed by LECG Corporation and its domestic subsidiaries. The Facility expires in December 2011.

        On November 4, 2009, we executed the fifth amendment to the Facility to provide a waiver for the potential non-compliance with two of the financial covenants (the fixed charge coverage ratio at September 30, 2009, and the ratio of Adjusted EBITDA to aggregate signing and performance bonuses in the 12 months ended September 30, 2009), and to make other modifications to the terms of the Facility. As a result of the fifth amendment, the following changes were made to the terms of the Facility: (i) until further notice from the lenders, the additional margin over the base interest rate on amounts outstanding was set at 450 basis points for Eurocurrency loans and letters of credit, and set at 350 basis points for other loans (having previously been a range of 250 to 450 basis points, based on the level of debt to adjusted EBITDA) and the unused commitment fee was set at 0.60% (having previously been a range of 0.50% to 0.60%); (ii) the covenant to maintain a total debt to adjusted EBITDA ratio was revised to require a ratio of less than 2.50 to 1.00 for any computation period ending prior to December 31, 2009, and to require a ratio of less than 2.00 to 1.00 for computation periods ending on December 31, 2009 and thereafter (having previously been a ratio of less than 2.5 to 1.0); (iii) the limitations on the total amount of signing and performance bonuses that may be paid within a rolling 12 month period were modified to be less restrictive for 2009 and the first two quarters of 2010; (iv) the minimum required fixed charge coverage ratio was reduced to be 1.25 to 1.00 for the fourth quarter of 2009, 1.50 to 1.00 for the first quarter of 2010, 1.75 to 1.00 for the second quarter of 2010, and 2.00 to 1.00 for the third quarter of 2010 and thereafter (having previously been 2.00 to 1.00 for those quarterly periods); (v) the definitions of EBIT and Adjusted EBITDA were modified to allow for the restructuring charges in the third quarter of 2009 and related cash uses; and (vi) we agreed to a reduction in the commitment amount under the Facility to $75 million. We paid $0.4 million in fees in the fourth quarter of 2009 related to the fifth amendment.

        The lenders continue to hold a security interest in our accounts receivable and other personal property. The borrowing capacity under the Facility continues to be limited to 80% of our domestic billed receivables that are aged less than 120 days until we achieve a certain level of financial performance, as defined in the fourth amendment; and as of September 30, 2009, our borrowing capacity under the Facility is effectively limited to $29.2 million. The Facility continues to include other customary financial and non-financial covenants, including asset, leverage and debt coverage ratios, as well as limitations on the total amount of signing, retention and performance bonus payments made within a 12 month period..

        Maintaining compliance with these covenants is critical to our operations. The continued economic downturn adds uncertainty to our anticipated revenue levels as shown by declines in our revenue during the fourth quarter of 2008 and the first and third quarters of 2009. We have executed a number of restructuring actions in response to these revenue declines. Should revenue declines continue or other unforeseen adverse developments occur, we would seek to remain in compliance with the debt covenants through further restructuring actions.

Cash flows

	Nine months ended September 30,
	2009	2008	Change
	($ in thousands)
Net cash provided by (used in):
Operating activities	$(19,127)	$(2,566)	$(16,561)	645.4%
Investing activities	(7,099)	(6,539)	(560)	8.6%
Financing activities	13,787	149	13,638	9153.0%
Effect of exchange rates on changes in cash	175	(341)	516	(151.3)%

Net decrease in cash and cash equivalents	$(12,264)	$(9,297)	$(2,967)	31.9%

  Operating activities

        The $16.6 million increase in cash used in operations over the prior period was the result of changes in our earnings and in the timing and amounts of working capital used during the respective periods. Significant uses of cash in our operations in the nine months ended September 30, 2009 were: a $74.9 million net loss, an $11.9 million decrease in accrued compensation, $9.8 million of signing, retention and performance bonuses paid during the period, a $1.7 million decrease in accounts payable and other accrued liabilities, and a $6.4 million increase in income taxes receivable. Off-setting these cash uses was the add-back of $85.7 million of non-cash expenses including $53.0 million of deferred income tax expense.

        For the nine months ended September 30, 2008, significant uses of cash in our operations was an $8.4 million increase in our accounts receivable, $15.0 million paid for signing, retention and performance bonuses during the period, a $3.7 million net decrease in accrued compensation, accounts payable and other accrued liabilities, a $3.9 million increase in other assets, and a $1.6 million decrease in income taxes. The increase in other assets during the reported period was primarily related to the $3.3 million made to the Argentine tax authority, which was recorded as a non-current other asset. See Note 8, "Commitments and Contingencies" in Notes to Condensed Consolidated Financial Statements in this Form 10-Q for more information related to this payment. Offsetting these uses of cash were net income of $8.6 million and the add-back of $24.7 million of non-cash expenses.

  Investing activities

        The $0.6 million increase in cash used in investing activities over the prior period was primarily related to the $2.6 million divestiture payments, net of cash receipts in connection with the divestiture of a portion of our Milan, Italy practice and our Canadian practice, partially offset by a $0.9 million decrease in business acquisition payments year over year as outlined in the table below (in thousands):

	Nine months ended September 30,
	2009	2008
Additional acquisition related payments:
Mack Barclay	$—	$2,300
Lancaster	738	240
Neilson Elggren	1,007	1,510
Bates	1,850	—
Cook	—	171
LRTS	290	515

Total acquisition related payments	$3,885	$4,736

        Investing activities in the nine months ended September 30, 2009 and 2008, included investments in property and equipment of $1.1 million and $2.2 million, respectively, primarily related to hardware and software additions. Investing activities in each of the nine months ended September 30, 2009 and 2008 also included $0.4 million of payments received on our note receivable in connection with the sale of our wholly-owned subsidiary SVEWG, Inc. on December 31, 2007.

  Financing activities

        Net cash provided by financing activities for the nine months ended September 30, 2009 was $13.8 million, consisting primarily of $43.0 million of borrowings under our revolving line of credit offset by principal repayments of $27.0 million, and $2.2 million of loan fees paid in connection with amendments to our revolving line of credit in the first quarter of 2009.

        Net cash provided by financing activities for the nine months ended September 30, 2008 was $0.1 million, and included $55.0 million of borrowings under our revolving line of credit offset by repayments of $55.0 million.

  Effect of exchange rates on changes in cash

        The $0.2 million favorable effect in the nine months ended September 30, 2009 resulted from the translation of cash balances held in foreign locations that were primarily denominated in British pound sterling and Euros at higher exchange rates relative to the US dollar at December 30, 2008 compared to December 31, 2008.

Commitments related to acquisitions and certain experts

        We have made commitments in connection with certain expert agreements and our business acquisitions that require us to make additional bonus compensation payments and purchase price payments if specified performance targets are achieved. In connection with the hiring of certain experts in March 2004, we will make additional performance bonus payments of up to $2.5 million, if specified performance targets are achieved prior to March 2011. In connection with the hiring of certain experts in August 2006, if specified performance targets are achieved by December 2011, we will make performance bonus payments of up to $6.0 million. All such performance bonus payments are subject to amortization from the time the bonus is earned through July 2014.

        In May 2009, we entered into an amendment to the Secura Group, LLC ("Secura") asset purchase agreement to settle certain contingent obligations to the former sellers. As a result, we will make guaranteed payments totaling $1.8 million, of which $1.7 million is due December 31, 2009 and $0.1 million is due March 1, 2011. The original asset purchase agreement with Secura required an additional purchase price payment of up to $2.5 million, if certain performance targets were achieved through December 2010. These performance targets required the achievement of a compound annual growth rate of revenue greater than 7% and a 40% cumulative gross margin from February 2007 to December 2010. Secura had significantly exceeded these performance targets from February 2007 through December 2008, with a 63% compound annual growth rate and a 56% cumulative gross margin. As a result, we negotiated a settlement with the former sellers totaling $1.8 million, which was approximately $0.7 less that the projected pay-out. We recorded this additional payment as goodwill based primarily on Secura significantly exceeding its original revenue and margin forecasts as of December 31, 2008 and on the strength of the group's operating results which continued to exceed that of the other FAS components through the date of the settlement agreement in May 2009.

        The following table summarizes commitments in connection with our acquisitions as of September 30, 2009 (in thousands):

	Acquisition Date	Accrued purchase price payable at 9/30/2009(1)	Potential Remaining payments(2)	Date of final or potential payments(3)
Secura	Mar-07	$1,800	$—	Mar-11
Mack Barclay	May-06	1,055	—	Jul-10
Neilson Elggren	Nov-05	—	1,500	Dec-10

Total additions		$2,855	$1,500

(1)
Included in "Payable for business acquisitions" on our Condensed Consolidated Balance Sheet.

(2)
Represents additional potential purchase price to be paid and goodwill to be recognized in the future if specified performance targets and conditions are met.

(3)
Represents final date of any payment or potential payment.

Significant expert retention and performance bonus contingencies

        In July, September and November 2009, we entered into amended employment agreements with several experts and we made or committed to make the following retention payments or performance related payments if certain criteria are achieved at various measurement periods from 2010 to 2015. All such retention and performance payments will only be made if the expert is an employee of the Company on the payment date and are subject to amortization and potential repayment if the expert voluntary terminates or is terminated for cause, generally from the time the payment is made through

2017. The table below presents the potential payments due by the years ending December 31 (in thousands):

Year	Retention	Performance	Total
2009	$1,500	$—	$1,500
2010	8,000	4,000	12,000
2011	500	3,300	3,800
2012	500	2,100	2,600
2013	500	5,350	5,850
Thereafter	—	1,750	1,750

Total	$11,000	$16,500	$27,500

Tax contingencies

        In 2007 the Argentine taxing authority ("AFIP") completed its audit of LECG Buenos Aires' ("LECG BA") income tax returns for 2003 and 2004 and its withholding tax return for 2005. In connection with this audit, the AFIP issued a notice to disallow certain deductions claimed for those years as well as a proposal to impose a withholding tax on certain payments made by LECG BA to LECG LLC, our U.S. parent company. The AFIP proposed to limit the deductibility of costs charged by LECG LLC to LECG BA for expert and staff services performed by our personnel outside of Argentina on client related matters, and to require withholding tax on certain payments by LECG BA for services rendered by our personnel outside of LECG BA. In 2008, we elected to pay to the Argentine government $2.0 million for potential tax deficiencies and $1.3 million of potential interest in order to avoid the accrual of additional interest, while reserving our right to defend our position in Argentine tax court. We have recorded $3.3 million of payments to the Argentine taxing authority as Other long-term assets in the Condensed Consolidated Balance Sheets at September 30, 2009 and December 31, 2008.

        On April 8, 2009, we were notified that the AFIP had terminated the penalty procedures relating to amounts previously paid for the 2003 and 2004 income tax and 2005 withholding tax deficiencies due to the passage of Argentine National Law No. 26.476 (Tax Moratorium). However, we may still be subject to penalties and interest on a potential underpayment of taxes related to the 2005 withholding tax return. Also, based on the results of the completed audit discussed above, we may receive additional notices for assessments of additional income taxes, penalties, and interest related to our 2005 and 2006 income tax returns and withholding taxes, penalties, and interest on payments made to the U.S. parent company to settle intercompany balances from June 2005 to December 2007.

        Amounts paid in connection with the potential income and withholding tax deficiency would qualify for a foreign tax credit on our U.S. tax return and would result in a deferred tax asset on our Condensed Consolidated Balance Sheets, the realization of which would be dependent upon the ability to utilize the foreign tax credit within the ten-year expiration period. We believe that we properly reported these transactions in our Argentine tax returns and have assessed that our position in this matter will be sustained. Accordingly, we have not recognized any additional tax liability in connection with this matter at September 30, 2009.

Future needs

        The continued economic downturn adds uncertainty to our anticipated revenue and earnings levels and to the timing of cash receipts which are needed to support our operations. In addition, cash payments for signing, retention and performance bonuses, and recruiting fees and performance-based acquisition payments could affect our cash needs, as we anticipate the continued use of signing, retention and performance bonuses to recruit and retain expert talent, but the timing of those events and opportunities cannot be predicted. These cash needs have historically caused us to utilize our Facility throughout the year. The current economic downturn may result in our need to utilize the Facility more frequently and to a greater degree than we did historically. During the nine months ended September 30, 2009, our maximum borrowing under the Facility at any one time was $22.0 million. As previously discussed, amendments to our Facility in the first quarter of 2009 and the most recent amendment on November 4, 2009 were necessary for us to maintain future compliance based on expected operating results in 2009, and include certain limitations to our borrowing capacity under the Facility, which was limited to $29.2 million at September 30, 2009. Further information regarding the first quarter of 2009 amendments to the Facility is provided in our Quarterly Report on Form 10-Q for the three month period ended March 30, 2009. Also, we initiated a series of restructuring actions beginning in the fourth quarter of 2008 and again in the second and third quarters of 2009, that were designed to reduce and better align our costs with current business conditions and revenue levels. We believe funds generated by our operations, including our ability to collect our outstanding billed receivables, and the amounts available to us under our amended Facility will provide adequate cash to fund our anticipated cash needs for at least the next twelve months. However, it may be necessary to implement further cost reductions to ensure that our cash needs are met for at least the next twelve months if our revenues decrease from their current levels.

        We currently anticipate that we will retain all of our earnings, if any, for development of our business and do not anticipate paying any cash dividends in the foreseeable future.

INFORMATION ABOUT SMART

        For purposes of this "Information About Smart" section, unless stated to the contrary, the term "Smart" shall refer to Smart Business Holdings, Inc. and its subsidiaries and affiliates.

 Introduction & Company Overview

        Founded in 1988, Smart provides business advisory, consulting, technology, accounting, compensation and benefits, tax, and transaction advisory services to a range of industry sectors including: banking and capital markets, government, healthcare, higher education, insurance/reinsurance, life sciences, manufacturing and distribution, not-for-profit and real estate. Smart is an international firm comprised of 534 employees (this number includes the employees of Smart and Associates, LLP, discussed below), many of whom have either come from national or international consulting and accounting firms or industry and have held senior-level executive or director positions prior to joining Smart.

        Smart derives a significant portion of revenues from Smart and Associates, LLP ("Smart LLP"), which offers attestation and public accounting services for non-SEC registered companies. Smart and Smart LLP are separate and independent legal entities operating under a structured management agreement.

        Smart's total employee headcount was 169 on December 31, 2001. Since 2002, Smart has completed a number of acquisitions in order to strengthen existing practice areas, add new strategic lines of business and enter new geographic marketplaces. Smart has also made several individual and group hires during this time, including hires of experienced professionals from various accounting, tax, and consulting firms. Along the way, Smart has also divested certain lines of business it determined were not strategic to the future growth of the firm.

        On May 15, 2007 the Great Hill Entities invested $60 million in cash in Smart as part of a purchase business combination transaction. As a result of this transaction, and subsequent investment, the Great Hill Entities are the largest shareholder of Smart, owning 82% of the common stock and all the preferred stock of Smart.

        Smart currently has ten office locations, including nine offices in the United States and one international office in London, United Kingdom. Its headquarters is located in Devon, PA, and its core markets include Chicago, London, New York, and Philadelphia.

Services

        Smart (in some cases in conjunction with Smart LLP) offers the following services to its clients:

  •
  Actuarial Solutions:  Smart offers life and property and casualty actuarial solutions. Its actuarial services team evaluates many of the risks associated with doing business and assists clients with all of their actuarial needs, from strategic planning to profitability studies.

  •
  Audit, Risk and Compliance Solutions:  Smart's accounting and risk management professionals assist clients with implementing compliance programs, developing streamlined enterprise risk management models, and identifying opportunities for enhancing the effectiveness of the internal audit function. Its audit, risk, and compliance solutions include external audits for non-SEC registered companies (through Smart LLP), compliance program management, enterprise risk management, internal audits, quality assurance reviews, and Sarbanes-Oxley compliance.

  •
  Executive Solutions:  Smart works closely with its clients to understand and measure the performance of their business to ultimately grow revenues or reduce costs. Smart's executive solutions include business strategy and planning, business valuation, key performance indicators, and operations excellence.

  •
  Financial Solutions:  Smart's financial solutions include software selection, implementation, rollout and training, policy and procedures review and documentation, business intelligence and analysis, spend management, activity-based costing, business process management, working capital management and program management.

  •
  Legal Solutions:  Smart offers resources to help law firms and legal departments manage information, integrate mission-critical technologies, and measure compliance to standard operating procedures and best practices, both internally and when collaborating with one another.

  •
  Outsourcing Solutions:  Smart offers accounting, business process, tax, and technology outsourcing solutions. Its accounting outsourcing services include interim management, CFO outsourcing, bookkeeping, reports, check writing, monthly financial statements, invoicing, unemployment compensation, and related back-office needs. Smart's business process outsourcing services include new technology and software implementation, revised processes and procedures, and personnel and department changes. Its tax outsourcing services include complete tax department outsourcing, co-sourcing, specific project assistance, audit assistance, amended returns, and contingency tax services. Smart also provides technology outsourcing services including assessments for organizations, data centers, call centers, application development, application support, and project management.

  •
  People Solutions:  Smart's people solutions include compensation and benefits services and human capital management services. Smart's compensation and benefits practice helps design new compensation and benefit plans, evaluate and enhance existing plans, and review programs for compliance with changing laws and regulations, while minimizing tax, financial, and regulatory burdens. Its compensation and benefits services include corporate recovery services, career path planning, health and welfare, retirement plan evaluation and design, and total rewards. Smart's Human Capital Management solutions include change management, organizational dynamics, strategic human resources advisory, training and instructional design, and merger and integration/consolidation and restructuring services.

  •
  Tax Solutions:  Smart's tax team assists clients with tax services in the following areas: federal tax, international tax, property tax, sales and use tax, state and local tax, strategic wealth services, tax technology, tax provision, and transaction advisory. The details of these tax services are as follows:

    •
    Federal tax services:  IRS representation, strategic tax planning, tax compliance, and transaction advisory services.

    •
    International tax services:  repatriation planning and analysis, transfer pricing analysis/documentation/support, formation and exit strategies, organizational restructuring, and cross-border financing evaluation.

    •
    Property tax services:  personal property tax compliance, personal property tax consulting, and real estate tax consulting.

    •
    Sales and use tax services:  sales and use tax compliance outsourcing, sales and use tax consulting, and tax technology.

    •
    State and local tax services:  audit and controversy support, credits and incentives, liability analysis and calculation, multi-state tax planning, payroll taxes and income tax withholding, and tax compliance.

    •
    Tax provision services:  Income tax accounting implementation and ongoing compliance, Sarbanes-Oxley readiness and compliance, resolution of global tax accounting issues and coordination with new International Financial Reporting Standards (IFRS) rules, and global tax provision process improvement and remediation.

      •
      Transaction advisory services:  pre and post-transaction Program Management Office (PMO) services to help manage due diligence, regulatory filing and post-merger integration activities.

  •
  Technology Solutions:  Smart's technology solutions include application development, business applications, business continuity/disaster recovery planning, business intelligence/data warehousing, IT infrastructure and security, IT strategy/assessment/planning, PCI compliance, PMO and governance, and software implementation. Smart's business intelligence solutions include data warehousing model architecture design and implementation, selection of analytical tools and software, enhanced report design from existing systems, and distribution of data through information portals and executive dashboards. Smart's IT infrastructure and security services include internet attack and penetration analysis, security architecture, application controls review, incident response, and identity management.

Industries

        Smart provides services for clients in the following industries: banking and capital markets, government, healthcare, higher education, insurance/reinsurance, life sciences, manufacturing and distribution, not-for-profit and real estate. Smart expects its focus in financial services, public sector, and healthcare to increase as a direct consequence of the changing regulatory, risk management, and reporting and controls landscape.

  •
  Banking and Capital Markets:  Smart assists financial institutions involved in capital markets, corporate banking and wealth management. In capital markets, Smart helps its clients with improving front office sales and trading, trade reconciliation and risk management, trade operations, product control and financial reporting, and compliance. In corporate banking, Smart offers transaction banking solutions in strategic billing and pricing, supply chain finance and client management. From a wealth management perspective, Smart advises clients on the infrastructure, operational and compliance facets of setting up a trust business, trust accounting system migration and implementation and client reporting.

  •
  Government:  Smart has worked with a variety of state and regional counties and municipalities around the country on a range of projects providing IT and management consulting services. Its teams help clients with a broad spectrum of projects. Examples include enterprise resource planning, software selection and implementation initiatives to fully define and re-design the functional requirements of a state agency, county, municipal, or special district program or system.

  •
  Healthcare:  Smart provides services that meet the specific financial, clinical, and technical needs of healthcare providers including community hospitals, health systems, academic medical centers, long-term care, home care, physician multi-practices, and managed care organizations. Smart's healthcare services include medical management and patient safety. Its medical management services include: medical management systems strategy, medical management process and systems requirements analysis, medical management solution architecture design, and medical management system selection and implementation. Its patient safety services include patient safety culture assessment, patient safety process reviews, and quality data reporting.

  •
  Higher Education:  Smart offers colleges and universities a complete range of professional services to help meet the evolving administrative needs of academia. Smart's services for higher education include Enterprise Resource Planning (ERP) system implementation and support (BANNER), business intelligence and reporting, and student administration. Its business intelligence and reporting services include: strategic planning, report identification and development, tool selection, and implementation services.

  •
  Insurance/Reinsurance:  Smart offers a broad range of services to property and casualty insurance companies, life and health insurance companies, HMOs, Managing Agents (MGAs), third-party administrators, primary carriers and receivers, stock companies, agents and brokers, and insurance regulators. Smart's insurance/reinsurance services include statutory or regulatory accounting, risk management, claims management, tax advice, run-off services and commutations, arbitration and lawsuits support, MGA/Third Party Administrator investigations, and insurance/reinsurance disputes and reconciliations.

  •
  Life Sciences:  Smart offers compliance and risk management solutions and customer relationship management solutions to companies in the life sciences industry. It has experience with biotechnology, medical device, clinical research, pharmaceutical organizations, and other members of the life sciences supply chain, ranging from startups to global leaders.

  •
  Manufacturing and Distribution:  Smart has a broad range of industry and functional experience covering all aspects of operational, financial, and acquisition services for companies in the manufacturing and distribution industry. Its manufacturing and distribution services include just-in-time inventory, root cause analysis, lean flow procedures, facility feasibility studies, inventory controls, merger and acquisition support, product cost methodologies, turnaround diagnostic services and trend analyses. Additionally, Smart provides assistance to clients by serving as technical consultants in matters of accounting for certain transactions specific to the manufacturing industry.

  •
  Not-for-Profit:   Smart offers services to enhance the regulatory compliance, operational efficiency, internal controls and governance, and business management for not-for-profit organizations. It provides services for the following types of not-for-profit organizations: charitable foundations, memberships, education, government units, healthcare, professional/trade associations, social, arts and culture, and religious organizations.

  •
  Real Estate:  Smart's real estate clients include third-party managed service operators, owners, owner-operators, investment managers, real estate investment trusts and global real estate fund managers. Smart offers enterprise risk management, accounting and assurance, tax, and software services to the real estate industry.

Representative Clients

        Smart provides business advisory and consulting services for 52% of the Fortune 200 when including the top-25 insurers and top-10 banks. Its ten largest clients represented 30%, 24%, and 28% of revenues in 2008, 2007, and 2006, respectively. No single client accounted for more than 10% of revenues in any of those periods. Smart's clients include national and global financial institutions, pharmaceutical and biomedical companies, U.S. state and local government agencies, not-for-profit organizations, law firms, universities and colleges, hospitals and various small, medium and large corporations.

International Operations

        Smart has an international office in London, United Kingdom. Smart's international revenues accounted for 4%, 1%, and less than 1% of its consolidated revenues in 2008, 2007, and 2006, respectively. Internationally, Smart primarily focuses on the capital markets, corporate banking, real estate, and insurance sectors. Its core services include process and operations, technology, and finance and risk consulting. Its process and operations services include sourcing and procurement, process and organization re-engineering, and client management. Smart also provides technology services, including rapid application delivery, enterprise architecture, and enterprise systems solutions. In addition, Smart's finance and risk services include operational risk management, regulatory and compliance services, and accounting and advisory services.

Business Environment for Advisory & Consulting Services

Demand for Business Advisory & Consulting Services

        The business advisory and consulting market continues to evolve following the demise of Arthur Andersen LLP and the subsequent regulatory changes that prevent public accounting firms from providing certain advisory and consulting services to their SEC attest clients. As a result, many new entrants have appeared in the business advisory and consulting sector over the past 5-7 years. Additionally, public accounting firms continue to grow their advisory practices in a non-conflicted fashion to support the growing demand of their clients. Business advisory and consulting firms must be positioned to offer multi-disciplinary consulting services to satisfy more sophisticated client organizations and handle more complex business challenges.

        There are several trends that contribute to both the underlying change in Smart's market segment and to the increased demand for its services:

  •
  Overall increase in regulatory reporting requirements and the impending change to the regulatory framework for financial services companies;

  •
  The credit crisis and the associated need for asset and corporate workout services;

  •
  Continued adoption of technology as a means to improve business performance and enhance competitive advantage;

  •
  Enterprise risk management, including operational, credit, market, financial report and reputation risk, continues to be significant for most businesses; and

  •
  The economic downturn offers opportunities for some segments of Smart's business due to the counter-cyclical nature of the offerings and demand during economic distress.

        Over the years, market crises have often been followed by significant opportunities for business advisory and consulting companies. Smart believes that the aftermath of the current credit crisis and the eventual economic recovery will create significant market opportunities for those firms with service offerings broad enough to support the multi-disciplinary needs of their clients.

Smart's Competitive Strength

        Smart is comprised of seasoned professionals with either large-firm accounting and consulting experience or relevant industry experience. Maintaining the appropriate blend of advisory and consulting pedigree with valuable industry experience and insight is a core differentiator between Smart and its competitors.

  •
  Consultants:  Smart's consultants are seasoned, industry-tested professionals. Approximately 75% of its consultants come from the "Big 4" or other large accounting and consulting firms, and approximately 25% of its consultants are former industry CEOs, CFOs, and CIOs. As a result, Smart's consultants have an average of 14 years of experience.

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  Culture:  Smart's consultants join Smart to not only have a challenging career, but also to be a part of a truly entrepreneurial firm. With relatively low barriers of entry, many of Smart's current solutions are the result of one or more consultants taking the initiative to build a competency and requisite service offering.

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  Services:  Smart's legacy as an accounting and tax firm, combined with its expansion and growth in advisory and consulting over the past 7 years, allows Smart to provide multi-disciplinary teams to service its clients. A blend of skills and capabilities is required to identify and solve most issues facing Smart's clients today. Additionally, as Smart does not offer attestation services for SEC registered clients, it can provide advisory and consulting services to any client, without conflict.

Marketing

        Smart regards its reputation, its people, and client satisfaction to be of primary importance in its marketing and business development efforts. Smart maintains and promotes its presence in the business advisory and consulting sector through quality work on engagements, business relationships, marketing campaigns, thought leadership, interviews, white papers, publications, and expert commentary in leading business, economic, legal, scientific, and industry journals. Smart also sponsors fundraisers, conferences, tradeshows, and other networking functions in which its consultants speak or serve on a panel and otherwise interact with attendees.

        Smart has recently improved its marketing capability and has also deployed a new strategic selling methodology and process to provide more focus around business development and sales. Smart has combined traditional marketing and knowledge management roles into one strategic role to allow for a more proactive means of going to market through campaigns and other strategic avenues.

Management's Discussion and Analysis of Financial Condition and Results of Operations

        Smart Business Holdings, Inc. was formed in April 2007 for the purpose of acquiring the operating assets of Smart Business Advisory and Consulting, LLC and its subsidiaries (collectively referred to as the "Predecessor Entity") in a purchase business combination transaction (the "Asset Purchase") by the Great Hill Entities occurring on May 15, 2007. As a result of the Asset Purchase, Smart recorded approximately $90.0 million of intangible assets, which included $43.8 million of goodwill, $14.9 million of trademarks, $18.1 million of customer relationships and approximately $13.0 million of other amortizable intangible assets.

        Beginning with the fourth quarter of 2007 and continuing through the third quarter of 2008, Smart's operating income declined in comparison to quarterly operating results of previous fiscal quarters in 2007, primarily as a result of weakness in the consulting markets served by Smart and the downturn in the overall economy. As a result of these unfavorable results, Smart was unable to meet certain financial covenants contained in the credit agreement that provided it with its primary source of credit financing. Based on these factors, Smart's management undertook a financial restructuring ("Financial Restructuring") in November 2008. As part of the Financial Restructuring, Smart negotiated and consummated an amendment to the credit agreement, the terms of which principally provided for modifications of the key financial covenants, elimination of any additional sources of credit financing under the agreement, alterations to the interest rate determinations and a shortening of the term of the agreement. In addition, the Great Hill Entities contributed $10.0 million to Smart, $5.0 million of which was used to either prepay or provide for principal payments on the debt outstanding under the agreement until maturity on March 31, 2011. The remaining $5.0 million contribution was used to satisfy Smart's working capital needs. In addition to the Financial Restructuring, Smart also recapitalized its equity ownership, resulting in an increase in the Great Hill Entities' ownership interest and the modification of equity awards previously made under its share-based compensation plan.

        During the second half of 2008, as a result of the unfavorable results described above, Smart recorded losses associated with impairments of goodwill and trademarks, resulting in reductions of the carrying amounts of these long-lived assets of $26.3 million and $6.0 million, respectively. Throughout 2008, Smart also implemented several reduction-in-force initiatives, which typically provided for severance and outplacement services to terminated employees.

        During the nine months ended September 30, 2009, demand for Smart's services continued to decline. Additional targeted reductions in Smart's professionals resulted in decreases in professional headcount of more than 60 during the first nine months of 2009, with 20 of them taking place in July 2009. These reductions in personnel are expected to reduce Smart's direct costs by approximately $3.5 million for the year ending December 31, 2009 and result in an annualized cost savings of approximately $6.8 million. During the first quarter of 2009, Smart implemented a cost containment program aimed at further lowering general and administrative costs. The proposed merger with LECG is expected to result in deal-related costs of approximately $1.2 million for the year ending December 31, 2009.

Overview of Smart's Operations and Primary Factors Influencing Profitability

        Smart derives substantially all of its revenue from fees for accounting and consulting services, which generally are billed based on time and expense or less frequently, on a fixed-fee basis. Clients are typically invoiced on a monthly basis with revenue generally recognized as services are performed. The amount of revenue Smart generates is dependent on its ability to secure new business from existing clients and new clients, the prices obtained for its services, and the size and utilization of its professional staff workforce. Smart's ability to generate new business is determined by developments in the economy, as well as by existing and prospective clients' perceptions of the quality of work performed by and reputations of its professional staff. Smart's results of operations are subject to seasonal variations. Utilization of tax and audit-related staff tends to be higher in the first calendar quarter and lower in the second and fourth calendar quarters due to the nature of their engagements, which generally has a negative impact on operating income for the second and fourth calendar quarters.

        The primary component of direct costs is managing director and professional staff compensation costs, including salaries, variable compensation arrangements and bonuses.

        Key metrics used in analyzing historical profitability and the prospects of future profitability of Smart's operations include billable hours, utilization (billable hours as a percentage of total standard work hours), average billing rates, professional headcount, backlog (remainder of work yet to be performed under contract) and pipeline (engagements not yet under contract, but having a possibility of being contracted within four months of initial lead).

Results of Operations

Nine Months Ended September 30, 2009 Compared to the Nine Months Ended September 30, 2008

        Revenues.    Revenues for the nine months ended September 30, 2009 were $74.2 million, as compared to $75.7 million for the nine months ended September 30, 2008. A 4.8% decline in billable hours during the first nine months of 2009 was partially offset by a 3.0% increase in average billing rates. Utilization was lower by almost 1% for the nine months of 2009, as compared to the same period in 2008.

        Direct costs.    Direct costs decreased to $50.9 million for the nine months ended September 30, 2009 from $51.5 million for the comparable period of 2008. The decrease was primarily a result of the effects of a 6.2% reduction in professional headcount, partially offset by higher incentive-based compensation costs of approximately $1.0 million under plans implemented for professional staff in the fourth quarter of 2008 and higher independent contractor costs of approximately $0.9 million.

        Reimbursable expenses.    Reimbursable expenses included in revenues were $4.1 million for the nine months ended September 30, 2009, as compared to $3.8 million for the same period in 2008. The increase was primarily due to a higher volume of client-related travel, particularly in the third quarter of 2009.

        Reimbursable expenses included in costs and expenses were $4.4 million for the nine months ended September 30, 2009, as compared to $3.2 million during the same period in 2008. The increase in 2009 was primarily due to higher client-related travel and out-of-pocket expenses as well as more expenses incurred in connection with tax-related contingency engagements for which the revenue will be recognized upon the resolution of the related contingency on which the fee is based.

        Selling, general and administrative.    The decrease in selling, general and administrative expenses from $25.3 million for the nine months ended September 30, 2008 to $18.8 million for the same period in 2009 was primarily due to the following:

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  Smart settled a legal matter during the first nine months of 2008, requiring payment of $1.5 million;

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  an 8% reduction in administrative staff resulted in approximately $1.4 million of lower expenses;

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  reduction of accruals related to such benefits as vacation and defined contribution plans of approximately $1.4 million in 2009;

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  reduction of $0.8 million in employee-related costs such as placement and referral fees;

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  reduced facilities costs as a result of a combination of disposing of practices, vacating locations and the 2008 space reduction initiative together reduced facility-related expenses by approximately $1.2 million;

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  lower bad debt expense of approximately $0.8 million; and

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  overall favorable impacts of the cost containment program initiated in early 2009.

Offsetting these decreases were deal-related costs incurred in connection with Smart's proposed merger with LECG, totaling approximately $0.9 million during the nine months ended September 30, 2009.

        Depreciation and Amortization of intangibles.    Depreciation and intangible amortization expenses totaled $5.1 million for the nine months ended September 30, 2009, as compared to $5.2 million during the same period in 2008. Depreciation and intangible amortization expenses for 2009 are expected to total approximately $6.8 million.

        Interest expense.    Interest expense decreased by approximately $0.6 million to $2.9 million for the nine months ended September 30, 2009, as compared to the same period in 2008, primarily due to the effects of lower interest rates and lower debt levels. Assuming the variable interest rates on its long-term debt do not vary significantly in the fourth quarter of 2009 from the rates being charged as of September 30, 2009, Smart expects interest expense to approximate $4.0 million for the year ending December 31, 2009.

        Income tax expense.    Income tax expense was $22,000 and $2.0 million for the nine months ended September 30, 2009 and 2008, respectively. The effective income tax rates for the nine months ended September 30, 2009 and September 30, 2008 of 0.5% and 5.7%, respectively, differ from the forecasted annualized effective tax rates due to certain discrete adjustments.

Year Ended December 31, 2008 Compared to Year Ended December 31, 2007

        In the Smart consolidated financial statements included elsewhere in this proxy statement, the consolidated results of operations for the periods preceding the Asset Purchase are those of the Predecessor Entity and are clearly labeled as such in the Consolidated Statements of Operations for the period from January 1, 2007 to May 14, 2007 and for the year ended December 31, 2006. However, for purposes of providing meaningful comparisons in this management's discussion and analysis of financial condition and results of operations, the revenue, expense, gain and loss components of the Predecessor Entity's consolidated results of operation for the period from January 1, 2007 to May 14, 2007 have been combined with the same components of Smart's consolidated results of operations for the period from May 15, 2007 to December 31, 2007.

        Revenues.    Revenues for the year ended December 31, 2008 were $98.9 million, as compared to $110.7 million for the year ended December 31, 2007. Revenues decreased $11.8 million, or 10.6%, primarily due to a 13.1% reduction in billable hours which includes a 5% decline in utilization resulting primarily from weakness in the consulting markets in which Smart operates.

        Reimbursable expenses.    Reimbursable expenses included in revenues were $4.9 million for each of the years ended December 31, 2008 and 2007.

        Reimbursable expenses included in costs and expenses were $4.3 million in 2008 as compared to $5.7 million in 2007. The decrease was primarily due to a decrease in expenses incurred in connection with tax-related contingency engagements, for which the revenue will be recognized upon the resolution of the related contingency on which the fee is based.

        Direct costs.    Direct costs increased from $67.7 million in 2007 to $68.3 million in 2008. The increase was primarily due to increased severance costs that were incurred in the second half of 2008. The effects of the slight decrease in professional headcount were substantially offset by the additional share-based payment expense of $0.3 million resulting from the cancellation and replacement of stock option awards occurring in connection with Smart's equity recapitalization in November 2008.

        Selling, general and administrative.    Selling general and administrative expenses were $35.7 million and $31.0 million in 2008 and 2007, respectively. The increase was primarily due to the payment of $1.5 million to settle a legal matter in 2008, the recognition of a $1.7 million loss associated with the discontinuation of usage of leased office space, accruals of severance costs of $1.2 million and the additional share-based payment expense of $0.4 million resulting from the cancellation and replacement of stock option awards occurring in connection with Smart's equity recapitalization in November 2008.

        Depreciation and Amortization of intangibles.    Depreciation and intangible amortization expenses totaled $6.9 million in 2008, as compared to $5.5 million in 2007. As discussed above, the Asset Purchase was consummated on May 15, 2007, resulting in the recognition of amortizable intangible assets of $30.9 million. Consequently, the amortization expense related to these assets for 2007 was recorded for less than a full year.

        Interest expense.    Interest expense was $5.3 million in 2008 and $3.8 million in 2007. As a consequence of the changes to Smart's credit agreement in November 2008, approximately $0.7 million of unamortized debt issuance costs were written off to interest expense. The remainder of the increase in interest expense was primarily due to the additional periods in which the debt was outstanding during 2008 as compared to 2007.

        Other expense, net.    Other expense, net was $0.6 million in 2008, as compared to $0.4 million in 2007. As a result of the significant decline in the British pound during the third quarter of 2008, Smart recorded foreign exchange losses totaling approximately $0.5 million for the remeasurement of its U.S. operating company's intercompany receivable due from Smart's UK subsidiary. On September 30, 2008, this receivable was converted into an equity investment in the UK subsidiary. Partially offsetting this loss was the gain recognized on the sale of Smart's Baltimore practice in June 2008 of $0.3 million.

        Income tax expense.    Income tax expense was $0.6 million and $0.2 million in 2008 and 2007, respectively. Prior to the Asset Purchase on May 15, 2007, the Predecessor Entity was not a tax-paying entity. Smart's effective income tax rate for the year ended December 31, 2008 of 1.2% was different than the statutory rate due primarily to the impairment of goodwill and the increase in the valuation allowance on Smart's deferred tax assets. Smart's effective income tax rate for the period from May 15, 2007 to December 31, 2007 of 8.4% was different than the statutory rate due primarily to the establishment of a valuation allowance on Smart's deferred tax assets.

 Year Ended December 31, 2007 Compared to Year Ended December 31, 2006

        In the Smart consolidated financial statements included elsewhere in this proxy statement, the consolidated results of operations for the periods preceding the Asset Purchase are those of the Predecessor Entity and are clearly labeled as such in the Consolidated Statements of Operations for the period from January 1, 2007 to May 14, 2007 and for the year ended December 31, 2006. However, for purposes of providing meaningful comparisons in this management's discussion and analysis of financial condition and results of operations, the revenue, expense, gain and loss components of the Predecessor Entity's consolidated results of operation for the period from January 1, 2007 to May 14, 2007 have been combined with the same components of Smart's consolidated results of operations for the period from May 15, 2007 to December 31, 2007.

        Revenues.    Revenues for the year ended December 31, 2007 were $110.7 million, as compared to $100.1 million for the year ended December 31, 2006. Revenues increased by $10.6 million, or 10.6%. Increases in billable hours and utilization of 8.2% and 2.0%, respectively, contributed approximately $8.0 million of additional revenue in 2007. Additionally, Smart's UK operations had a full year of activity in 2007 as compared to only one quarter of activity in 2006, adding $0.9 million of revenue in 2007.

        Reimbursable expenses.    Reimbursable expenses included in revenues were $4.9 million and $6.2 million in 2007 and 2006, respectively. The decrease was primarily attributable to less client-related travel and out-of-pocket expenses in 2007.

        Reimbursable expenses included in costs and expenses were $5.7 million and $6.0 million in 2007 and 2006, respectively. The decrease was primarily attributable to less client-related travel and out-of-pocket expenses in 2007.

        Direct costs.    Direct costs increased from $57.0 million in 2006 to $67.7 million in 2007. The inclusion of Smart's UK operations for a full year in 2007, as compared to one quarter in 2006, increased direct costs by $3.0 million. Included in direct costs in 2006 was a gain of $3.0 million, resulting from the curtailment and settlement of pension benefit obligations owed by the Predecessor Entity. The Asset Purchase on May 15, 2007 resulted in significant changes in the compensation structure of Smart's managing directors, who were previously owners of a limited liability company receiving distributions and guaranteed interest on their capital contributions. Changes in the compensation structure for managing directors as a result of the Asset Purchase increased direct costs by an additional $1.1 million.

        Selling, general and administrative.    Selling general and administrative expenses were $31.0 million and $27.9 million in 2007 and 2006, respectively. The increase was primarily related to higher facilities costs at Smart's New York and Chicago locations of approximately $1.5 million and additional selling, general and administrative expenses of $1.5 million in Smart's UK operations.

        Depreciation and Amortization of intangibles.    Depreciation and intangible amortization expenses totaled $5.5 million in 2007, as compared to $2.5 million in 2006. As discussed above, the Asset Purchase consummated on May 15, 2007 resulted in the recognition of amortizable intangible assets of $30.9 million, which were significantly greater than the carrying amounts of the amortizable intangible assets of the Predecessor Entity.

        Interest expense.    Interest expense was $3.8 million in 2007 and $1.8 million in 2006. The term loan borrowing of $45.0 million made as part of the Asset Purchase significantly increased Smart's interest costs.

        Other expense, net.    Other expense, net was $0.4 million in 2007, as compared to $0.9 million in 2006. This reduction was due primarily to $0.6 million of nonrecurring, non-operating costs incurred in 2006.

        Income tax expense.    Income tax expense on operations was $0.2 million for the period from May 15, 2007 to December 31, 2007. Prior to the Asset Purchase on May 15, 2007, the Predecessor Entity was not a tax-paying entity. Smart's effective income tax rate for the period from May 15, 2007 to December 31, 2007 of 8.4% was different than the statutory rate due primarily to the establishment of a valuation allowance on Smart's deferred tax assets.

Liquidity and Capital Resources

        Smart's current sources of liquidity are its cash and cash equivalents and cash generated from operating activities. As of September 30, 2009, December 31, 2008 and 2007, Smart's cash and cash equivalents were approximately $5.7 million, $9.0 million and $8.1 million, respectively. Smart's ability to increase operating cash flows is substantially dependent on its ability to maximize both the utilization of its professionals providing client services and the fees it charges. In addition to the costs of compensating its professionals, Smart's primary uses of cash include rent payments under long-term operating leases, payments under long-term debt arrangements and, to a lesser extent, expenditures for property and equipment. As of September 30, 2009, December 31, 2008 and 2007, Smart's working capital was approximately $23.2 million, $21.7 million and $22.6 million, respectively.

        Smart is a party to a credit agreement ("Credit Facility") with a group of banks that initially provided $45.0 million in variable rate term loan financing ("Term B Loan") and additional availability in revolving credit commitments. In November 2008, the Credit Facility was amended in connection with Smart's Financial Restructuring, which also resulted in the receipt of additional equity funding from the Great Hill Entities of $10.0 million. The amendment to the Credit Facility removed the revolving credit commitment and related fees, changed the maturity date, certain covenants and interest rate determinations, and converted Smart's liability to the administrative agent under a terminated derivative financial instrument of approximately $0.9 million into an additional term loan financing under the Credit Facility. The amendment also required Smart to deposit $5.0 million into a collateral account in the control of the Credit Facility's administrative agent and from which withdrawals are made to satisfy the required principal repayments due under the Term B Loan. Upon the execution of the amendment, approximately $4.0 million was withdrawn from this restricted cash account as an agreed-upon Term B Loan prepayment. Principal payments under the term loan financing totaling approximately $115,000 are due quarterly until the Credit Facility termination date of March 31, 2011, upon which time any unpaid principal and interest is due. Smart currently has no committed sources of available credit financing.

        The Credit Facility, as amended, contains customary covenants that restrict future borrowings and capital spending and also restricts certain transactions such as a change in control. The covenants include quarterly requirements for minimum EBITDA, funded debt to EBITDA and fixed charge coverage ratios. Since the November 2008 amendment to the Credit Facility, Smart has been in compliance with all covenants and other restrictive provisions of the Credit Facility. As of the date of the printing of this proxy statement, Smart has not received the consent of the lenders under the Credit Facility for the change in control of Smart which will result upon the closing of the Merger. Therefore, the approximately $41 million currently outstanding under the Credit Facility may become due and payable in full as of the closing of the Merger Agreement. See "Risk Factors—As of September 30, 2009, Smart and LECG together have a combined amount of approximately $57 million in outstanding obligations under their respective credit agreements, which will become due if they fail to obtain the consent of their lenders to the Merger and the Investment" above.

        While Smart does not anticipate the need to raise additional capital to meet its operating or capital expenditure requirements in the foreseeable future, its funding status is dependent on a number of factors influencing projections of operating cash flows, including those related to its backlog of business, pipeline of potential billable work, professional headcount and compensation, utilization and billing rates. Smart believes that its financial position will be sufficient to meet the cash requirements of the business including working capital, cash interest and property and equipment expenditures. Smart from time to time evaluates options for additional financing to supplement its liquidity position and maintain financial flexibility. However, if actual results differ from those used in its projections of operating cash flows, Smart's liquidity position could be adversely affected and it could be in a position that would require it to raise additional capital, which may or may not be available on acceptable terms.

Analysis of Cash Flows

        Cash flows from operating activities increased for the nine months ended September 30, 2009, as compared to the same period in 2008, due primarily to the effects of Smart's office space reduction initiative occurring in late 2008 and cost containment programs implemented during the nine months ended September 30, 2009, and the impact of the legal settlement on operating cash flows during the nine months ended September 30, 2008. The decline in cash flows from operating activities during the year ended December 31, 2008, as compared to operating cash flows of the combined fiscal periods of Smart and the Predecessor Entity during 2007 and the operating cash flows of the Predecessor Entity for the year ended December 31, 2006, reflect the effects of the downward trend in utilization of professionals and the payments of non-recurring costs, including payments for professional fees associated with the Financial Restructuring and change in executive management totaling approximately $1.0 million as well as the $1.5 million legal settlement paid in 2008. Annual cash payments for the purchase of property and equipment have ranged from $3.2 million in 2006 down to $1.1 million in 2008. For fiscal year 2009, Smart anticipates that its expenditures for property and equipment will range from $0.5 million to $1.0 million. Investing activities of Smart and the Predecessor Entity have included payments for business acquisitions, the largest of which was the approximately $88.2 million of cash paid by the Great Hill Entities in connection with the Asset Purchase transaction on May 15, 2007. In June 2008, Smart sold its Baltimore practice, receiving cash proceeds of approximately $1.1 million.

        The Asset Purchase transaction on May 15, 2007 resulted in various financing cash flows in support of this transaction, including cash proceeds from the issuance of preferred stock to the Great Hill Entities and borrowings under the newly-established Credit Facility totaling $59.2 million and $45.0 million, respectively. The Financial Restructuring during 2008 resulted in Smart's receipt of additional equity financing of $10.0 million, $4.0 million of which was used to repay a portion of the term loan financing under its Credit Facility.

Off-Balance Sheet Arrangements

        As of September 30, 2009 and December 31, 2008, Smart was not involved in any off-balance sheet arrangements, as defined in Item 303(a)(4)(ii) of SEC Regulation S-K.

 Contractual Obligations

        The following table summarizes Smart's aggregate contractual obligations as of December 31, 2008:

		Payments due by year ending December 31,
	Total	2009	2010	2011	2012	2013	Thereafter
	(in thousands)
Operating lease obligations(1)	$29,935	$3,978	$3,985	$3,995	$3,865	$3,835	$10,277
Long-term debt obligations	44,561	911	508	40,352	57	61	2,672
Contractual interest(2)	6,637	2,951	2,904	738	18	14	12
Other long-term liabilities	424	40	44	48	51	56	185

Total	$81,557	$7,880	$7,441	$45,133	$3,991	$3,966	$13,146

(1)
Amounts presented reflect the total commitment under non-cancelable operating leases in which Smart is the lessee and is not reduced for the effects of sublease rental income under non-cancelable subleases.

(2)
Contractual interest is the interest Smart is contracted to pay on its long-term debt obligations. Smart had approximately $41.3 million of long-term debt subject to variable interest rates at December 31, 2008. The rate assumed for the variable interest component of the contractual interest obligation was the rate in effect at December 31, 2008. Variable rates are market determined and will fluctuate over time.

Critical Accounting Policies and Estimates

        The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

        Critical accounting policies are those that are both most important to the portrayal of a company's financial position and results of operations and require management to make difficult, subjective, or complex judgments.

        Smart's accounting policies that require a significant amount of estimation or judgment in their application include:

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  revenues (including related billed and unbilled receivables);

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  goodwill and intangible assets;

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  share-based payment expense; and

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  income taxes.

Revenues and Receivables

        Billable services generally are provided under two types of arrangements: time and expense or fixed-fee. Time and expense arrangements result in billings of actual service time expended at negotiated service rates per professional. For fixed-fee engagements, the total fee for the agreed-upon services is negotiated and established prior to the inception of the engagement. To a lesser extent, Smart also performs services in which the fees it expects to receive are contingent upon recoveries of non-income based taxes obtained from taxing authorities for the benefit of the contracting client.

        Revenues are recognized when persuasive evidence of an arrangement exists, the arrangement fee is fixed or determinable, the performance has occurred and collectability is reasonably assured.

Revenues generated under time and expense arrangements are recognized as services are provided. Revenues related to fixed-fee engagements are recognized based on actual work completed in relation to the total services expected to be provided under the engagement. Losses are recognized in the period in which the loss first becomes probable and reasonably estimable. Revenues related to contingency fee-based services are recognized upon the resolution of the matter Smart was contracted to resolve and the determination of the amount that it will receive.

        Differences between the timing of billings and the recognition of revenue are recognized as either unbilled receivables or deferred revenues in the consolidated balance sheets. Revenue recognized for services performed but not yet billed are recorded in unbilled receivables. Billings made in advance of the performance of service are classified as deferred (i.e., unearned) revenues and recognized over future periods as earned in accordance with the applicable client engagement agreements.

        Allowances for doubtful accounts and for services performed but not yet billed are maintained for estimated losses based on several factors, including the estimated cash realization from amounts due from clients and an assessment of a client's ability to make required payments. To the extent the provision relates to a client's inability to make required payments on billed accounts receivable, the provision is recorded as bad debt expense, which is reflected in operating expenses. Provisions relating to fee adjustments and other discretionary pricing adjustments are recognized as reductions of revenue. The allowances are assessed by management on a regular basis.

Long-Lived Assets and Goodwill

        All long-lived assets used in Smart's operations are subject to review for impairment. Indefinite-lived intangible assets are reviewed for impairment annually or whenever events or changes in circumstances indicate that their carrying amounts may not be recoverable. All other long-lived assets, other than goodwill, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability is assessed based on the future cash flows expected to result from the use of the asset and its eventual disposition. If the sum of these cash flows is less than the carrying value of the asset, an impairment of the asset is presumed to exist. Any impairment loss, if indicated for a long-lived asset, is measured as the amount by which the carrying amount of the asset exceeds its estimated fair value and is recognized as a reduction in the carrying amount of the asset.

        Goodwill is reviewed for impairment annually or whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. Impairment exists when the carrying amount of goodwill exceeds its implied fair value and an impairment loss is recognized for this excess.

        Projections of future cash flows are based primarily on estimates of a variety of key operating metrics, including backlog of business, pipeline of potential billable work, professional headcount and compensation, utilization and billing rates. The estimates are dependent on management's judgment and knowledge of Smart's operations, markets in which it operates and overall economic environment. Management's projections of future cash flows may vary from those eventually realized. When necessary, Smart's management engages third party specialists to assist in estimating fair values of long-lived assets and, in the case of goodwill, the fair value of the entire reporting unit's assets and liabilities. The valuations employ a combination of present value techniques to measure fair value, corroborated by comparisons to estimated market multiples. These valuations are based on a discount rate determined by management to be consistent with industry discount rates and the risks inherent in Smart's current business model.

Share-based Payment Expense

        Stock options to purchase shares of Smart's common stock have been awarded to employees under Smart's share-based compensation plan. The cost of each option award was measured based on the fair value of the option as of the date of the award. Each stock option's fair value is calculated using the

Black-Scholes option pricing model, which involves the determination of assumptions that become inputs into the model. The primary inputs include the fair value of the underlying common stock on the grant date, expected volatility, expected term of the option, risk-free interest rate and dividend yield. As Smart's common stock was first issued in 2007, there is insufficient history to estimate expected volatility based on the historical volatility of Smart's common stock. Accordingly, expected volatility is based on the average volatilities of otherwise similar public entities. Despite lacking data regarding historical exercise behavior, the estimate of the expected term of an option projects the period of time that an option is expected to remain outstanding prior to its exercise, factoring in the vesting period, contractual life of the option and post-vesting employment termination behavior. The risk-free interest rate is the implied yield available as of an option's grant date based on U.S. Treasury zero-coupon issues with a remaining term equal to the option's expected term. As Smart is restricted from paying dividends to common shareholders, the dividend yield is assumed to be zero.

        The Black-Scholes model was developed for use in estimating the fair value of traded options and does not consider the non-traded nature of employee stock options, vesting and trading restrictions, lack of transferability or the ability of employees to forfeit the options prior to expiration. Because employee stock options have characteristics significantly different from those of traded options, and because changes in subjective input assumptions can materially affect the fair value estimate, the Black-Scholes model and other similar models may not necessarily provide a reliable single measure of the fair value of Smart's employee stock options.

        Prior to the vesting of Smart's share-based payment awards, share-based payment expense is based on the fair value of the grants that are expected to vest. Accordingly, Smart's management develops expectations with respect to forfeitures of awards, based on historical experience regarding employee turnover. Upon vesting of awards, Smart's share-based payment expense is adjusted to reflect the effects of actual forfeitures.

Income Taxes

        Smart accounts for income taxes using an asset and liability approach, which requires estimates of taxes payable or refunds for the current period and estimates of deferred tax assets and liabilities for the future tax events that have been recognized in the current financial statements or tax returns. Current and deferred tax assets and liabilities are based on provisions of the enacted tax laws and are measured using the enacted tax rates and laws that are expected to be in effect when the future tax events are expected to reverse.

        Significant judgment is required in evaluating Smart's tax positions and measuring any related future benefits that may result from such positions. In its determination of income tax expense, Smart does not recognize any benefit from tax positions it considers to be uncertain. Only benefits that may result from tax positions that are more likely than not of being sustained on audit, based on the technical merits of the position, are recognized. Further, the effect on Smart's income tax provision of these tax positions is based on the largest amount of benefit that is greater than 50% likely of being realized upon the ultimate settlement. Differences between the amount of benefits taken or expected to be taken in Smart's income tax returns and the amount of benefits recognized based on the evaluation and measurement of the related tax positions represent unrecognized income tax benefits, the total of which is reflected as a liability in the consolidated balance sheet. As of September 30, 2009, the amount of unrecognized tax benefits that, if recognized, would affect the effective income tax rate was insignificant.

Adoption of Accounting Pronouncements

        In June 2006, the FASB issued FIN 48, which provides criteria for the recognition and measurement of uncertain tax positions. FIN 48 requires that an uncertain tax position should be recognized only if it is more likely than not that the position is sustainable based on its technical merits. Measurement of the tax position's effect on the income tax provision is based on the largest amount of benefit that is greater than 50% likely of being realized upon the ultimate settlement. Differences between the amount of benefits taken or expected to be taken in Smart's income tax returns and the amount of benefits recognized based on this evaluation and measurement of the related tax positions represent the unrecognized income tax benefit, which is reflected as a liability.

        FASB Staff Position Nos. FIN 48-2 and FIN 48-3, both titled Effective Date of FASB Interpretation No. 48 for Certain Nonpublic Enterprises ("FSP FIN 48-2" and "FSP FIN 48-3") have deferred the effective date of FIN 48 for nonpublic enterprises that elect to defer implementation of FIN 48, which was originally required to be adopted in the fiscal year beginning after December 31, 2006. Smart elected to defer adoption of FIN 48, as permitted by FSP FIN 48-2 and FSP FIN 48-3, and elected to adopt the provisions of FIN 48 as of January 1, 2009.

        As of the date of adoption, Smart had no unrecognized income tax benefits that would reduce its effective income tax rate if recognized. As a result of the adoption of FIN 48, Smart's liability for unrecognized income tax benefits was not changed, resulting in no change in the accumulated deficit as of January 1, 2009. Smart's policy to include interest and penalties related to unrecognized tax benefits in income tax expense in the consolidated statements of operations did not change as a result of implementing the provisions of FIN 48.

        In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements ("SFAS No. 157"). SFAS No. 157 defines fair value, establishes a framework for measuring fair value, and expands disclosures about fair value measurements. While SFAS No. 157 does not require any new fair value measurements, it applies under other accounting pronouncements that require fair value measurements. SFAS No. 157 clarifies the definition of fair value as an exit price and emphasizes that fair value is a market-based measurement. As it relates to Smart's financial assets and financial liabilities, the adoption of SFAS No. 157 as of January 1, 2008 did not have a material impact on Smart's consolidated financial position, results of operations and cash flows. For nonfinancial assets and nonfinancial liabilities that are not recognized or disclosed at fair value in the consolidated financial statements on a recurring basis, Smart's adoption of SFAS No. 157 as of January 1, 2009 did not have a material impact on Smart's consolidated financial position, results of operations and cash flows.

        In February 2007, the FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities—Including an amendment of FASB Statement No. 115 ("SFAS No. 159"). SFAS No. 159 allows companies to choose, at specific election dates, to measure eligible financial assets and liabilities at fair value that are not otherwise required to be measured at fair value. If a company elects the fair value option for an eligible item, changes in that item's fair value in subsequent reporting periods must be recognized in current earnings. Effective January 1, 2008, Smart adopted SFAS No. 159. During the year ended December 31, 2008, Smart elected not to apply the fair value option to any eligible financial assets or financial liabilities.

        In December 2007, the FASB issued SFAS No. 141(R), Business Combinations ("SFAS No. 141(R)"). SFAS No. 141(R) replaces SFAS No. 141, Business Combinations, but retains the requirement that the purchase method of accounting for acquisitions be used for all business combinations. SFAS No. 141(R) expands on the disclosures previously required by SFAS No. 141, better defines the acquirer and the acquisition date in a business combination, and establishes principles for recognizing and measuring the assets acquired (including goodwill), the liabilities assumed and any non-controlling interests in the acquired business. As it relates to Smart, SFAS No. 141(R) became effective for all business combinations with an acquisition date occurring after December 31, 2008.

Recent Accounting Pronouncements

        In May 2009, the FASB issued SFAS No. 165. SFAS No. 165 requires the disclosure of the date through which an entity has evaluated subsequent events and the basis of that date, that is, whether that date represents the date the financial statements were issued or were available to be issued. SFAS

No. 165 is effective for interim or annual financial periods ending after June 15, 2009. The adoption of this accounting standard during the second quarter of 2009 did not have a material impact on Smart's consolidated financial position, results of operations or cash flows.

        In June 2009, the FASB issued SFAS No. 168. SFAS No. 168 establishes the FASB Accounting Standards Codification as the authoritative source of accounting principles recognized by the FASB to be applied by non-governmental entities in the preparation of financial statements in conformity with GAAP in the United States. SFAS No. 168 is effective for financial statements issued for interim and annual periods ending after September 15, 2009. Smart does not expect the adoption of SFAS No. 168 to have a material effect on its financial position, results of operations or cash flows.

Quantitative and Qualitative Disclosures About Market Risk

        Smart is exposed to financial market risks, primarily from changes in interest rates that may impact cash flows associated with its variable rate debt obligations due under the Credit Facility. Derivative financial instruments have been used to manage these risks, but as of December 31, 2008 and September 30, 2009, Smart is not a party to a derivative financial instrument.

        The weighted average interest rate for borrowings outstanding under the Credit Facility at December 31, 2008 was approximately 7.1%. If, during the year ended December 31, 2009, the variable interest rate on Smart's term loans, totaling approximately $41.3 million as of December 31, 2008, increases or decreases by 50 basis points relative to average interest rates paid on these loans during 2008, Smart's projected interest expense for 2009 would increase or decrease by approximately $0.2 million.

        Smart's cash equivalents primarily consist of investments in money market funds placed with high credit-quality financial institutions. Due to the short-term nature of Smart's cash and cash equivalents, the carrying amounts are not generally subject to price risk due to fluctuations in interest rates.

PROPOSAL 4: ELECTION OF DIRECTORS

        Our board of directors currently consists of eight directors. At each annual meeting of stockholders, directors are elected for a term of one year to succeed those directors whose terms expire on the annual meeting date or until their respective successors are duly elected and qualified.

Nominees	The Corporate Governance Committee of the board of directors selected, and the board of directors approved, the reduction of the number of directors by one director, and the following seven nominees for election to the board of directors at the annual meeting: Garrett F. Bouton, Alison Davis, Ruth M. Richardson, Michael E. Dunn, Christopher S. Gaffney, John G. Hayes and Steve Samek. Three of these nominees currently serve on our board of directors. If elected, Garrett F. Bouton, Alison Davis, Ruth M. Richardson, Michael E. Dunn, Christopher S. Gaffney, John G. Hayes and Steve Samek will each serve as a director for a term ending at our annual meeting in 2010, or until their respective successors are elected and qualified or until their earlier resignation or removal.

Unless otherwise instructed, the proxy holders will vote the proxies received by them FOR Garrett F. Bouton, Alison Davis, Ruth M. Richardson, Michael E. Dunn, Christopher S. Gaffney, John G. Hayes and Steve Samek. If any nominee is unable or declines to serve as a director at the time of the annual meeting, the proxies will be voted for another nominee designated by the board of directors. We are not aware of any reason that any nominee would be unable or unwilling to serve as a director.
Vote Required
If a quorum is present, the seven nominees receiving the highest number of votes will be elected to the board of directors. Abstentions and broker non-votes will have no effect on the election of directors.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE
ELECTION OF GARRETT F. BOUTON, ALISON DAVIS, RUTH M. RICHARDSON,
MICHAEL E. DUNN, CHRISTOPHER S. GAFFNEY, JOHN G. HAYES
AND STEVE SAMEK TO THE BOARD OF DIRECTORS.

 INFORMATION ABOUT THE DIRECTORS AND NOMINEES

        The following table sets forth information regarding our current directors and the nominees as of August 31, 2009:

Name	Age	Position	Director Since
Garrett F. Bouton	64	Chairman of the Board	2006
David J. Teece	60	Vice Chairman of the Board	2000
Richard Boulton	50	Director	2008
Alison Davis	47	Director	2007
Michael J. Jeffery	62	Director, Chief Executive Officer	2003
William W. Liebeck	54	Director	2000
Ruth M. Richardson	58	Director	2003
William J. Spencer	78	Director	2002
Michael E. Dunn	45	Nominee	—
Christopher S. Gaffney	46	Nominee	—
John G. Hayes	46	Nominee	—
Steve Samek	56	Nominee	—

*
Messrs. David J. Teece, Richard Boulton, Michael J. Jeffery, William W. Liebeck and William J. Spencer are not being nominated for election at the 2009 annual meeting and their terms will expire effective on the date of the annual meeting.

        There are no family relationships between any director, director nominee and executive officer.

        The following biographies are furnished with respect to the nominees for election to the board of directors.

        Mr. Bouton has served on our board of directors since November 2006 and has served as our Chairman of our board of directors since August 2007. Mr. Bouton was retired from 2004 to 2006. Mr. Bouton served as the Managing Director/Regional CEO of Barclays Global Investors from 1996 until 2003. Previously, Mr. Bouton founded and served as President of ARBI Assets in Rio de Janeiro, Brazil and he served as Chief Operating Officer of Rosenberg Investment Management in Orinda, California. Previously, Mr. Bouton was the Group Managing Director and Chief Executive Officer of Scandinavian Bank Group in London, England. He also serves on the board of directors of SunAmerica Annuity Funds. He has a BA from Colorado College and an MA in International Economics from the Fletcher School of Law and Diplomacy, Tufts University. Mr. Bouton serves on our Compensation, Corporate Governance and Audit Committees, and as Chair of the Committee of the Independent Directors.

        Ms. Davis has served on our board of directors since October 2007. Ms. Davis is the Managing Partner of Belvedere Capital Partners, a private equity firm focused on banking and financial services investments and has held that position since April 2004. Ms. Davis currently serves as a director of several private companies, and is a former Director of First Data Corporation (NYSE). Before joining Belvedere Capital, Ms. Davis served as Chief Financial Officer and Global Management Committee member for Barclays Global Investors from June 2000 to March 2003. From 1993 to 2000, she was a senior partner, practice leader, and North American Management Committee member with A.T. Kearney, Inc., and, from 1984 to 1993, she was a consultant with McKinsey & Company. Ms. Davis holds a combined MBA from Harvard Business School and Stanford Graduate School of Business, and a BA with honors and a Masters degree in economics from Cambridge University. Ms. Davis serves on our Compensation Committee and as Chairperson of our Audit Committee.

        The Honorable Ruth Richardson has served on our Board of Directors since September 2003. Ms. Richardson has been an international strategic and economic policy consultant since 1994. From 1990 to 1993, Ms. Richardson served as New Zealand's Minister of Finance. Ms. Richardson was a member of the New Zealand Parliament from 1981 to 1994. She currently serves as a chairman and director of several private companies which undertake business on a global scale, is a director of Oyster Bay Malborough Vineyards Limited, a publicly listed company in New Zealand and is a former director of the Reserve Bank of New Zealand. She has extensive, global experience in business and financial management, corporate governance, privatizations and public sector and social policy reforms. She has lectured widely and has advised governments and governmental agencies throughout the world. Ms. Richardson serves on our Audit and Compensation Committees and as Chairperson of our Corporate Governance Committee.

        Mr. Dunn is the Chairman and CEO of Prophet Brand Strategy, Inc., a brand consulting and marketing firm. He served as Chief Executive Officer of that firm since January 2000, and as its President since June 1998. From March 1994 to May 1998, Mr. Dunn served as the President and Chief Executive Officer of Context Integration, a systems integrator. Mr. Dunn received a BA in Economics from Haverford College and an MBA/ MA in Business and Asian Studies from the University of California at Berkeley.

        Mr. Gaffney is a co-founder and Managing Partner of Great Hill Partners, LLC, a Boston-based private equity firm founded in September 1998 with $2.7 billion under management. Mr. Gaffney has served on the boards of various private companies with a particular focus on companies in business services, financial services, IT services, media and telecommunications industries. He serves on the Board of Trustees at The Wolf School, a special needs secondary school in Rhode Island. He was previously a General Partner for Media/Communications Partners, a Boston private equity firm. Mr. Gaffney has a degree in Accounting and Economics summa cum laude from Boston College.

        Mr. Hayes is a co-founder and Managing Partner of Great Hill Partners, LLC, a Boston-based private equity fund founded in September 1998 with $2.7 billion under management. In addition to his portfolio company and deal origination responsibilities at Great Hill Partners, Mr. Hayes is responsible for the firm's general management and investment policies. Mr. Hayes previously served as a General Partner of Media/Communications Partners, a private equity fund. Over the course of his private equity career, Mr. Hayes has served on the boards of a variety of private companies in the business services, financial services, media and communications sectors. Mr. Hayes holds a Bachelor of Arts degree in Economics from Williams College and a Masters of Business Administration degree from Harvard Business School.

        Mr. Samek has been Chief Executive Officer of Smart since November 2008, and has more than 35 years of consulting and business advisory experience. Before joining Smart, Mr. Samek served as CEO of UHY Advisors, the country's 13th largest tax, accounting, and consulting firm, from January 2006 to July 2008, and as CEO of Fulcrum Capital, a strategic and financial consulting and investment firm, from June 2002 to December 2005. Prior to June 2002, he served as Managing Partner of Arthur Andersen's U.S. business where, under his leadership, the firm streamlined operations, reduced costs and improved service levels by consolidating all technology and firm-wide processes. Mr. Samek has authored three books on strategic planning and profit improvements methodology, and has been a strategic visioning speaker at more than 300 industry and company symposia. Mr. Samek holds a Bachelor of Science in Accounting from Southern Illinois University, and he is a member of the Board of Trustees of the Financial Accounting Foundation, a private sector organization with responsibility for the oversight, administration and finance of the Financial Accounting Standards Board and other organizations.

        Messrs. Samek, Gaffney and Hayes plan to promptly resign from LECG's board of directors in the event the LECG stockholders elect them as directors at the meeting but the Merger and the Investment do not close for any reason.

CORPORATE GOVERNANCE

Board of Director Meetings and Committee Meetings	The board of directors held eight meetings during fiscal year 2008. All directors attended at least 75% percent of the meetings of the board of directors and of the committees on which they served during 2008.
Board Independence
Our board of directors has determined that five of its current eight members are each independent directors under the applicable listing standards of the NASDAQ Global Select Market, namely Garrett F. Bouton, Alison Davis, William W. Liebeck, Ruth M. Richardson, and William J. Spencer. Three of our independent directors (Mr. Bouton, Ms. Davis and Ms. Richardson) are standing for re-election. In addition, our board of directors has determined that board nominee Michael E. Dunn is independent under the applicable listing standards of the NASDAQ Global Select Market. Our board of directors has not yet made a determination as to the independence of the other three nominees.
Committees of the Board of Directors
The board of directors has standing Audit, Corporate Governance and Compensation Committees. Each of these committees has adopted a written charter, and a copy of the current charter of each committee is available on our website at www.lecg.com. Our board also has a Committee of the Independent Directors. All members of the committees are appointed by the board of directors, and are non-employee directors. The following describes each committee, its current membership, its primary functions and the number of meetings held during 2008.
Audit Committee
The Audit Committee currently consists of Ms. Davis (chair) Messrs. Bouton and Liebeck, and Ms. Richardson. Each of these committee members is independent under the applicable listing standards of the NASDAQ Global Select Market. The board of directors has determined that Ms. Davis is an "audit committee financial expert" as defined in the SEC rules. Ms. Davis has served as Chair of the Audit Committee since October 2008. The Audit Committee held ten meetings during 2008.

The Audit Committee selects and engages our independent registered public accounting firm; oversees the accounting, financial reporting and audit processes of LECG; reviews the results and scope of audit and other services provided by the independent registered public accounting firm; reviews the accounting principles and significant estimates to be used in preparing our financial statements; and reviews management's and the independent registered public accounting firm's assessment of our internal control over financial reporting. The Audit Committee Charter is available on our website at www.lecg.com.

The Audit Committee works closely with management and our independent auditors. The Audit Committee also meets with the independent auditors in executive session, without the presence of our management, on at least a quarterly basis, following completion of their quarterly reviews and annual audit and prior to our earnings announcements, to review the results of their work. The Audit Committee also reviews and approves the annual scope of the audit services to be performed by the independent auditors, and reviews and approves any non-audit related services to be performed by the independent auditors, and the related fees to be paid for these audit and non-audit related services.
Committee of Independent Directors
The Committee of Independent Directors currently consists of Garrett F. Bouton (chair), Alison Davis, William Spencer, Bill Liebeck and Ruth Richardson. Each of these committee members is independent under the applicable listing standards of the NASDAQ Global Select Market. The Committee of Independent Directors held eight meetings in 2009.

As discussed in more detail in the "Background of the Merger and the Investment" section of Proposal 1, in September 2008, the board of directors of LECG formally reconstituted the Committee of the Independent Directors of LECG with authority to (i) take any and all actions that the Committee deemed necessary, advisable or appropriate in connection with a potential transaction, including, without limitation, the consideration and evaluation of a potential transaction with the a private equity firm that had contacted LECG regarding a potential transaction; (ii) make an initial determination as to whether said private equity firm's expression of interest should be pursued or rejected; (iii) have any discussions and negotiations with said private equity firm regarding a potential transaction; (iv) consider, explore, discuss and negotiate any potential transactions with parties other said private equity firm; and (v) consider, explore, discuss and negotiate any alternatives to a potential transaction.

Corporate Governance Committee	The Corporate Governance Committee currently consists of Ms. Richardson (chair), Mr. Liebeck and Mr. Bouton. Each of these committee members is independent under the applicable listing standards of the NASDAQ Global Select Market. Ms. Richardson has served as Chair of the Corporate Governance Committee since April 2006. The Corporate Governance Committee held six meetings during 2008.

In accordance with its charter, the Corporate Governance Committee considers and periodically reports on matters relating to the identification, selection and qualification of candidates for nomination to the board of directors and its committees; develops and recommends governance principles applicable to us; oversees the evaluation of the board of directors and management; and oversees and sets compensation for the board of directors. The Corporate Governance Committee Charter is available on our website at www.lecg.com.
Stockholder Recommendations and Nominations of Director Candidates
It is the policy of the Corporate Governance Committee to consider recommendations for nomination of candidates to serve on our board of directors that are received from stockholders who have continuously held shares representing at least $2,000 in market value (or one percent of LECG's securities, whichever is lower) for at least twelve months prior to the date of the submission of the recommendation. A stockholder desiring to recommend a candidate for election to the board of directors should direct the recommendation in writing to:
Corporate Secretary LECG Corporation 2000 Powell Street, Suite 600 Emeryville, California 94608

A submitted recommendation must include the candidate's name, home and business contact information, detailed biographical data and qualifications, information regarding any relationships between the candidate and LECG within the last three years, and evidence of the recommending person's ownership of LECG stock.

A stockholder who desires to make a direct nomination of a person for election to the board of directors at an annual meeting must meet the deadlines and other requirements set forth in LECG's bylaws and the rules and regulations of the SEC. In general, these deadlines and requirements are described below under "Deadline for Receipt of Stockholder Proposals for 2010 Annual Meeting" in this proxy statement.

Director Qualifications	The Charter of LECG's Corporate Governance Committee contains membership guidelines and criteria for the Corporate Governance Committee to consider in evaluating potential nominees for service on our board of directors. Except as may be required by listing requirements promulgated by the NASDAQ or by rules promulgated by the SEC, there are no specific, minimum qualifications that must be met by candidates for eligibility for nomination to our board of directors, nor are there specific qualities or skills that are necessary for one or more of the members of our board of directors to possess. However, in evaluating the qualifications of candidates, the Corporate Governance Committee considers many factors, including an assessment of the candidate's character, judgment, business experience and acumen, independence, financial, accounting and mergers and acquisitions expertise, diversity of experience including service as an officer and/or director of a public company, and other commitments. Academic and business expertise, prior government service and familiarity with national and international issues affecting business are also among the relevant criteria. The Corporate Governance Committee evaluates such factors, among others, and does not assign any particular weighting or priority to any of these factors. The Corporate Governance Committee considers each individual candidate in the context of the current perceived needs of the board of directors as a whole. While the Corporate Governance Committee has not established specific minimum qualifications in order for it to recommend director candidates, the Corporate Governance Committee believes that candidates and nominees must reflect a board of directors that is composed of directors who (i) are predominantly independent, (ii) are of high integrity, (iii) have qualifications that will increase overall effectiveness of the board of directors and (iv) meet other requirements as may be required or desirable by applicable rules, such as financial literacy or financial expertise with respect to audit committee members.
Identification and Evaluation of Nominees for Directors	The Corporate Governance Committee's process for evaluating and identifying the candidates that it selects, or recommends to the board of directors for selection, as director nominees, is as follows:
•
The Corporate Governance Committee regularly reviews the current composition and size of the board of directors and considers the suitability of each candidate, including the current members of the board of directors, in light of the current size and composition of the board of directors.

	•	The Corporate Governance Committee evaluates the performance of the board of directors as a whole and evaluates the performance and qualifications of individual members of the board of directors eligible for re-election at the annual meeting of stockholders.
•
In evaluating current members of the board of directors, the Corporate Governance Committee reviews each current member's length of service in addition to such member's other qualifications. Although no term limits are established for service on the board of directors, the Corporate Governance Committee considers and balances the disadvantages of losing the contribution of directors who over time have developed increasing insight into LECG and its operations against the potential advantages of obtaining contributions of new ideas and viewpoints. The general expectation is that independent directors will serve for six to ten years. The Corporate Governance Committee considers the desirability of periodic rotation of members of the board of directors who also provide services to LECG as experts ("expert directors"). The general expectation is that expert directors will serve for three years.
•
The Corporate Governance Committee reviews the qualifications of any candidates who have been properly recommended or nominated by a stockholder, as well as those candidates who have been identified by management, individual members of the board of directors or, if the Corporate Governance Committee determines, a search firm. Such review may, in the Corporate Governance Committee's discretion, include a review solely of information provided to the Corporate Governance Committee or may also include discussions with persons familiar with the candidate, an interview with the candidate or other actions that the Corporate Governance Committee deems appropriate.
	•	After such review and consideration, the Corporate Governance Committee selects, or recommends that the board of directors select, the slate of director nominees.
Compensation Committee
Each of the members of the Compensation Committee is independent under the applicable listing standards of The NASDAQ Global Select Market. In 2008, Dr. William J. Spencer served as Chairman, and Messrs. Garrett F. Bouton and William W. Liebeck, Ms. Alison Davis and the Hon. Ruth M. Richardson served as members of the Committee.

The Compensation Committee acts pursuant to a written charter adopted on September 19, 2003 and amended on April 4, 2007. The Compensation Committee's charter is available on our website at www.lecg.com. Under its charter, the Compensation Committee may, if appropriate, use the necessary resources and exercise its authority to select, retain, terminate and approve the fees and other retention terms of experts or consultants, as it deems appropriate, without seeking approval of the our board of directors or management.

The Compensation Committee is responsible for reviewing and establishing the salaries, bonuses, stock options and other benefits for the named executive officers of LECG, as well as all other officers of LECG subject to Section 16 of the Exchange Act, (collectively, our "executive officers"). The objectives and authority of the Committee in this regard are discussed below in "Compensation Discussion and Analysis—Objectives of Compensation Programs".
Compensation Committee Scope of Responsibility	The fundamental responsibilities of the Compensation Committee in making decisions with respect to LECG's executive compensation policies are:
	•	Establish and review LECG's general compensation philosophy and oversee the development and implementation of LECG's compensation programs;
	•	Annually evaluate the performance of the Chief Executive Officer of LECG in light of corporate goals and objectives and approve the total compensation program for the Chief Executive Officer;
	•	Annually review and approve the total compensation program for the other executive officers of LECG, as recommended to the Compensation Committee by LECG's Chief Executive Officer;
	•	Review and approve any severance or similar termination payments proposed to be made to any of the executive officers of LECG;
•
Review and approve (i) compensation programs for individuals hired by LECG as experts or (ii) retention programs for experts, where the total compensation or retention program for such individuals in either case exceeds a threshold dollar amount established by the board of directors from time to time;
•
Periodically review and approve the delegation of authority to officers of LECG for recruiting individuals hired as experts or for retaining individuals as experts to the extent below the threshold established for direct approval by the Compensation Committee;

	•	Oversee LECG's 2003 Stock Plan and the 2003 Employee Stock Purchase Plan, as well as any other stock option, stock purchase, incentive or other benefit plans of LECG, fulfilling such duties and responsibilities of the administrator as are set forth in such plans;
•
Review and approve awards under LECG's 2003 Stock Plan and approve any modifications to the 2003 Employee Stock Purchase Plan, as recommended to the Compensation Committee by LECG's Chief Executive Officer;
	•	Make regular reports to the board of directors concerning the activities of the Compensation Committee;
	•	Perform an annual performance evaluation of the Compensation Committee;
	•	Review and approve the Compensation Discussion and Analysis section in LECG's proxy statement for the annual meeting of stockholders, as prepared by management of LECG; and
•
With the assistance of LECG's Head of Operations and Human Resources, review bonus programs for junior and senior professional staff (below the expert level), salary ranges for such staff and actual amounts paid for both salary and bonus.
Compensation Committee Process
The Compensation Committee oversees the general compensation practices of LECG. With the assistance of outside consultants engaged by the committee from time to time to perform market surveys of compensation practices at peer companies, the Compensation Committee is informed regarding competitive compensation practices including salaries, incentives and supplemental programs to assist LECG in attracting, motivating and retaining qualified executive officers capable of developing and executing LECG's strategies. The last such market survey was performed by Pearl Meyer & Partners in 2008.

Although the Compensation Committee exercises its independent judgment in reaching its compensation decisions, the Committee receives input and advice from LECG's Chief Executive Officer, Chief Financial Officer, and General Counsel in assessing, designing and recommending compensation programs, plans and awards for our executive officers.

Compensation Committee Meetings	Under its Charter, the Compensation Committee meets at least four times per year. Prior to each committee meeting, the members receive information that management believes is helpful to the committee, as well as materials that the committee specifically requests. These materials may include: regular reports on annual overhang and dilution for stock options and restricted stock grants under LECG's 2003 Stock Plan, stock option and restricted stock grants proposed by management, objective summaries and reviews of performance for all its executive officers, background and supporting materials on retention programs for key experts, and compensation survey information from external advisors to the committee.

The Compensation Committee held five meetings in 2008. In its meetings, the Compensation Committee evaluated and approved the recommended total compensation for all executive officers; discussed preliminary 2008 short and long-term management incentive plans, as well as possible modifications under consideration; amended the restricted stock program for certain of its executive officers to include new hires and reflect departures of certain executive officers; established approval guidelines for recruiting and retention packages; approved new hires and retention programs presented by management; and established an equity incentive program to reward superior revenue and profitability performance by experts.

The Compensation Committee met in executive session at those meetings in 2008 which considered compensation of LECG's executive officers. During those sessions, the Chief Executive Officer was asked to be present. In those sessions, the Compensation Committee discussed with the Chief Executive Officer his accomplishments and objectives. In addition, based on written evaluations provided by the Chief Executive Officer, the Compensation Committee discussed the performance of the other executive officers of LECG.
Compensation Committee Interlocks and Insider Participation
During 2008, no member of our Compensation Committee was an officer or employee of LECG. During 2008, no executive officer of LECG served as a member of the board of directors or a member of the compensation committee of any entity which has any executive officer who serves as a member of our board of directors or Compensation Committee.
Annual Meeting Attendance
Our policy regarding director attendance at our annual meeting of stockholders is that the chairman of the board of directors, and all appropriate corporate officers, should be in attendance at the meeting. All other directors are encouraged to attend the meeting. Messrs. Bouton and Jeffery attended our 2008 Annual Meeting of Stockholders.

Communicating with the Board of Directors	Stockholders may communicate with our board of directors or with individual directors by submitting an email to investor@lecg.com or by writing to us at LECG Corporation, Attention: Corporate Secretary, 2000 Powell Street, Suite 600, Emeryville, California 94608. Stockholders who would like their submission directed to one more specified members of the board of directors may so specify, and the communication will be forwarded, as appropriate.
Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Exchange Act requires our executive officers, directors and ten percent stockholders to file reports of ownership of our common stock and changes in their ownership of our stock with the SEC. The same persons are required to furnish us with copies of all Section 16(a) forms they file. Based solely on our review of such forms, and any written representations that we received from such persons that there were no other reports required to be filed during the year ended December 31, 2008, we believe that all our executive officers, directors and ten percent stockholders complied with the applicable filing requirements except for Dr. Vandaele, who filed a Form 4 late on June 20, 2008 for a transaction that occurred on May 15, 2008.
Approval of Related Party Transactions
Our procedure for the review and approval of any transactions or matters that involve our directors, executive officers or significant stockholders is to present the proposed transaction or matter to the Audit Committee, except that if the matter or transaction involves employment or compensation terms for services to our company, including retention or payment provisions relating to expert services, then it is presented to the Compensation Committee. Both of these committees are composed solely of independent, non-employee directors. Each of the respective committees reviews matters presented to it in accordance with its charter, and based on the facts and circumstances of the particular situation. There have been no matters since the beginning of our last fiscal year which required disclosure in this Proxy Statement as a related party transaction which were not submitted for approval in advance by the appropriate committee.

DIRECTOR COMPENSATION

Summary Compensation Table

        The following table presents the compensation earned by each of LECG's non-executive directors for services rendered to LECG in all capacities for the fiscal year ended December 31, 2008.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)		Option Awards ($)(6)		All Other Compensation $		Total $
Garrett F. Bouton(1)	77,000	—		462,140		—		539,140
David J. Teece	35,000	—		1,004,320	(7)	4,470,833	(8)	5,510,153
Richard Boulton(2)	—	470,301	(4)	14,539	(4)	2,529,077	(9)	3,013,917
Alison Davis	75,000	—		41,045		—		116,045
William W. Liebeck	73,000	—		37,645		—		110,645
Ruth M. Richardson	88,000	—		37,645		—		125,645
William J. Spencer	76,000	—		37,645		—		113,645
Walter H.A. Vandaele(3)	16,500	64,050	(5)	60,216	(5)	1,372,339	(8)	1,513,105

(1)
In April of 2009, in view of the substantial additional efforts undertaken by Mr. Bouton as Chairman of our board and as Chair of the Committee of Independent Directors, our board approved additional cash compensation for Mr. Bouton, including a one time cash payment of $100,000, payments of $50,000 to be paid monthly over a six month period, and an annual chairmanship fee of $100,000 for 2009, payable quarterly in arrears in addition to the standard cash fees for non-employee directors.

(2)
Mr. Boulton receives no separate remuneration for his service as a director. All amounts shown represent compensation relating to Mr. Boulton's service as an expert and as Global Head of Finance and Accounting Services. Mr. Boulton joined the board on October 27, 2008.

(3)
Dr. Vandaele did not stand for reelection and left the board when his term expired at the 2008 annual meeting of Stockholders on June 6, 2008.

(4)
Restricted stock awards and stock options granted to Mr. Boulton were granted in his capacity as an expert and as Global Head of Finance and Accounting Services, not as a director. Numbers shown reflect the dollar amount of the compensation expense for the fiscal year ended December 31, 2008 related to grants made in 2008 and in prior years, calculated in accordance SFAS 123R, disregarding for this purpose estimates of forfeitures related to service-based vesting conditions. The assumptions used in the calculation of these amounts are contained in Note 12 to LECG's financial statements included with the Annual Report on Form 10-K. During 2008, Mr. Boulton received a grant of 50,000 shares of restricted stock, which was approved on February 6, 2008 and granted on May 15, 2008. The grant date fair value calculated for that grant was $508,500.

(5)
Restricted stock awards were granted to Dr. Vandaele in his capacity as an expert, not as a director. Of the amount shown for option awards, $25,955 is attributable to options granted to Dr. Vandaele in his capacity as a director and $34,261 is attributable to options granted to Dr. Vandaele in prior years in his capacity as an expert.

(6)
Reflects the dollar amount of the compensation expense for the fiscal year ended December 31, 2008 related to stock options granted in 2008 and in prior years, calculated in accordance with SFAS 123R, disregarding for this purpose estimates of forfeitures related to service-based vesting conditions. The assumptions used in the calculation of these amounts are contained in Note 12 to LECG's financial statements included with this annual report. In 2008, each of the directors listed in the table, other than Mr. Boulton and Dr. Vandaele, was granted a stock option to purchase 7,500 shares of common stock at an exercise price of $8.25 per share, which becomes fully vested on July 31, 2009, subject to continued service. The grant of those options was approved on July 23, 2008, with a grant date of August 1, 2008. The grant date fair value calculated for each such grant was $28,073.

  A supplemental table following these footnotes sets forth with respect to each non-executive director the aggregate number of stock options and shares of restricted stock held by such person as of December 31, 2008.

(7)
Of the amount shown, $11,691 is attributable to options granted to Dr. Teece in his capacity as a director and $992,629 is attributable to options granted to Dr. Teece in prior years in his capacity as an executive officer.

(8)
Represents expert fees, project origination fees and bonus paid during 2008 to the recipient in his capacity as an expert, not as a director.

(9)
Represents salary and bonus paid to Mr. Boulton in his capacity as an expert, and salary and bonus paid to Mr. Boulton in his capacity as Global Head of Finance and Accounting Services, for services during 2008.

  Equity Awards held by Non-Executive Directors

        The table below reflects all outstanding stock options and restricted stocks held by our non-executive directors as of December 31, 2008.

Name	Aggregate number of Stock Option Awards Outstanding as of December 31, 2008		Number of Shares or Units of Stock That Have not Vested December 31, 2008
Garrett F. Bouton	191,625		—
David J. Teece	1,273,125	(1)	—
Richard Boulton	13,125	(2)	121,628	(2)
Alison Davis	23,125		—
William W. Liebeck	30,000		—
Ruth M. Richardson	53,125		—
William J. Spencer	53,125		—

(1)
Of the amount shown, 7,500 is attributable to options granted to Dr. Teece in his capacity as a director and 1,265,625 is attributable to options granted to Dr. Teece in prior years in his capacity as an executive officer.

(2)
Restricted stock awards and stock options granted to Mr. Boulton were granted in his capacity as an expert and as Global Head of Finance and Accounting Services, not as a director.

Narrative Discussion of Director Summary Compensation Table

        During 2008, our independent directors and Drs. Teece and Vandaele, as non-executive employee directors, received a quarterly retainer of $6,250 and an additional $2,000 for each regularly scheduled quarterly board meeting attended. We schedule all of our board committee meetings on a single day immediately prior to or on the same day as the day set for our board of directors meeting. Our independent directors received $5,000 for each scheduled quarterly board committee day that they attended. The chairperson of each board committee received an additional $2,000 for each board committee meeting over which he or she presided. Thus, for example, Dr. Spencer, as the Chairman of our Compensation Committee, received $2,000 for his service as Chairman and $5,000 for his attendance at a day of board committee meetings day. In the event that a board committee meets in person outside of the regularly scheduled quarterly board committee day, our independent directors are eligible to receive $3,000 for their attendance at such meeting. Our independent directors and non-executive employee directors also received $1,000 for each telephonic board meeting and $1,000 for each telephonic committee meeting attended. Finally, we also reimbursed all directors for their reasonable expenses incurred in connection with attending board and committee meetings. All director compensation is based on a compensation program approved by the board of directors following a compensation survey performed by an executive compensation consulting firm for the Corporate Governance Committee in late 2007.

        Each independent director and non-executive employee director also receives a yearly non-discretionary grant of an option to purchase 7,500 shares of our common stock, which vests on the one year anniversary after grant. Our director compensation policy also calls for granting to independent directors, upon becoming a board member, a nondiscretionary grant of an option to purchase 15,625 shares of our common stock, 25% of which vests on the first anniversary of the grant date and the remainder vests monthly over the remaining three years. Options granted to our board members are subject to the terms of our 2003 Stock Option Plan.

        In April of 2009, in view of the substantial additional efforts undertaken by Mr. Bouton as Chairman of our board of directors and as Chair of the Committee of Independent Directors, and in particular the extraordinary demands on his time and his dedicated service in his critical role as spokesperson and lead negotiator for the Committee of Independent Directors in connection with the numerous and ongoing transaction proposals over many months (which are described under Proposal 1: The Merger—Background of the Merger and the Investment, beginning on page 55) our board of directors approved additional cash compensation for Mr. Bouton, including a one time cash payment of $100,000, payments of $50,000 to be paid monthly over a six month period, and an annual chairmanship fee of $100,000 for 2009, payable quarterly in arrears in addition to the standard cash fees for non-employee directors. The annual chairmanship fee will remain the same in future years, subject to change as determined by our board of directors and the Corporate Governance Committee of our board of directors.

        Board members who are executive officers of LECG (currently only Mr. Jeffery) generally do not receive any separate remuneration in connection with their role as a board member, but are entitled to reimbursement of reasonable expenses incurred in connection with their attendance at board and board committee meetings. Mr. Boulton, who provides services to us an expert, and also as our Global Head of Finance and Accounting Services, likewise does not receive any separate remuneration for his service as a board member. Non-executive employee directors are generally eligible for remuneration equivalent to that which is paid to the independent directors, except that non-executive employee directors are not eligible for the initial option grants made to new members of the board at the inception of their board membership. They are eligible, however, for the yearly non-discretionary grant of an option to purchase 7,500 shares of our common stock. Dr. Teece was the only non-executive employee serving on our board of directors in August 2008 at the time of the annual grant.

        Drs. Teece and Vandaele and Mr. Boulton also acted in an expert capacity for us and received compensation in 2008 for their work as experts, pursuant to their individual expert agreements with LECG. These agreements are terminable at will. Drs. Teece and Vandaele provide expert services on our behalf and receive cash payments based on a percentage of the amount of fees we collect for the hours they bill, and a percentage of staff fees we collect on projects they secure. Our employment of Dr. Teece as an expert terminated on August 12, 2009. We are also required to pay Dr. Vandaele $41,666 per month, which is deducted from expert fees and project origination fees on collected billings that would otherwise be due to Dr. Vandaele. Dr. Vandaele also received a restricted stock award in his capacity as an expert. Mr. Boulton receives compensation for his expert services on our behalf under a salary and bonus model. Mr. Boulton receives a salary and a bonus for his expert services, and he also receives a salary and a bonus for his role as Global Head of Finance and Accounting Services. Mr. Boulton also received restricted stock awards in his capacity as an expert and for his service as Global Head of Finance and Accounting Services.

  SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth information about the beneficial ownership of our common stock as of October 30, 2009, by:

  •
  each person known to us to be the beneficial owner of more than 5% of our common stock;

  •
  each named executive officer;

  •
  each of our directors;

  •
  each nominee for election as a director; and

  •
  all of our executive officers and directors as a group.

        Unless otherwise noted below, the address of each beneficial owner listed on the tables is c/o LECG Corporation, 2000 Powell Street, Suite 600, Emeryville, California 94608. We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the tables below have sole voting and investment power with respect to all shares of common stock that they beneficially own, subject to applicable community property laws. We have based our calculation of the percentage of beneficial ownership on 25,855,750 shares of common stock outstanding on October 30, 2009.

        In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we deemed outstanding shares of common stock subject to options or restricted units held by that person that are currently exercisable or that will become exercisable or issuable within 60 days of October 30, 2009. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.

	Number of Shares Deemed Owned	Number of Shares Underlying Options Exercisable Within 60 Days of October 30, 2009	Percentage of Shares Outstanding
Beneficial owner
5% Stockholders
Heartland Advisors, Inc.(1)	3,247,450	—	12.6%
Royce & Associates, LLC(2)	2,776,638	—	10.7%
Capital Research Global Investors(3)	2,363,800	—	9.1%
Barclays Global Investors(4)	1,625,406	—	6.3%
Franklin Resources, Inc.(5)	1,383,043	—	5.3%
Dimensional Fund Advisors LP(6)	1,301,375		5.0%
RBF Capital LLC(7)	1,296,762		5.0%
Directors, Nominees and Executive Officers
Garrett F. Bouton(8)	20,500	—	*
David J. Teece(9)	770,235	—	3.0%
Richard Boulton(10)	115,175	9,670	*
Alison Davis	15,636	15,636	*
William J. Spencer(11)	53,625	53,125	*
Ruth M. Richardson	54,203	53,125	*
William W. Liebeck	30,000	30,000	*
Michael E. Dunn	—	—	*
Christopher S. Gaffney(12)	—	—	*
John G. Hayes(12)	—	—	*
Steve Samek	—	—	*
Michael J. Jeffery	84,195	84,195	*
Steven R. Fife(13)	23,000	—	*
Tina M. Bussone(14)	30,626	15,969	*
Deanne M. Tully(15)	10,000	—	*
All directors and named executive officers as a group (11 people)	1,207,195	261,720	4.7%

*
Less than one percent.

(1)
Information based on Schedule 13G dated February 11, 2009, filed jointly with William J. Nasgovitz. The address of Heartland Advisors, Inc. is 789 North Water Street, Milwaukee, Wisconsin 53202.

(2)
Information based on Schedule 13G dated January 26, 2009. The address of Royce & Associates LLC is 1414 Avenue of the Americas, New York, NY 10019.

(3)
Information based on Schedule 13G dated February 9, 2009. The address of Capital Research Global Investors is 333 South Hope Street, Los Angeles, California 90071. The Schedule 13G indicates that more than five percent of our outstanding shares are held by Capital Research Global Investors as investment advisors on behalf of SMALLCAP World Fund, Inc.

(4)
Information based on Schedule 13G dated February 6, 2009, filed jointly on behalf of Barclays Global Investors, NA, Barclays Global Fund Advisors, and related entities. The address of Barclays Global Investors, NA, Barclays Global Fund Advisors is 400 Howard Street, San Francisco, CA 94105.

(5)
Information based on Schedule 13G dated January 30, 2009, filed on behalf of Franklin Resources, Inc, Franklin Templeton Portfolio Advisors, Inc. and related persons. The address of Franklin Resources, Inc. is One Franklin Parkway, San Mateo, CA 94403.

(6)
Information based on Schedule 13G dated February 9, 2009. The address of Dimensional Fund Advisors LP is Palisades West, Building One, 6300 Bee Cave Road, Austin, TX 78746

(7)
Information based on Schedule 13G dated September 29, 2009, filed jointly by RBF Capital LLC and Richard B. Fullerton. The address of RBF Capital LLC is 100 Drakes Landing Road, Suite 300, Greenbrae, CA 94904.

(8)
Shares are held by the Bouton Revocable Trust, of which Mr. Bouton and Diana D. Bouton are trustees.

(9)
Includes 325,000 shares held by the Teece Irrevocable Trust No. 3 U/A/D 10/14/97, 73,829 shares of common stock held by the Teece Family Millennium Trust, 123,047 shares of common stock held by the Flex Trust u/t/d February 5, 2003, 16,625 shares of common stock held by the Teece Family Foundation and 10 shares which are held by Norman Laboe, as custodian for the Austin David Teece UCAUTMA.

  The sole trustee of the Teece Irrevocable Trust No. 3 U/A/D 10/14/97 is Norman J. Laboe. The beneficiaries of the Teece Irrevocable Trust No. 3 are the four minor children of Dr. Teece. The co-trustees of the Teece Family Millennium Trust are Norman J. Laboe and U.S. Trust Company of Delaware. The beneficiaries of the Teece Family Millennium Trust are the four minor children of Dr. Teece, the grandchildren and more remote descendants of Dr. Teece, and the Teece Family Foundation, a private charitable foundation. Dr. Teece disclaims beneficial ownership of these shares, including shares subject to underlying options, except to the extent of his pecuniary interest therein.

  The sole trustee of the Flex Trust u/t/d February 5, 2003 is Norman J. Laboe. The beneficiaries of the Flex Trust u/t/d February 5, 2003 are Dr. Teece, the descendants of Dr. Teece and the Teece Family Foundation, a private charitable foundation.

  The board of directors of the Teece Family Foundation consists of Dr. Teece, his spouse, Leigh Teece, and one other individual, who collectively possess voting and dispositive power over all of the shares owned by the Teece Family Foundation. Dr. Teece disclaims beneficial ownership of these shares, except to the extent of his pecuniary interest therein.

(10)
Number of shares owned includes 47,752 shares of restricted stock with a purchase price of $0.01 per share, which remain subject to vesting. Information with regard to the vesting for restricted stock is set forth under the section captioned "Equity Compensation".

(11)
Number of shares owned includes 500 shares are held by the Spencer Family Trust.

(12)
Mr. Gaffney and Mr. Hayes are each Managing Partners of Great Hill Partners, LLC. Upon the closing of Merger and the Investment described in Proposal 1 and Proposal 2 in this Proxy Statement, entities affiliated with Great Hill Partners, LLC would acquire 10,927,869 shares of newly issued LECG common stock and 6,313,131 shares of newly issued LECG Series A Convertible Redeemable Preferred Stock, which together would represent approximately 40% of the voting power of LECG stock outstanding after the Merger and the Investment.

(13)
Number of shares owned includes 12,000 shares of restricted stock with a purchase price of $0.01 per share, which remain subject to vesting. Information with regard to the vesting for restricted stock is set forth under the section captioned "Equity Compensation".

(14)
Number of shares owned includes 7,000 shares of restricted stock with a purchase price of $0.01 per share, which remain subject to vesting. Information with regard to the vesting for restricted stock is set forth under the section captioned "Equity Compensation".

(15)
Number of shares owned includes 6,666 shares of restricted stock with a purchase price of $0.01 per share, which remain subject to vesting. Information with regard to the vesting for restricted stock is set forth under the section captioned "Equity Compensation".

 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        Our policy and procedure for the review, approval or ratification of related party transactions is to present them for approval to the appropriate Committee of our board of directors, depending upon the type of transaction—either the Compensation Committee for matters relating to compensation or services, the Audit Committee for general financial transactions, or the Corporate Governance Committee for matters relating to independence or potential conflicts of interest. Each of those Committees is comprised entirely of independent directors.

        Our board of directors has determined that five of its current eight members are each independent directors under the applicable listing standards of the NASDAQ Global Select Market, namely Garrett F. Bouton, Alison Davis, William W. Liebeck, Ruth M. Richardson, and William J. Spencer.

        For our 2008 fiscal year, there were not any transactions or series of transactions to which we were a party, or will be a party to, in which (a) the amounts involved exceeded or will exceed $120,000 and (b) a director, director nominee, executive officer, holder of more than 5% of our common stock or any member of their immediate family had or will have a direct or indirect material interest.

COMPENSATION DISCUSSION AND ANALYSIS

Objectives of Compensation Program

        We are an expert services firm and operate in a highly competitive environment for the hiring and retention of senior executives and expert and professional staff. From the time of our initial public offering in November 2003 to the present, the size and complexity of our business has grown, both geographically and through expansion of our service offerings. Our revenues have increased from $166 million in 2003 to $336 million in 2008, and we have significantly increased the number of our experts and professional staff from 486 as of September 30, 2003 to 783 as of December 31, 2008. We and our Compensation Committee recognize that our executive management team is a critical component of our potential for success and that we will continue to rely upon their efforts and capabilities to develop and implement LECG's strategy and manage its operations effectively in the future. We believe our executive management compensation program needs to be competitive, reflect the level of commitment required from our executives and be designed to:

  •
  Attract, motivate and retain highly qualified executive management who can contribute to our company's success;

  •
  Encourage the achievement of our annual and long-range objectives by providing compensation which directly relates to individual performance and to attainment of our corporate strategic objectives, including enhancing stockholder value; and

  •
  Create a direct relationship between compensation and the performance of our company's stock value through restricted stock and stock option awards.

        The company has a "total compensation" philosophy, meaning that each element of executive compensation has a specific purpose. Cash incentive compensation is designed to reward shorter-term performance, typically the achievement of financial and non-financial objectives. Equity compensation is intended to align an executive's incentives more directly to the longer-term performance of LECG's common stock. Our retirement and deferred compensation programs are intended to promote retention by building post-employment financial security based on length of service by executives and other employees of LECG. We operate in a very dynamic economic and hiring environment, and as a result we also recognize the need to be pragmatic, flexible and adaptive in implementing our compensation philosophy, and therefore the structure and the mix of the elements of our compensation programs may change over time according to our business needs, investor expectations, evolving financial accounting and legal standards, share dilution levels, results of compensation surveys, and market practices.

        In designing our executive compensation program, we hope to achieve a competitive but cost-effective recognition and reward system that is based on the following principles:

  •
  Executive compensation should be competitive but not strictly benchmarked.    The Compensation Committee believes that our executive compensation should be competitive in our industry, but the Committee does not rely on strict benchmarking against an industry "peer group" of companies. Although we view our most direct competitors as consisting of economic, legal and management consulting firms, such as CRA International, Navigant Consulting, Inc., FTI Consulting, Inc., and Huron Consulting Group, Inc., we do not believe accurate benchmarking is possible given the highly differentiated business models of these firms and the disparity in size and financial performance of the companies. The Compensation Committee requests periodic compensation reviews based on market information provided by outside executive compensation consulting firms, with the most recent review conducted in early 2008, as an element of its assessment of our program in the context of compensation programs offered by other firms in our industry.

  •
  Executive incentive compensation should be tied closely to performance.    The financial performance of LECG is generally a significant factor in determining the level of compensation received by executive officers under our compensation program, and it is not unusual for the cash bonus element of compensation to be tied entirely to our corporate financial results for a particular year, thus significantly weighting the overall potential compensation toward variable or performance-based pay. Individual performance and achievement of corporate non-financial objectives may also be relevant in determining cash incentives for executive management. In both 2007 and 2008, we engaged in restructuring activities that required significant effort from our executive team, but without the likelihood of an immediate improvement in our overall financial results. As a consequence, the Compensation Committee departed from its typical emphasis on variable or performance-based pay linked to corporate financial results, and approved bonuses for certain of our executives, namely our Chief Financial Officer and Head of Human Resources and Operations, based on effort.

  •
  Executive compensation should be aligned with the interests of LECG's stockholders.    The Compensation Committee believes that if LECG's executives focus on meeting both financial and non-financial corporate goals that, in turn, should ultimately enhance stockholder value. The equity component of our total compensation program is intended to directly reward the creation of stockholder value, and to further align the interests of LECG's executives with LECG's stock market performance and, consequently, our stockholders.

  •
  Executive compensation should be multi-faceted and should reflect the other professional activities of certain of our executive officers.    The company's executive compensation program contains various components (salary, cash incentive bonuses, equity grants, and retirement plans or deferred compensation) to provide a variety of compensation elements for retention and reward, but cash compensation tends to be the most heavily weighted. The Compensation Committee continues to review the balance between cash elements of compensation and equity grants (both for executives and for experts). The Compensation Committee also recognizes that our senior executives may be drawn, from time to time, from the ranks of our experts, and where appropriate the Committee therefore needs to include an assessment of how the expert's compensation under LECG's expert compensation model relates to other executive compensation programs intended to reward efforts in a managerial role.

Elements of Executive Compensation

        Our Compensation Committee did not significantly change our approach in structuring the elements and in setting the levels of potential compensation for our executive officers in 2008 compared to the prior year. The principal elements of our executive compensation program are base salary, cash incentive bonus compensation, equity compensation and retirement benefits. We also entered into agreements to provide severance benefits to our executive officers in the event of a change in control. Each of these compensation elements is described below.

  Cash Compensation

        We have two layers of cash compensation for our senior executive officers: base salaries and annual cash incentives.

        Base Salaries.    The purpose of base salaries is to provide a fixed level of annual income consistent with the executive officer's position, experience, and responsibilities. Base salaries of LECG's executive officers are set by the Compensation Committee to reflect each of these elements. Base salaries are reviewed annually by the Compensation Committee, however adjustments are not automatic. Adjustments to base salary take into account market data, significant changes in assignment or scope of responsibility, individual performance relative to established goals and expectations for the position, and LECG's general salary administration policy for the particular year. In making base salary decisions, the Compensation Committee exercises its discretion and judgment based on these factors and no specific formula is applied to determine the weight of each factor. Annual base salary adjustments, if any, are generally made at the February Compensation Committee meeting, to be effective as of January 1. Salary adjustments, if any, for promoted executives typically take effect upon the executive's promotion date and assumption of new responsibilities.

        For 2008, the base salaries for our executive officers were set in February 2008 (to be effective as of January 1, 2008) or on their respective hire dates as follows: Mr. Jeffery's salary for his service as Chief Executive Officer remained unchanged at $550,000; Mr. Fife's salary for his service as Chief Financial Officer was increased from $300,000 to $350,000, based on his performance in his first year of employment with LECG; Ms. Bussone's salary was increased from $240,000 to $300,000, based on her performance and the increased demands of her position; Mr. Aitken's salary remained unchanged at $300,000. Ms. Tully's salary was established at $300,000 on her hire date in June 2008.

        At the December 2008 Compensation Committee meeting, it was determined that base salaries for our executive officers are unchanged for 2009.

        Annual Cash Incentives.    The company's executive compensation program includes annual cash incentives that are generally discretionary, based on the judgment of the Compensation Committee, and dependent upon LECG's performance and the individual's contributions, and are intended to reward executive management for the successful achievement of the financial and operating objectives established for the most recent fiscal year. Early in the year, the Compensation Committee reviewed and agreed with management on overall corporate financial and non-financial objectives, and supporting individual objectives for senior members of management. After the end of the year, the Compensation Committee determined and approved annual cash bonuses for LECG's senior executives based on an assessment of their relative achievement of both the corporate and individual objectives for the past year.

        For 2008, the potential cash incentive for Mr. Jeffery was 100% of his base salary, or $550,000 in the aggregate. His bonus was tied to the achievement of management objectives relating to LECG's restructuring efforts. Mr. Jeffery did not receive any cash incentive bonus for 2008, based on a determination by the Compensation Committee that Mr. Jeffery had not achieved his 2008 objectives.

        For 2008, the Compensation Committee approved discretionary annual cash bonuses for two of our other executive officers. As noted above, because of the extraordinary nature of the restructuring efforts undertaken by the management team in 2008 and the uncertainty regarding the timing and measurement of improvement in our financial results, the Compensation Committee agreed to discretionary bonuses for both Mr. Fife and Ms. Bussone of $75,000 each. These bonuses were not based on any formula or weighting of specific objectives or of components of the restructuring, but were based on the Compensation Committee's overall view of the accomplishments during the year and the effort that had been provided in implementing the restructurings.

        Ms. Tully also received a signing bonus in the amounts of $60,000 when she joined LECG, based on competitive factors in her hiring. A pro rated portion of the signing bonus provided to Ms. Tully must be repaid if she voluntarily resigns from LECG or is terminated for cause prior to the third anniversary of the date on which the bonus was paid.

  Equity Compensation

        When LECG uses equity compensation, it is intended to provide longer-term incentives for our named executive officers and to align the interests of the executive officers with those of LECG's stockholders. The goal of the equity compensation program is to provide each executive officer with a meaningful incentive to manage LECG from the perspective of an owner with an equity stake in the business. The company believes that the use of multi-year time periods for vesting and other features of the awards contribute to continuity and stability within LECG's executive leadership.

        Equity compensation has not historically been considered the most important element of our total compensation program, and LECG has favored a cash-based, at-risk approach to compensation for its executive officers, with the result that equity compensation as a component of overall executive compensation had been used sparingly. However, in 2008, an outside consultant was retained at the request of the Compensation Committee to provide a report and updated market survey on executive officer compensation, which indicated that the level of equity incentives provided by LECG to its executive officers was comparatively low. As a result, there was a notable shift during 2008 toward increasing the relative proportion of equity grants in our compensation program, particularly in the form of restricted stock and restricted stock unit grants subject to multi-year service periods or performance-based vesting.

        Equity compensation for executive officers typically takes the form of stock options and restricted stock awards granted under LECG's 2003 Stock Plan ("Plan") approved by LECG's stockholders in November 2003. No stock option grants were made to LECG's executive officers in 2008, and instead their equity compensation was focused on restricted stock and restricted stock unit grants. This change in philosophy regarding the use of stock options versus restricted stock was driven primarily by the desire to reduce LECG's option overhang.

        In determining the appropriateness of an equity compensation award to an executive officer, the Compensation Committee considers factors such as the individual performance of the executive officer, the anticipated future contribution of that officer to the attainment of our long-term strategic performance goals, and the amount of unvested options or restricted stock grants held by such individual at the time of the new award.

        The company does not currently have a policy requiring its executive officers or directors to maintain a minimum level of equity ownership. The Compensation Committee periodically reviews the appropriateness of a formal stock retention policy.

  Restricted Stock Awards

        In 2006 and 2007, the Compensation Committee established a Restricted Stock Program to provide for annual grants of restricted stock for certain of our executive officers (the "Program"). In January 2008, after an overall assessment of individual executive officer performance and accomplishments for 2007, and an evaluation of the equity compensation component in the overall compensation provided to the executives, the Compensation Committee approved grants of 6,000 shares each to Mr. Fife and

Ms. Bussone. These grants were not based on or tied to achievement of specific, past objectives, but were reflective of overall performance and were intended to provide longer-term incentives and alignment with the interests of stockholders. Subsequent annual grants pursuant to the Program are to be made on the first day of the calendar month following performance reviews for executive officers at the Compensation Committee meeting in February of each year. The shares granted to executive officers under the Program are subject to a right of repurchase by LECG at a price of $0.01 per share that lapses with respect to 1/3 of the grant on each of the first, second and third anniversaries of the grant date, provided the officer is an employee of LECG on that date.

        Based on the report from an outside consultant, which had indicated that the level of equity incentives provided by LECG was comparatively low, and also based on recommendations from the Chief Executive Officer, the Compensation Committee approved the issuance of 25,000 shares of restricted stock units to both Mr. Fife and Ms. Bussone, intended to help retain them, and in recognition of their efforts in implementing LECG's restructuring measures. The Chief Executive Officer did not recommend that any other officer receive restricted stock unit awards at that time. At that time, we had only two other executive officers - Mr. Jeffery, our Chief Executive Officer, and Mr. Aiken, who was our Executive Vice President, Head of Corporate Development until his resignation in February 2009. Mr. Jeffery, as Chief Executive Officer, had unique compensation arrangements and was not under consideration for a restricted stock award. Mr. Aiken, because of his different functional role, had significantly less involvement in implementing the restructuring measures, which had been a primary focus of management efforts in the relevant period. Ms. Tully was granted 10,000 shares of restricted stock in connection with her accepting the position of Executive Vice President and General Counsel.

  Option Grants

        Stock options are granted with an exercise price equal to the market price of the common stock on the date of grant, typically vesting over multiple years and expiring ten years after the date of the grant. This approach is designed to motivate the executive to contribute to the creation of stockholder value over the long term. In recent years, LECG has granted only non-qualified stock options, because it believes that the tax benefits to LECG of non-qualified stock options outweigh the potential tax benefits to the executive officers of incentive stock options. Our 2003 Stock Plan permits both types of options.

        The Compensation Committee is responsible for approving all proposed stock option grants to employees, including executive officers. No stock option grants were made to executive officers in 2008, but the Compensation Committee granted a limited number of stock options to the directors and to one employee of LECG in 2008, with vesting periods of between one and five years.

  Timing of Equity Compensation Awards

        The Compensation Committee currently meets in February of each year to consider and act with respect to equity compensation awards for LECG's executive officers for the then current fiscal year. This is the same meeting at which annual salary adjustments are generally made, and cash incentive awards are determined based on performance during the recently completed year.

        The Compensation Committee, on occasion, may grant additional equity awards at other times during the year to newly hired or newly promoted executive officers or, in isolated cases, for special retention purposes. For each grant approved by the Committee, the date of grant is the first day of the month following the date on which the Committee acts to approve the award. For example, an award approved by the Compensation Committee on February 9th would be granted on March 1st. Pursuant to the terms of LECG's 2003 Stock Plan, stock options may not be granted at less than 100% of the fair market value of LECG's common stock on the date of grant. The company does not deviate from this policy, nor does it adjust the prescribed timing of grants to precede or follow public disclosure of material information. If a stock option happens to be granted on or about the time of a public disclosure of material information, it is because the prescribed date based on LECG's policy resulted in a grant date coincident in time with such disclosure.

        The company's Chief Executive Officer makes recommendations regarding the grant to other executive officers of stock options or restricted stock to the Compensation Committee. The Compensation Committee has the sole authority to approve or deny equity compensation grants. The Compensation Committee reports its decisions on the grants of stock options and restricted stock to the board of directors.

  Change of Control Arrangements

        In November 2008, the Compensation Committee approved a new form of Change of Control Agreement ("COC Agreement"), which LECG entered into with all of its executive officers (Mr. Jeffery, Mr. Fife, Ms. Bussone, Mr. Aitken, and Ms. Tully) and with the heads of the its two segments, Economics Services and Finance and Accounting Services. Certain of LECG's executive officers already had provisions in their employment arrangements relating to severance payments and other benefits that would be payable to them in the event of termination of their employment with LECG in connection with a change of control, while other executive officers and the two segment heads did not previously have such arrangements. The new form of agreement was intended to supersede any prior arrangements, and to provide substantially the same terms to each of the five executive officers and two segment heads.

        In determining to provide change of control arrangements, and the appropriate terms, the Compensation Committee took into consideration the retentive value of providing this benefit, and the range of terms that are provided by other public companies to their executives. The purpose of these provisions is to provide Messrs. Jeffery and Fife and Ms. Bussone and Ms. Tully with sufficient security so that they are not distracted from job duties, financially threatened by potential job loss, or motivated to act contrary to the best interests of LECG and its stockholders prior to, during or after a change of control.

        The terms of the COC Agreements are further described below in the section "Executive Compensation—Change of Control Arrangements."

  Perquisites

        The company has generally not made use of personal benefits and perquisites to executive officers or other employees.

COMPENSATION COMMITTEE REPORT

        The Compensation Committee has reviewed and discussed with LECG's management the Compensation Discussion and Analysis included in this proxy statement. Based on that review and discussion, the Compensation Committee has recommended to the board of directors that the Compensation Discussion and Analysis be included in this proxy statement.

Dated: November 17, 2009

Dr. William J. Spencer, Chairman Ms. Alison Davis Mr. William W. Liebeck Hon. Ruth M. Richardson Mr. Garrett F. Bouton

EXECUTIVE OFFICERS

        The names of our executive officers and their ages as of August 31, 2009, are set forth below:

Name	Age	Position
Michael J. Jeffery*	62	Chief Executive Officer
Steven R. Fife	49	Executive Vice President, Chief Financial Officer
Tina M. Bussone	37	Executive Vice President, Head of Human Resources and Operations
Deanne M. Tully	51	Executive Vice President, General Counsel and Secretary
Steve Samek*	56	Appointed Chief Executive Officer

        Christopher J. Aitken served as our Executive Vice President, Head of Corporate Development until his resignation on February 13, 2009.

*
As previously disclosed in LECG's Form 8-K filed on July 6, 2009, Mr. Jeffery has notified LECG of his intention to resign as Chief Executive Officer of LECG effective at the annual meeting of the stockholders. Pursuant to the terms of the Merger, effective upon the Closing of the Merger, Mr. Steve Samek will be appointed Chief Executive Officer of LECG.

Michael J. Jeffery	Michael J. Jeffery has served on our board of directors since September 2003. Mr. Jeffery was appointed as our Chief Executive Officer effective February 19, 2007, prior to which he had served as our Chief Operating Officer since May 2006. Through April 2006, Mr. Jeffery served on our Audit and Compensation Committees and was Chairman of our Corporate Governance Committee. Mr. Jeffery was the Treasurer and Head of the Markets Division for the Western Hemisphere and a member of the senior executive committee of Standard Chartered Bank from 1994 until 2001. Prior to his service at Standard Chartered Bank, Mr. Jeffery held senior executive financial and board of director positions with Nikko Bank, Scandinavian Bank Group, and Finacorp SA New York. He has extensive, global experience in business and financial management, trading, sales and administration, including past service on the board of directors of Banque Scandinave en Suisse, the Private Capital Group, Banco Scandinavian Sul America and Scandinavian Pacific Limited.
Steven R. Fife
Steven R. Fife has served as our Executive Vice President and Chief Financial Officer since August 2007. Mr. Fife served LECG in a financial consulting capacity from May 2007 through August 15, 2007. Prior to joining LECG, he was vice president and corporate controller of Gilead Sciences. He has broad domestic and international experience in finance, technical accounting, operations, mergers and acquisitions and operating asset management. Mr. Fife began his career at Deloitte & Touche and held finance positions of increasing responsibility with JDS Uniphase and Amkor Technologies. He earned a bachelor of science in accounting from Brigham Young University and is a Certified Public Accountant.

Christopher J. Aitken	Christopher Aitken served as Executive Vice President and Head of Corporate Development from August 2007 through February 13, 2009. Prior to assuming this role, Mr. Aitken served as a Managing Director in LECG's New York Office since August 2004. Prior to joining LECG, he was a Managing Director at BearingPoint and a Partner in the Business Consulting practice at Arthur Andersen. Mr. Aitken holds a Bachelor of Commerce (Honors) in Information Systems and Finance from the University of New South Wales in Sydney, Australia where he graduated with first class honors and was awarded the university medal. Mr. Aitken resigned from his role as Executive Vice President and Head of Corporate Development and terminated his full-time employment with LECG as of February 13, 2009.
Tina M. Bussone
Tina M. Bussone has served as our Executive Vice President and Head of Human Resources and Operations since August 2007. Prior to assuming this role, Ms. Bussone served as Director of Administration since April 2003. Prior to joining us in August 1998, Ms. Bussone worked for a law firm in Washington, D.C. Ms. Bussone has a BS in Russian Area Studies from Georgetown University and a MBA from George Washington University.
Deanne M. Tully
Deanne M. Tully was appointed General Counsel in June 2008 and Secretary in July 2008. Prior to joining LECG, Ms. Tully was general counsel and secretary for Tier Technologies (NASDAQ: TIER) and senior counsel at Dillingham Construction Corporation. She has extensive experience in business, legal compliance, and corporate governance issues. Ms. Tully began her legal career in private practice as a trial attorney specializing in complex commercial matters and government contracts. She received an AB With Honors in Russian History from the University of California at Berkeley and her JD from the University of California, Hastings College of the Law where she was editor-in-chief of the International and Comparative Law Review.
Steve Samek	Biographical information regarding Steve Samek is set forth under the heading "Proposal 4: Election of Directors—Information About the Directors and Nominees."

 EXECUTIVE COMPENSATION

Summary Compensation Table

        The following table summarizes the compensation earned for services rendered to LECG in all capacities for the fiscal year ended December 31, 2008 by the persons who served as our Chief Executive Officer or as our Chief Financial Officer for any portion of the year, and for our three other highest paid executive officers (our "named executive officers," or "NEOs"). For additional information, see the discussion in the section above entitled "Compensation Discussion and Analysis—Elements of Executive Compensation."

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(3)		Option Awards ($)(5)	Non-Qualified Deferred Compensation Earnings ($)		All Other Compensation ($)		Total ($)
Michael J. Jeffery	2008	550,000	—	67,544	(4)	42,018	—		—		659,562
Chief Executive Officer (Principal	2007	550,000	585,000	—		312,693	—		—		1,447,693
Executive Officer)	2006	302,147	—	—		53,102	—		26,375	(7)	381,624
Steven R. Fife	2008	350,000	75,000	60,645		—	—		6,000	(8)	491,645
Executive Vice President, Chief	2007	125,000	300,000	11,533		—	—		136,415	(8)(9)	572,948
Financial Officer (Principal	2006	—	—	—		—	—		—		—
Financial Officer)
Christoper J. Aitken	2008	300,000	—	46,284		63,606	—		9,827	(10)	419,717
Executive Vice President(1)	2007	326,897	200,000	19,222		63,433	507	(6)	104,818	(10)	714,877
	2006	175,696	—	—		63,432	—		194,146	(10)	433,274
Tina M. Bussone	2008	300,000	75,000	51,379		10,700	—		6,000	(8)	443,079
Executive Vice President	2007	240,000	200,000	18,403		19,363	—		6,000	(8)	483,766
	2006	225,000	100,000	—		24,735	—		6,000	(8)	355,735
Deanne M. Tully	2008	175,000	60,000	19,186		—	—		—		254,186
Executive Vice President, General	2007	—	—	—		—	—		—		—
Counsel and Secretary(2)	2006	—	—	—		—	—		—		—

(1)
Mr. Aitken resigned as Executive Vice President and Head of Corporate Development and terminated his employment with LECG effective February 13, 2009.

(2)
Ms. Tully was appointed as General Counsel and Secretary effective June 2, 2008.

(3)
Reflects the dollar amount of the compensation expense for the applicable fiscal years, calculated in accordance with the Financial Accounting Standards Board's Statement of Financial Accounting Standards 123(R) ("SFAS 123R"), disregarding for this purpose estimates of forfeitures related to service-based vesting conditions. The assumptions used in the calculation of these amounts are contained in Note 12 to LECG's financial statements included with the Annual Report on Form 10-K.

(4)
For Mr. Jeffery, the amount reflects our compensation expense related to a restricted stock unit award for 80,000 shares, which are earned if the market price of our common stock meets certain conditions. The company calculated the fair value of this award using the Monte Carlo simulation model in accordance with SFAS 123R. Compensation cost for this restricted stock unit award is recognized ratably for each vesting tranche over the requisite service period based on the grant date fair value of the award, but is accelerated if the market price targets are achieved earlier.

(5)
Reflects the dollar amount of the compensation expense for the applicable fiscal years, calculated using a Black-Sholes pricing model in accordance with SFAS 123R, disregarding for this purpose estimates of forfeitures related to service-based vesting conditions. The assumptions used in the calculation of these amounts are contained in Note 12 to LECG's financial statements included with the Annual Report on Form 10-K.

(6)
Amounts represent the above market return on deferred compensation as defined by earnings in excess of 120% of the applicable federal long-term rate; with compounding (as prescribed under section 1274(d) of the Internal Revenue Code).

(7)
Represents $26,375 in director fees earned by Mr. Jeffery prior to his appointment as Chief Operating Officer in February 2006.

(8)
Represents employer contributions to the LECG 401(k) Plan.

(9)
Includes $133,790 fees paid to Mr. Fife by a third party in connection with his services to LECG as a consultant for the period ended on August 14, 2007.

(10)
Includes expert fees and project origination fees paid to Mr. Aitken in his capacity as an expert.

        For the grant date fair value of equity awards granted to NEOs in 2008, see the Grants of Plan-Based Awards table. For the number of outstanding equity awards held by NEOs at year-end and their vesting schedules, see the Outstanding Equity Awards table. For the proceeds actually received by NEOs upon exercise of stock options and the value realized upon vested of stock granted in prior years, see the Option Exercises and Stock Vested in Fiscal Year 2008 table.

Grants of Plan-Based Awards

        The following table reflects each plan-based award granted to each named executive officer for the fiscal year ended December 31, 2008. All stock awards were granted under LECG's 2003 Stock Option Plan.

			Estimated Future Payouts Under Equity Incentive Plan Awards
				All Other Stock Awards: Number of Shares of Stock or Units (#)
					Grant Date Fair Value of Stock and Option Awards ($)(1)
	Grant Date	Approval Date
Name			Target(#)
Michael J. Jeffery	9/2/2008	8/28/2008	80,000	—	185,747	(2)
Steven R. Fife	8/1/2008	7/31/2008	—	25,000	206,250
Steven R. Fife	3/3/2008	2/6/2008	—	6,000	56,760
Tina M. Bussone	8/1/2008	7/31/2008	—	25,000	206,250
Tina M. Bussone	3/3/2008	2/6/2008	—	6,000	56,760
Deanne Tully	6/2/2008	4/23/2008	—	10,000	99,100

(1)
Reflects the grant date fair value of each award calculated in accordance with SFAS 123(R). Except for grant to Mr. Jeffery, all amounts reflect grants of restricted stock or restricted stock units that are subject to service-based vesting conditions, generally of three to five years from the date of grant.

(2)
For Mr. Jeffery, the amount reflects our compensation expense related to a restricted stock unit award for 80,000 shares, which are earned if the market price of our common stock meets certain conditions. The company calculated the fair value of this award using the Monte Carlo simulation model in accordance with SFAS 123R. Compensation cost for this restricted stock unit award is recognized ratably for each vesting tranche over the requisite service period based on the grant date fair value of the award, but is accelerated if the market price targets are achieved earlier.

Outstanding Equity Awards at Fiscal Year-End 2008

        The table below reflects all outstanding equity awards for each named executive officer as of the fiscal year ended December 31, 2008. All options were granted under LECG's 2000 Incentive Plan or 2003 Stock Option Plan, and all stock awards were granted under LECG's 2003 Stock Option Plan.

						Stock Awards
									Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested ($)		Equity Incentive Plan Awards: Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(*)
	Option Awards					Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(*)
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date
Michael J. Jeffery	50,000	—		15.02	4/30/2017	—		—	—		—
	2,499	5,001	(2)	18.25	7/31/2016	—		—	—		—
	15,625	—		16.00	7/31/2013	—		—	—		—
	7,500	—		15.96	8/4/2014	—		—	—		—
	7,500	—		22.04	7/31/2015	—		—	—		—
	—	—		—	—	—		—	80,000	(13)	536,800
Steven R. Fife	—	—		—	—	25,000	(7)	167,750	—		—
	—	—		—	—	6,000	(8)	40,260	—		—
	—	—		—	—	4,000	(9)	26,840	—		—
Christopher J. Aitken(1)	15,768	9,232	(3)	17.70	7/29/2014	—		—	—		—
	5,712	4,288	(4)	19.10	12/8/2014	—		—	—		—
	3,837	3,663	(5)	20.71	5/1/2015	—		—	—		—
	—	—		—	—	5,550	(10)	37,241	—		—
Tina M. Bussone	2,677	2,323	(6)	18.30	3/1/2015	—		—	—		—
	3,125	—		16.00	10/12/2013
	6,250	—		16.00	7/31/2013
	2,500	—		3.07	12/13/2011
	703	—		3.07	9/3/2010	—		—	—		—
	—	—		—	—	25,000	(7)	167,750	—		—
	—	—		—	—	6,000	(8)	40,260	—		—
	—	—		—	—	3,000	(11)	20,130	—		—
Deanne M. Tully	—	—		—	—	10,000	(12)	67,100	—		—

*
Market value calculated based on $6.71 per share, which was the closing price of our common stock on December 31, 2008.

(1)
Due to Mr. Aitken's termination of employment with LECG effective February 13, 2009, unvested options to purchase 16,469 shares, and unvested restricted stock grants for 4,995 shares were forfeited.

(2)
Subject to ongoing service requirements and any applicable acceleration provisions, becomes fully vested after seven years; 1/7th of the grant vested on August 1, 2007, and 1/84th of the grant vests monthly there after.

(3)
Subject to ongoing service requirements and any applicable acceleration provisions, becomes fully vested after seven years; 1/7th of the grant vested on July 30, 2005, and 1/84th of the grant vests monthly there after.

(4)
Subject to ongoing service requirements and any applicable acceleration provisions, becomes fully vested after seven years; 1/7th of the grant vested on December 9, 2005, and 1/84th of the grant vests monthly there after.

(5)
Subject to ongoing service requirements and any applicable acceleration provisions, becomes fully vested after seven years; 1/7th of the grant vested on May 2, 2006, and 1/84th of the grant vests monthly there after.

(6)
Subject to ongoing service requirements and any applicable acceleration provisions, becomes fully vested after seven years; 1/7th of the grant vested on March 2, 2006, and 1/84th of the grant vests monthly there after.

(7)
Subject to ongoing service requirements and any applicable acceleration provisions, becomes fully vested after five years; 1/5th of the grant vests on August 1, 2009, August 1, 2010, August 1, 2011, August 1, 2012, and August 1, 2013.

(8)
Subject to ongoing service requirements and any applicable acceleration provisions, becomes fully vested after three years; 1/3rd of the grant vests on March 3, 2009, March 3, 2010 and March 3, 2011.

(9)
Subject to ongoing service requirements and any applicable acceleration provisions, becomes fully vested after three years; 1/3rd of the grant vests on August 1, 2008, August 1, 2009 and August 1, 2010.

(10)
Subject to ongoing service requirements and any applicable acceleration provisions, becomes fully vested after three years; 1/3rd of the grant vested on August 1, 2008, and 1/36th of the grant vests monthly thereafter.

(11)
Subject to ongoing service requirements and any applicable acceleration provisions, becomes fully vested on January 1, 2010.

(12)
Subject to ongoing service requirements and any applicable acceleration provisions, becomes fully vested after three years; 1/3rd of the grant vests on June 3, 2009, June 3, 2010 and June 3, 2011.

(13)
The award provides that the restricted stock units will vest in four increments based on the sustained attainment of four specified closing stock price targets. Vesting will occur upon the second business day following the attainment of each of the specified closing stock price targets for a period of 10 consecutive business days. If the closing market price rises above more than one target price and satisfies the required, sustained period at the higher level, each of the applicable increments will vest. The vesting of all the restricted stock units will accelerate in the event of a change of control of LECG. Any restricted stock units that have not vested by July 31, 2009 will terminate.

Option Exercises and Stock Vested in Fiscal Year 2008

        The following table reflects option exercises and the vesting of stock awards for each named executive officer during the fiscal year ended December 31, 2008.

	Option Awards
			Stock Awards
	Number of Shares Acquired Upon Exercise (#)
Name		Value Realized Upon Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(*)
Michael J. Jeffery	—	—	—	—
Steven R. Fife	—	—	2,000	16,480
Christopher J. Aitken	—	—	4,450	34,529
Tina M. Bussone	—	—	—	—
Deanne M. Tully	—	—	—	—

*
Value realized on vesting is based on the fair market value of LECG's common stock on the vesting date and does not necessary reflect proceeds actually received by the named executive officer.

Non-Qualified Deferred Compensation for Fiscal Year 2008

        The following table reflects information related to each named executive officer's deferral of compensation during the year ended December 31, 2008 under LECG's nonqualified deferred compensation plan.

Name	Executive Contributions In Last FY ($)		Aggregate Loss in Last FY ($)	Aggregate Balance at Last FYE ($)
Michael J. Jeffery	—		—	—
Steven R. Fife	—		—	—
Christopher J. Aitken	31,474	*	12,818	41,394	*
Tina M. Bussone	—		—	—
Deanne M. Tully	—		—	—

    *
    The amounts are not reflected in the compensation shown in the Summary Compensation Table for 2008 or for prior years.

Employment Contracts and Change in Control Arrangements

  Employment Agreements

        On May 15, 2006, Mr. Jeffery was appointed our Chief Operating Officer and we entered in a letter agreement with him regarding his compensation and benefits, and "at will" employment. The letter agreement was superseded by a Senior Management Agreement entered into by LECG and Mr. Jeffery effective as of March 1, 2007. Under the Senior Management Agreement, Mr. Jeffery was entitled to a base salary in 2008 of $550,000, and a total discretionary bonus of $550,000 for 2008 based on the achievement of certain financial and personal performance metrics relating to LECG's strategic plan for 2008. The severance and change in control arrangements between LECG and Mr. Jeffery during 2008 and until the date of the Annual Meeting are discussed below. The Senior Management Agreement with Mr. Jeffery (and also the Change in Control Retention Agreement) was superseded in July 2009 by a new Employment Agreement with Mr. Jeffery, becoming effective as of the date of the Annual Meeting of Stockholders. Upon its effectiveness, the new agreement provides for Mr. Jeffery to be engaged for a term of one year, to provide assistance to our board of directors and senior management, and to begin work as a paid expert in service to us. Under the new agreement, Mr. Jeffery will receive an annualized salary of $550,000 and will be eligible for health and other benefits that are provided to other employees. In the event of involuntary termination of his employment without cause, or in the event we have a change of control during the term of the new agreement, Mr. Jeffery would be entitled to receive a severance payment equal to the amount of his base salary for the remaining portion of the one year term.

        Mr. Fife has an employment letter with LECG dated August 1, 2007. It does not have a definite term and is terminable at will. Severance and change in control arrangements between LECG and Mr. Fife are discussed below.

        Mr. Aitken had an employment letter with LECG dated July 30, 2007. His employment as an executive offer was terminated effective February 13, 2009. Severance and change in control arrangements between LECG and Mr. Aitken are discussed below.

        Ms. Bussone has an employment letter with LECG dated July 20, 1998. It does not have a definite term and is terminable at will. Severance and change in control arrangements between LECG and Ms. Bussone are discussed below.

        Ms. Tully became an Executive Officer and General Counsel on June 2, 2008 and we entered into an employment letter with her on March 18, 2008 regarding her compensation and benefits. The term of Ms. Tully's employment agreement is at will. Under the letter agreement, Ms. Tully received a base salary for 2008 of $300,000 and a signing bonus. Ms. Tully was also eligible for a discretionary bonus. As discussed above, Ms Tully also received a restricted stock grant of 10,000 shares. Severance and change in control arrangements between LECG and Ms. Tully are described below.

        No payments will be triggered or become due in connection with the consummation of the Merger and the Investment.

  Change of Control Arrangements

        In November 2008, the Compensation Committee approved a new form of COC Agreement, which LECG entered into with all of its executive officers (Mr. Jeffery, Mr. Fife, Ms. Bussone, Mr. Aitken, and Ms. Tully) and with the heads of its two segments, Economics Services and Finance and Accounting Services. Certain of LECG's executive officers already had provisions in their employment arrangements relating to severance payments and other benefits that would be payable to them in the event of termination of their employment with LECG in connection with a change of control, while other executive officers and the two segment heads did not previously have such arrangements. The new form of agreement was intended to supersede any prior arrangements, and to provide substantially the same terms to each of the five executive officers and two segment heads.

        Under the COC Agreements put in place, the right to payments and benefits for an executive are triggered if the executive (i) is not offered a position with LECG in connection with the change of control, (ii) is terminated from employment by LECG during the twelve months following the date of the change of control, other than a termination "for cause" or as a result of a permanent disability; (iii) elects, within sixty days of the date of the change of control, not to continue in his/her position with LECG following the change of control; or (iv) the executive resigns from employment with LECG for "good reason" during the twelve months following the date of the change of control. In any of these triggering events, the executive will be entitled to receive (a) two years base salary; (b) any guaranteed bonuses due in the year in which the change of control occurs; (c) 18 months COBRA benefits paid for by LECG; and (d) accelerated vesting of all equity grants (restricted stock, restricted stock units, stock options, etc.) then held by the executive; and any provisions for repayment to LECG of any previously paid bonuses or advances will be eliminated. The cash payments will be made in a lump sum. The payments and benefits will be structured to comply with Section 409A of the Internal Revenue Code, and will be reduced as necessary to avoid triggering excise taxes under Section 280G of the Internal Revenue Code. The COC Agreement defines a "change of control" as (A) a transaction in which a controlling interest (51% or more) of the outstanding stock of LECG is acquired by a single acquirer, or group of acquirers working together, or (B) any transfer, sale or other disposition of all or substantially all of the assets of LECG. The purpose of these provisions is to provide Messrs. Jeffery and Fife and Ms. Bussone and Ms. Tully with sufficient security so that they are not distracted from job duties, financially threatened by potential job loss, or motivated to act contrary to the best interests of LECG and its stockholders prior to, during or after a change of control.

        The consummation of the Merger and the Investment will not trigger any of the change of control provisions in the COC Agreements.

  Severance Arrangements

        The company does not presently maintain a severance plan for its executive officers. Any severance benefit arrangements are customized agreements with the particular executive officer and are dictated by the Compensation Committee's perception that the inclusion of such severance benefits is necessary to attract and retain the executive officer's services. In addition, the purpose of particular severance provisions is to provide reasonable severance benefits to an executive officer who is involuntarily terminated without cause due to a reduction in force, job elimination or similar reasons.

        Mr. Jeffery is entitled to receive severance payments if he is terminated without cause or if he resigns following the appointment of a new principal executive officer in an amount equal to his unpaid base salary through March 1, 2009, if not previously paid.

        Apart from the benefits in the event of a change in control described above, neither Mr. Fife, Ms. Bussone, nor Ms. Tully have any other rights to severance under their respective employment letters.

        Upon his resignation as Executive Vice President and Head of Corporate Separation, we entered into a Separation Agreement and Mutual Release with Mr. Aitken dated February 16, 2009 that provided for certain severance payments to him as follows: a separation payment of $312,500 plus reimbursement of the cost for continued COBRA coverage for Mr. Aitken and his qualifying dependents for a period of up to 12 months. No changes were made to the vesting periods for stock option or restricted stock grants. Mr. Aitken entered into an exclusive Affiliate Agreement with LECG before March 1, 2009 and remains an exclusive Affiliate for at least six months.

        The treatment of LECG's retirement and equity compensation programs upon termination of employment or a change of control are discussed above in the section entitled "Change of Control Arrangements."

  Potential Termination Payments

        The following table quantifies the amounts that each executive officer with severance arrangements would be entitled to receive following certain types of termination events or a change of control. Each column in the following table is described in the above discussion and amounts shown are approximate and reflect certain assumptions that we have made in accordance with the SEC's rules. These assumptions are that termination of employment or change of control occurred on December 31, 2008 (the last day of our 2008 fiscal year) and the value of a share of our stock on that day was $6.71, the closing share price of our common stock on December 31, 2008.

        In addition, in accordance with the SEC's rules, the following table does not include payments and benefits that are not enhanced by the termination of employment or change of control. Payments and benefits not appearing in the table include: benefits accrued under LECG's 401(k) plan in which all employees participate; accrued vacation pay, health plan continuation and other similar amounts payable when employment terminates under programs applicable to LECG's salaried employees; amounts accumulated under the non-qualified deferred compensation plan; options and restricted stock grants that have vested and become exercisable prior to employment termination or change of control. The following table does not include columns for voluntary termination, retirement, death or disability, as we are not obligated to pay any amounts over and above vested benefits in any of these termination scenarios.

Name	Description of Benefit	Termination Without Cause or for Good Reason ($)	Change In Control ($)
Michael J. Jeffery	Change of Control	—	1,100,000
Steven R. Fife	Change of Control	—	775,000
Christopher J. Aitken	Change of Control	312,500	300,000
Tina M. Bussone	Change of Control	—	675,000
Deanne M. Tully	Change of Control	—	600,000

 AUDIT COMMITTEE REPORT

        LECG has a standing Audit Committee, established by its board of directors for the purpose of engaging LECG's independent registered public accountants, overseeing LECG's accounting and financial disclosure and reporting processes, the quality of management over LECG's accounting and finance organizations, LECG's internal control over financial reporting and audits of LECG's annual financial statements and internal control over financial reporting.

        The Audit Committee selects and engages, and monitors the activities and performance of Deloitte & Touche LLP, LECG's independent registered public accounting firm, including the audit scope, audit fees, auditor independence matters and approval in advance of the extent to which the independent registered public accounting firm may be retained to perform non-audit services. LECG's independent registered public accounting firm has provided the Audit Committee with the written disclosures and the letter required by the applicable requirements of the Public Company Accounting Oversight Board for independence accountant communications with the Audit Committees with respect to the auditor's independence and the Audit Committee has discussed with the independent audit firm and management that firm's independence from us.

        The Audit Committee has reviewed and discussed our audited financial statements for the fiscal year ended December 31, 2008 with our management. In addition, the Audit Committee has discussed with Deloitte & Touche LLP the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T, as may be amended or supplemented.

        Based on the Audit Committee's review of the matters noted above and its discussions with our independent auditors and our management, the Audit Committee recommended to the board of directors that the financial statements be included in our Annual Report on Form 10-K for 2008 for filing with the SEC.

Respectfully submitted by:
Allison Davis, Chairperson
Garrett F. Bouton
William W. Liebeck
Ruth M. Richardson

        The information contained above under the captions "Compensation Committee Report" and "Audit Committee Report" shall not be deemed to be "soliciting material" or to be "filed" with the SEC, nor will such information be incorporated by reference into any future SEC filing except to the extent that LECG specifically incorporates it by reference into such filing.

PROPOSAL 5: RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP

        The Audit Committee of our board of directors has selected Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2009. Before deciding to engage Deloitte & Touche LLP, the Audit Committee carefully considered that firm's qualifications as independent auditors. This included a review of the qualifications of the engagement team, the quality control procedures the firm has established, and any issues raised by the most recent quality control review of the firm; as well as its reputation for integrity and competence in the fields of accounting and auditing. The Audit Committee's review also included matters required to be considered under the SEC's Rules on Auditor Independence, including the nature and extent of non-audit services, to ensure that they will not impair the independence of the accountants. The Audit Committee expressed its satisfaction with Deloitte & Touche LLP in all of these respects.

        Although ratification by stockholders is not required by law, the board of directors has determined that it is desirable to request ratification of this selection by the stockholders. Notwithstanding its selection, the Audit Committee, in its discretion, may appoint a new independent registered public accounting firm at any time during the year if it believes that such a change would be in the best interest of LECG and its stockholders. If the stockholders do not ratify the appointment of Deloitte & Touche LLP, the Audit Committee may reconsider its selection.

        Deloitte & Touche LLP has audited our financial statements since fiscal year 2000. The board of directors expects that representatives of Deloitte & Touche LLP will be present at the annual meeting to respond to appropriate questions and to make a statement if they so desire.

Fees Billed By Deloitte & Touche LLP During Fiscal Years 2008 and 2007

        The following table presents the billed to LECG for audit and other services provided by Deloitte & Touche LLP for the years ended December 31, 2008 and 2007. All of the services described in the following fee table were approved in conformity with the Audit Committee's pre-approval process:

	2008	2007
	(in thousands)
Audit Fees(1)	$1,257	$1,101
Tax Fees(2)
Tax Compliance	154	209
Tax Advice	129	38
All Other Fees(3)	—	—

Total Fees	$1,540	$1,348

    (1)
    Audit fees include fees for services performed for the audit of our annual consolidated financial statements, review of condensed consolidated financial statements included in our quarterly reports on Form 10-Q, other services normally provided in connection with statutory and regulatory filings, and for attestation services related to Sarbanes-Oxley compliance.

    (2)
    Fees related to tax compliance are primarily for federal and states' filing requirements. Fees for tax advice consisted of assistance with matters related to certain foreign and domestic tax issues and/or in connection with acquisitions.

    (3)
    There were no other services performed by Deloitte & Touche LLP.

 Audit Committee Pre-Approval Policy

        Prior to the initiation of any audit related or non-audit related service, the Audit Committee is presented with a proposal for such service and an estimate of the fees for pre-approval. In the event the scope of the work requires change from the initial proposal, the modified proposal is presented to the Audit Committee for pre-approval. Requests for pre-approvals are presented to the Audit Committee at the time of the committee's regularly scheduled meetings, or on an as-needed basis. The Audit Committee has delegated to the Chair of the Audit Committee the authority to pre-approve audit, audit related and non-audit related services to be performed by LECG's independent registered public accounting firm and associated fees on an as-needed basis. Such pre-approvals are reported to the full Audit Committee at its next regularly scheduled meeting.

        The Audit Committee has determined the rendering of other professional services for tax compliance and tax advice by Deloitte & Touche LLP is compatible with maintaining their independence.

Vote Required	If a quorum is present, the affirmative vote of a majority of the shares present and entitled to vote at the annual meeting will be required to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm. Abstentions will have the effect of a vote "AGAINST" the ratification of Deloitte & Touche LLP as our independent registered public accounting firm. Broker non-votes will have no effect on the outcome of the vote.

  THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE RATIFICATION OF DELOITTE & TOUCHE LLP AS LECG'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2009.

 PROPOSAL 6: ADJOURNMENT OF THE MEETING

Adjournment of the Meeting

        Although it is not currently expected, the meeting may be adjourned to solicit additional proxies if there are not sufficient votes to approve the Merger and the issuance of LECG common stock pursuant thereto, approve the Investment and the issuance of the Series A Preferred Stock pursuant thereto and approve the Amended Charter. In that event, LECG may ask its stockholders to consider the adjournment of the meeting to solicit additional proxies, but not the other proposals described herein.

        In this proposal, we are asking you to authorize the holder of any proxy solicited by the LECG board of directors to vote in favor of granting discretionary authority to the proxies or attorneys-in-fact to adjourn the meeting for the purpose of soliciting additional proxies. If LECG stockholders approve the adjournment proposal, we could adjourn the meeting and any adjourned session of the meeting and use the additional time to solicit additional proxies, including the solicitation of proxies from stockholders that have previously returned properly executed proxies or authorized a proxy by telephone or via the Internet Web site. Additionally, we may seek to adjourn the meeting if a quorum is not present at the meeting.

Vote Required and Board Recommendation

        Approval of the proposal to adjourn the meeting requires an affirmative vote of the holders of a majority of the shares of LECG common stock present in person or by proxy at the meeting and entitled to vote on the proposal, voting together as a single class. No proxy that is specifically marked "AGAINST" approval of the Merger and the issuance of LECG common stock pursuant thereto, "AGAINST" approval of the Investment and the issuance of the Series A Preferred Stock pursuant thereto, or "AGAINST" approval of the Amended Charter will be voted in favor of the adjournment proposal, unless it is specifically marked "FOR" the proposal to adjourn the meeting.

  OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE PROPOSAL TO ADJOURN THE MEETING, IF NECESSARY, TO SOLICIT ADDITIONAL PROXIES IF THERE ARE NOT SUFFICIENT VOTES TO APPROVE THE MERGER AND THE ISSUANCE OF LECG COMMON STOCK PURSUANT THERETO, APPROVE THE INVESTMENT AND THE ISSUANCE OF THE SERIES A PREFERRED STOCK PURSUANT THERETO AND APPROVE THE AMENDED CHARTER.

 DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS
FOR 2010 ANNUAL MEETING

        Stockholders may present proposals for action at a future meeting, and may request that such proposals be included in the proxy materials we deliver to our stockholders for a future meeting, only if they comply with the requirements of the proxy rules established by the SEC and our bylaws. If we hold our 2010 Annual Meeting of Stockholders on or after November 22, 2010, then stockholder proposals that are intended to be included in our proxy statement and form of proxy relating to that meeting must be received by us no later than August 24, 2010 to be considered for inclusion, under rules set forth in the Exchange Act. However, we expect that we will advance the date for holding our 2010 Annual Meeting of Stockholders, so that it is held more than 30 calendar days earlier than December 22 in 2010. If we advance the scheduled date for our 2010 Annual Meeting by more than 30 calendar days, then stockholder proposals that are intended to be included in our proxy statement and form of proxy relating to that meeting must be presented to us a reasonable time before we begin to print and deliver our proxy materials. If we advance the date for our 2010 Annual Meeting of Stockholders, we will provide notice of the date we set for that meeting through disclosure under Item 5 in the earliest Quarterly Report on Form 10-Q that we file with the SEC after we determine the date for the meeting (or in a Current Report on Form 8-K, if the notice would otherwise not be timely).

        If a stockholder intends to submit a proposal or nomination for director for our 2010 Annual Meeting of Stockholders that is not to be included in our proxy statement and form of proxy relating to the meeting, the stockholder must give us notice in accordance with the requirements set forth in LECG's bylaws no later than ninety days before the date of the meeting. LECG's bylaws require that certain information and acknowledgments with respect to the proposal and the stockholder making the proposal be set forth in the notice. A copy of the relevant bylaw provision is available upon written request to LECG Corporation, 2000 Powell Street, Suite 600, Emeryville, California 94608, Attention: Corporate Secretary. You can also access our SEC filings, including our Annual Report on Form 10-K, on the SEC's website located at www.sec.gov and on our website at www.lecg.com.

        Please see "Corporate Governance" for a description of the requirements for submitting a candidate for nomination as a director at the 2010 annual meeting of stockholders.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

        LECG files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, proxy statements or other information that we file with the SEC at the following location of the SEC:

Public Reference Room
100 F. Street, N.E.
Washington, D.C. 20549

        Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. You may also obtain copies of reports, proxy statements or other information concerning us, including any document delivered along with this proxy statement, without charge, by written or telephonic request directed to us at LECG Corporation, 2000 Powell Street, Suite 600, Emeryville, California 94608, Attention: Corporate Secretary, (510) 985-6700. We will provide such information by first class mail or other equally prompt means within one business day of receipt of such request. If you would like to request documents, please do so by December 12, 2009 in order to receive them before the annual meeting.

 INCORPORATION BY REFERENCE

        The SEC allows us to "incorporate by reference" into this proxy statement documents that we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this proxy statement, and later information that we file with the SEC may update and supersede that information. We incorporate by reference portions of the documents listed below:

Company Filings:	Period:
Annual Report on Forms 10-K and 10-K/A	Year ended December 31, 2008

ANNUAL REPORT

        A copy of our annual report on Form 10-K (excluding exhibits) for the fiscal year ended December 31, 2008 accompanies this proxy statement. An additional copy, including exhibits, will be furnished without charge to beneficial stockholders or stockholders of record upon request to LECG Corporation, 2000 Powell Street, Suite 600, Emeryville, California 94608, Attention: Corporate Secretary.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING AN ADDRESS

        The broker, bank or other nominee for any stockholder who is a beneficial owner, but not the record holder, of the LECG shares may deliver only one copy of the this proxy statement, LECG's annual report on Form 10-K and/or the Notice of Internet Availability of Proxy Materials to multiple stockholders who share the same address, unless that broker, bank or other nominee has received contrary instructions from one or more of the stockholders. LECG will deliver promptly, upon written or oral request, a separate copy of the proxy statement and annual report on Form 10-K to a stockholder at a shared address to which a single copy of the documents was delivered. A stockholder who wishes to receive a separate copy of the proxy statement and annual report on Form 10-K, now or in the future, should submit their request to LECG by phoning (510) 985-6700 or by submitting a written request to LECG Corporation, 2000 Powell Street, Suite 600, Emeryville, California 94608, Attention: Corporate Secretary. Beneficial owners sharing an address who are receiving multiple copies of proxy materials and annual reports and wish to receive a single copy of such materials in the future will need to contact their broker, bank or other nominee to request that only a single copy of each document be mailed to all stockholders at the shared address in the future.

OTHER MATTERS

        Regardless of the number of shares you hold, it is important that your shares be represented at the meeting in order that a quorum will be present at the meeting. If you are unable to attend the meeting, you are urged to submit your proxy as promptly as possible by telephone or through the internet web site if permitted on your proxy card or by marking, signing and dating your proxy card and returning it without delay in the postage-paid envelope provided. The shares represented by each proxy that is signed and returned or submitted by telephone or via the internet web site will be voted in accordance with your directions.

        We know of no other matters to be submitted to the 2009 annual meeting of stockholders. If any other matters properly come before the 2009 annual meeting of stockholders, it is the intention of the persons named in the accompanying form of proxy to vote the shares they represent as the board of directors may recommend.

BY ORDER OF THE BOARD OF DIRECTORS
Dated: November 17, 2009

Deanne M. Tully General Counsel and Secretary

LECG FINANCIAL STATEMENTS

        The Financial Statements and Supplementary Data included under Item 8 in the LECG Corporation Annual Report on Form 10-K for the year ended December 31, 2008 are incorporated herein by reference. A copy of the Annual Report on Form 10-K accompanies this proxy statement.

LECG CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2009	2008	2009	2008
Fee-based revenues, net	$60,192	$83,221	$189,578	$255,751
Reimbursable revenues	2,531	2,829	7,319	9,880

Revenues	62,723	86,050	196,897	265,631
Direct costs	45,116	55,581	142,844	169,929
Reimbursable costs	2,512	3,058	7,703	10,069

Cost of services	47,628	58,639	150,547	179,998
Gross profit	15,095	27,411	46,350	85,633
Operating expenses:
General and administrative expenses	17,518	21,831	55,125	65,297
Depreciation and amortization	1,239	1,498	3,849	4,459
Other impairments	8,719	—	9,939	—
Restructuring charges	4,019	—	5,479	—
Divestiture charges	124	—	1,863	—

Operating (loss) income	(16,524)	4,082	(29,905)	15,877
Interest income	32	113	122	350
Interest expense	(659)	(122)	(1,617)	(533)
Other expense, net	(135)	(716)	(581)	(1,233)

(Loss) income before income taxes	(17,286)	3,357	(31,981)	14,461
Income tax expense	47,393	1,362	42,948	5,870

Net (loss) income	$(64,679)	$1,995	$(74,929)	$8,591

Earnings per share:
Basic	$(2.52)	$0.08	$(2.94)	$0.34
Diluted	$(2.52)	$0.08	$(2.94)	$0.34
Shares used in calculating earnings per share
Basic	25,654	25,340	25,515	25,316
Diluted	25,654	25,526	25,515	25,528

See notes to condensed consolidated financial statements

LECG CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except share data)

(unaudited)

	September 30, 2009	December 31, 2008
Assets
Current assets:
Cash and cash equivalents	$7,246	$19,510
Accounts receivable, net of allowance of $1,060 and $973	86,791	87,122
Prepaid expenses	5,494	5,996
Deferred tax assets, net—current portion	—	14,123
Signing, retention and performance bonuses—current portion	14,499	15,282
Income taxes receivable	12,450	7,662
Other current assets	4,392	2,447
Note receivable—current portion	540	518

Total current assets	131,412	152,660
Property and equipment, net	8,456	11,011
Goodwill	1,800	—
Other intangible assets, net	3,256	3,790
Signing, retention and performance bonuses	21,633	34,976
Deferred compensation plan assets	9,711	9,684
Note receivable	1,503	1,946
Deferred tax assets, net	—	36,952
Other long-term assets	5,320	5,188

Total assets	$183,091	$256,207

Liabilities and stockholders' equity
Current liabilities:
Accrued compensation	$36,740	$49,313
Accounts payable and other accrued liabilities	10,865	11,493
Payable for business acquisitions—current portion	2,755	3,846
Borrowings under line of credit	16,000	—
Deferred revenue	2,741	2,450
Liability associated with divestiture	—	2,642

Total current liabilities	69,101	69,744
Payable for business acquisitions	100	1,055
Deferred compensation plan obligations	9,900	9,632
Deferred rent	6,412	6,601
Other long-term liabilities	1,374	569

Total liabilities	86,887	87,601

Commitments and contingencies	—	—
Stockholders' equity
Common stock, $.001 par value, 200,000,000 shares authorized, 25,841,017 and 25,559,253 shares outstanding at September 30, 2009 and December 31, 2008, respectively	26	26
Additional paid-in capital	173,679	172,005
Accumulated other comprehensive loss	(554)	(1,407)
Accumulated deficit	(76,947)	(2,018)

Total stockholders' equity	96,204	168,606

Total liabilities and stockholders' equity	$183,091	$256,207

See notes to condensed consolidated financial statements

LECG CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	Nine months ended September 30,
	2009	2008
Cash flows from operating activities
Net (loss) income	$(74,929)	$8,591
Adjustments to reconcile net (loss) income to net cash used in operating activities:
Bad debt expense	99	99
Depreciation and amortization of property and equipment	3,315	3,370
Amortization of intangible assets	534	1,089
Amortization of signing, retention and performance bonuses	13,338	12,391
Deferred taxes	53,008	—
Non cash restructuring charges	1,234	—
Divestiture charges	1,739	—
Other impairments	9,939	—
Equity-based compensation	2,463	4,900
Excess tax benefits from equity-based compensation	—	(40)
Other	—	58
Changes in assets and liabilities:
Accounts receivable	(1,679)	(8,422)
Signing, retention and performance bonuses paid	(9,804)	(14,983)
Prepaid and other current assets	1,809	401
Accounts payable and other accrued liabilities	(1,682)	3,146
Income taxes receivable	(6,380)	(1,550)
Accrued compensation	(11,890)	(6,838)
Deferred revenue	345	134
Deferred compensation plan assets, net of liabilities	241	(613)
Deferred rent	(875)	(668)
Other assets	(730)	(3,913)
Other liabilities	778	282

Net cash used in operating activities	(19,127)	(2,566)

Cash flows from investing activities
Business acquisitions earn out payments	(3,885)	(4,736)
Divestiture payments	(3,210)	—
Purchase of property and equipment	(1,053)	(2,156)
Proceeds from note receivable	422	399
Proceeds from divestiture	619	—
Other	8	(46)

Net cash used in investing activities	(7,099)	(6,539)

Cash flows from financing activities
Borrowings under revolving credit facility	43,000	55,000
Repayments under revolving credit facility	(27,000)	(55,000)
Payment of loan fees	(2,243)	—
Proceeds from exercise or issuance of stock to employee and other	—	43
Excess tax benefits from equity-based compensation	—	40
Proceeds from issuance of stock—employee stock purchase plan	30	66

Net cash provided by financing activities	13,787	149

Effect of exchange rates on changes in cash	175	(341)

Decrease in cash and cash equivalents	(12,264)	(9,297)
Cash and cash equivalents, beginning of year	19,510	21,602

Cash and cash equivalents, end of period	$7,246	$12,305

Supplemental disclosure
Cash paid for interest	$1,014	$381

Cash paid for income taxes	$1,900	$7,327

See notes to condensed consolidated financial statements

LECG CORPORATION AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

1. Basis of presentation and operations

        The accompanying Condensed Consolidated Financial Statements include the accounts of LECG Corporation and its wholly owned subsidiaries (collectively, the "Company" or "LECG"). The Company provides expert services, including economic and financial analysis, expert testimony, litigation support and strategic management consulting to a broad range of public and private enterprises. Services are provided by academics, recognized industry leaders and former high-level government officials (collectively, "experts") with the assistance of a professional support staff. The Company's experts are comprised of employees of the Company as well as exclusive independent contractors. These services are provided primarily in the United States from the Company's headquarters in Emeryville, California and its 18 other offices across the country. The Company also has international offices in Argentina, Australia, Belgium, France, Hong Kong, Italy, Mexico, New Zealand, Spain and the United Kingdom.

        The Condensed Consolidated Statements of Operations for the three and nine months ended September 30, 2009 and 2008, the Condensed Consolidated Balance Sheet as of September 30, 2009 and the Condensed Consolidated Statements of Cash Flows for the nine months ended September 30, 2009 and 2008 are unaudited. In the opinion of management, these condensed consolidated statements include all adjustments, consisting only of normal recurring adjustments necessary for a fair presentation of LECG's consolidated financial position, results of operations and cash flows for the periods then ended. The December 31, 2008 consolidated balance sheet is derived from LECG's audited consolidated financial statements included in its Annual Report on Form 10-K for the year then ended. The results of operations for the three and nine months ended September 30, 2009 are not necessarily indicative of the results that may be expected for the year. The Condensed Consolidated Financial Statements in this report should be read in conjunction with the consolidated financial statements and related notes contained in the Annual Report on Form 10-K for 2008.

        The preparation of these Condensed Consolidated Financial Statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent liabilities at the date of the Condensed Consolidated Financial Statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ materially from those estimates.

        The carrying amounts of cash and cash equivalents, accounts receivable and accounts payable approximate their estimated fair values because of the short maturity of these financial instruments.

        The Company has evaluated all subsequent events through the date the financial statements were issued and filed with the Securities Exchange Commission (the "SEC") on November 6, 2009.

Recently issued accounting standards

        During the second quarter of 2009, the Company adopted new accounting guidance related to subsequent events as issued by the Financial Accounting Standards Board ("FASB") Accounting Standards Codification ("ASC") 855, Subsequent Events ("FASB ASC 855"). The new requirement establishes the accounting for and disclosures of events that occur after the balance sheet date but before financial statements are issued or are available to be issued. It requires the disclosure of the date through which an entity has evaluated subsequent events and the basis for that date, that is, whether that date represents the date the financial statements were issued or were available to be issued. See "Principles of consolidation and basis of presentation" included in "Note 1—Basis of

LECG CORPORATION AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) (Continued)

1. Basis of presentation and operations (Continued)

presentation and operations" for the related disclosure. The adoption of this accounting guidance did not have a material impact on the Company's consolidated financial position, results of operations or cash flows.

        During the third quarter of 2009, the Company adopted the new ASC as issued by the FASB. The ASC has become the source of authoritative generally accepted accounting principles in the United States ("U.S. GAAP") recognized by the FASB to be applied by non-governmental entities. The ASC is not intended to change or alter existing GAAP. The adoption of the ASC did not have a material impact on the Company's consolidated financial position, results of operations or cash flows.

2. Earnings per share and share amounts

        Basic earnings per share is computed by dividing the net income or loss attributable to common stockholders for the period by the weighted average number of common shares outstanding during the period. Diluted earnings per share is computed by dividing the net loss or income attributable to common stockholders for the period by the weighted average number of common and common equivalent shares outstanding during the period. Common equivalent shares as determined by the treasury stock method are included in the diluted earnings per common share calculation to the extent these shares are dilutive. If the Company has a net loss for the period, common equivalent shares are excluded from the denominator because their effect would be anti-dilutive.

        The following is a reconciliation of net (loss) income and the number of shares used in the basic and diluted earnings per share computations (in thousands, except per share amounts):

	Three months ended September 30,		Nine months ended September 30,
	2009	2008	2009	2008
Net (loss) income	$(64,679)	$1,995	$(74,929)	$8,591
Weighted average shares outstanding
Basic	25,654	25,340	25,515	25,316
Effect of dilutive stock options and unvested restricted stock	—	186	—	212

Diluted	25,654	$25,526	25,515	$25,528

Earnings per share:
Basic	$(2.52)	$0.08	$(2.94)	$0.34
Diluted	$(2.52)	$0.08	$(2.94)	$0.34

        Approximately 4.4 million and 5.0 million of anti-dilutive securities for the three months ended September 30, 2009 and 2008, respectively, were excluded from the calculation of diluted earnings per share. For the nine months ended September 30, 2009 and 2008, approximately 5.2 million and 4.6 million of anti-dilutive securities, respectively, were excluded from the calculation of diluted earnings per share.

LECG CORPORATION AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) (Continued)

3. Equity-based compensation

        The Company has a 2003 Stock Option Plan (the "Plan"), under which restricted stock, restricted stock units and stock options may be granted to employees, directors and consultants. During the nine months ended September 30, 2009, share based awards included restricted stock unit grants of 640,152 shares and restricted stock awards of 6,000 shares. In general, these restricted stock units and shares of restricted stock vest over three to five years with a weighted average vesting period of 3.7 and 2.6 years, respectively, and are subject to the recipient's continuing service to LECG. The compensation cost of restricted stock units and restricted stock is determined using the fair value of the Company's common stock on the date of grant. The weighted average grant date fair value for restricted stock units and restricted stock awarded during the nine month period was $3.49 per share, resulting in a total value of $2.3 million, which will be expensed on a straight-line basis over the vesting period.

        The following table summarizes equity-based compensation and its effect on direct costs, general and administrative expenses and earnings (in thousands):

	Three months ended September 30,		Nine months ended September 30,
	2009	2008	2009	2008
Direct costs	$1,006	$1,140	$2,963	$2,849
General and administrative expenses (benefit)	(1,759)	721	(500)	2,051

Equity-based compensation effect on earnings before income tax	(753)	1,861	2,463	4,900
Income tax (benefit)	—	(756)	—	(1,989)

Equity-based compensation effect on earnings	$(753)	$1,105	$2,463	$2,911

        For the three months ended September 30, 2009, equity-based compensation benefit is composed of approximately $2.8 million of stock-based compensation expense recovery related to previously recognized expense on the unvested portion of certain 7-year cliff vesting options of a terminated employee, offset by approximately $0.6 million of accelerated expense related to the voluntary surrender of stock options to purchase approximately 192,000 shares of common stock previously granted, and $1.4 million of recurring equity-based compensation charges. For the nine months ended September 30, 2009, equity-based compensation expense is composed of approximately $2.8 million of stock-based compensation expense recovery, offset by approximately $0.6 million of accelerated expense and $4.7 million of recurring equity-based compensation charges.

LECG CORPORATION AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) (Continued)

4. Comprehensive (loss) income

        Comprehensive (loss) income represents net (loss) income plus other comprehensive income resulting from changes in foreign currency translation. The reconciliation of LECG's comprehensive (loss) income is as follows (in thousands):

	Three months ended September 30,		Nine months ended September 30,
	2009	2008	2009	2008
Net (loss) income	$(64,679)	$1,995	$(74,929)	$8,591
Foreign currency translation gain (loss)	348	(1,694)	852	(1,109)

Comprehensive (loss) income	$(64,331)	$301	$(74,077)	$7,482

5. Goodwill and payable for business acquisitions

        In May 2009, the Company entered into an amendment to the Secura Group, LLC ("Secura") asset purchase agreement to settle certain contingent obligations to the former sellers. As a result, the Company will make additional purchase price payments totaling $1.8 million, of which $1.7 million is due December 31, 2009 and $0.1 million is due March 1, 2011. The asset purchase agreement required an additional purchase price payment of up to $2.5 million if Secura exceeded a compound annual growth rate of revenue of 7% or greater and a cumulative gross margin of 40% or greater from February 2007 to December 2010. Secura had exceeded these financial performance targets through May 2009 and the Company negotiated a $1.8 million settlement with the Secura sellers for this contingent obligation. The Company recorded the purchase price settlement as goodwill based on Secura's financial performance in excess of the earn-out targets and its original operating forecast through the date of the settlement agreement in May 2009.

        The additional purchase price goodwill asset is subject to review for impairment under the criteria outlined in FASB ASC 350, Intangible—Goodwill and Other. For impairment testing purposes, the Company assigned this goodwill to the Finance and Accounting Services segment. At September 30, 2009, the Economics reporting unit did not have any assigned goodwill. The Company performed its annual goodwill impairment test using an October 1st measurement date. The fair value of the FAS reporting unit exceeded its carrying value; and as a result, the Company concluded that the goodwill asset was not impaired as of the measurement date.

6. Borrowing arrangements

        As of September 30, 2009, the Company had $16.0 million in outstanding borrowings under its revolving credit facility (the "Facility"), and $1.6 million in outstanding letters of credit. The effective interest rate was 6.25%. As of September 30, 2009, the Facility provided for maximum borrowings up to $100 million, of which $25 million was available for letters of credit. Borrowings under the Facility are guaranteed by LECG Corporation and its domestic subsidiaries. The Facility expires in December 2011.

        On November 4, 2009, the Company executed the fifth amendment to the Facility to provide a waiver for the potential non-compliance with two of the financial covenants (the fixed charge coverage ratio at September 30, 2009, and the ratio of Adjusted EBITDA to aggregate signing and performance

LECG CORPORATION AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) (Continued)

6. Borrowing arrangements (Continued)

bonuses in the 12 months ended September 30, 2009), and to make other modifications to the terms of the Facility. As a result of the fifth amendment, the following changes were made to the terms of the Facility: (i) until further notice from the lenders, the additional margin over the base interest rate on amounts outstanding was set at 450 basis points for Eurocurrency loans and letters of credit, and set at 350 basis points for other loans (having previously been a range of 250 to 450 basis points, based on the level of debt to adjusted EBITDA) and the unused commitment fee was set at 0.60% (having previously been a range of 0.50% to 0.60%); (ii) the covenant to maintain a total debt to adjusted EBITDA ratio was revised to require a ratio of less than 2.50 to 1.00 for any computation period ending prior to December 31, 2009, and to require a ratio of less than 2.00 to 1.00 for computation periods ending on December 31, 2009 and thereafter (having previously been a ratio of less than 2.5 to 1.0); (iii) the limitations on the total amount of signing and performance bonuses that may be paid within a rolling 12 month period were modified to be less restrictive for 2009 and the first two quarters of 2010; (iv) the minimum required fixed charge coverage ratio was reduced to be 1.25 to 1.00 for the fourth quarter of 2009, 1.50 to 1.00 for the first quarter of 2010, 1.75 to 1.00 for the second quarter of 2010, and 2.00 to 1.00 for the third quarter of 2010 and thereafter (having previously been 2.00 to 1.00 for those quarterly periods); (v) the definitions of EBIT and Adjusted EBITDA were modified to allow for the restructuring charges in the third quarter of 2009 and related cash uses; and (vi) the Company agrees to a reduction in the commitment amount under the Facility to $75 million. The Company paid $0.4 million in fees in the fourth quarter of 2009 related to the fifth amendment.

        The lenders continue to hold a security interest in the Company's accounts receivable and other personal property. The borrowing capacity under the Facility continues to be limited to 80% of the Company's domestic billed receivables that are aged less than 120 days until the Company achieves a certain level of financial performance, as defined in the fourth amendment; and as of September 30, 2009, the borrowing capacity of the Company under the Facility is effectively limited to $29.2 million. The Facility continues to include other customary financial and non-financial covenants, including asset, leverage and debt coverage ratios, as well as limitations on the total amount of signing, retention and performance bonus payments made within a 12 month period.

        Maintaining compliance with these covenants is critical to the Company's operations. The continued economic downturn adds uncertainty to the Company's anticipated revenue levels as shown by declines in the Company's revenue during the fourth quarter of 2008 and the first and third quarters of 2009. The Company has executed a number of restructuring actions in response to these revenue declines. Should revenue declines continue or other unforeseen adverse developments occur, the Company would seek to remain in compliance with the debt covenants through further restructuring actions.

LECG CORPORATION AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) (Continued)

7. Accrued compensation

        Accrued compensation consists of the following (in thousands):

	September 30,	December 31,
	2009	2008
Expert compensation	$21,180	$27,944
Project origination fees	8,095	12,421
Vacation payable	2,843	2,444
Professional staff compensation	786	1,289
Administrative staff compensation	1,736	1,643
Signing, retention and performance bonuses payable	175	763
Other payroll liabilities	1,925	2,809

Total accrued compensation	$36,740	$49,313

8. Commitments and contingencies

Legal proceedings

        The Company is a party to certain legal proceedings arising out of the ordinary course of business, including proceedings that involve claims of wrongful termination by experts and professional staff who formerly worked for the Company, and claims for payment of disputed amounts relating to agreements in which the Company has acquired businesses. The outcomes of these matters are uncertain, and the Company's management is not able to estimate the amount or range of amounts that may become payable as a result of a judgment or settlement in such proceedings. However, in the opinion of the Company's management, the outcomes of these proceedings, individually and in the aggregate, would not have a material adverse effect on the Company's business, financial position, results of operations or cash flows.

Business acquisitions and certain expert hires

        The Company has made commitments in connection with its business acquisitions that will require the Company to pay additional purchase consideration to the sellers if specified performance targets are met over a number of years, as specified in the related purchase agreements. These amounts are generally calculated and payable at the end of a calendar or fiscal year or other measurement periods. See Note 3 of Notes to Consolidated Financial Statements included in the Company's Annual Report on Form 10-K for 2008 for a description of the commitments and contingencies related to the acquisitions of Secura, Mack Barclay, and Neilson Elggren.

LECG CORPORATION AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) (Continued)

8. Commitments and contingencies (Continued)

        The accrued purchase price payable, and the total potential remaining purchase price payments at September 30, 2009, and the date of any final potential payment by acquisition are as follows (in thousands):

	Acquisition Date	Accrued Purchase Price payable at 9/30/2009(1)	Potential remaining payments(2)	Date of final or potential payments(3)
Secura	Mar-07	$1,800	$—	Mar-11
Mack Barclay	May-06	1,055	—	Jul-10
Neilson Elggren	Nov-05	—	1,500	Dec-10

Total additions		$2,855	$1,500

    (1)
    Included in "Payable for business acquisitions" on the Condensed Consolidated Balance Sheet.

    (2)
    Represents additional potential purchase price to be paid and goodwill to be recognized in the future if specified performance targets and conditions are met.

    (3)
    Represents final date of any payment or potential payment.

        The Company has made commitments in connection with certain expert employment agreements that will require the Company to pay performance bonuses if specified performance targets are met over a number of years. Some of these performance bonus agreements include provisions such that unearned amounts are recoverable from the expert if he or she were to voluntarily leave the Company or be terminated for cause prior to a specified date.

        In connection with the hiring of certain experts and professional staff in March 2004, the Company will pay additional performance bonuses of $2.5 million if specified performance targets are achieved prior to March 2011. In connection with the hiring of certain experts and professional staff in August 2006, the Company will pay performance bonuses of $6.0 million if specified performance targets are achieved by December 2011. All such performance bonus payments are subject to amortization from the time the bonus is earned through July 2014.

Significant expert retention and performance bonus contingencies

        In July, September and November 2009, the Company entered into amended employment agreements with several experts and has made or is committed to make the following retention payments or performance related payments if certain criteria are achieved at various measurement periods from 2010 to 2015. All such retention and performance payments will only be made if the expert is an employee of the Company on the payment date and are subject to amortization and potential repayment if the expert voluntary terminates or is terminated for cause, generally from the

LECG CORPORATION AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) (Continued)

8. Commitments and contingencies (Continued)

time the payment is made through 2017. The table below presents the potential payments due by the years ending December 31 (in thousands):

Year	Retention	Performance	Total
2009	$1,500	$—	$1,500
2010	8,000	4,000	12,000
2011	500	3,300	3,800
2012	500	2,100	2,600
2013	500	5,350	5,850
Thereafter	—	1,750	1,750

Total	$11,000	$16,500	$27,500

Tax contingencies

        In 2007 the Argentine taxing authority ("AFIP") completed its audit of LECG Buenos Aires' ("LECG BA") income tax returns for 2003 and 2004 and its withholding tax return for 2005. In connection with this audit, the AFIP issued a notice to disallow certain deductions claimed for those years as well as a proposal to impose a withholding tax on certain payments made by LECG BA to LECG LLC, its U.S. parent company. The AFIP proposed to limit the deductibility of costs charged by LECG LLC to LECG BA for expert and staff services performed by LECG personnel outside of Argentina on client related matters, and to require withholding tax on certain payments by LECG BA for services rendered by LECG personnel outside of LECG BA. In 2008, the Company elected to pay to the Argentine government $2.0 million for potential tax deficiencies and $1.3 million of potential interest in order to avoid the accrual of additional interest, while reserving its right to defend its position in Argentine tax court. The Company has recorded $3.3 million of payments to the Argentine taxing authority as Other long-term assets in the Condensed Consolidated Balance Sheets at September 30, 2009 and December 31, 2008.

        On April 8, 2009, the Company was notified that the AFIP had terminated the penalty procedures relating to amounts previously paid for the 2003 and 2004 income tax and 2005 withholding tax deficiencies due to the passage of Argentine National Law No. 26.476 (Tax Moratorium). However, the Company may still be subject to penalties and interest on a potential underpayment of taxes related to the 2005 withholding tax return. Also, based on the results of the completed audit discussed above, the Company may receive additional notices for assessments of additional income taxes, penalties, and interest related to the Company's 2005 and 2006 income tax returns and withholding taxes, penalties, and interest on payments made to the U.S. parent company to settle intercompany balances from June 2005 to December 2007.

        Amounts paid in connection with the potential income and withholding tax deficiency would qualify for a foreign tax credit on LECG's U.S. tax return and would result in a deferred tax asset on LECG's Condensed Consolidated Balance Sheets, the realization of which would be dependent upon the ability to utilize the foreign tax credit within the ten-year expiration period. The Company believes that it properly reported these transactions in its Argentine tax returns and has assessed that its position in this matter will be sustained. Accordingly, the Company has not recognized any additional tax liability in connection with this matter at September 30, 2009.

LECG CORPORATION AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) (Continued)

9. Income taxes

        The Company's deferred tax assets are generally projected to reverse over the next one to thirty-three years. The extended reversal period is the result of significant income tax basis in intangibles which were impaired for financial statement purposes during 2008. Tax amortization from these assets, if not offset with current taxable income, would create a net operating loss with a 20-year carryforward period for federal tax purposes. During the third quarter of 2009, the Company reviewed its deferred tax assets, as well as projected taxable income, for recovery using the "more likely than not" approach by assessing the available evidence surrounding its recoverability. The Company considered all available evidence, both positive and negative, including forecasts of future taxable income, tax planning strategies and past operating results which includes the net loss for the year ended December 31, 2008 and the net loss for the nine months ended September 30, 2009. Even though the Company projects income in future years, based upon past losses, the current economic environment, and the difficulty of accurately projecting income, the Company determined that it was "more likely than not" that its deferred tax assets may not be realized. Consequently, a full valuation allowance of $53.0 million has been recorded at September 30, 2009, against the Company's deferred tax assets. In future years, if the Company begins to generate taxable income and management determines that the deferred tax asset is recoverable, the valuation allowance will be reversed. Any such reversal will result in a tax benefit in the period of reversal.

10. Restructuring, divestiture and other impairments charges

        During the third quarter of 2009, the Company executed additional restructuring actions intended to further rationalize its cost structure with current business and market conditions. These actions included a workforce reduction of 71 billable headcount and 20 administrative staff, as well as an adjustment to the compensation structure of 36 billable headcount and 9 administrative staff. The workforce reduction was mostly composed of involuntary terminations, but also included voluntary terminations that were not replaced. Net restructuring charges in the third quarter of 2009 totaled $4.0 million, of which $0.9 million was non-cash related and $3.1 million was cash related, and were primarily composed of $1.0 million of one-time termination benefits, $2.0 million of lease termination costs, and $1.0 million of unearned bonus and draw deficit write-offs.

        During the second quarter of 2009, the Company had also executed restructuring actions intended to rationalize its cost structure with the current business and market conditions. These actions included a workforce reduction of 62 billable headcount and 21 administrative staff, as well as an adjustment to the compensation structure of 45 billable headcount and 30 administrative staff. The workforce reduction was mostly composed of involuntary terminations, but also included voluntary terminations that were not replaced. Net restructuring charges in the second quarter of 2009 totaled $1.4 million, of which $0.3 million was non-cash related and $1.1 million was cash related, and were primarily composed of $1.1 million of one-time termination benefits and $0.3 million of other costs.

        During 2007 and the fourth quarter of 2008, the Company had also executed a number of restructuring actions, which included a workforce reduction of 156 billable headcount and 44 administrative staff and the closure of nine offices and a computer facility.

LECG CORPORATION AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) (Continued)

10. Restructuring, divestiture and other impairments charges (Continued)

        The table below summarizes the liabilities incurred and the periodic activity related to these restructuring actions (in thousands):

	One-time termination benefits	Lease termination costs	Asset impairments and other	Total
Liability at December 31, 2007	$436	$1,037	$—	$1,473
Restructuring charge recovery	—	(500)	—	(500)
Restructuring charges	3,211	785	2,441	6,437
Cash payments	(1,576)	(709)	—	(2,285)
Write-off of assets	—	—	(2,441)	(2,441)
Foreign exchange translation	(13)	—	—	(13)

Liability at December 31, 2008	2,058	613	—	2,671
Restructuring charges	2,184	1,863	1,433	5,480
Cash payments	(3,677)	(482)	—	(4,159)
Write-off of assets	—	—	(1,433)	(1,433)
Other adjustments	51	197	—	248

Liability at September 30, 2009	$616	$2,191	$—	$2,807

        In the third quarter of 2009, the Company recognized a charge to operations of $0.1 million related to the divestiture of its Canadian practice. The Company had previously recognized a charge to operations of $1.6 million in the second quarter of 2009 in connection with the divestiture of its Canadian practice and an additional $0.1 million related to the February 2008 divestiture of a portion of its practice in Milan, Italy. The cash flows from the Canadian practice that will be permanently eliminated were not material to the Company's consolidated revenues, gross profit, results of operations or cash flows.

        The Company recognized other non-cash impairment charges totaling $8.7 million during the third quarter of 2009, consisting of $5.9 million related to the write-off of unearned bonuses for experts, $1.4 million of net charges related to the write-off of certain client receivables, $0.9 million related to certain prepaid costs which the Company considered unrecoverable, and $0.5 million related to other asset write-offs. The $1.4 million charge related to two specific client receivables that have been the subject of arbitration proceedings for over one year. The Company determined that these receivables were impaired based primarily on the length of time these amounts have been outstanding and the lack of favorable developments in the arbitration proceedings. The impairment charge represents the gross amount of these receivables, net of recoveries from the at-risk experts who originally worked on these matters.

        The Company recognized other impairment charges totaling $1.2 million during the second quarter of 2009, primarily composed of $1.1 million related to the expensing of certain prepaid costs which the Company considered unrecoverable and $0.1 million related to other asset write-offs.

LECG CORPORATION AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) (Continued)

11. Segment reporting

        The Company manages its business in two operating segments: Economics Services and Finance and Accounting Services. See Note 16 of Notes to Consolidated Financial Statements included in the Company's Annual Report on Form 10-K for 2008 for a description of the Company's two operating segments.

        All segment revenues are generated from external customers and there are no intersegment revenues or expenses. The Company does not allocate general and administrative operating expenses to its two segments. Summarized financial information by segment for the three and nine months ended September 30, 2009 and 2008 is as follows (in thousands, except percentages):

	Three months ended September 30,
	2009			2008
	Economics	Finance and Accounting	Total	Economics	Finance and Accounting	Total
Fee-based revenues, net	$24,808	$35,384	$60,192	$36,658	$46,563	$83,221
Reimbursable revenues	765	1,766	2,531	745	2,084	2,829

Revenues	25,573	37,150	62,723	37,403	48,647	86,050
Direct costs	18,598	26,518	45,116	23,525	32,056	55,581
Reimbursable costs	752	1,760	2,512	945	2,113	3,058

Cost of services	19,350	28,278	47,628	24,470	34,169	58,639

Gross profit	$6,223	$8,872	15,095	$12,933	$14,478	27,411

Gross margin	24.3%	23.9%	24.1%	34.6%	29.8%	31.9%
Charges not allocated at the segment level:
General and administrative expenses			17,518			21,831
Depreciation and amortization			1,239			1,498
Other impairments			8,719			—
Restructuring charges			4,019			—
Divestiture charges			124			—
Interest income			(32)			(113)
Interest expense			659			122
Other expense, net			135			716

(Loss) income before income taxes			$(17,286)			$3,357

LECG CORPORATION AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) (Continued)

11. Segment reporting (Continued)

	Nine months ended September 30,
	2009			2008
	Economics	Finance and Accounting	Total	Economics	Finance and Accounting	Total
Fee-based revenues, net	$81,100	$108,478	$189,578	$114,280	$141,471	$255,751
Reimbursable revenues	2,379	4,940	7,319	3,558	6,322	9,880

Revenues	83,479	113,418	196,897	117,838	147,793	265,631
Direct costs	58,393	84,451	142,844	74,557	95,372	169,929
Reimbursable costs	2,607	5,096	7,703	3,818	6,251	10,069

Cost of services	61,000	89,547	150,547	78,375	101,623	179,998

Gross profit	$22,479	$23,871	46,350	$39,463	$46,170	85,633

Gross margin	26.9%	21.0%	23.5%	33.5%	31.2%	32.2%
Charges not allocated at the segment level:
General and administrative expenses			55,125			65,297
Depreciation and amortization			3,849			4,459
Other intangible assets impairment			9,939			—
Restructuring charges			5,479			—
Divestiture charges			1,863			—
Interest income			(122)			(350)
Interest expense			1,617			533
Other expense, net			581			1,233

(Loss) income before income taxes			$(31,981)			$14,461

SMART FINANCIAL STATEMENTS

SMART BUSINESS HOLDINGS, INC. AND SUBSIDIARIES

Index

Page
Report of Independent Public Accountants	FP-19
Consolidated Balance Sheets September 30, 2009 (unaudited), and December 31, 2008, 2007 and 2006	FP-20
Consolidated Statements of Operations Nine Months Ended September 30, 2009 and 2008 (unaudited)	FP-21
Consolidated Statements of Operations Year Ended December 31, 2008, Period from May 15, 2007 to December 31, 2007, Period from January 1, 2007 to May 14, 2007 and Year Ended December 31, 2006	FP-22
Consolidated Statements of Cash Flows Nine Months Ended September 30, 2009 and 2008 (unaudited)	FP-23
Consolidated Statements of Cash Flows Year Ended December 31, 2008, Period from May 15, 2007 to December 31, 2007, Period from January 1, 2007 to May 14, 2007 and Year Ended December 31, 2006	FP-24
Consolidated Statements of Equity (Deficiency) Nine Months Ended September 30, 2009 and 2008 (unaudited)	FP-25
Consolidated Statements of Equity (Deficiency) Year Ended December 31, 2008, Period from May 15, 2007 to December 31, 2007, Period from January 1, 2007 to May 14, 2007 and Year Ended December 31, 2006	FP-26
Notes to Consolidated Financial Statements	FP-27

Report of Independent Public Accountants

To the Board of Directors and Stockholders
SMART Business Holdings, Inc.

        We have audited the accompanying consolidated balance sheets of SMART Business Holdings, Inc. and Subsidiaries ("Holdings") as of December 31, 2008 and 2007, and the related consolidated statements of operations, equity (deficiency) and cash flows for the year ended December 31, 2008 and the period from May 15, 2007 to December 31, 2007 and the consolidated balance sheet of SMART Business Advisory and Consulting, LLC and Subsidiaries ("Predecessor Entity") as of December 31, 2006, and the related consolidated statements of operations, equity (deficiency) and cash flows for the period from January 1, 2007 to May 14, 2007 and the year ended December 31, 2006. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

        We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of SMART Business Holdings, Inc. and Subsidiaries as of December 31, 2008 and 2007, and their results of operations and cash flows for the year ended December 31, 2008 and for the period from May 15, 2007 to December 31, 2007 and the financial position of SMART Business Advisory and Consulting, LLC and Subsidiaries at December 31, 2006, and their results of operations and cash flows for the period from January 1, 2007 to May 14, 2007 and the year ended December 31, 2006, in conformity with accounting principles generally accepted in the United States of America.

/s/ J.H. COHN LLP
Lawrenceville, New Jersey April 28, 2009

SMART BUSINESS HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Dollar amounts in thousands)

				Predecessor Entity
	September 30, 2009	December 31, 2008	December 31, 2007	December 31, 2006
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$5,713	$9,026	$8,055	$3,493
Restricted cash	571	1,013	—	—
Billed receivables, net	14,853	11,742	14,314	14,130
Unbilled receivables	10,328	8,319	8,708	7,320
Prepaid expenses and other current assets	1,843	1,528	1,373	2,349

Total current assets	33,308	31,628	32,450	27,292
Property and equipment, net	5,002	5,906	6,656	5,682
Goodwill	15,420	15,420	43,792	1,223
Intangible assets, net	26,693	30,678	42,487	3,158
Debt issuance costs, net	449	653	1,287	—
Deposits and other assets	1,254	1,199	1,678	1,281

Total assets	$82,126	$85,484	$128,350	$38,636

Liabilities and Equity (Deficiency)
Current liabilities:
Current portion of long-term debt	$507	$911	$819	$2,907
Accounts payable	907	747	1,137	2,200
Accrued compensation and benefits	6,468	6,688	5,884	5,431
Accrued expenses	1,792	948	942	875
Deferred revenues	464	678	271	333
Derivative financial instrument liability	—	—	763	—

Total current liabilities	10,138	9,972	9,816	11,746
Long-term debt, net of current portion	42,299	42,562	46,414	4,990
Deferred income taxes	23	—	881	—
Deferred rent	2,282	2,410	610	—
Deferred compensation and other liabilities	351	384	424	1,190

Total liabilities	55,093	55,328	58,145	17,926

Commitments and contingencies
Redeemable preferred stock, 6% cumulative; 61,891 shares authorized; 61,890 issued and outstanding (liquidation preference and redemption values at September 30, 2009 and December 31, 2008 of $65,095 and $62,317, including cumulative dividends of $3,205 and $427, respectively)	65,095	62,317	—	—

Equity (Deficiency):
Convertible preferred stock, 8% cumulative; 5,920 shares authorized, issued and outstanding at December 31, 2007	—	—	62,184	—
Undesignated preferred stock, 50,000 shares authorized; no shares issued	—	—	—	—
Common stock, at par; at September 30, 2009 and December 31, 2008 1,700,464 authorized; at September 30, 2009 and December 31, 2008 outstanding 1,010,871 and 1,030,488, respectively; at December 31, 2007 authorized and outstanding 14,080 and 1,480, respectively	1	1	—	—
Additional paid-in capital	27,392	30,144	14,823	—
Treasury stock at cost, 21,248 and 631 shares at September 30, 2009 and December 31, 2008, respectively	(660)	(659)	—	—
Accumulated deficit	(64,389)	(60,661)	(6,060)	—
Members' capital	—	—	—	20,720
Accumulated other comprehensive loss	(406)	(986)	(742)	(10)

Total equity (deficiency)	(38,062)	(32,161)	70,205	20,710

Total liabilities and equity (deficiency)	$82,126	$85,484	$128,350	$38,636

See Notes to Consolidated Financial Statements.

SMART BUSINESS HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(Dollar amounts in thousands)

	Nine months ended
	September 30, 2009	September 30, 2008
	(unaudited)	(unaudited)
Revenues and reimbursable expenses:
Revenues	$74,191	$75,656
Reimbursable expenses	4,071	3,828

Total revenues and reimbursable expenses	78,262	79,484

Costs and expenses:
Direct costs (exclusive of depreciation and amortization shown separately)	50,889	51,491
Reimbursable expenses	4,402	3,198
Selling, general and administrative	18,820	25,326
Depreciation	1,302	1,315
Amortization of intangibles	3,766	3,909
Goodwill impairment loss	—	25,120

Total costs and expenses	79,179	110,359

Operating loss	(917)	(30,875)
Interest expense	(2,918)	(3,503)
Other expense, net	129	(289)

Loss before income tax expense	(3,706)	(34,667)
Income tax expense	22	1,981

Net loss	$(3,728)	$(36,648)

See Notes to Consolidated Financial Statements.

SMART BUSINESS HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(Dollar amounts in thousands)

			Predecessor Entity
	Year ended December 31, 2008	Period from May 15, 2007 to December 31, 2007	Period from January 1, 2007 to May 14, 2007	Year ended December 31, 2006
Revenues and reimbursable expenses:
Revenues	$98,889	$67,131	$43,594	$100,139
Reimbursable expenses	4,901	3,204	1,706	6,211

Total revenues and reimbursable expenses	103,790	70,335	45,300	106,350

Costs and expenses:
Direct costs (exclusive of depreciation and amortization shown separately)	68,269	42,786	24,872	56,959
Reimbursable expenses	4,293	3,607	2,136	5,996
Selling, general and administrative	35,666	19,147	11,817	27,933
Acquisition-related expenses	—	—	6,133	—
Depreciation	1,770	1,161	695	1,570
Amortization of intangibles	5,176	3,303	359	955
Trademark impairment loss	6,000	—	—	—
Goodwill impairment loss	26,292	—	—	—

Total costs and expenses	147,466	70,004	46,012	93,413

Operating income (loss)	(43,676)	331	(712)	12,937
Interest expense	(5,336)	(2,962)	(834)	(1,784)
Other expense, net	(558)	(207)	(175)	(949)

Income (loss) from continuing operations before provision for income taxes	(49,570)	(2,838)	(1,721)	10,204
Income tax expense	615	238	—	—

Income (loss) from continuing operations	(50,185)	(3,076)	(1,721)	10,204
Income (loss) from discontinued operations	—	—	14	(477)

Net income (loss)	$(50,185)	$(3,076)	$(1,707)	$9,727

See Notes to Consolidated Financial Statements.

SMART BUSINESS HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Dollar amounts in thousands)

	Nine months ended
	September 30, 2009	September 30, 2008
	(unaudited)	(unaudited)
Cash flows from operating activities:
Net loss	$(3,728)	$(36,648)
Adjustments to reconcile net loss to cash used in operating activities:
Provision for uncollectible receivables	713	1,500
Amortization of debt issuance costs and discounts	321	226
Amortization of terminated derivative's fair value adjustments	364	38
Amortization of intangible assets	3,766	3,909
Depreciation	1,302	1,315
Gain on disposal of assets	—	(257)
Loss (gain) on foreign exchange transactions	(88)	538
Debt-related losses	—	11
Share-based payment expense	27	143
Deferred income taxes	23	1,981
Goodwill impairment loss	—	25,120
Changes in operating assets and liabilities:
Billed receivables	(3,824)	267
Unbilled receivables, net of deferred revenues	(2,224)	(3,022)
Prepaid expenses and other assets	66	(273)
Accounts payable and other liabilities	706	(271)

Net cash used in operating activities	(2,576)	(5,423)

Cash flows from investing activities:
Proceeds from sales of assets	—	1,127
Purchase of property and equipment	(379)	(683)
Decrease (increase) in restricted cash	442	(5,000)

Net cash provided by (used in) investing activities	63	(4,556)

Cash flows from financing activities:
Proceeds from capital contribution	—	5,000
Repayments of long-term borrowings	(491)	(547)
Short-term borrowings, net	(294)	262
Redemptions of capital	(2)	—
Purchases of treasury stock	—	(500)

Net cash provided by (used in) financing activities	(787)	4,215

Effect of exchange rate changes on cash	(13)	(37)

Net decrease in cash and cash equivalents	(3,313)	(5,801)
Cash and cash equivalents, beginning of period	9,026	8,055

Cash and cash equivalents, end of period	$5,713	$2,254

Supplemental disclosures of non-cash investing and financing activities:
Acquirer assumption of note payable in asset sale	$—	$368
Purchase of treasury stock	—	128
Supplemental disclosures of cash flow information:
Interest paid	$2,143	$3,255

See Notes to Consolidated Financial Statements.

SMART BUSINESS HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Dollar amounts in thousands)

			Predecessor Entity
	Year ended December 31, 2008	Period from May 15, 2007 to December 31, 2007	Period from January 1, 2007 to May 14, 2007	Year ended December 31, 2006
Cash flows from operating activities:
Net income (loss)	$(50,185)	$(3,076)	$(1,707)	$9,727
Adjustments to reconcile net income (loss) to cash provided by (used in) operating activities:
Provision for uncollectible receivables	2,096	426	—	1,221
Amortization of debt issuance costs and discounts	321	190	—	—
Amortization of terminated derivative's fair value adjustments	160	—	—	—
Amortization of intangible assets	5,176	3,303	359	955
Depreciation	1,770	1,161	695	1,570
Loss (gain) on disposal of assets	(215)	66	547	82
Loss (gain) on foreign exchange transactions	558	(27)	—	—
Debt-related losses	751	3	—	—
Share-based payment expense	909	18	—	—
Deferred income taxes	615	211	—	—
Goodwill and trademark impairment losses	32,292	—	—	—
Deferred compensation and net pension expense	(40)	(61)	(705)	(1,373)
Changes in operating assets and liabilities, net of effects of acquisitions:
Billed receivables	113	2,823	(3,447)	(5,420)
Unbilled receivables, net of deferred revenues	796	(1,642)	191	(246)
Prepaid expenses and other assets	(682)	(554)	1,087	(1,713)
Accounts payable and other liabilities	2,796	413	5,391	4,013

Net cash provided by (used in) operating activities of continuing operations	(2,769)	3,254	2,411	8,816
Net cash provided by (used in) operating activities of discontinued operations	—	—	14	(477)

Net cash provided by (used in) operating activities	(2,769)	3,254	2,425	8,339

Cash flows from investing activities:
Payments for businesses acquired, net of cash acquired	—	(88,223)	(181)	(3,492)
Proceeds from sales of assets	1,127	—	—	—
Purchase of property and equipment	(1,113)	(850)	(2,120)	(3,165)
Increase in restricted cash	(1,013)	—	—	—

Net cash used in investing activities	(999)	(89,073)	(2,301)	(6,657)

Cash flows from financing activities:
Proceeds from issuances of stock and capital contributions	10,002	59,205	830	1,483
Purchases of treasury stock	(501)	—	—	—
Proceeds from term loan borrowings	—	45,000	—	3,500
Repayments of long-term borrowings	(4,548)	(418)	—	—
Repayments of Predecessor Entity debt	—	(8,534)	(1,167)	(2,317)
Payments for debt issuance costs	(282)	(1,380)	—	—
Short-term borrowings, net	88	—	2,954	—
Distribution and redemption payments to members	—	—	(5,041)	(3,875)

Net cash provided by (used in) financing activities	4,759	93,873	(2,424)	(1,209)

Effect of exchange rate changes on cash	(20)	1	—	5

Net increase (decrease) in cash and cash equivalents	971	8,055	(2,300)	478
Cash and cash equivalents, beginning of period	8,055	—	3,493	3,015

Cash and cash equivalents, end of period	$9,026	$8,055	$1,193	$3,493

Supplemental disclosures of non-cash investing and financing activities:
Acquirer assumption of note payable in asset sale	$368	$—	$—	$—
Purchase of treasury stock	158	—	—	—
Non-cash amounts included in aggregate purchase price of Asset Purchase:
Liabilities assumed for prior financings and deferred compensation	—	4,435	—	—
Issuances of common stock and subordinated promissory notes	—	16,245	—	—
Supplemental disclosures of cash flow information:
Interest paid	$4,059	$1,413	$629	$792

See Notes to Consolidated Financial Statements.

SMART BUSINESS HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF EQUITY (DEFICIENCY)

(Dollar amounts in thousands)

	Convertible Preferred stock
			Common stock					Accumulated other comprehensive income (loss)
Nine Months Ended September 30, 2008 (Unaudited)					Additional paid-in capital	Treasury stock	Accumulated deficit		Total Equity (Deficiency)
	Shares	Amount	Shares	at Par
Balance at January 1, 2008	5,920	$62,184	1,480	$—	$14,823	$—	$(6,060)	$(742)	$70,205

Comprehensive income (loss):
Net loss							(36,648)		(36,648)
Fair value adjustment for derivative instrument								(83)	(83)
Foreign currency translation								300	300

Total comprehensive loss									(36,431)

Capital contribution by preferred shareholder					5,000				5,000
Purchases of treasury stock			(80)	—	128	(659)			(531)
Accrual of dividend on convertible preferred stock		3,734					(3,734)		—
Share-based payment expense					143				143

Balance at September 30, 2008	5,920	$65,918	1,400	$—	$20,094	$(659)	$(46,442)	$(525)	$38,386

Nine Months Ended September 30, 2009 (Unaudited)
Balance at January 1, 2009	—	$—	1,030,488	$1	$30,144	$(659)	$(60,661)	$(986)	$(32,161)

Comprehensive income (loss):
Net loss							(3,728)		(3,728)
Amortization of terminated derivative instrument's fair value adjustments to income								364	364
Foreign currency translation								216	216

Total comprehensive loss									(3,148)

Common stock issued			1,000	—	—				—
Purchases of treasury stock			(20,617)			(1)			(1)
Redemptions of capital					(2)				(2)
Accrual of dividend on redeemable preferred stock					(2,777)				(2,777)
Share-based payment expense					27				27

Balance at September 30, 2009	—	$—	1,010,871	$1	$27,392	$(660)	$(64,389)	$(406)	$(38,062)

See Notes to Consolidated Financial Statements.

SMART BUSINESS HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF EQUITY (DEFICIENCY)

(Dollar amounts in thousands)

	Convertible Preferred stock
			Common stock					Accumulated other comprehensive income (loss)
Period from May 15, 2007 to December 31, 2007 and Year Ended December 31, 2008					Additional paid-in capital	Treasury stock	Accumulated deficit		Total Equity (Deficiency)
	Shares	Amount	Shares	at Par
Balance at May 15, 2007	—	$—	—	$—	$—	$—	$—	$—	$—

Comprehensive income (loss):
Net loss							(3,076)		(3,076)
Fair value adjustment for derivative instrument								(763)	(763)
Foreign currency translation								21	21

Total comprehensive loss									(3,818)

Preferred and common stock issued	5,920	59,200	1,480	—	14,800				74,000
Capital contribution					5				5
Accrual of dividend on convertible preferred stock		2,984					(2,984)		—
Share-based payment expense					18				18

Balance at December 31, 2007	5,920	62,184	1,480	—	14,823	—	(6,060)	(742)	70,205

Comprehensive income (loss):
Net loss							(50,185)		(50,185)
Fair value adjustment for derivative instrument								(122)	(122)
Amortization of terminated derivative instrument's fair value adjustments to net income								160	160
Foreign currency translation								(282)	(282)

Total comprehensive loss									(50,429)

Purchases of treasury stock			(631)	—	128	(659)			(531)
Exchange of convertible for redeemable preferred stock	(5,920)	(66,600)			4,710				(61,890)
Common stock issued			1,029,639	1	9				10
Capital contributions by preferred shareholders					9,992				9,992
Accrual of dividend on redeemable preferred stock					(427)				(427)
Accrual of dividend on convertible preferred stock		4,416					(4,416)		—
Share-based payment expense					909				909

Balance at December 31, 2008	—	$—	1,030,488	$1	$30,144	$(659)	$(60,661)	$(986)	$(32,161)

Predecessor Entity
Year Ended December 31, 2006 and Period from January 1, 2007 to May 14, 2007	Members' Capital	Accumulated other comprehensive loss	Total equity
Balance at January 1, 2006	$13,385	$—	$13,385

Comprehensive income (loss):
Net income	9,727		9,727
Foreign currency translation		(10)	(10)

Total comprehensive income			9,717

Additions to capital, net	1,483		1,483
Redemptions of members' interests	(359)		(359)
Distributions to members	(3,516)		(3,516)

Balance at December 31, 2006	20,720	(10)	20,710

Comprehensive loss:
Net loss	(1,707)		(1,707)
Foreign currency translation		(45)	(45)

Total comprehensive loss			(1,752)

Additions to capital, net	830		830
Redemptions of members' interests	(200)		(200)
Distributions to members	(4,841)		(4,841)

Balance at May 14, 2007	$14,802	$(55)	$14,747

See Notes to Consolidated Financial Statements.

SMART BUSINESS HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Dollar amounts in thousands, except where noted in millions and per share information)
(Information related to September 30, 2009 and 2008 is unaudited)

1. Summary of Business Activities

Business Overview

        Smart Business Holdings, Inc. ("Holdings"), together with its subsidiaries and affiliates (collectively the "Company"), is an independent provider of financial advisory and business consulting services in the areas of accounting, finance, tax, audit and operations. The Company serves clients in a broad variety of industries with a specialized focus on insurance, financial institutions, higher education and state and local governments. Holdings was formed in April 2007 for the purpose of acquiring the operating assets of Smart Business Advisory and Consulting, LLC ("SBAC") and its subsidiaries (collectively referred to as the "Predecessor Entity") in a purchase business combination transaction (the "Asset Purchase"), which is described below.

        On May 15, 2007, SBAC, its members (the "Members") and Holdings entered into an Asset Purchase and Exchange Agreement (the "Purchase Agreement"), whereby Holdings acquired substantially all of the assets of SBAC (the "Purchased Assets") primarily in exchange for the payment of cash and issuances of Holdings' common stock and promissory notes to the Members. The Purchased Assets were transferred to Smart Business Acquisitions LLC ("SBA"), a wholly-owned subsidiary of Holdings also established prior to the Asset Purchase, upon Holdings' payment of the purchase consideration. Prior to the Asset Purchase, Holdings and SBA had no activity. Upon consummation of the Asset Purchase, SBA changed its name to Smart Business Advisory and Consulting, LLC (the "Operating Company") and SBAC changed its name to SBAC, LLC.

        As a result of the Asset Purchase, Holdings is the parent company and sole owner of the Operating Company, which continued to maintain 100% ownership of the various subsidiaries previously owned by SBAC. Funding of Holdings to consummate the Asset Purchase was provided or arranged by Great Hill Equity Partners III, LLP and Great Hill Investors, LLC (together referred to as "Great Hill"), which collectively owned 100% of the preferred stock of Holdings initially representing an 80% voting interest thereof. The common stock issued entirely to the Members represented a 20% voting interest in Holdings. Pursuant to the Purchase Agreement, Holdings retains no continuing interest in SBAC, LLC, which shall dissolve itself upon resolution of all matters relating to the Asset Purchase, including those involving indemnification.

        In November 2008, Holdings, its preferred stockholders and substantially all of its common stockholders entered into a recapitalization agreement ("Recapitalization"), which resulted in an exchange of classes of preferred stock and Great Hill owning a significant majority of the outstanding shares of common stock. The Recapitalization is more fully described in Note 7. In connection with the Recapitalization, the number of common shares available under the Company's share-based payment plan was increased and the existing employee stock option grants were canceled and replaced, as discussed in Note 8, and the credit facility representing the Company's primary source of debt financing was amended, as discussed in Note 5.

Basis of Presentation

        The accompanying consolidated financial statements reflect the financial position of Holdings and its subsidiaries as of September 30, 2009 (unaudited), December 31, 2008 and 2007, and their results of operations, changes in equity (deficiency) and cash flows for the nine months ended September 30,

SMART BUSINESS HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Dollar amounts in thousands, except where noted in millions and per share information)
(Information related to September 30, 2009 and 2008 is unaudited)

1. Summary of Business Activities (Continued)

2009 and 2008, the year ended December 31, 2008 and for the period from May 15, 2007 to December 31, 2007, and the financial position of the Predecessor Entity as of December 31, 2006, and their results of operations, changes in equity and cash flows for the period from January 1, 2007 to May 14, 2007 and for the year ended December 31, 2006. All intercompany balances and transactions have been eliminated in consolidation.

        The September 30, 2009 and 2008 consolidated financial statements are unaudited. In the opinion of the Company's management, the unaudited financial statements include all normal recurring adjustments necessary for a fair presentation of the Company's financial position at September 30, 2009 and 2008 and its results of operations and cash flows for the nine months ended September 30, 2009 and 2008. Results of operations reported for interim periods are not necessarily indicative of the results to be expected for the year ending December 31, 2009.

        Included in these consolidated financial statements for all periods presented are the financial position and results of operations of Smart and Associates, LLP (the "LLP"), an affiliated entity in which SBAC maintained no ownership interest and Holdings has no investment. The LLP, which primarily provides attest function services for its clients, has been owned by and continues to be owned by certain members of management of the Predecessor Entity and the Company. The direct and overhead costs of the LLP have been paid by SBAC and then by the Operating Company in exchange for management fees pursuant to a management agreement. Accordingly, the management agreement and common ownership establishes a controlling financial interest in the LLP, requiring its inclusion in the consolidated group. See "Reorganization of Smart and Associates, LLP" below for information regarding the reorganization of the Predecessor Entity on September 6, 2006.

Asset Purchase

        As described above, SBAC, its Members and Holdings, entered into the Purchase Agreement effective May 15, 2007. The aggregate purchase price of the Purchased Assets was approximately $118.6 million, detailed as follows:

Cash paid at closing	$88,232
Repayment of existing SBAC debt	8,534
Issuance of Holdings' common stock to SBAC Members	14,800
Promissory notes issued to SBAC Members	1,445
Assumed Liabilities and other	4,455
Transaction costs	1,168

Aggregate purchase price	$118,634

        All outstanding debt obligations under SBAC's existing debt financing agreements were paid at the closing of the Asset Purchase. Shares of Holdings' common stock totaling 1,480,000 were issued to SBAC's Members at an agreed-upon fair value of $10 per share. As additional agreed-upon consideration, subordinated promissory notes were issued to SBAC Members at closing. Liabilities associated with certain employee benefit, deferred compensation and prior business acquisition financing arrangements ("Assumed Liabilities") were transferred as part of the Asset Purchase.

SMART BUSINESS HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Dollar amounts in thousands, except where noted in millions and per share information)
(Information related to September 30, 2009 and 2008 is unaudited)

1. Summary of Business Activities (Continued)

        Funding of Holdings to consummate the Asset Purchase was provided or arranged by Great Hill, which collectively received 5,920,000 shares, or 100%, of Holdings' preferred stock which represented an 80% voting interest in Holdings. The common shares issued to SBAC Members represented a 20% voting interest in Holdings. On behalf of the Company, Great Hill negotiated a senior secured credit facility effective as of the acquisition date. Under the term loan portion of the facility, a $45.0 million borrowing was made to supplement Great Hill's cash investment. The subordinated promissory notes issued to SBAC Members at closing bear interest at 5.0% per annum, payable at maturity on May 15, 2014. After the consummation of the Asset Purchase on May 15, 2007, the Company's initial capitalization consisted of:

Issuance of convertible preferred stock to Great Hill	$59,200
Issuance of Holdings' common stock to SBAC Members	14,800
Borrowings under senior secured credit facility	45,000
Issuance of promissory notes to SBAC Members	1,445

Total capitalization	$120,445

        Among other things, the Recapitalization in November 2008 authorized a 1,000 to 1 reverse stock split of all shares of preferred and common stock. Accordingly, the preferred and common shares issued in connection with the Asset Purchase have been restated in the consolidated financial statements to reflect the effects of the reverse stock split.

        The following table summarizes the allocation of the aggregate purchase price to the Purchased Assets and liabilities associated with such assets:

Cash and cash equivalents	$1,177
Billed and unbilled receivables	24,358
Other current assets	1,685
Property and equipment	7,033
Deposits and other assets	765
Goodwill	43,792
Trademarks	14,900
Finite-lived intangible assets	30,890
Accounts payable and accrued expenses	(5,296)
Deferred income taxes	(670)

Aggregate purchase price	$118,634

        The aggregate purchase price was allocated on the basis of the estimated fair values of the assets acquired and liabilities associated with such assets. Portions of the aggregate purchase price, including all intangible assets, were identified by management, utilizing valuation procedures and techniques considered appropriate in estimating fair value of each asset acquired and liability assumed. The Company's trademarks have an indefinite life and, accordingly, are not subject to amortization. Finite-lived intangible assets included customer relationships of $18.1 million, technology and software of

SMART BUSINESS HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Dollar amounts in thousands, except where noted in millions and per share information)
(Information related to September 30, 2009 and 2008 is unaudited)

1. Summary of Business Activities (Continued)

$3.6 million and management non-compete agreements of $9.2 million, which included agreements with both SBAC Members and retained employees (as described below). The amortization periods of the customer relationships, technology and software and non-compete agreements are 10 years, 3 years, and 3 to 5 years, respectively.

        The tax bases for many of the assets acquired and liabilities assumed differ from those recorded in the Company's consolidated balance sheet, resulting in the allocation of a portion of the purchase price to deferred income taxes. As of the acquisition date, the tax bases of the assets and liabilities were estimated pending finalization of such amounts with the filing of the Company's income tax returns for the year ended December 31, 2007. The filing of the Company's 2007 income tax returns during 2008 resulted in revisions to the tax bases of the assets and liabilities as of May 15, 2007 and December 31, 2007, reducing the deferred income tax liability by approximately $1.5 million. As a result, the recorded amount of goodwill was reduced by a corresponding amount during the year ended December 31, 2008. Goodwill is amortized and deducted for income tax purposes to the extent permissible under the Internal Revenue Code.

Other Asset Purchase Matters

        As a result of the change in control resulting from the Asset Purchase transaction, various members of SBAC management were paid bonuses totaling $3.3 million in exchange for entering into employment agreements with the Company that contained restrictive covenants, including provisions regarding non-competition and non-solicitation for a prescribed period following the employee's termination. Other bonus payments were made to other members of management at the closing of the Asset Purchase transaction, totaling $2.4 million. All bonuses paid at closing were charged to acquisition-related expenses in the consolidated statement of operations of the Predecessor Entity for the period from January 1, 2007 to May 14, 2007. Prior to the Asset Purchase, SBAC incurred legal costs related to the transaction that totaled $0.4 million and was recorded in acquisition-related expenses.

Reorganization of Smart and Associates, LLP

        Prior to September 6, 2006, the Predecessor Entity consisted of the LLP and its subsidiaries. On September 6, 2006, the owners of the LLP agreed to consummate a tax-free reorganization ("Reorganization") that resulted only in a change in the legal form of business of the primary operating company. In exchange for the redemption of their LLP partnership shares, these owners became members in the newly-created Smart Business Advisory and Consulting, LLC, referred to throughout these Notes to the Consolidated Financial Statements as SBAC. Each partner's ownership interest was unchanged as a result of this exchange and there was no substantive change in the tax entity, as the reporting of each partner's capital account for the year ended December 31, 2006 was unaffected by this exchange. After the exchange, the LLP effectively re-formed by amending and restating its partnership agreement to include only those partners associated with attest services. As a result of the Reorganization, SBAC became the primary operating company and the LLP's business activities were limited to only providing attest services on behalf of its clients. As discussed above, the LLP entered into a management agreement with SBAC and this agreement was assumed by the

SMART BUSINESS HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Dollar amounts in thousands, except where noted in millions and per share information)
(Information related to September 30, 2009 and 2008 is unaudited)

1. Summary of Business Activities (Continued)

Operating Company as part of the Asset Purchase on May 15, 2007. The management agreement and common ownership establishes a controlling financial interest in the LLP, requiring its inclusion in the consolidated group for all periods after the Reorganization.

2. Summary of Significant Accounting Policies

        Use of Estimates—The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires the Company's management to make estimates and assumptions, which may affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The Company evaluates these estimates and judgments on an ongoing basis, and the estimates are based on experience, current and expected future conditions, third-party evaluations and various assumptions that the Company believes are reasonable under the circumstances. The results of estimates form the basis for making judgments about the carrying amounts of assets and liabilities, as well as identifying and assessing the accounting treatment with respect to commitments and contingencies. Actual results may differ from these estimates under different assumptions or conditions.

        Revenue Recognition—Billable services generally are provided under two types of arrangements: time and expense or fixed-fee. Time and expense arrangements result in billings of actual service time expended at negotiated service rates per professional. For fixed-fee engagements, the total fee for the agreed-upon services is negotiated and established prior to the inception of the engagement. To a lesser extent, the Company also performs services in which the fees it expects to receive are contingent upon recoveries of non-income based taxes obtained from taxing authorities for the benefit of the contracting client.

        Revenues are recognized when persuasive evidence of an arrangement exists, the arrangement fee is fixed or determinable, the performance has occurred and collectibility is reasonably assured. Revenues generated under time and expense arrangements are recognized as services are provided. Revenues related to fixed-fee engagements are recognized based on actual work completed in relation to the total services expected to be provided under the engagement. Losses are recognized in the period in which the loss first becomes probable and reasonably estimable. Expense reimbursements that are billable to clients are included in total revenues and reimbursable expenses when incurred. Revenues related to contingency fee-based services are recognized upon the resolution of the matter the Company was contracted to resolve and the determination of the amount that the Company will receive.

        Differences between the timing of billings and the recognition of revenue are recognized as either unbilled receivables or deferred revenues in the consolidated balance sheets. Revenue recognized for services performed but not yet billed are recorded in unbilled receivables. Billings made in advance of the performance of service are classified as deferred (i.e., unearned) revenues and recognized over future periods as earned in accordance with the applicable client engagement agreements.

        Allowance for Doubtful Accounts and Unbilled Services—Allowances for doubtful accounts and for services performed but not yet billed are maintained for estimated losses based on several factors,

SMART BUSINESS HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Dollar amounts in thousands, except where noted in millions and per share information)
(Information related to September 30, 2009 and 2008 is unaudited)

2. Summary of Significant Accounting Policies (Continued)

including the estimated cash realization from amounts due from clients and an assessment of a client's ability to make required payments. To the extent the provision relates to a client's inability to make required payments on billed accounts receivable, the provision is recorded as bad debt expense, which is reflected in operating expenses. Provisions relating to fee adjustments and other discretionary pricing adjustments are recognized as reductions of revenue. The allowances are assessed by management on a regular basis. Allowance for doubtful accounts was approximately $2.2 million and $1.3 million in the Company's consolidated balance sheets as of December 31, 2008 and 2007, respectively, and $1.6 million in the Predecessor Entity's consolidated balance sheet as of December 31, 2006.

        Direct Costs and Reimbursable Expenses—Direct costs and reimbursable expenses are recognized when incurred and consist primarily of revenue-generating employee compensation and their related benefit costs, the costs of outside consultants or subcontractors assigned to revenue generating activities and direct expenses to be reimbursed by clients.

        Share-based Payments—For all share-based payment transactions in which the Company acquires services from employees by issuing shares of the Company's common stock, option shares or other equity instruments, the Company recognizes the cost of the awarded equity instrument based on its grant-date fair value over the period during which the employee is required to provide service in exchange for the award. For stock option awards, the Company's policy is to recognize share-based payment expense on a straight-line basis over the option award's requisite service period, which is generally the vesting period, provided that this expense is at least equal to the portion of the grant-date fair value of the award that is vested as of the date of the Company's consolidated balance sheet. The Company records share-based payment expenses to the appropriate classifications in the consolidated statement of operations based on the classification in which the related payroll costs are recorded.

        Rental Expense—Included in selling, general and administrative expenses in the consolidated statements of operations, rental expense is recognized on a straight-line basis over the term of each operating lease, which may require the deferral of rent costs and considers the impact of rent holidays and future rent increases. For purposes of determining rental costs to defer, the lease term includes all lease renewal periods in circumstances in which a significant economic detriment to the Company may result if the related lease renewal option is not exercised. As of the date in which a significant portion of any office space under an operating lease ceases to be utilized, the Company recognizes a loss and a corresponding liability for the discontinued use of the leased property at its fair value based on the remaining lease rental payments related to the unused leased property reduced by estimated sublease rentals that the Company expects that it could reasonably obtain.

        Advertising Costs—Costs related to advertising and other promotional expenditures are expensed as incurred. For the year ended December 31, 2008 and the period from May 15, 2007 to December 31, 2007, advertising expense totaled approximately $0.6 million and $0.2 million, respectively. The Predecessor Entity's consolidated statements of operations for the period from January 1, 2007 to May 14, 2007 and for the year ended December 31, 2006 included advertising expenses of $0.2 million and $0.7 million, respectively.

SMART BUSINESS HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Dollar amounts in thousands, except where noted in millions and per share information)
(Information related to September 30, 2009 and 2008 is unaudited)

2. Summary of Significant Accounting Policies (Continued)

        Cash and Cash Equivalents—Cash and cash equivalents include instruments with maturities of three months or less, when acquired.

        Property and Equipment—Property and equipment are stated at cost less accumulated depreciation. Depreciation of property and equipment is computed on a straight-line basis over the estimated useful life of the asset. Depreciable lives of computers, software and related equipment principally range from 3 to 5 years. Furniture and fixtures are depreciated over 7 years. Leasehold improvements are amortized over the lesser of the estimated useful life of the asset or the term of the lease and the periodic amortization is included in depreciation expense in the consolidated statements of operations. When assets are retired or disposed of, the cost and accumulated depreciation or amortization thereon are removed and any resulting gain or loss is recognized in the consolidated statement of operations.

        Intangible Assets—Intangible assets with finite lives are amortized over the estimated periods of benefit using a method identified by the Company's management that reflects the pattern in which the economic benefits of the intangible assets are consumed. If the periodic benefits are not expected to vary significantly during its estimated useful life, the intangible asset is amortized using the straight-line method. Indefinite-lived intangible assets are not amortized, but are reviewed for impairment.

        Long-Lived Assets—All long-lived assets used in the Company's operations are subject to review for impairment. Indefinite-lived intangible assets are reviewed for impairment annually or whenever events or changes in circumstances indicate that their carrying amounts may not be recoverable. All other long-lived assets, other than goodwill, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability is assessed based on the future cash flows expected to result from the use of the asset and its eventual disposition. If the sum of these cash flows is less than the carrying value of the asset, an impairment of the asset is presumed to exist. Any impairment loss, if indicated for a long-lived asset, is measured as the amount by which the carrying amount of the asset exceeds its estimated fair value and is recognized as a reduction in the carrying amount of the asset.

        Goodwill—Goodwill is the excess of the purchase price paid over the fair value of the net assets of a business acquired in a purchase business combination. Goodwill is not amortized, but rather is reviewed for impairment annually or whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. Impairment exists when the carrying amount of goodwill exceeds its implied fair value and an impairment loss is recognized for this excess.

        Debt Issuance Costs and Discounts—Costs incurred to establish or modify credit facilities and costs incurred to issue debt are capitalized and presented net of accumulated amortization in the consolidated balance sheet. Debt obligations originally issued with an interest rate that is below the market or effective interest rate are presented net of unamortized debt discount. Debt issuance costs and discounts are amortized over the term of the underlying obligations and this amortization is included in interest expense.

        Income Taxes—Prior to the Asset Purchase, the Predecessor Entity was treated as a partnership for federal and state income tax purposes. Accordingly, income taxes were the responsibility of the

SMART BUSINESS HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Dollar amounts in thousands, except where noted in millions and per share information)
(Information related to September 30, 2009 and 2008 is unaudited)

2. Summary of Significant Accounting Policies (Continued)

individual owners of each Predecessor Entity in the consolidated group and no provision for income taxes was recorded in the consolidated financial statements of the Predecessor Entity.

        For the year ended December 31, 2008 and the period from May 15, 2007 to December 31, 2007, the Company has recorded an income tax provision that consists principally of federal and state income taxes. Current income tax liabilities and assets are recognized for the estimated taxes payable or refundable for the current income tax period. Deferred income tax assets and liabilities are recognized for the future tax consequences attributable to the temporary differences that exist between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted income tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The portion of any deferred tax asset for which it is more likely than not that a tax benefit will not be realized must be offset by recording a valuation allowance.

        In June 2006, the Financial Accounting Standards Board ("FASB") issued FASB Interpretation No. 48, "Accounting for Uncertainty in Income Taxes—an interpretation of FASB Statement No. 109" ("FIN No. 48"), which provides criteria for the recognition and measurement of uncertain tax positions. FIN No. 48 requires that an uncertain tax position should be recognized only if it is more likely than not that the position is sustainable based on its technical merits. Measurement of the tax position's effect on the income tax provision is based on the largest amount of benefit that is greater than 50% likely of being realized upon the ultimate settlement. Differences between the amount of benefits taken or expected to be taken in the Company's income tax returns and the amount of benefits recognized based on this evaluation and measurement of the related tax positions represent the unrecognized income tax benefit, which is reflected as a liability.

        FASB Staff Position Nos. FIN 48-2 and FIN 48-3, both titled "Effective Date of FASB Interpretation No. 48 for Certain Nonpublic Enterprises" ("FSP FIN 48-2" and "FSP FIN 48-3") have deferred the effective date of FIN No. 48 for nonpublic enterprises that elect to defer implementation of FIN No. 48, which was originally required to be adopted in the fiscal year beginning after December 31, 2006. The Company elected to defer adoption of FIN No. 48, as permitted by FSP FIN 48-2 and FSP FIN 48-3, and elected to adopt the provisions of FIN No. 48 as of January 1, 2009.

        As of the date of adoption, the Company had no unrecognized income tax benefits that would reduce our effective income tax rate if recognized. As a result of the adoption of FIN No. 48, the Company's liability for unrecognized income tax benefits was not changed, resulting in no change in the accumulated deficit as of January 1, 2009. The Company's policy to include interest and penalties related to unrecognized tax benefits in income tax expense in the consolidated statements of operations did not change as a result of implementing the provisions of FIN No. 48.

        Foreign Currency—The results of operations of a wholly-owned subsidiary in the United Kingdom ("UK Subsidiary") are translated into U.S. dollars using average exchange rates and the balance sheet accounts of this subsidiary are translated using the year-end exchange rate. Cumulative adjustments resulting from translation are included in accumulated other comprehensive income (loss) in the Company's consolidated balance sheets, which reflected cumulative gains (losses) totaling approximately ($261) and $21 as of December 31, 2008 and 2007, respectively. Foreign currency gains and losses

SMART BUSINESS HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Dollar amounts in thousands, except where noted in millions and per share information)
(Information related to September 30, 2009 and 2008 is unaudited)

2. Summary of Significant Accounting Policies (Continued)

resulting from transactions denominated in a currency other than the functional currency of the reporting entity and from remeasurements of foreign currency receivables and payables into the reporting entity's functional currency are recorded in other income (expense) in the consolidated statements of operations of the Company and the Predecessor Entity. As a result of the significant decline in the British pound during the third quarter of 2008, the Company recorded foreign exchange losses totaling approximately $0.5 million for the remeasurement of Operating Company's intercompany receivable due from the UK Subsidiary. On September 30, 2008, the Operating Company converted this receivable into an equity investment in the UK Subsidiary.

        Derivative Financial Instruments—Derivative financial instruments have been used by both the Predecessor Entity and the Company solely to manage exposure to changes in future cash flows of portions of obligations due under variable rate long-term debt instruments. Derivative instruments have not been and are not used for trading or speculative purposes. The fair value of a derivative financial instrument is recognized as an asset or a liability in the consolidated balance sheet and is based on the amount that would be required to pay or terminate the derivative contract on the balance sheet date. Changes in the instrument's fair value are recorded in other comprehensive income in cases in which the derivative instrument is designated as an effective hedge of an underlying future cash flow exposure and which continues to be effective. Changes in fair value resulting from any ineffective portion of a designated cash flow hedge or from any derivative instrument failing to qualify as an effective hedge are recorded in income. Prior to entering into a derivative financial instrument, the Company assesses the counterparty's creditworthiness and only contracts with a high credit quality financial institution.

        Concentration of Credit Risk—Financial instruments, which potentially subject the Company to concentration of credit risk, consist principally of cash and cash equivalents and client receivables. The Company maintains its cash and cash equivalents in financial institutions insured by the Federal Deposit Insurance Corporation (FDIC), which is providing unlimited insurance coverage on non-interest bearing cash deposit accounts through December 31, 2009. During this period of unlimited insurance protection, the Company is minimizing the amount of cash it maintains in interest bearing accounts, minimizing its concentration of credit risk relating to cash and cash equivalents.

        To the extent client receivables become delinquent, collection activities commence. Though the Company's client base is concentrated primarily throughout the United States, the diversity of industries in which clients operate and the types of services the Company provides to them minimize the risks of incurring material losses due to concentrations of credit risk. Further, no single client is considered large enough to pose a significant credit risk.

        Fair Value of Financial Instruments—The carrying values of cash and cash equivalents, restricted cash, billed and unbilled receivables, other current assets, accounts payable and other current liabilities approximate fair value due to the short-term nature of those instruments. The fair values of debt, derivative financial instruments and deferred compensation liabilities are discussed in Notes 5, 6 and 12, respectively.

SMART BUSINESS HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Dollar amounts in thousands, except where noted in millions and per share information)
(Information related to September 30, 2009 and 2008 is unaudited)

2. Summary of Significant Accounting Policies (Continued)

        Subsequent Events—In connection with the September 30, 2009 unaudited financial statements, the Company has evaluated events and transactions for potential recognition or disclosure through November 11, 2009, which is the date the financial statements were available to be issued.

3. Property and Equipment

        Property and equipment of the Company as of December 31, 2008 and 2007 and the Predecessor Entity as of December 31, 2006 consisted of the following:

			Predecessor Entity
	December 31, 2008	December 31, 2007	December 31, 2006
Computers, related equipment and software	$3,822	$3,257	$5,092
Furniture and fixtures	2,195	2,220	2,414
Leasehold improvements	2,769	2,334	2,279

Property and equipment, at cost	8,786	7,811	9,785
Accumulated depreciation	(2,880)	(1,155)	(4,103)

Property and equipment, net	$5,906	$6,656	$5,682

        Depreciation expense was approximately $1.8 million and $1.2 million for the year ended December 31, 2008 and the period from May 15, 2007 through December 31, 2007, respectively. The Predecessor Entity recorded depreciation of approximately $0.7 million for the period from January 1, 2007 to May 14, 2007 and $1.6 million for the year ended December 31, 2006.

SMART BUSINESS HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Dollar amounts in thousands, except where noted in millions and per share information)
(Information related to September 30, 2009 and 2008 is unaudited)

4. Goodwill and Intangible Assets

        Goodwill and intangible assets of the Company as of December 31, 2008 and 2007 and the Predecessor Entity as of December 31, 2006 consisted of the following:

			Predecessor Entity
	December 31, 2008	December 31, 2007	December 31, 2006
Goodwill	$15,420	$43,792	$1,223

Trademarks	$8,900	$14,900	$—
Finite-lived intangible assets:
Customer relationships	17,898	18,140	5,471
Non-compete agreements	8,514	9,150	—
Technology and software	3,600	3,600	—

	38,912	45,790	5,471

Accumulated amortization of finite-lived intangible assets:
Customer relationships	2,908	1,134	2,313
Non-compete agreements	3,376	1,419	—
Technology and software	1,950	750	—

Total accumulated amortization	8,234	3,303	2,313

Intangible assets, net	$30,678	$42,487	$3,158

			Predecessor Entity
	December 31, 2008	December 31, 2007	December 31, 2006
Goodwill on January 1	$43,792	$1,223	$723
Acquisitions	—	43,992	500
Dispositions	(584)	(1,423)	—
Impairments	(26,292)	—	—
Reductions of deferred tax liabilities	(1,496)	—	—

Goodwill on December 31	$15,420	$43,792	$1,223

        Goodwill and intangible assets were recognized in the Company's consolidated balance sheet upon the consummation of the Asset Purchase on May 15, 2007 described in Note 1. Amortization of the finite-lived intangible assets was approximately $5.2 million and $3.3 million for the year ended December 31, 2008 and the period from May 15, 2007 to December 31, 2007, respectively. Estimated expense for amortization of intangible assets is approximately $5.1 million for 2009, $3.7 million for 2010, $2.9 million for 2011, $2.2 million for 2012 and $1.8 million for 2013.

SMART BUSINESS HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Dollar amounts in thousands, except where noted in millions and per share information)
(Information related to September 30, 2009 and 2008 is unaudited)

4. Goodwill and Intangible Assets (Continued)

Sale of Baltimore Practice

        In June 2008, the Company consummated an agreement of sale with certain management employees of its Baltimore practice office (the "Practice"), disposing of the Practice's assets, including its clients and related backlog of billable service arrangements, to these employees. Total sale proceeds of approximately $1.5 million consisted of approximately $1.1 million in cash and the buyers' assumption of the Company's remaining obligation of approximately $0.4 million under a note payable issued in connection with the Predecessor Entity's original acquisition of the Practice and included in the Asset Purchase transaction's Assumed Liabilities as of May 15, 2007. As part of the sale arrangement, these employees terminated their respective employment agreements with the Company, which included non-compete agreements originally recorded as part of the Company's Asset Purchase transaction with an aggregate carrying amount estimated to be approximately $0.4 million as of the date of the sale. Additionally, the Company determined that a portion of goodwill and customer relationships was attributable to the Practice, which, as of the sale date, was approximately $0.6 million and $0.2 million, respectively. The carrying amounts of the non-compete and customer relationship intangible assets and goodwill were reduced in the amounts attributable to the Practice, resulting in a gain on the sale of these assets of approximately $0.3 million, which was recorded in other expense, net in the consolidated statements of operations.

Finalization of Income Tax Bases

        As discussed in Note 1, the tax bases of the assets acquired and liabilities assumed in the Asset Purchase transaction were estimated as of May 15, 2007, pending finalization of such amounts with the filing of the Company's income tax returns for the year ended December 31, 2007. The filing of the Company's 2007 income tax returns during 2008 resulted in revisions to the tax bases of the assets and liabilities as of May 15, 2007 and December 31, 2007, reducing the deferred income tax liability by approximately $1.5 million. As a result, the recorded amount of goodwill was reduced by a corresponding amount during the year ended December 31, 2008.

Impairments of Goodwill and Trademarks

        As of September 30, 2008, the Company performed its annual test for impairment of its recorded goodwill and trademarks and determined that both assets were impaired. During the third quarter of 2008, the Company recognized a goodwill impairment loss of approximately $25.1 million based on preliminary estimates, and recorded an additional adjustment in the fourth quarter of 2008 upon finalization of the results of the annual impairment test. The goodwill impairment loss was measured as the excess of the carrying amount of goodwill over its implied fair value. In determining the implied fair value of goodwill, the Company first determined the fair value of the reporting unit to which the recorded goodwill was attributed and then allocated the reporting unit's fair value to the individual assets and liabilities comprising the reporting unit based on the fair value of each asset and liability, determined as of the impairment testing date. The excess of the fair value of the reporting unit over the amounts allocated to its assets and liabilities is the implied fair value of goodwill. The fair value of the reporting unit was determined using a combination of market and income-based valuation methodologies. The fair values of the individual assets and liabilities of the reporting unit were

SMART BUSINESS HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Dollar amounts in thousands, except where noted in millions and per share information)
(Information related to September 30, 2009 and 2008 is unaudited)

4. Goodwill and Intangible Assets (Continued)

determined using valuation techniques and approaches considered appropriate in estimating their fair values.

        As the trademark is an indefinite-lived intangible asset, it is subject to annual impairment testing. As the trademark's carrying amount exceeded its fair value by approximately $6.0 million as of the impairment testing date, an impairment loss was recognized for this excess in the fourth quarter of 2008.

Predecessor Entity

        Prior to January 1, 2006, the Predecessor Entity had entered into a purchase business combination transaction in which all purchase consideration payments were made after the acquisition date and were based on the future revenues of the acquired entity. During the year ended December 31, 2006 and the period from January 1, 2007 to May 14, 2007, the Predecessor Entity made payments of approximately $0.5 million and $0.2 million, respectively, which were recorded as an increase in the recorded amount of goodwill that had resulted from the acquisition.

        On January 31, 2006, the Predecessor Entity entered into an asset purchase agreement to purchase the compensation and benefits practice of KPMG LLP for cash consideration of $3.0 million. Substantially all of the assets acquired consisted of customer relationships.

5. Debt

        Long-term debt outstanding of the Company at December 31, 2008 and 2007 and the Predecessor Entity at December 31, 2006 was as follows:

			Predecessor Entity
	December 31, 2008	December 31, 2007	December 31, 2006
Term loans	$41,332	$44,775	$—
Subordinated promissory notes, net	1,445	1,440	—
Secured bank notes	—	—	6,048
Short-term borrowings	294	206	—
Other notes, net	402	812	1,849

	43,473	47,233	7,897
Less: current portion	(911)	(819)	(2,907)

Long-term debt, net of current portion	$42,562	$46,414	$4,990

SMART BUSINESS HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Dollar amounts in thousands, except where noted in millions and per share information)
(Information related to September 30, 2009 and 2008 is unaudited)

5. Debt (Continued)

        Aggregate minimum annual principal payments due on all Company debt arrangements, excluding the effects of debt discounts, for the next five years at December 31, 2008 and thereafter are as follows:

Years ending December 31,
2009	$911
2010	508
2011	40,352
2012	57
2013	61
Thereafter	2,672

$44,561

Senior Secured Credit Facility

        As part of the Asset Purchase transaction on May 15, 2007 (see Note 1), the Company entered into a credit agreement ("Credit Facility") with a group of banks that provided $45.0 million in term loan financing ("Term B Loan") and additional availability in revolving credit commitments. In November 2008, the Credit Facility agreement was amended in conjunction with the Company's Recapitalization, as discussed in Note 7. The amendment removed the revolving credit commitment and related fees, changed the maturity date, certain covenants and interest rate determinations, and converted the Company's liability to the administrative agent under a terminated derivative financial instrument of approximately $0.9 million into an additional term loan financing under the Credit Facility. The amendment also required the Company to deposit $5.0 million into a collateral account in the control of the Credit Facility's administrative agent and from which withdrawals are made to satisfy the required principal repayments due under the Term B Loan. Upon the execution of the amendment, approximately $4.0 million was withdrawn from this restricted cash account as an agreed-upon Term B Loan prepayment.

        Principal payments under the term loan financings totaling approximately $115 are due quarterly until the Credit Facility termination date of March 31, 2011, upon which time any unpaid principal and interest is due. At the Company's option, the Term B Loan bears interest at either the applicable LIBOR rate, increased by a defined Eurodollar reserve percentage, plus a margin of 5.5%, or at a base rate plus a margin of 4%. The base rate is the greater of the applicable LIBOR rate plus 1.5%, the federal funds rate plus 1/2 of 1% or the prime commercial rate. The term loan resulting from the conversion of the terminated derivative financial instrument liability bears interest at the federal funds rate plus 1/2 of 1%. Interest rates used in the determination of periodic interest payments are based on quoted daily interest rates. The weighted average interest rate for borrowings outstanding at December 31, 2008 was approximately 7.1%.

        In connection with entering into the Credit Facility on May 15, 2007 and subsequently amending it in November 2008, the Company incurred debt issuance costs aggregating approximately $1.4 million and $0.3 million, respectively. As the amendment resulted in a decrease in the Company's borrowing capacity under the Credit Facility, a portion of the unamortized debt issuance costs totaling

SMART BUSINESS HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Dollar amounts in thousands, except where noted in millions and per share information)
(Information related to September 30, 2009 and 2008 is unaudited)

5. Debt (Continued)

approximately $0.7 million as of the amendment date was written off to interest expense. Amortization of debt issuance costs was approximately $176 for the year ended December 31, 2008 and $93 for the period from May 15, 2007 to December 31, 2007.

        The Credit Facility, as amended, contains customary covenants that restrict future borrowings and capital spending. The covenants include quarterly requirements for minimum EBITDA, funded debt to EBITDA and fixed charge coverage ratios.

Subordinated Promissory Notes

        As part of the Asset Purchase, the Company issued subordinated promissory notes to the SBAC Members with an aggregate face amount of $2.1 million and a stated interest rate of 5.0%. As these notes were issued at a rate that was below market for comparable debt financing, the recorded amount for these notes as of May 15, 2007 was approximately $1.4 million, based on an effective rate of 11.0%. These notes are payable on the earlier of the sale of the Company or May 15, 2014. The unamortized discount was approximately $0.4 million and $0.6 million as of December 31, 2008 and 2007, respectively.

        During 2008 and 2007, cash payments totaling approximately $151 and $105, respectively, were made to redeem subordinated notes held by certain employees whose employment was terminated. Losses on extinguishments of these liabilities in the aggregate were less than $0.1 million.

Other Notes

        Included in the Assumed Liabilities of the Asset Purchase were two notes payable that were necessary to finance prior business acquisitions of the Predecessor Entity. As discussed in Note 4, the acquirers of the Company's Baltimore practice assumed one of these notes with its carrying amount equaling its face amount at approximately $0.4 million. The carrying amount of the remaining note payable, which matures in December 2015 and has an effective interest rate of 8%, is presented net of unamortized discount of approximately $123 and $157 as of December 31, 2008 and 2007, respectively.

Fair Value Information

        The carrying amounts of the borrowings outstanding under the Credit Facility, notes payable and other borrowings approximate their fair values, because the effective interest rate for each borrowing is comparable to rates currently available to the Company for debt with similar maturities and collateral requirements.

Predecessor Entity Secured Bank Notes

        The secured bank notes outstanding at December 31, 2006 were repaid on May 15, 2007 as part of the Asset Purchase transaction discussed in Note 1.

SMART BUSINESS HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Dollar amounts in thousands, except where noted in millions and per share information)
(Information related to September 30, 2009 and 2008 is unaudited)

6. Derivative Financial Instruments

        On June 30, 2007, the Company and the agent administering the Credit Facility entered into a zero cost interest rate collar agreement, which had a maturity date of June 30, 2010. By using this derivative financial instrument, the Company intended to limit exposure related to increasing variable interest rates on a portion of the Term B Loan to the collar's cap rate of 7.0%. The maturity and payment dates, basis for determining interest rates and other critical terms of the collar matched those of the hedged loan and, as such, the interest rate collar was designated as an effective cash flow hedge. On August 25, 2008, the administrative agent terminated this derivative financial instrument and, as discussed in Note 5, converted the Company's obligation under the collar into term loan financing. The amount converted was approximately $0.9 million, which was the fair value of the interest rate collar on August 25, 2008.

        Prior to the termination of the interest rate collar, changes in its fair value were recorded in other comprehensive income, resulting in the recognition of losses of approximately $122 during the period from January 1, 2008 to August 25, 2008 and approximately $0.8 million during the period from May 15, 2007 to December 31, 2007. Subsequent to the derivative financial instrument's termination and through the collar's original maturity date of June 30, 2010, the cumulative loss of approximately $0.9 million recorded in accumulated other comprehensive loss is being amortized and recorded in interest expense using the effective interest rate method. During the period from August 26, 2008 to December 31, 2008, amortization of the cumulative loss was approximately $160. During the years ended December 31, 2009 and 2010, the amount of the cumulative loss that will be amortized and recorded in interest expense will be approximately $0.5 million and $0.2 million, respectively.

Predecessor Entity

        The Predecessor Entity maintained interest rate swap agreements that had notional amounts matching portions of debt outstanding under the bank notes discussed in Note 5. These swap agreements did not qualify as effective hedges of the cash flow exposures under the bank note agreements. The swap agreements were terminated by the Predecessor Entity in May 2007. The changes in fair value during the year ended December 31, 2006 and the period from January 1, 2007 to May 14, 2007 and the resulting losses on the swaps' terminations were less than $0.1 million in the aggregate.

7. Capital Structure

Recapitalization and Reverse Stock Split

        As part of the Asset Purchase transaction, on May 15, 2007, Holding's board of directors authorized 5,920,000 shares of convertible preferred stock, all of which was purchased by Great Hill for $59.2 million in cash, and authorized 14,080,000 shares common stock, of which 1,480,000 shares were issued at an agreed-upon value of $10 per share to Operating Company employees who were formerly SBAC Members. In November 2008, Holdings, its preferred stockholders and substantially all of its common stockholders entered into a recapitalization agreement ("Recapitalization"), which resulted in an exchange of classes of preferred stock and Great Hill owning a significant majority of the outstanding shares of common stock.

SMART BUSINESS HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Dollar amounts in thousands, except where noted in millions and per share information)
(Information related to September 30, 2009 and 2008 is unaudited)

7. Capital Structure (Continued)

        Specifically, on November 19, 2008, Holdings amended and restated its existing Certificate of Incorporation to effectuate a 1,000 to 1 reverse stock split that affected all existing classes of stock, authorize 61,891 shares of the newly-created class of redeemable preferred stock and increase the authorized shares of common stock from 14,080, after giving retroactive effect to the reverse stock split, to 1,700,464. In connection with the Recapitalization, Great Hill exchanged all shares of convertible preferred stock it held for 61,890 shares of redeemable preferred stock and 846,839 shares of common stock and made a cash capital contribution of $10.0 million. Upon the consummation of the Recapitalization, the remaining common stockholders held approximately 848 shares of common stock, or approximately 0.1% of the outstanding shares of common stock of Holdings. The par values of Holding's convertible preferred stock and common stock remained unchanged at $.001, as a result of the Recapitalization. The effects of the Recapitalization on the Company's share-based payment plan are discussed in Note 8. All share and per share amounts have been retroactively adjusted to give effect to the reverse stock split.

Redeemable Preferred Stock

        Redeemable preferred stock has a par value of $.001 and holders of such shares are entitled to a 6.0% cumulative annual dividend, which began accumulating in arrears from the original issue date and is cumulative, to the extent unpaid, whether or not declared by the board of directors and whether or not there are profits, surplus or other funds of Holdings legally available for the payment of dividends. The cumulative dividends in arrears amounted to approximately $3.2 million, or $51.79 per share, at September 30, 2009 and $0.4 million, or $6.90 per share, at December 31, 2008. No voting rights are ascribed to the holders of redeemable preferred stock. Shares of this class of stock may be redeemed by a shareholder on any one occasion on or after November 1, 2019 or, at any time, by Holdings upon an agreement of Holdings and the holder or holders of a majority of the outstanding shares of redeemable preferred stock. In the event of a redemption or liquidation, each holder of the outstanding shares of redeemable preferred stock will be entitled to a liquidation preference distribution amounting to $1,000 per share plus any unpaid dividends.

Common Stock

        The par value of Holdings common stock is $.001 per share. Holders of common stock are entitled to one vote for each share held. Liquidation rights and preferences associated with common stock holdings are subordinate to those of the holders of any outstanding shares of preferred stock. As of September 30, 2009, Great Hill owned 847,603 shares of Holdings common stock and the remaining 163,268 shares were owned by current and former employees of the Company.

Convertible Preferred Stock

        Convertible preferred stock has a par value of $.001 and provides voting rights and an 8.0% cumulative annual dividend. Generally, conversion of this class of preferred stock into common shares is at the option of the holder. As a result of the Recapitalization in November 2008, shares of convertible preferred stock are no longer outstanding.

SMART BUSINESS HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Dollar amounts in thousands, except where noted in millions and per share information)
(Information related to September 30, 2009 and 2008 is unaudited)

8. Share-based Payments

Stock Option and Grant Plan

        In November 2007, the Company adopted the 2007 Stock Option and Grant Plan (the "Plan") for the benefit of certain eligible employees. At the recommendation of management and subject to the approval of the Company's board of directors, the Plan generally provides that the Company may issue common stock and stock options to employees. It is intended for options to be granted with exercise prices at amounts not less than the fair market value of the Company's common stock on the grant date. Stock options expire after ten years and vest annually on the anniversary of the grant date. Because the Company's common stock is not publicly-traded, there are a number of restrictions on an employee's ability to sell shares after exercising the options. Post-exercise, the Company reserves the right to repurchase the shares, if the employee's employment is terminated for any reason or the employee declares bankruptcy. Non-vested stock options are forfeited upon an employee's termination and a terminated employee's vested stock options must be exercised within a specified time period (typically 90 days) or they will expire.

Plan Awards and Modifications Resulting from the Recapitalization

        In November 2007 and during the first three months of 2008, the Company granted employee shares options of 148,000 and 135,000, respectively. In connection with the Recapitalization discussed in Note 7, the Plan was amended in November 2008 to increase the number of shares available for issuance from 1,850 to 333,554, after giving retroactive effect on share amounts resulting from the 1,000 to 1 reverse stock split, and each outstanding employee stock option, totaling 261.8, was canceled. Concurrent with the Recapitalization, the canceled awards for 43 employees, totaling 91.8 options after giving effect to the reverse stock split, were replaced with a new grant of options with an exercise price of $0.01, which equaled the estimated fair value of the Company's common stock as of grant date. The canceled awards for 12 employees, consisting of the remaining 170 options, were not replaced with a new grant. Instead, these employees were given the option to purchase shares of common stock in amounts authorized by the Company's board of directors at the stock's estimated fair value of $0.01 per share.

        For purposes of recognizing share-based payment expense, the employee stock options that were replaced with a new option award effectively represented a modification of the terms of the original award. As the fair value of the options was approximately $0.01 both prior to and after giving effect to the modification, no additional share-based payment cost resulted from modification. The unrecognized share-based payment cost of these options as of the modification date, based on the fair values determined as of the original grant dates, was approximately $0.2 million, and is being recognized ratably in share-based payment expense over the six-year vesting period of the newly-granted options. The employee stock options that were not replaced were accounted for as a cancelation of the original award. Accordingly, the unrecognized share-based payment cost of these options as of the cancelation date, based on the fair values determined as of the original grant dates, was recognized in expense immediately and totaled approximately $0.7 million.

SMART BUSINESS HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Dollar amounts in thousands, except where noted in millions and per share information)
(Information related to September 30, 2009 and 2008 is unaudited)

8. Share-based Payments (Continued)

Share-based Payment Expense and Option Activity

        Share-based payment expense for the year ended December 31, 2008 and for the period from May 15, 2007 to December 31, 2007 was as follows:

Share-based payment expense recorded in:	Year ended December 31, 2008	Period from May 15, 2007 to December 31, 2007
Direct costs	$476	$17
Selling, general and administrative	433	1

	$909	$18

        Included in the share-based payment expense for the year ended December 31, 2008 was the additional cost associated with the cancelation of stock options of approximately $0.7 million. As of December 31, 2008, the total unrecognized share-based payment expense related to nonvested stock options was approximately $0.2 million, which is expected to be recognized over a weighted-average period of approximately 5.9 years.

        The following table presents a summary of the employee stock option activity, after giving retroactive effect on the share amounts resulting from the 1,000 to 1 reverse stock split, for the period from May 15, 2007 to December 31, 2007 and for the year ended December 31, 2008:

	Number of Options	Weighted- Average Exercise Price	Weighted- Average Remaining Contractual Term	Weighted- Average Grant-date Fair Value
Outstanding at May 15, 2007	—	$—
Granted	148.0	10,000		$4,290

Forfeited	(1.4)	10,000

Outstanding at December 31, 2007	146.6	10,000
Activity prior to Recapitalization:
Granted	135.0	10,000		$4,290

Forfeited	(19.8)	10,000
Canceled	(261.8)	10,000
Activity after Recapitalization:
Granted	24,625.0	0.01		$0.01

Outstanding at December 31, 2008	24,625.0	$0.01	9.9 years

        As none of the stock options granted were vested as of December 31, 2008, none of the outstanding options were exercisable as of that date.

SMART BUSINESS HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Dollar amounts in thousands, except where noted in millions and per share information)
(Information related to September 30, 2009 and 2008 is unaudited)

8. Share-based Payments (Continued)

        In determining the fair value of each stock option granted for purposes of determining share-based payment expense, the Company uses the Black-Scholes model, which involves the determination of assumptions that become inputs into the model. The primary inputs include the fair value of the underlying common stock on the grant date, expected volatility, expected term of the option, risk-free interest rate and dividend yield. As the Company's common stock was first issued in 2007, the Company lacks the necessary history to estimate expected volatility based on the historical volatility of its common stock. Accordingly, the Company's expected volatility is based on the average volatilities of otherwise similar public entities. Despite lacking data regarding historical exercise behavior, the Company's estimate of the expected term of an option projects the period of time that an option is expected to remain outstanding prior to its exercise, factoring in the vesting period, contractual life of the option and post-vesting employment termination behavior. The risk-free interest rate is the implied yield available as of an option's grant date based on U.S. Treasury zero-coupon issues with a remaining term equal to the option's expected term. As the Company is restricted from paying dividends to common shareholders, the dividend yield is assumed to be zero.

        The following table presents the significant assumptions used in determining the fair value of stock options granted and the resulting fair value and share-based payment expense of the options granted during the periods presented:

	Year ended December 31, 2008
			Period from May 15, 2007 to December 31, 2007
	Awards before Recapitalization	Awards after Recapitalization
Risk-free interest rate	4.2%	2.6%	4.2%
Expected term of options granted	6.5 years	6.75 years	6.5 years
Expected volatility	42.0%	42.3%	42.0%
Expected dividend yield	0%	0%	0%

9. Related Party Transactions

        Included in the acquired assets of SBAC as of May 15, 2007 was a note receivable due from an affiliate operating in the Netherlands. The face amount of the note is approximately 0.2 million euros and has a stated interest rate of 6%. During 2008, the Company determined that it no longer expects the affiliate to repay any portion of the note and related accrued interest. Accordingly, all balances owed by the affiliate have been written off, resulting in a loss of approximately $0.2 million, which was recorded in other expense, net in the consolidated statement of operations for the year ended December 31, 2008.

10. Defined Contribution Plan

        The Company sponsors a qualified defined contribution 401(k) plan covering substantially all of its employees. The Company's matching contributions for the year ended December 31, 2008 and the period from May 15, 2007 to December 31, 2007 was approximately $0.7 million and $0.6 million, respectively. The Predecessor Entity made matching contributions totaling approximately $0.3 million

SMART BUSINESS HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Dollar amounts in thousands, except where noted in millions and per share information)
(Information related to September 30, 2009 and 2008 is unaudited)

10. Defined Contribution Plan (Continued)

for the period from January 1, 2007 to May 14, 2007 and $0.8 million for the year ended December 31, 2006.

11. Partner Retirement Benefits (Predecessor Entity)

        The Amended and Restated Partnership Agreement of the LLP, effective April 27, 2004, provided for retirement benefits to the partners who participated in the profits and losses of the LLP. This benefit arrangement covered all participating partners upon their admission into the partnership and generally provided a lump-sum retirement benefit to each retiring partner that met certain service requirements. Under the Partnership Agreement, each partner's retirement benefit was based on the partner's average base compensation for a specified period prior to retirement, subject to a cap on the benefit payment. The partners' retirement benefit arrangement was unfunded. As part of the Reorganization discussed in Note 1, the participating partners' retirement benefit arrangement was terminated, resulting in a curtailment and settlement gain equal to the recorded liability for such benefits as of the date of the Reorganization.

        For the year ended December 31, 2006, the net periodic pension cost included in the Predecessor Entity's consolidated statement of operations was approximately $0.7 million. As of January 1, 2006, the projected benefit obligation associated with this arrangement was approximately $2.4 million. The projected benefit obligation and the net periodic pension cost were determined using an assumed discount rate of 5.1% and assumed rate of increase in partners' compensation of 5.7%. The recorded liability as of the Reorganization on September 6, 2006 was approximately $3.0 million, and this amount was extinguished and recognized as a gain as a result of the curtailment and settlement of the benefit obligation. Net periodic pension cost and the gain resulting from the termination of the partners' retirement benefit obligation were recognized in direct costs in the consolidated statement of operations for the year ended December 31, 2006.

12. Deferred Compensation Arrangements

        The Predecessor Entity was obligated to certain active and later inactive employees under individual deferred compensation arrangements, each of which had unique terms. The cost of these arrangements was recognized in direct costs in the consolidated statements of operations for the year ended December 31, 2006, totaling approximately $0.7 million, and for the period from January 1, 2007 to May 14, 2007, totaling $0.1 million, for the amount attributable to the service provided by the employees during each of these periods and the interest accruing on the resulting liability.

        As a result of the Asset Purchase transaction discussed in Note 1, certain deferred compensation arrangements and related liabilities were not assumed by the Company and were effectively settled pursuant to provisions in the original agreements providing for such settlement in the event of a change in control. The Predecessor Entity recognized a gain on the extinguishment of the liabilities associated with the terminated deferred compensation arrangements of approximately $0.8 million in direct costs in the consolidated statement of operations for the period from January 1, 2007 to May 14, 2007.

        As part of the Asset Purchase transaction, the Company became obligated for specific Assumed Liabilities that included certain deferred compensation arrangements of former employees, payments to

SMART BUSINESS HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Dollar amounts in thousands, except where noted in millions and per share information)
(Information related to September 30, 2009 and 2008 is unaudited)

12. Deferred Compensation Arrangements (Continued)

whom had previously commenced. Though no further service is provided by these employees, interest cost continues to accrue on the deferred compensation liabilities and totaled less than $0.1 million for the year ended December 31, 2008 and for the period from May 15, 2007 to December 31, 2007. As of December 31, 2007 and 2006, the recorded liability for these arrangements included in each of the consolidated balance sheets of the Company and the Predecessor Entity was approximately $0.5 million. As of December 31, 2008, the recorded deferred compensation liability was $0.4 million, which approximates its fair value.

13. Income Taxes

        The Company's income tax expense consisted of the following:

	Year ended December 31, 2008	Period from May 15, 2007 to December 31, 2007
Current expense:
State	$—	$27
Deferred expense (benefit):
Federal	639	178
State	(24)	33

	$615	$238

        At December 31, 2008, the Company had federal and state net operating losses of approximately $16.0 million and $20.9 million, respectively, which are available to offset future taxable income and begin to expire in 2027 for both federal and state income tax purposes. Of the $16.0 million federal net operating loss carryforward, approximately $4.8 million represents dual consolidated losses that can only be offset by taxable income generated by the UK Subsidiary.

        At December 31, 2008 and 2007, the Company's net deferred tax liability consisted of the following amounts of deferred tax assets and liabilities:

	December 31, 2008	December 31, 2007
Deferred tax assets—current	$2,777	$969
Deferred tax assets—non-current	12,347	2,272

Total deferred tax assets	15,124	3,241
Valuation allowance	(14,772)	(1,912)
Deferred tax liabilities—non-current	(352)	(2,210)

Net deferred tax liability	$—	$(881)

        As of December 31, 2008, the Company's deferred tax assets primarily related to net operating loss carryovers, identified intangible assets, goodwill and accrued expenses, while deferred tax liabilities primarily related to prepaid expenses. As management has assessed that realization of the Company's

SMART BUSINESS HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Dollar amounts in thousands, except where noted in millions and per share information)
(Information related to September 30, 2009 and 2008 is unaudited)

13. Income Taxes (Continued)

deferred tax assets is not assured as a consequence of incurring operating losses in the Company's initial periods of operations, the Company maintains a valuation allowance to offset deferred tax assets. The Company will continue to periodically assess the realizability of its net deferred tax assets.

        The Company's effective income tax rate for the year ended December 31, 2008 was different than the statutory rate due primarily to the impairment of goodwill and the increase in the valuation allowance on the Company's deferred tax assets. The Company's effective income tax rate for the period ended December 31, 2007 was different than the statutory rate due primarily to the establishment of a valuation allowance on the Company's deferred tax assets.

        The effective tax rates for the nine months ended September 30, 2009 and September 30, 2008 differ from the forecasted annualized effective tax rates due to certain discrete adjustments. The effective tax rate for the nine months ended September 30, 2008 was impacted by a discrete adjustment related to an increase of $1.2 million to adjust the valuation allowance due to a change in judgment of realization. For the nine month period ended September 30, 2009, the Company was unable to make a reasonable estimate of its annual effective tax rate due to significant seasonal fluctuations of pre-tax income or loss throughout the fiscal year and therefore, it has chosen to use its actual effective income tax rate for the year-to-date period, as it believes that this method will yield a more reliable tax provision calculation.

        The cumulative effect of adopting the provisions of FIN No. 48 as of January 1, 2009 resulted in no change in the Company's liability for unrecognized income tax benefits, which, as of the adoption date, was less than $0.1 million and includes related interest and penalties. For the nine months ended September 30, 2009, there were no material changes to the Company's unrecognized tax benefits, and the Company does not expect its liabilities for unrecognized income tax benefits to materially change within the next 12 months. As of September 30, 2009, the amount of unrecognized tax benefits that, if recognized, would affect the effective income tax rate was insignificant.

        The Company files tax returns in the U.S. federal jurisdiction, the U.K. and various state jurisdictions. As of September 30, 2009, tax years beginning with the period from May 15, 2007 to December 31, 2007 remain open and subject to examination by the Internal Revenue Service and state taxing jurisdictions.

14. Commitments and Contingencies

Operating Lease Commitments

        The Company is party to various operating leases as a lessee and a sublessor, primarily for office space, under long-term lease arrangements. As of December 31, 2008, annual future minimum lease

SMART BUSINESS HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Dollar amounts in thousands, except where noted in millions and per share information)
(Information related to September 30, 2009 and 2008 is unaudited)

14. Commitments and Contingencies (Continued)

payments for non-cancelable operating leases, net of the aggregate future minimum non-cancelable sublease rental income, are as follows:

Years ending December 31,	Operating Leases
2009	$3,978
2010	3,985
2011	3,995
2012	3,865
2013	3,835
Thereafter	10,277

Total minimum lease payments	29,935
Minimum sublease income	(1,858)

Net lease commitment	$28,077

        Rental expense for the year ended December 31, 2008 and the period from May 15, 2007 to December 31, 2007 was approximately $6.1 million and $2.3 million, respectively. The Predecessor Entity recognized rental expense of approximately $1.4 million and $3.1 million for the period from January 1, 2007 to May 14, 2007 and for the year ended December 31, 2006, respectively. As a consequence of staff reductions made during the fourth quarter of 2008 in four of the Company's practice offices, usage of significant portions of the leased space at these practice offices ceased. Accordingly, the Company included in rental expense a loss of approximately $1.7 million associated with recognizing the fair value of the Company's liability for its discontinued use of this office space. The Company is actively pursuing arrangements to sublease this office space.

Legal Actions

        The Company is subject to legal actions arising in the ordinary course of business that may result in an outcome that is adverse and may impose an obligation upon the Company. Accordingly, losses relating to such contingencies are recorded in selling, general and administrative expenses in the consolidated statements of operations when an adverse outcome becomes probable of occurrence and the amount is estimable. Although the outcome of any current unresolved matters cannot presently be determined, in the opinion of the Company's management, disposition of these matters will not have a material adverse effect on the Company's consolidated financial position or results of operations.

15. Discontinued Operations (Predecessor Entity)

        In December 2006, management of the Predecessor Entity committed to a plan to discontinue the operations of two subsidiaries of SBAC and ultimately liquidate each of these entities. All substantive operations of these businesses ceased immediately and only minor activities, mostly those associated with winding down the business, occurred in the period from January 1, 2007 to May 14, 2007. The net book value of the remaining assets, primarily computers and furniture, of these businesses was insignificant as of the discontinuance date. In the consolidated statements of operations for the year

SMART BUSINESS HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Dollar amounts in thousands, except where noted in millions and per share information)
(Information related to September 30, 2009 and 2008 is unaudited)

15. Discontinued Operations (Predecessor Entity) (Continued)

ended December 31, 2006 and the period from January 1, 2007 to May 14, 2007, the Predecessor Entity reported the operations of these subsidiaries as discontinued operations. Revenues of the discontinued operations for the year ended December 31, 2006 and for the period from January 1, 2007 to May 14, 2007 were approximately $2.0 million and $49, respectively. As the discontinued entities were limited liability companies, there was no income tax expense or benefit associated with their operating income (loss).

Annex A

        AGREEMENT AND PLAN OF MERGER

BY AND AMONG

LECG CORPORATION,

RED SOX ACQUISITION CORPORATION,

RED SOX ACQUISITION LLC,

SMART BUSINESS HOLDINGS, INC.

AND, SOLELY FOR PURPOSES OF ARTICLES 2A, 5 AND 7
AND SECTION 4.20,

GREAT HILL EQUITY PARTNERS III, LP,
AS THE PRINCIPAL COMPANY STOCKHOLDER

AUGUST 17, 2009

ARTICLE 1	THE MERGER	A-2
1.1	The Merger	A-2
1.2	The Closing	A-2
1.3	Effects of the Merger	A-2
1.4	Effects on Capital Stock	A-3
1.5	Exchange of Certificates	A-4
1.6	Options	A-6
1.7	Fractional Shares	A-6
1.8	Dissenting Shares	A-6
1.9	Company Employee Equity Issuance	A-6
1.10	Reorganization Status	A-7
ARTICLE 2	REPRESENTATIONS AND WARRANTIES OF THE COMPANY	A-7
2.1	Organization, Standing and Power	A-7
2.2	Capital Structure	A-7
2.3	Authority; Noncontravention	A-9
2.4	Financial Statements	A-9
2.5	Absence of Litigation	A-10
2.6	Restrictions on Business Activities	A-11
2.7	Intellectual Property	A-11
2.8	Taxes	A-12
2.9	Employee Benefit Plans	A-14
2.10	Employee Matters	A-16
2.11	Related Party Transactions	A-17
2.12	Insurance	A-18
2.13	Compliance with Laws; Certain Business Practices	A-18
2.14	Company Indebtedness	A-18
2.15	Brokers and Finders	A-18
2.16	Clients	A-18
2.17	Listed Contracts	A-18
2.18	Property	A-20
2.19	Disclosure	A-20
2.20	Vote Required	A-20
2.21	Board Approval	A-21

A-i

2.22	Earn-Out Payments	A-21
2.23	Representations Complete	A-21
2.24	Other Representations and Warranties	A-21
ARTICLE 2A	REPRESENTATIONS AND WARRANTIES OF THE PRINCIPAL COMPANY STOCKHOLDER	A-21
2A.1	Principal Company Stockholder Shares	A-21
2A.2	Authority; Noncontravention	A-22
2A.3	Company Required Vote	A-22
2A.4	Financing for the Investment	A-22
ARTICLE 3	REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB	A-22
3.1	Organization, Standing and Power	A-22
3.2	Capital Structure	A-23
3.3	Authority; Noncontravention	A-24
3.4	SEC Documents; Financial Statements	A-25
3.5	Absence of Litigation	A-26
3.6	Restrictions on Business Activities	A-26
3.7	Intellectual Property	A-26
3.8	Taxes	A-27
3.9	Employee Benefit Plans	A-29
3.10	Employee Matters	A-31
3.11	Related Party Transactions	A-33
3.12	Insurance	A-33
3.13	Compliance with Laws; Certain Business Practices	A-33
3.14	Parent Indebtedness	A-33
3.15	Brokers and Finders	A-33
3.16	Clients	A-33
3.17	Listed Contracts	A-33
3.18	Property	A-35
3.19	Disclosure	A-35
3.20	Vote Required	A-35
3.21	Board Approval	A-36
3.22	Fairness Opinion	A-36
3.23	Earn-Out Payment	A-36
3.24	Representations Complete	A-36

A-ii

3.25	Other Representations and Warranties	A-36
ARTICLE 4	COVENANTS AND OTHER AGREEMENTS	A-36
4.1	Conduct of Business of the Company and its Subsidiaries	A-36
4.2	Restrictions on Conduct of Business of the Company and its Subsidiaries	A-37
4.3	Conduct of Business of Parent and its Subsidiaries	A-39
4.4	Restrictions on Conduct of Business of Parent and its Subsidiaries	A-40
4.5	Securities Laws Matters	A-42
4.6	Company Stockholder Approval	A-43
4.7	Parent Stockholder Approval	A-44
4.8	No Solicitation	A-45
4.9	Access to Information	A-47
4.10	Confidentiality	A-48
4.11	Public Disclosure	A-48
4.12	Consents; Cooperation	A-48
4.13	Treatment as Reorganization	A-50
4.14	Spreadsheet	A-50
4.15	Section 16 Matters	A-50
4.16	Listing of Parent Common Stock	A-50
4.17	Conveyance Taxes	A-50
4.18	Obligations of Merger Sub	A-50
4.19	Directors and Officers Indemnification and Insurance	A-51
4.20	Principal Company Stockholder Obligations	A-52
4.21	Parent Bylaws Amendment	A-52
ARTICLE 5	CONDITIONS TO THE MERGER	A-52
5.1	Conditions to Obligations of Each Party to Effect the Merger	A-52
5.2	Additional Conditions to Obligations of the Company	A-53
5.3	Additional Conditions to the Obligations of Parent and Merger Sub	A-54
ARTICLE 6	TERMINATION, AMENDMENT AND WAIVER	A-55
6.1	Termination	A-55
6.2	Notice of Termination; Effect of Termination	A-56
6.3	Expenses; Termination Fees	A-57
6.4	Amendment	A-58
6.5	Extension; Waiver	A-58

A-iii

ARTICLE 7	INDEMNIFICATION	A-58
7.1	Indemnification	A-58
7.2	Limitations on Indemnification	A-59
7.3	Claims for Indemnification	A-60
7.4	Objections to and Payment of Claims	A-60
7.5	Resolution of Objections to Claims	A-61
7.6	Third-Party Claims	A-62
7.7	Exclusive Remedy	A-62
7.8	Equitable Adjustment	A-63
ARTICLE 8	GENERAL PROVISIONS	A-63
8.1	Survival of Representations and Warranties	A-63
8.2	Notices	A-63
8.3	Terms Generally; Interpretation	A-65
8.4	Counterparts	A-66
8.5	Entire Agreement	A-66
8.6	No Third-Party Beneficiaries	A-66
8.7	Assignment	A-66
8.8	Severability	A-67
8.9	Remedies Cumulative	A-67
8.10	Governing Law	A-67
8.11	Dispute Resolution and Venue	A-67
8.12	Time of Essence	A-68
Appendix A	Certain Definitions	Appendix A-1
Exhibit A	Form of Company Stockholders Written Consent	A-A-1
Exhibit B	Form of Voting Agreement	A-B-1
Exhibit C	Form of Stock Purchase Agreement	A-C-1
Exhibit D	Form of Stockholders Agreement	A-D-1
Exhibit E	Form of Governance Agreement	A-E-1
Exhibit F	Form of First Step Certificate of Merger	A-F-1
Exhibit G	Form of Second Step Certificate of Merger	A-G-1
Exhibit H	Form of Parent Charter Amendment	A-O-1
Exhibit I	Form of Tax Representation Letter of Parent	A-G-1
Exhibit J	Form of Tax Representation Letter of the Company	A-H-1
Exhibit K	Closing Deliveries	A-K-1
Exhibit L	Form of Parent Bylaws Amendment	A-M-1
Exhibit M	Form of VCOC Letter	A-L-1

A-iv

AGREEMENT AND PLAN OF MERGER

        This AGREEMENT AND PLAN OF MERGER, dated as of August 17, 2009 (this "Agreement"), is by and among LECG Corporation, a Delaware corporation ("Parent"), Red Sox Acquisition Corporation, a Delaware corporation and a direct wholly owned subsidiary of Parent ("Merger Sub I"), Red Sox Acquisition LLC, a Delaware limited liability company and a direct wholly owned subsidiary of Parent ("Merger Sub II", and with Merger Sub I, the "Merger Subs"), Smart Business Holdings, Inc., a Delaware corporation (the "Company"), and, solely for the purpose of Articles 2A, 5 and 7 and Section 4.20, Great Hill Equity Partners III, LP, a Delaware limited partnership (the "Principal Company Stockholder"). Certain capitalized terms used but not defined in this Agreement have the meanings given to them in Appendix A attached hereto.

BACKGROUND

        A.    The Board of Directors of each of Parent, Merger Sub I and the Company have determined that it is advisable and in the best interests of their respective stockholders that Parent acquire the Company through the statutory merger of Merger Sub I with and into the Company (the "First Step Merger"), and in furtherance thereof, subject to the terms and conditions set forth herein, have approved this Agreement and the First Step Merger in accordance with the applicable provisions of the General Corporation Law of the State of Delaware (the "DGCL").

        B.    As soon as practicable following the First Step Merger, Parent shall cause the Company to merge with and into Merger Sub II (the "Second Step Merger" and, taken together with the First Step Merger, the "Integrated Merger" or the "Merger"). The Integrated Merger is intended to constitute a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"). Parent and the Company intend that the First Step Merger and the Second Step Merger will constitute integrated steps in a single "plan of reorganization" within the meaning of Treasury Regulations §§1.368-2(g) and 1.368-3, which plan of reorganization the parties adopt by executing this Agreement.

        C.    Immediately following the execution and delivery of this Agreement, stockholders of the Company representing the Company Required Vote will execute a written consent in the form attached hereto as Exhibit A (the "Company Stockholders Written Consent") adopting this Agreement and approving the Merger.

        D.    Immediately following the execution and delivery of this Agreement, Parent, as sole stockholder of Merger Sub I and sole member of Merger Sub II, will adopt this Agreement and approve the Merger.

        E.    In order to induce the Company to enter into this Agreement, concurrently with the execution and delivery of this Agreement, certain executive officers and directors of Parent are executing and delivering Voting Agreements in the form attached hereto as Exhibit B (each, a "Voting Agreement").

        F.     Concurrently with the execution and delivery of this Agreement, Parent and certain investors (including the Principal Company Stockholder) are entering into a Stock Purchase Agreement in substantially the form attached hereto as Exhibit C (the "Stock Purchase Agreement"), pursuant to which, concurrent with the Closing, such investors will purchase from Parent, and Parent will issue to such investors, shares of Parent Preferred Stock (the "Investment"), and in connection with the Merger and the Investment, such investors and the other Company Stockholders will enter into a Stockholders Agreement in substantially the form attached hereto as Exhibit D (the "Stockholders Agreement").

        G.    The parties hereto intend that, concurrent with the Closing, Parent and the Principal Company Stockholder will enter into a Governance Agreement in substantially the form attached hereto as Exhibit E (the "Governance Agreement").

 AGREEMENT

        In consideration of the representations, warranties, covenants and other agreements in this Agreement, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE 1
THE MERGER

        1.1    The Merger.    Upon the terms and subject to the conditions in this Agreement, and in accordance with the DGCL, Merger Sub I shall be merged with and into the Company at the effective time of the First Step Merger (the "Effective Time"), which shall be as set forth in the certificate of merger, substantially in the form of Exhibit F (the "First Step Certificate of Merger"), to be filed with the Secretary of State of the State of Delaware (the "Delaware Secretary") if, as and when the Closing occurs. The Company shall be the surviving corporation (sometimes referred to as the "Interim Surviving Corporation") in the First Step Merger and shall succeed to and assume all the rights and obligations of Merger Sub I in accordance with the DGCL. As soon as practicable after the Effective Time, Parent shall cause another certificate of merger, substantially in the form of Exhibit G (the "Second Step Certificate of Merger"), to be filed with the Delaware Secretary, and upon the terms and subject to the conditions in this Agreement, and in accordance with the Delaware Limited Liability Company Act (the "LLC Act"), the Interim Surviving Corporation shall be merged with and into Merger Sub II. Merger Sub II shall be the surviving entity (sometimes referred to as the "Final Surviving Entity") in the Second Step Merger and shall succeed to and assume all the rights and obligations of the Interim Surviving Corporation in accordance with the LLC Act.

        1.2    The Closing.    The closing of the First Step Merger (the "Closing") shall take place on the third Business Day after the satisfaction or waiver of each of the conditions set forth in Article 5 (excluding conditions that, by the terms, are not expected to be satisfied until the Closing Date, but subject to the satisfaction or waiver of such conditions) or at such other time as the parties agree in writing. The Closing shall take place at the offices of Jones Day, 1755 Embarcadero Road, Palo Alto, California or at such other location as the parties hereto agree. The date on which the Closing actually occurs is herein referred to as the "Closing Date."

        1.3    Effects of the Merger.

          (a)   First Step Merger.

              (i)  At the Effective Time, the effect of the First Step Merger shall be as provided in this Agreement, the First Step Certificate of Merger and the applicable provisions of the DGCL.

             (ii)  At the Effective Time, the Certificate of Incorporation of the Company shall be amended and restated in its entirety to be identical to the Certificate of Incorporation of Merger Sub I, as in effect immediately prior to the Effective Time, until thereafter amended in accordance with the DGCL and as provided in such Certificate of Incorporation; provided, however, that at the Effective Time, Article I of the Certificate of Incorporation of the Interim Surviving Corporation shall be amended and restated in its entirety to read as follows: "The name of the corporation is Smart Business Holdings, Inc."

            (iii)  At the Effective Time, the Bylaws of the Company shall be amended and restated in their entirety to be identical to the Bylaws of Merger Sub I, as in effect immediately prior to the Effective Time, until thereafter amended in accordance with the DGCL and as provided in such Bylaws.

            (iv)  At the Effective Time, (i) the directors of the Interim Surviving Corporation shall be the directors of Merger Sub I immediately prior to the Effective Time, until their respective successors are duly elected or appointed and qualified and (ii) the officers of the Interim

    Surviving Corporation shall be the officers of Merger Sub I immediately prior to the Effective Time, until their respective successors are duly appointed.

          (b)   Second Step Merger.

              (i)  At the effective time of the Second Step Merger, the effect of the Second Step Merger shall be as provided in this Agreement, the Second Step Certificate of Merger and the applicable provisions of the LLC Act.

             (ii)  The certificate of formation of Merger Sub II as in effect immediately prior to the effective time of the Second Step Merger shall be the certificate of formation of the Final Surviving Entity in the Second Step Merger until thereafter amended in accordance with the LLC Act and as provided in such certificate of formation; provided, however, that at the effective time of the Second Step Merger, Article I of such certificate of formation shall be amended and restated in its entirety to read as follows: "The name of this limited liability company is Smart Business Holdings, LLC."

            (iii)  The Limited Liability Company Agreement of Merger Sub II as in effect immediately prior to the effective time of the Second Step Merger shall be the Limited Liability Company Agreement of the Final Surviving Entity, until thereafter amended in accordance with the LLC Act and as provided in such Limited Liability Company Agreement; provided, however, that at the effective time of the Second Step Merger, such Limited Liability Company Agreement shall be amended and restated in its entirety to read as follows: "The name of this limited liability company is Smart Business Holdings, LLC."

            (iv)  At the effective time of the Second Step Merger, the officers of the Final Surviving Entity shall be the officers of Merger Sub I immediately prior to the effective time of the Second Step Merger, until their respective successors are duly appointed.

        1.4    Effects on Capital Stock.    The maximum number of shares of Parent Common Stock to be issued in consideration of all shares of Company Capital Stock which are issued and outstanding immediately prior to the Effective Time and all vested and unvested Company Options (whether or not exercisable) which are then outstanding shall not exceed 10,927,869 shares of Parent Common Stock (the "Merger Consideration"). No adjustment shall be made in the number of shares of Parent Common Stock issued in the First Step Merger as a result of any consideration (in any form whatsoever) received by the Company from the date hereof to the Effective Time as a result of any exercise, conversion or exchange of Company Options. On the terms and subject to the conditions of this Agreement, by virtue of the First Step Merger and without any action on the part of Parent, Merger Sub I, the Company or any of their respective securityholders, at the Effective Time:

          (a)   Each share of capital stock of the Company (the "Company Capital Stock") issued and outstanding immediately prior to the Effective Time that is owned by the Company, Merger Sub I, Parent or any of their respective Subsidiaries shall automatically be canceled and shall cease to exist, and no consideration shall be delivered or deliverable in exchange therefor.

          (b)   Each share of common stock of Merger Sub I (the "Merger Sub I Common Stock") issued and outstanding immediately prior to the Effective Time shall be converted into one validly issued, fully paid and nonassessable share of the common stock of the Interim Surviving Corporation. Each stock certificate evidencing ownership of Merger Sub I Common Stock shall evidence ownership of shares of common stock of the Interim Surviving Corporation. Each share of common stock of the Interim Surviving Corporation (the "Interim Surviving Corporation Common Stock") issued and outstanding immediately prior to the effective time of the Second Step Merger shall be converted into and exchanged for one unit of membership interests in the Final Surviving Entity. Each stock certificate evidencing ownership of Interim Surviving Corporation Common Stock shall evidence ownership of units of membership interests in the Final Surviving Entity.

          (c)   Each share of Company Capital Stock issued and outstanding immediately prior to the Effective Time (other than shares to be canceled in accordance with Section 1.4(a) and Dissenting Shares) shall be converted into the right to receive a portion of the Merger Consideration, as specified and allocated in this Section 1.4(c). The Merger Consideration shall be allocated as follows:

              (i)  Each share of the Company's Redeemable Preferred Stock, par value $0.001 per share (the "Redeemable Preferred Stock"), issued and outstanding immediately prior to the Effective Time, shall be converted into and exchanged for the right to receive, subject to and in accordance with Section 1.5, a number of shares of Parent Common Stock, par value $0.001 per share ("Parent Common Stock"), equal to the Redeemable Preferred Exchange Ratio.

             (ii)  Each share of the Company's Common Stock, par value $0.001 per share (the "Company Common Stock"), issued and outstanding immediately prior to the Effective Time, shall automatically be canceled and shall cease to exist, and no consideration shall be delivered or deliverable in exchange therefor.

          All such shares of Company Capital Stock, issued and outstanding immediately prior to the Effective Time, shall no longer be outstanding, shall automatically be canceled and shall cease to exist, and each holder of a certificate formerly representing any shares of Company Capital Stock shall cease to have any rights with respect thereto, except the right to receive a portion, if any, of Merger Consideration as allocated in this Section 1.4(c) upon surrender of such Certificate in accordance with Section 1.5 or, with respect to Dissenting Shares, the right of appraisal in accordance with the DGCL.

          (d)   If there is a stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into capital stock), reorganization, reclassification, combination, recapitalization or other like change with respect to shares of Company Capital Stock or Parent Common Stock occurring after the date of this Agreement and before the Effective Time, all references in this Agreement to specified numbers of shares of any class or series affected thereby, and all calculations provided for that are based upon numbers of shares of any class or series (or trading prices therefore) affected thereby, shall be equitably adjusted to the extent necessary to provide the parties the same economic effect as contemplated by this Agreement prior to such stock split, reverse stock split, stock dividend, reorganization, reclassification, combination, recapitalization or other like change.

        1.5    Exchange of Certificates.

          (a)   At or prior to the Closing, Parent shall enter into an agreement with Parent's transfer agent (or such other bank or trust company in the United States as may be designated by Parent, the "Exchange Agent"), which shall provide that Parent shall deliver to the Exchange Agent at or prior to the Closing the shares of Parent Common Stock necessary for the issuance of the Merger Consideration as specified and allocated in Section 1.4.

          (b)   On or prior to the date of the mailing of the Proxy Statement to the Parent Stockholders, Parent shall deliver or cause to be delivered to the Company (A) a form of letter of transmittal (the "Letter of Transmittal") and (B) instructions for use of the Letter of Transmittal in effecting the surrender of certificates which immediately prior to the Effective Time represent issued and outstanding shares of Redeemable Preferred Stock (such certificates, "Certificates") in exchange for the applicable portion of the Merger Consideration as specified and allocated in Section 1.4. The Letter of Transmittal shall specify that delivery of Certificates shall be effected, and risk of loss and title to Certificates shall pass, only upon receipt thereof by the Exchange Agent, together with a properly completed and duly executed Letter of Transmittal, and receipt by Parent of the Stockholders Agreement, duly executed on behalf of each Person effecting the surrender of such

  Certificates, and shall be in such form and have such other provisions as Parent may reasonably specify. The Company shall mail or otherwise deliver the Letter of Transmittal (and the related instructions) and any other documentation required thereby to every holder of record of a Certificate. As soon as reasonably practicable after the later of (i) the surrender of a Certificate for cancellation by the holder thereof to the Exchange Agent, together with such Letter of Transmittal and receipt by Parent of the Stockholders Agreement (provided, however, that the Stockholders Agreement shall not be required from such holder if the Stockholders Agreement was previously executed and delivered to Parent by such holder at or prior to the Closing), each duly executed by such holder, and such other documents as may reasonably be required by the Exchange Agent or Parent, or (ii) the Effective Time, (x) the holder of such Certificate shall receive in exchange therefor the portion of the Merger Consideration into which the shares formerly represented by such Certificate shall have been converted in accordance with Section 1.4, as set forth on the Spreadsheet and (y) the Certificate so surrendered shall be canceled. If any transfer of ownership of shares of Company Capital Stock has not been registered in the Company's transfer records, payment may be made to a Person other than the Person in whose name the Certificate so surrendered is registered if such Certificate is properly endorsed or is otherwise in proper form reasonably acceptable to the Exchange Agent for transfer, and the Person requesting such transfer or payment shall pay any transfer or other Tax required by reason of the payment to a Person other than the registered holder of such Certificate or establish to the satisfaction of Parent that such Tax has been paid or is not applicable.

          (c)   All shares of Parent Common Stock issued upon the surrender of Certificates in accordance with the terms of this Article 1 shall be deemed to have been paid in full satisfaction of all rights pertaining to the shares of Company Capital Stock represented by such Certificates, and there shall be no further registration of transfers on the records of the Final Surviving Entity of the shares of Company Capital Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Final Surviving Entity or the Exchange Agent for any reason, they shall be canceled and exchanged as provided in this Article 1, except as otherwise provided by Law. If, after the Effective Time, any certificates formerly representing any such shares of Company Capital Stock (other than Redeemable Preferred Stock) are presented to the Final Surviving Entity or the Exchange Agent for any reason, they shall be canceled, without the payment of any consideration, except as otherwise provided by Law.

          (d)   None of Parent, the Final Surviving Entity or the Exchange Agent shall be liable to any Person with respect to any shares of Parent Common Stock delivered to a public official in accordance with any applicable abandoned property, escheat or similar Law. If immediately prior to the date on which any amounts payable in accordance with this Article 1 would otherwise escheat to or become the property of any Governmental Authority, on account of any Certificate that shall not by then have been surrendered, any such amounts shall, to the extent permitted by applicable Law, become the property of the Final Surviving Entity, free and clear of all claims or interest of any Person previously entitled thereto.

          (e)   If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by Parent or the Exchange Agent, the posting by such Person of a bond in such reasonable amount as Parent or the Exchange Agent, as applicable, may direct as indemnity against any claim that may be made against Parent, the Final Surviving Entity or the Exchange Agent with respect to such Certificate, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificate the applicable Merger Consideration with respect thereto.

          (f)    The Final Surviving Entity or the Exchange Agent shall be entitled to deduct and withhold from amounts otherwise payable in accordance with this Agreement to any former holder of shares of Company Capital Stock or former holders of Company Options such amounts as the

  Final Surviving Entity or the Exchange Agent reasonably believes are required to be deducted and withheld with respect to the making of such payment under the Code, or any provision of Tax Law. To the extent that amounts are so withheld and paid over to the appropriate Tax Authority by the Final Surviving Entity or the Exchange Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Company Capital Stock in respect of which such deduction and withholding was made by the Final Surviving Entity or the Exchange Agent.

        1.6    Options.    Prior to the Closing, the Company shall take all necessary action to accelerate in full the vesting of each outstanding option to purchase shares of Company Capital Stock ("Company Options") granted under the Company Stock Plan and of the shares of Company Common Stock previously acquired upon the exercise of Company Options. The Company shall provide notice in accordance with the Company Stock Plan that outstanding Company Options shall be and remain fully exercisable until immediately prior to the Effective Time. The Company shall take all necessary action, including obtaining the consent of individual option holders, if required, to provide that, at the Effective Time, (i) each then-outstanding and unexercised Company Option, whether or not vested, be cancelled with no further obligations thereunder and (ii) the Company Stock Plan be terminated.

        1.7    Fractional Shares.    No fraction of a share of Parent Common Stock shall be issued in connection with the First Step Merger, and in lieu thereof each holder of shares of Company Capital Stock who would otherwise be entitled to a fraction of a share of Parent Common Stock (after aggregating all fractional shares of Parent Common Stock to be received by such holder) shall receive from Parent an amount of cash equal to such fraction of a share multiplied by the Parent Stock Price.

        1.8    Dissenting Shares.

          (a)   Notwithstanding anything in this Agreement to the contrary and unless otherwise provided by the DGCL, shares of Company Capital Stock that are issued and outstanding immediately prior to the Effective Time and that are owned by Company Stockholders who have properly perfected their appraisal rights in accordance with the DGCL or remain eligible to do so ("Dissenting Shares") shall not be converted into the right to receive the Merger Consideration, unless and until such Company Stockholders shall have failed to perfect or shall have effectively withdrawn or lost their right of payment under the DGCL. Such Company Stockholders instead shall be entitled to payment of the fair value of such Dissenting Shares in accordance with the DGCL. If any such Company Stockholder shall have failed to perfect or shall have effectively withdrawn or lost such appraisal rights, each share of Company Capital Stock held by such stockholder shall thereupon cease to be "Dissenting Shares" hereunder and be deemed to have been converted into the right to receive and become exchangeable for, at the Effective Time, the Merger Consideration specified and allocated in Section 1.4.

          (b)   The Company shall give Parent prompt notice of any demands for appraisal received by the Company, withdrawals of such demands and any other instruments served in connection with such demands and received by the Company or its representatives. The Company shall consult with Parent about, and keep Parent reasonably apprised of, all discussions with respect to (i) any voluntary payment, admission or statement against interest with respect to any such objection, (ii) any offer to settle or settle any such objection, or (iii) any waiver of a failure by a former Company Stockholder to timely deliver a written objection or to perform any other act perfecting appraisal rights in accordance with the DGCL.

        1.9    Company Employee Equity Issuance.    Parent shall, effective as of the Effective Time, grant up to 500,000 shares of Parent Common Stock as options to purchase Parent Common Stock under Parent's 2003 Stock Option Plan, in the amounts, on such terms, and to such individuals as set forth on Section 1.9 of the Company Disclosure Letter that remain employees of the Final Surviving Entity or any of its Subsidiaries as of the time of such grant.

        1.10    Reorganization Status.    The Integrated Merger is intended to constitute a "reorganization" within the meaning of Section 368(a) of the Code. Parent and the Company intend that the First Step Merger and the Second Step Merger will constitute integrated steps in a single "plan of reorganization" within the meaning of Treasury Regulations §§1.368-2(g) and 1.368-3, which plan of reorganization the parties adopt by executing this Agreement.

ARTICLE 2
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

        Subject to the disclosures set forth in the Company Disclosure Letter, the Company hereby represents and warrants to Parent and the Merger Subs as follows:

        2.1    Organization, Standing and Power.    The Company is a corporation, each of its Subsidiaries is a corporation, limited liability company or limited liability company and each of the Company, and each of the Company and each of its Subsidiaries is duly organized, validly existing and in good standing under the Laws of its jurisdiction of organization as set forth opposite its name in Section 2.1 of the Company Disclosure Letter. Each of the Company and each of its Subsidiaries has the corporate (or other applicable entity) power to own, lease and operate its properties and to conduct its business as now being conducted and is duly qualified to do business and is in good standing in each jurisdiction set forth opposite its name in Section 2.1 of the Company Disclosure Letter. Neither the Company nor any of its Subsidiaries is in violation of any of the provisions of its organizational documents. Section 2.1 of the Company Disclosure Letter sets forth a list of the Company's officers and directors. Other than the entities listed on Section 2.1 of the Company Disclosure Letter, the Company does not directly or indirectly own (and has not directly or indirectly owned) any equity or similar interest in, or any interest convertible or exchangeable or exercisable for, any equity or similar interest in, any Person. Section 2.1 of the Company Disclosure Letter sets forth a true, correct and complete list of each of the Company's Subsidiaries indicating (i) its officers and directors, and (ii) the record owners of all of its issued and outstanding shares of capital stock. All of the outstanding capital stock of each of the Company's Subsidiaries is duly authorized, validly issued, fully paid and nonassessable. There are no options, warrants, calls, rights, commitments or agreements of any character, written or oral, to which any of the Company's Subsidiaries is a party or by which it is bound obligating any of the Company's Subsidiaries to issue, deliver, sell, repurchase or redeem, or cause to be issued, sold, repurchased or redeemed, any shares of the capital stock of such Subsidiary or obligating such Subsidiary to grant, extend, accelerate the vesting of, change the price of, otherwise amend or enter into any such option, warrant, call right, commitment or agreement. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or other similar rights with respect to any of the Company's Subsidiaries.

        2.2    Capital Structure.

          (a)   The authorized capital stock of the Company consists of 1,700,464 shares of Company Common Stock and 117,811 shares of Company Preferred Stock, of which 61,891 shares have been designated as "Redeemable Preferred Stock" and 5,920 shares have been designated as "Series A Convertible Stock." As of the date hereof, (i) 1,010,871.722 shares of Company Common Stock are issued and outstanding, (ii) 61,890.212 shares of Redeemable Preferred Stock are issued and outstanding, (iii) no shares of Series A Convertible Stock are issued and outstanding, (iv) no shares of Company Common Stock are issued and held in the treasury of the Company, (v) 131,934 shares of Company Common Stock are reserved under the Company Stock Plan in respect of future awards, and (vi) there are outstanding Company Options to purchase 18,820 shares of Company Common Stock under the Company Stock Plan. As of the date hereof, there are no other issued and outstanding shares of Company Capital Stock or Company Options. Other than pursuant to the terms of the Redeemable Preferred Stock, there are no declared or accrued but unpaid dividends with respect to any shares of Company Capital Stock. The Redeemable

  Preferred Stock is not convertible into Company Common Stock. The Series A Convertible Stock is convertible into Company Common Stock on a one-to-one basis. Section 2.2(a) of the Company Disclosure Letter sets forth a true, correct and complete list, as of the date hereof, of (i) all of the Company Stockholders, the number and type of shares, options or other rights owned and the total number of shares of Company Common Stock reserved under the Company's 2007 Stock Option and Grant Plan (the "Company Stock Plan"), (ii) any Persons with rights to acquire any Company securities (including all holders of outstanding Company Options, whether or not granted under the Company Stock Plan, the exercise or vesting schedule, exercise price, and tax status of such options under Section 422 of the Code) pursuant to any Contracts to which the Company is a party, and (iii) to the knowledge of the Company, any Persons with rights to acquire any Company securities pursuant to any Contracts to which the Company is not a party and a description of any such Contracts. All issued and outstanding shares of Company Capital Stock are duly authorized, validly issued, fully paid and non-assessable and are free of any Encumbrances and "put" or "call" rights created by statute, the Company's organizational documents or any agreement to which the Company is a party or by which it is bound or of which it has knowledge.

          (b)   Except for outstanding Company Options under the Company Stock Plan, there are no options, warrants, calls, rights, commitments or other Contracts to which the Company or any of its Subsidiaries is a party, or by which it is bound, obligating the Company or any of its Subsidiaries to issue, grant, deliver, sell, repurchase or redeem, or cause to be issued, granted, delivered, sold, repurchased or redeemed, any shares of any Company Capital Stock and/or Company Options. Except as set forth in Section 2.2(a) of the Company Disclosure Letter, there are no Contracts relating to voting, purchase or sale of any Company Capital Stock (i) between or among the Company and any of the Company Securityholders, other than written Contracts granting the Company the right to purchase unvested shares upon the termination of employment or service, and (ii) to the Company's knowledge, between or among any of the Company Securityholders.

          (c)   Except for the Company Stock Plan, the Company has no other stock option plan or other plan providing for equity compensation of any Person. The Company has reserved 333,554 shares of Company Common Stock for issuance to employees and directors of, and consultants to the Company, upon the exercise of options granted under the Company Stock Plan. Each Company Option has been properly approved by the requisite corporate authority, and the exercise price of each such Company Option was set at the fair market value of the Company Common Stock on the date of grant of such Company Option. To the extent required under applicable Law, the Company Stockholders have properly approved and the Company has properly reserved for issuance the shares of Company Common Stock issuable under the Company Stock Plan. There are no outstanding or authorized stock appreciation, phantom stock, profit participation or other similar rights with respect to the Company.

          (d)   The Spreadsheet will accurately set forth, as of the Closing, the name of each Person that is the record owner of any shares of Company Capital Stock, Company Options and/or any other securities of the Company and the number and kind of such shares so owned, or subject to the Company Options so owned, by such Person. The number of such shares set forth as being so owned, or subject to Company Options so owned, by such Person will, to the knowledge of Company, constitute the entire interest of such Person in the issued and outstanding capital stock or voting securities of Company. As of the Closing, no other Person not disclosed in the Spreadsheet will have a right to acquire any shares of Company Common Stock, Company Options and/or any other securities from Company. In addition, the shares of Company Common Stock, Company Options and/or any other securities disclosed in the Spreadsheet will be, as of the Closing, free and clear of any liens, pledges, options, charges, restrictions or other encumbrances created by statute, the Certificate of Incorporation or Bylaws of the Company or any agreement to which Company is a party or by which it is bound.

        2.3    Authority; Noncontravention.

          (a)   The Company has all requisite corporate power and authority to enter into this Agreement, to perform its obligations hereunder, and to consummate the Transactions. The execution and delivery of this Agreement by the Company and the consummation of the Transactions have been duly authorized by all necessary corporate action on the part of the Company. This Agreement has been duly executed and delivered by the Company and, assuming due authorization, execution and delivery by the other parties hereto, represents the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to the effect of (1) applicable bankruptcy, insolvency, reorganization, moratorium and other similar Laws now and hereafter in effect relating to rights of creditors generally, and (2) rules of Law and equity governing specific performance, injunctive relief and other equitable remedies. The execution and delivery of this Agreement by the Company does not, and the consummation of the Transactions shall not, (x) conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any benefit under, or require any consent, approval or waiver from any Person in accordance with, any provision of the organizational documents of the Company or any of its Subsidiaries, (y) result in the creation of an Encumbrance on any properties or assets of the Company or any of its Subsidiaries, or (z) conflict with, result in a violation of or default under (with or without notice, lapse of time, or both), or give rise to a right of termination, cancellation, renegotiation, modification or acceleration of any obligation or loss or modification of any benefit under, or require consent, approval or waiver from any Person in accordance with any Contract, instrument, Permit or Law applicable to the Company or any of its Subsidiaries or any of their respective properties or assets, except, in the case of clauses (y) or (z), where such creations, conflicts, violations, defaults, rights or requirements would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company.

          (b)   No consent, approval, order or authorization of, or registration, declaration or filing with, any government, any court, tribunal, arbitrator, administrative agency, commission or other governmental official, authority or instrumentality, in each case whether domestic or foreign, any stock exchange or similar self-regulatory organization or any quasi-governmental or private body exercising any regulatory, taxing or other governmental or quasi-governmental authority (each a "Governmental Authority") is required by or with respect to the Company or any of its Subsidiaries in connection with the execution and delivery of this Agreement or the consummation of the Transactions, except for (w) the filing of the Certificate of Merger with the Delaware Secretary and of appropriate documents with the relevant authorities of other states in which the Company or Parent is qualified to do business, (x) such filings as may be required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act"), (y) the filing of the Proxy Statement with the Securities and Exchange Commission (the "SEC") in accordance with the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and (z) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under the applicable state securities or "blue sky" Laws (the "Blue Sky Laws") or the securities Laws of any foreign country.

        2.4    Financial Statements.

          (a)   Attached as Section 2.4(a) of the Company Disclosure Letter are the Company's audited consolidated financial statements as at and for the years ended December 31, 2006, 2007 and 2008 and its unaudited consolidated financial statements as at and for the six-month period ended June 30, 2009 (including, in each case, balance sheets, statements of operations and statements of cash flows) (collectively, the "Company Financial Statements"). The Company Financial Statements (a) have been prepared in accordance with U.S. generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto or, in the case of the unaudited financial statements, as permitted by GAAP), and (b) present fairly, in all material respects, the consolidated financial condition and results of operations and cash flows of the Company and each of its Subsidiaries as of the dates, and for the periods, indicated therein, except as otherwise noted therein (subject, in the case of interim period financial statements, to normal recurring year-end audit adjustments, none of which, individually or in the aggregate, are material). There has been no change in the Company's accounting policies since June 30, 2009 (the "Company Balance Sheet Date"), except as described in the Company Financial Statements or required or permitted by GAAP.

          (b)   Neither the Company nor any of its Subsidiaries has any Liability required to be reflected on a balance sheet or in the notes thereto in accordance with GAAP other than (i) those reflected in, reserved against or disclosed in the balance sheet as of the Company Balance Sheet Date included in the Company Financial Statements (the "Company Balance Sheet"), (ii) those incurred in the conduct of the Company's and its Subsidiaries' business since the Company Balance Sheet Date in the ordinary course of business, (iii) those expressly permitted to be incurred pursuant to the terms of this Agreement, or (iv) any matter disclosed in the Company Disclosure Letter or required to be disclosed in Section 2.5 of the Company Disclosure Letter.

          (c)   Since the Company Balance Sheet Date, the Company and each of its Subsidiaries has conducted its business only in the ordinary course of business, and there has not occurred: (i) any change, event or condition (whether or not covered by insurance) that, individually or in the aggregate with any other changes, events or conditions, has resulted in, or would reasonably be expected to result in, a Material Adverse Effect on the Company; (ii) other than pursuant to the terms of the Redeemable Preferred Stock, any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to the Company Capital Stock; (iii) any change in accounting methods, principles or practices affecting the Company, except as described in the Company Financial Statements or as required or permitted by GAAP; or (iv) any material damage to, or destruction or loss of, any of the material assets or properties of the Company.

          (d)   The Company maintains a system of accounting controls sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with management's general or specific authorization, (ii) transactions are recorded as necessary to permit preparation of audited financial statements in conformity with GAAP and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management's general or specific authorization, and (iv) the recorded value for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

          (e)   To the knowledge of the Company, there has not occurred (i) any significant deficiency in the design or operation of internal controls which would adversely affect the ability of the Company or any of its Subsidiaries to record, process, summarize and report financial data or any material weaknesses in internal controls, or (ii) any fraud, whether or not material, that involves management or other present employees who have a significant role in the internal controls of the Company or any of its Subsidiaries.

        2.5    Absence of Litigation.    Except as set forth in Section 2.5 of the Company Disclosure Letter, there is no Action pending before any Governmental Authority or arbitrator, or, to the knowledge of the Company, threatened in writing against the Company or any of its Subsidiaries or any of their respective assets or properties or any of their respective officers or directors (in their capacities as such). There is no Order against the Company or any of its Subsidiaries, any of their respective assets or properties, or, to the knowledge of the Company, any of their respective directors or officers (in their capacities as such), that would reasonably be expected to prevent, enjoin, or materially alter or delay any of the transactions contemplated by this Agreement, or that, individually or in the aggregate with any such other judgments, decrees and orders, would reasonably be expected to have a Material Adverse Effect on the Company or any of its Subsidiaries.

        2.6    Restrictions on Business Activities.    Except as set forth in Section 2.6(i) of the Company Disclosure Letter, there is no Contract (including covenants not to compete) or Order binding upon the Company or any of its Subsidiaries that has or would reasonably be expected to materially restrict, whether before or after consummation of the Merger, any current or future business practice of the Company or any of its Subsidiaries or any acquisition of property (tangible or intangible) by the Company or any of its Subsidiaries, in each case, as currently conducted or as proposed to be conducted by the Company or any of its Subsidiaries. Without limiting the generality of the foregoing, except as set forth in Section 2.6(ii) of the Company Disclosure Letter, neither the Company nor any of its Subsidiaries has entered into any Contract with any Company Client that includes a "most favored pricing" or similar clause restricting or otherwise impacting the right of the Company or any of its Subsidiaries to provide services in any manner or terms under which the Company or any of its Subsidiaries is restricted from providing services to, Company Clients or potential clients or any class of clients, in any geographic area, during any period of time or in any segment of the market.

        2.7    Intellectual Property.

          (a)   To the knowledge of the Company, the Company or one of its Subsidiaries owns, or is licensed under, or otherwise possesses sufficient rights under, the material Intellectual Property necessary to conduct the business of the Company or its Subsidiaries as currently conducted (the "Company IP Rights").

          (b)   Neither the execution, delivery and performance of this Agreement nor the consummation of the Merger and the other Transactions shall materially impair the rights of the Company, any of its Subsidiaries or the Final Surviving Entity in any Company-Licensed IP Right. Neither the Company nor any of its Subsidiaries is paying any royalties, honoraria, fees or other payments to any third person (other than salaries payable to employees and independent contractors not contingent on or related to use of their work product) as a result of the ownership, use, possession, license in, sale, marketing, advertising or disposition of any Company IP Rights, and none shall become payable as a result of the consummation of the Transactions.

          (c)   To the knowledge of the Company, the operation of the business of the Company and each of its Subsidiaries as it currently is conducted by the Company and such Subsidiary does not infringe or misappropriate the Intellectual Property rights of any Person, violate the rights of any Person (including rights to privacy or publicity), or constitute unfair competition or trade practices under the Laws of any jurisdiction. There is no Action that is pending or, to the knowledge of the Company, threatened that (i) challenges the rights of the Company or any of its Subsidiaries in respect of any Company IP Rights, (ii) asserts that the operation of the Company's or any of its Subsidiaries' business is, was or shall be infringing or otherwise in violation of any Intellectual Property or (iii) claims that any default exists under any Company IP Agreement. The Company is not subject to any outstanding injunction, judgment, order, decree, ruling, charge, settlement or other disposition of any dispute regarding any Company IP Right.

          (d)   The Company and its Subsidiaries have taken reasonable measures to safeguard and maintain the confidentiality of all Trade Secrets within the Company-Owned IP Rights. All current and former employees and consultants of the Company and its Subsidiaries have executed a proprietary information and invention assignment agreement in the Company's standard form, which form is attached as Section 2.7(d) of the Company Disclosure Letter. To the knowledge of the Company, there has not been any breach by any employee or consultant of the Company or any of its Subsidiaries of any such agreement. No current or former employee, officer, director, consultant or independent contractor of the Company or any of its Subsidiaries has any right, license, claim or interest whatsoever in or with respect to any Company-Owned IP Rights. To the knowledge of the Company, neither the employment of any employee of the Company or any of its Subsidiaries, nor the use by the Company or any of its Subsidiaries of the services of any consultant or independent contractor subjects the Company or any of its Subsidiaries to any obligation to any third party for improperly soliciting such employee, consultant or independent contractor to work for the Company or such Subsidiary, whether such obligation is contractual or otherwise, except as disclosed in Section 2.7(d) of the Company Disclosure Letter.

          (e)   Section 2.7(e) of the Company Disclosure Letter contains a true and complete list of all Company Registered IP. To the knowledge of the Company, all Company Registered IP is valid, enforceable and subsisting, and there are no actions that must be taken by the Company or any of its Subsidiaries within 90 days of the Closing Date to maintain, perfect, preserve or renew any such Company Registered IP.

          (f)    To the knowledge of the Company, the Company or one of its Subsidiaries owns all right, title and interest in and to all Company-Owned IP Rights free and clear of any Encumbrances, other than Company Permitted Encumbrances. To the knowledge of the Company, the Company's and its Subsidiaries' right to use the Company-Licensed IP is subject only to the terms and conditions of the licenses listed in Section 2.7(f) of the Company Disclosure Letter.

          (g)   To the knowledge of the Company, there is no unauthorized use, disclosure, infringement or misappropriation of any Company-Owned IP Rights by any third party, including any employee or former employee of the Company or any of its Subsidiaries. Neither the Company nor any of its Subsidiaries has agreed to indemnify any Person for any infringement of any Intellectual Property of any third party by any Company Product or Service that has been sold, licensed to third parties, leased to third parties, supplied, marketed, distributed or provided by the Company or any of its Subsidiaries.

        2.8    Taxes.

          (a)   "Tax" means (1) any net income, corporate, capital gains, capital acquisitions, inheritance, deposit interest retention, gift, relevant contracts, alternative minimum, add-on minimum, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, withholding, estimated, payroll, employment, excise, severance, stamp, occupation, premium, property, environmental or windfall profit tax, or other tax, together with any interest or any penalty, addition to tax or additional amount, in each case imposed by any Governmental Authority responsible for the imposition of any such tax (domestic or foreign) (each, a "Tax Authority"), (2) any liability for the payment of any amounts of the type described in clause (1) of this sentence as a result of being a member of an affiliated, consolidated, combined, unitary or aggregate group for any taxable period, and (3) any liability for the payment of any amounts of the type described in clause (1) or (2) of this sentence as a result of being a transferee of or successor to any Person or as a result of any obligation to indemnify any other Person. "Tax Return" means any return, statement, report or form (including information returns and reports) required to be filed with respect to Taxes.

          (b)   The Company and each of its Subsidiaries, and any affiliated, consolidated, combined, unitary or aggregate group for Tax purposes of which the Company or any of its Subsidiaries is or has been a member, have properly completed and timely filed all material Tax Returns required to be filed by them. All such Tax Returns are true and correct and have been completed in accordance with Law, and the Company and each of its Subsidiaries have paid or withheld and paid to the appropriate Tax Authority all material Taxes due (whether or not shown to be due on such Tax Returns). The Company has, at all applicable times, maintained all material records in relation to Tax as it is required to maintain.

          (c)   The Company Balance Sheet reflects all material unpaid Taxes of the Company and each of its Subsidiaries for periods (or portions of periods) through the Company Balance Sheet Date. Neither the Company nor any of its Subsidiaries has any material liability for unpaid Taxes accruing after the Company Balance Sheet Date, other than Taxes accruing in the ordinary course of business conducted after the Company Balance Sheet Date.

          (d)   There is (1) no claim for Taxes being asserted or that has been previously asserted against the Company or any of its Subsidiaries that has resulted in a lien against the property of the Company or any of its Subsidiaries, and there is no such lien for Taxes, other than liens for Taxes not yet due and payable, (2) no material audit of any Tax Return of the Company or any of its Subsidiaries being conducted by a Tax Authority, and (3) no extension of any statute of limitations on the assessment of any Taxes granted by the Company or any of its Subsidiaries currently in effect. Neither the Company nor any of its Subsidiaries has been informed by any jurisdiction that the jurisdiction may open an audit or other review of the Taxes of such entity or that the jurisdiction believes that such entity was required to file any Tax Return that was not filed.

          (e)   Neither the Company nor any of its Subsidiaries (1) has been or shall be required to include any adjustment in taxable income for any Tax period (or portion thereof) ending after the Closing in accordance with Section 481 of the Code or any comparable provision under state or foreign Tax laws as a result of transactions or events occurring prior to the Closing, (2) filed any disclosure under Section 6662 of the Code or comparable provisions of state, local or foreign Law to prevent the imposition of penalties with respect to any Tax reporting position taken on any Tax Return, (3) engaged in a "reportable transaction," as defined in Treasury Regulation Section 1.6011-4(b), (4) ever been a member of a consolidated, combined, unitary or aggregate group of which the Company was not the ultimate parent company, (5) been the "distributing corporation" or the "controlled corporation" (in each case, within the meaning of Section 355(a)(1) of the Code) with respect to a transaction described in Section 355 of the Code (A) within the two-year period ending as of the date of this Agreement, or (B) in a distribution that would otherwise constitute part of a "plan" or "series of related transactions" (within the meaning of Section 355(e) of the Code) that includes the Transactions, (6) incurred any actual or potential liability under Treasury Regulations Section 1.1502-6 (or any comparable or similar provision of federal, state, local or foreign Law), as a transferee or successor, as a result of any contractual obligation, or otherwise for any Taxes of any Person other than the Company, (7) ever been a "United States real property holding corporation" within the meaning of Section 897 of the Code, or (8) taken or agreed to take any action not provided for in this Agreement (nor does the Company or any of its Subsidiaries have knowledge of any fact or circumstance not specified or provided for in this Agreement) that would prevent the Merger from qualifying as a "reorganization" within the meaning of Section 368(a) of the Code.

          (f)    Neither the Company nor any of its Subsidiaries is a party to or bound by any Tax sharing or Tax allocation agreement with any party other than the Company or any Subsidiary of the Company, nor do the Company or any of its Subsidiaries have any liability or potential liability to another party under any such agreement.

          (g)   The Company and each of its Subsidiaries has withheld or collected and timely paid over to the appropriate Tax Authorities (or are properly holding for such timely payment) all material Taxes required by Law to be withheld or collected by it.

          (h)   Neither the Company nor any of its Subsidiaries shall be required to include any item of income in, or exclude any item of deduction from, taxable income for any period (or any portion thereof) ending after the Closing Date as a result of any: (1) installment sale or other open transaction disposition made on or prior to the Closing Date; (2) prepaid amount received on or prior to the Closing Date; (3) a closing agreement described in Section 7121 of the Code or any corresponding provision of state of foreign Tax Law executed on or prior to the Closing Date; or (4) any change in method of accounting for a taxable period or portion thereof ending on or before the Closing Date.

          (i)    Section 2.8(i) of the Company Disclosure Letter lists all income, franchise and similar Tax Returns (federal, state, local and foreign) filed with respect to the Company for taxable periods ended on or after January 1, 2005, indicates the most recent income, franchise or similar Tax Return for each relevant jurisdiction for which an audit has been completed or the statute of limitations has lapsed and indicates all Tax Returns that currently are the subject of audit.

          (j)    The Company and its Subsidiaries do not have, and have not had (during any taxable period remaining open for the assessment of Tax by any foreign Tax Authority under its applicable statute of limitations), any place of business in any country outside the country of its organization.

        2.9    Employee Benefit Plans.

          (a)   Section 2.9(a) of the Company Disclosure Letter sets forth a complete list of (1) all "employee benefit plans," as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974 ("ERISA"), (2) all other severance pay, salary continuation, bonus, incentive, stock option, retirement, pension, profit sharing or deferred compensation plans, contracts, programs, funds or arrangements of any kind, and (3) all other material employee benefit plans, contracts, programs, funds or arrangements (whether written or oral, qualified or nonqualified, funded or unfunded, foreign or domestic, currently effective or terminated) and any trust, escrow or similar agreement related thereto, whether or not funded, in respect of any present or former employees, directors, officers, stockholders, consultants, or independent contractors of the Company or any of its Subsidiaries that are sponsored or maintained by the Company or any of its Subsidiaries or with respect to which the Company or any of its Subsidiaries is required to make payments, transfers, or contributions (all of the above being collectively referred to as "Company Employee Benefit Plans"). Neither the Company nor any Subsidiary of the Company has any liability with respect to any plan of the type described in the preceding sentence other than the Company Employee Benefit Plans.

          (b)   True and complete copies of the following materials with respect to each Company Employee Benefit Plan have been made available to Parent, as applicable: (1) the current plan document or, in the case of an unwritten Company Employee Benefit Plan, a written description thereof, (2) the current determination letter or opinion letter from the Internal Revenue Service ("IRS"), (3) the current summary plan description and all summaries of material modifications thereto and the past three annual reports and associated summary annual reports, (4) the current trust agreement, insurance contracts and other documents relating to the funding or payment of benefits under such Company Employee Benefit Plan, and (5) any other documents, forms or other instruments reasonably requested by Parent.

          (c)   Each Company Employee Benefit Plan has been maintained, operated and administered in compliance, in all material respects, with its terms and any related documents or agreements and in compliance, in all material respects, with all Laws. There have been no prohibited transactions or breaches of any of the duties imposed by ERISA on "fiduciaries" (within the meaning of Section 3(21) of ERISA) with respect to the Company Employee Benefit Plans that would result in any material liability or excise tax under ERISA or the Code being imposed on the Company.

          (d)   Each Company Employee Benefit Plan intended to be qualified under Section 401(a) of the Code is so qualified and has heretofore been determined by the IRS to be so qualified, and each trust created thereunder has heretofore been determined by the IRS to be exempt from tax under the provisions of Section 501(a) of the Code, and nothing has occurred since the date of any such determination that would reasonably be expected to give the IRS grounds to revoke such determination.

          (e)   Neither the Company nor any of its Subsidiaries currently has or has had an obligation to contribute to a "defined benefit plan" as defined in Section 3(35) of ERISA, a pension plan subject to the funding standards of Section 302 of ERISA or Section 412 of the Code, a "multiemployer plan" as defined in Section 3(37) of ERISA or Section 414(f) of the Code or a "multiple employer plan" within the meaning of Section 210(a) of ERISA or Section 413(c) of the Code.

          (f)    With respect to each group health plan benefiting any current or former employee of the Company or any of its Subsidiaries that is subject to Section 4980B of the Code, the Company and each of its Subsidiaries has complied, in all material respects, with the continuation coverage requirements of Section 4980B of the Code and Part 6 of Subtitle B of Title I of ERISA.

          (g)   No Company Employee Benefit Plan is or at any time was funded through a "welfare benefit fund" as defined in Section 419(e) of the Code, and no benefits under any Company Employee Benefit Plan are or at any time have been provided through a voluntary employees' beneficiary association (within the meaning of subsection 501(c)(9) of the Code) or a supplemental unemployment benefit plan (within the meaning of Section 501(c)(17) of the Code).

          (h)   Except as set forth in Section 2.9(h) of the Company Disclosure Letter, all contributions, transfers and payments in respect of any Company Employee Benefit Plan maintained in the United States or otherwise subject to the Code, other than transfers incident to an incentive stock option plan within the meaning of Section 422 of the Code, have been or are fully deductible under the Code. All Company Options identified as "incentive stock options" are intended to qualify as incentive stock options under Section 422 of the Code.

          (i)    There is no pending or threatened Action in or by any court or Governmental Authority with respect to any Company Employee Benefit Plan (other than routine claims for benefits), nor is there any basis for one to the knowledge of the Company.

          (j)    All (1) insurance premiums required to be paid with respect to, (2) benefits, expenses, and other amounts due and payable under, and (3) contributions, transfers, or payments required to be made to, any Company Employee Benefit Plan prior to the Closing Date shall have been paid, made or accrued on or before the Closing Date.

          (k)   Except as set forth in Section 2.9(k) of the Company Disclosure Letter, no Company Employee Benefit Plan provides benefits, including death or medical benefits, beyond termination of service or retirement other than (1) coverage mandated by Law or (2) death or retirement benefits under any Company Employee Benefit Plan that is intended to be qualified under Section 401(a) of the Code.

          (l)    With respect to any insurance policy providing funding for benefits under any Company Employee Benefit Plan, (1) there is no liability of the Company or any of its Subsidiaries in the nature of a retroactive rate adjustment, loss sharing arrangement or other actual or contingent liability, nor would there be any such material liability if such insurance policy was terminated at or after the Closing Date, and (2) no insurance company issuing any such policy is in receivership, conservatorship, liquidation or similar proceeding and, to the knowledge of the Company, no such proceedings with respect to any such insurance company are imminent.

          (m)  Except as set forth in Section 2.9(m) of the Company Disclosure Letter, the Company and each of its Subsidiaries has reserved all rights necessary to amend or terminate each of the Company Employee Benefit Plans without the consent of any other Person.

          (n)   All contributions required to be paid with respect to workers' compensation arrangements of the Company and each of its Subsidiaries have been made or accrued as a liability in the Company Financial Statements.

          (o)   Neither the Company nor any of its Subsidiaries has agreed or committed to institute any plan, program, arrangement or agreement for the benefit of employees or former employees of the Company of any of its Subsidiaries, other than the Company Employee Benefit Plans, or to make any amendments to any of the Company Employee Benefit Plans except any amendment that is required by Law.

          (p)   No Company Employee Benefit Plan provides benefits to any individual who is not either a current or former employee of the Company or any of its Subsidiaries, or the dependents or other beneficiaries of any such current or former employee.

          (q)   There is no trade or business (whether or not incorporated) (1) under common control within the meaning of Section 4001(b)(1) of ERISA with the Company or any of its Subsidiaries or (2) which together with the Company or any of its Subsidiaries is treated as a single employer under Section 414(t) of the Code.

          (r)   Neither the execution and delivery of this Agreement nor the consummation of the Transactions shall, alone or in connection with any other event (including the termination of employment or service with the Company or any of its Subsidiaries following the Merger), (1) result in any payment (including severance, unemployment compensation or golden parachute) becoming due under any Company Employee Benefit Plan, (2) increase any benefits (including severance, deferred compensation and equity benefits) otherwise payable under any Company Employee Benefit Plan, (3) result in the acceleration of the time of payment or vesting of any such benefits to any extent, or (4) result in the forgiveness in whole or in part of any outstanding loans made by the Company or any of its Subsidiaries to any Person. No amount that would be received (whether in cash or property or the vesting of property) as a result of any of the Transactions by any employee, officer or director of the Company or any of its Affiliates who is a "disqualified individual" (as such term is defined in Treasury Regulation Section 1.280G-1) under any employment, severance or termination agreement, other compensation arrangement or Company Employee Benefit Plan currently in effect would be characterized as an "excess parachute payment" (as such term is defined in Section 280G(b)(1) of the Code).

          (s)   Each Company Employee Benefit Plan, Company Stock Plan and, to the Company's knowledge, each contract between the Company and any "service provider" (as such term is defined in Section 409A of the Code) is in operational and documentary compliance with Section 409A of the Code, to the extent required by Section 409A of the Code and the regulations and guidance promulgated thereunder.

        2.10    Employee Matters.

          (a)   Neither the Company nor any of its Subsidiaries is liable for any payment to any trust or other fund or to any Governmental Authority with respect to unemployment compensation benefits, workers compensation, social security or other benefits or obligations for employees (other than in accordance with Law or routine payments to be made in the ordinary course of business). There are no claims pending against the Company and/or any of its Subsidiaries under any workers' compensation plan or policy, for unemployment compensation benefits or for long term disability. No person currently or previously employed by the Company or any of its Subsidiaries or subcontracted by any of them has been involved in an accident in the course of such employment or subcontracting that would have caused other than minor injury nor has any such person been exposed to occupational health hazards in the Company's or any of its Subsidiaries' service. There have been no claims (settled or unsettled) for injury or occupational health hazard against the Company by any employee or subcontractor.

          (b)   No liability has been incurred by the Company or any of its Subsidiaries for breach of employment Contracts or Contracts for personal services with independent contractors to which the Company or any of its Subsidiaries is a party nor has any liability been incurred under Law or otherwise for severance, unemployment compensation, golden parachute, bonus or otherwise accruing from the termination of any employment Contracts and consulting Contracts. No claims have been made for discrimination, sexual or other harassment nor are any such claims threatened or pending nor, to the knowledge of the Company, are there any facts or circumstances which may give rise to such a claim being made.

          (c)   Section 2.10(c) of the Company Disclosure Letter sets forth a true, correct and complete list of all severance Contracts, employment Contracts and Contracts for personal services with independent contractors to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound, copies of which have been made available to Parent. Neither the Company nor any of its Subsidiaries is a party to or bound by any collective bargaining agreement or other labor union contract, no collective bargaining agreement is being negotiated by the Company or any of its Subsidiaries. Neither the Company nor any of its Subsidiaries has any duty to bargain with any labor organization. To the knowledge of the Company there have never been any activities or proceedings of any labor union to organize employees of the Company or any of its Subsidiaries. There is no labor dispute, strike or work stoppage against the Company or any of its Subsidiaries pending or, to the knowledge of the Company, threatened that would reasonably be expected to interfere with the business activities of the Company or any of its Subsidiaries.

          (d)   As of the date hereof, no employee of the Company or any of its Subsidiaries has given written notice to the Company or any of its Subsidiaries of such employee's termination of employment with the Company or a Subsidiary of the Company. The employment of each of the employees of the Company or any of its Subsidiaries is "at will," and neither the Company nor any of its Subsidiaries has any obligation to provide any particular form or period of notice before terminating the employment of any of their respective employees, except as may be required under Law.

          (e)   There are no material written personnel manuals, handbooks, policies, rules or procedures currently in effect applicable to any employee of the Company or any of its Subsidiaries, other than those set forth in Section 2.10(e) of the Company Disclosure Letter, true and complete copies of which have heretofore been provided to Parent.

          (f)    Neither the Company nor any of its Subsidiaries has any accrued unpaid Liabilities relating to their respective employees, directors or officers other than for (1) salaries and fringe benefits since the last payroll period, (2) accrued but unused holiday and related payments, and (3) accrued but unpaid bonuses, all of which are identified in Section 2.10(f) of the Company Disclosure Letter.

          (g)   The Company and each of its Subsidiaries has complied in all material respects with all Laws in respect of employment and employment practices (including those related to safety), terms and conditions of employment, wages and hours and nondiscrimination in employment Neither the Company nor any of its Subsidiaries has or is engaged in any unfair labor practice.

          (h)   As of the date hereof, Section 2.10(h) of the Company Disclosure Letter sets forth a summary of certain information with respect to each employment contract between the Company and its "experts", which summary is accurate in all material respects.

        2.11    Related Party Transactions.    Except as set forth in Section 2.11 of the Company Disclosure Letter, or by virtue of the Merger or the Investment, no event has occurred that would be required to be reported by the Company as a Certain Relationship or Related Transaction pursuant to Item 404 of Regulation S-K promulgated by the SEC if the Company was subject to such reporting requirements.

        2.12    Insurance.    The Company and its Subsidiaries are presently insured against such risks as companies engaged in a similar business would, in accordance with good business practice, customarily be insured. The policies of fire, theft, liability and other insurance maintained with respect to the assets or businesses of the Company and its Subsidiaries provide adequate coverage against loss.

        2.13    Compliance with Laws; Certain Business Practices.

          (a)   The Company and each of its Subsidiaries has complied in all material respects with, is not in material violation of, and has not received, nor to the knowledge of the Company is there any Basis for, any notices of material violation with respect to, any Laws or Permits with respect to the conduct of its business, or the ownership or operation of its business. The Company and each of its Subsidiaries owns or possesses all material Permits that are necessary to conduct its business as presently conducted.

          (b)   None of the Company, any of its Subsidiaries or any of their respective directors, officers, employees or agents or any other Person acting on behalf of any such Person have, with respect to the business of the Company or any of its Subsidiaries, (1) used any funds for unlawful contributions, gifts, entertainment or other unlawful payments relating to any political activity or (2) made any unlawful payment to any government official or employee or any political party or campaign or violated any provision of the U.S. Foreign Corrupt Practices Act of 1977, the OECD Convention on Combating Bribery of Foreign Public Officials in Business Transactions or any other Law applicable to the conduct of business with Governmental Authorities.

          (c)   Neither the Company nor any of its Subsidiaries has applied for or received, is not and shall not be entitled to and is not and shall not be the beneficiary of any grant, subsidy or financial assistance from any Governmental Authority.

        2.14    Company Indebtedness.    Section 2.14 of the Company Disclosure Letter contains a true, correct and complete list of each of the individual components of all of the outstanding Company Indebtedness as of the date hereof (indicating the amount and the Person to whom such Company Indebtedness is owed).

        2.15    Brokers and Finders.    The Company has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or investment bankers' fees or any similar charges in connection with this Agreement or any transaction contemplated hereby.

        2.16    Clients.    Section 2.16 of the Company Disclosure Letter contains a true and accurate list of the twenty (20) largest clients of the Company and its Subsidiaries, taken as a whole, based on amounts invoiced for the first six (6) months of 2009.

        2.17    Listed Contracts.    As of the date hereof, except for Contracts listed in Section 2.17(i) of the Company Disclosure Letter, the Company and its Subsidiaries are not a party to or bound by any material Contract (each, together with each Contract required to be disclosed on the Company Disclosure Letter pursuant to any of the representations and warranties in this Article 2, a "Company Listed Contract"), including the following Contracts (whether or not material):

          (a)   any distributor, sales, reseller, advertising, agency, original equipment manufacturer, sales representative, joint marketing, joint development or joint venture Contract;

          (b)   any continuing Contract for the purchase of materials, supplies, equipment or services that involves the payment by the Company or any of its Subsidiaries of more than $50,000 over the life of the Contract;

          (c)   any Contract pursuant to which the Company or any of its Subsidiaries is obligated to provide services at a price fixed before performance of such services (but excluding warranty and maintenance Contracts);

          (d)   any trust indenture, mortgage, promissory note, loan agreement or other Contract for the borrowing of money, any currency exchange, commodities or other hedging arrangement or any leasing transaction of the type required to be capitalized in accordance with GAAP;

          (e)   any agreement of guarantee, support, indemnification, assumption or endorsement of, or any similar commitment with respect to, the Liabilities of any other Person;

          (f)    any Contract for any capital expenditure in excess of $150,000 individually or $500,000 in the aggregate;

          (g)   any Contract in accordance with which the Company or any of its Subsidiaries is a lessor or lessee of any machinery, equipment, motor vehicles, office furniture, fixtures or other personal property and involving in the case of any such Contract more than $50,000 over the life of the Contract;

          (h)   any Contract in accordance with which the Company or any of its Subsidiaries is a lessor or lessee of any real property;

          (i)    any Contract providing rights to or that are based upon any Company or any of its Subsidiaries Intellectual Property, including Customer License Agreements, and (2) any Contract providing for the development of any Software, content (including textual content and visual, photographic or graphics content), technology or Intellectual Property for the Company or any of its Subsidiaries, or providing for the purchase by or license to (or for the benefit or use of) the Company or any of its Subsidiaries of any Software, technology or Intellectual Property, which Software, content, technology or Intellectual Property is used or incorporated (or is contemplated by it to be used or incorporated) in connection with any aspect or element of any material product, service or technology of the Company or any of its Subsidiaries or sold by the Company or any of its Subsidiaries;

          (j)    any Contract providing rights to, or based upon, any Company Intellectual Property (other than licenses for Third Party Software);

          (k)   any Contract in which any Person has an interest under circumstances that would be required to be reported by the Company as a Certain Relationship or Related Transaction pursuant to Item 404 of Regulation S-K promulgated by the SEC if the Company was subject to such reporting requirements;

          (l)    any Contract relating to the disposition or acquisition of material assets or any material interest in any business enterprise, except for the sale of products or services in the ordinary course of business;

          (m)  any Contract with any Governmental Authority, other than any Contract with any client;

          (n)   any Contract with ongoing obligations relating to settlement of any Action;

          (o)   any Contract that results in any Person (other than officers, directors or employees) holding a power of attorney from the Company; or

          (p)   any Contract with SMART and Associates, LLP.

A true and complete copy of each Company Listed Contract has been made available to Parent's legal counsel. All Company Listed Contracts are in executed written form, and the Company and its applicable Subsidiaries have performed in all material respects all of the material obligations required to be performed by it and is entitled to all benefits under, and the Company and its applicable

Subsidiaries are not in default of any material provision in respect of, any Company Listed Contract. Each of the Company Listed Contracts is a valid and binding agreement of the Company and its applicable Subsidiaries and, to the knowledge of the Company, the other parties thereto, and there exists no material default or event of default or event, occurrence, condition or act, which would reasonably be expected to result in the Final Surviving Entity, or the applicable Subsidiary of the Company, not enjoying in all material respects all material economic benefits that the Company, or the applicable Subsidiary of the Company, enjoyed before the Closing and to which it is entitled post-Closing under any Company Listed Contract.

        2.18    Property.

          (a)   Neither the Company nor any of its Subsidiaries owns or has ever owned any real property.

          (b)   Section 2.18(b) of the Company Disclosure Letter contains a true and complete list of all real property leased or subleased (whether as tenant or subtenant) by the Company or any Subsidiary of the Company (including the improvements thereon, the "Company Leased Real Property").

          (c)   The Company or one of its Subsidiaries has valid leasehold interests in all of its tangible properties and assets, real, personal and mixed, used or held for use in its business, free and clear of any Encumbrances, and such properties and assets have been maintained in accordance with the ordinary course of business save for normal tear and wear, except (1) as reflected in the Company Balance Sheet, (2) liens for Taxes not yet due and payable, and (3) such imperfections of title and Encumbrances that do not detract materially from the value or interfere materially with the present use of the property subject thereto or affected thereby. The Company or one of its Subsidiaries has exclusive possession of each Company Leased Real Property, other than any occupancy rights granted to third-party owners, tenants or licensees pursuant to agreements with respect to such real property entered in the ordinary course of business.

          (d)   Each lease for the Company Leased Real Property is in full force and effect and is valid and enforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar Laws relating to or affecting creditors' rights generally and general equitable principles (whether considered in a proceeding in equity or at Law), and there is no material default under any lease for the Company Leased Property either by the Company or its Subsidiaries or, to the Company's knowledge, by any other party thereto, and no event has occurred that, with the lapse of time or the giving of notice or both, would constitute a default by the Company or its Subsidiaries thereunder.

          (e)   The assets and properties owned, leased or licensed by the Company and each of its Subsidiaries are in good condition and repair in all material respects (subject to normal wear and tear) and constitute all of the material properties necessary to conduct its business as currently conducted.

        2.19    Disclosure.    None of the information supplied or to be supplied by or on behalf of the Company or any of its Subsidiaries for inclusion or incorporation by reference in the Proxy Statement or the Information Statement shall, at the time that the Proxy Statement is mailed to the Parent Stockholders, at the time of the Parent Stockholders' Meeting, at the time the Information Statement is distributed to the Company Stockholders or as of the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading.

        2.20    Vote Required.    The affirmative vote or action by written consent of shares of Company Capital Stock representing a majority of the voting power of the Company Common Stock issued and outstanding on the effective date of the Company Stockholders Written Consent is the only vote (or consent) required of the Company Stockholders to adopt this Agreement under the DGCL, the Company's Certificate of Incorporation, the Company's Bylaws and any Contract to which the Company is a party (the "Company Required Vote").

        2.21    Board Approval.    The Company's Board of Directors, by resolutions duly adopted (and not thereafter modified or rescinded) at a meeting duly called and held, has (a) approved this Agreement, the Merger and the Transactions, (b) determined that this Agreement and the terms and conditions of the Merger and the Transactions are advisable and in the best interests of the Company Stockholders, and (c) recommended that all Company Stockholders adopt this Agreement.

        2.22    Earn-Out Payments.    Section 2.22 of the Company Disclosure Letter sets forth all earn-out payments to be made or received by the Company.

        2.23    Representations Complete.    None of the representations or warranties made by the Company in this Agreement, as modified by the Company Disclosure Letter, any exhibit or schedule to this Agreement or any other document required to be delivered to Parent in accordance with any provision of Article 5 of this Agreement, when all such documents are read together in their entirety, contains any untrue statement of a material fact, or omits to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.

        2.24    Other Representations and Warranties.    Except for the representations and warranties contained in this Article 2 (as modified by the Company Disclosure Letter) or in any exhibit or schedule hereto or any document required to be delivered to Parent in accordance with any provision of Article 5 of this Agreement, neither the Company, any of its Subsidiaries nor any other Person makes any other express or implied representation or warranty with respect to the Company, its Subsidiaries or the Transactions, and the Company disclaims any other representations or warranties, whether made by the Company, any of its Subsidiaries or any of their respective Affiliates, officers, directors, employees, agents or representatives. Except for the representations and warranties contained in this Article 2 (as modified by the Company Disclosure Letter) or in any exhibit or schedule hereto or any document required to be delivered to Parent in accordance with any provision of Article 5 of this Agreement, the Company hereby disclaims all liability and responsibility for any representation, warranty, projection, forecast, statement, or information made, communicated, or furnished (orally or in writing) to Parent or its Affiliates or representatives (including any opinion, information, projection, or advice that may have been or may be provided to Parent by any director, officer, employee, agent, consultant, or any other representatives of the Company or any of their respective Affiliates).

ARTICLE 2A
REPRESENTATIONS AND WARRANTIES OF THE PRINCIPAL COMPANY
STOCKHOLDER

        The Principal Company Stockholder hereby represents and warrants to Parent and the Merger Subs as follows:

        2A.1    Principal Company Stockholder Shares.    As of the date hereof, the Principal Company Stockholder is the beneficial owner of 844,088.336 shares of Company Common Stock and 61,633.534 shares of Redeemable Preferred Stock (collectively, the "Principal Company Stockholder Shares"). As of the date hereof, the Principal Company Stockholder Shares constitute the Principal Company Stockholder's entire interest in the outstanding Company Capital Stock. No person not a signatory to this Agreement has a beneficial interest in or a right to acquire or vote any of the Principal Company Stockholder Shares (other than the rights and interest of persons and entities that own partnership interests in the Principal Company Stockholder under the partnership agreement governing the Principal Company Stockholder and applicable partnership law). The Principal Company Stockholder

Shares are, and will be at all times up until the Closing, free and clear of any and all liens, claims, options, charges or other encumbrances.

        2A.2    Authority; Noncontravention.    The Principal Company Stockholder has all requisite power and authority to enter into this Agreement and the Related Agreements to which it is or will be a party, to perform its obligations hereunder and thereunder, and to consummate the Transactions. The execution and delivery of this Agreement and the Related Agreements to which it is or will be a party by the Principal Company Stockholder and the consummation of the Transactions have been duly authorized by all necessary action on the part of the Principal Company Stockholder. This Agreement and the Related Agreements to which it is or will be a party has been or will be duly executed and delivered by the Principal Company Stockholder and, assuming due authorization, execution and delivery by the other parties hereto, represents or will represent the legal, valid and binding obligation of the Principal Company Stockholder, enforceable against the Principal Company Stockholder in accordance with its terms, subject to the effect of (1) applicable bankruptcy, insolvency, reorganization, moratorium and other similar Laws now and hereafter in effect relating to rights of creditors generally and (2) rules of Law and equity governing specific performance, injunctive relief and other equitable remedies. The execution and delivery of this Agreement and the Related Agreements to which it is or will be a party do not, and the consummation of the Transaction and compliance with the provisions hereof and thereof will not, conflict with, result in a breach or violation of or default (with or without notice or lapse of time or both) under, or require notice to or the consent of any person under, any Contract or Law by which the Principal Company Stockholder is bound, except for such breach, violation or default as would not have a material adverse effect on the ability of the Principal Company Stockholder to perform its obligations hereunder or under any of the Related Agreements or to consummate the Transactions.

        2A.3    Company Required Vote.    The Principal Company Stockholder, by its holdings of Company Capital Stock on the date hereof, represents the Company Required Vote.

        2A.4    Financing for the Investment.    The Principal Company Stockholder has possession of, or has available to it under existing lines of credit, sufficient funds to consummate the transactions contemplated by the Stock Purchase Agreement.

ARTICLE 3
REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

        Subject to the disclosures set forth in the Parent Disclosure Letter, Parent and the Merger Subs hereby represent and warrant to the Company and the Principal Company Stockholder as follows:

        3.1    Organization, Standing and Power.    Each of Parent and Merger Sub I is a corporation, Merger Sub II is a limited liability company, each of the other Subsidiaries of Parent is a corporation, limited liability company or limited liability company, and each of Parent, Merger Subs and each of the other Subsidiaries of Parent is duly organized, validly existing and in good standing under the Laws of its jurisdiction of organization as set forth opposite its name in Section 3.1 of the Parent Disclosure Letter. Each of Parent and each of its Subsidiaries has the corporate (or other applicable entity) power to own, lease and operate its properties and to conduct its business as now being conducted and is duly qualified to do business and is in good standing in each jurisdiction set forth opposite its name in Section 3.1 of the Parent Disclosure Letter. Neither Parent nor any of its Subsidiaries is in violation of any of the provisions of its organizational documents. Section 3.1 of the Parent Disclosure Letter sets forth a list of Parent's officers and directors. Other than the entities listed on Section 3.1 of the Parent Disclosure Letter, Parent does not directly or indirectly own (and has not directly or indirectly owned) any equity or similar interest in, or any interest convertible or exchangeable or exercisable for, any equity or similar interest in, any Person. Section 3.1 of the Parent Disclosure Letter sets forth a true, correct and complete list of each of Parent's Subsidiaries indicating (i) its officers and directors, and

(ii) the record owners of all of its issued and outstanding shares of capital stock. All of the outstanding capital stock of each of Parent's Subsidiaries is duly authorized, validly issued, fully paid and nonassessable. There are no options, warrants, calls, rights, commitments or agreements of any character, written or oral, to which any of Parent's Subsidiaries is a party or by which it is bound obligating any of Parent's Subsidiaries to issue, deliver, sell, repurchase or redeem, or cause to be issued, sold, repurchased or redeemed, any shares of the capital stock of such Subsidiary or obligating such Subsidiary to grant, extend, accelerate the vesting of, change the price of, otherwise amend or enter into any such option, warrant, call right, commitment or agreement. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or other similar rights with respect to any of Parent's Subsidiaries.

        3.2    Capital Structure.

          (a)   As of the date hereof, the authorized capital stock of Parent consists of 200,000,000 shares of Parent Common Stock and 5,000,000 shares of Preferred Stock. At the Effective Time, the authorized capital stock of Parent will consist of 200,000,000 shares of Parent Common Stock and 15,000,000 shares of Preferred Stock, of which 12,000,000 shares will have been designated as "Series A Convertible Redeemable Preferred Stock" ("Parent Preferred Stock"). As of the close of business in New York, New York on August 14, 2009 (the "Capitalization Date"), (i) 25,802,653 shares of Parent Common Stock are issued and outstanding, (ii) no shares of Preferred Stock of Parent are issued and outstanding, (iii) no shares of Parent Common Stock are issued and held in the treasury of Parent, (iv) 7,586,523 shares of Parent Common Stock are reserved under the Parent Stock Plans in respect of outstanding and future awards, (v) 1,506,667 shares of Parent Common Stock are subject to outstanding Parent Stock-Based Awards, and (vi) there are outstanding Parent Options to purchase 4,052,436 shares of Parent Common Stock under the Parent Stock Plans. As of the Capitalization Date, there are no other issued and outstanding shares of capital stock of Parent ("Parent Capital Stock"), Parent Options or Parent Stock-Based Awards. There are no declared or accrued but unpaid dividends with respect to any shares of Parent Capital Stock. At the Effective Time, the Parent Preferred Stock will be convertible into Parent Common Stock on a one-to-one basis. All issued and outstanding shares of Parent Capital Stock are duly authorized, validly issued, fully paid and non-assessable and are free of any Encumbrances and "put" or "call" rights created by statute, Parent's organizational documents or any agreement to which Parent is a party or by which it is bound or of which it has knowledge.

          (b)   Except for outstanding Parent Options and Parent Stock-Based Awards, there are no options, warrants, calls, rights, commitments or other Contracts to which Parent or any of its Subsidiaries is a party, or by which it is bound, obligating Parent or any of its Subsidiaries to issue, grant, deliver, sell, repurchase or redeem, or cause to be issued, granted, delivered, sold, repurchased or redeemed, any shares of any Parent Capital Stock, Parent Options and/or Parent Stock-Based Awards. Except as set forth in Section 3.2(a) of the Parent Disclosure Letter, there are no Contracts relating to voting, purchase or sale of any Parent Capital Stock (i) between or among Parent and any of its security holders, other than written Contracts granting Parent the right to purchase unvested shares upon the termination of employment or service and (ii) to Parent's knowledge, between or among any of Parent's security holders.

          (c)   Except for the Parent Stock Plans, Parent has no other stock option plan or other plan providing for equity compensation of any Person. Parent has reserved 6,387,000 shares of Parent Common Stock for issuance to employees and directors of, and consultants to Parent, upon the exercise of options granted under the Parent Stock Plans. Each Parent Option has been properly approved by the requisite corporate authority, and the exercise price of each such Parent Option was set at the fair market value of the Parent Common Stock on the date of grant of such Parent Option. To the extent required under applicable Law, the Parent Stockholders have properly approved and Parent has properly reserved for issuance the shares of Parent Common Stock issuable under the Parent Stock Plans. There are no outstanding or authorized stock appreciation, phantom stock, profit participation or other similar rights with respect to Parent.

          (d)   The shares of Parent Common Stock to be issued pursuant to the Merger, when issued, will be duly authorized, validly issued, fully paid, non-assessable and issued in compliance with applicable federal and state securities laws subject to the truth and accuracy of the representations made by the Company in Section 2.2 and by the holders of shares of Redeemable Preferred Stock as of immediately prior to the Effective Time in the Stockholders Agreement.

        3.3    Authority; Noncontravention.

          (a)   Each of Parent and the Merger Subs have all requisite corporate power and authority to enter into this Agreement and the Related Agreements to which it is or will be a party, to perform its obligations hereunder and thereunder and to consummate the Transactions. The execution and delivery of this Agreement by each of Parent and Merger Sub and the execution and delivery of the Related Agreements to which it is or will be a party and the consummation of the Transactions have been duly authorized by all necessary corporate action on the part of each of Parent and the Merger Subs. This Agreement and the Related Agreements to which it is or will be a party has been or will be, as the case may be, duly executed and delivered by Parent and the Merger Subs and assuming due authorization, execution and delivery by the other parties hereto represents the legal, valid and binding obligation of each of Parent and the Merger Subs enforceable against each of Parent and the Merger Subs in accordance with its terms, subject to the effect of (1) applicable bankruptcy, insolvency, reorganization, moratorium and other similar Laws now and hereafter in effect relating to rights of creditors generally, and (2) rules of Law and equity governing specific performance, injunctive relief and other equitable remedies. The execution and delivery of this Agreement and the Related Agreements to which it is or will be a party by each of Parent and the Merger Subs does not, and the consummation of the Transactions shall not, (x) conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any benefit under, or require any consent, approval or waiver from any Person in accordance with, any provision of the organizational documents of Parent or any of its Subsidiaries, (y) result in the creation of an Encumbrance on any properties or assets of Parent or any of its Subsidiaries, or (z) conflict with, result in a material violation of or default under (with or without notice, lapse of time, or both), or give rise to a right of termination, cancellation, renegotiation, modification or acceleration of any obligation or loss or modification of any benefit under, or require consent, approval or waiver from any Person in accordance with (A) any provision of the organizational documents of Parent or any of its Subsidiaries (including the Merger Subs), or (B) any Parent Listed Contract, instrument, Permit or Law applicable to Parent or any of its Subsidiaries (including the Merger Subs) or any of their respective properties or assets, except, in the case of clauses (y) or (z), where such creations, conflicts, violations, defaults, rights or requirements would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Parent.

          (b)   No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Authority is required by or with respect to Parent or any of its Subsidiaries (including the Merger Subs) in connection with the execution and delivery of this Agreement or the consummation of the Transactions, except for (w) the filing of the First Step Certificate of Merger and the Second Step Certificate of Merger with the Delaware Secretary and of appropriate documents with the relevant authorities of other states in which the Company or Parent is qualified to do business, (x) such filings as may be required under the HSR Act, (y) the filing of the Proxy Statement with the SEC in accordance with the Exchange Act, and (z) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under the applicable state securities or Blue Sky Laws or the securities Laws of any foreign country.

          (c)   Each of Merger Sub I and Merger Sub II owns no assets and has no liabilities, and has taken no actions, except in connection with effecting the Transactions.

        3.4    SEC Documents; Financial Statements.

          (a)   Parent has filed all forms, reports and documents required to be filed by it with the SEC from and after January 1, 2008 until the date of this Agreement (collectively, the "Parent SEC Documents"). As of their respective filing dates, each Parent SEC Document complied in all material respects with the requirements of the Exchange Act or the Securities Act, as applicable, and each Parent SEC Document, as of its respective filing date and taken together with all other Parent SEC Documents filed prior to such date, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading, except to the extent corrected in a subsequently filed Parent SEC Document, and to the extent based on information (financial or otherwise) provided by the Company or any of its stockholders. Parent has timely filed all certifications and statements required by (a) Rule 13a-14 or Rule 15d-14 under the Exchange Act, and (b) Section 906 of the Sarbanes-Oxley Act of 2002, in each case with respect to any Parent SEC Document. Parent maintains disclosure controls and procedures required by Rule 13a-15 or Rule 15d-15 under the Exchange Act; such controls and procedures are effective to ensure that all material information concerning Parent and its Subsidiaries is made known on a timely basis to the individuals responsible for the preparation of Parent SEC Documents and other public disclosure documents. The Parent SEC Documents contain an audited consolidated balance sheet of Parent as of December 31, 2008 and December 31, 2007 and the related audited consolidated statements of income and cash flow for the years then ended and Parent's unaudited consolidated balance sheet as of June 30, 2009 and the related unaudited consolidated statements of income and cash flow for the six-month period then ended (collectively, the "Parent Financials"). The Parent Financials (i) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto or, in the case of the unaudited financial statements, as permitted by GAAP), and (ii) present fairly, in all material respects, the consolidated financial condition and results of operations and cash flows of Parent and each of its Subsidiaries as of the dates, and for the periods, indicated therein, except as otherwise noted therein (subject, in the case of interim period financial statements, to normal recurring year-end audit adjustments, none of which, individually or in the aggregate, are material). There has been no change in Parent's accounting policies since June 30, 2009, except as described in the notes to the Parent Financials or required or permitted by GAAP.

          (b)   Neither Parent nor any of its Subsidiaries has any Liability required to be reflected on a balance sheet or in the notes thereto in accordance with GAAP other than (i) those reflected in, reserved against or disclosed in the balance sheet as of the Parent Balance Sheet Date included in the Parent Financials (the "Parent Balance Sheet"), (ii) those incurred in the conduct of Parent's and its Subsidiaries' business since the Parent Balance Sheet Date in the ordinary course of business, (iii) those expressly permitted to be incurred pursuant to the terms of this Agreement, or (iv) any matter disclosed in the Parent Disclosure Letter or required to be disclosed in Section 3.5 of the Parent Disclosure Letter.

          (c)   Since June 30, 2009 (the "Parent Balance Sheet Date"), Parent and each of its Subsidiaries has conducted its business only in the ordinary course of business, and there has not occurred: (i) any change, event or condition (whether or not covered by insurance) that, individually or in the aggregate with any other changes, events and conditions, has resulted in, or would reasonably be expected to result in, a Material Adverse Effect on Parent; (ii) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to the Parent Capital Stock; (iii) any change in accounting methods, principles or practices affecting Parent, except as described in the Parent Financials or as required or permitted by GAAP; or

  (iv) any material damage to, or destruction or loss of, any of the material assets or properties of Parent.

          (d)   Parent maintains a system of accounting controls sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with management's general or specific authorization, (ii) transactions are recorded as necessary to permit preparation of audited financial statements in conformity with GAAP and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management's general or specific authorization, and (iv) the recorded value for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

          (e)   To the knowledge of Parent, there has not occurred (i) any significant deficiency in the design or operation of internal controls which would adversely affect the ability of Parent or any of its Subsidiaries to record, process, summarize and report financial data or any material weaknesses in internal controls, or (ii) any fraud, whether or not material, that involves management or other present employees who have a significant role in the internal controls of Parent or any of its Subsidiaries.

        3.5    Absence of Litigation.    There is no Action pending before any Governmental Authority or arbitrator, or, to the knowledge of Parent, threatened in writing against Parent or any of its Subsidiaries or any of their respective assets or properties or any of their respective officers or directors (in their capacities as such). There is no Order against Parent or any of its Subsidiaries, any of their respective assets or properties, or, to the knowledge of Parent, any of their respective directors or officers (in their capacities as such), that would reasonably be expected to prevent, enjoin, or materially alter or delay any of the transactions contemplated by this Agreement, or that, individually or in the aggregate with any such other judgments, decrees and orders, would reasonably be expected to have a Material Adverse Effect on Parent or any of its Subsidiaries.

        3.6    Restrictions on Business Activities.    Except as set forth in Section 3.6(i) of Parent Disclosure Letter, there is no Contract (including covenants not to compete) or Order binding upon Parent or any of its Subsidiaries that has or would reasonably be expected to materially restrict, whether before or after consummation of the Merger, any current or future business practice of Parent or any of its Subsidiaries or any acquisition of property (tangible or intangible) by Parent or any of its Subsidiaries, in each case, as currently conducted or as proposed to be conducted by Parent or any of its Subsidiaries. Without limiting the generality of the foregoing, except as set forth in Section 3.6(ii) of Parent Disclosure Letter, neither Parent nor any of its Subsidiaries has entered into any Contract with any Parent Client that includes a "most favored pricing" or similar clause restricting or otherwise impacting the right of Parent or any of its Subsidiaries to provide services in any manner or terms under which Parent or any of its Subsidiaries is restricted from providing services to, Parent Clients or potential clients or any class of clients, in any geographic area, during any period of time or in any segment of the market.

        3.7    Intellectual Property.

          (a)   To the knowledge of Parent, Parent or one of its Subsidiaries owns, or is licensed under, or otherwise possesses sufficient rights under, the material Intellectual Property necessary to conduct the business of Parent or its Subsidiaries as currently conducted ("Parent IP Rights").

          (b)   Neither the execution, delivery and performance of this Agreement nor the consummation of the Merger and the other Transactions shall materially impair the rights of Parent, any of its Subsidiaries or the Final Surviving Entity in any Parent Licensed IP Right. Neither Parent nor any of its Subsidiaries is paying any royalties, honoraria, fees or other payments to any third person (other than salaries payable to employees and independent contractors not contingent on or related to use of their work product) as a result of the ownership, use, possession, license in, sale, marketing, advertising or disposition of any Parent IP Rights, and none shall become payable as a result of the consummation of the Transactions.

          (c)   To the knowledge of Parent, the operation of the business of Parent and each of its Subsidiaries as it currently is conducted by Parent and such Subsidiary does not infringe or misappropriate the Intellectual Property rights of any Person, violate the rights of any Person (including rights to privacy or publicity), or constitute unfair competition or trade practices under the Laws of any jurisdiction. There is no Action that is pending or, to the knowledge of Parent, threatened that (i) challenges the rights of Parent or any of its Subsidiaries in respect of any Parent IP Rights, (ii) asserts that the operation of Parent's or any of its Subsidiaries' business is, was or shall be infringing or otherwise in violation of any Intellectual Property or (iii) claims that any default exists under any Parent IP Agreement. Parent is not subject to any outstanding injunction, judgment, order, decree, ruling, charge, settlement or other disposition of any dispute regarding any Parent IP Right.

          (d)   Parent and its Subsidiaries have taken all reasonable measures to safeguard and maintain the confidentiality of all Trade Secrets within the Parent-Owned IP Rights. All current and former employees and consultants of Parent and its Subsidiaries have executed a proprietary information and invention assignment agreement in Parent's standard form, which form is attached as Section 3.7(d) of the Parent Disclosure Letter. To the knowledge of Parent, there has not been any breach by any employee or consultant of Parent or any of its Subsidiaries of any such agreement. No current or former employee, officer, director, consultant or independent contractor of Parent or any of its Subsidiaries has any right, license, claim or interest whatsoever in or with respect to any Parent-Owned IP Rights. To the knowledge of Parent, neither the employment of any employee of Parent or any of its Subsidiaries, nor the use by Parent or any of its Subsidiaries of the services of any consultant or independent contractor subjects Parent or any of its Subsidiaries to any obligation to any third party for improperly soliciting such employee, consultant or independent contractor to work for Parent or such Subsidiary, whether such obligation is contractual or otherwise.

          (e)   Section 3.7(e) of the Parent Disclosure Letter contains a true and complete list of all Parent Registered IP. To the knowledge of Parent, all Parent Registered IP is valid, enforceable and subsisting, and there are no actions that must be taken by the Company or any of its Subsidiaries within 90 days of the Closing Date to maintain, perfect, preserve or renew any such Parent Registered IP.

          (f)    To the knowledge of Parent, Parent or one of its Subsidiaries owns all right, title and interest in and to all Parent-Owned IP Rights free and clear of any Encumbrances, other than Parent Permitted Encumbrances. To the knowledge of Parent, Parent's and its Subsidiaries' right to use the Parent-Licensed IP is subject only to the terms and conditions of the licenses listed in Section 3.7(f) of the Parent Disclosure Letter.

          (g)   To the knowledge of Parent, there is no unauthorized use, disclosure, infringement or misappropriation of any Parent-Owned IP Rights by any third party, including any employee or former employee of Parent or any of its Subsidiaries. Neither Parent nor any of its Subsidiaries has agreed to indemnify any Person for any infringement of any Intellectual Property of any third party by any Parent Product or Service that has been sold, licensed to third parties, leased to third parties, supplied, marketed, distributed or provided by Parent or any of its Subsidiaries.

        3.8    Taxes.

          (a)   Parent and each of its Subsidiaries, and any affiliated, consolidated, combined, unitary or aggregate group for Tax purposes of which Parent or any of its Subsidiaries is or has been a member, have properly completed and timely filed all material Tax Returns required to be filed by them. All such Tax Returns are true and correct and have been completed in accordance with Law, and Parent and each of its Subsidiaries have paid or withheld and paid to the appropriate Tax Authority all material Taxes due (whether or not shown to be due on such Tax Returns). Parent has, at all applicable times, maintained all material records in relation to Tax as it is required to maintain.

          (b)   The Parent Balance Sheet reflects all material unpaid Taxes of Parent and each of its Subsidiaries for periods (or portions of periods) through the Parent Balance Sheet Date. Neither Parent nor any of its Subsidiaries has any material liability for unpaid Taxes accruing after the Parent Balance Sheet Date, other than Taxes accruing in the ordinary course of business conducted after the Parent Balance Sheet Date. Proper provision has been made in the Parent Balance Sheet for deferred taxation in accordance with GAAP.

          (c)   There is (1) no claim for Taxes being asserted or that has been previously asserted against Parent or any of its Subsidiaries that has resulted in a lien against the property of Parent or any of its Subsidiaries, and there is no such lien for Taxes, other than liens for Taxes not yet due and payable, (2) no material audit of any Tax Return of Parent or any of its Subsidiaries being conducted by a Tax Authority, and (3) no extension of any statute of limitations on the assessment of any Taxes granted by Parent or any of its Subsidiaries currently in effect. Neither Parent nor any of its Subsidiaries has been informed by any jurisdiction that the jurisdiction may open an audit or other review of the Taxes of such entity or that the jurisdiction believes that such entity was required to file any Tax Return that was not filed.

          (d)   Neither Parent nor any of its Subsidiaries has (1) been or shall be required to include any adjustment in taxable income for any Tax period (or portion thereof) ending after the Closing in accordance with Section 481 of the Code or any comparable provision under state or foreign Tax laws as a result of transactions or events occurring prior to the Closing, (2) filed any disclosure under Section 6662 of the Code or comparable provisions of state, local or foreign Law to prevent the imposition of penalties with respect to any Tax reporting position taken on any Tax Return, (3) engaged in a "reportable transaction," as defined in Treasury Regulation Section 1.6011-4(b), (4) ever been a member of a consolidated, combined, unitary or aggregate group of which Parent was not the ultimate parent company, (5) been the "distributing corporation" or the "controlled corporation" (in each case, within the meaning of Section 355(a)(1) of the Code) with respect to a transaction described in Section 355 of the Code (A) within the two-year period ending as of the date of this Agreement, or (B) in a distribution that would otherwise constitute part of a "plan" or "series of related transactions" (within the meaning of Section 355(e) of the Code) that includes the Transactions, (6) incurred any actual or potential liability under Treasury Regulations Section 1.1502-6 (or any comparable or similar provision of federal, state, local or foreign Law), as a transferee or successor, as a result of any contractual obligation, or otherwise for any Taxes of any Person other than Parent, (7) ever been a "United States real property holding corporation" within the meaning of Section 897 of the Code, or (8) taken or agreed to take any action not provided for in this Agreement (nor does Parent or any of its Subsidiaries have knowledge of any fact or circumstance not specified or provided for in this Agreement) that would prevent the Merger from qualifying as a "reorganization" within the meaning of Section 368(a) of the Code.

          (e)   Neither Parent nor any of its Subsidiaries is a party to or bound by any Tax sharing or Tax allocation agreement with any party other than Parent or any Subsidiary of Parent, nor does Parent have any liability or potential liability to another party under any such agreement.

          (f)    Parent and each of its Subsidiaries has withheld or collected and timely paid over to the appropriate Tax Authorities (or are properly holding for such timely payment) all material Taxes required by Law to be withheld or collected by it.

          (g)   Neither Parent nor any of its Subsidiaries shall be required to include any item of income in, or exclude any item of deduction from, taxable income for any period (or any portion thereof) ending after the Closing Date as a result of any: (1) installment sale or other open transaction disposition made on or prior to the Closing Date; (2) prepaid amount received on or prior to the Closing Date; (3) a closing agreement described in Section 7121 of the Code or any corresponding provision of state of foreign Tax Law executed on or prior to the Closing Date; or (4) any change in method of accounting for a taxable period or portion thereof ending on or before the Closing Date.

          (h)   Section 3.8(h) of the Parent Disclosure Letter lists all income, franchise and similar Tax Returns (federal, state, local and foreign) filed with respect to Parent for taxable periods ended on or after January 1, 2005, indicates the most recent income, franchise or similar Tax Return for each relevant jurisdiction for which an audit has been completed or the statute of limitations has lapsed and indicates all Tax Returns that currently are the subject of audit.

          (i)    Parent and its Subsidiaries do not have, and have not had (during any taxable period remaining open for the assessment of Tax by any foreign Tax Authority under its applicable statute of limitations), any place of business in any country outside the country of its organization.

          (j)    At all times since the formation of Merger Sub II through the time of the Second Step Merger, Merger Sub II has been and will be directly and wholly owned by Parent and will be classified as an entity that is disregarded as an entity separate from its owner within the meaning of Treasury Regulation §301.7701-2(c)(2).

        3.9    Employee Benefit Plans.

          (a)   Section 3.9(a) of the Parent Disclosure Letter sets forth a complete list of (1) all "employee benefit plans," as defined in Section 3(3) of the ERISA, (2) all other severance pay, salary continuation, bonus, incentive, stock option, retirement, pension, profit sharing or deferred compensation plans, contracts, programs, funds or arrangements of any kind, and (3) all other material employee benefit plans, contracts, programs, funds or arrangements (whether written or oral, qualified or nonqualified, funded or unfunded, foreign or domestic, currently effective or terminated) and any trust, escrow or similar agreement related thereto, whether or not funded, in respect of any present or former employees, directors, officers, stockholders, consultants, or independent contractors of Parent or any of its Subsidiaries that are sponsored or maintained by Parent or any of its Subsidiaries or with respect to which Parent or any of its Subsidiaries is required to make payments, transfers, or contributions (all of the above being collectively referred to as "Parent Employee Benefit Plans"). Neither Parent nor any of its Subsidiaries have any liability with respect to any plan of the type described in the preceding sentence other than the Parent Employee Benefit Plans.

          (b)   True and complete copies of the following materials with respect to each Parent Employee Benefit Plan have been made available to the Company, as applicable: (1) the current plan document or, in the case of an unwritten Parent Employee Benefit Plan, a written description thereof, (2) the current determination letter or opinion letter from the IRS, (3) the current summary plan description and all summaries of material modifications thereto and the past three annual reports and associated summary annual reports, (4) the current trust agreement, insurance contracts and other documents relating to the funding or payment of benefits under such Parent Employee Benefit Plan, and (5) any other documents, forms or other instruments reasonably requested by Parent.

          (c)   Each Parent Employee Benefit Plan has been maintained, operated and administered in compliance, in all material respects, with its terms and any related documents or agreements and in compliance, in all material respects, with all Laws. There have been no prohibited transactions or breaches of any of the duties imposed by ERISA on "fiduciaries" (within the meaning of Section 3(21) of ERISA) with respect to the Parent Employee Benefit Plans that would result in any material liability or excise tax under ERISA or the Code being imposed on Parent.

          (d)   Each Parent Employee Benefit Plan intended to be qualified under Section 401(a) of the Code is so qualified and has heretofore been determined by the IRS to be so qualified, and each trust created thereunder has heretofore been determined by the IRS to be exempt from tax under the provisions of Section 501(a) of the Code, and nothing has occurred since the date of any such determination that would reasonably be expected to give the IRS grounds to revoke such determination.

          (e)   Neither Parent nor any of its Subsidiaries currently has or has had an obligation to contribute to a "defined benefit plan" as defined in Section 3(35) of ERISA, a pension plan subject to the funding standards of Section 302 of ERISA or Section 412 of the Code, a "multiemployer plan" as defined in Section 3(37) of ERISA or Section 414(f) of the Code or a "multiple employer plan" within the meaning of Section 210(a) of ERISA or Section 413(c) of the Code.

          (f)    With respect to each group health plan benefiting any current or former employee of Parent or any of its Subsidiaries that is subject to Section 4980B of the Code, Parent and each of its Subsidiaries has complied, in all material respects, with the continuation coverage requirements of Section 4980B of the Code and Part 6 of Subtitle B of Title I of ERISA.

          (g)   No Parent Employee Benefit Plan is or at any time was funded through a "welfare benefit fund" as defined in Section 419(e) of the Code, and no benefits under any Parent Employee Benefit Plan are or at any time have been provided through a voluntary employees' beneficiary association (within the meaning of subsection 501(c)(9) of the Code) or a supplemental unemployment benefit plan (within the meaning of Section 501(c)(17) of the Code).

          (h)   Except as set forth in Section 3.9(h) of the Parent Disclosure Letter, all contributions, transfers and payments in respect of any Parent Employee Benefit Plan maintained in the United States or otherwise subject to the Code, other than transfers incident to an incentive stock option plan within the meaning of Section 422 of the Code, have been or are fully deductible under the Code. All Parent Options identified as "incentive stock options" are intended to qualify as incentive stock options under Section 422 of the Code.

          (i)    There is no pending or threatened Action in or by any court or Governmental Authority with respect to any Parent Employee Benefit Plan (other than routine claims for benefits), nor is there any basis for one to the knowledge of Parent.

          (j)    All (1) insurance premiums required to be paid with respect to, (2) benefits, expenses, and other amounts due and payable under, and (3) contributions, transfers, or payments required to be made to, any Parent Employee Benefit Plan prior to the Closing Date shall have been paid, made or accrued on or before the Closing Date.

          (k)   Except as set forth in Section 3.9(k) of the Parent Disclosure Letter, no Parent Employee Benefit Plan provides benefits, including death or medical benefits, beyond termination of service or retirement other than (1) coverage mandated by Law or (2) death or retirement benefits under any Parent Employee Benefit Plan that is intended to be qualified under Section 401(a) of the Code.

          (l)    With respect to any insurance policy providing funding for benefits under any Parent Employee Benefit Plan, (1) there is no liability of Parent or any of its Subsidiaries in the nature of a retroactive rate adjustment, loss sharing arrangement or other actual or contingent liability, nor would there be any such material liability if such insurance policy was terminated at or after the

  Closing Date, and (2) no insurance company issuing any such policy is in receivership, conservatorship, liquidation or similar proceeding and, to the knowledge of Parent, no such proceedings with respect to any such insurance company are imminent.

          (m)  Except as set forth in Section 3.9(m) of the Parent Disclosure Letter, Parent and each of its Subsidiaries has reserved all rights necessary to amend or terminate each of the Parent Employee Benefit Plans without the consent of any other Person.

          (n)   All contributions required to be paid with respect to workers' compensation arrangements of Parent and each of its Subsidiaries have been made or accrued as a liability in the Parent Financials.

          (o)   Neither Parent nor any of its Subsidiaries has agreed or committed to institute any plan, program, arrangement or agreement for the benefit of employees or former employees of Parent or any of its Subsidiaries, other than the Parent Employee Benefit Plans, or to make any amendments to any of the Parent Employee Benefit Plans except any amendment that is required by Law.

          (p)   No Parent Employee Benefit Plan provides benefits to any individual who is not either a current or former employee of Parent or any of its Subsidiaries, or the dependents or other beneficiaries of any such current or former employee.

          (q)   There is no trade or business (whether or not incorporated) (1) under common control within the meaning of Section 4001(b)(1) of ERISA with Parent or any of its Subsidiaries or (2) which together with Parent or any of its Subsidiaries is treated as a single employer under Section 414(t) of the Code.

          (r)   Neither the execution and delivery of this Agreement nor the consummation of the Transactions shall, alone or in connection with any other event (including the termination of employment or service with Parent or any of its Subsidiaries following the Merger), (1) result in any payment (including severance, unemployment compensation or golden parachute) becoming due under any Parent Employee Benefit Plan, (2) increase any benefits (including severance, deferred compensation and equity benefits) otherwise payable under any Parent Employee Benefit Plan, (3) result in the acceleration of the time of payment or vesting of any such benefits to any extent, or (4) result in the forgiveness in whole or in part of any outstanding loans made by Parent or any of its Subsidiaries to any Person. No amount that would be received (whether in cash or property or the vesting of property) as a result of any of the Transactions by any employee, officer or director of Parent or any of its Affiliates who is a "disqualified individual" (as such term is defined in Treasury Regulation Section 1.280G-1) under any employment, severance or termination agreement, other compensation arrangement or Parent Employee Benefit Plan currently in effect would be characterized as an "excess parachute payment" (as such term is defined in Section 280G(b)(1) of the Code).

          (s)   Each Parent Stock Plan is in operational and documentary compliance with Section 409A of the Code, to the extent required by Section 409A of the Code and the regulations and guidance promulgated thereunder.

        3.10    Employee Matters.

          (a)   Neither Parent nor any of its Subsidiaries is liable for any payment to any trust or other fund or to any Governmental Authority with respect to unemployment compensation benefits, workers compensation, social security or other benefits or obligations for employees (other than in accordance with Law or routine payments to be made in the ordinary course of business). There are no claims pending against Parent and/or any of its Subsidiaries under any workers' compensation plan or policy, for unemployment compensation benefits or for long term disability.

  No person currently or previously employed by Parent or any of its Subsidiaries or subcontracted by any of them has been involved in an accident in the course of such employment or subcontracting that would have caused other than minor injury nor has any such person been exposed to occupational health hazards in Parent's or any of its Subsidiaries' service. There have been no claims (settled or unsettled) for injury or occupational health hazard against Parent by any employee or subcontractor.

          (b)   No liability has been incurred by Parent or any of its Subsidiaries for breach of employment Contracts or Contracts for personal services with independent contractors to which Parent or any of its Subsidiaries is a party nor has any liability been incurred under Law or otherwise for severance, unemployment compensation, golden parachute, bonus or otherwise accruing from the termination of any employment Contracts and consulting Contracts. No claims have been made for discrimination, sexual or other harassment nor are any such claims threatened or pending nor, to the knowledge of Parent, are there any facts or circumstances which may give rise to such a claim being made.

          (c)   Section 3.10(c) of the Parent Disclosure Letter sets forth a true, correct and complete list of all severance Contracts, employment Contracts and Contracts for personal services with independent contractors to which Parent or any of its Subsidiaries is a party or by which Parent or any of its Subsidiaries is bound, copies of which have been made available to the Company. Neither Parent nor any of its Subsidiaries is a party to or bound by any collective bargaining agreement or other labor union contract, no collective bargaining agreement is being negotiated by Parent or any of its Subsidiaries. Neither Parent nor any of its Subsidiaries has any duty to bargain with any labor organization. To the knowledge of Parent there have never been any activities or proceedings of any labor union to organize employees of Parent or any of its Subsidiaries. There is no labor dispute, strike or work stoppage against Parent or any of its Subsidiaries pending or, to the knowledge of Parent, threatened that would reasonably be expected to interfere with the business activities of Parent or any of its Subsidiaries.

          (d)   As of the date hereof, no employee of Parent or any of its Subsidiaries has given written notice to Parent or any of its Subsidiaries of such employee's termination of employment with Parent or a Subsidiary of Parent. The employment of each of the employees of Parent or any of its Subsidiaries is "at will," and neither Parent nor any of its Subsidiaries has any obligation to provide any particular form or period of notice before terminating the employment of any of their respective employees, except as may be required under Law.

          (e)   There are no material written personnel manuals, handbooks, policies, rules or procedures currently in effect applicable to any employee of Parent or any of its Subsidiaries, other than those set forth in Section 3.10(d) of the Parent Disclosure Letter, true and complete copies of which have heretofore been provided to the Company.

          (f)    Neither Parent nor any of its Subsidiaries has any accrued unpaid Liabilities relating to their respective employees, directors or officers other than for (1) salaries and fringe benefits since the last payroll period, (2) accrued but unused holiday and related payments, and (3) accrued but unpaid bonuses, all of which are identified in Section 3.10(e) of the Parent Disclosure Letter.

          (g)   Parent and each of its Subsidiaries has complied in all material respects with all Laws in respect of employment and employment practices (including those related to safety), terms and conditions of employment, wages and hours and nondiscrimination in employment. Neither the Company nor any of its Subsidiaries has or is engaged in any unfair labor practice. Parent has not and is not engaged in any unfair labor practice.

          (h)   As of the date hereof, Section 3.10(h) of the Parent Disclosure Letter sets forth a summary of certain information with respect to each employment contract between Parent and its "experts", which summary is accurate in all material respects.

        3.11    Related Party Transactions.    Except as set forth in the Parent SEC Documents or by virtue of the Merger or the Investment, no event has occurred that would be required to be reported by Parent as a Certain Relationship or Related Transaction pursuant to Item 404 of Regulation S-K promulgated by the SEC.

        3.12    Insurance.    Parent and its Subsidiaries are presently insured against such risks as companies engaged in a similar business would, in accordance with good business practice, customarily be insured. The policies of fire, theft, liability and other insurance maintained with respect to the assets or businesses of Parent and its Subsidiaries provide adequate coverage against loss.

        3.13    Compliance with Laws; Certain Business Practices.

          (a)   Parent and each of its Subsidiaries has complied in all material respects with, is not in material violation of, and has not received, nor to the knowledge of Parent is there any Basis for, any notices of material violation with respect to, any Laws or Permits with respect to the conduct of its business, or the ownership or operation of its business. Parent and each of its Subsidiaries owns or possesses all material Permits that are necessary to conduct its business as presently conducted.

          (b)   None of Parent, any of its Subsidiaries or any of their respective directors, officers, employees or agents or any other Person acting on behalf of any such Person have, with respect to the business of Parent or any of its Subsidiaries, (1) used any funds for unlawful contributions, gifts, entertainment or other unlawful payments relating to any political activity or (2) made any unlawful payment to any government official or employee or any political party or campaign or violated any provision of the U.S. Foreign Corrupt Practices Act of 1977, the OECD Convention on Combating Bribery of Foreign Public Officials in Business Transactions or any other Law applicable to the conduct of business with Governmental Authorities.

          (c)   Neither Parent nor any of its Subsidiaries has applied for or received, is not and shall not be entitled to and is not and shall not be the beneficiary of any grant, subsidy or financial assistance from any Governmental Authority.

        3.14    Parent Indebtedness.    Section 3.14 of the Parent Disclosure Letter contains a true, correct and complete list of each of the individual components of all of the outstanding Parent Indebtedness as of the date hereof (indicating the amount and the Person to whom such Parent Indebtedness is owed).

        3.15    Brokers and Finders.    Except for the fees payable to William Blair & Company, L.L.C., Parent has not incurred, nor shall it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or investment bankers' fees or any similar charges in connection with this Agreement or any transaction contemplated hereby.

        3.16    Clients.    Section 3.16 of the Parent Disclosure Letter contains a true and accurate list of the twenty (20) largest clients of Parent and its Subsidiaries, taken as a whole, based on amounts invoiced for the first six (6) months of 2009.

        3.17    Listed Contracts.    As of the date hereof, except for Contracts listed in Section 3.17(i) of the Parent Disclosure Letter, Parent and its Subsidiaries are not a party to or bound by any material Contract (each, together with each Contract required to be disclosed on the Parent Disclosure Letter pursuant to any of the representations and warranties in this Article 3, a "Parent Listed Contract"), including the following Contracts (whether or not material):

          (a)   any distributor, sales, reseller, advertising, agency, original equipment manufacturer, sales representative, joint marketing, joint development or joint venture Contract;

          (b)   any continuing Contract for the purchase of materials, supplies, equipment or services that involves the payment by Parent or any of its Subsidiaries of more than $200,000 over the life of the Contract;

          (c)   any Contract pursuant to which Parent or any of its Subsidiaries is obligated to provide services at a price fixed before performance of such services (but excluding warranty and maintenance Contracts);

          (d)   any trust indenture, mortgage, promissory note, loan agreement or other Contract for the borrowing of money, any currency exchange, commodities or other hedging arrangement or any leasing transaction of the type required to be capitalized in accordance with GAAP;

          (e)   any agreement of guarantee, support, indemnification, assumption or endorsement of, or any similar commitment with respect to, the Liabilities of any other Person;

          (f)    any Contract for any capital expenditure in excess of $150,000 individually or $500,000 in the aggregate;

          (g)   any Contract in accordance with which Parent or any of its Subsidiaries is a lessor or lessee of any machinery, equipment, motor vehicles, office furniture, fixtures or other personal property and involving in the case of any such Contract more than $50,000 over the life of the Contract;

          (h)   any Contract in accordance with which Parent or any of its Subsidiaries is a lessor or lessee of any real property;

          (i)    any Contract providing rights to or that are based upon any Parent or any of its Subsidiaries' Intellectual Property, including Customer License Agreements, and (2) any Contract providing for the development of any Software, content (including textual content and visual, photographic or graphics content), technology or Intellectual Property for Parent or any of its Subsidiaries, or providing for the purchase by or license to (or for the benefit or use of) Parent or any of its Subsidiaries of any Software, technology or Intellectual Property, which Software, content, technology or Intellectual Property is used or incorporated (or is contemplated by it to be used or incorporated) in connection with any aspect or element of any material product, service or technology of Parent or any of its Subsidiaries or sold by Parent or any of its Subsidiaries;

          (j)    any Contract providing rights to, or based upon, any Parent Intellectual Property (other than licenses for Third Party Software);

          (k)   any Contract in which any Person has an interest under circumstances that would be required to be reported by Parent as a Certain Relationship or Related Transaction pursuant to Item 404 of Regulation S-K promulgated by the SEC;

          (l)    any Contract relating to the disposition or acquisition of material assets or any material interest in any business enterprise, except for the sale of products or services in the ordinary course of business;

          (m)  any Contract with any Governmental Authority, other than any Contract with any client;

          (n)   any Contract with ongoing obligations relating to settlement of any Action; or

          (o)   any Contract that results in any Person (other than officers, directors or employees) holding a power of attorney from Parent.

A true and complete copy of each Parent Listed Contract has been made available to the Company's legal counsel. All Parent Listed Contracts are in executed written form, and Parent and its applicable Subsidiaries have performed in all material respects all of the material obligations required to be performed by it and is entitled to all benefits under, and Parent and its applicable Subsidiaries are not in default of any material provision in respect of, any Parent Listed Contract. Each of the Parent Listed Contracts is a valid and binding agreement of Parent and its applicable Subsidiaries and, to the knowledge of Parent, the other parties thereto, and there exists no material default or event of default or event, occurrence, condition or act, which would reasonably be expected to result in the Final Surviving Entity, or the applicable Subsidiary of Parent, not enjoying in all material respects all material economic benefits that Parent, or the applicable Subsidiary of Parent, enjoyed before the Closing and to which it is entitled post-Closing under any Parent Listed Contract.

        3.18    Property.

          (a)   Neither Parent nor any of its Subsidiaries owns or has ever owned any real property.

          (b)   Section 3.18(b) of the Parent Disclosure Letter contains a true and complete list of all real property leased or subleased (whether as tenant or subtenant) by Parent or any Subsidiary of Parent (including the improvements thereon, the "Parent Leased Real Property").

          (c)   Parent or one of its Subsidiaries has valid leasehold interests in all of its tangible properties and assets, real, personal and mixed, used or held for use in its business, free and clear of any Encumbrances, and such properties and assets have been maintained in accordance with the ordinary course of business save for normal tear and wear, except (1) as reflected in the Parent Balance Sheet, (2) liens for Taxes not yet due and payable, and (3) such imperfections of title and Encumbrances that do not detract materially from the value or interfere materially with the present use of the property subject thereto or affected thereby. Parent or one of its Subsidiaries has exclusive possession of each Parent Leased Real Property, other than any occupancy rights granted to third-party owners, tenants or licensees pursuant to agreements with respect to such real property entered in the ordinary course of business.

          (d)   Each lease for the Parent Leased Real Property is in full force and effect and is valid and enforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar Laws relating to or affecting creditors' rights generally and general equitable principles (whether considered in a proceeding in equity or at Law), and there is no material default under any lease for the Parent Leased Property either by Parent or its Subsidiaries or, to Parent's knowledge, by any other party thereto, and no event has occurred that, with the lapse of time or the giving of notice or both, would constitute a default by Parent or its Subsidiaries thereunder.

          (e)   The assets and properties owned, leased or licensed by Parent, Merger Sub and each of their respective Subsidiaries are in good condition and repair in all material respects (subject to normal wear and tear) and constitute all of the material properties necessary to conduct its business as currently conducted

        3.19    Disclosure.    None of the information supplied or to be supplied by or on behalf of Parent or any of its Subsidiaries for inclusion or incorporation by reference in the Proxy Statement or the Information Statement shall, at the time that the Proxy Statement is mailed to the Parent Stockholders, at the time of the Parent Stockholders' Meeting, at the time the Information Statement is distributed to the Company Stockholders or as of the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading.

        3.20    Vote Required.    The affirmative vote of Parent Stockholders holding a majority of the voting power of the Parent Common Stock issued and outstanding on the record date set for Parent Stockholders' Meeting, or any consent solicitation conducted in lieu thereof, is the only vote (or consent) required of the Parent Stockholders to approve the Parent Proposals under the DGCL, Parent's Certificate of Incorporation, Parent's Bylaws and any Contract to which Parent is a party (the "Parent Required Vote").

        3.21    Board Approval.    Parent's Board of Directors, by resolutions duly adopted (and not thereafter modified or rescinded) at a meeting duly called and held, has (a) approved this Agreement, the Stock Purchase Agreement and the Transactions, and (b) determined that this Agreement and the terms and conditions of the Transactions are advisable and in the best interests of the Parent Stockholders.

        3.22    Fairness Opinion.    Parent's Board of Directors has received an opinion of William Blair & Company, L.L.C., financial advisor to Parent, dated as of August 17, 2009, that, as of the date of its opinion, the consideration to be paid by Parent in the Merger for the Company Capital Stock is fair, from a financial point of view, to Parent.

        3.23    Earn-Out Payments.    Section 3.23 of the Parent Disclosure Letter sets forth all earn-out payments to be made or received by Parent.

        3.24    Representations Complete.    None of the representations or warranties made by Parent in this Agreement, as modified by the Parent Disclosure Letter, any exhibit or schedule to this Agreement or any other document required to be delivered to Parent in accordance with any provision of Article 5 of this Agreement, when all such documents are read together in their entirety, contains any untrue statement of a material fact, or omits to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.

        3.25    Other Representations and Warranties.    Except for the representations and warranties contained in this Article 3 (as modified by the Parent Disclosure Letter) or in any exhibit or schedule hereto or any document required to be delivered to the Company in accordance with any provision of Article 5 of this Agreement, neither Parent, any of its Subsidiaries nor any other Person makes any other express or implied representation or warranty with respect to Parent, its Subsidiaries or the Transactions, and Parent disclaims any other representations or warranties, whether made by Parent, any of its Subsidiaries or any of their respective Affiliates, officers, directors, employees, agents or representatives. Except for the representations and warranties contained in this Article 3 (as modified by the Parent Disclosure Letter) or in any exhibit or schedule hereto or any document required to be delivered to the Company in accordance with any provision of Article 5 of this Agreement, Parent hereby disclaims all liability and responsibility for any representation, warranty, projection, forecast, statement, or information made, communicated, or furnished (orally or in writing) to the Company or its Affiliates or representatives (including any opinion, information, projection, or advice that may have been or may be provided to the Company by any director, officer, employee, agent, consultant, or any other representatives of Parent or any of their respective Affiliates.

ARTICLE 4
COVENANTS AND OTHER AGREEMENTS

        4.1    Conduct of Business of the Company and its Subsidiaries.    Except to the extent expressly provided otherwise in this Agreement, as set forth in Section 4.1 of the Company Disclosure Letter or as consented to in writing by Parent, during the period from the date hereof and continuing until the earlier of the termination of this Agreement or the Effective Time:

          (a)   The Company shall, and shall cause each of its Subsidiaries to, conduct its business in the ordinary course in substantially the same manner as heretofore conducted, including using commercially reasonable efforts to manage working capital and maintain collections (as a proportion of accounts receivable) and disbursements at historic levels (except to the extent expressly provided otherwise in this Agreement or as consented to in writing by Parent);

          (b)   The Company shall, and shall cause each of its Subsidiaries to, (1) pay all of its debts and material Taxes when due, except to the extent such debts or Taxes are being contested in good faith by appropriate proceedings and for which adequate reserves according to GAAP have been established, (2) pay or perform its other obligations when due, and (3) use commercially reasonable efforts to (A) preserve intact its present business organizations, (B) keep available the services of its present officers and key employees, and (C) preserve its relationships with clients and others having business dealings with it, to the end that its goodwill and ongoing businesses shall be unimpaired at the Closing Date;

          (c)   The Company shall promptly notify Parent of any change, occurrence or event which, individually or in the aggregate with any other changes, occurrences and events, would reasonably be expected to have a Material Adverse Effect on the Company or which is reasonably likely to cause any of the conditions in Article 5 not to be satisfied, provided, however, that none of any such notices shall be deemed to have amended any section of the Company Disclosure Letter or modified any representation or warranty for the purposes of (a) determining the satisfaction of the conditions set forth in Article 5 or (b) limiting any rights under Article 7; provided, further, that the failure to comply with the foregoing provisions of this Section 4.1(c), in and of itself, shall be ignored for determining whether any of the conditions in Article 5 have not been satisfied and shall not be considered in determining the amount of any Losses under Article 7; and

          (d)   The Company shall, and shall cause each of its Subsidiaries to, assure that each of the Contracts entered into on or after the date hereof by it shall not require the procurement of any consent, waiver or novation or provide for any material change in the obligations of any party in connection with, or terminate as a result of the consummation of, the Transactions.

        4.2    Restrictions on Conduct of Business of the Company and its Subsidiaries.    Without limiting the generality or effect of the provisions of Section 4.1, during the period from the date hereof and continuing until the earlier of the termination of this Agreement or the Effective Time, the Company shall not, and shall cause each of its Subsidiaries not to (except to the extent expressly provided otherwise herein, as set forth in Section 4.2 of the Company Disclosure Letter, as expressly consented to in writing by Parent or as required by applicable Law (in which case the Company shall notify Parent before taking any such action)):

          (a)   Cause or permit any amendments to its organizational documents;

          (b)   Other than pursuant to the terms of the Redeemable Preferred Stock, declare or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any of its issued capital stock, or split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or repurchase, redeem or otherwise acquire, directly or indirectly, any shares of its capital stock except (i) from former employees, non-employee directors and consultants in accordance with agreements existing at the date hereof providing for the repurchase of shares in connection with any termination of service, or (ii) for repurchases, redemptions or acquisitions with respect to which the aggregate consideration paid is equal to or less than $100,000;

          (c)   Except as expressly contemplated by this Agreement, accelerate, amend or change the period of exercisability or vesting of Company Options or rights granted under the Company Stock Plan or the vesting of the securities purchased or purchasable under such options or rights, amend or change any other terms, including the exercise price or base value, of such options or rights or authorize cash payments in exchange for any such options or rights or the securities purchased or purchasable under those options or rights or waive or amend the right of repurchase applicable to any issued shares in the capital of the Company;

          (d)   Enter into any Contract that if entered into before the date hereof would be a Company Listed Contract described in any subsection of Section 2.17, or violate, amend, terminate or otherwise modify or waive any of the terms of any Company Listed Contract; or change in any material respect the course of performance or payments thereunder;

          (e)   Terminate any Contract with any client, where such termination would reasonably be expected to trigger any payment by the Company to such client pursuant to the express terms of such Contract or under Law;

          (f)    Issue or grant any securities or agree to issue or grant any securities (including the issuance or grant of any awards under the Company Stock Plan or any other compensatory grants), in each case other than the issuance of Company Common Stock pursuant to the exercise of Company Options issued and outstanding as of the date hereof;

          (g)   Make any loans or advances to, or any investments in or capital contributions to, any Person, or forgive or discharge in whole or in part any outstanding loans or advances, other than advances to employees and consultants for travel and other expenses in the ordinary course of business;

          (h)   Transfer or license to any Person any rights to any Company Intellectual Property (other than in the ordinary course of business in connection with the license or sale of any of the Company's products or services to clients);

          (i)    Sell, lease, license or otherwise dispose of or create, extend, grant or issue any Encumbrance over any of its properties or assets;

          (j)    Pay, discharge or satisfy, in an amount in excess of $100,000 in the aggregate, any Liability (other than in the ordinary course of business and not in violation of this Agreement), other than the payment, discharge or satisfaction of Liabilities reflected or reserved against in the Company Financial Statements, including Company Indebtedness and upon prior notice to Parent, or as set forth in Section 4.2(j) of the Company Disclosure Letter;

          (k)   Other than in the ordinary course of business, make any material capital expenditures or material commitments, material capital additions or material capital improvements or enter into any material capital leases;

          (l)    Materially reduce the amount of any insurance coverage provided by existing insurance policies;

          (m)  Terminate or waive any right or claim of substantial value;

          (n)   Commence an Action other than (1) for the routine collection of bills, (2) in such cases where it in good faith determines that failure to commence an Action would result in the material impairment of a valuable aspect of its business, provided that it consults with Parent before the filing of such Action, or (3) to enforce this Agreement or any Related Agreement;

          (o)   Acquire or agree to acquire by merging or consolidating with, or by purchasing the assets of, or by any other manner, any business or any company, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to its business;

          (p)   Adopt or enter into a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization;

          (q)   Make any change in accounting or Tax principles, practices or policies from those utilized in the preparation of the Company Financial Statements; other than in the ordinary course of business, make any write-off or write-down of or made any determination to write-off or write-down any of its assets and properties; or make any material change in its general pricing practices or policies or any material change in its credit or allowance practices or policies;

          (r)   Change any election in respect of Taxes, file any amendment to a Tax Return, enter into any closing agreement in respect of Taxes, settle any claim or assessment in respect of Taxes, or consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes;

          (s)   (i) Increase the salary, wages or other compensation payable or to become payable to or the fringe benefits of its directors, officers or employees by an amount for any individual in excess of $250,000 individually or $1,000,000 in the aggregate; (ii) enter into or amend any employment, change in control, consulting or severance agreement with, or establish, adopt, enter into or amend any employee benefit plan, incentive plan, bonus, profit sharing, thrift, stock option, restricted stock, pension, retirement, deferred compensation, employment, change in control, termination or severance plan, agreement, policy or arrangement for the benefit of, any director, officer or employee of the Company, or (iii) pay any discretionary bonuses to its directors, officers or employees in excess of $250,000 individually or $1,000,000 in the aggregate; except, in each case, (A) as may be required by the terms of any such plan, agreement, policy or arrangement existing on the date hereof and disclosed in Section 4.2(s) of the Company Disclosure Letter, (B) as required to comply with applicable Law, or (C) with respect to employment agreements or arrangements with any newly-hired individual in the ordinary course of business pursuant to which less than $250,000 per annum will be paid in compensation (including any signing bonuses);

          (t)    Settle or compromise any pending or threatened suit, action or claim arising out of or in connection with any of the Transactions for an amount in excess of $1,000,000;

          (u)   Terminate or hire any employees, or encourage any such employees to resign from the Company, or promote any such employees or change the employment status or titles of any such employee, other than in the ordinary course of business consistent with past practice, or for new hires with compensation (including any signing bonus) less than $250,000 per annum; and the Company will consult with Parent prior to taking any such actions taken in the ordinary course consistent with past practice; or

          (v)   Take or agree in writing or otherwise to take, any of the actions described in the foregoing clauses of this Section 4.2.

        4.3    Conduct of Business of Parent and its Subsidiaries.    Except to the extent expressly provided otherwise in this Agreement, as set forth in Section 4.3 of the Parent Disclosure Letter or as consented to in writing by the Company, during the period from the date hereof and continuing until the earlier of the termination of this Agreement or the Effective Time:

          (a)   Parent shall, and shall cause each of its Subsidiaries to, conduct its business in the ordinary course in substantially the same manner as heretofore conducted, including using commercially reasonable efforts to manage working capital and maintain collections (as a proportion of accounts receivable) and disbursements at historic levels (except to the extent expressly provided otherwise in this Agreement or as consented to in writing by the Company);

          (b)   Parent shall, and shall cause each of its Subsidiaries to, (1) pay all of its debts and material Taxes when due, except to the extent such debts or Taxes are being contested in good faith by appropriate proceedings and for which adequate reserves according to GAAP have been established, (2) pay or perform its other obligations when due, and (3) use commercially reasonable efforts to (A) preserve intact its present business organizations, (B) keep available the services of its present officers and key employees, and (C) preserve its relationships with clients and others having business dealings with it, to the end that its goodwill and ongoing businesses shall be unimpaired at the Closing Date;

          (c)   Parent shall promptly notify the Company of any change, occurrence or event which, individually or in the aggregate with any other changes, occurrences and events, would reasonably be expected to have a Material Adverse Effect on Parent or which is reasonably likely to cause any of the conditions in Article 5 not to be satisfied; provided, however, that none of any such notices shall be deemed to have amended any section of the Parent Disclosure Letter or modified any representation or warranty for the purposes of (a) determining the satisfaction of the conditions set forth in Article 5 or (b) limiting any rights under Article 7; provided, further, that the failure to comply with the foregoing provisions of this Section 4.3(c), in and of itself, shall be ignored for determining whether any of the conditions in Article 5 have not been satisfied and shall not be considered in determining the amount of any Losses under Article 7; and

          (d)   Parent shall, and shall cause each of its Subsidiaries to, assure that each of the Contracts entered into on or after the date hereof by it shall not require the procurement of any consent, waiver or novation or provide for any material change in the obligations of any party in connection with, or terminate as a result of the consummation of, the Transactions.

          (e)   Promptly following the date hereof, Parent shall review each Parent Employee Benefit Plan and the contracts between Parent and any "service provider" (as such term is defined in Section 409A of the Code) to determine whether such Parent Employee Benefit Plans and contracts are in operational and documentary compliance with Section 409A of the Code, to the extent required by Section 409A of the Code and the regulations and guidance promulgated thereunder. Parent shall consult with the Company about, and keep the Company reasonably apprised of, the status of such review, and will cooperate in good faith with the Company with respect to any efforts that may be necessary to ensure compliance of such Parent Employee Benefit Plans and contracts with Section 409A of the Code.

        4.4    Restrictions on Conduct of Business of Parent and its Subsidiaries.    Without limiting the generality or effect of the provisions of Section 4.3, during the period from the date hereof and continuing until the earlier of the termination of this Agreement or the Effective Time, Parent shall not, and shall cause each of its Subsidiaries not to (except to the extent expressly provided otherwise herein, as set forth in Section 4.4 of the Parent Disclosure Letter, as expressly consented to in writing by the Company or as required by applicable Law (in which case Parent shall notify the Company before taking such action)):

          (a)   Cause or permit any amendments to its organizational documents, other than (i) the Parent Charter Amendment and (ii) the filing of a Certificate of Designations to set forth the designations, powers, preferences and rights of the Parent Preferred Stock;

          (b)   Declare or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any of its issued capital stock, or split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or repurchase, redeem or otherwise acquire, directly or indirectly, any shares of its capital stock except (i) from former employees, non-employee directors and consultants in accordance with agreements existing at the date hereof providing for the repurchase of shares in connection with any termination of service or (ii) for repurchases, redemptions or acquisitions with respect to which the aggregate consideration paid is equal to or less than $100,000;

          (c)   Except as expressly contemplated by this Agreement, accelerate, amend or change the period of exercisability or vesting of Parent Options or rights granted under the Parent Stock Plans or the vesting of the securities purchased or purchasable under such options or rights, amend or change any other terms, including the exercise price or base value, of such options or rights or authorize cash payments in exchange for any such options or rights or the securities purchased or purchasable under those options or rights or waive or amend the right of repurchase applicable to any issued shares in the capital of Parent;

          (d)   Enter into any Contract that if entered into before the date hereof would be a Parent Listed Contract, or violate, amend, terminate or otherwise modify or waive any of the terms of any Parent Listed Contract; or change in any material respect the course of performance or payments thereunder;

          (e)   Terminate any Contract with any client, where such termination would reasonably be expected to trigger any payment by Parent to such client pursuant to the express terms of such Contract or under Law;

          (f)    Issue or grant any securities or agree to issue or grant any securities (including the issuance or grant of any awards under the Parent Stock Plans or any other compensatory grants), in each case other than the issuance of Parent Common Stock pursuant to the exercise of Parent Options issued and outstanding as of the date hereof;

          (g)   Except as set forth on Section 4.4(g) of the Parent Disclosure Letter (pursuant to which such loans may be forgiven based on the current forgiveness schedule and not accelerated), make any loans or advances to, or any investments in or capital contributions to, any Person, or forgive or discharge in whole or in part any outstanding loans or advances, other than advances to employees and consultants for travel and other expenses in the ordinary course of business;

          (h)   Transfer or license to any Person any rights to any Parent Intellectual Property (other than in the ordinary course of business in connection with the license or sale of any of Parent's products or services to clients);

          (i)    Sell, lease, license or otherwise dispose of or create, extend, grant or issue any Encumbrance over any of its properties or assets;

          (j)    Pay, discharge or satisfy, in an amount in excess of $100,000 in the aggregate, any Liability (other than in the ordinary course of business and not in violation of this Agreement), other than the payment, discharge or satisfaction of Liabilities reflected or reserved against in the Parent Financials, including Parent Indebtedness and upon prior notice to the Company;

          (k)   Other than in the ordinary course of business, make any material capital expenditures or material commitments, material capital additions or material capital improvements or enter into any material capital leases;

          (l)    Materially reduce the amount of any insurance coverage provided by existing insurance policies;

          (m)  Terminate or waive any right or claim of substantial value;

          (n)   Commence an Action other than (1) for the routine collection of bills, (2) in such cases where it in good faith determines that failure to commence an Action would result in the material impairment of a valuable aspect of its business, provided that it consults with Parent before the filing of such Action, or (3) to enforce this Agreement or any Related Agreement;

          (o)   Acquire or agree to acquire by merging or consolidating with, or by purchasing the assets of, or by any other manner, any business or any company, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to its business;

          (p)   Adopt or enter into a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization;

          (q)   Make any change in accounting or Tax principles, practices or policies from those utilized in the preparation of the Parent Financial Statements; other than in the ordinary course of business, make any write-off or write-down of or made any determination to write-off or write-down any of its assets and properties; or make any material change in its general pricing practices or policies or any material change in its credit or allowance practices or policies;

          (r)   Change any election in respect of Taxes, file any amendment to a Tax Return, enter into any closing agreement in respect of Taxes, settle any claim or assessment in respect of Taxes, or consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes;

          (s)   (i) Increase the salary, wages or other compensation payable or to become payable to or the fringe benefits of its directors, officers or employees by an amount for any individual in excess of $250,000 individually or $1,000,000 in the aggregate; (ii) enter into or amend any employment, change in control, consulting or severance agreement with, or establish, adopt, enter into or amend any employee benefit plan, incentive plan, bonus, profit sharing, thrift, stock option, restricted stock, pension, retirement, deferred compensation, employment, change in control, termination or severance plan, agreement, policy or arrangement for the benefit of, any director, officer or employee of Parent, or (iii) pay any discretionary bonuses to its directors, officers or employees in excess of $250,000 individually or $1,000,000 in the aggregate; except, in each case, (A) as may be required by the terms of any such plan, agreement, policy or arrangement existing on the date hereof and disclosed in Section 4.4(s) of the Parent Disclosure Letter, (B) as required to comply with applicable Law, or (C) with respect to employment agreements or arrangements with any newly-hired individual in the ordinary course of business pursuant to which less than $250,000 per annum will be paid in compensation (including any signing bonuses);

          (t)    Settle or compromise any pending or threatened suit, action or claim arising out of or in connection with any of the Transactions for an amount in excess of $1,000,000;

          (u)   Terminate or hire any employees, or encourage any such employees to resign from Parent, or promote any such employees or change the employment status or titles of any such employee, other than in the ordinary course of business consistent with past practice, or for new hires with compensation (including any signing bonus) less than $250,000 per annum; and Parent will consult with the Company prior to taking any such actions taken in the ordinary course consistent with past practice; or

          (v)   Take or agree in writing or otherwise to take, any of the actions described in the foregoing clauses of this Section 4.4.

        4.5    Securities Laws Matters.

          (a)   As promptly as practicable after execution of this Agreement, Parent and the Company shall cooperate with each other regarding, and Parent shall prepare and shall file with the SEC, the proxy statement (as amended or supplemented, the "Proxy Statement"), to be sent to the Parent Stockholders in connection with the Parent Stockholders' Meeting. In addition, Parent and the Company shall cooperate to (i) respond as promptly as reasonably practicable to any comments received from the SEC with respect to such filings, (ii) as promptly as reasonably practicable, prepare and file any amendments or supplements necessary to be filed in response to any SEC comments or as required by law, (iii) use its commercially reasonable efforts to have the Proxy Statement cleared by the SEC and Parent will thereafter mail to its stockholders, as promptly as reasonably practicable, the Proxy Statement and all other customary proxy or other materials for meetings such as the Parent Stockholder Meeting, and (iv) to the extent required by applicable law, as promptly as reasonably practicable, prepare, file and distribute to the stockholders of Parent any supplement or amendment to the Proxy Statement if any event shall occur which requires such action at any time prior to the Parent Stockholder Meeting.

          (b)   Without limiting the generality of the foregoing, each of Parent and the Company shall provide promptly to the other party such information concerning its business and financial statements and affairs as (i) in the reasonable judgment of the providing party or its counsel, may be required or appropriate for inclusion in the Proxy Statement or in any amendments or supplements thereto, or (ii) such other party may reasonably request, and to cause its counsel, auditors and other representatives to cooperate fully with the other's counsel, auditors and other representatives in the preparation of the Proxy Statement.

          (c)   Parent shall use commercially reasonable efforts to cause the Proxy Statement to comply in all material respects with all applicable requirements of federal and state securities Laws.

          (d)   Each of Parent and the Company shall notify the other promptly of the receipt of any comments from the SEC or its staff and of any request by the SEC or its staff or any other Governmental Authority for amendments or supplements to the Proxy Statement or any other filing or for additional information and shall provide the other with copies of all orders with respect to the Proxy Statement and all correspondence between such party or any of its representatives, on the one hand, and the SEC, or its staff or any other Governmental Authority, on the other hand, with respect to the Proxy Statement or other filing. Parent and the Company and each of their advisors shall cooperate in preparing any amendment to the Proxy Statement and in responding to any comments for the SEC.

          (e)   The Company shall promptly advise Parent, and Parent shall promptly advise the Company, in writing if at any time prior to the Effective Time the Company or Parent, as the case may be, shall obtain knowledge of any facts that might make it necessary or appropriate to amend or supplement the Proxy Statement, in order to make the statements contained or incorporated by reference therein not misleading or to comply with applicable Law, and the Company and Parent shall cooperate in delivering any such amendment or supplement to all the holders of the Parent Common Stock and/or filing any such amendment or supplement with the SEC or its staff and/or any other government officials.

          (f)    As soon as practicable after the date hereof, each of Parent and the Company shall make all other filings required to be made by it with respect to the Merger and the Transactions under the Securities Act, the Exchange Act and applicable Blue Sky Laws and the rules and regulations thereunder.

        4.6    Company Stockholder Approval.

          (a)   Immediately following the execution of this Agreement by the parties, the Company shall cause this Agreement to be adopted and the Merger to be approved by Company Stockholders representing the Company Required Vote, and any redemption rights in connection with the Merger with respect to the Redeemable Preferred Stock to be waived by the holders of a majority of the outstanding shares of Redeemable Preferred Stock, by and through the execution of the Company Stockholders Written Consent. The Company Stockholders Written Consent shall be delivered by the Company Stockholders to the Secretary of the Company on the date hereof, and a copy of the Company Stockholders Written Consent shall be delivered by the Company to Parent on the date hereof.

          (b)   The Company shall prepare an information statement in form and substance reasonably satisfactory to Parent, which shall provide notice and include a description of the approval (or in the case of the Company's stockholders, the adoption) of this Agreement and the approval of the Merger and the other transactions contemplated by this Agreement by the Company's Board of Directors and the Company's stockholders and a description of the Company stockholders' appraisal rights in regard to the First Step Merger under the DGCL (the "Information Statement"). The Company shall: (a) cause the Information Statement to comply with applicable legal requirements; (b) provide Parent with a reasonable opportunity to review and comment on the Information Statement before it is mailed to the Company's stockholders consider in good faith any changes reasonably proposed by Parent; and (c) cause the Information Statement to be mailed to the Company's stockholders of record as of the date of this Agreement as promptly as practicable following the date of the mailing of the Proxy Statement to the Parent Stockholders (and in any event within ten days after the date of the mailing of the Proxy Statement to the Parent Stockholders). Parent shall cooperate with the Company in the preparation of the Information Statement and shall provide all information reasonably required to be provided by it for inclusion in the Information Statement.

          (c)   The Information Statement shall include (i) a statement to the effect that the Board of Directors of the Company recommended that the Company Stockholders vote in favor of the adoption of this Agreement and the approval of the Merger (such recommendation being referred to as the "Company Board Recommendation") and (ii) a statement to the effect that the Board of Directors of the Company has determined that the Merger is fair to the Company's stockholders.

        4.7    Parent Stockholder Approval.

          (a)   Promptly after the date hereof, Parent shall take all action necessary in accordance with the DGCL and Parent's organizational documents to call, give notice of and hold a meeting of the Parent Stockholders (the "Parent Stockholders' Meeting") to consider, without limitation, (i) the adoption of this Agreement and the approval of the Merger, (ii) the approval of the Investment, (ii) the approval of an amendment and restatement of Parent's Certificate of Incorporation in the form set forth on Exhibit H hereto (such amendment and restatement, the "Parent Charter Amendment"), and (iii) the election of the individuals listed in Section 5.1(f) as directors of Parent (all of the foregoing proposals, the "Parent Proposals"). The Parent Stockholders' Meeting shall be held on a date selected by Parent in consultation with the Company as promptly as practicable after the Proxy Statement is cleared by the staff of the SEC, but in any event, absent any legal restraint or as otherwise agreed by the Company, within 45 days following the mailing of the Proxy Statement to the Parent Stockholders. Parent shall use its reasonable best efforts to solicit the approval of the foregoing Parent Proposals and to take all other action necessary or advisable to secure the vote or consent of the Parent Stockholders required by the rules of the SEC, the Nasdaq Stock Market or Delaware law, as applicable. Except to the extent required by Law or with the Company's prior written consent, Parent shall not (i) change the date specified in the Proxy Statement for the Parent Stockholders' Meeting or (ii) postpone or delay the Parent Stockholders' Meeting, except (x) to the extent necessary to ensure that any amendment or supplement to the Proxy Statement required by applicable Law is provided to the Parent Stockholders of the Company sufficiently in advance of the Parent Stockholders' Meeting or (y) if there are an insufficient number of shares of Parent Common Stock represented in person or by proxy at the Parent Stockholders' Meeting to constitute a quorum or to approve the Parent Proposals, in which case Parent may, and, at the Company's request, shall, adjourn the Parent Stockholders' Meeting and use its reasonable best efforts to obtain a quorum and the requisite vote to approve the Parent Proposals as promptly as practicable. The Parent Proposals shall be the only matters (other than adjournment as contemplated by the preceding sentence) that Parent will propose to be acted on by the Parent Stockholders at the Parent Stockholders' Meeting.

          (b)   Subject to Section 4.8, the Proxy Statement shall include (i) a statement to the effect that Parent's Board of Directors recommends that the Parent Stockholders vote in favor of the adoption of this Agreement and the approval of the Merger (such recommendation being referred to as the "Parent Board Recommendation"), (ii) a statement to the effect that Parent's Board of Directors has determined that the Merger is fair to Parent's stockholders, and (iii) a statement to the effect that Parent's Board of Directors recommends that the Parent Stockholders vote in favor of all other Parent Proposals.

          (c)   Immediately following the execution of this Agreement by the parties, Parent, as sole stockholder of Merger Sub, shall adopt this Agreement and approve the Merger, in accordance with applicable Law, by written consent.

        4.8    No Solicitation.

          (a)   From the date hereof until the earlier of the termination of this Agreement or the Effective Time, the Company shall not, and shall not authorize any of the Company Representatives to, directly or indirectly: (1) solicit, initiate, facilitate or knowingly encourage any inquiry, proposal or offer from any Person (other than Parent or the Merger Subs) in respect of, or that reasonably may be expected to lead to, a Company Alternative Transaction (a "Company Alternative Transaction Proposal"); (2) participate in any discussions or negotiations or enter into any agreement with, or provide any non-public information to, or otherwise cooperate with, any Person (other than Parent or the Merger Subs) in respect of, or that reasonably may be expected to lead to, a Company Alternative Transaction Proposal; or (3) accept any Company Alternative Transaction Proposal. Upon execution of this Agreement, the Company shall, and shall cause the Company Representatives to, immediately cease and cause to be terminated any existing discussions they have had with any Person (other than Parent or the Merger Subs) that are in respect of a Company Alternative Transaction. The Company shall promptly (and in no event later than 24 hours after receipt thereof) notify Parent, orally and in writing, of the receipt of any Company Alternative Transaction Proposal, or any request for information from a Person in respect of a Company Alternative Transaction (including the identity of the Person making or submitting such Company Alternative Transaction Proposal or request, and the material terms thereof (including a copy of any written proposal, offer or request)). Except to the extent the Company is precluded from doing so pursuant to any such written nondisclosure or confidentiality agreement entered into before the date of this Agreement, the Company shall keep Parent informed on a reasonably current basis (and, in any event, within 24 hours) of the status and details of any material modifications to any such Company Alternative Transaction Proposal or request. Company shall not, and shall cause each of its Subsidiaries not to, enter into any confidentiality agreement with any Person subsequent to the date hereof that prohibits it from providing such information to the Parent. Without the prior written consent of the Parent, Company will not release any Person from any standstill agreement or similar obligation to Company or any Company Subsidiary unless (x) the Company's Board of Directors determines in good faith, following consultation with its counsel, that failing to take such action would be a breach of the fiduciary duties of the Company's Board of Directors under applicable Law, and (y) prior to taking such action, Company notifies Parent of its intent to do so. The Company's Board of Directors shall not (i) withdraw or modify, or propose publicly to withdraw or modify, in a manner adverse to Parent, the Company Board Recommendation, (ii) approve or recommend, or propose publicly to approve or recommend, any Company Alternative Transaction Proposal or (iii) enter into any agreement with respect to any Company Alternative Transaction Proposal.

          (b)   From the date hereof until the earlier of the termination of this Agreement or the Effective Time, Parent shall not, and shall not authorize any of the Parent Representatives to, directly or indirectly: (1) solicit, initiate, facilitate or knowingly encourage any inquiry, proposal or offer from any Person (other than the Company or the Principal Company Stockholder) in respect of, or that reasonably may be expected to lead to, a Parent Alternative Transaction (a "Parent Alternative Transaction Proposal"); (2) participate in any discussions or negotiations or enter into any agreement with, or provide any non-public information to, or otherwise cooperate with, any Person (other than the Company or the Principal Company Stockholder) in respect of, or that reasonably may be expected to lead to, a Parent Alternative Transaction Proposal; or (3) accept any Parent Alternative Transaction Proposal; provided, however, that Parent and Parent Representatives may, at any time prior to receipt of the Parent Stockholder Approval, in response to any bona fide written Parent Alternative Transaction Proposal that was not solicited by Parent or a Parent Representative and that did not otherwise result from a breach of this Section 4.8, (x) make such inquiries as may be necessary to inform itself of the proposed terms and details of the unsolicited Parent Alternative Transaction Proposal and, (y) if Parent's Board of Directors determines in good faith, after consultation with its financial advisors and counsel, that the Parent Alternative Transaction Proposal is, or is reasonably likely to result in, an Acceptable Proposal, and subject to the immediately following sentence, provide any non-public information regarding Parent and its Subsidiaries to any third party or engage in any negotiations or substantive discussions with such Person regarding any Parent Alternative Transaction Proposal. Prior to taking any of the actions contemplated by clause (y) of the immediately preceding sentence, Parent shall (1) notify the Company, orally and in writing, that it intends to take such actions, (2) provide the Company with any non-public information being provided to a third party to the extent Parent has not previously provided such information to the Company, and (3) receive from such Person an executed confidentiality agreement with terms no less favorable to Parent than the Confidentiality Agreement. Parent shall promptly (and in no event later than 24 hours after the receipt thereof) notify the Company, orally and in writing, of the receipt of any Parent Alternative Transaction Proposal, or any request for information from a Person in respect of a Parent Alternative Transaction (including the identity of the Person making or submitting such Parent Alternative Transaction Proposal or request, and the material terms thereof; provided, however, that Parent shall not be required to disclose the identity of such Person or any such material terms to the extent Parent is precluded from making such disclosure pursuant to a written nondisclosure or confidentiality agreement between Parent and such Person or its affiliates entered into before the date of this Agreement). Except to the extent Parent is precluded from doing so pursuant to any such written nondisclosure or confidentiality agreement entered into before the date of this Agreement, Parent shall keep the Company informed on a reasonably current basis (and, in any event, within 24 hours) of the status and details of any material modifications to any such Parent Alternative Transaction Proposal or request. Parent shall not, and shall cause each of its Subsidiaries not to, enter into any confidentiality agreement with any Person subsequent to the date hereof that prohibits it from providing such information to the Company. Without the prior written consent of the Company, Parent shall not release any Person from any standstill agreement or similar obligation to Parent or any Subsidiary of Parent unless (x) Parent's Board of Directors determines in good faith, after consultation with its counsel, that failing to take such action would be a breach of the fiduciary duties of Parent's Board of Directors under applicable Law, and (y) prior to taking such action, Parent notifies the Company of its intent to do so.

          (c)   Parent's Board of Directors shall not (i) withdraw or modify, or propose publicly to withdraw or modify, in a manner adverse to the Company, the Parent Board Recommendation, (ii) approve or recommend, or propose publicly to approve or recommend, any Parent Alternative Transaction Proposal, or (iii) enter into any agreement with respect to any Parent Alternative Transaction Proposal (other than a confidentiality agreement in compliance with Section 4.8(b)). Notwithstanding anything to the contrary contained in this Agreement, at any time after the date hereof and prior to the receipt of the Parent Stockholder Approval, (x) in response to a bona fide written Parent Alternative Transaction Proposal that was not solicited by Parent or any Parent Representative and that did not otherwise result from a breach of this Section 4.8, Parent's Board of Directors may cause Parent to enter into an agreement with respect to any Acceptable Proposal, and (y) Parent's Board of Directors may withdraw or modify in a manner adverse to the Company the Parent Board Recommendation, but only if and to the extent that, in the case of both clauses (x) and (y), Parent's Board of Directors has determined in good faith, after consultation with its financial advisors and counsel, that taking any such action would not be a breach of the fiduciary duties of Parent's Board of Directors under applicable Law; provided, however, that, in the case of both clauses (x) and (y), such actions may only be taken at a time that is after (I) the fifth

  (5th) day following the Company's receipt of written notice from Parent, that Parent's Board of Directors is prepared to take such action, and (II) at the end of such period, Parent's Board of Directors determines in good faith, after taking into account all amendments or revisions committed to by the Company with respect to any Counterproposal and after consultation with its independent financial advisors, that taking such action is in the best interests of Parent and the Parent Stockholders assuming this Agreement is terminated pursuant to Article 6 in connection therewith. Except to the extent Parent is precluded from doing so pursuant to any such written nondisclosure or confidentiality agreement entered into before the date of this Agreement, any such written notice shall specify the material terms and conditions of such Parent Alternative Transaction Proposal, and state that Parent's Board of Directors intends to take an action contemplated by this Section 4.8(c). During any such five (5) day period, the Company shall be entitled to deliver to Parent a counterproposal to such Parent Alternative Transaction Proposal (a "Counterproposal") and Parent shall negotiate in good faith with respect to the terms of any such Counterproposal. For the sake of clarity, any standstill obligations contained in the Confidentiality Agreement will be superseded by this Section 4.8(c) to the extent they would prohibit or constrain the Company's ability or right to make Counterproposals in accordance with this Section 4.8(c).

          (d)   Nothing contained in this Section 4.8 shall prohibit Parent or Parent's Board of Directors from taking and disclosing to Parent's stockholders a position contemplated by Rule 14d-9 or Rule 14e-2(a) promulgated under the Exchange Act, from making a "stop, look and listen" communication pursuant to Rule 14d-9(f) promulgated under the Exchange Act or any substantially similar communication, or from making any other disclosure to Parent's stockholders if, in the determination of Parent's Board of Directors in good faith after consultation with counsel, the failure so to disclose could constitute a violation of applicable Law; provided that actions covered by Section 4.8(c) are taken in compliance with Section 4.8(c). For the avoidance of doubt, any "stop-look-and-listen" communication by Parent or Parent's Board of Directors the Parent Stockholders pursuant to such Rule 14d-9(f) (or any similar communication to its stockholders that does not involve Parent or Parent's Board of Directors taking a position) shall not be deemed a modification of the Parent Board Recommendation.

          (e)   Upon execution of this Agreement, Parent shall, and shall cause the Parent Representatives to, immediately cease and cause to be terminated any existing discussions they have had with any Person (other than the Company or the Principal Company Stockholder) that are in respect of a Parent Alternative Transaction.

        4.9    Access to Information.

          (a)   Except where prohibited by applicable Law, and subject to the Confidentiality Agreement, until the earlier of the termination of this Agreement or the Effective Time, (i) the Company shall, upon reasonable notice, afford Parent and its accountants, counsel and other representatives reasonable access during normal business hours to (A) the Company's and each of its Subsidiaries' properties, books, contracts, commitments and records, and (B) other information concerning the business, properties and personnel of the Company or any of its Subsidiaries as Parent may reasonably request, and (ii) the Company shall provide to Parent and its accountants, counsel and other representatives true, correct and complete copies of internal financial statements promptly upon request. Except where prohibited by applicable Law, and subject to the Confidentiality Agreement, until the earlier of the termination of this Agreement or the Effective Time, (i) Parent shall, upon reasonable notice, afford the Company and its accountants, counsel and other representatives reasonable access during normal business hours to (Y) Parent's and each of its Subsidiaries' properties, books, contracts, commitments and records, and (Z) other information concerning the business, properties and personnel of Parent or any of its Subsidiaries as the Company may reasonably request and (ii) Parent shall provide to the Company and its accountants, counsel and other representatives true, correct and complete copies of internal financial statements promptly upon request.

          (b)   Except where prohibited by applicable Law, subject to the Confidentiality Agreement and to the extent consistent with the provisions of Sections 4.8(a), until the earlier of the termination of this Agreement or the Effective Time, the Company and Parent shall confer from time to time as requested by the other with one or more representatives of the other to discuss any material changes or developments in the operational matters of the other and the general status of the ongoing business and operations of the other and each of its Subsidiaries.

          (c)   No information or knowledge obtained in any investigation in accordance with this Section 4.9 or otherwise shall affect or be deemed to modify any representation or warranty contained herein, the conditions to the obligations of the parties hereto to consummate the Merger or any party's rights hereunder (including rights under Article 7).

        4.10    Confidentiality.    The parties acknowledge that Parent and Company have previously executed a confidentiality agreement dated as of June 19, 2009 (the "Confidentiality Agreement"), which shall continue in full force and effect in accordance with its terms.

        4.11    Public Disclosure.    Prior to the execution of this Agreement by the parties, Parent and the Company have prepared a mutually agreeable release announcing the transaction contemplated hereby. Except for such press release, no party hereto shall, without the approval of the other parties hereto, make any press release or other public announcement or disclosure concerning the existence of this Agreement or the terms of the Transactions, except as and to the extent that any such party reasonably believes are necessary to comply with Law, any accounting rules, stock exchange, NASDAQ or other market rules, in which case the other parties hereto shall be advised and the parties hereto shall use their commercially reasonable efforts to cause a mutually agreeable release, announcement or disclosure to be made; provided, however, that the foregoing shall not apply to any communications or disclosures made or proposed to be made pursuant to Section 4.8(d).

        4.12    Consents; Cooperation.

          (a)   Each of Parent, the Merger Subs and the Company shall coordinate and cooperate with each other and shall each use its commercially reasonable efforts to comply with, and each shall refrain from taking any action that would impede compliance with, all Laws, and as promptly as practicable after the date hereof, each of Parent, the Merger Subs and the Company shall make all filings, notices, petitions, statements, registrations, submissions of information, applications or submissions of other documents required by any Governmental Authority in connection with the Merger and the Transactions, including: (i) Notification and Report Forms with the U.S. Federal Trade Commission (the "FTC") and the Antitrust Division of the U.S. Department of Justice ("DOJ") as required by the HSR Act, (ii) any filing necessary to obtain any Necessary Consent, and (iii) any filings required under the Securities Act, the Exchange Act, any applicable state securities or Blue Sky Laws and the securities Laws of any foreign country, or any other Law relating to the Merger. Each of Parent and the Company shall cause all documents that it is responsible for filing with any Governmental Authority under this Section 4.12(a) to comply in all material respects with all applicable Law.

          (b)   Each of Parent and the Company shall promptly supply the other with any information that may be required in order to effectuate any filings or applications pursuant to Section 4.12(a). Except where prohibited by applicable Law, and subject to the Confidentiality Agreement, each of the Company and Parent shall (i) consult with the other prior to taking a position with respect to any such filing or application, (ii) permit the other to review and discuss in advance, and consider in good faith the views of the other in connection with any analyses, appearances, presentations, memoranda, briefs, white papers, arguments, opinions and proposals (collectively, "Briefings")

  before making or submitting any of the foregoing to any Governmental Authority by or on behalf of any party hereto in connection with any investigations or proceedings in connection with this Agreement or the Transactions and not submit any such Briefing without the consent of the other parties, (iii) coordinate with the other in preparing and exchanging such information, and (iv) promptly provide the other (and its counsel) with copies of all filings, presentations or submissions (and a summary of any oral presentations) made by such party with any Governmental Authority in connection with this Agreement or the Transactions. It is acknowledged and agreed that Parent and the Company shall have, except where prohibited by applicable Law, joint responsibility for determining the strategy for dealing with the FTC, DOJ or any other Governmental Authority with responsibility for reviewing the Merger with respect to antitrust or competition issues. Subject to applicable Law, no party hereto shall independently participate in any meeting with any Governmental Authority in respect of any such filings, applications, Briefings, investigations, proceedings or other inquiries without giving the other parties hereto prior notice of such meeting and, to the extent permitted by such Governmental Authority, the opportunity to attend and participate.

          (c)   Each of Parent and the Company shall notify the other promptly upon the receipt of: (i) any comments from any officials of any Governmental Authority in connection with any filings made pursuant hereto, and (ii) any request by any officials of any Governmental Authority for amendments or supplements to any filings made pursuant to, or information provided to comply in all material respects with, any Law. Whenever any event occurs that is required to be set forth in an amendment or supplement to any filing made pursuant to Section 4.12(a), Parent or the Company, as the case may be, shall promptly inform the other of such occurrence and cooperate in filing with the applicable Governmental Authority such amendment or supplement.

          (d)   Subject to the express provisions of Sections 4.6, 4.7 and 4.8 hereof and upon the terms and subject to the conditions set forth herein, each of the parties agrees to use its commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other Transactions, including using commercially reasonable efforts to accomplish the following: (i) the taking of all reasonable acts necessary to cause the conditions precedent set forth in Article 5 to be satisfied; (ii) the obtaining of all necessary actions or nonactions, waivers, consents, approvals, orders and authorizations from Governmental Authorities and the making of all necessary registrations, declarations and filings (including registrations, declarations and filings with Governmental Authorities, if any) and, subject to the limitations set forth herein, the taking of all steps and remedies as may be necessary to avoid any suit, claim, action, investigation or proceeding by any Governmental Authority; (iii) the obtaining of all necessary consents, approvals or waivers from third parties, including all Necessary Consents; (iv) the defending of any suits, claims, actions, investigations or proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the Transactions, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Authority vacated or reversed; (v) the furnishing of information to any party hereto necessary in connection with any requirements imposed upon such party in connection with the consummation of the Transactions; and (vi) the execution or delivery of any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement.

          (e)   Notwithstanding anything in this Agreement to the contrary, in no event shall Parent be obligated to (i) divest any of its or any of its subsidiaries' businesses, product lines or assets, or to agree to any divestiture of the Company's or any of the Company's Subsidiaries' businesses, product lines or assets, or (ii) take or agree to take any other action or agree to any limitation that individually or in the aggregate would reasonably be expected to be material and adverse to the

  Final Surviving Entity or Parent and the Final Surviving Entity collectively after the Effective Time. Neither the Company nor any of its Subsidiaries shall be required to (A) divest any of their respective businesses, product lines or assets, or (B) take or agree to take any other action or agree to any limitation that individually or in the aggregate would reasonably be expected to be material and adverse to the Company.

        4.13    Treatment as Reorganization.    Prior to the Effective Time, each of Parent, the Merger Subs and the Company shall use its commercially reasonable efforts, and each party agrees to cooperate with the other parties and to provide to the other parties such information and documentation as may be necessary, proper or advisable, to cause the Merger to qualify, and will not take or agree to take any action not provided for or contemplated in this Agreement that would cause the Merger to fail to qualify, as a reorganization within the meaning of Section 368(a) of the Code. Without limiting the generality of the foregoing, Parent and Company will file all Tax Returns in a manner consistent with the tax treatment of the Integrated Merger as a reorganization within the meaning of Section 368(a) of the Code. Each of Parent and the Company shall use commercially reasonable efforts to make the representations to Jones Day and Goodwin Procter LLP ("Goodwin Procter"), as applicable, substantially in the form attached hereto as Exhibit I and Exhibit J, respectively.

        4.14    Spreadsheet.    The Company shall prepare and deliver to Parent, at least three Business Days prior to the Closing, a spreadsheet in form reasonably acceptable to Parent and the Exchange Agent, which spreadsheet shall be dated as of the Closing Date and shall set forth, as of the Closing Date, the following factual information relating to holders of Company Capital Stock and Company Options: (a) the names of all stockholders of the Company and their respective addresses (as listed in the corporate record books of the Company), (b) the number and kind of shares of Company Capital Stock held by, such Persons and, in the case of shares, the respective certificate numbers, (c) the number of shares of Parent Common Stock (or options to purchase Parent Common Stock) issuable to each holder of Company Capital Stock, and (d) the Merger Consideration, if any, allocated to each Company Securityholder pursuant to Section 1.4 (the "Spreadsheet").

        4.15    Section 16 Matters.    Prior to the Effective Time, Parent agrees that its Board of Directors (or its compensation committee) shall adopt resolutions specifically approving, for purposes of Rule 16b-3 under the Securities Act, the receipt, pursuant to this Agreement, of shares of Parent Common Stock or Parent Preferred Stock by persons who will be directors or officers of Parent as of the Effective Time.

        4.16    Listing of Parent Common Stock.    Parent shall use commercially reasonable efforts to maintain Parent's existing listing on NASDAQ and to cause the shares of Parent Common Stock to be issued in the Merger to be approved for listing (subject to notice of issuance) on NASDAQ at or prior to the Effective Time.

        4.17    Conveyance Taxes.    Parent and the Company shall cooperate in the preparation, execution and filing of all returns, questionnaires, applications or other documents regarding any real property transfer or gains, sales, use, transfer, value added, stock transfer and stamp taxes, any transfer, recording, registration and other fees, and any similar taxes which become payable by either of them in connection with the transactions contemplated hereby that are required or permitted to be filed on or before the Effective Time. The Final Surviving Entity shall pay all such taxes and fees.

        4.18    Obligations of Merger Subs.    Parent shall take all action necessary to cause the Merger Subs to perform their respective obligations under this Agreement.

        4.19    Directors and Officers Indemnification and Insurance.

          (a)   From and after the Effective Time, the Final Surviving Entity shall fulfill and honor in all respects the obligations of the Company which exist prior to the date hereof to indemnify the Company's present and former directors and officers. The Limited Liability Company Agreement of the Final Surviving Entity shall contain provisions with respect to indemnification and elimination of liability for monetary damages that provide at least as much coverage as those set forth in the Company's Certificate of Incorporation and Bylaws on the date hereof, which provisions shall not be amended, repealed or otherwise modified for a period of six (6) years from the Effective Time in any manner that would adversely affect the rights thereunder of individuals who, at the Effective Time, were directors, officers, employees or agents of the Company, unless such modification is required by Law and then only to the minimum extent required by such Law.

          (b)   After the Effective Time, the Final Surviving Entity and Parent shall, to the fullest extent permitted under applicable Law, indemnify and hold harmless, each present and former director or officer of the Company, in and to the extent of their capacities as such and not as securityholders (collectively, the "D&O Indemnified Parties"), against any costs or expenses (including attorneys' fees), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to the transactions contemplated by this Agreement or otherwise pertaining to any action or omission in his or her capacity as a director or officer of the Company occurring prior to the Effective Time to the same extent as provided in the Company's Certificate of Incorporation and Bylaws for a period of six (6) years after the Effective Time. In the event of any such claim, action, suit, proceeding or investigation (whether arising before or after the Effective Time) and subject to the specific terms of any indemnification contract, (i) any counsel retained by the D&O Indemnified Parties for any period after the Effective Time shall be reasonably satisfactory to the Final Surviving Entity, (ii) after the Effective Time, the Final Surviving Entity shall pay the reasonable fees and expenses of such counsel, promptly after statements therefor are received; provided, however, that any person to whom fees and expenses are advanced shall provide an undertaking to repay such advances if it is ultimately determined that such person is not entitled to indemnification; and (iii) the Final Surviving Entity shall cooperate in the defense of any such matter; provided, however, that the Final Surviving Entity shall not be liable for any settlement effected without its prior written consent (which consent shall not be unreasonably withheld, delayed or conditioned provided, further, that, in the event that any claim or claims for indemnification are asserted or made within such six year period, all rights to indemnification in respect of any such claim or claims shall continue until the disposition of any and all such claims). The D&O Indemnified Parties as a group may retain only one law firm to represent them in each applicable jurisdiction with respect to any single action unless there is, under applicable standards of professional conduct, a conflict on any significant issue between the positions of any two or more D&O Indemnified Parties, in which case each D&O Indemnified Party with respect to whom such a conflict exists (or group of such D&O Indemnified Parties who among them have no such conflict) may retain one separate law firm in each applicable jurisdiction.

          (c)   The Company shall, after consultation with Parent, secure a "tail" on its existing directors, officers liability insurance policies for a period of six (6) years, at a total cost per year not to exceed 300% of last year's annual premium (the "Maximum Premium"). If the Company is unable to obtain the "tail" insurance described in the first sentence of this Section 4.19(c) for an amount equal to or less than the Maximum Premium, the Company shall be entitled to obtain as much comparable "tail" insurance as possible for an amount equal to the Maximum Premium.

          (d)   This Section 4.19 shall survive the consummation of the Merger at the Effective Time, is intended to benefit the Company, the Final Surviving Entity and the D&O Indemnified Parties,

  and shall be binding on all successors and assigns of the Final Surviving Entity and shall be enforceable by the D&O Indemnified Parties as third party beneficiaries.

          (e)   Nothing contained in this Section 4.19 is intended to limit in any manner and at any time rights that any D&O Indemnified Party may have under and in accordance with all provisions of the Company's Certificate of Incorporation and Bylaws, which rights shall survive the Effective Time and shall be binding on the Final Surviving Entity and all successors and assigns of the Final Surviving Entity, in accordance with their respective terms.

        4.20    Principal Company Stockholder Obligations.

          (a)   The Principal Company Stockholder shall execute the Company Stockholders Written Consent immediately after the execution and delivery of this Agreement, and shall deliver a copy of such executed Company Stockholder Written Consent to Parent on the date hereof.

          (b)   During the period from the date hereof and continuing until the earlier of the termination of this Agreement or the Effective Time, the Principal Company Stockholder shall not, and shall cause each other holder of any shares of Redeemable Preferred Stock not to, (i) sell or otherwise transfer any shares of Redeemable Preferred Stock beneficially owned by it except to Parent, a Subsidiary of Parent, the Principal Company Stockholder or a private equity fund that is an Affiliate of the Principal Company Stockholder, provided that the proposed purchaser or transferee thereof agrees, in a writing delivered to Parent prior to such sale or other transfer, not to further sell or otherwise transfer such shares to any Person (other than Parent) while this Agreement remains in effect, or (ii) allow any shares of Redeemable Preferred Stock beneficially owned by it to be subject to any liens, claims, options, charges or other encumbrances.

          (c)   During the period from the date hereof and continuing until the earlier of the termination of this Agreement or the Effective Time, the Principal Company Stockholder shall not, and shall not authorize its Affiliates to, take any action that the Company is prohibited from taking pursuant to Section 4.8(a) related to any Company Alternative Transaction Proposal.

        4.21    Parent Bylaws Amendment.    Parent's Board of Directors will approve an amendment to Parent's bylaws in the form attached as Exhibit L hereto (the "Parent Bylaws Amendment"), which amendment will be effective no later than as of the Effective Time.

ARTICLE 5
CONDITIONS TO THE FIRST STEP MERGER

        5.1    Conditions to Obligations of Each Party to Effect the First Step Merger.    The respective obligations of each party to consummate the Transactions shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, which to the maximum extent permitted by Law may be waived in a written agreement of the Company and Parent (for themselves and all other parties hereto) (each such condition is solely for the benefit of the parties hereto and may be waived without notice, liability or obligation to any Person):

          (a)    Company Stockholder Approval.    This Agreement shall have been adopted and approved and the Merger shall have been approved by the requisite vote or written consent of the Company Stockholders under applicable Law and the Company's organizational documents.

          (b)    Parent Stockholder Approval.    The Parent Proposals shall have been approved by the requisite vote of the Parent Stockholders under applicable Law and Parent's organizational documents.

          (c)    No Injunctions or Restraints; Illegality.    No temporary restraining order, preliminary or permanent injunction or other order shall have been issued by any Governmental Authority or other legal or regulatory restraint or prohibition preventing the consummation of the Transactions.

  No action taken by any Governmental Authority, and no Law shall have been enacted, entered, enforced or deemed applicable to the Transactions, which makes the consummation of the Transactions illegal.

          (d)    Governmental Approvals.    Parent and the Company and their respective Subsidiaries shall have timely obtained from each Governmental Authority all material approvals, waivers and consents, if any, necessary for consummation of, or in connection with, the Transactions. Without limiting the generality of the foregoing, any waiting period (and any extension thereof) under the HSR Act relating to the transactions contemplated hereby shall have expired or been terminated, as applicable.

          (e)    The Investment.    The Investment shall have closed prior to or concurrently with the Closing.

          (f)    Parent Board of Directors and Chief Executive Officer.    Effective prior to or concurrent with the Closing, (i) the total number of authorized directors of Parent shall be seven, (ii) Parent's Board of Directors shall be comprised of Garrett Bouton, Steve Samek, Christopher Gaffney, James Dougherty and three persons that are designated by Parent's Board of Directors prior to the mailing of the Proxy Statement that qualify as an "Independent Director" under Nasdaq Rule 5605(a)(2) and that meet the criteria for audit committee independence set forth in Rule 10A-3(b)(1) promulgated under the Exchange Act, and (iii) the Chief Executive Officer of Parent shall be Steve Samek.

          (g)    Amendment of Parent Certificate of Incorporation.    The Parent Charter Amendment shall have been filed with the Secretary of State of Delaware and become effective.

          (h)    NASDAQ Listing.    The shares of Parent Common Stock to be issued in the Merger and to be reserved for issuance upon conversion of any shares of Parent Preferred Stock to be issued in the Investment shall have been authorized for listing on the NASDAQ Global Market, subject only to official notice of issuance.

        5.2    Additional Conditions to Obligations of the Company.    The obligations of the Company to consummate the Transactions shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any of which may be waived, in writing, by the Company (each such condition is solely for the benefit of the Company and may be waived in its sole discretion without notice, liability or obligation to any Person):

          (a)    Representations, Warranties and Covenants of Parent and the Merger Subs.    The representations and warranties of Parent and the Merger Subs contained in this Agreement or in any schedule, certificate or document delivered pursuant to the provisions hereof or in connection with the Transactions shall be true and correct in all respects (without regard to any qualifications therein as to materiality, or Material Adverse Effect) both when made and at and as of the Closing Date, as though such representations and warranties were made at and as of the Closing Date, except to the extent that such representations and warranties are made as of a specified date, in which case such representations and warranties shall be true and correct as of the specified date; provided, however, that this condition shall be deemed satisfied unless the failure of any such representations and warranties to be true and correct, individually or in the aggregate, at and as of the dates set forth above, would reasonably be expected to have a Material Adverse Effect on Parent. Parent or the Merger Subs shall have performed and complied in all material respects with all covenants and obligations required by this Agreement to be performed and complied with by Parent or the Merger Subs, as the case may be, at or prior to the Closing.

          (b)    Receipt of Closing Deliveries.    The Company shall have received each of the agreements, instruments and other documents set forth to be delivered by Parent and the Merger Subs in

  Exhibit K, and all such agreements, instruments and other documents shall continue to be effective and shall not have been revoked by the Persons executing same.

          (c)    No Material Adverse Change.    There shall not have occurred any event or condition of any character that has had or is reasonably likely to have a Material Adverse Effect on Parent since the date of this Agreement.

          (d)    Net Indebtedness.    The aggregate amount of Net Parent Indebtedness shall not exceed $28,000,000.

          (e)    VCOC Letter.    Parent shall have delivered to the Principal Company Stockholder a letter, in the form attached hereto as Exhibit M, duly executed by Parent.

          (f)    Tax Opinion.    The Company shall have received the opinion of Goodwin Procter, counsel to the Company, dated the Closing Date, to the effect that, on the basis of the facts, representations and assumptions set forth in such opinion, the Merger will qualify as a reorganization within the meaning of Section 368(a) of the Code, and each of Parent and the Company will be treated as a party to the reorganization within the meaning of Section 368(b) of the Code. In rendering such opinion, Goodwin Procter may require and rely on customary representations and covenants, including those in Exhibit I and Exhibit J, reasonably satisfactory in form and substance to Goodwin Procter.

        5.3    Additional Conditions to the Obligations of Parent and Merger Sub.    The obligations of Parent and the Merger Subs to consummate the Transactions shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any of which may be waived, in writing, by Parent (for itself and the Merger Subs) (each such condition is solely for the benefit of Parent and the Merger Subs and may be waived by Parent (for itself and the Merger Subs) in its sole discretion without notice, liability or obligation to any Person):

          (a)    Representations, Warranties and Covenants of the Company.    The representations and warranties of the Company contained in this Agreement or in any schedule, certificate or document delivered pursuant to the provisions hereof or in connection with the Transactions shall be true and correct in all respects (without regard to any qualifications therein as to materiality, or Material Adverse Effect) both when made and at and as of the Closing Date, as though such representations and warranties were made at and as of the Closing Date, except to the extent that such representations and warranties are made as of a specified date, in which case such representations and warranties shall be true and correct as of the specified date; provided, however, that this condition shall be deemed satisfied unless the failure of any such representations and warranties to be true and correct, individually or in the aggregate, at and as of the dates set forth above, would reasonably be expected to have a Material Adverse Effect on the Company. The Company shall have performed and complied in all material respects with all covenants and obligations required by this Agreement to be performed and complied with by the Company at or prior to the Closing.

          (b)    Representations, Warranties and Covenants of the Principal Company Stockholder.    The representations and warranties of the Principal Company Stockholder contained in this Agreement shall be true and correct in all material respects (without regard to any qualifications therein as to materiality) both when made and at and as of the Closing Date, as though such representations and warranties were made at and as of the Closing Date, except to the extent that such representations and warranties are made as of a specified date, in which case such representations and warranties shall be true and correct as of the specified date. The Principal Company Stockholder shall have performed and complied in all material respects with all covenants and obligations required by this Agreement to be performed and complied with by the Principal Company Stockholder at or prior to the Closing.

          (c)    Receipt of Closing Deliveries.    Parent shall have received each of the agreements, instruments and other documents set forth to be delivered by the Company in Exhibit K, and all such agreements, instruments and other documents shall continue to be effective and shall not have been revoked by the Persons executing same.

          (d)    No Material Adverse Change.    There shall not have occurred any event or condition of any character that has had or is reasonably likely to have a Material Adverse Effect on the Company since the date of this Agreement.

          (e)    Net Indebtedness.    The aggregate amount of Net Company Indebtedness shall not exceed $42,000,000.

          (f)    Exempt from Registration.    Parent shall have received evidence, in its reasonable determination, that the issuance of the Merger Consideration pursuant to Section 1.4 shall be exempt from registration requirements under the Securities Act based on reliance on Regulation D promulgated thereunder.

          (g)    Dissenting Shares.    No more than 5% of any class of Company Capital Stock shall be Dissenting Shares.

          (h)    Termination of 401K Plan.    Unless requested by Parent at least five (5) Business Days prior to the Closing not to take such action, the Company shall have terminated the Smart LLC 401(k) Plan and provided evidence to Parent of such termination.

          (i)    Tax Opinion.    The Parent Committee shall have received the opinion of Jones Day, counsel to the Parent Committee, dated the Closing Date, to the effect that, on the basis of the facts, representations and assumptions set forth in such opinion, the Merger will qualify as a reorganization within the meaning of Section 368(a) of the Code, and each of Parent and the Company will be treated as a party to the reorganization within the meaning of Section 368(b) of the Code. In rendering such opinion, Jones Day may require and rely on customary representations and covenants, including those in Exhibit I and Exhibit J, reasonably satisfactory in form and substance to Jones Day.

ARTICLE 6
TERMINATION, AMENDMENT AND WAIVER

        6.1    Termination.    At any time prior to the Effective Time, whether before or after adoption of this Agreement by the Company Stockholders or the Parent Stockholders, this Agreement may be terminated:

          (a)   by mutual written consent duly authorized by the respective boards of directors of Parent (or a duly authorized committee thereof) and the Company;

          (b)   by either Parent or the Company, if the Closing shall not have occurred on or before February 15, 2010 (the "Termination Date"); provided, however, that the right to terminate this Agreement under this Section 6.1(b) shall not be available to any party whose breach of this Agreement has been the principal reason resulting in the failure of the Closing to occur on or before the Termination Date;

          (c)   by either Parent or the Company, if (1) there is a final non-appealable Order in effect preventing consummation of the Merger or any of the other Transactions or (2) there is any statute, rule, regulation or Order enacted, promulgated or issued or deemed applicable to the Merger or the other Transactions by any Governmental Authority that would make consummation of the Merger or any of the other Transactions illegal;

          (d)   by either the Company or Parent if the required approval of the Parent Stockholders of the Parent Proposals shall not have been obtained by reason of the failure to obtain the Parent Required Vote at the Parent Stockholders' Meeting or at any postponement or adjournment thereof;

          (e)   by Parent if the required approval of the Company Stockholders of the Transactions shall not have been obtained by reason of the failure to obtain the Company Required Vote no later than 11:59 p.m. Eastern time on the date hereof;

          (f)    by the Company, if a Parent Triggering Event shall have occurred;

          (g)   by Parent, at any time prior to obtaining the Parent Required Vote, if Parent's Board of Directors has approved and authorized Parent to enter into a definitive agreement providing for the implementation of an Acceptable Proposal or a Parent Triggering Event shall have occurred; provided, however, that no termination of this Agreement under this Section 6.1(g) shall be effective unless Parent simultaneously pays the Termination Fee required by Section 6.3(b)(iii) (any purported termination under this Section 6.1(g) shall be void and of no force and effect until Parent has made such payment);

          (h)   by Parent, if the Company shall have breached any representation, warranty or covenant contained herein and (i) such breach shall not have been cured within 30 days after receipt by the Company of written notice of such breach (provided, however, that no such cure period shall be available or applicable to any such breach which by its nature cannot be cured), and (ii) if not cured at or prior to the Closing, such breach would result in the failure of any of the conditions set forth in Section 5.1 or Section 5.3(a) to be satisfied (provided, however, that the termination right under this Section 6.1(g) shall not be available to Parent if Parent is at that time in material breach of this Agreement); and

          (i)    by the Company, if Parent or Merger Sub shall have breached any representation, warranty or covenant contained herein and (i) such breach shall not have been cured within 30 days after receipt by Parent of written notice of such breach (provided, however, that no such cure period shall be available or applicable to any such breach which by its nature cannot be cured), and (ii) if not cured at or prior to the Closing, such breach would result in the failure of any of the conditions set forth in Section 5.1 or Section 5.2(a) to be satisfied; provided, however, that the termination right under this Section 6.1(i) shall not be available to the Company if the Company is at that time in material breach of this Agreement).

        The right of any party hereto to terminate this Agreement pursuant to this Section 6.1 shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any party hereto, any Person controlling any such party or any of their respective representatives, whether prior to or after the execution of this Agreement

        6.2    Notice of Termination; Effect of Termination.    Any termination of this Agreement under Section 6.1 above shall be effective immediately upon the delivery of a valid written notice of the terminating party to the other parties hereto. Subject to the provisions of Section 6.3, if this Agreement is terminated in accordance with Section 6.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of Parent, Merger Sub or the Company or their respective officers, directors, stockholders or Affiliates; provided, however, that each party hereto shall remain liable for any knowing and intentional breaches of this Agreement prior to its termination; and provided, further, that the Confidentiality Agreement and the provisions of Section 4.10, this Section 6.2, Section 6.3 and Article 8 (but excluding Section 8.1) shall remain in full force and effect and survive any termination of this Agreement.

        6.3    Expenses; Termination Fees.

          (a)   Except as set forth is this Section 6.3, all fees and expenses incurred in connection with this Agreement and the Transactions (the "Transaction Expenses") shall be paid by the party incurring such expenses whether or not the Merger is consummated; provided, however, that Parent and the Company shall share equally all fees and expenses, other than attorneys' and accountants' fees and expenses, which fees and expenses shall be paid by the party incurring such fees and expenses, incurred in relation to (i) the printing and filing with the SEC of the Proxy Statement (including financial statement and exhibits) and any amendments or supplements thereto, and (ii) the filing fee for the Notification and Report Forms filed with the FTC and the DOJ under the HSR Act pursuant to Section 4.12 hereof. Notwithstanding the foregoing, in the event of the consummation of the Merger, Parent shall pay to the Principal Company Stockholder an amount of cash equal to the Transaction Expenses incurred by the Principal Company Stockholder and such amount shall be treated by the parties to this Agreement as additional consideration exchanged for the Company Capital Stock owned by the Principal Company Stockholder pursuant to this Agreement; provided that the amount of such payment shall not exceed 100% of the fair market value of the Merger Consideration, valued as of the business day prior to date of the signing of this Agreement by parties hereto.

          (b)

              (i)  If this Agreement is terminated pursuant to the provisions of Section 6.1(e), then the Company shall pay to Parent within two (2) Business Days of such termination, $2,900,000 by wire transfer of immediately available funds to an account specified in writing by Parent.

             (ii)  If this Agreement is terminated pursuant to the provisions of Section 6.1(f), then Parent shall pay to the Company within two (2) Business Days of such termination, $2,900,000, by wire transfer of immediately available funds to an account specified in writing by the Company.

            (iii)  If this Agreement is terminated pursuant to the provisions of Section 6.1(g), then Parent shall pay to the Company simultaneously with such termination, $2,900,000 by wire transfer of immediately available funds to an account specified in writing by the Company.

            (iv)  If (A) a Parent Alternative Transaction Proposal has been made to Parent's Board of Directors, and not withdrawn, (B) the Parent Stockholders fail to approve the Parent Proposals while such Parent Alternative Transaction Proposal has not been withdrawn, (C) this Agreement is terminated pursuant to the provisions of Section 6.1(d), and (D) Parent enters into a definitive agreement to effectuate any Parent Alternative Transaction Proposal (an "Alternative Proposal Agreement") or consummates any Parent Alternative Transaction Proposal within 12 months of such termination of this Agreement, then Parent shall pay, by wire transfer of immediately available funds to an account specified in writing by the Company, to the Company, concurrently with the closing of the transactions contemplated by the Alternative Proposal Agreement, $2,900,000, less any amounts theretofore paid by the Company pursuant to Section 6.3(b)(v).

             (v)  If this Agreement is terminated pursuant to the provisions of Section 6.1(d), then Parent shall pay to the Company, within five Business Days of such termination and receipt by Parent of an itemization in reasonable detail, certified by the Company's Chief Financial Officer, of the Company's Transaction Expenses, an amount equal to the lesser of the Company's Transaction Expenses or $800,000, by wire transfer of immediately available funds to an account specified in writing by the Company.

          (c)   Each of the Company and Parent acknowledges that the agreements contained in this Section 6.3 are an integral part of the transactions contemplated by this Agreement. In the event that the Company or Parent shall fail to pay any amounts required to be paid pursuant to this Section 6.3 when due, the Company or Parent, as the case may be, shall reimburse the other party for all reasonable costs and expenses actually incurred by such other party (including reasonable fees and expenses of counsel) in connection with the collection under and enforcement of this Section 6.3.

        6.4    Amendment.    Subject to the provisions of applicable Law, Parent and the Company may amend this Agreement at any time prior to the Effective Time in accordance with an instrument in writing signed on behalf of each such party, and such amendment shall be binding on each party hereto; provided, however, that an amendment made subsequent to adoption and approval of this Agreement by the Company Stockholders shall not (a) alter or change the amount or kind of consideration to be received on conversion of the Company Capital Stock in the Merger in accordance with Section 1.4, or (b) alter or change any of the terms or conditions of this Agreement if such alteration or change would materially and adversely affect the holders of Company Capital Stock. Subject to the provisions of applicable Law, Parent and the Principal Company Stockholder may cause this Agreement to be amended at any time after the Effective Time by execution of an instrument in writing signed on behalf of Parent and the Principal Company Stockholder; provided, however, that any amendment made in accordance with this sentence shall not (i) alter or change the amount or kind of consideration to be received in exchange for Company Capital Stock in accordance with Section 1.4, or (ii) alter or change any of the terms or conditions of this Agreement if such alteration or change would materially and adversely affect the Company Stockholders.

        6.5    Extension; Waiver.    Any party hereto may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties made to such party herein or in any document delivered pursuant hereto, and (c) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. At any time after the Effective Time, the Principal Company Stockholder and Parent may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other, (ii) waive any inaccuracies in the representations and warranties made to Parent (in the case of a waiver by Parent) or made to the Company (in the case of a waiver by the Principal Company Stockholder) herein or in any document delivered pursuant hereto, and (iii) waive compliance with any of the agreements or conditions for the benefit of Parent of Merger Sub I or Merger Sub II (in the case of a waiver by Parent) or made to the Company (in the case of a waiver by the Principal Company Stockholder). Any agreement on the part of a party hereto or the Principal Company Stockholder to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. Without limiting the generality or effect of the preceding sentence, no delay in exercising any right under this Agreement shall constitute a waiver of such right, and no waiver of any breach or default shall be deemed a waiver of any other breach or default of the same or any other provision in this Agreement.

ARTICLE 7
INDEMNIFICATION

        7.1    Indemnification.

          (a)   From and after the Closing, subject to this Article 7, the Principal Company Stockholder shall indemnify and hold harmless Parent, the Final Surviving Entity, the Subsidiaries of Parent and the Final Surviving Entity and their respective officers, directors, agents and employees, and each Person who Controls or may Control Parent or the Final Surviving Entity (each of the foregoing, a "Parent Indemnified Person") from and against any and all losses, Liabilities, damages, claims, suits, settlements, costs and expenses, including reasonable costs of investigation, settlement, and defense and reasonable legal fees, court costs, and any interest costs or penalties (collectively, "Losses"), arising out of, related to or otherwise by virtue of any failure of any representation or warranty made by the Company in Section 2.4 to be true and correct as of the date of this Agreement and as of the Closing Date (as though such representation or warranty were made on the Closing Date). The sole method for the Principal Company Stockholder to satisfy any indemnification obligations arising hereunder shall be by surrendering shares of Parent Common Stock to Parent.

          (b)   From and after the Closing, subject to this Article 7, Parent shall indemnify and hold harmless the Principal Company Stockholder and each of its officers, directors, agents and employees (each of the foregoing, a "Principal Company Stockholder Indemnified Person," and along with the Parent Indemnified Persons, the "Indemnified Persons") from and against any and all Losses arising out of, related to or otherwise by virtue of any failure of any representation or warranty made by Parent in Section 3.2(d) or Section 3.4 to be true and correct as of the date of this Agreement and as of the Closing Date (as though such representation or warranty were made on the Closing Date). The sole method for Parent to satisfy any indemnification obligations arising hereunder shall be by issuing new duly authorized, validly issued and non assessable shares of Parent Common Stock to the Principal Company Stockholder. For the avoidance of doubt, no shares of Parent Common Stock shall be issued pursuant to this Article 7 to any former stockholder of the Company other than the Principal Company Stockholder.

          (c)   All indemnification payments made under this Article 7 shall be treated as adjustments to the Merger Consideration.

        7.2    Limitations on Indemnification.

          (a)   Notwithstanding the provisions of Section 7.1, the Principal Company Stockholder shall not be liable for Losses under this Article 7 unless and until the aggregate amount of Losses exceeds 303,030 shares (the "Threshold") and once the Threshold has been reached, the Parent Indemnified Persons shall only be entitled to indemnification for any Losses in excess of the Threshold. Subject to Section 7.7, the aggregate liability of the Principal Company Stockholder under Section 7.1(a) shall not exceed 1,092,787 shares of Parent Common Stock. Until such time as no Parent Indemnified Person may recover against the Principal Company Stockholder pursuant to Section 7.1(a), the Principal Company Stockholder shall at all times hold enough shares of Parent Common Stock to fully satisfy any obligations it may potentially have pursuant to Section 7.1(a) during such period.

          (b)   Notwithstanding the provisions of Section 7.1, Parent shall not be liable for Losses under this Article 7 unless and until the aggregate amount of Losses exceeds the Threshold and once the Threshold has been reached, the Principal Company Stockholder Indemnified Persons shall only be entitled to indemnification for any Losses in excess of the Threshold. Subject to Section 7.7, the aggregate liability of Parent for Losses under Section 7.1(b) shall not exceed 1,092,787 newly issued shares of Parent Common Stock. Until such time as no Principal Company Stockholder Indemnified Person may recover against Parent pursuant to Section 7.1(b), Parent shall at all times have enough authorized but unissued shares of Parent Common Stock to fully satisfy any obligations it may have pursuant to Section 7.1(b) during such period. Notwithstanding anything to the contrary contained in this Agreement, if Parent becomes obligated to issue any shares of Parent Common Stock to any Principal Company Stockholder Indemnified Person pursuant to this Article 7, then (i) such Principal Company Stockholder Indemnified Person shall reasonably cooperate with Parent and deliver such supporting documents as may be reasonably requested by Parent to determine whether such issuance will be exempt from all applicable registration requirements under the Securities Act and (ii) Parent shall not be required to make any such issuance that Parent reasonably believes would not be so exempt from all such registration requirements under the Securities Act and, in lieu of making such issuance, Parent shall make such other compensation to such Principal Company Stockholder Indemnified Person as Parent and such Principal Company Stockholder Indemnified Person shall reasonably, in good faith, mutually agree.

          (c)   No Principal Company Stockholder Indemnified Person shall have any right of contribution, right of indemnity or other right or remedy against Parent or the Surviving Company in connection with any indemnification obligation or any other Liability to which such Principal Company Stockholder Indemnified Person may become subject under or in connection with this Agreement.

          (d)   No Indemnified Person's rights under this Article 7 shall be adversely affected by any investigation conducted, or any knowledge acquired or capable of being acquired, by such Indemnified Person at any time, whether before or after the execution or delivery of this Agreement or the Closing, or by the waiver of any condition to Closing.

          (e)   For purposes of satisfying any claims under this Article 7, each share of Parent Common Stock shall, at all times, be valued at the Parent Stock Price.

        7.3    Claims for Indemnification.    At any time that an Indemnified Person has a claim that has resulted or would reasonably be expected to result in a Loss (a "Liability Claim") that is indemnifiable under Section 7.1, Parent (in the case of a Liability Claim by a Parent Indemnified Person) or the Principal Company Stockholder (in the case of a Liability Claim by a Principal Company Stockholder Indemnified Person) shall promptly deliver a notice of such Liability Claim (a "Claims Notice") to the Principal Company Stockholder (in the case of a claim by a Parent Indemnified Person) or to Parent (in the case of a claim by a Principal Company Stockholder Indemnified Person). A Claims Notice shall (A) be signed by an officer of Parent or by an officer of the Principal Company Stockholder, as applicable, (B) describe the Liability Claim in reasonable detail (based upon the information then possessed by Parent or the Principal Company Stockholder, as applicable) and (C) indicate the amount (or a good faith estimate of the amount, if necessary) of the Loss that has been or is reasonably likely to be suffered by the Indemnified Persons. No delay in or failure to give a Claims Notice by an Indemnified Person to Parent or the Principal Company Stockholder, as applicable, pursuant to this Section 7.3 shall adversely affect any of the other rights or remedies that the Indemnified Person has under this Agreement or alter or relieve any parties to this Agreement of their obligations to indemnify the Indemnified Persons pursuant to this Article 7, except and to the extent that such delay or failure has materially prejudiced such parties.

        7.4    Objections to and Payment of Claims.

          (a)   The Principal Company Stockholder or Parent, as applicable, may object to any Liability Claim set forth in such Claims Notice by delivering written notice to Parent or the Principal Company Stockholder, respectively, of any objection (an "Objection Notice"). Such Objection Notice must describe the grounds for such objection in reasonable detail.

          (b)   If an Objection Notice is not delivered by the Principal Company Stockholder to Parent or by Parent to the Principal Company Stockholder, in each case within 30 days after delivery of the Claims Notice, such failure to so object shall be an irrevocable acknowledgment by each party to this Agreement that the Indemnified Persons are entitled to indemnification under Section 7.1 for the Losses set forth in such Claims Notice in accordance with this Article 7.

          (c)   If the Claims Notice was delivered to Parent and no Objection Notice was delivered to the Principal Company Stockholder within twenty (20) days of the delivery of the Claims Notice with respect to all or a portion of the Losses claimed in the Claims Notice, Parent shall promptly issue to the Principal Company Stockholder, on behalf of the Principal Company Stockholder, a number of shares of Parent Common Stock of equal value to the amount of the Losses set forth in such Claims Notice to which no objection was made); provided, however, that, to the extent that the amount of the Losses set forth in the Claims Notice (or portion thereof) is an estimate, the Principal Company Stockholder (on behalf of itself or any other Principal Company Stockholder Indemnified Persons) shall not be so entitled to receive any of the amounts set forth above in respect of such portions of such estimated Losses unless and until the amount of such estimated Losses are finally determined. If the Claims Notice was delivered to the Principal Company Stockholder and no Objection Notice was delivered to Parent within twenty (20) days of the delivery of the Claims Notice with respect to all or a portion of the Losses claimed in the Claims Notice, the Principal Company Stockholder shall promptly surrender to Parent a number of shares of Parent Common Stock for surrender of equal value to the amount of the Losses set forth in such Claims Notice to which no objection was made); provided, however, that, to the extent that the amount of the Losses set forth in the Claims Notice (or portion thereof) is an estimate, Parent (on behalf of itself or any other Parent Indemnified Person) shall not be so entitled to receive any of the amounts set forth above in respect of such portions of such estimated Losses unless and until the amount of such estimated Losses are finally determined.

          (d)   Notwithstanding anything to the contrary in this Agreement, Indemnified Persons, other than Parent and the Principal Company Stockholder, do not have any individual right to object to any claim made in a Claims Notice under this Article 7 and, except as aforesaid, any and all claims made in Claims Notice on behalf of the Indemnified Persons may be objected to only by Parent or the Principal Company Stockholder, as applicable.

        7.5    Resolution of Objections to Claims.

          (a)   If the Principal Company Stockholder or Parent, as applicable, objects in writing to any Liability Claim made in any Claims Notice within twenty (20) days after delivery of such Claims Notice, the Principal Company Stockholder and Parent shall attempt in good faith to agree upon the rights of the respective parties with respect to each of such claims. If the Principal Company Stockholder and Parent should so agree, a memorandum setting forth such agreement shall be prepared and signed by both parties and, (1) with respect to a Loss suffered by any Principal Company Stockholder Indemnified Person, within five (5) Business Days of entering into such memorandum, Parent shall issue to the Principal Company Stockholder a number of shares of Parent Common Stock of equal value of the agreed upon of Losses in accordance with such memorandum and (2) with respect to a Loss suffered by any Parent Indemnified Person, the Principal Company Stockholder shall within five (5) Business Days surrender to Parent a number of shares of Parent Common Stock for surrender of equal value to the agreed upon Losses in accordance with such memorandum.

          (b)   If no such agreement can be reached after good-faith negotiation and after 30 days after delivery of an Objection Notice, either Parent or the Principal Company Stockholder may institute arbitration proceedings to resolve such dispute in accordance with Section 8.11. Upon the final decision by the arbitrator, a memorandum setting forth such decision shall be prepared and signed by both parties and within twenty (20) days of such decision, (1) if any Losses were determined to be suffered by a Principal Company Stockholder Indemnified Person, Parent shall, within five (5) Business Days issue to the Principal Company Stockholder a number of shares of Parent Common Stock of equal value of the agreed upon of Losses in accordance with such memorandum, and (2) if any Losses were determined to be suffered by a Parent Indemnified Person, the Principal Company Stockholder shall within five (5) Business Days surrender to Parent a number of shares of Parent Common Stock for surrender of equal value to the agreed upon Losses in accordance with such memorandum.

          (c)   During the period from the giving of any Claims Notice through the institution of binding arbitration in accordance with Section 7.7(b), each party shall be entitled to the timely production by the other party of relevant, non-privileged and non-confidential documents or copies thereof.

        7.6    Third-Party Claims.    If any Parent Indemnified Person or any Principal Company Stockholder Indemnified Person receives written notice of a third-party claim that Parent or the Principal Company Stockholder, respectively, believes is reasonably likely to result in a claim for indemnification in accordance with Section 7.1 by or on behalf of a Parent Indemnified Person or a Principal Company Stockholder Indemnified Person, respectively (as applicable, "Indemnifying Party"), then Parent or the Principal Company Stockholder, respectively (as applicable, the "Indemnified Party"), shall promptly notify the Indemnifying Party of such third-party claim. If the Litigation Conditions are met with respect to such claim, the Indemnifying Party shall have the opportunity to direct, through counsel of its own choosing (who shall be reasonably acceptable to the Indemnified Party), at its own cost, the defense or settlement of such claim. If the Indemnifying Party elects to assume the defense of any such claim or proceeding, the Indemnifying Party shall allow the Indemnified Party to participate in such defense, but in such case the expenses of the Indemnified Party shall be paid by the Indemnified Party. The Indemnified Party shall provide the Indemnifying Party and its counsel with reasonable access to its records and personnel relating to any such claim, assertion, event or proceeding during normal business hours and shall otherwise cooperate with the Indemnifying Party in the defense or settlement thereof, and the Indemnified Party shall be reimbursed for all of their reasonable out-of-pocket expenses in connection therewith. If the Indemnifying Party elects to direct the defense of any such claim or proceeding, the Indemnified Party shall not pay, or permit to be paid, any part of any claim or demand arising from such asserted liability unless (i) the Indemnifying Party consents in writing to such payment, (ii) the Indemnifying Party withdraws from the defense of such asserted liability and the Indemnified Party undertakes the defense or settlement of such claim or proceeding and settles such claim or proceeding in accordance with this Section 7.6(a) or (iii) a final judgment from which no appeal may be taken by or on behalf of the Indemnified Party is entered against a the Indemnified Party for such liability. If the Indemnifying Party fails to defend or if, after commencing or undertaking any such defense, the Indemnifying Party fails to prosecute or withdraws from such defense, or if any of the Litigation Conditions with respect to such claim cease to be met, the Indemnified Party shall have the right to undertake the defense or settlement thereof (which shall be conducted by the Indemnified Party diligently and in good faith), and retain counsel, reasonably satisfactory to the Indemnifying Party, at the Indemnifying Party's expense; provided, however, that the Indemnifying Party shall not be required to pay the fees and expenses of more than one counsel for the Principal Company Stockholder in any single action, except to the extent that two or more such the Principal Company Stockholder Indemnified Persons shall have conflicting interests in the outcome of such action and, without the consent of the Indemnifying Party in writing, no settlement of any such claim with third-party claimants shall be determinative of the amount of Losses relating to such matter. If the Indemnifying Party consents to any such settlement, the Indemnifying Party shall not have any power or authority to object to the amount or validity of any claim by or on behalf of any the Principal Company Stockholder for indemnity with respect to such settlement except to the extent the limits set forth in Section 7.2 apply. Notwithstanding any other provision of this Agreement, any costs and expenses of defense and investigation, including court costs and reasonable attorneys fees incurred or suffered by the Indemnified Party in connection with the defense of any third party claim that, if adversely determined against the Indemnified Party, would be indemnifiable hereunder, shall constitute Losses that shall be indemnifiable under Section 7.1.

        7.7    Exclusive Remedy.    Except as provided for in this Section 7.7, this Article 7 shall provide the exclusive remedy for any misrepresentation, breach of warranty, covenant or other agreement or other claim arising out of this Agreement or the Stock Purchase Agreement (other than any breach of Section 3.2(d) hereof or any breach of any of the representations and warranties made in the Stock Purchase Agreement). Nothing herein shall prevent any Indemnified Person from bringing a claim (a) for fraud or intentional misrepresentation against any Person whose intentional misrepresentation in connection with a representation or warranty contained herein, or whose fraud, has caused such Indemnified Person to incur Losses or has limited the Losses recoverable by such Indemnified Person or (b) for losses as a result of any breach of 3.2(d) hereof or any breach of any of the representations and warranties made in the Stock Purchase Agreement. If the Merger is not consummated, the parties' Liability with respect to breaches of this Agreement and the Stock Purchase Agreement, including breaches of representations and warranties or failure to perform covenants, shall be governed by Section 6.2.

        7.8    Equitable Adjustment.    If there is a stock split, reverse stock split, stock dividend (other than stock dividends on the Parent Preferred Stock), reorganization, reclassification, combination, recapitalization or other like change with respect to shares of Parent's capital stock occurring after the Effective Time, the amounts and calculations set forth in this Article 7 shall be equitably adjusted to the extent necessary to provide the Indemnified Party the same economic effect as contemplated by this Article 7 prior to such stock split, reverse stock split, stock dividend, reorganization, reclassification, combination, recapitalization or other like change.

ARTICLE 8
GENERAL PROVISIONS

        8.1    Survival of Representations and Warranties.    The representations and warranties made by each of the Company, the Principal Company Stockholder, Parent and the Merger Subs in this Agreement or any other document required to be delivered in accordance with any provision of this Agreement (other than the Stock Purchase Agreement) shall terminate at the Effective Time; provided, however, that the representations and warranties set forth in Sections 2.4, 3.2(d) and 3.4 shall survive the Effective Time until the date that is 12 months after the Closing Date; provided, further, that no right to indemnification in accordance with Article 7 in respect of any claim based upon any misrepresentation or breach of a representation or warranty that is set forth in an Claims Notice delivered prior to the date that such representation or warranty expired shall be affected by the expiration of such representation or warranty. Except as otherwise expressly provided in this Agreement, each covenant in this Agreement or the Stock Purchase Agreement shall survive the Closing indefinitely or in accordance with its terms.

        8.2    Notices.    All notices, deliveries and other communications pursuant to this Agreement shall be in writing and shall be deemed given if delivered personally, telecopied, by nationally recognized express delivery service to the parties at the addresses set forth below or to such other address as the party to whom notice is to be given may have furnished to the other parties hereto in writing in accordance herewith. Any such notice, delivery or communication shall be deemed to have been delivered and received (a) in the case of personal delivery, on the date of such delivery, (b) in the case of telecopy, on the day that the party giving notice receives electronic confirmation of sending from the sending telecopy machine (provided, however, that if the telecopy is made on a day other than a Business Day or is made after 5:00 p.m. Eastern Time on any day, then delivery and receipt shall be deemed instead to be on the following Business Day), and (c) in the case of a nationally recognized express delivery service, on the Business Day that delivery to the addressee is confirmed pursuant to the service's systems:

  (i)
  if to Parent, the Merger Subs or, after the Closing, the Company, to:

LECG Corporation
2000 Powell St, Ste 600
Emeryville, CA 94608
Attention:	Chief Executive Officer Chief Financial Officer
Facsimile No.: (510) 653-9898
Telephone No.: (510) 985-6700

with copies (which shall not constitute notice) to:
LECG Corporation
2000 Powell St, Ste 600
Emeryville, CA 94608
Attention: General Counsel & Secretary
Facsimile No.: (510) 653-9898
Telephone No.: (510) 985-6700
and
Garrett Bouton, Chairman of
the Committee of the Independent
Directors of LECG Corporation
c/o LECG Corporation
2000 Powell St, Ste 600
Emeryville, CA 94608
Facsimile No.: (510) 653-9898
Telephone No.: (510) 985-6700
and
Jones Day, counsel to the Committee of
the Independent Directors of LECG Corporation
1755 Embarcadero Road
Palo Alto, CA 94303
Attention:	Robert T. Clarkson Daniel R. Mitz
Facsimile No.: (650) 739-3900
Telephone No.: (650) 739-3939
  (ii)
  if, prior to the Closing, to the Company, to:

Smart Business Holdings, Inc.
c/o Great Hill Equity Partners III, LP
1 Liberty Square
Boston, MA 02109
Attention: Christopher S. Gaffney
Facsimile No.: (617) 790-9401
Telephone No.: (617) 790-9400
with a copy (which shall not constitute notice) to:
Goodwin Procter LLP
Exchange Place
Boston, MA 02109
Attention:	David F. Dietz John T. Haggerty
Facsimile No.: (617) 523-1231
Telephone No.: (617) 570-1000

  (iii)
  if to the Principal Company Stockholder, to:

c/o Great Hill Equity Partners III, LP
1 Liberty Square
Boston, MA 02109
Attn: Christopher S. Gaffney
Facsimile No.: (617) 790-9401
Telephone No.: (617) 790-9400
with a copy (which shall not constitute notice) to:
Goodwin Procter LLP
Exchange Place
Boston, MA 02109
Attn:	David F. Dietz John T. Haggerty
Facsimile No.: (617) 523-1231 Telephone No.: (617) 570-1000

        8.3    Terms Generally; Interpretation.    Except to the extent that the context otherwise requires:

          (a)   when a reference is made in this Agreement to an Article, Section, Subsection, Exhibit, Appendix, Schedule or Recitals, such reference is to an Article, Section or Subsection of, an Exhibit, Appendix or Schedule or the Recitals to, this Agreement unless otherwise indicated;

          (b)   the table of contents and headings for this Agreement are for reference purposes only and do not affect in any way the meaning or interpretation of this Agreement;

          (c)   the words "include," "includes" or "including" (or similar terms) are deemed to be followed by the words "without limitation";

          (d)   the words "hereof," "herein" and "hereunder" and words of similar import, when used in this Agreement, refer to this Agreement as a whole and not to any particular provision of this Agreement;

          (e)   any gender-specific reference in this Agreement include all genders;

          (f)    the definitions contained in this Agreement are applicable to the other grammatical forms of such terms;

          (g)   a reference to any legislation or to any provision of any legislation shall include any modification, amendment or re-enactment thereof, any legislative provision substituted therefore and all rules, regulations and statutory instruments issued or related to such legislation.

          (h)   if any action is to be taken by any party hereto pursuant to this Agreement on a day that is not a Business Day, such action shall be taken on the next Business Day following such day;

          (i)    references to a Person are also to its permitted successors and assigns;

          (j)    unless indicated otherwise, mathematical calculations contemplated hereby shall be made to the fifth decimal place, but payments shall be rounded to the nearest whole cent, after aggregating all payments to such party;

          (k)   the parties have participated jointly in the negotiation and drafting hereof; if any ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision hereof; no prior draft of this

  Agreement nor any course of performance or course of dealing shall be used in the interpretation or construction hereof;

          (l)    the contents of the Parent Disclosure Letter, Company Disclosure Letter, Appendix A and the Schedules to this Agreement form an integral part of this Agreement and any reference to "this Agreement" shall be deemed to include the same;

          (m)  no parol evidence shall be introduced in the construction or interpretation of this Agreement unless the ambiguity or uncertainty in issue is plainly discernable from a reading of this Agreement without consideration of any extrinsic evidence;

          (n)   although the same or similar subject matters may be addressed in different provisions of this Agreement, the parties intend that, except as reasonably apparent on the face of the Agreement or as expressly provided in this Agreement, each such provision shall be read separately, be given independent significance and not be construed as limiting any other provision of this Agreement (whether or not more general or more specific in scope, substance or content); and

          (o)   the doctrine of election of remedies shall not apply in constructing or interpreting the remedies provisions of this Agreement or the equitable power of a court considering this Agreement or the Transactions.

        8.4    Counterparts.    This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopy or by electronic delivery in Adobe Portable Document Format, or a similar electronic format, shall be effective as delivery of a manually executed counterpart of this Agreement.

        8.5    Entire Agreement.    This Agreement, the Stock Purchase Agreement and the documents, instruments and other agreements specifically referred to herein or therein or delivered pursuant hereto or thereto, including all exhibits, annexes, appendices and schedules hereto and thereto, constitute the entire agreement of the parties hereto with respect to the subject matter hereof and supersede all prior agreements, term sheets, letters of interest, correspondence (including e-mail) and undertakings, both written and oral, between the Company and/or the Principal Company Stockholder, on the one hand, and Parent and/or the Merger Subs, on the other hand, with respect to the subject matter hereof, except for the Confidentiality Agreement, which shall continue in full force and effect, and shall survive any termination of this Agreement, in accordance with its terms.

        8.6    No Third-Party Beneficiaries.    This Agreement is for the sole benefit of the parties hereto and their permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement; provided, however, that the Parent Indemnified Persons and the Principal Company Stockholder Indemnified Persons are intended third party beneficiaries under Article 7 and shall be entitled to enforce the provisions of Article 7 as if parties to this Agreement and that the D&O Indemnified Parties are intended as third party beneficiaries under Section 4.19 and shall be entitled to enforce the provisions of Section 4.19 as if parties to this Agreement.

        8.7    Assignment.    Neither this Agreement nor any right, interest or obligation under this Agreement may be assigned or delegated by any party to this Agreement by operation of Law or otherwise without the prior written consent of the other parties to this Agreement and any attempt to do so shall be void, except that Parent may assign and delegate any or all of its rights, interests and obligations under this Agreement (1) before or after the Closing, to any of its Affiliates and (2) after the Closing, to any Person, as long as any such Affiliate or Person agrees in writing to be bound by all of the terms, conditions and provisions contained in this Agreement, but no such assignment or delegation shall relieve Parent of its obligations under this Agreement if such assignee does not perform such obligations.

        8.8    Severability.    If any term or provision of this Agreement or the application of any such term or provision to any Person or circumstance is held by final judgment of a court of competent jurisdiction or arbiter to be invalid, illegal or unenforceable in any situation in any jurisdiction, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. If the final judgment of such court or arbitrator declares that any term or provision hereof is invalid, void or unenforceable, the parties agree to, as applicable, (a) reduce the scope, duration, area or applicability of the term or provision, to delete specific words or phrases, and (b) to the extent possible, replace any invalid, illegal or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the original intention of the invalid, illegal or unenforceable term or provision.

        8.9    Remedies Cumulative.    Except as otherwise provided herein all rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

        8.10    Governing Law.    This Agreement shall be governed by, and construed in accordance with, the Laws of the State of Delaware, except those such Laws, the application of which would result in the application of the Laws of any other jurisdiction.

        8.11    Dispute Resolution and Venue.    Any dispute, claim or controversy arising out of or relating to this Agreement or the Related Agreements or the breach, termination, enforcement, interpretation or validity hereof or thereof, including any request for specific performance, claim based on contract, tort, statute or constitution or the determination of the scope or applicability of this agreement to arbitrate, shall be determined by arbitration in the Borough of Manhattan, New York, New York before one arbitrator. The arbitration shall be administered by Judicial Arbitration and Mediation Services pursuant to its Comprehensive Arbitration Rules and Procedures, as modified in this Section.

          (a)   The arbitrator shall have the power to order hearings and meetings to be held in such place or places as he or she deems in the interests of reducing the total cost to the parties of the arbitration. The arbitration proceedings shall be conducted in English.

          (b)   The arbitrator shall have the power to order any remedy, including monetary damages, specific performance and all other forms of legal and equitable relief, except that the arbitrator shall not have the power to order punitive damages. The arbitrator may hear and rule on dispositive motions as part of the arbitration proceeding (e.g., motions for summary disposition).

          (c)   Each party shall be entitled to the timely production by the other party of relevant, non-privileged documents or copies thereof. If the parties are unable to agree on the scope and/or timing of such document production, the arbitrator shall have the power, upon application of any party, to make all appropriate orders for the production of documents by any party.

          (d)   Before the arbitrator establishes the facts of the case, each party shall be entitled to examine witnesses by deposition to provide non-privileged testimony that is relevant to the controversies, claims or disputes at issue. If the parties are unable to agree on the propriety, scope or timing of a deposition, the arbitrator, upon the application of any party, may make all appropriate orders in connection with a proposed deposition.

          (e)   The arbitrator's fees and the administrative expenses of the arbitration shall be paid equally by the parties. Each party to the arbitration shall pay its own costs and expenses (including attorney's fees) in connection with the arbitration.

          (f)    The award rendered by the arbitrator shall be final and binding on the parties. The award rendered by the arbitrator may be entered into any court having jurisdiction, or application may be made to such court for judicial acceptance of the award and an order of enforcement, as the case may be. Such court proceeding shall disclose only the minimum amount of information concerning the arbitration as is required to obtain such acceptance or order.

          (g)   Except as required by Law, neither party may disclose the existence, contents or results of an arbitration brought in accordance with this Agreement, or the evidence produced by its opposing parties, or any analyses or summaries derived from such evidence.

          (h)   Each party to this Agreement hereby agrees that in connection with any such action process may be served in the same manner as notices may be delivered under Section 8.2 and irrevocably waives any defenses it may have to service in such manner.

          (i)    Each party to this Agreement hereby agrees that this Agreement does not preclude parties from seeking provisional remedies in aid of arbitration from (1) the Federal or Superior Courts located in Borough of Manhattan, New York, New York; or (2) the United States District Court for the Southern District of New York. For the purposes of this subparagraph, each of the parties hereto consents to submit itself to the personal jurisdiction of the courts described in the first sentence of this subparagraph, agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other application, agrees that it shall not bring any Action relating to this Agreement or any of the Transactions in any other court, agrees that it shall not assert as a defense that such Action may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement or the Related Agreements may not be enforced in or by such courts, and agrees that mailing of process or other papers in connection with any such Actions in the manner provided in Section 8.2 (Notices) or in such other manner as may be permitted by Law shall be valid and sufficient service thereof.

        8.12    Time of Essence.    Each of the parties hereto hereby agrees that, with regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.

[Signatures begin on the next page]

        Each of Parent, the Merger Subs, the Company and the Principal Company Stockholder have caused this Agreement and Plan of Merger to be executed and delivered as of the date first written above.

LECG CORPORATION
By:	/s/ MICHAEL J. JEFFERY
Name:	Michael J. Jeffery
Title:	Chief Executive Officer
RED SOX ACQUISITION CORPORATION
By:	/s/ MICHAEL J. JEFFERY
Name:	Michael J. Jeffery
Title:	Chief Executive Officer
RED SOX ACQUISITION LLC
By:	/s/ MICHAEL J. JEFFERY
Name:	Michael J. Jeffery
Title:	Chief Executive Officer
SMART BUSINESS HOLDINGS, INC.
By:	/s/ STEVE SAMEK
Name:	Steve Samek
Title:	Chief Executive Officer
GREAT HILL EQUITY PARTNERS III, LP
By:	Great Hill Partners GP III LP, its General Partner
By:	GHEP III, its General Partner
By:	/s/ CHRISTOPHER GAFFNEY
Name:	Christopher Gaffney
Title:	A Manager

[Signature Page to Merger Agreement]

APPENDIX A
CERTAIN DEFINITIONS

        For purposes of this Agreement (including this Appendix A):

        "Acceptable Proposal" means a Parent Alternative Transaction Proposal (with 50% substituted for 20% in the definition of Parent Alternative Transaction Proposal) that Parent's Board of Directors determines in good faith, after consultation with its financial advisors and counsel, and taking into account the legal, financial and regulatory and other aspects of the Parent Alternative Proposal, the person making the Parent Alternative Transaction Proposal and the relevant material terms of the Parent Alternative Transaction Proposal and this Agreement (including any potential consequences under Article 6 for pursuing the Parent Alternative Transaction Proposal), is in the best interests of Parent and the Parent Stockholders assuming this Agreement is terminated pursuant to Article 6 as a result of entering into any agreement with respect to such Parent Alternative Transaction Proposal.

        "Action" means any suits, demands, claims, charges, citations, complaints, reexaminations, oppositions, interferences, decrees, injunctions, arbitrations, mediations, hearings, written notices of violation, investigations, or proceedings by or before any Governmental Authority or any arbitrator with legal and binding authority over such matter.

        an "Affiliate," when used with reference to any Person, means another Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with such first Person; provided, however, that in no event shall the Principal Company Stockholder be deemed to be an Affiliate of Parent or Merger Sub for purposes of this Agreement.

        "Basis" means any past or present fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act or transaction that would form the basis for any specific consequence.

        "Business Day" means any day on which banks are not required or authorized to be closed in San Francisco, California.

        "Company Alternative Transaction" means any transaction (other than the Merger) involving: (x) the sale, license, disposition or acquisition of all or a substantial portion (excluding the provision of services in the ordinary course of business) of the business or assets of the Company or any of its Subsidiaries; (y) the issuance, disposition or acquisition of (A) any capital stock or other equity security of the Company (other than Company Options issued in the ordinary course of business under the Company Stock Plan and any Company Common Stock issued upon exercise of Company Options), (B) any option, call, warrant or right (whether or not immediately exercisable) to acquire any capital stock or other equity security of the Company (other than Company Options issued in the ordinary course of business under the Company Stock Plan), or (C) any security, instrument or obligation that is or may become convertible into or exchangeable for any capital stock or other equity security of the Company (other than Company Options issued in the ordinary course of business under the Company Stock Plan); in each of clauses (A) through (C), representing in the aggregate 50% or more of the voting power of the Company; or (z) any merger, consolidation, share exchange, business combination, reorganization, recapitalization or similar transaction involving the Company that if consummated would result in any Person (other than the Company Stockholders, in substantially similar proportions to immediately prior to such transaction) beneficially owning 50% or more of any class of equity securities of the Company.

        "Company Change in Recommendation" means, any withdrawal, amendment or modification of the Company Board Recommendation in a manner adverse to Parent.

        "Company Disclosure Letter" means a letter, prepared and delivered by the Company to Parent pursuant to this Agreement that sets forth the exceptions to the representations, warranties and

Appendix A-1

covenants of the Company contained herein. The Company Disclosure Letter shall be arranged in sections and subsections corresponding to the sections and subsections in this Agreement. The disclosure of any matter in any section or subsection of Article 2 of the Company Disclosure Letter or in any other section or subsection of the Company Disclosure Letter referred to in Article 2 of this Agreement shall also disclose such matter for other sections and subsections of Article 2 of the Company Disclosure Letter and any other section or subsections of the Company Disclosure Letter referred to in Article 2 of this Agreement to the extent (and only to the extent) that the disclosure sets forth facts in sufficient detail so that the relevance of such disclosure for such other sections or subsections is reasonably apparent to a reader.

        "Company Indebtedness" means the aggregate of the following: (1) any Liability of the Company and its Subsidiaries (A) for borrowed money (including the current portion thereof), (B) under any reimbursement obligation relating to a letter of credit, bankers' acceptance or note purchase facility, (C) evidenced by a bond, note, debenture or similar instrument (including a purchase money obligation), (D) for capitalized lease obligations and sale/leaseback transactions, (E) in respect of letters of credit or other similar instruments (including reimbursement obligations with respect thereto), (F) for deferred revenue (including customer and/or client retainers), (G) for credit balances due to current or former customers and/or clients, (H) for additional payments to be made under any acquisition, merger or other transactional agreements, or (I) that is secured by a lien on any of the Company's assets, and (2) any Liability of other Persons described in clause (1) that the Company or any of its Subsidiaries has guaranteed, that is recourse to the Company or any of its assets or that is otherwise the legal Liability of the Company. For purposes of this Agreement, Company Indebtedness includes (1) any and all accrued interest, success fees, prepayment premiums, make whole premiums or penalties and fees or expenses actually incurred (including attorneys' fees) associated with the prepayment of any Company Indebtedness, and (2) any and all amounts of the nature described in clauses (1)(A), (B) or (C) owed by the Company or any of its Subsidiaries to any of its Affiliates including any of its stockholders. For purposes of this Agreement, Company Indebtedness does not include any payments owed by the Company to former employees for continued compliance with provisions of their respective severance agreements not accounted for as debt in accordance with GAAP as disclosed in Section 2.10(c) of the Company Disclosure Letter, and does not include any Transaction Expenses.

        "Company IP Agreements" means all (a) licenses of Intellectual Property by the Company or any of its Subsidiaries to any third party, (b) licenses of Intellectual Property by any third party to the Company or any of its Subsidiaries, (c) other agreements between the Company or any of its Subsidiaries and any third party relating to the development or use of Intellectual Property, other than non-exclusive object code licenses of commercially available Software, and (d) consents, settlements, decrees, orders, injunctions, judgments or rulings governing the use, validity or enforceability of the Company IP Rights.

        "Company-Licensed IP Rights" means Company IP Rights that are not Company-Owned IP Rights.

        "Company-Owned IP Rights" means Company IP Rights that are owned by the Company or any of its Subsidiaries.

        "Company Permitted Encumbrances" means (i) licenses and rights listed in Section 2.7(f) of Company Disclosure Letter, and (ii) non exclusive licenses granted by the Company or any of its Subsidiaries in connection with the sale or distribution of any Company Product or Service in the ordinary course of business.

        "Company Registered IP" means (i) all worldwide registrations made by or on behalf of the Company of any Company-Owned IP Rights with any Governmental Authority, and (ii) all applications filed by the Company to secure its interest in Company-Owned IP Rights, and, where applicable, the jurisdiction in which each application has been applied for or filed.

Appendix A-2

        "Company Representatives" means the Company's officers, directors, employees, financial advisors, representatives, agents, Subsidiaries and Affiliates, including the Principal Company Stockholder and its Affiliates.

        "Company Preferred Stock" means the Redeemable Preferred Stock and the Series A Convertible Stock.

        "Company Product or Service" means any product or service produced, marketed, licensed, sold, furnished or distributed by the Company or any of its Subsidiaries at any time prior to the Closing Date.

        "Company Securityholders" means, together, the Company Stockholders and the holders of Company Options immediately prior to the Closing.

        "Company Stockholders" means the holders of Company Capital Stock immediately prior to the Closing.

        "Contract" means any contract, agreement, indenture, note, bond, loan, instrument, license, lease (including real and personal property leases), conditional sale contract, purchase or sales orders, mortgage, undertaking, commitment, understanding, undertaking, option, warrant, calls, rights or other enforceable arrangement or agreement, whether written or oral.

        "Control" means, as to any Person, the possession of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by Contract or otherwise. The verb "Control" and the term "Controlled" have correlative meanings.

        "Encumbrances" means any and all liens, charges, security interests, mortgages, easements, covenants, pledges, licenses, options, preemptive rights, rights of first refusal or first offer, proxies, levies, voting trusts or agreements, or other adverse claims or restrictions on title or transfer of any nature whatsoever.

        "ERISA Affiliate" means an entity or trade or business that, together with the applicable entity, would be considered as a single employer under Section 414(b) or 414(c) of the Code.

        "Intellectual Property" means the rights associated with or arising out of any of the following: (i) domestic and foreign patents and patent applications, together with all reissuances, divisionals, continuations, continuations-in-part, revisions, renewals, extensions, and reexaminations thereof, and any identified invention disclosures ("Patents"); (ii) trade secret rights and corresponding rights in confidential information and other non-public information (whether or not patentable), including ideas, formulas, compositions, inventor's notes, discoveries and improvements, know-how, manufacturing and production processes and techniques, testing information, research and development information, inventions, invention disclosures, unpatented blueprints, drawings, specifications, designs, plans, proposals and technical data, business and marketing plans, market surveys, market know-how and customer lists and information ("Trade Secrets"); (iii) all copyrights, copyrightable works, rights in databases, data collections, "moral" rights, mask works, copyright registrations and applications therefore and corresponding rights in works of authorship ("Copyrights"); (iv) all trademarks, service marks, logos, trade dress and trade names indicating the source of goods or services, and other indicia of commercial source or origin (whether registered, common Law, statutory or otherwise), all registrations and applications to register the foregoing anywhere in the world and all goodwill associated therewith ("Trademarks"); (v) all computer software and code, including assemblers, applets, compilers, source code, object code, development tools, design tools, user interfaces and data, in any form or format, however fixed ("Software"); and (vi) all Internet electronic addresses, uniform resource locators and alphanumeric designations associated therewith and all registrations for any of the foregoing ("Domain Names").

Appendix A-3

        "in the ordinary course of business," with respect to any action, means such action is: (i) consistent with the recent past practices of such Person and is taken in the ordinary course of the normal day-to-day operations of such Person; and (ii) not required to be authorized by the board of directors of such Person.

        any reference to a Person's "knowledge" means (i) with respect to the Company, the actual knowledge, after due inquiry, of Christopher Gaffney, Steve Samek and Joe Lanzisera and (ii) with respect to Parent, the actual knowledge, after due inquiry, of Garrett Bouton, Michael Jeffery, Steven Fife and Tina Bussone.

        "Law" means any federal, state, local, municipal, foreign or other law, statute, constitution, principle of common law, resolution, ordinance, code, order, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Authority.

        "Liabilities" means any and all debts, liabilities and obligations of any kind, whether accrued or fixed, absolute or contingent, matured or unmatured, determined or undeterminable, on- or off-balance sheet, including those arising under any Law, Action or Order and those arising under any Contract or otherwise.

        "Litigation Conditions" means, with respect to any claim, (a) such claim solely seeks (and continues to seek) monetary damages, (b) the Indemnified Party with respect to such claim reasonably determines in good faith that there is no reasonable likelihood that such claim shall cause such Indemnified Party to suffer Losses in excess of the aggregate liability of the Indemnifying Party with respect to such claim for Losses under Section 7.1(a) or Section 7.1(b), as the case may be, as set forth in Section 7.2(a) or Section 7.2(b), as the case may be, excluding any amount subject to any other claims by such Indemnified Party, and (c) the Indemnifying Party with respect to such claim agrees in writing to be liable for any amounts paid in resolution or settlement of such claim subject to the limitations set forth in Section 7.3.

        any reference to an event, change, condition or effect being "material" with respect to any Person means any event, change, condition or effect that is material in relation to the condition (financial or otherwise), properties, assets (including intangible assets), liabilities, business, operations or results of operations of such Person and its Subsidiaries, taken as a whole.

        a "Material Adverse Effect" with respect to any Person means any effect that either alone or in combination with any other effect is materially adverse in relation to the condition (financial or otherwise), properties, assets, liabilities, business, operations or results of operations of such Person and its Subsidiaries, taken as a whole, or to the ability of such Person to perform its obligations hereunder or under any of the Related Agreements or to consummate the Transactions; provided, however, that none of the following shall be deemed to constitute, and none of the following shall be taken into account in determining whether there has been, a Material Adverse Effect: any adverse change, event, development, or effect to the extent arising from (A) changes in the industry in which such Person and its Subsidiaries operate in general and not specifically relating to such Person and its Subsidiaries, (B) general legal, regulatory, political, business, economic, financial or securities market conditions in the United States or elsewhere, (C) the announcement or pendency of this Agreement, any Related Agreement or the Transactions, the undertaking and performance or observance of the obligations contemplated by this Agreement or any Related Agreement or necessary to consummate the Transactions or the consummation of any Transaction (including the Merger and the Investment), including any action or inaction by any Person or any of its Subsidiaries resulting from the announcement or pendency of this Agreement, any Related Agreement or any of the Transactions, (D) acts of war, insurrection, sabotage or terrorism, (E) earthquakes, hurricanes, tsunamis, tornadoes, floods, mudslides, wild fires or other natural disasters, weather conditions and other force majeure events in the United States or elsewhere, (F) any actions taken, or failure to take action, in each case

Appendix A-4

to which the other parties hereto have in writing expressly approved, consented to or requested, (G) any legal proceedings made or brought by any Person (including a derivative action) challenging for any reason, or arising out of, the Merger or the Investment or in connection with any of the Transactions, (H) changes in any Laws, GAAP or any accounting rules or regulations of the SEC (or changes in the interpretation of any of the foregoing), (I) the failure, in and of itself, by such Person to meet any internal or published projections, forecasts or revenue or earnings predictions for any period ending on or after the date of this Agreement), or (J) a decline in the market price, or change in trading volume, of any shares of capital stock of such Person, if applicable to such Person's shares.

        "NASDAQ" means the National Association of Securities Dealers Automated Quotations Global Select stock market.

        "Necessary Consents" means the novation or consent to assignment of any Person whose novation or consent to assignment, as the case may be, may be required in connection with the Transactions under contracts listed or described or that should have been listed or described on Section 2.3(a) or (b) of the Company Disclosure Letter or on Section 3.3(a) or (b) of the Parent Disclosure Letter.

        "Net Company Indebtedness" means (i) Company Indebtedness as of immediately prior to the Closing less (ii) the Company's and its Subsidiaries aggregate cash reserves (which, for purposes of this definition, shall include restricted cash specifically set aside for debt repayment but shall exclude any segregated and/or escrowed accounts in which the Company and/or its Subsidiaries holds funds on behalf of other Persons) as of immediately prior to the Closing.

        "Net Parent Indebtedness" means (i) Parent Indebtedness as of immediately prior to the Closing less (ii) Parent's and its Subsidiaries aggregate cash reserves (which, for purposes of this definition, shall include restricted cash specifically set aside for debt repayment but shall exclude any segregated and/or escrowed accounts in which Parent and/or its Subsidiaries holds funds on behalf of other Persons) as of immediately prior to the Closing.

        "Order" means any decision, ruling, charge, order, writ, judgment, injunction, decree, stipulation, determination, award or binding agreement issued, promulgated or entered by or with any Governmental Authority

        "Parent Alternative Transaction" means any transaction (other than the Merger and the Investment) involving: (x) the sale, license, disposition or acquisition of all or a substantial portion (excluding the provision of services in the ordinary course of business) of the business or assets of the Parent or any of its Subsidiaries; (y) the issuance, disposition or acquisition of (A) any capital stock or other equity security of Parent (other than Parent Options issued in the ordinary course of business under the Parent Stock Plans and any Parent Common Stock issued upon exercise of Parent Options), (B) any option, call, warrant or right (whether or not immediately exercisable) to acquire any capital stock or other equity security of Parent (other than Parent Options issued in the ordinary course of business under the Parent Stock Plans), or (C) any security, instrument or obligation that is or may become convertible into or exchangeable for any capital stock or other equity security of Parent (other than Parent Options issued in the ordinary course of business under the Parent Stock Plans); in each of clauses (A) through (C), representing in the aggregate 20% or more of the voting power of the Parent; or (z) any merger, consolidation, share exchange, business combination, reorganization, recapitalization or similar transaction involving Parent that if consummated would result in any Person (other than Parent or its Affiliates) beneficially owning 20% or more of any class of equity securities of Parent.

        "Parent Change in Recommendation" means, any withdrawal, amendment or modification of the Parent Board Recommendation in a manner adverse to the Company.

        "Parent Committee" means the Committee of the Independent Directors of Parent's Board of Directors.

Appendix A-5

        "Parent Disclosure Letter" means a letter prepared and delivered by Parent to the Company pursuant to this Agreement that sets forth the exceptions to the representations, warranties and covenants of Parent contained herein. The Parent Disclosure Letter shall be arranged in sections and subsections corresponding to the sections and subsections in this Agreement. The disclosure of any matter in any section or subsection of Article 3 of the Parent Disclosure Letter or any other section or subsection of the Parent Disclosure Letter referred to in Article 3 of this Agreement shall also disclose such matter for other sections and subsections of Article 3 of the Parent Disclosure Letter and any other section or subsection of the Parent Disclosure Letter referred to in Article 3 of this Agreement to the extent (and only to the extent) that the disclosure sets forth facts in sufficient detail so that the relevance of such disclosure for such other sections or subsections is reasonably apparent to a reader.

        "Parent Indebtedness" means the aggregate of the following: (1) any Liability of Parent and its Subsidiaries (A) for borrowed money (including the current portion thereof), (B) under any reimbursement obligation relating to a letter of credit, bankers' acceptance or note purchase facility, (C) evidenced by a bond, note, debenture or similar instrument (including a purchase money obligation), (D) for capitalized lease obligations and sale/leaseback transactions, (E) in respect of letters of credit or other similar instruments (including reimbursement obligations with respect thereto), (F) for deferred revenue (including customer and/or client retainers), (G) for credit balances due to current or former customers and/or clients, (H) for additional payments to be made under any acquisition, merger or other transactional agreements, or (I) that is secured by a lien on any of Parent's assets, and (2) any Liability of other Persons described in clause (1) that Parent or any of its Subsidiaries has guaranteed, that is recourse to Parent or any of its assets or that is otherwise the legal Liability of Parent. For purposes of this Agreement, Parent Indebtedness includes (1) any and all accrued interest, success fees, prepayment premiums, make whole premiums or penalties and fees or expenses actually incurred (including attorneys' fees) associated with the prepayment of any Parent Indebtedness, and (2) any and all amounts of the nature described in clauses (1)(A), (B) or (C) owed by Parent or any of its Subsidiaries to any of its Affiliates including any of its stockholders. For purposes of this Agreement, Parent Indebtedness does not include any payments owed by Parent to former employees for continued compliance with provisions of their respective severance agreements not accounted for as debt in accordance with GAAP as disclosed in Section 3.10(c) of the Parent Disclosure Letter, and does not include any Transaction Expenses.

        "Parent-Licensed IP Rights" means Company IP Rights that are not Company-Owned IP Rights.

        "Parent Options" means options exercisable for Parent Common Stock.

        "Parent-Owned IP Rights" means Company IP Rights that are owned by the Company or any of its Subsidiaries.

        "Parent Permitted Encumbrances" means (i) licenses and rights listed in Section 3.7(f) of Parent Disclosure Letter, and (ii) non exclusive licenses granted by Parent or any of its Subsidiaries in connection with the sale or distribution of any Parent Product or Service in the ordinary course of business.

        "Parent Product or Service" means any product or service produced, marketed, licensed, sold, furnished or distributed by Parent or any of its Subsidiaries at any time prior to the Closing Date.

        "Parent Registered IP" means (i) all worldwide registrations made by or on behalf of Parent of any Parent-Owned IP Rights with any Governmental Authority, and (ii) all applications filed by Parent to secure its interest in Parent-Owned IP Rights, and, where applicable, the jurisdiction in which each application has been applied for or filed.

        "Parent Representatives" means Parent's officers, directors, employees, financial advisors, representatives, agents, Subsidiaries and Affiliates.

Appendix A-6

        "Parent Stock-Based Award" means each right of any kind, contingent or accrued, to receive shares of Parent Common Stock or benefits measured in whole or in part by the value of a number of shares of Parent Common Stock granted under any of the Parent Stock Plans (including restricted stock units, but not including any 401(k) plan of the Company), other than Parent Options.

        "Parent Stock Plans" means Parent's 2000 Incentive Plan, as amended, Parent's 2003 Employee Stock Purchase Plan and Parent's 2003 Stock Option Plan.

        "Parent Stock Price" means $3.30.

        "Parent Stockholders" means the stockholders of Parent.

        a "Parent Triggering Event" shall be deemed to have occurred if: (i) Parent's Board of Directors shall for any reason have made a Parent Change in Recommendation or otherwise withdrawn its recommendation in favor of the adoption and approval of the Parent Proposals, (ii) Parent shall have entered into any agreement relating to a Parent Alternative Transaction (other than a confidentiality agreement in accordance with Section 4.8(c)), (iii) Parent shall have failed to include in the Proxy Statement the Parent Board Recommendation, (iv) a tender offer or exchange offer relating to the Parent Common Stock and constituting a Parent Alternative Transaction Proposal shall have been commenced by a third party prior to obtaining the Parent Required Vote and Parent's Board of Directors shall not have recommended that Parent's stockholders reject such tender or exchange offer within ten (10) Business Days following commencement thereof or, in the event of any change in the terms of the tender offer, within ten (10) Business Days of the announcement of such changes (it being understood that, for these purposes, taking no position with respect to acceptance or rejection of such tender or exchange offer by Parent's stockholders, shall constitute a failure to recommend rejection of such tender or exchange offer), (v) Parent or Parent's Board of Directors shall have failed to publicly reaffirm the Parent Board Recommendation within ten (10) Business Days of receipt of a written request by the Company to provide such reaffirmation following a Parent Alternative Transaction Proposal, or (vi) Parent publicly announces its intention to do any of the foregoing.

        "Permit" means any approval, authorization, consent, franchise, license, permit or certificate by any Governmental Authority.

        a "Person" means any individual, firm, corporation, partnership, company, limited liability company, division, trust, joint venture, association, Governmental Authority or other entity or organization.

        "Redeemable Preferred Exchange Ratio" means the quotient obtained by dividing 10,927,869 by the total number of shares of Redeemable Preferred Stock outstanding as of immediately prior to the Effective Time.

        "Related Agreements" means the Stock Purchase Agreement, the Stockholders Agreement and the Governance Agreement.

        "Securities Act" means Securities Act of 1933, as amended.

        "Series A Convertible Stock" means Series A Convertible Stock of the Company.

        a "Subsidiary" of any Person means any other Person in which an amount of voting securities, other voting ownership or voting partnership interests sufficient to elect at least 50% of its board of directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of such Person) is owned directly or indirectly by such first Person; provided, however, that, with respect to the Company, SMART and Associates, LLP shall be a "Subsidiary" for purposes of this Agreement.

        "Threat of Release" means a substantial likelihood of a Release that requires action to prevent or mitigate damage or injury to the health, safety or Environment that might result from such Release.

        "Transactions" means the transactions to be effected pursuant to this Agreement and the Related Agreements.

Appendix A-7

        The following terms used in this Agreement are defined in the respective sections of this Agreement set forth opposite each such term below:

Agreement	Preamble
Alternative Proposal Agreement	6.3(b)(iii)
Blue Sky Laws	2.3(b)
Briefings	4.12(b)
Capitalization Date	3.2(a)
Certificates	1.4(c)
Claims Notice	7.3
Closing	1.2
Closing Date	1.2
Code	Background B
Company	Preamble
Company Alternative Transaction Proposal	4.8(a)
Company Balance Sheet	2.5(b)
Company Balance Sheet Date	2.4(a)
Company Board Recommendation	4.6(c)
Company Capital Stock	1.4(a)
Company Common Stock	1.4(c)(ii)
Company Employee Benefit Plans	2.9(a)
Company Financial Statements	2.4(a)
Company IP Rights	2.7(a)
Company Leased Real Property	2.18(b)
Company Listed Contract	2.17
Company Options	1.6
Company Required Vote	2.20
Company Stock Plan	2.2(a)
Company Stockholders Written Consent	Background C
Confidentiality Agreement	4.10
Counterproposal	4.8(c)
D&O Indemnified Parties	4.19(b)
Delaware Secretary	1.1
DGCL	Background A
Dissenting Shares	1.8(a)
DOJ	4.12(a)
Effective Time	1.1
ERISA	2.9(a)
Exchange Act	2.3(b)
Exchange Agent	1.5(a)
Final Surviving Entity	1.1
First Step Certificate of Merger	1.1
First Step Merger	Background A
FTC	4.12(a)
GAAP	2.4(a)
Goodwin Procter	4.13
Governance Agreement	Background G
Governmental Authority	2.3(b)
HSR Act	2.3(b)
Indemnification Shares	7.8
Indemnified Persons	7.1(b)
Information Statement	4.6(b)
Integrated Merger	Background B

Appendix A-8

Interim Surviving Corporation	1.1
Interim Surviving Corporation Common Stock	1.1
Investment	Background F
IRS	2.9(b)
Letter of Transmittal	1.5(b)
Liability Claim	7.3
LLC Act	1.1
Losses	7.1(a)
Maximum Premium	4.19(c)
Merger	Background B
Merger Sub I	Preamble
Merger Sub II	Preamble
Merger Subs	Preamble
Merger Consideration	1.4
Merger Sub Common Stock	1.4(b)
Objection Notice	7.4(a)
Parent	Preamble
Parent Alternative Transaction Proposal	4.8(b)
Parent Balance Sheet	3.4(b)
Parent Balance Sheet Date	3.4(c)
Parent Board Recommendation	4.7(b)
Parent Bylaws Amendment	4.21
Parent Capital Stock	3.2(a)
Parent Charter Amendment	4.7(a)
Parent Common Stock	1.4(c)(i)
Parent Employee Benefit Plans	3.9(a)
Parent Financials	3.4(a)
Parent Indemnified Person	7.1(a)
Parent IP Rights	3.7(a)
Parent Leased Real Property	3.18(b)
Parent Listed Contract	3.17
Parent Preferred Stock	3.2(a)
Parent Proposals	4.7(a)
Parent Required Vote	3.19
Parent SEC Documents	3.4(a)
Parent Stockholders' Meeting	4.7(a)
Principal Company Stockholder	Preamble
Principal Company Stockholder Indemnified Person	7.1(b)
Principal Company Stockholder Shares	2A.1
Proxy Statement	4.5(a)
Redeemable Preferred Stock	1.4(c)(i)
SEC	2.3(b)
Second Step Certificate of Merger	1.1
Second Step Merger	Background B
Spreadsheet	4.14
Stock Purchase Agreement	Background F
Stockholders Agreement	Background F
Tax	2.8(a)
Tax Authority	2.8(a)
Tax Return	2.8(a)
Termination Date	6.1(b)
Threshold	7.2(a)
Transaction Expenses	6.3(a)
Voting Agreement	Background E

Appendix A-9

Exhibit K

Closing Deliveries

Deliveries of Parent and the Merger Subs:

1.
a certificate (addressed to both the Company and the Principal Company Stockholder), dated as of the Closing Date, executed on behalf of Parent by its Chief Executive Officer or Chief Financial Officer, to the effect that each of the conditions set forth in clauses (a) and (c) of Section 5.2 and clause (i) of Section 5.3 have been satisfied;

2.
a certificate (addressed to both the Company and the Principal Company Stockholder), dated as of the Closing Date, executed on behalf of Merger Sub I by an authorized officer thereof, to the effect that each of the conditions set forth in clause (a) of Section 5.2 have been satisfied;

3.
a certificate (addressed to both the Company and the Principal Company Stockholder), dated as of the Closing Date, executed on behalf of Merger Sub II by an authorized officer thereof, to the effect that each of the conditions set forth in clause (a) of Section 5.2 have been satisfied;

4.
a certificate, dated as of the Closing Date, of the secretary of Parent, attaching copies of its Certificate of Incorporation, Bylaws and its board and stockholder resolutions approving the Transactions;

5.
a certificate, dated as of the Closing Date, of the secretary of Merger Sub I, attaching copies of its Certificate of Incorporation, Bylaws and its board resolutions approving the Transactions;

6.
a certificate, dated as of the Closing Date, of the manager of Merger Sub II, attaching copies of its Certificate of Formation, Limited Liability Company Agreement and resolutions of the manager approving the Transactions;

7.
a certificate, dated as of the Closing Date, executed on behalf of Parent by its Chief Financial Officer setting forth, in reasonable detail, the aggregate amount of Net Parent Indebtedness as of the Closing Date;

8.
good standing certificates of each of Parent and the Merger Subs issued by the Delaware Secretary dated within five days of the Closing Date;

9.
a representation letter to tax counsel as contemplated by Section 4.13;

10.
evidence of the Parent Committee's receipt of a legal opinion from Jones Day, counsel to the Parent Committee, substantially in the form attached hereto as Exhibit M;

11.
the Governance Agreement, duly executed by Parent;

12.
the Stockholders Agreement, duly executed by Parent;

13.
evidence of receipt of the Necessary Consent listed on Section 3.3 of the Parent Disclosure Letter with respect to Parent's credit facility; provided, however, that such consent need not be obtained or delivered if arrangements mutually acceptable to Parent and the Company have been made for any indebtedness under such credit facility to be repaid concurrently with Closing;

15.
evidence of the adoption of the Parent Bylaws Amendment; and

16.
evidence regarding the delivery of the Merger Consideration to the Exchange Agent.

A-K-1

Company Deliveries:

1.
a certificate, dated as of the Closing Date, executed on behalf of the Company by its Chief Executive Officer or Chief Financial Officer, to the effect that each of the conditions set forth in clauses (a) and (d) of Section 5.3 and clause (f) of Section 5.2 have been satisfied;

2.
a certificate, dated as of the Closing Date, executed on behalf of the Principal Company Stockholder by an authorized officer thereof, to the effect that each of the conditions set forth in clause (b) of Section 5.3 have been satisfied;

3.
a certificate, dated as of the Closing Date, of the secretary of the Company, attaching copies of its Certificate of Incorporation, Bylaws, stock ledger, board of directors actions and stockholders' actions in connection with the Transactions;

4.
a certificate, dated as of the Closing Date, executed on behalf of the Company by its Chief Financial Officer attaching the Spreadsheet and setting forth, in reasonable detail, the aggregate amount of Net Company Indebtedness as of the Closing Date;

5.
a good standing certificate for the Company issued by the Delaware Secretary within five days of the Closing Date;

6.
an executed copy of the Certificate of Merger;

7.
a representation letter to tax counsel as contemplated by Section 4.13;

8.
evidence of the Company's receipt of a legal opinion from Goodwin Procter, counsel to the Company, substantially in the form attached hereto as Exhibit N;

9.
the Governance Agreement, duly executed by the Principal Company Stockholder;

10.
the Stockholders Agreement, duly executed by the Principal Company Stockholder;

11.
evidence of the termination of that certain Stockholders Agreement, dated May 15, 2007, as amended, by and among the Company and certain stockholders of the Company named therein.

12.
a FIRPTA Notification Letter, in accordance with the requirements of Treasury Regulation Section 1.897-2(h)(1), dated as of the Closing Date and executed by the Company;

13.
a notice to the Internal Revenue Service, in accordance with the requirements of Treasury Regulation Section 1.897-2(h)(2), dated as of the Closing Date, executed by the Company, together with written authorization for the Final Surviving Entity to deliver such notice form to the Internal Revenue Service after the Effective Time;

14.
evidence of receipt of the Necessary Consent listed on Section 2.3 of the Company Disclosure Letter with respect to the Company's credit facility; provided, however, that such consent need not be obtained or delivered if arrangements mutually acceptable to Parent and the Company have been made for any indebtedness under such credit facility to be repaid concurrently with Closing; and

15.
unless requested by Parent at least five (5) Business Days prior to the Closing not to terminate the Smart LLC 401(k) Plan, evidence, reasonably acceptable to Parent, that the Smart LLC 401(k) Plan has been terminated.

A-K-2

AMENDMENT NO. 1
TO AGREEMENT AND PLAN OF MERGER

        THIS AMENDMENT NO. 1 TO AGREEMENT AND PLAN OF MERGER ("Amendment No. 1"), dated as of September 25, 2009, is by and among LECG Corporation, a Delaware corporation ("Parent"), Red Sox Acquisition Corporation, a Delaware corporation and a direct wholly owned subsidiary of Parent ("Merger Sub I"), Red Sox Acquisition LLC, a Delaware limited liability company and a direct wholly owned subsidiary of Parent ("Merger Sub II", and with Merger Sub I, the "Merger Subs"), Smart Business Holdings, Inc., a Delaware corporation (the "Company") and Great Hill Equity Partners III, LP, a Delaware limited partnership (the "Principal Company Stockholder"). Each of Parent, the Merger Subs, the Company and the Principal Company Stockholder is sometimes individually referred to in this Amendment No. 1 as a "party" and collectively as the "parties." Reference is made to that certain Agreement and Plan of Merger, dated as of August 17, 2009 (the "Merger Agreement"), by and among Parent, Merger Sub I, Merger Sub II, the Company and, solely for the purpose of Articles 2A, 5 and 7 and Section 4.20, the Principal Company Stockholder. All capitalized terms used herein without definition herein shall have the meanings ascribed to them in the Merger Agreement.

        For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

        1.     The Merger Agreement is hereby amended by restating Section 5.1(f) thereof to read in its entirety as follows:

    "Parent Board of Directors and Chief Executive Officer. Effective prior to or concurrent with the Closing, (i) the total number of authorized directors of Parent shall be seven, (ii) Parent's Board of Directors shall be comprised of Garrett Bouton, Steve Samek, Christopher S. Gaffney, John G. Hayes and three persons that are designated by Parent's Board of Directors prior to the mailing of the Proxy Statement that qualify as an "Independent Director" under Nasdaq Rule 5605(a)(2) and that meet the criteria for audit committee independence set forth in Rule 10A-3(b)(1) promulgated under the Exchange Act, and (iii) the Chief Executive Officer of Parent shall be Steve Samek."

        2.     Exhibit E (Form of Governance Agreement) to the Merger Agreement is hereby amended and restated in the form attached hereto as Exhibit E.

        3.     Except as expressly amended hereby, the Merger Agreement remains in full force and effect.

        4.     This Amendment No. 1 may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. When each party has signed and delivered at least one counterpart to all other parties, each counterpart shall be deemed an original and all counterparts, taken together, shall constitute one and the same agreement, which shall be binding and effective on the parties hereto. This Amendment No. 1 shall become binding on each of the parties hereto once it has been executed by authorized representatives of each. Facsimile execution and delivery of this Amendment No. 1 by any of the parties shall be legal, valid and binding execution and delivery of such document for all purposes.

        5.     Each reference in the Merger Agreement to "this Agreement," "hereof," "hereunder," or words of like import referring to the Merger Agreement shall mean and be a reference to the Merger Agreement as amended by this Amendment No. 1; provided, however, that all references to the "date of this Agreement," "the date hereof" or similar words shall remain a reference to August 17, 2009, the date the Merger Agreement was executed.

        6.     This Amendment No. 1 shall not constitute an amendment or waiver of any provision of the Merger Agreement not expressly referred to herein and shall not be construed as an amendment,

AA-1

waiver or consent to any action that would require an amendment, waiver or consent except as expressly stated herein.

        7.     The Merger Agreement, as amended by this Amendment No. 1, and all of the liabilities, obligations, covenants, conditions, representations, and warranties set forth therein are hereby ratified and affirmed by each of the parties.

        IN WITNESS WHEREOF, Parent, the Merger Subs, the Company and the Principal Company Stockholder have caused this Amendment No. 1 to Agreement and Plan of Merger to be executed as of the date first written above by their respective officers thereunto duly authorized.

LECG CORPORATION		SMART BUSINESS HOLDINGS, INC.
By:	/s/ STEVEN R. FIFE	By:	/s/ STEVE SAMEK
Name:	Steven R. Fife	Name:	Steve Samek
Title:	Chief Financial Officer	Title:	Chief Executive Officer
RED SOX ACQUISITION CORPORATION		GREAT HILL EQUITY PARTNERS III, LP
By:	/s/ STEVEN R. FIFE	By:	Great Hill Partners GP III LP, its General Partner
Name:	Steven R. Fife	By:	GHEP III, its General Partner
Title:	Chief Financial Officer
		By:	/s/ CHRISTOPHER GAFFNEY
RED SOX ACQUISITION LLC		Name:	Christopher Gaffney
		Title:	A Manager
By:	/s/ STEVEN R. FIFE
Name:	Steven R. Fife
Title:	Chief Financial Officer

AA-2

Annex B

         STOCK PURCHASE AGREEMENT

By and Among

LECG Corporation,

Great Hill Equity Partners III, LP,

and

Great Hill Investors, LLC

Dated as of August 17, 2009

B-i

B-ii

STOCK PURCHASE AGREEMENT

        THIS STOCK PURCHASE AGREEMENT is made as of August 17, 2009, by and among LECG Corporation, a Delaware corporation (the "Company") on the one hand, and Great Hill Equity Partners III, LP, a Delaware limited partnership, and Great Hill Investors, LLC, a Massachusetts limited liability company, on the other hand (each an "Investor" and together the "Investors").

        WHEREAS, the Investors together are the majority stockholders of Smart Business Holdings, Inc., a Delaware corporation ("Smart");

        WHEREAS, the Company and Smart are parties to an Agreement and Plan of Merger dated of even date herewith (the "Merger Agreement") which provides for, among other things, (i) the merger of a wholly-owned subsidiary of the Company with and into Smart, with Smart as the surviving corporation (the "First Step Merger"), and (ii) the merger of Smart, as successor to the First Step Merger, with and into a second wholly-owned subsidiary of the Company, with said subsidiary as the surviving entity (together with the First Step Merger, the "Merger");

        WHEREAS, in connection with the Merger, the Company has agreed to sell, and the Investors have agreed to purchase an aggregate of 6,313,131 shares (the "Preferred Shares") of the Company's Series A Convertible Redeemable Preferred Stock, par value $0.001 per share (the "Preferred Stock"); and

        WHEREAS, it is the intention of the parties that the Investors' purchase of the Preferred Shares occur immediately prior to or simultaneously with the consummation of the Merger and the execution of certain ancillary agreements.

        NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

SECTION I—PURCHASE AND SALE OF SHARES

        1.1.    Purchase and Sale of Shares; Closing.

          (a)   Subject to the terms and conditions of this Agreement and in reliance on the representations, warranties and covenants set forth herein, the Company shall issue and sell to the Investors, and the Investors agree to purchase from the Company, the Preferred Shares, with a purchase price of $3.96 per share, for an aggregate purchase price of $24,999,998.76 (the "Purchase Price") as set forth on Schedule A hereto. The Preferred Stock shall have the rights, privileges, preferences and other terms set forth in the Certificate of Designations (the "Certificate") attached as Exhibit A hereto.

          (b)   Subject to the satisfaction or waiver of the conditions set forth herein, the purchase of the Preferred Shares shall be made at a closing (the "Closing") to be held immediately prior to or simultaneously with the closing of the Merger. At the Closing, the Company will deliver to each Investor a certificate representing such Investor's respective portion of the Preferred Shares purchased by such Investor against payment of the purchase price relating thereto to the Company by wire transfer payable in immediately available funds in accordance with the wire transfer instructions set forth on Schedule B hereto.

        1.2.    Transfer Taxes.    All transfer taxes, fees and duties under applicable law incurred in connection with the sale and transfer of the Preferred Shares under this Agreement will be borne and paid by the Company and it shall promptly reimburse the Investors for any such tax, fee or duty which any of them is required to pay under applicable law.

        1.3.    Further Assurances.    The Company and the Investors from time to time after the Closing at the request of any other party hereto and without further consideration shall execute and deliver further instruments of transfer and assignment and take such other action as a party may reasonably require to more effectively transfer and assign to, and vest in, the Investors, the Preferred Shares and all rights thereto, and to fully implement the provisions of this Agreement.

SECTION II—REPRESENTATIONS AND WARRANTIES OF THE COMPANY

        To induce the Investors to enter into this Agreement and consummate the transactions contemplated hereby, the Company hereby makes to the Investors the following representations and warranties:

        2.1.    Authorized and Outstanding Stock.    The shares of Preferred Stock to be issued pursuant to this Agreement, when issued, sold and delivered in accordance with the terms and for the consideration set forth in this Agreement, will be duly authorized, validly issued, fully paid and non-assessable and will be free of any Encumbrances (as defined in the Merger Agreement) (other than Encumbrances contained in the Related Agreements (as defined in the Merger Agreement), restrictions on transfer under state and/or federal securities laws and Encumbrances created by or imposed by an Investor). At the Closing, the shares of common stock of the Company issuable pursuant to a conversion of the Preferred Stock (the "Conversion Shares") will be duly and validly reserved for issuance and, when issued in accordance with the terms of the Preferred Stock, duly authorized, validly issued, fully paid and non-assessable and will be free of any Encumbrances (other than rights and restrictions contained in the Related Agreements, restrictions on transfer under state and/or federal securities laws and Encumbrances created by or imposed by an Investor). The offer, issuance, sale and delivery of the Preferred Shares and the Conversion Shares are or will be exempt from the registration requirements of the Securities Act of 1933, as amended (the "Act"), and the qualification or registration provisions of applicable state securities laws (subject to the accuracy of the Investors' representations in Section III hereof). Neither the Company nor its authorized agents will take any action that would cause the loss of such exemption. At the Closing, the rights, preferences and other terms relating to the Preferred Stock will be as set forth in Exhibit A attached hereto, and such rights and preferences are valid and enforceable under Delaware law.

        2.2.    Authorization.    This Agreement and all agreements, documents and instruments executed and delivered by the Company pursuant hereto are valid and binding obligations of the Company, enforceable in accordance with their respective terms. Subject to receiving the approval of the Company's stockholders with respect to the transactions contemplated hereby and the filing of the Certificate with the Delaware Secretary of State, the execution, delivery and performance of this Agreement and all agreements, documents and instruments executed and delivered by the Company pursuant hereto, the issuance and delivery of the Preferred Shares, and, upon conversion of the Preferred Shares, the issuance and delivery of the Conversion Shares, have been duly authorized by all necessary corporate or other action of the Company.

SECTION III—REPRESENTATIONS AND WARRANTIES OF EACH INVESTOR

        To induce the Company to enter into this Agreement and consummate the transactions contemplated hereby, each Investor hereby makes to the Company the following representations and warranties:

        3.1.    Purchase Entirely for Own Account.    This Agreement is made with such Investor in reliance upon the Investor's representation to the Company, which by such Investor's execution of this Agreement the Investor hereby confirms, that the Preferred Shares will be acquired for investment for the Investor's own account (or the account of its affiliates), not as a nominee or agent, and not with a view to the resale or distribution of any part thereof in violation of any applicable law, and that the Investor has no present intention of selling, granting any participation in or otherwise distributing the same to any other person. By executing this Agreement, such Investor further represents that the

Investor does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person or to any third person, with respect to any of the Preferred Shares.

        3.2.    Disclosure of Information.    Such Investor represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Preferred Shares and the business, properties, prospects and financial condition of the Company. The foregoing, however, does not limit or modify the representations and warranties of the Company in Section II of this Agreement or the right of the Investor to rely thereon.

        3.3.    Investment Experience.    Such Investor acknowledges that it is able to fend for itself, can bear the economic risk of its investment, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of its investment in the Preferred Shares. Such Investor also represents it has not been organized for the purpose of acquiring the Preferred Shares.

        3.4.    Accredited Investor.    Such Investor is an "accredited investor" within the meaning of SEC Rule 501 of Regulation D, as presently in effect.

        3.5.    Restricted Securities.    Such Investor understands that the Preferred Shares it is purchasing are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such Preferred Shares may be resold without registration under the Act only in certain limited circumstances. In the absence of any effective registration statement covering the Preferred Shares or an available exemption from registration under the Act, the Preferred Shares must be held indefinitely. In this connection, such Investor represents that it is familiar with Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Act.

        3.6.    Authority and Non-Contravention.    Such Investor has all requisite power and authority to enter into this Agreement and all agreements, documents and instruments executed and delivered by such Investor pursuant hereto (collectively, the "Transaction Documents"), to perform its obligations thereunder, and to consummate the transactions contemplated thereunder. The execution and delivery of the Transaction Documents have been duly authorized by all necessary action on the part of the Investor. The Transaction Documents have been or will be duly executed and delivered by such Investor and, assuming due authorization, execution and delivery by the other parties hereto, represents or will represent the legal, valid and binding obligation of the Investor, enforceable against the Investor in accordance with its terms, subject to the effect of (1) applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws now and hereafter in effect relating to rights of creditors generally and (2) rules of law and equity governing specific performance, injunctive relief and other equitable remedies. The execution and delivery of the Transaction Documents do not, and the consummation of the transactions contemplated thereunder and compliance with the provisions thereof will not, conflict with, result in a breach or violation of or default (with or without notice or lapse of time or both) under, or require notice to or the consent of any person under, any contract or law by which the Investor is bound.

        3.7.    Investment Banking; Brokerage Fees.    Such Investor has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or investment bankers' fees or any similar charges (exclusive of professional fees to lawyers and accountants) in connection with this Agreement or any transaction contemplated hereby.

SECTION IV—CERTAIN COVENANTS OF THE COMPANY

        4.1.    Indebtedness.    From and after the date hereof until such time as neither any Investor nor any Affiliate of any Investor beneficially owns any shares of Preferred Stock, without the affirmative vote or written consent of holders of a majority of the then outstanding shares of Preferred Stock, the Company will not Incur or permit any subsidiary to Incur, directly or indirectly, any Indebtedness that would result in the Company having, as of immediately following the Incurrence of such Indebtedness, Indebtedness in excess of the greater of: (A) $75,000,000 or (B) the product of 2.5 multiplied by EBITDA. For purposes of this Section IV, the following terms shall have the meanings set forth below:

          (a)   "Affiliate," when used with reference to any Person, means another Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with such first Person.

          (b)   "Incur" shall mean issue, assume, guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or capital stock of an entity existing at the time such entity becomes a subsidiary of the Company (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such entity at the time it becomes a subsidiary of the Company. The term "Incurrence" when used as a noun shall have a correlative meaning. The accretion of principal of a non-interest bearing or other discount security shall not be deemed the Incurrence of Indebtedness.

          (c)   "Indebtedness" shall mean (1) any liability of the Company and its subsidiaries (A) for borrowed money (including the current portion thereof), (B) under any reimbursement obligation relating to a letter of credit, bankers' acceptance or note purchase facility, or (C) evidenced by a bond, note, debenture or similar instrument (including a purchase money obligation), and (2) any liability of other Persons described in clause (1) that the Company or any of its subsidiaries has guaranteed, that is recourse to the Company or any of its assets or that is otherwise the legal liability of the Company. For purposes of this Section 4.1, Indebtedness includes any and all amounts of the nature described in clauses (1)(A), (B) or (C) owed by the Company or any of its subsidiaries to any of its affiliates including any of its stockholders. For purposes of this Section 4.1, Indebtedness does not include any payments owed by the Company to former employees for continued compliance with provisions of their respective severance agreements not accounted for as debt in accordance with U.S. generally accepted accounting principles.

          (d)   "EBITDA" shall mean the Company's earnings before interest, taxes, depreciation and amortization for the most recently completed fiscal year for which audited financial statements are available (and derived from such audited financial statements). Within ninety (90) days following the close of each fiscal year of the Company, the Company shall deliver to the Investors a written certificate certifying to the Company's EBITDA for such fiscal year, and executed on behalf of the Company by its Chief Financial Officer.

          (e)   "Person" shall mean any individual, firm, corporation, partnership, company, limited liability company, division, trust, joint venture, association, governmental authority or other entity or organization.

        4.2.    Insurance.    For so long as any Affiliate of any Investor is a member of the Company's Board of Directors, the Company shall maintain insurance coverage, from reputable insurers, under an errors and omissions insurance policy, a director and officer liability insurance policy, an employment practices liability insurance policy and such other insurance coverage in such amounts as is customary for companies similarly situated (as determined in good faith by the Company's Board of Directors), for the benefit of directors, managers and employees to the extent applicable.

        4.3.    Waiver.    Notwithstanding anything in this Section IV to the contrary, the holders of a majority of the then outstanding shares of Preferred Stock may, from time to time, waive the application of any of the provisions of this Section IV by affirmative vote or by written notice to the Company.

SECTION V—CONDITIONS TO THE INVESTOR'S OBLIGATIONS AT CLOSING

        The obligations of the Investors to purchase and pay for the Preferred Shares shall be subject to the satisfaction or waiver on or before the Closing of the following conditions:

        5.1.    Effectiveness of Preferred Stock Terms.    The terms of the Preferred Shares as set forth in Exhibit A hereto shall have become effective by the filing of the Certificate with the Secretary of State of the State of Delaware and shall continue to be in full force and effect as of the Closing.

        5.2.    Merger Agreement.    The Merger shall have closed prior to or concurrently with the Closing.

        5.3.    Representations and Warranties.    The representations and warranties of the Company set forth in Section II hereof shall be true and correct as of the Closing.

        5.4.    Performance.    The Company shall have performed and complied in all material respects with all covenants and obligations contained in this Agreement that are required to be performed or complied with by the Company on or before the Closing.

        5.5.    Delivery of Documents.    The Company shall have executed and/or delivered to the Investor (or shall have caused to be executed and delivered to the Investors by the appropriate persons) the following:

          (a)   One or more certificates representing the Preferred Shares being purchased by such Investor; and

          (b)   A certificate of the Chief Executive Officer of the Company certifying that the conditions specified in Sections 5.3 and 5.4 have been fulfilled.

        5.6.    Legal Opinion.    The Investors shall have received from Jones Day, counsel to the Committee of the Independent Directors of the Company, an opinion, dated as of the Closing, in substantially the form attached hereto as Exhibit B.

SECTION VI—CONDITIONS TO THE COMPANY'S OBLIGATIONS AT CLOSING

        The obligations of the Company to sell and issue the Preferred Shares shall be subject to the satisfaction or waiver on or before the Closing of the following conditions:

        6.1.    Merger Agreement.    The Merger shall have closed prior to or concurrently with the Closing.

        6.2.    Representations and Warranties.    The representations and warranties of each Investor set forth in Section III shall be true and correct as of the Closing.

        6.3.    Performance.    Each Investor shall have performed and complied in all material respects with all covenants and obligations in this Agreement that are required to be performed or complied with by the Investor on or before the Closing.

        6.4.    Delivery of Documents.    Each Investor shall have executed and/or delivered to the Company (or shall have caused to be executed and delivered to the Company by the appropriate persons) the following:

          (a)   Such Investor's applicable portion of the Purchase Price; and

          (b)   A certificate of an authorized signatory of the Investor certifying that the conditions specified in Sections 6.2 and 6.3 have been fulfilled.

SECTION VII—TERMINATION

        The parties hereto may terminate this Agreement as provided below:

        7.1.    Mutual Termination.    The Investors and the Company may terminate this Agreement by mutual written consent at any time prior to Closing.

        7.2.    Termination of Merger Agreement.    This Agreement shall automatically terminate if the Merger Agreement is terminated for any reason prior to closing of the Merger.

        7.3.    Effect of Termination.    In the event of termination of this Agreement in accordance with Section VII, this Agreement shall forthwith become void and there shall be no liability on the part of any party to any other party or its stockholders, members, affiliates, directors or officers under this Agreement, except for the provisions of Section 8.6 shall continue in full force and effect and except that nothing herein shall relieve any party from liability for any knowing and intentional breach of this Agreement prior to such termination.

SECTION VIII—MISCELLANEOUS

        8.1.    Survival of Representations, Warranties and Covenants.    The representations, warranties and covenants made herein by the parties hereto shall survive the execution and delivery hereof and the Closing contemplated hereby and shall bind the successors and assigns of the relevant party, whether so expressed or not, and all such covenants, agreements, representations and warranties shall inure to the benefit of the successors and assigns of the parties hereto and to transferees of the Preferred Shares, whether so expressed or not.

        8.2.    Entire Agreement.    This Agreement, the Merger Agreement and the documents, instruments and other agreements specifically referred to herein or therein or delivered pursuant hereto or thereto, including all exhibits, annexes, appendices and schedules hereto and thereto, constitute the entire agreement of the parties hereto with respect to the subject matter hereof and supersede all prior agreements, term sheets, letters of interest, correspondence (including e-mail) and undertakings, both written and oral, between the Investors, on the one hand, and the Company, on the other hand, with respect to the subject matter hereof

        8.3.    Amendments, Waivers and Consents.    For the purposes of this Agreement and all agreements, documents and instruments executed pursuant hereto, except as otherwise specifically set forth herein or therein, no course of dealing between the Company on the one hand and any Investor on the other and no delay on the part of any party hereto in exercising any rights hereunder or thereunder shall operate as a waiver of the rights hereof and thereof. Any term or provision hereof may be amended, terminated or waived (either generally or in a particular instance and either retroactively or prospectively) with the written consent of the Company and the Investors.

        8.4.    Notices and Demands.    All notices, deliveries and other communications pursuant to this Agreement shall be in writing and shall be deemed given if delivered personally, telecopied, by nationally recognized express delivery service to the parties at the addresses set forth below or to such other address as the party to whom notice is to be given may have furnished to the other parties hereto in writing in accordance herewith. Any such notice, delivery or communication shall be deemed to have been delivered and received (a) in the case of personal delivery, on the date of such delivery, (b) in the case of telecopy, on the day that the party giving notice receives electronic confirmation of sending from the sending telecopy machine (provided, however, that if the telecopy is made on a day other than a Business Day (as defined in the Merger Agreement) or is made after 5:00 p.m. Eastern Time on any day, then delivery and receipt shall be deemed instead to be on the following Business Day), and (c) in the case of a nationally recognized express delivery service, on the Business Day that delivery to the addressee is confirmed pursuant to the service's systems:

To the Company:	c/o LECG Corporation 2000 Powell Street, Suite 600 Emeryville, California 94608 Fax: (510) 653-9898 Attn:
With a copy to:	Jones Day, counsel to the Committee of the Independent Directors of LECG Corporation 1755 Embarcadero Road Palo Alto, CA 94303
	Attn:	Robert T. Clarkson Daniel R. Mitz
Fax: (650) 739-3900
To the Investor:	c/o Great Hill Equity Partners III, LP 1 Liberty Square Boston, MA 02109 Fax: (617) 790-9401 Attn: Christopher S. Gaffney
With a copy to:	Goodwin Procter LLP Exchange Place Boston, MA 02109
	Attn:	David F. Dietz John T. Haggerty
Facsimile Number (617) 523-1231

or to such other address or fax number of which any party may notify the other parties as provided above. Notices shall be effective as of the date of such delivery, mailing or fax.

        8.5.    Severability.    Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be deemed prohibited or invalid under such applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, and such prohibition or invalidity shall not invalidate the remainder of such provision or the other provisions of this Agreement.

        8.6.    Expenses.    The Company and the Investor each agree to pay its own fees and expenses, including any legal, accounting, investment banking, finders and advisory fees and expenses incurred in connection with the Investor's purchase of the Preferred Shares; provided, however, that if the Investor's purchase of the Preferred Shares is consummated, the Company will pay all expenses of the Investor related to the Investor's purchase of the Preferred Shares.

        8.7.    Counterparts.    This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopy or by electronic delivery in Adobe Portable Document Format, or a similar electronic format, shall be effective as delivery of a manually executed counterpart of this Agreement.

        8.8.    Effect of Headings; Construction.    The descriptive headings in this Agreement have been inserted for convenience only and shall not be deemed to limit or otherwise affect the construction of any provision thereof or hereof. The parties have participated jointly in the negotiation and drafting of this Agreement with counsel sophisticated in investment transactions. In the event an ambiguity or question of intent or interpretation arises, this Agreement and the agreements, documents and instruments executed and delivered in connection herewith shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement and the agreements, documents and instruments executed and delivered in connection herewith.

        8.9.    Governing Law.    This Agreement shall be deemed a contract made under the laws of the State of Delaware and all disputes, claims or controversies arising out of this Agreement, or the negotiation, validity or performance hereof or the transactions contemplated herein, shall be construed under and governed by the laws of such state, without giving effect to its conflicts of laws principles.

        8.10.    Binding Agreement; Assignment.    The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. Neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned by the parties, by operation of law or otherwise, except that the Investor may assign this Agreement to any subsidiary wholly-owned by the Investor.

        8.11.    CONSENT TO JURISDICTION.    THE PARTIES AGREE THAT JURISDICTION AND VENUE IN ANY ACTION BROUGHT BY ANY PARTY PURSUANT TO THIS AGREEMENT SHALL PROPERLY AND EXCLUSIVELY LIE IN ANY FEDERAL OR STATE COURT LOCATED IN THE STATE OF DELAWARE. BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH PARTY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY WITH RESPECT TO SUCH ACTION. THE PARTIES IRREVOCABLY AGREE THAT VENUE WOULD BE PROPER IN SUCH COURT, AND HEREBY WAIVE ANY OBJECTION THAT SUCH COURT IS AN IMPROPER OR INCONVENIENT FORUM FOR THE RESOLUTION OF SUCH ACTION. THE PARTIES FURTHER AGREE THAT THE MAILING BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, OF ANY PROCESS REQUIRED BY ANY SUCH COURT SHALL CONSTITUTE VALID AND LAWFUL SERVICE OF PROCESS AGAINST THEM, WITHOUT NECESSITY FOR SERVICE BY ANY OTHER MEANS PROVIDED BY STATUTE OR RULE OF COURT.

[SIGNATURE PAGES FOLLOW]

        IN WITNESS WHEREOF, the undersigned have executed this Stock Purchase Agreement as of the day and year first above written.

COMPANY:
LECG CORPORATION
By:	/s/ MICHAEL J. JEFFERY
Name: Michael J. Jeffery
Title: Chief Executive Officer
Address:
c/o LECG Corporation 2000 Powell Street, Suite 600 Emeryville, California 94608 Fax: (510) 653-9898 Attn:

INVESTORS:
GREAT HILL EQUITY PARTNERS III, LP		GREAT HILL INVESTORS, LLC
By:	Great Hill Partners GP III, LP, its General Partner	By:	/s/ CHRISTOPHER GAFFNEY Name: Christopher Gaffney Title: A Manager
By:	GHEP III, LLC, its General Partner
By:	/s/ CHRISTOPHER GAFFNEY
Name: Christopher Gaffney
Title: A Manager

Address:	Address:
c/o Great Hill Partners, L.P.	c/o Great Hill Partners, L.P.
1 Liberty Square	1 Liberty Square
Boston, MA 02109	Boston, MA 02109
Fax: (617) 790-9401	Fax: (617) 790-9401
Attn: Christopher S. Gaffney	Attn: Christopher S. Gaffney

 Annex C

SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
LECG CORPORATION

        LECG CORPORATION, a corporation organized and existing under the General Corporation Law of the State of Delaware, hereby certifies as follows:

        FIRST:    The name of this corporation is LECG Corporation (the "Corporation").

        SECOND:    The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on September 11, 2002.

        THIRD:    The Amended and Restated Certificate of Incorporation (the "Amended Certificate of Incorporation") was filed with the Secretary of State of the State of Delaware on November 12, 2003.

        FOURTH:    This Second Amended and Restated Certificate of Incorporation shall become effective upon filing with the Secretary of State of the State of Delaware.

        FIFTH:    The Amended Certificate of Incorporation of the Corporation shall be amended and restated to read in full as follows:

ARTICLE I

        The name of this Corporation is LECG Corporation (the "Corporation").

ARTICLE II

        The address of the Corporation's registered office in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

ARTICLE III

        The purpose of this Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

ARTICLE IV

        This Corporation is authorized to issue two classes of stock, to be designated, respectively, Common Stock and Preferred Stock. The total number of shares which this Corporation is authorized to issue is Two Hundred Fifteen Million (215,000,000), of which Two Hundred Million (200,000,000) shares are Common Stock, $0.001 par value, and Fifteen Million (15,000,000) shares are Preferred Stock, $0.001 par value.

        The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby authorized, subject to limitations prescribed by law, to fix by resolution or resolutions the designations, powers, preferences and rights, and the qualifications, limitations or restrictions thereof, of each such series of Preferred Stock, including without limitation authority to fix by resolution or resolutions, the dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), redemption price or prices, and liquidation preferences of any wholly unissued series of Preferred Stock, and the number of shares constituting any such series and the designation thereof, or any of the foregoing.

        The Board of Directors is further authorized to increase (but not above the total number of authorized shares of the class) or decrease (but not below the number of shares of any such series then outstanding) the number of shares of any series, the number of which was fixed by it, subsequent to the issue of shares of such series then outstanding, subject to the powers, preferences and rights, and the qualifications, limitations and restrictions thereof stated in the resolution of the Board of Directors originally fixing the number of shares of such series. If the number of shares of any series is so decreased, then the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

ARTICLE V

        The Corporation is to have perpetual existence.

ARTICLE VI

        In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter, amend or repeal the Bylaws of the Corporation.

ARTICLE VII

        The election of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.

ARTICLE VIII

        To the fullest extent permitted by the Delaware General Corporation Law as the same exists or as may hereafter be amended, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. The Corporation shall indemnify to the fullest extent permitted by the law, any person made or threatened to be made a party, to any action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact the he or she, or his or her testator or intestate, is or was a director or officer of the Corporation or any predecessor of the Corporation, or serves or served at any other enterprise as a director or officer at the request of the Corporation or any predecessor to the Corporation. Neither any amendment nor repeal of this Article, nor the adoption of any provision of this Second Amended and Restated Certificate of Incorporation inconsistent with this Article, shall eliminate or reduce the effect of this Article in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

ARTICLE IX

        The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Second Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

ARTICLE X

        At the election of directors of the Corporation, each holder of stock of any class or series shall be entitled to one vote for each share held. No stockholder will be permitted to cumulate votes at any election of directors.

        The number of directors which constitute the whole Board of Directors of the Corporation shall be fixed exclusively by one or more resolutions adopted from time to time by the vote of a majority of the directors then in office.

        Vacancies created by newly created directorships, created in accordance with the Bylaws of this Corporation, may be filled by the vote of a majority, although less than a quorum, of the directors then in office, or by a sole remaining director.

ARTICLE XI

        Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws of the Corporation may provide. The books of the Corporation may be kept (subject to any provision contained in the laws of the State of Delaware) outside of the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

ARTICLE XII

        The stockholders of the Corporation may not take any action by written consent in lieu of a meeting, and must take any actions at a duly called annual or special meeting of stockholders and the power of stockholders to consent in writing without a meeting is specifically denied.

ARTICLE XIII

        Advance notice of new business and stockholder nominations for the election of directors shall be given in the manner and to the extent provided in the Bylaws of the Corporation.

ARTICLE XIV

        Notwithstanding any other provisions of this Second Amended and Restated Certificate of Incorporation or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of the capital stock required by law or this Second Amended and Restated Certificate of Incorporation, the affirmative vote of the holders of at least two-thirds (2/3) of the combined voting power of all of the then-outstanding shares of the Corporation entitled to vote shall be required to alter, amend or repeal Articles VIII, X, XII or XIII hereof, or this Article XIV, or any provision hereof or thereof, unless such amendment shall be approved by a majority of the directors of the Corporation.

ARTICLE XV

        The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Second Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by the laws of the State of Delaware, and all rights conferred herein are granted subject to this reservation.

        SIXTH:    This Second Amended and Restated Certificate of Incorporation has been duly adopted by the Board of Directors of this Corporation in accordance with Sections 242 and 245 of the General Corporation Law.

        SEVENTH:    This Second Amended and Restated Certificate of Incorporation has been duly approved, in accordance with Section 242 of the General Corporation Law, by vote of the holders of a majority of the outstanding stock entitled to vote thereon.

        IN WITNESS WHEREOF, the undersigned has executed this Second Amended and Restated Certificate of Incorporation on this                        day of                                    , 2009.

                      Deanne M. Tully, Secretary

Annex D

[William Blair & Company Letterhead]

                                                                                             August 17, 2009

Board of Directors
LECG Corporation
2000 Powell Street, Suite 600
Emeryville, CA 94608

Ladies and Gentlemen:

        You have requested our opinion as to the fairness, from a financial point of view, to LECG Corporation (the "Company") of the Merger Consideration (as defined below) to be paid by the Company pursuant to the terms and subject to the conditions set forth in the Agreement and Plan of Merger (the "Merger" Agreement") by and among the Company, Merger Sub, a wholly-owned subsidiary of the Company ("Merger Sub"), SMART Business Holdings, Inc. ("SMART") and Great Hill Equity Partners III, LP (together with its affiliates, "Great Hill Equity Partners"). Pursuant to the terms of and subject to the conditions set forth in the Merger Agreement, SMART will be merged with and into Merger Sub (the "Merger"), with SMART surviving the Merger as a wholly-owned subsidiary of the Company. Upon the effectiveness of the Merger, all the outstanding capital stock of SMART (other than any such shares held by the Company, Merger Sub, SMART, or any of their respective Subsidiaries (as defined in the Merger Agreement)) will be converted into the right to receive 10,927,869 shares (the "Merger Consideration") of common stock, $0.001 par value per share, of the Company.

        In connection with the preparation of our opinion herein, we have examined: (a) a draft dated August 16, 2009 of the Merger Agreement and the most recent versions of any ancillary agreements; (b) certain audited historical financial statements of the Company for the four years ended December 31, 2008 and of SMART for the three years ended December 31, 2008; (c) certain unaudited financial statements of the Company and SMART, respectively, for the six months ended June 30, 2009 and the six months ended June 30, 2008; (d) certain internal business, operating and financial information and forecasts of the Company and SMART (the "Forecasts"), prepared by the senior management of the Company and SMART, respectively; (e) information regarding the strategic, financial and operational benefits anticipated from the Merger and the prospects of the Company (with and without the Merger) prepared by senior management of the Company (the "Expected Benefits"), (f) the pro forma impact of the Merger and the Great Hill Equity Partners equity investment on the earnings per share of the Company based on certain pro forma financial information prepared by the senior management of the Company; (g) information regarding the amount and timing of cost savings and related expenses and synergies which senior management of the Company and SMART expect will result from the Merger (the "Expected Synergies"); (h) information regarding publicly available financial terms of certain other business combinations we deemed relevant; (i) the financial position and operating results of SMART compared with those of certain publicly traded companies we deemed relevant; (j) current and historical market prices and trading volumes of the common stock of the Company; and (k) certain other publicly available information regarding the Company and SMART, respectively. We have also held discussions with members of the senior management of the Company and SMART to discuss the foregoing, have considered other matters, and have taken into account such accepted financial and investment banking procedures and considerations, as we have deemed relevant.

        In rendering our opinion, we have assumed and relied, without independent verification, upon the accuracy and completeness of all the information examined by or otherwise reviewed or discussed with us for purposes of this opinion including, without limitation, the Forecasts, the Expected Benefits and the Expected Synergies, each as provided by senior management of the Company and SMART, as applicable. We have not made or obtained an independent valuation or appraisal of the assets, liabilities or solvency of the Company or SMART, nor have we been furnished with any such valuation or appraisal. We have been advised by the senior management of the Company and SMART that the Forecasts, the Expected Benefits and the Expected Synergies examined by us have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the senior management of the Company and SMART, as the case may be. In that regard, we have assumed, with your consent, that, (i) the Forecasts will be achieved and the Expected Benefits and Expected Synergies will be realized in the amounts and at the times contemplated thereby; (ii) all material assets and liabilities (contingent or otherwise) of the Company and SMART are as set forth in the financial statements or other information made available to us relating to the Company and SMART, respectively; and (iii) the financing arrangement for the continuing entity will not be materially different from the arrangements currently in effect for the Company and SMART. We express no opinion with respect to the Forecasts, Expected Benefits or Expected Synergies or the estimates and judgments on which they are based. We did not consider and express no opinion as to the amount or nature of the compensation paid to any of the SMART's or the Company's officers, directors or employees (or any class of such persons), whether such payments are made to persons holding such positions before or after the Merger, relative to the compensation to other stockholders. Our opinion does not address, and we have not examined, the relative merits of the Merger as compared to any alternative business strategies that might exist for the Company or the effect of any other transaction in which the Company might engage. We were not requested to examine, and accordingly express no opinion as to, the fairness of any consideration received or amount paid by the Company in connection with any proposed equity investment in the Company by Great Hill Partners or any affiliates thereof. Our opinion herein is based upon economic, market, financial and other conditions existing on, and other information disclosed to us as of, the date of this letter. It should be understood that, although subsequent developments may affect this opinion, we disclaim any obligation to update, revise or reaffirm this opinion. We have relied as to all accounting, tax and legal matters on advice of Company management and the Company's third-party accounting, tax and legal advisors, and have assumed that the Merger will be consummated on the terms described in the Merger Agreement and any ancillary agreements, without any waiver or amendment of any material terms or conditions by the Company.

        William Blair & Company has been engaged in the investment banking business since 1935. We continually undertake the valuation of investment securities in connection with public offerings, private placements, business combinations, estate and gift tax valuations and similar transactions. In the ordinary course of our business, we may from time to time trade the securities of the Company for our own account and for the accounts of customers, and accordingly may at any time hold a long or short position in such securities. We have acted as the investment banker to the Company in connection with the Merger and will receive a fee from the Company for our services, a significant portion of which is contingent upon the announcement or execution of the Merger Agreement and a further significant portion of which is conditioned upon the consummation of the Merger. We have provided certain investment banking services to Great Hill Partners or portfolio companies of Great Hill Partners from time to time. We are not currently providing any investment banking or other services to Great Hill Partners, SMART or any other portfolio companies of Great Hill Partners. In addition, the Company has agreed to indemnify us against certain liabilities arising out of our engagement.

        We express no opinion herein as to the price at which the common stock of the Company will trade at any future time or otherwise as to the effect of the Merger on the trading price of the common stock of the Company. Such trading price may be affected by a number of factors, including but not limited to (i) dispositions of the common stock of the Company by stockholders within a short period of time after the announcement date of the Merger, (ii) changes in prevailing interest rates and other factors which generally influence the price of securities, (iii) adverse changes in the capital markets, (iv) adverse changes in the financial condition, business, assets, results of operations or prospects of the Company or of SMART or in the specialty consulting market, (v) any actions taken or restrictions imposed by federal, state or other governmental agencies or regulatory authorities, and (vi) timely completion of the Merger on terms and conditions that are acceptable to all parties at interest.

        Our investment banking services and our opinion were provided for the use and benefit of the Board of Directors of the Company in connection with its consideration of the Merger. Our opinion is limited to the fairness, from a financial point of view, to the Company of the Merger Consideration to be paid by the Company in connection with the Merger. We do not address the merits of the underlying decision by the Company to engage in the Merger, and this opinion does not constitute a recommendation to any stockholder of the Company as to how such stockholder should vote with respect to the proposed Merger.

        This letter may not be disclosed or otherwise referred to without our prior written consent, except that the opinion may be included in its entirety in a proxy statement mailed to the stockholders by the Company with respect to the Merger. This opinion has been reviewed and approved by our Fairness Opinion Committee.

        Based upon and subject to the foregoing, it is our opinion as investment bankers that, as of the date hereof, the Merger Consideration to be paid by the Company is fair, from a financial point of view, to the Company.

Very truly yours,
/s/ WILLIAM BLAIR & COMPANY, L.L.C. WILLIAM BLAIR & COMPANY, L.L.C.

Annex E

CERTIFICATE OF DESIGNATIONS
OF
SERIES A CONVERTIBLE REDEEMABLE PREFERRED STOCK
OF
LECG CORPORATION

Pursuant to Section 151 of the
General Corporation Law of the State of Delaware

        LECG Corporation (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

        FIRST.    The Certificate of Incorporation of the Corporation, as amended, authorizes the issuance of 15,000,000 shares of preferred stock, $0.001 par value per share, and expressly vests in the Board of Directors of the Corporation the authority provided therein to provide for the issuance of such shares in one or more series, and by filing a certificate pursuant to applicable law of the State of Delaware, to establish or change from time to time the number of shares of each such series, and to fix the designations, powers, including voting powers, full or limited, or no voting powers, preferences and the relative, participating, optional or other special rights of such shares of each series and any qualifications, limitations and restrictions thereof.

        SECOND.    On                        , 2009, the Board of Directors of the Corporation, pursuant to the authority expressly vested in it as aforesaid, has adopted the following resolution creating a new series of convertible preferred stock known as "Series A Convertible Redeemable Preferred Stock":

    RESOLVED:    That pursuant to the authority vested in the Board of Directors of the Corporation in accordance with the provisions of its Certificate of Incorporation, as amended, a series of Preferred Stock of the Corporation be, and it hereby is, created, and that the designation and amount thereof and the voting powers, preferences and relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof, are as set forth in the Corporation's Certificate of Incorporation, as amended, and in this Certificate of Designations as follows:

        Section 1.    Designation and Number of Shares of Series A Preferred Stock.    The shares of such series of Preferred Stock shall be designated as Series A Convertible Redeemable Preferred Stock, $0.001 par value per share (the "Series A Preferred"), and the number of shares constituting such series shall be 12,000,000, which number may be increased by the Board of Directors of the Corporation (the "Board") without a vote of stockholders to the extent necessary to have sufficient shares of Series A Preferred to pay Cumulative Dividends, except as otherwise provided in the Corporation's Certificate of Incorporation, as amended and/or restated from time to time (the "Certificate of Incorporation").

        Section 2.    Stated Value; Rank.    The Series A Preferred shall rank, with respect to payment of dividends and distribution of assets upon the liquidation, winding-up or dissolution of the Corporation, senior to the Corporation's Common Stock, $0.001 par value per share (the "Common Stock"), and to each other class or series of the Corporation's capital stock, including any series of Preferred Stock, established hereafter by the Board, the terms of which do not expressly provide that it ranks senior to, or on a parity with, the Series A Preferred in right as to dividends and upon liquidation, dissolution and winding-up (collectively with the Common Stock, the "Junior Stock").

        Section 3.    Dividends.

          (a)   The holders of Series A Preferred shall be entitled to receive, when, as and if declared by the Board or a duly authorized committee thereof, out of assets of the Corporation legally available therefor, in additional authorized, duly issued, fully paid and nonassessable shares of

  Series A Preferred or, as set forth in Section 3(b) hereof, cash, prior and in preference to any declaration or payment of any dividend (payable other than in shares of Junior Stock or other securities and rights convertible into or entitling the holder thereof to receive, directly or indirectly, additional shares of Junior Stock) on the Junior Stock, cumulative dividends ("Cumulative Dividends"), which shall accrue as of the date of issuance of such shares at the rate of seven and a half percent (7.5%) subject to adjustment pursuant to Sections 3(c), 3(e) and 8(e) (the "Dividend Rate") of the Original Issue Price (as defined in Section 4(a)) per share per annum, based on a 360-day year of 30-day months. Accrued but unpaid dividends shall compound quarterly at the Dividend Rate. In connection therewith, each share of Series A Preferred so issued shall be valued at the Original Issue Price. In the event of any fractional shares, the Corporation shall pay the holder of the Cumulative Dividends cash in lieu of such fractional shares. The receipt of Series A Preferred payable as Cumulative Dividends hereunder shall be deemed to have occurred upon the Dividend Payment Date (as defined below), and the holder entitled to receive such Cumulative Dividends shall be treated for all purposes as the record holder of such shares of Series A Preferred as of the time such Cumulative Dividends are declared. Such Cumulative Dividends shall accrue and be payable in respect of each share of Series A Preferred quarterly, in arrears, on the last day of March, June, September and December (each, a "Dividend Payment Date"), commencing on the first such date to occur. The Cumulative Dividend payable on the first Dividend Payment Date shall be calculated and based on the period from the date of issuance through such Dividend Payment Date. If the date fixed for payment on any shares of Series A Preferred of a distribution in connection with a Liquidation Event, the date on which any shares of Series A Preferred are converted into Common Stock, or the date on which any shares of Series A Preferred are redeemed does not coincide with a Dividend Payment Date, then subject to the provisions hereof relating to such liquidating distribution, conversion or redemption, the final dividend period applicable to such shares shall be the period from the last Dividend Payment Date prior to the date such liquidating distribution, conversion or redemption occurs through the effective date of such liquidating distribution, conversion or redemption. Cumulative Dividends will accrue regardless of whether there are profits, surplus or other funds of the Corporation legally available for the payment of dividends. Cumulative Dividends shall accrue pro rata for partial-year periods.

          (b)   Notwithstanding the provisions of Section 3(a), on any Dividend Payment Date, the Corporation may pay in cash the Cumulative Dividends that have accrued for such period and that are payable on such date, instead of paying for such Cumulative Dividends in additional authorized, duly issued, fully paid and nonassessable shares of Series A Preferred so long as the Corporation has sufficient cash to make such distribution without breaching the terms of any contract for borrowed money indebtedness and such cash is legally available therefor.

          (c)   So long as any share of Series A Preferred shall be outstanding, no dividend (other than a dividend payable solely in shares of Junior Stock or other securities and rights convertible into or entitling the holder thereof to receive, directly or indirectly, additional shares of Junior Stock), whether in cash or property, shall be declared or paid, nor shall any other distribution be made on any class or series of Junior Stock or on any class or series ranking on parity with the Series A Preferred ("Parity Stock"), nor shall any class or series of Junior Stock or Parity Stock be purchased, redeemed or otherwise acquired for value (or any money paid to or made available for a sinking fund for the redemption of any Junior Stock or Parity Stock) by the Corporation; provided, however, that the foregoing shall not prohibit the Corporation from making any purchases, redemptions or acquisitions pursuant to agreements with employees, advisors, consultants or service providers giving the Corporation the right to repurchase shares of capital stock upon the termination of services or in the exercise of the Corporation's right of first refusal or upon the unanimous consent of the Board so long as, at the time of such purchase, redemption or acquisition, all Cumulative Dividends accrued on the Series A Preferred have been paid or declared and set apart. Without limitation of any other provisions hereof or any rights or remedies of the holders of the Series A Preferred Stock, the Dividend Rate set forth in Section 3(a) shall increase to sixteen percent (16%) for all outstanding shares of Series A Preferred and any shares of Series A Preferred issued at any time after such rate increase if the Corporation at any time breaches this Section 3(c).

          (d)   If full dividends have not been paid on the Series A Preferred Stock and any Parity Stock, dividends may be declared and paid on the Series A Preferred Stock and such Parity Stock so long as the dividends are declared and paid pro rata so that the amounts of dividends declared per share on the Series A Preferred Stock and such Parity Stock will in all cases bear to each other the same ratio that accumulated and unpaid dividends per share on the shares of Series A Preferred Stock and such other Parity Stock bear to each other.

          (e)   If the Corporation Incurs or permits any subsidiary to Incur, directly or indirectly, any Indebtedness that would result in the Corporation having, as of immediately following the Incurrence of such Indebtedness, Indebtedness in excess of the greater of: (A) $75,000,000 or (B) the product of 2.5 multiplied by EBITDA, then the Dividend Rate set forth in Section 3(a) shall increase to sixteen percent (16%) for all outstanding shares of Series A Preferred and any shares of Series A Preferred issued at any time after such rate increase. For purposes of this Section 3(e), the following terms shall have the meanings set forth below:

              (i)  "Incur" shall mean issue, assume, guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or capital stock of an entity existing at the time such entity becomes a subsidiary of the Corporation (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such entity at the time it becomes a subsidiary of the Corporation. The term "Incurrence" when used as a noun shall have a correlative meaning. The accretion of principal of a non-interest bearing or other discount security shall not be deemed the Incurrence of Indebtedness.

             (ii)  "Indebtedness" shall mean (1) any liability of the Corporation and its subsidiaries (A) for borrowed money (including the current portion thereof), (B) under any reimbursement obligation relating to a letter of credit, bankers' acceptance or note purchase facility, or (C) evidenced by a bond, note, debenture or similar instrument (including a purchase money obligation), and (2) any liability of other Persons described in clause (1) that the Corporation or any of its subsidiaries has guaranteed, that is recourse to the Corporation or any of its assets or that is otherwise the legal liability of the Corporation. For purposes of this Certificate of Designations, Indebtedness includes any and all amounts of the nature described in clauses (1)(A), (B) or (C) owed by the Corporation or any of its subsidiaries to any of its affiliates including any of its stockholders. For purposes of this Certificate of Designations, Indebtedness does not include any payments owed by the Corporation to former employees for continued compliance with provisions of their respective severance agreements not accounted for as debt in accordance with U.S. generally accepted accounting principles.

            (iii)  "EBITDA" shall mean the Corporation's earnings before interest, taxes, depreciation and amortization for the most recently completed fiscal year for which audited financial statements are available (and derived from such audited financial statements). Within ninety (90) days following the close of each fiscal year of the Corporation, the Corporation shall deliver to the holders of the Series A Preferred a written certificate certifying to the Corporation's EBITDA for such fiscal year, and executed on behalf of the Corporation by its Chief Financial Officer.

            (iv)  "Person" shall mean any individual, firm, corporation, partnership, company, limited liability company, division, trust, joint venture, association, governmental authority or other entity or organization.

          (f)    Notwithstanding anything in this Section 3 to the contrary, the holders of a majority of the then outstanding shares of Series A Preferred may, from time to time, waive the application of any of the provisions of this Section 3 by affirmative vote or by written notice to the Corporation.

        Section 4.    Liquidation Preference.

          (a)   Upon the occurrence of a Liquidation Event, prior and in preference to any distribution of any of the assets or funds of the Corporation to the holders of the Junior Stock by reason of their ownership of such stock, the holders of Series A Preferred shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders an amount per share of Series A Preferred equal to the greater of (i) the sum of (A) the Original Issue Price for each share of Series A Preferred held by them, plus (B) all Cumulative Dividends accrued and unpaid on such shares up to the date of distribution of the assets of the Corporation (the "Minimum Preferred Return"), and (ii) the aggregate amount payable in respect of each share of Common Stock issuable upon conversion of such share of Series A Preferred, as if such share of Series A Preferred had been converted into Common Stock immediately prior to the occurrence of such Liquidation Event pursuant to the provisions of Section 5(a)(i) hereof (such greater amount, the "Preferred Liquidation Preference"). If, upon the occurrence of a Liquidation Event, the assets and funds of the Corporation legally available for distribution to stockholders by reason of their ownership of stock of the Corporation shall be insufficient to permit the payment to such holders of Series A Preferred of the full Preferred Liquidation Preference, then such holders of Series A Preferred shall share ratably in any distribution in proportion to the full preferential amounts each holder would be entitled to receive under this Section 4(a), on a pro rata basis. The "Original Issue Price" of each share of Series A Preferred initially shall be $3.96, and shall be subject to proportionate adjustment in the event of any stock split, stock dividend, combination, recapitalization, or other similar transaction with respect to the Series A Preferred.

          (b)   Upon the occurrence of a Liquidation Event, and after payment to the holders of the Series A Preferred the amounts to which they are entitled pursuant to Section 4(a) and after any applicable payment to holders of any other class or series of Parity Stock, all assets and funds of the Corporation that remain legally available for distribution to stockholders by reason of their ownership of stock of the Corporation shall be distributed in accordance with the applicable provisions of the Corporation's Certificate of Incorporation.

          (c)   A "Liquidation Event" shall include: (i) any liquidation, dissolution or winding up of the Corporation; (ii) any reorganization, consolidation or merger (collectively, a "Reorganization") of the Corporation with or into any other entity or entities other than any Reorganization resulting in the holders of the outstanding capital stock of the Corporation entitled to vote for the election of members of the Board immediately prior to such Reorganization holding at least a majority of the outstanding capital stock of the surviving or resulting entity entitled to vote for the election of members of the board of directors of the surviving or resulting entity; (iii) any other transaction in which the holders of the outstanding capital stock of the Corporation entitled to vote for the election of members of the Board immediately prior to such transaction do not hold at least a majority of the outstanding capital stock of the surviving or resulting entity entitled to vote for the election of members of the board of directors of the surviving or resulting entity; or (iv) any sale, conveyance or transfer of all or substantially all of the assets or business of the Corporation (each of (ii) through (iv), a "Sale Transaction"). For the avoidance of doubt, neither the issuance of any Dividend Shares, the conversion of any Series A Preferred into Common Stock nor the redemption of any Series A Preferred shall be deemed to be a Liquidation Event and/or a Sale Transaction.

          (d)   Whenever the distribution provided for in this Section 4 shall be payable in property other than cash, the value of such distribution shall be the fair market value as determined in good faith by the Board.

          (e)   In the event the assets of the Corporation available for distribution to holders of Series A Preferred upon any Liquidation Event shall be insufficient to pay in full all amounts to which such holders are entitled pursuant to Section 4(a), no such distribution shall be made on account of any shares of Parity Stock upon such Liquidation Event unless proportionate distributable amounts shall be distributed on account of the shares of Series A Preferred Stock, ratably, in proportion to the full distributable amounts for which holders of the Series A Preferred and holders of any Parity Stock are entitled upon such Liquidation Event, with the amount allocable to each series of such stock determined on a pro rata basis of the aggregate liquidation preference of the outstanding shares of each series and accumulated and unpaid dividends to which each series is entitled.

          (f)    The Corporation shall give each holder of record of Series A Preferred written notice of such Liquidation Event not later than fifteen (15) days prior to the stockholders' meeting called to approve such transaction, or fifteen (15) days prior to the closing of such transaction, whichever is earlier. Such notice shall describe the material terms and conditions of the impending transaction and the application to such transaction of the provisions of this Section 4, and the Corporation shall thereafter give such holders prompt notice of any material changes. Such transaction shall in no event take place sooner than fifteen (15) days after the Corporation has given the first notice provided under this Section 4(f) or sooner than ten (10) days after the Corporation has given notice of any material changes to such transaction as provided under this Section 4(f); provided, however, that such periods may be shortened upon the affirmative vote or written consent of the holders of a majority of the then outstanding shares of Series A Preferred.

        Section 5.    Conversion.

        The holders of shares of Series A Preferred shall have conversion rights as follows:

          (a)    Optional Conversion.

            Each share of Series A Preferred shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of the Corporation or any transfer agent for the Series A Preferred, into such number of fully paid and non-assessable shares of Common Stock as is determined by dividing the Original Issue Price for each share plus any accrued or declared but unpaid Cumulative Dividends on each such share (such amount, the "Aggregate Amount"), by the conversion price at the time in effect for a share of Series A Preferred (the "Conversion Price"). The Conversion Price for the shares of Series A Preferred initially shall be $3.96, subject to adjustment from time to time as provided below. The outstanding shares of Series A Preferred may be converted voluntarily pursuant to the foregoing calculation in whole or in part.

          (b)    Forced Conversion.

              (i)  On or after the two-year anniversary of the Original Issue Date, the Corporation shall have the right, at its option, subject to a sufficient number of shares of Common Stock being available for issuance upon conversion, to cause the Series A Preferred in whole, but not in part, to be automatically converted into a number of whole shares of Common Stock using the formula set forth in Section 5(a) (a "Forced Conversion"). The Corporation may exercise its right to cause a Forced Conversion on a Forced Conversion Date (as defined in Section 5(g)) pursuant to this Section 5(b) only if:

              (A)  the trading volume of the Common Stock averages at least 100,000 shares per Trading Day over the immediately preceding 30 Trading Day period (as adjusted for stock dividends, combination or splits with respect to the Common Stock); and

              (B)  the daily Volume-Weighted Average Price of the Common Stock exceeds 200% of the then-prevailing Conversion Price for at least 20 Trading Days of the immediately preceding 30 Trading Day period ending on the Trading Day prior to the Corporation's delivery of written notice, as described in Section 5(b)(ii) hereof, notifying the holders of the Series A Preferred of the Corporation's exercise of its right to cause a Forced Conversion.

             (ii)  To exercise its right to cause a Forced Conversion described in Section 5(b)(i) hereof, the Corporation must deliver written notice to the holders of the Series A Preferred, notifying such holders of such a Forced Conversion; provided that the Corporation delivers such written notice within five (5) days of any date on which the conditions described in Section 5(a) hereof are met. The conversion date will be a date selected by the Corporation (the "Forced Conversion Date") and will be no more than thirty (30) days after the date on which the Corporation delivers the written notice described in this Section 5(b)(ii).

            (iii)  In addition to any information required by applicable law or regulation, the notice of a Forced Conversion described in Section 5(b)(ii) shall state, as appropriate: (A) the Forced Conversion Date; (B) the number of shares of Common Stock to be issued upon conversion of each share of Series A Preferred; (C) the number of shares of Series A Preferred to be converted; (D) that dividends on the Series A Preferred to be converted will cease to accumulate on the Forced Conversion Date and (E) the amount of any payment for accumulated and unpaid dividends.

            (iv)  On and after the Forced Conversion Date, Cumulative Dividends will cease to accumulate on the Series A Preferred called for a Forced Conversion and all rights of holders of Series A Preferred will terminate except for the right to receive the whole shares of Common Stock issuable upon conversion thereof pursuant to the formula set forth in Section 5(a) and cash in lieu of any fractional shares of Common Stock, and with no right to any interim dividends declared on the Common Stock. Notwithstanding the foregoing, the Corporation shall pay to each holder of Series A Preferred a payment equal to the aggregate amount of any accumulated and unpaid Cumulative Dividends on the Series A Preferred held by such holder accruing through the Forced Conversion Date. Such payment described in the preceding sentence shall be paid by the Corporation, at its sole option, in the form of (x) cash, (y) shares of Common Stock, or (z) a combination of cash and shares of Common Stock distributed among the holders of Series A Preferred on a pro rata basis; provided, however, that shares of Common Stock issued in payment or partial payment of such payments shall be valued for such purpose at the Conversion Price.

          (c)    Mechanics of Conversion.    No fractional shares of Common Stock shall be issued upon conversion of shares of Series A Preferred. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the then effective Conversion Price. Before any holder of Series A Preferred shall be entitled to convert the same into shares of Common Stock pursuant to Section 5(a), such holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for shares of Series A Preferred, as the case may be (or affidavits stating that such certificates have been lost, stolen or destroyed), and shall give written notice by mail, postage prepaid, to the Corporation at its principal corporate office, of the election to convert the same stating therein the number of shares of Series A Preferred being converted, and such conversion shall be deemed to have been made immediately prior to the close of business on the date of receipt by the Corporation or its transfer agent of the stock certificates for the Series A Preferred to be converted or an affidavit stating that such certificates have been lost, stolen or destroyed. In the event of a Forced Conversion pursuant to Section 5(b), the outstanding shares of Series A Preferred shall be converted automatically into shares of Common Stock without any further action by the holder of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or the transfer agent for the Series A Preferred; provided that the Corporation shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such Forced Conversion or the payment set forth in Section 5(b)(iv) until the certificates evidencing such shares of Series A Preferred are either delivered to the Corporation or the transfer agent for the Series A Preferred as provided above, or the holder delivers to the Corporation or the transfer agent an affidavit that such certificates have been lost, stolen or destroyed. The Corporation shall, as soon as practicable thereafter, issue and deliver to such address as the holder may direct, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled and the applicable payment set forth in Section 5(b)(iv).

          (d)    Adjustment of Conversion Price of Series A Preferred.    The Conversion Price shall be subject to adjustment from time to time as follows:

              (i)  Adjustments for Subdivisions or Combinations of Common Stock.    In the event that at any time after the Original Issue Date the outstanding shares of Common Stock shall be subdivided by stock split, stock dividend or otherwise, into a greater number of shares of Common Stock, the Conversion Price then in effect shall, concurrently with the effectiveness of such subdivision, be proportionately decreased. In the event that at any time after the Original Issue Date the outstanding shares of Common Stock shall be combined or consolidated into a lesser number of shares of Common Stock, the Conversion Price then in effect shall, concurrently with the effectiveness of such combination or consolidation, be proportionately increased. Any adjustment under this Section 5(d) shall be effective at the close of business on the date that the subdivision or combination becomes effective.

             (ii)  Adjustments for Reorganizations, Reclassifications or Similar Events.    If at any time after the Original Issue Date the Common Stock shall be changed into the same or a different number of shares of any other class or classes of stock or other securities or property, whether by Reorganization, reclassification or otherwise (other than a Sale Transaction as defined in Section 4 or a subdivision or combination of shares provided for elsewhere in Section 5), then each share of Series A Preferred shall thereafter be convertible into the number of shares of stock or other securities or property to which a holder of the number of shares of Common Stock deliverable upon conversion of such shares of Series A Preferred shall have been entitled upon such Reorganization, reclassification or other event and, in such case, appropriate adjustment (as determined in good faith by the Board) shall be made in the application of the provisions in this Section 5 set forth with respect to the rights and interests thereafter of the holders of Series A Preferred, to the end that the provisions set forth in this Section 5 (including provisions with respect to changes in and other adjustments of the Conversion Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other property thereafter deliverable upon the conversion of Series A Preferred.

          (e)    Certificate as to Adjustments.    Upon the occurrence of each adjustment or readjustment of the Conversion Price pursuant to this Section 5, the Corporation at its expense shall, upon request, promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of shares of Series A Preferred to which such adjustment pertains a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of shares of Series A Preferred, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Conversion Price at the time in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of such holder's shares of Series A Preferred.

          (f)    No Impairment.    The Corporation shall not amend the Certificate of Incorporation or any Certificate of Designation thereto, or participate in any Reorganization, recapitalization, Sale Transaction, issue or sale of securities or any other voluntary action, for the purpose of avoiding or seeking to avoid the observance or performance of any of the terms to be observed or performed under this Section 5.

          (g)    De Minimus Adjustments.    No adjustment to the Conversion Price shall be made if such adjustment would result in a change in the Conversion Price of less than $0.01. Any adjustment of less than $0.01 that is not made shall be carried forward and shall be made at the time of and together with any subsequent adjustment that, on a cumulative basis, amounts to an adjustment of $0.01 or more in the Conversion Price.

          (h)    Certain Definitions.    For purposes of this Section 5, the following terms shall have the meanings set forth below:

              (i)  "Original Issue Date" shall the first date on which any shares of Series A Preferred Stock are issued by the Corporation.

             (ii)  "Trading Day" shall mean a day during which trading in securities generally occurs on The Nasdaq Global Select Market or, if the Common Stock is not listed on The Nasdaq Global Select Market, on the principal other national securities exchange on which the Common Stock is then listed or traded.

            (iii)  "Volume-Weighted Average Price" shall mean the volume-weighted average price per share of Common Stock on The Nasdaq Global Select Market (or such other national securities exchange or automated quotation system on which the Common Stock is then listed or authorized for quotation or, if not so listed or authorized for quotation, an amount determined using a volume-weighted average method by a nationally recognized investment banking firm (unaffiliated with the Corporation) retained for this purpose) from 9:30 a.m. to 4:30 p.m., New York City time, on that Trading Day, as displayed by Bloomberg Business News or such other comparable service determined in good faith by the Corporation that has replaced Bloomberg Business News.

          (i)    Waiver.    Notwithstanding anything in this Section 5 to the contrary, the holders of a majority of the then outstanding shares of Series A Preferred may, from time to time, waive the application of any of the provisions of this Section 5 by affirmative vote or by written notice to the Corporation.

        Section 6.    Voting.

          (a)    General.    Except as otherwise required by law or as expressly provided below in this Section 6(a), each holder of Series A Preferred shall be entitled to the number of votes equal to the number of shares of Common Stock into which the shares of Series A Preferred so held could be converted at the record date for determination of the stockholders entitled to vote, or, if no such record date is established, at the date such vote is taken. Except as required by law or as otherwise set forth herein, all shares of Series A Preferred and all shares of Common Stock shall vote together as a single class on all matters. Fractional votes by the holders of shares of Series A Preferred shall not, however, be permitted, and any fractional voting rights shall (after aggregating all shares of Series A Preferred held by each holder that could be converted) be rounded down to the nearest whole number. There shall be no cumulative voting with respect to the Series A Preferred unless and to the extent that cumulative voting is permitted with respect to the Common Stock. In the event that any holder of Series A Preferred is issued additional shares of Series A

  Preferred in satisfaction of the Corporation's obligation to pay Cumulative Dividends under Section 3 hereof ("Dividend Shares") and as a result of such issuance, such holder's Ownership Percentage exceeds the Percentage Threshold, then such holder shall not be entitled to vote the Excess Shares so long as its Ownership Percentage exceeds the Percentage Threshold. For the purposes hereof, the "Ownership Percentage" with respect to any holder of shares of Series A Preferred shall mean, as of any particular time, the percentage of the aggregate voting power of the Common Stock and all other classes or series of the Corporation's capital stock that vote with the Common Stock as a single class (including the Series A Preferred) (calculated on an as-converted basis) represented by the shares of the Corporation's capital stock then beneficially owned (within the meaning of Rule 13d-3 of the Securities Exchange Act of 1934, as amended) by such holder and/or its affiliates in the aggregate; the "Percentage Threshold" shall initially mean 48% of the aggregate voting power of the Common Stock and all other classes or series of the Corporation's capital stock that vote with the Common Stock as a single class (including the Series A Preferred) (calculated on an as-converted basis); and "Excess Shares" shall mean (a) Dividend Shares issued to a holder at a time when such holder's Ownership Percentage exceeds the Percentage Threshold and (b) Dividend Shares issued to a holder to the extent such shares would cause such holder to have an Ownership Percentage in excess of the Percentage Threshold (e.g., if 75 shares would cause a holder's Ownership Percentage to reach the Percentage Threshold and 100 Dividend Shares are issued, then 25 shares will be Excess Shares); provided, however, that Excess Shares shall cease to be Excess Shares to the extent that the holder's Ownership Percentage would be below the Percentage Threshold (but only to such extent).

          (b)    Approval by Series A Preferred.    For so long as any shares of Series A Preferred remain outstanding, the Corporation shall not, whether by merger, consolidation or otherwise, without first obtaining the affirmative vote or written consent of the holders of at least a majority of the then outstanding shares of Series A Preferred:

              (i)  alter, amend or repeal any provisions of, or add any provision to this Certificate of Designations, the Certificate of Incorporation or the Corporation's By-laws if such action would adversely alter, change or repeal the designations, preferences, rights, privileges or powers of, or the restrictions provided for the benefit of, the Series A Preferred;

             (ii)  authorize or designate any class or series of Parity Stock or any class or series of capital stock having rights on liquidation or as to distributions (including dividends) senior to the Series A Preferred; or authorize or issue any other equity security convertible into or exercisable for any equity security, having preference equal to or over, as to distributions or liquidation preference, the Series A Preferred; or

            (iii)  increase or decrease the total number of authorized or issued shares of Series A Preferred, other than with respect to an increase in authorized shares of Series A Preferred for the purpose of paying Cumulative Dividends on the outstanding shares of Series A Preferred.

        Section 7.    Reacquired Shares.

        Any shares of Series A Preferred purchased, converted, redeemed or otherwise acquired by the Corporation in any manner whatsoever (including with respect to Sections 5 and 8 of this Certificate of Designations) shall (upon compliance with any applicable provisions of the laws of the State of Delaware) be retired and shall have the status of authorized but unissued shares of Preferred Stock undesignated as to series. Such shares of Preferred Stock may only be reissued in accordance with the terms of the Certificate of Incorporation.

        Section 8.    Redemption.

          (a)    Redemption Date.    At any time after the seventh anniversary of the Original Issue Date, each holder of the Series A Preferred shall have the right to compel the Corporation to redeem all or any portion of the outstanding shares of Series A Preferred held by such holder by delivering written notice to the Corporation (the "Redemption Notice"). The Corporation shall redeem the shares of Series A Preferred subject to a Redemption Notice (a "Redemption") within ninety (90) days of receipt of a Redemption Notice (or if such date is not a business day, then on the following business day thereafter) (a "Redemption Date").

          (b)    Redemption Price and Payment.    The shares of Series A Preferred to be redeemed on a Redemption Date shall be redeemed by paying for each share in cash an amount equal to the Minimum Preferred Return on such Redemption Date, such amount being referred to herein as the "Preferred Redemption Price." Such payment shall be made by the Corporation in full, from funds legally available therefor, on such Redemption Date to the holder entitled thereto.

          (c)    Partial Deferral of Redemption.    Notwithstanding anything to the contrary in Section 8(a) or Section 8(b) herein, upon receipt of a Redemption Notice, the Corporation shall have the right, at its discretion, to defer for one year from the date of such Redemption Notice the redemption of 50% of the shares of Series A Preferred subject to such Redemption Notice (rounded down to the nearest whole share). To exercise this deferral right, the Corporation must, within twenty (20) days following its receipt of such Redemption Notice, provide written notice of its election to exercise this deferral right to the holder or holders of Series A Preferred that delivered such Redemption Notice. For the avoidance of doubt, if the Corporation exercises this deferral right, the Corporation shall (i) on the Redemption Date corresponding to such Redemption Notice, pay the Preferred Redemption Price to the redeeming holder(s) of Series A Preferred with respect to 50% of the shares of Series A Preferred indicated in such Redemption Notice (rounded down to the nearest whole share) and (ii) no later than the one-year anniversary of the Redemption Date corresponding to such Redemption Notice, pay the Preferred Redemption Price to the redeeming holder(s) of Series A Preferred with respect to the remaining unredeemed shares of Series A Preferred indicated in such Redemption Notice.

          (d)    Redemption Mechanics.    Within thirty (30) days following its receipt of a Redemption Notice, the Corporation shall provide written notice to the holder that submitted the Redemption Notice notifying such holder of the Redemption Date and specifying the Preferred Redemption Price and the place where said Preferred Redemption Price shall be payable. The notice shall be addressed to such holder at its address as shown by the records of the Corporation. Upon receipt of the such notice, the holder of shares of Series A Preferred shall surrender the certificate or certificates representing the shares to be redeemed to the Corporation, duly assigned or endorsed for transfer (or accompanied by duly executed stock powers relating thereto), or shall deliver an affidavit of loss with respect to such certificates at the principal executive office of the Corporation or such other place as the Corporation may from time to time designate by notice to such holder, and on the Redemption Date corresponding to such Redemption Notice each surrendered certificate shall be canceled and retired and the Corporation shall thereafter make payment of the Preferred Redemption Price; provided, however, that if the Corporation has insufficient funds legally available to redeem all shares required to be redeemed, such holder shall, in addition to receiving the payment of the portion of the aggregate Preferred Redemption Price that the Corporation is not legally prohibited from paying to such holder, receive a new stock certificate for those shares of Series A Preferred subject to such Redemption Notice but not so redeemed. From and after the close of business on the Redemption Date corresponding to such Redemption Notice, unless there shall have been a default in the payment of the Preferred Redemption Price, all rights of such holders of shares of Series A Preferred (except the right to receive the Preferred Redemption Price) shall cease with respect to the shares actually redeemed on such Redemption

  Date, and such shares shall not thereafter be transferred on the books of the Corporation or be deemed to be outstanding for any purpose whatsoever. If the funds of the Corporation legally available for redemption of shares of Series A Preferred on such Redemption Date are insufficient to redeem the total number of shares of Series A Preferred subject to such Redemption Notice, the holders of such shares shall share ratably in any funds legally available for redemption according to the respective amounts which would be payable to them if the full number of shares to be redeemed on such Redemption Date were actually redeemed. The shares of Series A Preferred required to be redeemed but not so redeemed shall remain outstanding and the holder thereof shall be entitled to all rights and preferences provided herein. At any time thereafter when additional funds of the Corporation are legally available for the redemption of such shares of Series A Preferred, such funds will be used to redeem the balance of such shares, or such portion thereof for which funds are then legally available, on the basis set forth above. For purposes of this Section 8(d), all references to any Redemption Date shall be deemed to include both transactions on a Redemption Date and, in the case where the Corporation exercises its deferral right pursuant to Section 8(c), the date of the redemption of the remaining unredeemed shares noticed for redemption.

          (e)    Penalty.    In the event that, for any reason, the Corporation does not make full payment on the Redemption Date (or, in the case where the Corporation exercises its deferral right pursuant to Section 8(a)(iii), on the dates set forth in Section 8(a)(iii)) for the shares of Series A Preferred noticed for redemption in accordance with the provisions of this Section 8 then the Dividend Rate set forth in Section 3(a) shall increase to sixteen percent (16%) for all outstanding shares of Series A Preferred and any shares of Series A Preferred issued at any time after such failure to make such payment by the Corporation.

          (f)    Waiver.    Notwithstanding anything in this Section 8 to the contrary, the holders of a majority of the then outstanding shares of Series A Preferred may, from time to time, waive the application of any of the provisions of this Section 8 by affirmative vote or by written notice to the Corporation.

        Section 9.    Miscellaneous.

          (a)    Notice.    All notices, requests, payments, instructions or other documents to be given hereunder will be in writing or by written telecommunication, and will be deemed to have been duly given if (i) delivered personally (effective upon delivery), (ii) sent by a reputable, established courier service that guarantees overnight delivery (effective the next business day), (iii) dispatched by telecopier (if the telecopy is in complete, readable form, effective upon dispatch), (iv) by first class mail (effective on the second business day following delivery) or (v) by electronic mail if the receipt of such electronic mail is confirmed, in each case to the address, telecopier number or e-mail address, as the case may be, as set forth in the records of the Corporation for the applicable stockholder.

          (b)    Waiver of Notice.    The holder or holders of a majority of the then outstanding shares of Series A Preferred may, at any time upon written notice to the Corporation, waive any notice or certificate delivery provisions specified herein for the benefit of such holders, and any such waiver shall be binding upon all holders of such securities.

          (c)    Exclusion of Other Rights.    Except as may otherwise be required by law, the shares of Series A Preferred shall not have any voting powers, preferences or relative, participating, optional or other special rights, other than those specifically set forth herein (as this resolution may be amended from time to time) and in the Certificate of Incorporation.

        [Signature Follows]

        IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed in its name and on its behalf on this    rd of                         2009 by a duly authorized officer of the Corporation.

LECG CORPORATION
By:
Name:
Title:

Annex F

GOVERNANCE AGREEMENT

        This GOVERNANCE AGREEMENT (this "Agreement") is made and entered into as of     •    , 2009, by and among LECG Corporation, a Delaware corporation ("Parent"), and the other parties set forth on the signature pages hereto (each, a "Holder" and collectively, the "Holders").

BACKGROUND

        A.    Parent, Red Sox Acquisition Corporation, a Delaware corporation and a direct wholly owned subsidiary of Parent ("Merger Sub I"), Red Sox Acquisition LLC, a Delaware limited liability company and a direct wholly owned subsidiary of Parent ("Merger Sub II", and with Merger Sub I, the "Merger Subs"), Smart Business Holdings, Inc., a Delaware corporation (the "Company"), and Great Hill Equity Partners III, L.P., a Delaware limited partnership, have entered into an Agreement and Plan of Merger dated as of August 17, 2009 (the "Merger Agreement"), which provides for, among other things, (i) the merger of Merger Sub I with and into the Company, with the Company as the surviving corporation (the "First Step Merger"), and (ii) the merger of the Company, as successor to the First Step Merger, with and into Merger Sub II, with Merger Sub II as the surviving entity (together with the First Step Merger, the "Merger").

        B.    Parent and the Holders have entered into a Stock Purchase Agreement dated as of the date hereof (the "Stock Purchase Agreement"), which provides for, among other things, the issuance by Parent of shares of Series A Convertible Redeemable Preferred Stock of Parent to the Holders (the "Investment").

        C.    Parent and the Holders desire to establish in this Agreement certain terms and conditions concerning the corporate governance of Parent and the acquisition and disposition of securities of Parent by the Holders.

        D.    The execution and delivery of this Agreement is concurrent with the Merger and the Investment and is a material inducement to the willingness of Parent, the Company and the Holders to consummate the transactions contemplated by the Merger Agreement and the Stock Purchase Agreement.

AGREEMENT

        In consideration of the foregoing and the respective covenants and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE 1
DEFINITIONS

        1.1    Definitions.    As used in this Agreement, the following terms shall have the following meanings:

          (a)   "Affiliate," when used with reference to any Person, means another Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with such first Person.

          (b)   "beneficial ownership" has the meaning given to such term in Rule 13d-3 under the Exchange Act (and phrases such as "beneficially own" have correlative meanings).

          (c)   "Board of Directors" means the Board of Directors of Parent.

          (d)   "Business Day" means any day on which banks are not required or authorized to be closed in San Francisco, California.

          (e)   "Change in Control of Parent" means any transaction or series of related transactions following the Effective Time involving: (i) a merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving Parent, pursuant to which the stockholders of Parent immediately prior to such transaction hold equity interests representing less than 50% of the voting power of the equity interests of the surviving or resulting entity issued and outstanding immediately following such transaction, or (ii) the acquisition by any person or 13D Group, directly or indirectly, of shares of Voting Stock (including by way of a tender offer or an exchange offer, or a share issuance by Parent) representing in excess of 50% of the voting power of the then outstanding shares of Voting Stock of Parent.

          (f)    "Director" means a member of the Board of Directors.

          (g)   "Effective Time" means the time of the consummation of the Merger.

          (h)   "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          (i)    "Initial Holders" means the Persons that are the Holders under this Agreement on the date hereof.

          (j)    "Parent Common Stock" means the Common Stock, par value $0.001 per share of Parent.

          (k)   "Parent CEO" means the Chief Executive Officer of Parent.

          (l)    "Parent Preferred Stock" means any series of Preferred Stock of Parent.

          (m)  "Parent Stock Plan" means Parent's 2000 Incentive Plan, as amended, Parent's Employee Stock Purchase Plan and Parent's 2003 Stock Option Plan.

          (n)   "Person" means any individual, firm, corporation, partnership, company, limited liability company, division, trust, joint venture, association, governmental authority or other entity or organization.

          (o)   "Securities Act" means the Securities Act of 1933, as amended.

          (p)   "Solicitation" has the meaning ascribed to it in Exchange Act Regulation 14A, as amended.

          (q)   "Standstill Period" means the period beginning on the date hereof and terminating on the second anniversary of the date hereof.

          (r)   "Transfer" means any transaction by which a Person directly or indirectly sells, transfers or otherwise disposes of a security or any interest therein.

          (s)   "Voting Stock" means outstanding securities of Parent having the right to vote generally in any election of Directors.

          (t)    "13D Group" means any group of Persons formed for the purpose of acquiring, holding, voting or disposing of Voting Stock which would be required under Section 13(d) of the Exchange Act, and the rules and regulations thereunder (as in effect, and based on legal interpretations thereof existing, on the date hereof), to file a statement on Schedule 13D with the Securities and Exchange Commission as a "person" within the meaning of Section 13(d)(3) of the Exchange Act if such group beneficially owned Voting Stock representing more than 5% of any class of Voting Stock then outstanding.

 ARTICLE 2
CORPORATE GOVERNANCE

        2.1    Composition of the Board of Directors at the Effective Time.    At the Effective Time, the Board of Directors shall be comprised of seven Directors, consisting of

              (i)  Garrett F. Bouton and three persons that are designated by the Board of Directors prior to the mailing of the Proxy Statement that qualify as an "Independent Director" under Nasdaq Rule 5605(a)(2) and that meet the criteria for audit committee independence set forth in Rule 10A-3(b)(1) promulgated under the Exchange Act (collectively, the "Parent Designated Directors");

             (ii)  two Directors designated by Holders beneficially owning a majority of the capital stock of the Company as of immediately prior to the Effective Time, which will be Christopher S. Gaffney and John G. Hayes (collectively, the "Company Designated Directors"); and

            (iii)  the Parent CEO, which will initially be Steve Samek.

        2.2    Composition of the Board of Directors following the Effective Time.

          (a)   In connection with the first meeting of the Parent Stockholders following the Effective Time at which Directors are elected (whether an annual meeting or a special meeting in lieu of an annual meeting) (such meeting, the "2010 Election Meeting"), (i) Parent shall cause each of the individuals set forth in Section 2.1 (the "Designated Directors") to be nominated for re-election at such meeting and (ii) Parent shall use its commercially reasonable efforts to solicit, from the Parent Stockholders eligible to vote for the election of Directors at such meeting, proxies in favor of each of the Designated Directors that stands for re-election at such meeting.

          (b)   At the 2010 Election Meeting, each Holder shall vote, or cause to be voted, all shares of Voting Stock beneficially owned by such Holder in favor of the re-election of each of the Designated Directors; provided, however, that if, for any reason, any Parent Designated Director does not stand for re-election at such meeting, then, in lieu of voting for such Director, the Holders may vote for another candidate so long as such candidate meets the criteria for audit committee independence set forth in Rule 10A-3(b)(1) promulgated under the Exchange Act (such candidate, an "Independent Replacement Director"). For the avoidance of doubt, in the event that any Parent Designated Director does not stand for re-election at the 2010 Election Meeting, each Holder shall vote for each of the other Parent Designated Directors that stand for re-election at the 2010 Election Meeting.

          (c)   Notwithstanding anything in this Agreement to the contrary, Sections 2.2(a) and (b) above shall terminate and be of no further force and effect as of December 31, 2010.

        2.3    Limitation on Removal of Directors.    Prior to the earlier to occur of the first anniversary of the 2010 Election Meeting and June 30, 2011 (the "Section 2.3 Expiration Date"), each Holder agrees (a) to vote, or cause to be voted, at each meeting of the Parent Stockholders at which any proposal to remove any of the Designated Directors is to be voted on, all shares of Voting Stock beneficially owned by such Holder against any proposals to remove any of the Designated Directors; (b) not to exercise such Holder's right, if any, to call a special meeting of stockholders if any of the proposals to be voted on at such special meeting is to remove any of the Designated Directors; and (c) in the event that any Holder calls a special meeting of stockholders between the 2010 Election Meeting and the Section 2.3 Expiration Date for the purpose of removing an Independent Replacement Director, that any individual nominated by such Holder to fill the resulting vacancy shall meet the criteria for audit committee independence set forth in Rule 10A-3(b)(1) promulgated under the Exchange Act.

        2.4    Additional Limitations.    Until the Section 2.3 Expiration Date, no Holder shall, directly or indirectly, grant any proxies with respect to any Voting Stock or deposit any Voting Stock in any voting trusts, in each case, unless appropriate provision is made or caused to be made by such Holder in any such proxies or voting trusts to ensure that such Voting Stock will be voted on each proposal to elect or remove any Designated Directors and will be voted in the same manner as such Holder is then required to vote such Voting Stock pursuant to Article 2. For the avoidance of doubt, the taking of any action that is not prohibited by this Section 2.4 shall not relieve any Holder of its obligations under Article 2.

        2.5    Certificate of Incorporation and By-laws.    Parent and the Holders shall take or cause to be taken all lawful action necessary to ensure at all times that Parent's certificate of incorporation and by-laws are not at any time inconsistent with the provisions of this Agreement.

        2.6    Management Directors.    Each Holder hereby commits that the Company Designated Directors, at any time when any such proposals are brought before a meeting of the Board of Directors, will vote in favor of any proposals approved by a majority of the other members of the Board of Directors regarding the appointment or removal of any individuals as "Management Directors" of Parent; it being understood that (i) the number of "Management Directors" shall be determined by the Board of Directors in consultation with the Chief Executive Officer of the Company (but shall not be less than two in any event), (ii) candidates for the position of "Management Director" of Parent shall be employees of Parent or one of its subsidiaries and shall be nominated from time to time by the Chief Executive Officer of the Company in his sole discretion, after consultation with the leading experts of the Company, and approved by the Board of Directors, (iii) "Management Directors" may be removed with or without cause by a majority vote of the Board of Directors, (iv) "Management Directors" of Parent shall not be members of the Board of Directors, and (v) subject to the limitations established from time to time by the Board of Directors, the "Management Directors" of Parent will be invited to and allowed to participate in meetings of the Board of Directors in a non-voting capacity.

ARTICLE 3
STANDSTILL ARRANGEMENT

        3.1    Purchases of Equity Securities.    During the Standstill Period, no Holder shall, nor shall it cause or permit any of its Affiliates (other than Parent and any subsidiaries of Parent) to, directly or indirectly, purchase or otherwise acquire any shares of Voting Stock from any Person unless:

          (a)   a majority of the Directors, not including the Company Designated Directors, shall have previously approved such acquisition;

          (b)   such purchase or acquisition is a result of a dividend that is declared by the Board of Directors and that is payable in Voting Stock;

          (c)   such purchase or acquisition is pursuant to the right of participation set forth in Section 4;

          (d)   such acquisition is pursuant to the indemnification provisions set forth in Article 7 of the Merger Agreement;

          (e)   such purchase or acquisition occurs (i) after December 31, 2010 and (ii) is effected through a tender offer made to all holders of Voting Stock in accordance with all applicable securities laws; or

          (f)    such purchase or acquisition is the result of the conversion of any shares of Parent Preferred Stock.

        3.2    Transfer of Voting Stock.    During the Standstill Period, no Holder shall cause or permit to be effected any Transfer of any Voting Stock to any of its Affiliates (other than Parent and any subsidiary of Parent) unless such Affiliate transferee shall have, prior to such Transfer, executed and delivered to Parent a binding counterpart of this Agreement agreeing to be bound as a Holder hereunder. Any purported Transfer in violation of this Section shall be void for all purposes.

ARTICLE 4
PRE-EMPTIVE RIGHTS.

        4.1    Grant.    Subject to the terms and conditions specified in this Article 4, Parent hereby grants, to each Holder that then holds any shares of Parent Preferred Stock and that is an "accredited investor" within the meaning of Rule 501(a) under the Securities Act, the preemptive right to purchase a portion of any New Securities (as defined below).

        4.2    New Securities; Limitation on Grant.    "New Securities" means (i) any shares of Parent Common Stock, any shares of Parent Preferred Stock or other equity security of Parent (collectively, "Parent Capital Stock"), (ii) any securities convertible into or exercisable or exchangeable for Parent Capital Stock, and (iii) any options, rights, warrants or other securities issued by Parent carrying the right to acquire shares of Parent Capital Stock; provided, however, that the term "New Securities" does not include:

          (a)   shares of Parent's Common Stock, and/or options, rights or warrants therefor, issued or issuable for compensatory purposes to employees, officers, directors, contractors, vendors, advisors or consultants of Parent or any of its subsidiaries pursuant to the Parent Stock Plan or any other incentive agreements or plans approved by the Board of Directors;

          (b)   any securities issuable upon conversion of or with respect to any then previously-issued or outstanding securities of Parent;

          (c)   shares of Parent Common Stock or Parent Preferred Stock issued in connection with any stock split or stock dividend or recapitalization of Parent in which all holders of Parent Preferred Stock are affected proportionally;

          (d)   securities issued or issuable pursuant to the bona fide acquisition of another corporation or entity by Parent by consolidation, merger, purchase of all or substantially all of the assets, or other bona fide reorganization in which Parent acquires, in a single transaction or series of related transactions, all or substantially all of the assets of such other corporation or entity or fifty percent (50%) or more of the voting power of such other corporation or entity or fifty percent (50%) or more of the equity ownership of such other entity, which issuances are not primarily for equity financing purposes; provided that such transaction is approved or consented to by the Board of Directors;

          (e)   securities issued or issuable in connection with bona fide, arms' length bank financings, corporate partnering transactions, strategic alliances, licensing deals, equipment leases, real property leases or acquisitions of businesses or intellectual property rights on terms unanimously approved by the Board of Directors, provided that such transactions are entered into for other than primarily equity financing purposes; and

          (f)    any right, option or warrant to acquire any securities excluded from the definition of New Securities pursuant to the above.

        4.3    Notice to Holders; Election to Purchase.    In the event Parent proposes to undertake an issuance of New Securities, it shall give each Holder entitled to participate written notice (the "Offer Notice") of Parent's bona fide intention to offer New Securities, describing the type of New Securities, the aggregate amount to be sold and their price and the general terms upon which Parent proposes to issue the same. By written notification received by Parent, within thirty (30) days after delivery of the Offer Notice, each such Holder may elect to purchase, for the price and upon the terms specified in the notice (but in any event on terms no less favorable than the terms on which Parent sells any such securities to third parties), up to that portion of such New Securities which equals the proportion that the total number of shares of capital stock of Parent (calculated on an as-converted to Parent Common Stock basis) then held by such Holder bears to the total number of shares of capital stock of Parent (calculated on an as-converted to Parent Common Stock basis) then held by all securityholders of Parent, subject to the next sentence. In the event that any Holder that is either an Initial Holder or an Affiliate of an Initial Holder does not elect to purchase the full amount to which it is entitled ("Unelected Shares"), each electing Holder that is an Affiliate of such non-electing Holder may purchase all or a portion of such Unelected Shares (to be allocated among such electing Holders that are Affiliates of such non-electing Holder on a pro rata basis, based upon the relative holdings of shares of each of such electing Holders that are Affiliates of such non-electing Holder in the event of an over-subscription). Parent's written notice shall constitute an offer, which shall remain open and irrevocable for a period of thirty (30) days following receipt by the Holders of such written notice.

        4.4    Expiration.    In the event the Holders fail to exercise their preemptive right within such thirty (30) day period for the entire amount of New Securities offered pursuant to Section 4.3 above, Parent shall have ninety (90) days thereafter to sell or enter into an agreement (pursuant to which the sale of New Securities covered thereby shall be closed, if at all, within thirty (30) days from the date of such agreement) to sell the New Securities respecting which the Holders' preemptive right option set forth in this Article 4 was not exercised, at a price and upon terms no more favorable to the purchasers thereof than specified in Parent's notice to Holders pursuant to Section 4.3. In the event Parent has not sold within such ninety (90) day period or entered into an agreement to sell the New Securities in accordance with the foregoing within such thirty (30) days, Parent shall not thereafter issue or sell any New Securities without first again offering such securities to the Holders in the manner provided in this Article 4.

        4.5    Termination.    In the event the Holders (including any Persons that become Holders hereunder after the date of this Agreement) fail at any time after the date hereof to beneficially own at least 20% of the shares of capital stock of Parent (calculated on an as-converted to Parent Common Stock basis) beneficially owned on the date hereof by the Initial Holders, the provisions of this Article 4 shall terminate concurrently therewith.

ARTICLE 5
GENERAL PROVISIONS

        5.1    Holder Agent.    Each of the Holders hereby appoints Great Hill Equity Partners III, LP as its agent and attorney-in-fact, as the agent for and on behalf of the Holders for purposes of this Agreement (the "Holder Agent"), (a) to give and receive notices and communications contemplated or permitted by this Agreement, (b) to exercise or forbear from exercising rights on behalf of the Holders under this Agreement, and (c) to take all other actions that are either necessary or appropriate in the judgment of the Holder Agent for the accomplishment of the foregoing or permitted or contemplated by the terms of this Agreement. Such agency may be changed, or a vacancy in the position of Holder Agent may be filled, by the Holders from time to time upon not less than 30 days prior written notice to Parent upon the written consent of Holders beneficially owning a majority of the capital stock of Parent then beneficially owned by all Holders (calculated on an as-converted to Parent Common Stock basis). Notices or communications to or from the Holder Agent with respect to matters within the scope of its agency under this Section 5.1 shall constitute notice to or from each Holder. A decision, act, consent or instruction of the Holder Agent, including but not limited to an amendment or waiver of this Agreement pursuant to Section 5.3 hereof, shall constitute a decision of, and shall be final, binding and conclusive upon, each Holder. Parent may rely upon any such decision, act, consent or instruction of the Holder Agent as being the decision, act, consent or instruction of each Holder. Parent is hereby relieved from any liability to any Person for any action taken or omitted by Parent in accordance with any such decision, act, consent or instruction of the Holder Agent.

        5.2    Holder Deemed in Breach.    A Holder shall be deemed in breach of this Agreement if any Person who (i) controls such Holder or (ii) is a member of a 13D Group with such Holder, fails to take all action as is necessary or advisable to effect the provisions of this Agreement.

        5.3    Amendments; Waiver.    No provision of this Agreement may be amended or waived unless such amendment or waiver is in writing and signed, in the case of an amendment, by the parties hereto, or in the case of a waiver, by the party against whom the waiver is to be effective; provided, however, that (a) a written amendment or waiver signed by the Holder Agent shall be binding on each Holder, and (b) no such amendment or waiver by Parent shall be effective without the approval of the Board of Directors, including the approval of at least a majority of the Directors that are neither the Parent CEO nor Company Designated Directors.

        5.4    Assignment.    No party may assign either this Agreement or all or any portion of its rights, interests or obligations hereunder without the prior written approval of the other parties; provided, however, that an assignment by Parent may be approved in writing on behalf of all Holders by the Holder Agent, and provided further, that in connection with a Transfer of such Holder's Voting Stock to any Affiliates of such Holder (other than Parent and any subsidiary of Parent), a Holder may assign its rights and obligations under this Agreement (with respect only to the Voting Stock so Transferred) to such transferee without the prior written approval of Parent so long as such transferee shall have, prior to such Transfer, executed and delivered to Parent a binding counterpart of this Agreement agreeing to be bound as a Holder hereunder. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

        5.5    Effectiveness; Termination of Agreement.    This Agreement shall become effective concurrently with the Effective Time and shall terminate upon the earlier of (a) the termination of the Standstill Period or (b) the consummation of a Change in Control of Parent.

        5.6    Notices.    All notices, deliveries and other communications pursuant to this Agreement shall be in writing and shall be deemed given if delivered personally, telecopied, by globally recognized express delivery service to the parties at the addresses set forth below or to such other address as the party to whom notice is to be given may have furnished to the other parties hereto in writing in accordance herewith. Any such notice, delivery or communication shall be deemed to have been delivered and received (a) in the case of personal delivery, on the date of such delivery, (b) in the case of telecopy, on the day that the party giving notice receives electronic confirmation of sending from the sending telecopy machine (provided, however, that if the telecopy is made on a day other than a Business Day or is made after 5:00 p.m. Eastern Time on any day, then delivery and receipt shall be deemed instead to be on the following Business Day), and (c) in the case of a globally recognized express delivery service, on the Business Day that delivery to the addressee is confirmed pursuant to the service's systems:

  (i)
  if to Parent, to:

LECG Corporation
2000 Powell St, Ste 600
Emeryville, CA 94608
Attention:	Chief Executive Officer Chief Financial Officer
Facsimile No.: (510) 653-9898
Telephone No.: (510) 985-6700

with copies (which shall not constitute notice) to:
LECG Corporation
2000 Powell St, Ste 600
Emeryville, CA 94608
Attention: General Counsel & Secretary
Facsimile No.: (510) 653-9898
Telephone No.: (510) 985-6700
and:

if Garrett F. Bouton is then a Director, to Garrett F. Bouton, otherwise to any Director that is neither the Parent CEO nor any Company Designated Director; in each case at the address of Parent's principal executive office and:
Jones Day, counsel to the Committee of the Independent Directors of LECG Corporation 1755 Embarcadero Road Palo Alto, California 94303
Attention:	Robert T. Clarkson Daniel R. Mitz
Facsimile No.: 650.739.3900
Telephone No.: 650.739.3939
  (ii)
  if to the Holders, to:

c/o Great Hill Equity Partners III, LP
1 Liberty Square
Boston, MA 02109
Attn: Christopher S. Gaffney
Facsimile No.: (617) 790-9401
Telephone No.: (617) 790-9400
with a copy (which shall not constitute notice) to:
Goodwin Procter LLP
Exchange Place
Boston, MA 02109
Attn:	David F. Dietz John T. Haggerty
Facsimile No.: (617) 523-1231
Telephone No.: (617) 570-1000

        5.7    Terms Generally; Interpretation.    Except to the extent that the context otherwise requires:

          (a)   when a reference is made in this Agreement to an Article, Section, Subsection, Exhibit, Schedule or Recitals, such reference is to an Article, Section or Subsection of, an Exhibit or Schedule or the Recitals to, this Agreement unless otherwise indicated;

          (b)   the table of contents and headings for this Agreement are for reference purposes only and do not affect in any way the meaning or interpretation of this Agreement;

          (c)   the words "include," "includes" or "including" (or similar terms) are deemed to be followed by the words "without limitation";

          (d)   the words "hereof," "herein" and "hereunder" and words of similar import, when used in this Agreement, refer to this Agreement as a whole and not to any particular provision of this Agreement;

          (e)   any gender-specific reference in this Agreement include all genders;

          (f)    the definitions contained in this Agreement are applicable to the other grammatical forms of such terms;

          (g)   a reference to any legislation or to any provision of any legislation shall include any modification, amendment or re-enactment thereof, any legislative provision substituted therefore and all rules, regulations and statutory instruments issued or related to such legislation.

          (h)   if any action is to be taken by any party hereto pursuant to this Agreement on a day that is not a Business Day, such action shall be taken on the next Business Day following such day;

          (i)    references to a Person are also to its permitted successors and assigns;

          (j)    unless indicated otherwise, mathematical calculations contemplated hereby shall be made to the fifth decimal place, but payments shall be rounded to the nearest whole cent, after aggregating all payments to such party;

          (k)   the parties have participated jointly in the negotiation and drafting hereof; if any ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision hereof; no prior draft of this Agreement nor any course of performance or course of dealing shall be used in the interpretation or construction hereof;

          (l)    no parol evidence shall be introduced in the construction or interpretation of this Agreement unless the ambiguity or uncertainty in issue is plainly discernable from a reading of this Agreement without consideration of any extrinsic evidence;

          (m)  although the same or similar subject matters may be addressed in different provisions of this Agreement, the parties intend that, except as reasonably apparent on the face of the Agreement or as expressly provided in this Agreement, each such provision shall be read separately, be given independent significance and not be construed as limiting any other provision of this Agreement (whether or not more general or more specific in scope, substance or content);

          (n)   the doctrine of election of remedies shall not apply in constructing or interpreting the remedies provisions of this Agreement or the equitable power of a court considering this Agreement or any of the transactions contemplated hereby;

          (o)   no failure or delay on the part of any party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any such right preclude other or further exercise thereof or of any other right; and

          (p)   except as otherwise provided herein all rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

        5.8    Counterparts.    This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopy or by electronic delivery in Adobe Portable Document Format, or a similar electronic format, shall be effective as delivery of a manually executed counterpart of this Agreement.

        5.9    Entire Agreement.    This Agreement, the Merger Agreement and the documents, instruments and other agreements specifically referred to herein or therein or delivered pursuant hereto or thereto, including all exhibits and schedules hereto and thereto, constitute the entire agreement of the parties hereto with respect to the subject matter hereof and supersede all prior agreements, term sheets, letters of interest, correspondence (including e-mail) and undertakings, both written and oral, between the parties hereto with respect to the subject matter hereof.

        5.10    No Third-Party Beneficiaries.    This Agreement is for the sole benefit of the parties hereto and their permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

        5.11    Severability.    If any term or provision of this Agreement or the application of any such term or provision to any Person or circumstance is held by final judgment of a court of competent jurisdiction or arbiter to be invalid, illegal or unenforceable in any situation in any jurisdiction, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. If the final judgment of such court or arbitrator declares that any term or provision hereof is invalid, void or unenforceable, the parties agree to, as applicable, (a) reduce the scope, duration, area or applicability of the term or provision, to delete specific words or phrases, or (b) replace any invalid, illegal or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the original intention of the invalid, illegal or unenforceable term or provision.

        5.12    Governing Law.    This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, except those such laws, the application of which would result in the application of the laws of any other jurisdiction.

        5.13    Dispute Resolution and Venue.    Subject to Section 5.15, any dispute, claim or controversy arising out of or relating to this Agreement or the breach, termination, enforcement, interpretation or validity hereof, shall be determined by arbitration in the Borough of Manhattan, New York, New York before one arbitrator. The arbitration shall be administered by Judicial Arbitration and Mediation Services pursuant to its Comprehensive Arbitration Rules and Procedures, as modified in this Section.

          (a)   The arbitrator shall have the power to order hearings and meetings to be held in such place or places as he or she deems in the interests of reducing the total cost to the parties of the arbitration. The arbitration proceedings shall be conducted in English.

          (b)   The arbitrator shall have the power to order any remedy, including monetary damages, specific performance and all other forms of legal and equitable relief, except that the arbitrator shall not have the power to order punitive damages. The arbitrator may hear and rule on dispositive motions as part of the arbitration proceeding (e.g., motions for summary disposition).

          (c)   Each party shall be entitled to the timely production by the other party of relevant, non-privileged documents or copies thereof. If the parties are unable to agree on the scope and/or timing of such document production, the arbitrator shall have the power, upon application of any party, to make all appropriate orders for the production of documents by any party.

          (d)   Before the arbitrator establishes the facts of the case, each party shall be entitled to examine witnesses by deposition to provide non-privileged testimony that is relevant to the controversies, claims or disputes at issue. If the parties are unable to agree on the propriety, scope or timing of a deposition, the arbitrator, upon the application of any party, may make all appropriate orders in connection with a proposed deposition.

          (e)   The arbitrator's fees and the administrative expenses of the arbitration shall be paid equally by the parties. Each party to the arbitration shall pay its own costs and expenses (including attorney's fees) in connection with the arbitration.

          (f)    The award rendered by the arbitrator shall be final and binding on the parties. The award rendered by the arbitrator may be entered into any court having jurisdiction, or application may be made to such court for judicial acceptance of the award and an order of enforcement, as the case may be. Such court proceeding shall disclose only the minimum amount of information concerning the arbitration as is required to obtain such acceptance or order.

          (g)   Except as required by law, neither party may disclose the existence, contents or results of an arbitration brought in accordance with this Agreement, or the evidence produced by its opposing parties, or any analyses or summaries derived from such evidence.

          (h)   Each party to this Agreement hereby agrees that in connection with any such action process may be served in the same manner as notices may be delivered under Section 5.6 and irrevocably waives any defenses it may have to service in such manner.

          (i)    Each party to this Agreement hereby agrees that this Agreement does not preclude parties from seeking provisional remedies in aid of arbitration from (1) the Federal or Superior Courts located in Borough of Manhattan, New York, New York; or (2) the United States District Court for the Southern District of New York. For the purposes of this subparagraph, each of the parties hereto consents to submit itself to the personal jurisdiction of the courts described in the first sentence of this subparagraph, agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other application, agrees that it shall not bring any action relating to this Agreement or any of the transactions contemplated hereby in any other court, agrees that it shall not assert as a defense that such action may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement may not be enforced in or by such courts, and agrees that mailing of process or other papers in connection with any such actions in the manner provided in Section 5.6 (Notices) or in such other manner as may be permitted by law shall be valid and sufficient service thereof.

        5.14    Time of Essence.    Each of the parties hereto hereby agrees that, with regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.

        5.15    Enforcement.    The parties hereto agree that irreparable damage would occur if any of the provisions of this Agreement were not performed in accordance with their specific terms. Therefore, the parties shall be entitled to specific performance of the terms hereof, this being in addition to any other remedy to which they are entitled under this Agreement, at law or in equity.

[Remainder of Page Intentionally Left Blank]

        IN WITNESS WHEREOF, the parties hereto have executed this Governance Agreement as of the date first written above.

LECG CORPORATION
By:	Name: Title:
HOLDERS:
GREAT HILL EQUITY PARTNERS III, LP
By:	Great Hill Partners GP III, LP, its General Partner
By:	GHEP III, LLC, its General Partner
By:	Name: Title: A Manager
GREAT HILL INVESTORS, LLC
By:	Name: Title: A Manager

Annex G

STOCKHOLDERS AGREEMENT

        This STOCKHOLDERS AGREEMENT (this "Agreement") is made and entered into as of     •    , 2009, by and among LECG Corporation, a Delaware corporation ("Parent"), and the other parties set forth on the signature pages hereto (each, a "Holder" and collectively, the "Holders").

BACKGROUND

        A.    Parent, Smart Business Holdings Inc., a Delaware corporation (the "Company"), and certain other parties have entered into an Agreement and Plan of Merger dated as of August 17, 2009 (the "Merger Agreement"), which provides for, among other things, (i) the merger of a wholly-owned subsidiary of Parent with and into the Company, with the Company as the surviving corporation (the "First Step Merger"), and (ii) the merger of the Company, as successor to the First Step Merger, with and into a second wholly-owned subsidiary of Parent, with said subsidiary as the surviving entity (together with the First Step Merger, the "Merger").

        B.    Parent and certain of the Holders have entered into a Stock Purchase Agreement dated as of the date hereof (the "Stock Purchase Agreement"), which provides for, among other things, the issuance by Parent of Series A Convertible Redeemable Preferred Stock of Parent to the Holders (the "Investment").

        C.    The execution and delivery of this Agreement is concurrent with the Merger and the Investment and is a material inducement to the willingness of Parent, the Company and the Holders to consummate the transactions contemplated by the Merger Agreement and the Stock Purchase Agreement.

AGREEMENT

        In consideration of the foregoing and the respective covenants and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE 1
DEFINITIONS

        1.1    Definitions.    As used in this Agreement, the following terms shall have the following meanings.

          (a)   "Affiliate," when used with reference to any Person, means another Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with such first Person.

          (b)   "beneficial ownership" has the meaning given to such term in Rule 13d-3 under the Exchange Act (and phrases such as "beneficially own" have correlative meanings).

          (c)   "Business Day" means any day on which banks are not required or authorized to be closed in San Francisco, California.

          (d)   "Effective Time" means the time of the consummation of the Merger.

          (e)   "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          (f)    "Form S-3" means such form under the Securities Act as in effect on the date hereof or any registration form under the Securities Act subsequently adopted by the SEC that permits inclusion or incorporation of substantial information by reference to other documents filed by Parent with the SEC.

          (g)   "Parent Capital Stock" means each share of capital stock of Parent.

          (h)   "Parent Common Stock" means the Common Stock, par value $0.001 per share, of Parent.

          (i)    "Parent Preferred Stock" means any series of Preferred Stock of Parent.

          (j)    "Person" means any individual, firm, corporation, partnership, company, limited liability company, division, trust, joint venture, association, governmental authority or other entity or organization.

          (k)   "Prospectus" means any prospectus that forms a part of any Registration Statement.

          (l)    "Register," "registered" and "registration" refers to the registration of a distribution of securities under the Securities Act.

          (m)  "Registrable Securities" means the shares of Parent Common Stock that were issued to the Holders pursuant to the Merger Agreement, including pursuant to indemnifications under Article 7 thereof, or were issued to the Holders upon the conversion of the shares of Parent Preferred Stock purchased by the Holders in the Investment or received by the Holders as dividends on shares of Parent Preferred Stock.

          (n)   "Registration Statement" means any registration statement pursuant to which offers or sales of Registrable Securities may be made.

          (o)   "Rule 144" means Rule 144 promulgated under the Securities Act and any successor or substitute rule, law or provision.

          (p)   "SEC" means the Securities and Exchange Commission.

          (q)   "Securities Act" means the Securities Act of 1933, as amended

          (r)   "Substantial Amount of Registrable Securities" means an amount of Registrable Securities that would have an anticipated aggregate offering price of greater than $1,000,000, net of any underwriters' discounts or commissions.

          (s)   "Transfer" means any transaction by which a Person directly or indirectly sells, transfers or otherwise disposes of a security or any interest therein.

ARTICLE 2
REGISTRATION RIGHTS

        2.1    Demand Registration for Underwritten Offering.

          (a)   If Parent shall receive, at any time after the date hereof, a written request (a "Demand Request") from the Holders of at least a Substantial Amount of Registrable Securities ("Demand Initiating Holders") that Parent file a Registration Statement under the Securities Act covering the registration of at least a Substantial Amount of Registrable Securities to be sold pursuant to this Section 2.1, then Parent shall, within 20 days after the receipt thereof, give written notice of such request to all Holders and shall, subject to the limitations set forth in Section 2.1(b) and 2.1(c), as soon as practicable and in any event within 60 days of receipt of any Demand Request, file such Registration Statement under the Securities Act covering all Registrable Securities which the Holders shall have requested (which request, in order to be effective, shall be in writing and received by Parent within 20 days after the delivery of such notice by Parent) to be registered in such offering.

          (b)   If, pursuant to Section 2.1(a), the Demand Initiating Holders intend to distribute the Registrable Securities covered by the Demand Request by means of a firmly underwritten public offering, they shall so advise Parent as a part of the Demand Request and Parent shall include such information in the notice to Holders detailed in Section 2.1(a). The underwriter or underwriters in connection with any such distribution shall be selected by Parent, which underwriter(s) shall be subject to the approval of a majority in interest of the Demand Initiating Holders (which approval shall not be unreasonably withheld). It is agreed that the Demand Initiating Holders would be reasonable in withholding approval of an underwriter selected by Parent on the grounds that such underwriter is not nationally recognized. The right of any Holder to include such Holder's Registrable Securities in any such registration shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. Parent and all Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form (and containing customary indemnification provisions) with the underwriter or underwriters selected for such underwriting. Notwithstanding any other provision of this Section 2.1, if the managing underwriter advises all Holders of Registrable Securities that would otherwise be included in the underwriting in writing that marketing factors require a limitation of the number of securities to be underwritten, then Parent shall so advise all Holders of Registrable Securities that would otherwise be registered and underwritten pursuant to this Section 2.1, and the number of Registrable Securities that may be included in such underwriting shall be reduced as required by the managing underwriter and allocated among the Holders (including, without limitation, the Demand Initiating Holders) in proportion (as nearly as practicable) to the number of Registrable Securities theretofore sought to be included therein by each such Holder. Any Registrable Securities excluded and withdrawn from such underwriting shall be withdrawn from such registration.

          (c)   Notwithstanding the foregoing, Parent shall not be obligated to effect, or to take any action to effect, any registration pursuant to this Section 2.1 after Parent has effected two registrations pursuant to this Section 2.1.

        2.2    Piggyback Registrations.

          (a)   Parent shall notify all Holders in writing at least 20 days prior to the filing of any Registration Statement under the Securities Act for purposes of effecting an offering of shares of Common Stock (excluding Registration Statements relating to any registration under Section 2.1 or 2.3 of this Agreement, those relating solely to the sale of securities of participants in any of the equity plans of Parent or its subsidiaries and registrations on Forms S-4 or S-8 or similar or successor forms) ("Registration Notice") and will afford each such Holder an opportunity, subject to the terms and conditions of this Agreement, to include in such Registration Statement the number of Registrable Securities then held by such Holder that such Holder wishes to include in such Registration Statement. Each Holder desiring to include in any such Registration Statement all or any part of the Registrable Securities held by such Holder shall, within 10 days after receipt of the Registration Notice, so notify Parent in writing, and in such notification, inform Parent of the number of Registrable Securities such Holder wishes to include in such Registration Statement. If a Holder decides not to include Registrable Securities in any Registration Statement thereafter filed by Parent, such Holder shall nevertheless continue to have the right to include Registrable Securities in any subsequent Registration Statement or Registration Statements as may be filed by Parent with respect to offerings of its securities, all upon the terms and conditions set forth herein. Each Holder shall keep confidential and not disclose to any third party (i) its receipt of any Registration Notice and (ii) any information regarding the proposed offering as to which such notice is delivered, except as required by law, regulation or as compelled by subpoena.

          (b)   If a registration pursuant to this Section 2.2 is a firmly underwritten public offering, the right of any such Holder to include Registrable Securities in such registration shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. Parent and all Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the managing underwriter or underwriters selected for such underwriting (including, without limitation, a market stand-off agreement of up to 90 days if required by such underwriters). Notwithstanding any other provision of this Agreement, if the managing underwriter(s) determine(s) in good faith that marketing factors require a limitation of the number of shares to be underwritten, then the managing underwriter(s) may exclude shares (including up to 100% of the Registrable Securities) from the registration and the underwriting, with the number of Registrable Securities, if any, included in the registration and the underwriting being allocated to each of the Holders requesting inclusion of their Registrable Securities in such Registration Statement on a pro rata basis based on the total number of Registrable Securities then held by each such Holder. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to Parent and the underwriter(s), delivered at least ten (10) days prior to the effective date of the Registration Statement. Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration. For any Holder that is a partnership, the Holder and the partners and retired partners of such Holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons, and for any Holder that is a corporation, the Holder and all corporations that are Affiliates of such Holder, shall be deemed to be a single Holder, and any pro rata reduction with respect to such Holder shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals deemed, collectively, to be a single Holder.

          (c)   Registration pursuant to this Section 2.2 shall not be deemed to be a demand registration as described in Section 2.1 above. There shall be no limit on the number of times the Holders may request registration of Registrable Securities under this Section 2.2.

          (d)   Notwithstanding the foregoing, Parent shall have the right to terminate or withdraw any registration initiated by it under this Section 2.2 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration.

        2.3    S-3 Registration.

          (a)   In the event Parent shall receive from any Holder or Holders (the "S-3 Initiating Holders") a written request or requests that Parent effect a registration on Form S-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, then Parent shall, within 20 days after the receipt thereof, give written notice of such request to all Holders and shall, as soon as practicable and in any event within 60 days of receipt of any such request, file such Registration Statement and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holders' Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holders joining in such request as are specified in a written request given within 15 days after receipt of such written notice from Parent; provided, however, that Parent shall not be obligated to effect any such registration, qualification or compliance, pursuant to this Section 2.3:

              (i)  if Form S-3 is not available for such offering by the Holders;

             (ii)  if the Holders propose to sell Registrable Securities at an aggregate price to the public (net of any underwriters' discounts or commissions) of less than $1,000,000; or

            (iii)  in any particular jurisdiction in which Parent would be required to qualify to do business or to execute a general consent to service of process solely in order to effect such registration, qualification or compliance.

          (b)   Registration pursuant to this Section 2.3 shall not be deemed to be a demand registration as described in Section 2.1 above. There shall be no limit on the number of times the Holders may request registration of Registrable Securities under this Section 2.3.

        2.4    Obligations of Parent.    In connection with any registration contemplated by Article 2, Parent shall use commercially reasonable efforts to:

          (a)   Cause such Registration Statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such Registration Statement effective for (i) up to 90 days in the case of a registration pursuant to Section 2.1 and (ii) up to 12 months in the case of a registration pursuant to Section 2.3, or, if earlier, until the distribution contemplated in the Registration Statement has been completed;

          (b)   Prepare and file with the SEC such amendments and supplements to the applicable Registration Statement and the Prospectus used in connection with such Registration Statement as may be necessary to comply with the provisions of the Securities Act with respect to the contemplated distribution of all securities covered by such Registration Statement;

          (c)   Register and qualify the Registrable Securities covered by such Registration Statement under such other securities or blue sky laws of such jurisdictions as shall be reasonably appropriate, as reasonably requested by any of the selling Holders, to keep such registration or qualification in effect for so long as such Registration Statement remains in effect, and to take any other reasonable action which may be necessary to enable such Holder to consummate the disposition in such jurisdictions of the securities owned by such Holder; provided, however, that Parent shall not be required in connection therewith or as a condition thereto to qualify to do business, to file a general consent to service of process or to become subject to any material tax in any such states or jurisdictions; and, provided, further, that (notwithstanding anything in this Agreement to the contrary with respect to the bearing of expenses) if any jurisdiction in which any of such Registrable Securities shall be qualified shall require that expenses incurred in connection with the qualification therein of any such Registrable Securities be borne by the selling Holders without reimbursement by Parent, then each selling Holder shall, to the extent required by such jurisdiction, pay its respective pro rata share of such qualification expenses;

          (d)   In connection with a sale of Registrable Securities pursuant to the Registration Statement (assuming that no stop order is in effect with respect to such Registration Statement at the time of such sale), cooperate with the selling Holder and provide the transfer agent for the Registrable Securities with such instructions and legal opinions as may be required in order to facilitate the issuance to the purchaser (or the selling Holder's broker) of new unlegended certificates for such Registrable Securities;

          (e)   If the Registrable Securities are of a class of securities that is listed on a national securities exchange, file copies of any prospectus with such exchange in compliance with Rule 153 under the Securities Act so that the Holders of Registrable Securities benefit from the prospectus delivery procedures described therein;

          (f)    Cooperate with each Holder and each underwriter, if any, participating in the disposition of Registrable Securities and their respective counsel in connection with any filings required to be made with the National Association of Securities Dealers, Inc. ("NASD"), including, if appropriate, the pre-filing of a prospectus as part of a shelf Registration Statement in advance of an underwritten offering;

          (g)   During the period when the prospectus is required to be delivered under the Securities Act, promptly file all documents required to be filed with the SEC, including pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act;

          (h)   Provide a transfer agent and registrar for all Registrable Securities registered pursuant hereunder and a CUSIP number for all such Registrable Securities, in each case no later than the effective date of such registration;

          (i)    Comply with the requirements of the Nasdaq Global Select Market or any other relevant exchange for listing the Registrable Securities prior to or concurrent with the effectiveness of the Registration Statement;

          (j)    Provide copies to and permit legal counsel designated by the Holders to review each Registration Statement and all amendments and supplements thereto no fewer than three (3) Business Days prior to their filing with the SEC;

          (k)   Furnish to the Holders of Registrable Securities and their legal counsel by electronic transmission (i) promptly after the same is prepared and publicly distributed, filed with the SEC, or received by Parent (but not later than three (3) Business Days after the filing date, receipt date or sending date, as the case may be) one (1) copy of any Registration Statement and any amendment thereto, each preliminary prospectus and prospectus and each amendment or supplement thereto, and each letter written by or on behalf of Parent to the SEC or the staff of the SEC, and each item of correspondence from the SEC or the staff of the SEC, in each case relating to such Registration Statement (other than any portion of any thereof which contains information for which Parent has sought confidential treatment), and (ii) such number of copies of a prospectus, including a preliminary prospectus, and all amendments and supplements thereto and such other documents as each Holder of Registrable Securities may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Holder that are covered by the related Registration Statement;

          (l)    Use commercially reasonable efforts to (i) prevent the issuance of any stop order or other suspension of effectiveness and, (ii) if such order is issued, obtain the withdrawal of any such order as soon as reasonable practicable; and

          (m)  In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the underwriter(s) of such offering.

        2.5    Furnish Information.    It shall be a condition precedent to the obligations of Parent to take any action pursuant to Section 2.1, Section 2.2 or Section 2.3 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to Parent such information regarding itself and the Registrable Securities held by it as shall be required to effect the registration of such Holder's Registrable Securities. The Parent may exclude from any such registration the Registrable Securities of any Holder who fails to furnish such information within a reasonable time prior to the filing of such Registration Statement, supplemented Prospectus and/or amended Registration Statement. The Parent shall have no obligation with respect to any registration requested pursuant to Section 2.1 or Section 2.3 if, as a result of the application of one or both of the immediately preceding two sentences, the number of shares of Registrable Securities to be included in the registration does not equal or exceed the number of shares required to originally trigger Parent's obligation to initiate such registration as specified in Section 2.1 or Section 2.3, respectively.

        2.6    Expenses of Registration.    All expenses other than underwriting discounts and commissions incurred in connection with registrations, filings or qualifications pursuant to Sections 2.1, 2.2 and 2.3, including without limitation all registration, filing and qualification fees, printers' and accounting fees, fees and disbursements of counsel for Parent, shall be borne by Parent, including the reasonable fees for one (1) counsel for all selling Holders, not to exceed $50,000 with respect to expenses related to any individual registration.

        2.7    Delay of Registration.    No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Article 2.

        2.8    Suspension Periods.    Notwithstanding anything in this Agreement to the contrary, upon (i) the issuance by the SEC of a stop order suspending the effectiveness of a Registration Statement or the initiation of proceedings with respect to such Registration Statement under Section 8(d) or 8(e) of the Securities Act, (ii) the occurrence of any event or the existence of any fact (a "Material Event") as a result of which a Registration Statement filed pursuant to Section 2.1 or Section 2.3 shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or any Prospectus shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (iii) the occurrence or existence of any pending corporate development that, in the reasonable discretion of Parent after consultation with outside legal counsel, makes it appropriate to suspend the availability of a Registration Statement filed pursuant to Section 2.1 or Section 2.3 and the related Prospectus, Parent shall (A) in the case of clause (ii) above, as soon as, in the reasonable judgment of Parent, public disclosure of such Material Event would not be prejudicial to or contrary to the interests of Parent or, if necessary to avoid unreasonable burden or expense, as soon as reasonably practicable thereafter, prepare and file a post-effective amendment to such Registration Statement or a supplement to the related Prospectus or any document incorporated therein by reference or file any other required document that would be incorporated by reference into such Registration Statement and Prospectus so that such Registration Statement does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and such Prospectus does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, as thereafter delivered to the purchasers of the Registrable Securities being offered and sold thereunder, and, in the case of a post-effective amendment to such Registration Statement, subject to the next sentence, use commercially reasonable efforts to cause it to be declared effective as promptly as is reasonably practicable, and (B) give written notice to the selling Holders that the availability of such Registration Statement and Prospectus is suspended (a "Deferral Notice") and, upon receipt of any Deferral Notice, each Holder agrees not to offer or sell any Registrable Securities pursuant to such Registration Statement or Prospectus until such Holder has received copies of the supplemented or amended Prospectus provided for in clause (A) above, or has been advised in writing by Parent that such Registration Statement and Prospectus may be used, and has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in such Registration Statement or Prospectus. Parent shall use commercially reasonable efforts to ensure that the use of such Registration Statement and Prospectus may be resumed (x) in the case of clause (i) above, as promptly as is practicable, (y) in the case of clause (ii) above, as soon as, in the reasonable judgment of Parent, public disclosure of such Material Event would not be prejudicial to or contrary to the interests of Parent or, if necessary to avoid unreasonable burden or expense, as soon as reasonably practicable thereafter, and (z) in the case of clause (iii) above, as soon as, in the reasonable discretion of Parent, such suspension is no longer appropriate. Notwithstanding the foregoing, Parent shall not issue more than two (2) Deferral Notices in any 12-month period, and the aggregate number of days during which the availability of such Registration Statement or Prospectus is suspended under the circumstances described in clauses (ii) or (iii) of the first sentence of this Section 2.8 (a "Deferral Period") shall not exceed an aggregate of 120 days for all Deferral Periods in any 12-month period. In order to enforce the covenants of the Holders set forth in this Section 2.8, Parent may impose stop transfer instructions with respect to the Registrable Securities of each Holder (and the shares or securities of every other person subject to the foregoing restriction) until the end of each Deferral Period.

        2.9    Transfer of Registration Rights.    The registration rights of any Holder under this Agreement may be transferred or assigned to any transferee or assignee of any of the Registrable Securities pursuant to (a) a bona fide gift, provided that the donee shall have agreed, prior to such transfer, to become a party to, and bound by all of the terms and conditions of, this Agreement as a Holder hereunder by duly executing and delivering to Parent an Instrument of Adherence in the form attached as Exhibit A hereto (an "Instrument of Adherence"), (b) any transfer to an Affiliate of such Holder (provided that such Holder represents in writing to Parent that the proposed transferee is an Affiliate of Holder), any member of such Holder's immediate family or to any trust for the direct or indirect benefit of such Holder or the immediate family of such Holder, provided that unless such transferee or assignee is already a party to this Agreement, such transferee or assignee shall have agreed, prior to or concurrent with such transfer or assignment, to become a party to, and bound by all of the terms and conditions of, this Agreement as a Holder hereunder by duly executing and delivering to Parent an Instrument of Adherence, (c) any transfer to any other Holder that is a party to this Agreement, or (d) the prior written consent of Parent.

        2.10    Termination of Registration Rights.    The rights contained in Article 2 shall terminate with respect to a Holder at such time that, in the opinion of Parent's counsel, all Registrable Securities held, or issuable upon conversion of securities then held, by such Holder may be sold in a three (3) month period without registration under the Securities Act pursuant to Rule 144.

ARTICLE 3
REPRESENTATIONS, WARRANTIES AND COVENANTS OF HOLDERS

        Each Holder, severally but not jointly, hereby represents, warrants and covenants to Parent as follows:

          (a)   Such Holder shall observe and comply with the Securities Act and any and all other applicable federal or state securities laws, as now in effect and as from time to time amended and including those hereafter enacted or promulgated, in connection with any offer, sale, exchange, transfer, pledge or other disposition of Parent Capital Stock.

          (b)   Such Holder has completed such Holder's location of principal residence or place of business in the blank set forth on the signature page hereto and such response is true and correct with respect to such Holder.

          (c)   Such Holder has completed the accredited investor determination form set forth on the signature page hereto, such response is true and correct with respect to such Holder, and unless expressly indicated otherwise on such accredited investor determination form, such Holder is an "accredited investor" within the meaning of Rule 501(a) under the Securities Act.

ARTICLE 4
INDEMNIFICATION

        4.1    Indemnification by Parent.    Parent shall indemnify each Holder of Registrable Securities with respect to which registration has been effected pursuant to this Agreement, each of such Holder's officers and directors and each person controlling such Holder, against all claims, losses, damages, costs, expenses and liabilities of any nature whatsoever (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any Registration Statement or prospectus incident to any such registration, qualification or compliance, or arising out of or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by Parent of the Securities Act or any state securities law or of any rule or regulation promulgated under the Securities Act or any state securities law applicable to Parent and relating to action or inaction required of Parent in connection with any such registration, and Parent will reimburse each such Holder, each of its officers and directors and each person controlling such Holder for any legal and other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, cost, expense, liability or action, except that Parent will not be liable in any such case to the extent that any such claim, loss, damage, cost, expense, liability or action arises out of or is based on any untrue statement or omission concerning such Holder based upon written information furnished to Parent in an instrument duly executed by any Holder and stated to be specifically for use therein; provided, however, that any indemnification by Parent pursuant to the foregoing is subject to the condition that, insofar as any such claim, loss, damage, cost, expense, liability or action arises out of or is based on any untrue statement (or alleged untrue statement) or omission (or alleged omission) made in the preliminary prospectus but eliminated or remedied in the amended prospectus on file with the SEC at the time the Registration Statement becomes effective or in the amended prospectus filed with the SEC pursuant to Rule 424(b) (the "Final Prospectus"), any such indemnification by Parent shall not inure to the benefit of any Holder if a copy of the Final Prospectus was furnished to the person or entity asserting the claim, loss, damage, cost, expense, liability or action at or a reasonable time prior to the time such action was required by the Securities Act.

        4.2    Indemnification by the Holders.    Each Holder, severally and not jointly, shall, if Registrable Securities held by or issuable to such Holder are included in the securities to which a registration is being effected, indemnify Parent, each of its directors and officers and each person who controls Parent within the meaning of the Securities Act, and each other Holder, each of such other Holder's officers and directors and each person controlling such other Holder, against all claims, losses, damages, costs, expenses and liabilities of any nature whatsoever (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such Registration Statement or that prospectus incident to any such registration, or arising out of or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by such Holder of the Securities Act or any state securities law or of any rule or regulation promulgated under the Securities Act or any state securities law applicable to such Holder and relating to action or inaction required of such Holder in connection with any such registration, and each Holder will reimburse Parent, such other Holders, and such directors, officers and other persons for any legal or other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, cost, expense, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) concerns the Holder and is made in such Registration Statement or prospectus in reliance upon and in conformity with written information furnished to Parent in an instrument duly executed by such Holder and stated to be specifically for use therein; provided, however, any indemnification by each Holder pursuant to the foregoing is subject to the condition that, insofar as any such claim, loss, damage, cost, expense, liability or action arises out of or is based on any such untrue statement (or alleged untrue statement) or omission (or alleged omission) made in the preliminary prospectus but eliminated or remedied in the Final Prospectus, any such indemnification by a Holder shall not inure to the benefit of Parent or any other Holder if a copy of the Final Prospectus was furnished to the person or entity asserting the claim, loss, damage, cost, expense, liability or action at or prior to the time such action was required by the Securities Act. The liability of any Holder under this Section 4.2 shall be limited in respect of any Registration Statement to an amount equal to the aggregate proceeds received in respect of the Registrable Securities sold by such Holder under such Registration Statement.

        4.3    Procedures for Indemnification.    Each party entitled to indemnification under this Article 4 (the "Indemnified Party"), shall give written notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense. Failure of the Indemnified Party to give notice as provided herein shall relieve the

Indemnifying Party of its obligations under this Article 4 only to the extent that the failure or delay in giving notice has a material adverse impact on the ability of the Indemnifying Party to defend against such claim. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof, the giving of a release from all liability in respect to such claim or litigation. If any such Indemnified Party shall have been advised by counsel chosen by it that there may be one or more legal defenses available to such Indemnified Party that are different from or additional to those available to the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense of such action on behalf of such Indemnified Party and will reimburse such Indemnified Party and any person controlling such Indemnified Party for the reasonable fees and expenses of any counsel retained by the Indemnified Party, it being understood that the Indemnifying Party shall not, in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys for such Indemnified Party or controlling person, which firm shall be designated in writing by the Indemnified Party to the Indemnifying Party.

        4.4    Information by Holder.    The Holder or Holders of Registrable Securities included in any registration shall furnish to Parent such information regarding such Holder or Holders and the distribution proposed by such Holder or Holders as Parent may reasonably request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Agreement. It is agreed that such information, together with all financial and other information regarding the Company prior to the Effective Time that is included or incorporated by reference in any Registration Statement, shall be "written information furnished to Parent in an instrument duly executed by a Holder and stated to be specifically for use in such Registration Statement" within the meaning of Sections 4.1 and 4.2.

        4.5    Contribution.    In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (a) any party entitled to indemnification under this Article 4 makes a claim for indemnification pursuant to this Article 4 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Article 4 provides for indemnification in such case, or (b) contribution under the Securities Act may be required on the part of any such party in circumstances for which indemnification is provided under this Article 4; then, and in each such case, Parent and each Holder whose securities were included in the registration in question will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject in such proportion as is appropriate to reflect the relative fault of each such party in connection with the events giving rise to such claims, losses, damages, costs, expenses and liabilities, as well as any other relevant equitable considerations; provided, however, that, in any such case, no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

        4.6    Survival.    The obligations of Parent and Holders under this Article 4 shall survive until the fifth anniversary of the completion of any offering of Registrable Securities in a Registration Statement, regardless of the expiration of any statutes of limitation (or extensions thereof).

ARTICLE 5
RULE 144

        5.1    Rule 144.    Parent covenants that it will timely file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder (or, if Parent is not required to file such reports, it will, upon the request of any Holder holding shares of Parent Capital Stock issued in connection with the transactions contemplated by the Merger Agreement and the Investment made after the first anniversary of the effective date of the Merger, make publicly available such information as necessary to permit sales pursuant to Rule 144 under the Securities Act), and it will take such further action as any such Holder may reasonably request, all to the extent required from time to time to enable such Holder to sell shares of Parent Capital Stock issued in connection with the transactions contemplated by the Merger Agreement and the Investment without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the SEC. Upon request, Parent will provide to a Holder written certification of its compliance with the provisions of this Section 5.1.

ARTICLE 6
GENERAL PROVISIONS

        6.1    Equitable Adjustments.    In the event of any stock split, reverse stock split, stock dividend, reorganization, reclassification, combination, recapitalization or other like change with respect to Parent Capital Stock occurring after the Effective Time, all references in this Agreement to specified numbers of shares of Parent Capital Stock, and all references to dollar amounts or purchase prices connected with shares of Parent Capital Stock shall be equitably adjusted to the extent necessary to provide the parties the same economic effect as contemplated by this Agreement prior to such stock split, reverse stock split, stock dividend, reorganization, reclassification, combination, recapitalization or other like change.

        6.2    Amendments; Waiver.    No provision of this Agreement may be amended or waived unless such amendment or waiver is in writing and signed, in the case of an amendment, by the parties hereto, or in the case of a waiver, by the party against whom the waiver is to be effective; provided, however, that (a) a written amendment or waiver signed by Holders beneficially owning a majority of the Parent Capital Stock then beneficially owned by all Holders (calculated on an as-converted to Parent Common Stock basis), and (b) no such amendment or waiver by Parent shall be effective without the approval of the Board of Directors of Parent.

        6.3    Effectiveness; Termination of Agreement.    This Agreement shall become effective concurrently with the Effective Time and shall terminate upon the termination of the rights provided in Article 2 in accordance with Section 2.10; provided, however, that the provisions in Article 4 shall survive in accordance with their terms and the provisions contained in Article 3 and this Article 6 shall survive any such termination.

        6.4    Additional Parties.    One or more additional Persons receiving shares of Parent Common Stock pursuant to the Merger Agreement may become parties to this Agreement after the date hereof; provided that such Person has agreed to become a party to, and to be bound by, all of the terms and conditions of this Agreement by duly executing and delivering to Parent a counterpart signature page to this Agreement or an Instrument of Adherence.

        6.5    Notices.    All notices, deliveries and other communications pursuant to this Agreement shall be in writing and shall be deemed given if delivered personally, telecopied, by globally recognized express delivery service to the parties at the addresses set forth below or to such other address as the party to whom notice is to be given may have furnished to the other parties hereto in writing in accordance herewith. Any such notice, delivery or communication shall be deemed to have been delivered and received (a) in the case of personal delivery, on the date of such delivery, (b) in the case of telecopy, on the day that the party giving notice receives electronic confirmation of sending from the sending telecopy machine (provided, however, that if the telecopy is made on a day other than a Business Day or is made after 5:00 p.m. Eastern Time on any day, then delivery and receipt shall be deemed instead to be on the following Business Day), and (c) in the case of a globally recognized express delivery service, on the Business Day that delivery to the addressee is confirmed pursuant to the service's systems:

      (i)    if to Parent, to:

        LECG Corporation
        2000 Powell St, Ste 600
        Emeryville, CA 94608
        Attention: General Counsel & Secretary
        Facsimile No.: (510) 653-9898
        Telephone No.: (510) 985-6700

        with a copy (which shall not constitute notice) to:

        Jones Day, counsel to the Committee of
        the Independent Directors of LECG Corporation
        1755 Embarcadero Road
        Palo Alto, California 94303
        Attention: Robert T. Clarkson
                          Daniel R. Mitz
        Facsimile No.: 650.739.3900
        Telephone No.: 650.739.3939

             (ii)  if to Holders, to the address set forth on such Holder's counterpart signature page to this Agreement or such Holder's Instrument of Adherence, as applicable.

        6.6    Terms Generally; Interpretation.    Except to the extent that the context otherwise requires:

          (a)   when a reference is made in this Agreement to an Article, Section, Subsection, Exhibit, Schedule or Recitals, such reference is to an Article, Section or Subsection of, an Exhibit or Schedule or the Recitals to, this Agreement unless otherwise indicated;

          (b)   the table of contents and headings for this Agreement are for reference purposes only and do not affect in any way the meaning or interpretation of this Agreement;

          (c)   the words "include," "includes" or "including" (or similar terms) are deemed to be followed by the words "without limitation";

          (d)   the words "hereof," "herein" and "hereunder" and words of similar import, when used in this Agreement, refer to this Agreement as a whole and not to any particular provision of this Agreement;

          (e)   any gender-specific reference in this Agreement include all genders;

          (f)    the definitions contained in this Agreement are applicable to the other grammatical forms of such terms;

          (g)   a reference to any legislation or to any provision of any legislation shall include any modification, amendment or re-enactment thereof, any legislative provision substituted therefore and all rules, regulations and statutory instruments issued or related to such legislation.

          (h)   if any action is to be taken by any party hereto pursuant to this Agreement on a day that is not a Business Day, such action shall be taken on the next Business Day following such day;

          (i)    references to a Person are also to its permitted successors and assigns;

          (j)    unless indicated otherwise, mathematical calculations contemplated hereby shall be made to the fifth decimal place, but payments shall be rounded to the nearest whole cent, after aggregating all payments to such party;

          (k)   the parties have participated jointly in the negotiation and drafting hereof; if any ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision hereof; no prior draft of this Agreement nor any course of performance or course of dealing shall be used in the interpretation or construction hereof;

          (l)    no parol evidence shall be introduced in the construction or interpretation of this Agreement unless the ambiguity or uncertainty in issue is plainly discernable from a reading of this Agreement without consideration of any extrinsic evidence;

          (m)  although the same or similar subject matters may be addressed in different provisions of this Agreement, the parties intend that, except as reasonably apparent on the face of the Agreement or as expressly provided in this Agreement, each such provision shall be read separately, be given independent significance and not be construed as limiting any other provision of this Agreement (whether or not more general or more specific in scope, substance or content);

          (n)   the doctrine of election of remedies shall not apply in constructing or interpreting the remedies provisions of this Agreement or the equitable power of a court considering this Agreement or any of the transactions contemplated hereby;

          (o)   no failure or delay on the part of any party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any such right preclude other or further exercise thereof or of any other right; and

          (p)   except as otherwise provided herein all rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

        6.7    Counterparts.    This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopy or by electronic delivery in Adobe Portable Document Format, or a similar electronic format, shall be effective as delivery of a manually executed counterpart of this Agreement.

        6.8    Entire Agreement.    This Agreement, the Merger Agreement and the documents, instruments and other agreements specifically referred to herein or therein or delivered pursuant hereto or thereto, including all exhibits and schedules hereto and thereto, constitute the entire agreement of the parties hereto with respect to the subject matter hereof and supersede all prior agreements, term sheets, letters of interest, correspondence (including e-mail) and undertakings, both written and oral, between the parties hereto with respect to the subject matter hereof.

        6.9    Assignment.    No party may assign either this Agreement or all or any portion of its rights, interests or obligations hereunder without the prior written consent of the other parties hereto; provided, however, that an assignment by Parent may be approved in writing on behalf of all Holders by Holders beneficially owning a majority of the capital stock of Parent then beneficially owned by all Holders (calculated on an as-converted to Parent Common Stock basis). Subject to the foregoing, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns.

        6.10    Severability.    If any term or provision of this Agreement or the application of any such term or provision to any Person or circumstance is held by final judgment of a court of competent jurisdiction or arbiter to be invalid, illegal or unenforceable in any situation in any jurisdiction, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. If the final judgment of such court or arbitrator declares that any term or provision hereof is invalid, void or unenforceable, the parties agree to, as applicable, (a) reduce the scope, duration, area or applicability of the term or provision, to delete specific words or phrases, or (b) replace any invalid, illegal or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the original intention of the invalid, illegal or unenforceable term or provision.

        6.11    Governing Law.    This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, except those such laws, the application of which would result in the application of the laws of any other jurisdiction.

        6.12    Dispute Resolution and Venue.    Subject to Section 6.14, any dispute, claim or controversy arising out of or relating to this Agreement or the breach, termination, enforcement, interpretation or validity hereof, shall be determined by arbitration in the Borough of Manhattan, New York, New York before one arbitrator. The arbitration shall be administered by Judicial Arbitration and Mediation Services pursuant to its Comprehensive Arbitration Rules and Procedures, as modified in this Section.

          (a)   The arbitrator shall have the power to order hearings and meetings to be held in such place or places as he or she deems in the interests of reducing the total cost to the parties of the arbitration. The arbitration proceedings shall be conducted in English.

          (b)   The arbitrator shall have the power to order any remedy, including monetary damages, specific performance and all other forms of legal and equitable relief, except that the arbitrator shall not have the power to order punitive damages. The arbitrator may hear and rule on dispositive motions as part of the arbitration proceeding (e.g., motions for summary disposition).

          (c)   Each party shall be entitled to the timely production by the other party of relevant, non-privileged documents or copies thereof. If the parties are unable to agree on the scope and/or timing of such document production, the arbitrator shall have the power, upon application of any party, to make all appropriate orders for the production of documents by any party.

          (d)   Before the arbitrator establishes the facts of the case, each party shall be entitled to examine witnesses by deposition to provide non-privileged testimony that is relevant to the controversies, claims or disputes at issue. If the parties are unable to agree on the propriety, scope or timing of a deposition, the arbitrator, upon the application of any party, may make all appropriate orders in connection with a proposed deposition.

          (e)   The arbitrator's fees and the administrative expenses of the arbitration shall be paid equally by the parties. Each party to the arbitration shall pay its own costs and expenses (including attorney's fees) in connection with the arbitration.

          (f)    The award rendered by the arbitrator shall be final and binding on the parties. The award rendered by the arbitrator may be entered into any court having jurisdiction, or application may be made to such court for judicial acceptance of the award and an order of enforcement, as the case may be. Such court proceeding shall disclose only the minimum amount of information concerning the arbitration as is required to obtain such acceptance or order.

          (g)   Except as required by law, neither party may disclose the existence, contents or results of an arbitration brought in accordance with this Agreement, or the evidence produced by its opposing parties, or any analyses or summaries derived from such evidence.

          (h)   Each party to this Agreement hereby agrees that in connection with any such action process may be served in the same manner as notices may be delivered under Section 6.5 and irrevocably waives any defenses it may have to service in such manner.

          (i)    Each party to this Agreement hereby agrees that this Agreement does not preclude parties from seeking provisional remedies in aid of arbitration from (1) the Federal or Superior

  Courts located in Borough of Manhattan, New York, New York; or (2) the United States District Court for the Southern District of New York. For the purposes of this subparagraph, each of the parties hereto consents to submit itself to the personal jurisdiction of the courts described in the first sentence of this subparagraph, agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other application, agrees that it shall not bring any action relating to this Agreement or any of the transactions contemplated hereby in any other court, agrees that it shall not assert as a defense that such action may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement may not be enforced in or by such courts, and agrees that mailing of process or other papers in connection with any such actions in the manner provided in Section 6.5 (Notices) or in such other manner as may be permitted by law shall be valid and sufficient service thereof.

        6.13    Time of Essence.    Each of the parties hereto hereby agrees that, with regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.

        6.14    Enforcement.    The parties hereto agree that irreparable damage would occur if any of the provisions of this Agreement were not performed in accordance with their specific terms. Therefore, the parties shall be entitled to specific performance of the terms hereof, this being in addition to any other remedy to which they are entitled under this Agreement, at law or in equity.

[Remainder of Page Intentionally Left Blank]

        IN WITNESS WHEREOF, the parties hereto have executed this Stockholders Agreement as of the date first written above.

LECG Corporation
By:	Name: Title:

        IN WITNESS WHEREOF, the parties hereto have caused this Stockholder Agreement to be executed as of the date first above written.

HOLDER:
(Print Name of Holder)
(Signature)
(Print name and title if signing on behalf of an entity)
(Print Address)
(Print Address)

Holder to complete the following:

1.
If applicable, number of shares of Company beneficially owned by Holder at the consummation of the Merger:

                    shares of Common Stock
                    shares of Series A Preferred Stock
                    shares of Redeemable Preferred Stock

2.
Holder's location of principal residence or place of business:

3.
Accredited investor determination form (check all that apply to Holder):

    Holder is a natural person whose individual net worth, or joint net worth with Stockholder's spouse, exceeds $1,000,000.

    Holder is a natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with Holder's spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year.

    Holder is an entity in which all of the equity owners are accredited investors.

    None of the above.

EXHIBIT A

FORM OF ADOPTION AGREEMENT

        This Adoption Agreement ("Adoption Agreement") is executed by the undersigned (the "Transferee") pursuant to the terms of that certain Stockholders Agreement, dated as of    •    , 2009 by and among LECG Corporation, a Delaware corporation ("Parent"), and certain of its stockholders (the "Agreement'). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Agreement. By the execution of this Adoption Agreement, the Transferee hereby agrees as follows:

  1.1
  Acknowledgment. Transferee acknowledges that Transferee is acquiring certain shares of capital stock of Parent (the "Stock"), subject to the terms and conditions of the Agreement.

  1.2
  Agreement. Transferee (i) agrees that the Stock acquired by Transferee shall be bound by and subject to the terms of the Agreement as a "Holder" thereunder and (ii) hereby adopts the Agreement with the same force and effect as if Transferee were originally a party thereto.

  1.3
  Notice. Any notice required or permitted by the Agreement shall be given to transferee at the address listed beside Transferee's signature below.

        EXECUTED AND DATED this                        day of                                    ,                                     .

TRANSFEREE
By:
Print Name:
Address:

Fax:
Accepted and Agreed:
LECG Corporation
By:
Name:
Title:

 REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders
LECG Corporation
Emeryville, California

        We have audited the accompanying consolidated balance sheets of LECG Corporation and subsidiaries (the "Company") as of December 31, 2008 and 2007, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the three years in the period ended December 31, 2008. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

        We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of LECG Corporation and subsidiaries as of December 31, 2008 and 2007, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2008, in conformity with accounting principles generally accepted in the United States of America.

        We have also audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the Company's internal control over financial reporting as of December 31, 2008, based on the criteria established in Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission and our report dated March 30, 2009, expressed an unqualified opinion on the Company's internal control over financial reporting.

/s/ DELOITTE & TOUCHE LLP

San Francisco, California
March 30, 2009

 REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM ON
INTERNAL CONTROL OVER FINANCIAL REPORTING

To the Board of Directors and Stockholders
LECG Corporation
Emeryville, California

        We have audited the internal control over financial reporting of LECG Corporation and subsidiaries (the "Company") as of December 31, 2008, based on criteria established in Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission. The Company's management is responsible for maintaining effective internal control over financial reporting and for its assessment of the effectiveness of internal control over financial reporting. Our responsibility is to express an opinion on the Company's internal control over financial reporting based on our audit.

        We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether effective internal control over financial reporting was maintained in all material respects. Our audit included obtaining an understanding of internal control over financial reporting, assessing the risk that a material weakness exists, testing and evaluating the design and operating effectiveness of internal control based on the assessed risk, and performing such other procedures as we considered necessary in the circumstances. We believe that our audit provides a reasonable basis for our opinion.

        A company's internal control over financial reporting is a process designed by, or under the supervision of, the company's principal executive and principal financial officers, or persons performing similar functions, and effected by the company's board of directors, management, and other personnel to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A company's internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the company's assets that could have a material effect on the financial statements.

        Because of the inherent limitations of internal control over financial reporting, including the possibility of collusion or improper management override of controls, material misstatements due to error or fraud may not be prevented or detected on a timely basis. Also, projections of any evaluation of the effectiveness of the internal control over financial reporting to future periods are subject to the risk that the controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

        In our opinion, the Company maintained, in all material respects, effective internal control over financial reporting as of December 31, 2008, based on the criteria established in Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission.

        We have also audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the consolidated financial statements as of and for the year ended December 31, 2008, of the Company and our report dated March 30, 2009, expressed an unqualified opinion on those consolidated financial statements.

/s/ DELOITTE & TOUCHE LLP

San Francisco, California
March 30, 2009

LECG CORPORATION

Proxy for the 2009 Annual Meeting of Stockholders

To be held on December 22,

Solicited by the Board of Directors

The undersigned hereby appoints Deanne M. Tully and Steven R. Fife, and each of them, with full power of substitution, to represent the undersigned and to vote all of the shares of stock in LECG Corporation, a Delaware corporation (“LECG”), which the undersigned is entitled to vote at the Annual Meeting of Stockholders of LECG to be held December 22, 2009, at 2 p.m. local time at LECG’s corporate offices located at 2000 Powell Street, Suite 600, Emeryville, California, 94608, and at any adjournment or postponement thereof (1) as hereinafter specified upon the proposals listed on the reverse side and as more particularly described in the Proxy Statement of LECG dated November 17, 2009 (the “Proxy Statement”), receipt of which is hereby acknowledged, and (2) in their discretion upon such other matters as may properly come before the meeting.

THE SHARES REPRESENTED HEREBY SHALL BE VOTED AS SPECIFIED.  IF NO SPECIFICATION IS MADE, SUCH SHARES SHALL BE VOTED FOR ALL NOMINEES IN PROPOSAL 4 AND FOR PROPOSALS 1 THROUGH 6.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE SIDE

☒                                 Please mark

votes as in

this example

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO SIGN AND PROMPTLY MAIL THIS PROXY IN THE RETURN ENVELOPE SO THAT YOUR STOCK MAY BE REPRESENTED AT THE MEETING.

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope.

A vote FOR the following proposals is recommended by the Board of Directors:

1.                                       To approve (i) a two-step merger in which Smart Business Holdings, Inc. (“Smart”) will merge with and into a wholly-owned subsidiary of LECG (the “Merger”) and (ii) the issuance of 10,927,869 shares of LECG common stock pursuant thereto, as provided for in the Agreement and Plan of Merger, dated as of August 17, 2009 (as it may be amended from time to time), a copy of which is attached as Annex A to the Proxy Statement. (The Merger is conditioned upon the closing of the Investment, which is the subject of Proposal 2 below.)

☐		☐		☐
	FOR		AGAINST		ABSTAIN

2.                                       To approve the issuance to and purchase (the “Investment”) by Great Hill Equity Partners III, LP, a Delaware limited partnership, and Great Hill Investors, LLC, a Massachusetts limited liability company, of 6,313,131 shares of LECG Series A Convertible Redeemable Preferred Stock (the “Series A Preferred Stock”) pursuant to the Stock Purchase Agreement, dated as of August 17, 2009, a copy of which is attached as Annex B to the Proxy Statement. (The Investment is conditioned upon the closing of the Merger, which is the subject of Proposal 1 above.)

☐		☐		☐
	FOR		AGAINST		ABSTAIN

3.                                       To approve the Second Amended and Restated Certificate of Incorporation of LECG (the “Amended Charter”), a copy of which is attached as Annex C to the Proxy Statement.

☐		☐		☐
	FOR		AGAINST		ABSTAIN

4.                                       To elect the following seven (7) persons as directors to hold office until the earliest of LECG’s 2010 annual meeting of stockholders, his or her removal, or his or her resignation:

☐	FOR all nominees	☐	WITHHOLD AUTHORITY
	listed below (except		to vote for all
	as marked to the		nominees listed
	contrary below.)		below.

(INSTRUCTION:  To withhold authority to vote for any individual nominee, strike a line through that nominee’s name in the list below.)

Garrett F. Bouton

Alison Davis

Ruth M. Richardson

Michael E. Dunn

Christopher S. Gaffney

John G. Hayes

Steve Samek

5.                                       To ratify the appointment of Deloitte & Touche LLP as LECG’s independent registered public accounting firm for 2009.

☐		☐		☐
	FOR		AGAINST		ABSTAIN

6.                                       To approve the adjournment of the annual meeting, if necessary, to solicit additional proxies if there are not sufficient votes to (i) approve the Merger and the issuance of LECG common stock pursuant thereto, (ii) approve the Investment and the issuance of the Series A Preferred Stock pursuant thereto, or (iii) approve the Amended Charter, at the time of the Annual Meeting.

☐		☐		☐
	FOR		AGAINST		ABSTAIN

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT	☐	MARK HERE IF YOU PLAN TO ATTEND THE MEETING	☐

Please sign here. If shares of stock are held jointly, both or all of such persons should sign. Corporate or partnership proxies should be signed in full corporate or partnership name by an authorized person. Persons signing in a fiduciary capacity should indicate their full titles in such capacity.

Signature:	Date:

Signature:	Date: